FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-166711-03

Prospectus Supplement
to Prospectus dated April 10, 2013
$1,066,475,000 (Approximate)
Citigroup Commercial Mortgage Trust 2013-GCJ11
as Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
as Depositor

Citigroup Global Markets Realty Corp.
Jefferies LoanCore LLC
Archetype Mortgage Funding I LLC
Goldman Sachs Mortgage Company
as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ11

The Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ11 will consist of 15 classes of certificates, 9 of which Citigroup Commercial Mortgage Securities Inc. is offering pursuant to this prospectus supplement.  The Series 2013-GCJ11 certificates will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2013-GCJ11.  The issuing entity’s main assets will be a pool of 72 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date
A-1	$75,176,000		0.754%	Fixed	April 2046
A-2	$290,426,000		1.987%	Fixed	April 2046
A-3	$150,000,000		2.815%	Fixed	April 2046
A-4	$236,220,000		3.093%	Fixed	April 2046
A-AB	$92,911,000		2.690%	Fixed	April 2046
X-A	$948,816,000	(5)	1.937%	Variable IO(6)	April 2046
A-S	$104,083,000		3.422%	Fixed	April 2046
B	$75,423,000		3.732%	WAC Cap(7)	April 2046
C	$42,236,000		4.134%	WAC Cap(7)	April 2046

(Footnotes to table begin on page S-12)

You should carefully consider the risk factors beginning on page S-52 of this prospectus supplement and page 19 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2013-GCJ11 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in May 2013.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

The offered certificates will be offered by Citigroup Global Markets Inc., Jefferies LLC, Goldman, Sachs & Co. and RBS Securities Inc., when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about April 30, 2013.  Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 112.7% of the aggregate principal balance of the offered certificates, plus accrued interest from April 1, 2013, before deducting expenses payable by the depositor.

Citigroup	Goldman, Sachs & Co. Co-Lead Managers and Joint Bookrunners	Jefferies
RBS
Co-Manager

April 16, 2013

CITIGROUP COMMERCIAL MORTGAGE TRUST 2013-GCJ11

Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ11

Alaska
1 property
$10,622,529
0.9% of total
Washington
1 property
$6,631,160
0.5% of total
Wyoming
12 properties
$21,182,006
1.8% of total
Nebraska
5 properties
$12,391,379
1.0% of total
Missouri
3 properties
$16,087,586
1.3% of total
Minnesota
1 property
$44,948,246
3.7% of total
Illinois
20 properties
$20,881,890
1.7% of total
Michigan
4 properties
$17,200,361
1.4% of total
Pennsylvania
3 properties
$23,808,572
2.0% of total
New York
10 properties
$236,686,122
19.6% of total
Massachusetts
3 properties
$51,193,890
4.2% of total
New Jersey
6 properties
$37,026,231
3.1% of total
Maryland
1 property
$19,889,529
1.6% of total
West Virginia
1 property
$6,100,000
0.5% of total
North Carolina
4 properties
$41,656,009
3.5% of total
South Carolina
1 property
$8,685,910
0.7% of total
Georgia
6 properties
$39,444,275
3.3% of total
Florida
6 properties
$53,909,655
4.5% of total
Tennessee
1 property
$34,000,000
2.8% of total
Alabama
1 property
$2,733,850
0.2% of total
Louisiana
4 properties
$22,711,409
1.9% of total
Arkansas
1 property
$5,194,251
0.4% of total
Texas
19 properties
$98,594,756
8.2% of total
New Mexico
1 property
$1,816,856
0.2% of total
Colorado
9 properties
$37,110,894
3.1% of total
Arizona
1 property
$66,500,000
5.5% of total
California
8 properties
$150,558,426
12.5% of total
Nevada
3 properties
$77,758,153
6.4% of total
Hawaii
1 property
$41,440,000
3.4% of total
Mortgaged Properties by Property Type
Multifamily 5.3%
Industrial 0.9%
Ground Leased Land 0.3%
Manufactured Housing 6.0%
Self Storage 7.3%
Office 23.2%
Mixed Use 13.8%
Retail 21.8%
Hospitality 21.4%
>15.0% of Initial Pool Balance
>10.0 – 15.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
0.1 – 5.0% of Initial Pool Balance

TABLE OF CONTENTS

CERTIFICATE SUMMARY	S-12	Performance of the Certificates Will Be
SUMMARY	S-13	Highly Dependent on the
RISK FACTORS	S-52	Performance of Tenants and Tenant
The Offered Certificates May Not Be a		Leases	S-64
Suitable Investment for You	S-52	Concentrations Based on Property
The Offered Certificates Are Limited		Type, Geography, Related
Obligations	S-52	Borrowers and Other Factors May
The Volatile Economy, Credit Crisis and		Disproportionately Increase Losses	S-66
Downturn in the Real Estate Market		Risks Relating to Enforceability of
Have Adversely Affected and May		Cross-Collateralization	S-67
Continue To Adversely Affect the		The Performance of a Mortgage Loan
Value of CMBS	S-52	and Its Related Mortgaged Property
External Factors May Adversely Affect		Depends in Part on Who Controls
the Value and Liquidity of Your		the Borrower and Mortgaged
Investment	S-53	Property	S-68
The Certificates May Have Limited		The Borrower’s Form of Entity May
Liquidity and the Market Value of		Cause Special Risks	S-68
the Certificates May Decline	S-54	A Bankruptcy Proceeding May Result in
Subordination of Class A-S, Class B and		Losses and Delays in Realizing on
Class C Certificates	S-55	the Mortgage Loans	S-69
Limited Information Causes Uncertainty	S-55	Mortgage Loans Are Non-recourse and
Legal and Regulatory Provisions		Are Not Insured or Guaranteed	S-70
Affecting Investors Could Adversely		Seasoned Mortgage Loans Present
Affect the Liquidity of the Offered		Additional Risks of Repayment	S-70
Certificates	S-56	Adverse Environmental Conditions at or
Your Yield May Be Affected by Defaults,		Near Mortgaged Properties May
Prepayments and Other Factors	S-57	Result in Losses	S-71
Nationally Recognized Statistical Rating		Risks Related to Redevelopment and
Organizations May Assign Different		Renovation at Mortgaged Properties	S-71
Ratings to the Certificates; Ratings		Risks Relating to Costs of Compliance
of the Certificates Reflect Only the		with Applicable Laws and
Views of the Applicable Rating		Regulations	S-72
Agencies as of the Dates Such		Litigation Regarding the Mortgaged
Ratings Were Issued; Ratings May		Properties or Borrowers May Impair
Affect ERISA Eligibility; Ratings May		Your Distributions	S-72
Be Downgraded	S-60	Other Financings or Ability To Incur
Commercial, Multifamily and		Other Financings Entails Risk	S-72
Manufactured Housing Community		Risks of Shari’ah Compliant Loans	S-73
Lending Is Dependent on Net		Borrower May Be Unable To Repay
Operating Income	S-61	Remaining Principal Balance on
Underwritten Net Cash Flow Could Be		Maturity Date	S-73
Based On Incorrect or Failed		Risks Relating to Interest on Advances
Assumptions	S-62	and Special Servicing
The Mortgage Loans Have Not Been		Compensation	S-75
Reunderwritten by Us; Some		Increases in Real Estate Taxes May
Mortgage Loans May Not Have		Reduce Available Funds	S-75
Complied With Another Originator’s		Some Mortgaged Properties May Not
Underwriting Criteria	S-62	Be Readily Convertible to
Static Pool Data Would Not Be		Alternative Uses	S-75
Indicative of the Performance of this		Risks Related to Zoning Non-
Pool	S-62	Compliance and Use Restrictions	S-76
Appraisals May Not Reflect Current or		Risks Relating to Inspections of
Future Market Value of Each		Properties	S-76
Property	S-63

Availability of Earthquake, Flood and		The Whole Loan Secured by the Empire
Other Insurance	S-76	Hotel & Retail Mortgaged Property
Terrorism Insurance May Not Be		Poses Special Risks	S-89
Available for All Mortgaged		Sponsors May Not Be Able To Make
Properties	S-77	Required Repurchases or
Risks Associated with Blanket Insurance		Substitutions of Defective Mortgage
Policies or Self-Insurance	S-78	Loans	S-90
State and Local Mortgage Recording		Book-Entry Registration Will Mean You
Taxes May Apply Upon a		Will Not Be Recognized as a Holder
Foreclosure or Deed in Lieu of		of Record	S-90
Foreclosure and Reduce Net		Tax Matters and Changes in Tax Law
Proceeds	S-78	May Adversely Impact the Mortgage
Risks Relating to a Bankruptcy of an		Loans or Your Investment	S-90
Originator, a Sponsor or the		Combination or “Layering” of Multiple
Depositor, or a Receivership or		Risks May Significantly Increase
Conservatorship of Goldman Sachs		Risk of Loss	S-93
Bank USA	S-79	DESCRIPTION OF THE MORTGAGE
Interests and Incentives of the		POOL	S-94
Originators, the Sponsors and Their		General	S-94
Affiliates May Not Be Aligned With		Certain Calculations and Definitions	S-95
Your Interests	S-80	Statistical Characteristics of the
Interests and Incentives of the		Mortgage Loans	S-102
Underwriter Entities May Not Be		Environmental Considerations	S-118
Aligned With Your Interests	S-81	Litigation Considerations	S-120
Potential Conflicts of Interest of the		Redevelopment and Renovation	S-122
Master Servicer and the Special		Default History, Bankruptcy Issues and
Servicer	S-83	Other Proceedings	S-124
Potential Conflicts of Interest of the		Tenant Issues	S-125
Operating Advisor	S-84	Insurance Considerations	S-133
Potential Conflicts of Interest of the		Use Restrictions	S-133
Controlling Class Representative		Appraised Value	S-133
and the Series 2013-GC10		Non-recourse Carveout Limitations	S-134
Controlling Class Representative;		Certain Terms of the Mortgage Loans	S-135
Special Servicer May Be Directed		Shari’ah Compliant Lending Structure	S-145
To Take Actions by an Entity That		Maryland Indemnity Deed of Trust
Has No Duty or Liability to Other		Structure	S-145
Certificateholders	S-85	Outside Serviced Whole Loans	S-146
Potential Conflicts of Interest in the		Representations and Warranties	S-151
Selection of the Underlying		Sale of Mortgage Loans; Mortgage File
Mortgage Loans	S-85	Delivery	S-152
Other Potential Conflicts of Interest May		Cures, Repurchases and Substitutions	S-153
Affect Your Investment	S-86	Additional Information	S-155
Your Lack of Control Over the Issuing		TRANSACTION PARTIES	S-155
Entity and Servicing of the Mortgage		The Sponsors	S-155
Loans Can Create Risks	S-87	The Depositor	S-166
Rights of the Controlling Class		The Originators	S-167
Representative Could Adversely		The Issuing Entity	S-185
Affect Your Investment	S-88	The Trustee	S-185
Rights of the Controlling Class		The Certificate Administrator and the
Representative Under the Series		Custodian	S-188
2013-GC10 Pooling and Servicing		Trustee and Certificate Administrator
Agreement Could Adversely Affect		Fee	S-191
Your Investment	S-89	The Operating Advisor	S-191
You Will Not Have any Control Over the		Servicers	S-192
Servicing of the Outside Serviced
Whole Loans	S-89

Servicing Compensation, Operating		Rating Agency Confirmations	S-288
Advisor Compensation and		Termination; Retirement of Certificates	S-289
Payment of Expenses	S-199	Optional Termination; Optional
Affiliates and Certain Relationships	S-209	Mortgage Loan Purchase	S-289
DESCRIPTION OF THE OFFERED		Reports to Certificateholders; Available
CERTIFICATES	S-210	Information	S-290
General	S-210	Servicing of the Outside Serviced
Distributions	S-212	Mortgage Loans	S-296
Subordination	S-224	USE OF PROCEEDS	S-298
Appraisal Reductions	S-225	MATERIAL FEDERAL INCOME TAX
Voting Rights	S-228	CONSEQUENCES	S-299
Delivery, Form, Transfer and		General	S-299
Denomination	S-230	Tax Status of Offered Certificates	S-299
Certificateholder Communication	S-233	Taxation of Offered Certificates	S-300
YIELD, PREPAYMENT AND MATURITY		Further Information	S-301
CONSIDERATIONS	S-233	STATE AND LOCAL TAX
Yield	S-233	CONSIDERATIONS	S-302
Yield on the Class X-A Certificates	S-236	ERISA CONSIDERATIONS	S-302
Weighted Average Life of the Offered		Exempt Plans	S-305
Certificates	S-237	Further Warnings	S-305
Price/Yield Tables	S-241	LEGAL INVESTMENT	S-306
THE POOLING AND SERVICING		CERTAIN LEGAL ASPECTS OF THE
AGREEMENT	S-246	MORTGAGE LOANS	S-307
General	S-246	RATINGS	S-308
Certain Considerations Regarding the		PLAN OF DISTRIBUTION
Outside Serviced Whole Loans	S-246	(UNDERWRITER CONFLICTS OF
Assignment of the Mortgage Loans	S-247	INTEREST)	S-309
Servicing of the Mortgage Loans	S-247	LEGAL MATTERS	S-311
Advances	S-252	INDEX OF SIGNIFICANT DEFINITIONS	S-312
Accounts	S-256
Application of Penalty Charges and
Modification Fees	S-257	ANNEX A – STATISTICAL
Withdrawals from the Collection Account	S-258	CHARACTERISTICS OF THE
Enforcement of “Due-On-Sale” and		MORTGAGE LOANS	A-1
“Due-On-Encumbrance” Clauses	S-259	ANNEX B – STRUCTURAL AND
Inspections	S-259	COLLATERAL TERM SHEET	B-1
Evidence as to Compliance	S-260	ANNEX C – MORTGAGE POOL
Certain Matters Regarding the		INFORMATION	C-1
Depositor, the Master Servicer, the		ANNEX D – FORM OF DISTRIBUTION
Special Servicer and the Operating		DATE STATEMENT	D-1
Advisor	S-261	ANNEX E-1 – SPONSOR
Servicer Termination Events	S-263	REPRESENTATIONS AND
Rights Upon Servicer Termination Event	S-264	WARRANTIES	E-1-1
Waivers of Servicer Termination Events	S-265	ANNEX E-2 – EXCEPTIONS TO
Termination of the Special Servicer	S-265	SPONSOR REPRESENTATIONS
Amendment	S-267	AND WARRANTIES	E-2-1
Realization Upon Mortgage Loans	S-270	ANNEX F – CLASS A-AB SCHEDULED
Controlling Class Representative	S-276	PRINCIPAL BALANCE SCHEDULE	F-1
Operating Advisor	S-281
Asset Status Reports	S-286

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series 2013-GCJ11 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary” commencing on page S-12 of this prospectus supplement, which sets forth important statistical information relating to the Series 2013-GCJ11 certificates; and

●
the “Summary” commencing on page S-13 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2013-GCJ11 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page S-52 of this prospectus supplement, describes the material risks that apply to the Series 2013-GCJ11 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-312 of this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Glossary” commencing on page 190 of the prospectus.

In this prospectus supplement:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.“) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS“); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS“ AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS“).

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL

NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

HONG KONG

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG.  YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.  THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”).  ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS

NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN $200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL“), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY
Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(3)	Expected Principal Window(3)
Offered Certificates
A-1	$75,176,000		30.000%(4)	0.754%	Fixed	2.45	05/13 - 12/17
A-2	$290,426,000		30.000%(4)	1.987%	Fixed	4.85	12/17 - 04/18
A-3	$150,000,000		30.000%(4)	2.815%	Fixed	9.67	12/22 - 01/23
A-4	$236,220,000		30.000%(4)	3.093%	Fixed	9.84	01/23 - 03/23
A-AB	$92,911,000		30.000%(4)	2.690%	Fixed	7.31	04/18 - 12/22
X-A	$948,816,000	(5)	N/A	1.937%	Variable IO(6)	N/A	N/A
A-S	$104,083,000		21.375%	3.422%	Fixed	9.88	03/23 - 04/23
B	$75,423,000		15.125%	3.732%	WAC Cap(7)	9.94	04/23 - 04/23
C	$42,236,000		11.625%	4.134%	WAC Cap(7)	9.94	04/23 - 04/23
Non-Offered Certificates
X-B	$117,659,000	(5)	N/A	0.583%	Variable IO(6)	N/A	N/A
D	$58,830,000		6.750%	4.459%	WAC(8)	9.94	04/23 - 04/23
E	$21,118,000		5.000%	4.459%	WAC(8)	9.94	04/23 - 04/23
F	$18,102,000		3.500%	4.459%	WAC(8)	9.94	04/23 - 04/23
G	$42,236,945		0.000%	4.459%	WAC(8)	9.94	04/23 - 04/23
R(9)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A and Class X-B certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time.  The notional amount of the Class X-B certificates will be equal to the aggregate certificate principal amounts of the Class B and Class C certificates from time to time.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in this prospectus supplement.  The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B and Class C certificates, as described in this prospectus supplement.

(7)
For any distribution date, the pass-through rates on the Class B and Class C certificates will each be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)
For any distribution date, the pass-through rates on the Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class D, Class E, Class F, Class G and Class R certificates are not offered by this prospectus supplement.

SUMMARY

          The following is only a summary.  Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus.  That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates.  To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus.  See “Index of Significant Definitions” in this prospectus supplement and “Glossary” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

          The certificates to be issued are known as the Citigroup Commercial Mortgage Trust 2013-GCJ11, Commercial Mortgage Pass-Through Certificates, Series 2013-GCJ11.  The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants.  You may hold your certificates through:  (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe.  Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.  See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration” in the prospectus.  All the offered certificates will be issued in registered form without coupons.  The offered certificates (other than the Class X-A certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.  The Class X-A certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
Citigroup Commercial Mortgage Trust 2013-GCJ11, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement.  For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Citigroup Commercial Mortgage Securities Inc., a Delaware corporation.  As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity.  The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000.  See “Transaction Parties—The Depositor” in this prospectus supplement and “Transaction Participants—The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Citigroup Global Markets Realty Corp., a New York corporation (41.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Jefferies LoanCore LLC, a Delaware limited liability company (27.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●		Archetype Mortgage Funding I LLC, a Delaware limited liability company (17.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●		Goldman Sachs Mortgage Company, a New York limited partnership (13.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

	See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart.

	Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance
	Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	29	37.2%
	Jefferies LoanCore LLC	Jefferies LoanCore LLC	14	27.5
	Archetype Mortgage Capital LLC	Archetype Mortgage Funding I LLC	15	17.8
	Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	9	13.3
	Redwood Commercial Mortgage Corporation	Citigroup Global Markets Realty Corp.	1	2.8
	RAIT Funding, LLC	Citigroup Global Markets Realty Corp.	4	1.4
			72	100.0%

	See “Transaction Parties—The Originators” in this prospectus supplement.

Trustee
U.S. Bank National Association, a national banking association organized under the laws of the United States.  The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, Attention:  CMBS Management - CGCMT 2013-GCJ11.  Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity (other than the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor).  In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing.  See “Transaction Parties—The Trustee” in this prospectus supplement.

Certificate Administrator
Citibank, N.A., a national banking association organized under the laws of the United States.  Citibank, N.A. will initially act as certificate administrator, certificate registrar and custodian. The corporate trust office of Citibank, N.A. responsible for administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Global Transaction Services - Citigroup Commercial Mortgage Trust 2013-GCJ11, and the office responsible for certificate transfer services is located at 480 Washington Boulevard, 30th Floor,

Jersey City, New Jersey 07310, Attention:  Global Transaction Services - Citigroup Commercial Mortgage Trust 2013-GCJ11.  See “Transaction Parties—The Certificate Administrator and the Custodian” in this prospectus supplement.

Operating Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company.  At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount (as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Control Termination Event“), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans.  In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform level basis.  Based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required (if any mortgage loans were specially serviced under the pooling and servicing agreement during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote.  See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor”, “Description of the Mortgage Pool—Outside Serviced Whole Loans” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association.  The master servicer will initially service all of the mortgage loans (other than the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor) either directly or through a sub-servicer pursuant to the pooling and servicing agreement.  The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.  See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.  As described under “—Series 2013-GC10 Master Servicer, Special Servicer and Trustee” below, the master servicer with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor is also Wells Fargo Bank, National Association, pursuant to the pooling and servicing agreement which governs the servicing of the Empire Hotel & Retail whole loan and the National Harbor whole loan.

Special Servicer
LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to all of the mortgage loans (other than the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor) pursuant to the pooling and servicing agreement.  As described under “—Series 2013-GC10 Master Servicer, Special Servicer and Trustee” below, LNR Partners, LLC is currently also the named special servicer for each of the Empire Hotel & Retail mortgage loan and the National Harbor mortgage loan pursuant to the pooling and servicing agreement which governs the servicing of the Empire Hotel & Retail whole loan and the National Harbor whole loan.  LNR Partners, LLC was appointed to be the special servicer for this securitization transaction at the request of the initial controlling class representative, an affiliate of LNR Partners, LLC that on the closing date is expected to purchase the Class E, Class F and Class G certificates.  In addition, LNR Partners, LLC is an affiliate of Archetype Mortgage Funding I LLC, a sponsor, and Archetype Mortgage Capital LLC, an originator.  The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida  33139.  See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The special servicer may be removed in such capacity under the pooling and servicing agreement, with or without cause, and a successor special servicer appointed, from time to time, as follows:

	●	prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative; and

●
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as previously reduced by payments of principal and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) by payments of principal previously made with respect to such class), vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer.  In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as previously reduced by payments of principal and any realized losses and notionally reduced by any appraisal reductions then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class), vote affirmatively to so replace.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Series 2013-GC10 Master Servicer, Special Servicer and Trustee

Each of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor, is part of a split loan structure comprised of the subject mortgage loan and a pari passu companion loan, both of which are secured by the same mortgage or deed of trust encumbering the same mortgaged property.  Each such mortgage loan and the related companion loan constitute a “whole loan.”  In the case of each such mortgage loan, the related companion loan is part of a mortgage pool backing the GS Mortgage Securities Trust 2013-GC10, Commercial Mortgage Pass-Through Certificates, Series 2013-GC10, referred to in this prospectus supplement as the “Series 2013-GC10 certificates.”  The Series 2013-GC10 certificates were issued, and the Empire Hotel & Retail and National Harbor whole loans are being serviced, pursuant to a pooling and servicing agreement, dated as of February 1, 2013, between GS Mortgage Securities Corporation II as depositor, Wells Fargo Bank, National Association as master servicer (including with respect to the Empire Hotel & Retail and National Harbor whole loans) and certificate administrator, Trimont Real Estate Advisors, Inc. as operating advisor, LNR Partners, LLC as special servicer (including with respect to the Empire Hotel & Retail and National Harbor whole loans), and U.S. Bank National Association as trustee (including as mortgagee of record with respect to the Empire Hotel & Retail and National Harbor whole loans).  That pooling and servicing agreement is referred to in this prospectus supplement from time to time as the “Series

2013-GC10 pooling and servicing agreement”.  Because they are not being serviced under the pooling and servicing agreement for this securitization transaction, the Empire Hotel & Retail and National Harbor whole loans, the Empire Hotel & Retail and National Harbor mortgage loans and the Empire Hotel & Retail and National Harbor companion loans are often referred to in this prospectus supplement as the “outside serviced whole loans,” the “outside serviced mortgage loans” and the “outside serviced companion loans,” respectively.  See “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and notionally reduced by any appraisal reductions then allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.  No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the controlling class representative will terminate.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

LNR Securities Holdings, LLC or an affiliate is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to appoint itself, or one of its affiliates, to be the initial controlling class representative.  LNR Securities Holdings, LLC, or its affiliate (the initial controlling class representative), LNR Partners, LLC (the special servicer), Archetype Mortgage Funding I LLC (a sponsor) and Archetype Mortgage Capital LLC (an originator) are affiliated with each other.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans (other than the outside serviced mortgage loans) that could adversely affect the holders of some or all of the classes of certificates, and (ii) the special servicer may be removed without cause by the controlling class representative.  Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Series 2013-GC10 Controlling Class Representative; Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor, and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates.  Following any such transfer, the successor holder of more than 50% of the Class E certificates (by certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this prospectus supplement without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

● a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates (by certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to the outside serviced whole loans, the controlling class representative will have limited consultation rights with the Series 2013-GC10 special servicer, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement.

Under the Series 2013-GC10 pooling and servicing agreement, the Series 2013-GC10 controlling class representative will have similar consent and consultation rights with respect to the outside serviced whole loans as does the controlling class representative for this securitization transaction with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization transaction.

The controlling class representative for this securitization transaction and the Series 2013-GC10 controlling class representative may have interests in conflict with those of the holders of the offered certificates.  See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Series 2013-GC10 Controlling Class Representative; Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

Significant Affiliations and Relationships

Citigroup Global Markets Realty Corp. and its affiliates are playing several roles in this transaction.  Citigroup Commercial Mortgage Securities Inc. is the depositor and an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator, Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, and Citibank, N.A., the certificate administrator, certificate registrar and custodian.

In addition, Goldman Sachs Mortgage Company, a sponsor and an originator, is an affiliate of Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates.

In addition, Jefferies LoanCore LLC, a sponsor and an originator, and Jefferies LLC, one of the underwriters for the offering of the offered certificates, are affiliated with each other.

LNR Partners, LLC, the special servicer, Archetype Mortgage Funding I LLC, a sponsor, and Archetype Mortgage Capital LLC, an originator, are affiliated with each other and with the entity expected to (a) purchase the Class E, Class F and Class G Certificates, (b) become the initial controlling class certificateholder and (c) be appointed as the initial controlling class representative.

Goldman Sachs Mortgage Company provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of Jefferies LoanCore LLC through a repurchase facility.  As of April 5, 2013, ten (10) of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor with an aggregate principal balance of approximately $206,347,882 as of the cut-off date, are subject to that repurchase facility.  Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire those financed mortgage loans from, and make payments to, Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Christown Spectrum and 1540 2nd Street, representing approximately 5.5% and 2.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Jefferies LoanCore LLC or an affiliate thereof will, as of the date of initial issuance of the offered certificates, in each such case, hold a mezzanine loan secured by direct or indirect equity interests in the related borrower.

U.S. Bank National Association, in addition to serving as trustee, (i) is the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC, and (ii) following the closing date, will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the pooling and servicing agreement.  In such vendor capacity, U.S. Bank National Association will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to all mortgage loans under the pooling and servicing agreement.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

	●	all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC, a sponsor;

	●	all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, a sponsor and an originator; and

	●	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator.

Wells Fargo Bank, National Association, the master servicer, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Jefferies LoanCore LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. (except with respect to the outside serviced mortgage loans, as to each of which the related loan file is held by Wells Fargo Bank, National Association as the custodian under the Series 2013-GC10 pooling and servicing agreement).

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Cut-off Date
With respect to each mortgage loan, the due date in April 2013 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in May 2013, the date that would have been its due date in April 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about April 30, 2013.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in May 2013, to the holders of record at the end of the previous month.  The first distribution date will be May 10, 2013.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution Date	Class A-1	December 2017
	Class A-2	April 2018
	Class A-3	January 2023
	Class A-4	March 2023
	Class A-AB	December 2022
	Class X-A	April 2023
	Class A-S	April 2023
	Class B	April 2023
	Class C	April 2023

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which their notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in April 2046.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in May 2013, beginning on the day after the cut-off date) and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of April 1, 2013, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee.  The master servicer will service the mortgage loans (other than the outside serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 72 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,206,761,945.  The mortgage loans are secured by first liens on 137 commercial, multifamily and manufactured housing community properties located in 29 states.  See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this prospectus supplement.

Fee Simple / Leasehold
One hundred twenty-seven (127) mortgaged properties, securing approximately 79.6% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property.  If both the fee and leasehold interests in the entire related mortgaged property are encumbered, then we have treated that situation as simply an encumbered fee interest.  Eight (8) mortgaged properties, securing approximately 17.5% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest (but not the fee interest) in the entire related mortgaged property.  Two (2) mortgaged properties, securing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple interest in a portion of the related mortgaged property and a leasehold interest (but not the fee interest) in the remaining portion of the related mortgaged property.  See “Description of the Mortgage Pool—

Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in this prospectus supplement.

The Whole Loans
Each of the two (2) mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor, representing approximately 5.8% and 1.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split loan structure comprised of the mortgage loan and the related companion loan, both of which are secured by the same mortgage or deed of trust on the same mortgaged property.  Each such mortgage loan and the related companion loan (i) together constitute a “whole loan“ and (ii) are pari passu in right of payment with each other to the extent described under “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement.

Certain information regarding the whole loans is identified in the following table.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance

Empire Hotel & Retail	$70,000,000	5.8%	$110,000,000	$180,000,000
National Harbor	$19,889,529	1.6%	$109,392,411	$129,281,941

The Empire Hotel & Retail and National Harbor whole loans will be serviced under the Series 2013-GC10 pooling and servicing agreement.

Under certain circumstances described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement, the borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, would be permitted to split the related whole loan into two whole loans, each of which would consist of a mortgage loan owned by the issuing entity and a companion loan, whose principal balances would be in the same proportion to each other as the principal balance of the original mortgage loan and the original companion loan.  The co-lender agreement for the original whole loan would thereupon effectively function as two separate and distinct co-lender agreements – one governing the loan secured by the hotel-related portion of the property and one governing the loan secured by the retail-related portion of the property – and would provide the holder of each new mortgage loan with the same rights and obligations vis-à-vis the holder of the related companion loan as the original co-lender agreement provided prior to the sale of the retail-related portion of the property.

	For more information regarding the whole loans, see “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

	6	0	51	76.9%
	1	5	21	23.1
			72	100.0%

As used in this prospectus supplement, “grace period“ is the number of days before a payment default is an event of default under each mortgage loan.  See Annex A for information on the number of days before late payment charges are due under each mortgage loan.  The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans.  Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans / Amortizing Mortgage Loans

Three (3) of the mortgage loans, representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their stated maturity dates.  The remaining sixty-nine (69) mortgage loans, representing approximately 95.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan.  However, thirteen (13) of these sixty-nine (69) mortgage loans, representing approximately 30.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 12 months to 60 months following the related origination date.

Balloon Loans
All of the mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

Additional Characteristics of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans

	Initial Pool Balance(1)	$1,206,761,945
	Number of Mortgage Loans	72
	Number of Mortgaged Properties	137
	Average Cut-off Date Mortgage Loan Balance	$16,760,583
	Weighted Average Mortgage Loan Rate(2)	4.4896%
	Range of Mortgage Loan Rates(2)	3.4895% - 6.1630%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	66.0%
	Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(4)	54.3%
	Weighted Average Cut-off Date Remaining Term to Maturity (months)	104
	Weighted Average Cut-off Date DSCR(2)	1.73
	Full-Term Amortizing Balloon Mortgage Loans	65.3%
	Partial Interest-Only Balloon Mortgage Loans	30.2%
	Interest-Only Balloon Mortgage Loans	4.6%

	(1)	Subject to a permitted variance of plus or minus 5%.

	(2)
With respect to each mortgage loan that is part of a whole loan, the related companion loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR.  With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

	(3)
Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio are calculated utilizing the “as-is” appraised value.  With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated using the “as stabilized” appraised value.  The Cut-off Date Loan-to-Value Ratio using the “as-is” appraised value for the Aramingo Crossings mortgaged property is 76.1% and the Weighted Average Cut-off Date Loan-to-Value Ratio for the mortgage pool calculated based on the “as-is” appraised value for the Aramingo Crossings mortgaged property remains unchanged at 66.0%.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

	(4)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

	See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced
Mortgage Loans	Two (2) of the mortgage loans, collectively representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 677 Ala Moana Boulevard, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to repay, in full, the existing loan that was then in maturity default.

●
The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Barnegat Mini Storage, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced, through a discounted payoff, a previous loan that was, prior to such refinancing, being specially serviced.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.

Interest Accrual Basis
Seventy-one (71) of the mortgage loans, representing approximately 98.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year. One (1) of the mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrues interest on the basis of a 360-day year consisting of 12 30-day months.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Sixty-two (62) mortgage loans, representing approximately 81.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of at least 2 years following the closing date and prior to an open prepayment period, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one or more of the related mortgaged properties), but the borrower may not prepay the mortgage loan prior to the open period.

●
Four (4) mortgage loans, representing approximately 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of 25 payments to 27 payments following the origination date, at its option, to either (i) prepay the mortgage loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period, or (ii) prior to an open prepayment period, substitute U.S. government securities as collateral and obtain the release of one or more related mortgaged properties.

●
One (1) mortgage loan, representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is part of a whole loan, permits the related borrower, (i) after a lockout period of 2 years following the closing date and prior to an open prepayment period, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property, and (ii) after a lockout period of 5 payments following the origination date, to prepay the mortgage loan at any time in whole or, in some cases, in connection with a partial release or partial assumption, in part, in each case with respect to a prepayment prior to the related open period, with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

●
Two (2) mortgage loans, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower (i) at any time, to prepay the mortgage loan in whole (or in one case, in part) with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, if such prepayment occurs prior to the related open period, and (ii) after a lockout period of 2 years following the closing date and prior to an open prepayment period, at its option, to either (x) prepay the mortgage loan in the manner described in clause (i) of this bullet, or (y) substitute U.S. government securities as collateral and obtain the release of the related mortgaged property.

●
Three (3) mortgage loans, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of 11 payments to 25 payments following the origination date, to prepay the mortgage loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1%

of the prepaid amount if such prepayment occurs prior to the related open period.

In addition, certain of the mortgage loans permit partial prepayment or partial defeasance in connection with releases of individual mortgaged properties or portions of individual mortgaged properties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—‘Due-on-Sale’ and ‘Due on Encumbrance’ Provisions” in this prospectus supplement.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

3	13	16.4%
4	55	81.0
5	4	2.7
Total	72	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Office	12	$280,529,210	23.2%
Retail	19	263,515,857	21.8
Hospitality	16	257,956,467	21.4
Mixed Use(3)	7	166,139,529	13.8
Self Storage	21	88,029,867	7.3
Manufactured Housing	33	71,835,176	6.0
Multifamily	26	63,754,880	5.3
Industrial	2	11,000,959	0.9
Ground Leased Land	1	4,000,000	0.3
Total	137	$1,206,761,945	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

(2)
If the whole loan containing the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were considered to be two separate whole loans that were respectively secured by the hotel-related and retail-related portions of the property and were neither cross-collateralized nor cross-defaulted with each other, the percentages of retail, hospitality and mixed use properties would be 24.3%, 24.8% and 8.0%, respectively. See “Description of the Mortgage

Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.
	(3)	The mixed use properties include hospitality, multifamily, retail, office and/or garage.

Property Locations	The mortgaged properties are located in 29 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

New York	10	$236,686,122	19.6%
California	8	$150,558,426	12.5%
Texas	19	$98,594,756	8.2%
Nevada	3	$77,758,153	6.4%
Arizona	1	$66,500,000	5.5%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Certain Calculations
and Definitions
The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made and (ii) there are no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.

With respect to each of the mortgage loans that are part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or room, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund, except as described in this prospectus supplement with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor, each of which also secures a companion loan not included in the trust fund.

Mortgaged Properties with
Limited or No Operating History
Six (6) of the mortgage loans, representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each secured in whole or in part by a mortgaged property that was constructed or substantially renovated within the 12-month period preceding the cut-off date and that has no or limited prior operating history and/or lacks historical financial figures and information. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Additionally, two (2) of the mortgage loans, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each secured in whole or in part by a mortgaged property that was acquired within the 12-month period preceding the cut-off date and that has no or limited prior operating history and/or lacks historical financial figures and information. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain Mortgage Loans with Material
Lease Termination Options
Certain mortgage loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options for the largest twenty (20) mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans
From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—Outside Serviced Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2013-GCJ11:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-AB

	●	Class X-A

	●	Class A-S

	●	Class B

	●	Class C

The Series 2013-GCJ11 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class X-B, Class D, Class E, Class F, Class G and Class R certificates.

B. Certificate Principal
Amounts or Notional Amounts	Each class of the offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of the Class X-A certificates) set forth below, subject to a variance of plus or minus 5%:

Class A-1	$75,176,000
Class A-2	$290,426,000
Class A-3	$150,000,000
Class A-4	$236,220,000
Class A-AB	$92,911,000
Class X-A	$948,816,000	(1)
Class A-S	$104,083,000
Class B	$75,423,000
Class C	$42,236,000

(1) Notional Amount.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates
Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months. The approximate initial pass-through rate for each class of offered certificates is set forth below:

Class A-1	0.754% per annum
Class A-2	1.987% per annum
Class A-3	2.815% per annum
Class A-4	3.093% per annum
Class A-AB	2.690% per annum
Class X-A	1.937% per annum
Class A-S	3.422% per annum
Class B	3.732% per annum
Class C	4.134% per annum

For any distribution date, the pass-through rates of the offered certificates (other than the Class X-A, Class B and Class C certificates) will each be fixed at the initial pass-through rate for such class set forth in the table above.

For any distribution date, the pass-through rates on the Class B and Class C certificates will each be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The pass-through rate of the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as described in this prospectus supplement.

B. Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on the Class X-A certificates and any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: To the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: Class A-S certificates: To pay amounts on the Class A-S certificates as follows: (a) to interest on Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount has been reduced to zero; and (c) to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

Fifth: Class B certificates: To pay amounts on the Class B certificates as follows: (a) to interest on Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on Class B certificates until their certificate principal amount has been reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

Sixth: Class C certificates: To pay amounts on the Class C certificates as follows: (a) to interest on Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on Class C certificates until their certificate principal amount has been reduced to zero; and (c) to reimburse Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

Seventh: Non-offered certificates: In the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B. Interest and Principal
Entitlements
A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C. Servicing and
Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans in the case of the master servicer, and from the collection account in the case of the special servicer; provided that the special servicer for this securitization transaction will not receive any special servicing fee with respect to the outside serviced mortgage loans. The master servicing fee for each distribution date is calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate, and which ranges on a loan-by-loan basis from 0.02% to 0.07% per annum. For purposes of this paragraph, the master servicing fee rate includes the servicing fee rate payable to the master servicer under the Series 2013-GC10 pooling and servicing agreement with respect to the outside serviced mortgage loans as if the Series 2013-GC10 master servicer was a primary servicer. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than an outside serviced mortgage loan) that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced mortgage loan (other than, if applicable, an outside serviced mortgage loan) and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced mortgage loan (other than, if applicable, an outside serviced mortgage loan), in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00120% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.002% per annum. Each of the master servicing fee, the special servicing fee, the operating advisor fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the master servicing fee rate (which, for purposes of the presentation in this prospectus supplement, includes the per annum servicing fee required to be paid to the series 2013-GC10 master servicer with respect to the outside serviced mortgage loans), the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan. The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

With respect to the outside serviced mortgage loans, the Series 2013-GC10 master servicer and Series 2013-GC10 special servicer will generally be entitled to the same fees as are described above, payable with respect to those outside serviced mortgage loans in accordance with the terms of the 2013-GC10 pooling and servicing agreement. However, the servicing fee rate payable to the Series 2013-GC10 master servicer with respect to the outside serviced mortgage loans is reflected in the range of master servicing fee rates payable under the pooling and servicing agreement for this securitization transaction set forth above as if the Series 2013-GC10 master servicer was a primary servicer. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

D. Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

Advances

A. Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans) if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate) or (c) delinquent monthly debt service payments on the companion loans. The master servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee and the operating advisor’s fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B. Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (other than the outside serviced mortgage loans). In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates. The Series 2013-GC10 master servicer and Series 2013-GC10 trustee will also be entitled to reimbursement from general collections on the mortgage loans for the pro rata share of any non-recoverable property protection advance made by it on the outside serviced whole loans.

The special servicer will have no obligation to make any property protection advances; provided, that in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make such property protection advance, and the master servicer will be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement, provided such advance is not determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once reimbursed, the master servicer will be deemed to have made such property protection advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that advance in accordance with the terms of the pooling and servicing agreement.

C. Interest on Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

D. Advances on the Outside
Serviced Whole Loans
The master servicer under the Series 2013-GC10 pooling and servicing agreement that controls servicing for the Empire Hotel & Retail whole loan and the National Harbor whole loan is required to make property protection advances with respect to each mortgaged property related to those whole loans, unless that master servicer determines that those advances would not be recoverable from collections on the related whole loan. If the Series 2013-GC10 master servicer is required to but fails to make a required property protection advance, then (subject to a recoverability determination) the Series 2013-GC10 trustee will be required to make that property protection advance.

However, the master servicer under the pooling and servicing agreement for this securitization transaction is required to advance delinquent monthly mortgage loan payments with respect to each of the Empire Hotel & Retail mortgage loan and the National Harbor mortgage loan, unless that master servicer determines that those advances would not be recoverable from collections on the related mortgage loan.

Priority of Payments

A. Subordination / Allocation
of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2013-GCJ11 certificates that are not being offered by this prospectus supplement). Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class. However, no such principal losses will be allocated to the Class R, Class X-A or Class X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates) and Class X-B certificates (to the extent such losses are allocated to the Class B or Class C certificates) and, therefore, the amount of interest they accrue.

Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A*, Class X-B*

Class A-S

Class B

Class C

Non-Offered
Certificates**

*	Class X-A and Class X-B certificates are interest-only.

**	Other than the Class R and Class X-B certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on those certificates.

B. Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, the similar rights of the master servicer, trustee and special servicer under the Series 2013-GC10 pooling and servicing agreement with respect to the outside serviced whole loans, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.

Additional Aspects of the Certificates

A. Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

B. Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amount of the Class X-A certificates have been reduced to zero, and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C. Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this prospectus supplement, the applicable sponsor (or Archetype Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Archetype Mortgage Funding I LLC) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

D. Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and (subject to the controlling class representative’s right of first refusal with respect to a defaulted mortgage loan) accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender).

Pursuant to the Series 2013-GC10 pooling and servicing agreement, the party acting as special servicer with respect to each outside serviced whole loan may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a sufficiently defaulted mortgage loan under the Series 2013-GC10 pooling and servicing agreement and, in connection with any such sale, the Series 2013-GC10 special servicer is required to sell both the related mortgage loan and related companion loan as a whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical

Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—Outside Serviced Whole Loans—Sale of a Defaulted Outside Serviced Whole Loan” in this prospectus supplement.

Other Investment Considerations
Potential Conflicts of Interest	The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor, Series 2013-GC10 master servicer, Series 2013-GC10 special servicer, Series 2013-GC10 operating advisor, or any of their affiliates;

●
the ownership of any subordinate loans or mezzanine debt by the sponsors, underwriters, master servicer, special servicer, operating advisor, Series 2013-GC10 master servicer, Series 2013-GC10 special servicer, Series 2013-GC10 operating advisor, or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor, Series 2013-GC10 master servicer, Series 2013-GC10 special servicer, Series 2013-GC10 operating advisor, or any of their affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

	●	the relationships, including financial dealings, of the sponsors, underwriters and their respective affiliates with each other;

	●	the obligation of the special servicer to take actions at the direction or recommendation of the controlling class representative;

	●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

	●	the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

●
the activities of the master servicer, special servicer, operating advisor, sponsors or any of their respective affiliates in connection with any other transaction and, with respect to the outside serviced whole loans, the activities of the Series 2013-GC10 master servicer, Series 2013-GC10 special servicer, Series 2013-GC10 operating advisor or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Controlling Class Representative and the Series 2013-GC10 Controlling Class Representative; Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Material Federal Income
Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to certain assets of the issuing entity, as follows:

	●	The first REMIC will hold the mortgage loans and certain other assets and will issue certain classes of uncertificated regular interests to a second REMIC.

●
The second REMIC will hold the uncertificated regular interests issued by the first REMIC and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates as classes of regular interests in the second REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will evidence ownership of REMIC “regular interests.”

	●	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class X-A certificates will be issued with original issue discount, that the Class A-1 certificates will be issued with a de minimis amount of original issue discount, and that the Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates will be issued at a premium.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or similar law.

The U.S. Department of Labor has granted an administrative exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption 91-23 (April 18, 1991), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Citigroup Global Markets Inc. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, so long as certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates will receive investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

A rating is not a recommendation to purchase, hold or sell the rated certificates.  Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates.  None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  Any security rating assigned to the offered certificates should be evaluated independently of any other security rating.  A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans.  A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A rating agency may downgrade, qualify or withdraw a rating at any time.  Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by the engaged rating agencies may adversely impact the liquidity, market value and regulatory characteristics of that class.  As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of the engaged rating agencies no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A certificates consist only of interest.

The Class X-A certificates are only entitled to interest distributions. If any of the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A certificates. The notional amounts of the Class X-A certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A certificates do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Therefore, the ratings of the Class X-A certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and

“Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates,” “—The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates” and “Yield, Prepayment and Maturity Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.  Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans.  In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Subordination of Class A-S, Class B and Class C Certificates

As described in this prospectus supplement, if you acquire Class A-S certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates.  If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class A-S certificates.  If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class X-B certificates and all other classes of offered certificates.  See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Member States of the European Union have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by a European Economic Area (“EEA”) regulated credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings, EEA undertakings for collective investments in transferable securities (UCITS), and investment funds managed by EEA alternative investment fund managers.  None of the mortgage loan sellers, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a or equivalent provisions.  This may cause such EEA-regulated investors not to invest in the offered certificates and thereby have a negative impact on the value and liquidity of the offered certificates in the secondary market.  EEA-regulated investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a or equivalent provisions and the suitability of the offered certificates for investment.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions.  Such regulations, including those that have been proposed to implement the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage-backed securities) and derivatives by banking entities if conducted on a proprietary trading basis.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement and in the prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus.

In addition, if a sponsor (or, in the case of AMC, the guarantor) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount.  Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the Mortgage Loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer, the special servicer or the trustee is reimbursed (or the Series 2013-GC10 master servicer or the Series 2013-GC10 trustee) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or, if applicable, the Series 2013-GC10 master servicer or the Series 2013-GC10 trustee) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class X-A certificates) and extending the weighted average lives of the offered certificates with principal balances.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB or Class A-S certificates will result in a corresponding reduction in the Notional Amount of the Class X-A certificates.  No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions,” “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The actual net cash flow could be significantly different than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp., RAIT Funding, LLC and Redwood Commercial Mortgage Corporation—Third Party Reports”, “—Jefferies LoanCore LLC—Assessments of Property Condition”, “—Archetype Mortgage Capital LLC—Assessments of Property Condition” and “—The Goldman Originator—Origination and Underwriting Process” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans.  For example, in the case of the mortgaged properties identified on Annex A to this prospectus supplement as McIntosh Village SC and Renaissance Center, which secure mortgage loans representing approximately 2.0% and 1.3%, respectively, of the outstanding pool balance as of the cut-off date, Best Buy is the largest tenant at the related mortgaged properties.  In addition, Best Buy may be a shadow anchor for, or a tenant at, mortgaged properties securing other mortgage loans in the mortgage pool.  On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015.  We cannot assure you that the Best Buy tenants at the mortgaged properties identified on Annex A to this prospectus supplement as McIntosh Village SC and Renaissance Center will remain open for business or that the closing of any other Best Buy store will not impact other mortgaged properties securing mortgage loans in the mortgage pool.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the

Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in this prospectus supplement for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, mixed use, self storage, manufactured housing and multifamily properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this prospectus supplement for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New

York, California, Texas, Nevada and Arizona. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Additionally, certain of the mortgage loans related to mortgaged properties located in Maryland may be structured with a borrower (that is directly obligated under the related note) that is different from the legal owner of the related mortgaged property. In such instances, the related property owner, although not obligated directly under the note, ordinarily agrees to guaranty all amounts payable by the related borrower under the related note and executes an indemnity deed of trust in favor of the lender to secure such guaranty.  In such instances, references to obligations and responsibilities of the “borrower” in this prospectus supplement, may apply to such property owner instead.  Although such indemnity deeds of trust executed prior to July 1, 2012 may have been exempt from mortgage recording tax under Maryland law, due to changes under Maryland law, indemnity deeds of trust executed on or after July 1, 2012 are not exempt from mortgage recording tax and the related property owners were required to pay all applicable Maryland recording tax at the time such mortgage loan was originated.  In certain cases, the property owners in those loans may choose to use the indemnity deed of trust structure to maintain their ability to attempt to take advantage of mortgage recording tax savings in the event Maryland mortgage recording tax law is revised to reinstitute the exemption.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “—Maryland Indemnity Deed of Trust Structure” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-recourse Carveout Limitations” in this prospectus supplement either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Seasoned Mortgage Loans Present Additional Risks of Repayment

Certain mortgage loans described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Seasoned Mortgage Loans” in this prospectus supplement are seasoned mortgage loans that were originated more than twelve (12) months prior to the cut-off date.  There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.  For example:

●	property values and the surrounding areas have likely changed since origination;

●	origination standards at the time the mortgage loan was originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the outside serviced mortgage loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such loans.  As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement.

Risks of Shari’ah Compliant Loans

Two (2) mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Pin Oak Portfolio - North Parcel and Pin Oak Portfolio - South Parcel, representing approximately 3.2% and 1.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each structured to comply with Islamic law (Shari’ah).  Title to the related mortgaged property is held by the related borrower, who master leases such mortgaged property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to each master lease is intended to cover the debt service payments required under such related mortgage loan, as well as reserve payments and any other sums due under such related mortgage loan.  At origination, the lender received fee mortgages from each such borrower on its interest in the related Mortgaged Property.

The lender under each related mortgage loan also obtained a full subordination of the related master lease which permits the lender (or the related borrower, at lender’s election), after an event of default under such mortgage loan, to terminate the respective master lease.  In addition, each related master tenant entered into an assignment of leases and rents in favor of the related borrower as security for the obligations under the related master lease and each such borrower collaterally assigned the rights under such assignment to the lender pursuant to an assignment of assignment of leases and rents.  There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease.  If such recharacterization occurs, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan.  For additional information regarding the foregoing mortgage loan and certain structural features mitigating such risk of recharacterization, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “—Shari’ah Compliant Lending Structure” in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●
significant tenant rollover at the related mortgaged properties (see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Office Properties” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than the outside serviced mortgage loans, which are being serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the Servicing Standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify any outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the Series 2013-GC10 pooling and servicing agreement, which contains provisions that are similar to, but not identical to, the provisions of the pooling and servicing agreement for this securitization transaction.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, water parks, theater space, medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, eleven (11) mortgaged properties, securing approximately 19.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of 18% or greater.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for the largest ten (10) mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor, is an indirect, wholly owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The opinion further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the opinion would remain in effect. If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

In some cases, the originators or their affiliates are the holders of the mezzanine loans related to their mortgage loans.  For example, Jefferies LoanCore LLC, an originator and a sponsor, or one of its affiliates, will be the holder of the mezzanine loans related to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Christown Spectrum and 1540 2nd Street, representing approximately 5.5% and 2.8%, respectively, of the aggregate principal balance of the mortgage pool as of the cut-off date.

The originators and/or their respective affiliates may retain such mezzanine loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

LNR Partners, LLC, the special servicer, Archetype Mortgage Funding I LLC, a sponsor, and Archetype Mortgage Capital LLC, an originator, are affiliated with each other and with the entity expected to (a) purchase the Class E, Class F and Class G Certificates, (b) become the initial controlling class certificateholder and (c) be appointed as the initial controlling class representative.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC, a sponsor;

●	all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, a sponsor and an originator; and

●	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator.

Goldman Sachs Mortgage Company, a sponsor, provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty, thereby eliminating the economic exposure of Goldman Sachs Mortgage Company to those financed mortgage loans.

Goldman Sachs Mortgage Company provides warehouse financing to an affiliate of Jefferies LoanCore LLC through a repurchase facility.  As of April 5, 2013, ten (10) of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor with an aggregate principal balance of approximately $206,347,882 as of the cut-off date, are subject to that repurchase facility.  Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire those financed mortgage loans from, and make payments to, Goldman Sachs Mortgage Company as the repurchase agreement counterparty, thereby eliminating the economic exposure of Goldman Sachs Mortgage Company to those financed mortgage loans.

Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” below.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citibank, N.A., the certificate administrator, certificate registrar and custodian.  In addition, Goldman, Sachs & Co., one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, a sponsor, originator and warehouse lender to both Archetype Mortgage Funding I LLC and an affiliate of Jefferies LoanCore LLC.  In addition, Jefferies LLC, one of the underwriters, is an affiliate of Jefferies LoanCore LLC, a sponsor and an originator.

See “Summary—Significant Affiliations and Relationships” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Series 2013-GC10 pooling and servicing agreement provides that the outside serviced whole loans are required to be administered in accordance with a servicing standard that is substantially similar to the servicing standard set forth in the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of the outside serviced whole loans, the Series 2013-GC10 master servicer, a subservicer, the Series 2013-GC10 special servicer or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates of this securitization transaction or the Series 2013-GC10 securitization transaction, or has financial interests in or financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  The initial special servicer is an affiliate of Archetype Mortgage Funding I LLC, a sponsor, Archetype Mortgage Capital LLC, an originator, and LNR Securities Holdings, LLC, which entity and/or one of its affiliates is anticipated to be the holder of the controlling class and the initial controlling class representative as of the closing date.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2013-GCJ11 non-offered certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC, a sponsor;

●	all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, a sponsor and an originator; and

●	certain of the mortgage loans to be contributed to this securitization by Citigroup Global Markets Realty Corp., a sponsor and an originator.

Wells Fargo Bank, National Association, which is the master servicer, is also acting as the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by each of Citigroup Global Markets Realty Corp., Jefferies LoanCore LLC and Goldman Sachs Mortgage Company.

In addition, U.S. Bank National Association, the trustee, is the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Archetype Mortgage Funding I LLC.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to the Series 2013-GC10 master servicer, Series 2013-GC10 special servicer, a subservicer or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of and negotiated with numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the controlling class representative or affiliates of any of those parties.  These relationships may continue in the future.  Each of these relationships, to the extent they exist, may create a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor.

In addition, the entity acting as operating advisor and/or its affiliates may have other interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and the Series 2013-GC10 Controlling Class Representative; Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

It is expected that LNR Securities Holdings, LLC, an affiliate of the special servicer, and/or one of its affiliates will be the initial controlling class representative.  The special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the specially serviced mortgage loans for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates.  The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.  The controlling class certificateholders may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.   In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by (and with a successor to be appointed by) the controlling class representative (for so long as a Control Termination Event does not exist).  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this prospectus supplement.

Similarly, the controlling class and its representative under the Series 2013-GC10 pooling and servicing agreement has certain consent and consultation rights, and rights to replace the applicable special servicer, with respect to the outside serviced whole loans and has similar conflicts of interest with the holders of the Series 2013-GCJ11 certificates and the holders of the Series 2013-GC10 certificates.  Furthermore, the controlling class representative for this securitization transaction will have certain consultation rights with respect to the outside serviced whole loans.

The controlling class representatives for this securitization transaction and the Series 2013-GC10 securitization transaction and their respective affiliates may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

No certificateholder may take any action against the controlling class representative for this securitization transaction or the Series 2013-GC10 securitization transaction for having acted solely in its own interests.  See “Description of the Mortgage Pool—Outside Serviced Whole Loans”, “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by removing certain mortgage loans.  In addition, the B-Piece Buyer received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  See “Potential Conflicts of Interest of the Controlling Class Representative and the Series 2013-GC10 Controlling Class Representative; Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).  With respect to the outside serviced whole loans, the Series 2013-GC10 controlling class representative has a similar, but not identical, right to replace the Series 2013-GC10 special servicer.  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Termination of the Special Servicer” in this prospectus supplement.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class of certificates, equal to or greater than 25% of (i) the initial certificate principal amounts of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates) vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may recommend the replacement of the special servicer.  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as previously reduced by principal payments and any realized losses and as notionally reduced by any appraisal reductions then allocable to the subject class of certificates, equal to or greater than 25% of (i) the initial certificate principal amounts of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates) vote affirmatively to so terminate and replace.  With respect to the outside serviced whole loans, the holders of the certificates issued under the Series 2013-GC10 pooling and servicing agreement have a similar but not identical right to terminate and replace the Series 2013-GC10 special servicer.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event or, in the case of the outside serviced whole loan, no consultation rights whatsoever and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to the outside serviced whole loans.  See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan (other than an outside serviced whole loan, if applicable), for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative.   After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor.  These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative.   As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

Rights of the Controlling Class Representative Under the Series 2013-GC10 Pooling and Servicing Agreement Could Adversely Affect Your Investment

●	the controlling class representative under the Series 2013-GC10 pooling and servicing agreement may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to the outside serviced whole loans, although the Series 2013-GC10 special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the Series 2013-GC10 pooling and servicing agreement or the terms of the related loan documents, it is possible that the controlling class representative under the Series 2013-GC10 pooling and servicing agreement may direct the Series 2013-GC10 special servicer to take actions with respect to such whole loans that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the outside serviced whole loans, the controlling class representative under the Series 2013-GC10 pooling and servicing agreement:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.

You Will Not Have any Control Over the Servicing of the Outside Serviced Whole Loans

The Empire Hotel & Retail mortgage loan and the National Harbor mortgage loan are secured by mortgaged properties that also secure companion loans that are not assets of the issuing entity and are serviced under the Series 2013-GC10 pooling and servicing agreement, which is separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the Series 2013-GC10 pooling and servicing agreement, and according to the servicing standard provided for in the Series 2013-GC10 pooling and servicing agreement.  As a result, you will have less control over the servicing of these mortgage loans than you would if these mortgage loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement.

The Whole Loan Secured by the Empire Hotel & Retail Mortgaged Property Poses Special Risks

Under certain circumstances described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement, the borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will be permitted to sell the retail-related portion of the mortgaged property to a third-party buyer, which third party would assume a portion of the indebtedness under the related whole loan.  In such case, the related whole loan secured by the Empire Hotel & Retail mortgaged property would be split into two whole loans, one of which would be secured by the hotel-related portion of the property and one of which would be secured by the retail-related portion of the property.  These two new whole loans would be separate and distinct and would not be cross-collateralized or cross-defaulted with each other.  Accordingly, each of the two new whole loans would have risks associated with the specific property type securing that whole loan.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.  Additionally, each of the two whole loans would consist of a mortgage loan owned by the issuing entity and a companion loan, whose principal balances would be in the same proportion to each other as the principal balances of the original mortgage loan and the original companion loan.  The co-lender agreement for the original whole loan would thereupon effectively function as two separate and distinct co-lender agreements-one governing the whole loan secured by the hotel-related portion of the property and one governing the whole loan secured by the retail-related portion of the property-and would provide the holder of each new mortgage loan with the same rights and obligations vis-à-vis the holder of the related companion loan as the original co-lender agreement provided prior to the sale of the retail-related portion of the property.  See “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  However, solely in the case of Archetype Mortgage Funding I LLC, a sponsor, Archetype Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Archetype Mortgage Funding I LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.  Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors (or Archetype Mortgage Capital LLC, as a guarantor of the repurchase or substitution obligation of Archetype Mortgage Funding I LLC) will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book—Entry Registration” in this prospectus supplement and “Risk Factors—Problems with Book-Entry Registration” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any net income from such operation (other than qualifying “rents from real property”) will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS“) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code“) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that so long as a release is not a “significant” modification as defined for REMIC purposes and the mortgage loan continues to be principally secured by real property following any such lien release, or the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, the mortgage loan will continue to be treated as a qualified mortgage for purposes of the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

If a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2013-GCJ11 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 72 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in April 2013 for the Mortgage Loans (or, in the case of any Mortgage Loan that has its first due date in May 2013, the date that would have been its due date in April 2013 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $1,206,761,945 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, retail, hospitality, mixed use, self storage, manufactured housing community, multifamily, industrial or other income producing property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Twenty-nine (29) Mortgage Loans (together with the Redwood Mortgage Loan and the RAIT Mortgage Loans, the “CGMRC Mortgage Loans”), representing approximately 37.2% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●
Fourteen (14) Mortgage Loans (the “JLC Mortgage Loans”), representing approximately 27.5% of the Initial Pool Balance, were originated by Jefferies LoanCore LLC, a Delaware limited liability company (“JLC”);

●
Fifteen (15) Mortgage Loans (the “Archetype Mortgage Loans“), representing approximately 17.8% of the Initial Pool Balance, were originated by Archetype Mortgage Capital LLC, a Delaware limited liability company (“AMC“);

●
Nine (9) Mortgage Loans (the “GSMC Mortgage Loans”), representing approximately 13.3% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
One (1) Mortgage Loan (the “Redwood Mortgage Loan“), representing approximately 2.8% of the Initial Pool Balance, was originated by Redwood Commercial Mortgage Corporation, a Delaware corporation (“Redwood“); and

●	Four (4) Mortgage Loans (the “RAIT Mortgage Loans”), representing approximately 1.4% of the Initial Pool Balance, were originated by RAIT Funding, LLC, a Delaware limited liability company (“RAIT”).

CGMRC, JLC, AMC, GSMC, Redwood and RAIT are referred to in this prospectus supplement as the “Originators”. Archetype Mortgage Funding I LLC (“AMF I”) has acquired or will acquire the Archetype Mortgage Loans on or prior to the Closing Date.  CGMRC has acquired the RAIT Mortgage Loans and the Redwood Mortgage Loan.  Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, JLC, AMF I and GSMC (collectively, the “Sponsors”) on or about April 30, 2013 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Series 2013-GCJ11 pooling and servicing agreement, dated as of April 1, 2013 (the “Pooling and Servicing Agreement“) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A, Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B, and Annex C to this prospectus supplement with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.  The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this prospectus supplement with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this prospectus supplement.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of the Cut-off Date (or, if the first due date for such Mortgage Loan or Companion Loan is in May 2013, as of such first due date); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards.  With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus supplement and on Annex A or Annex B to this prospectus supplement is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement, and is in each case as determined by an appraisal made not more than six months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement.  The appraisals for certain of the Mortgaged Properties state an “as stabilized” or “as renovated” value (as well as an “as-is” value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement.  For such Appraised Values and other values on a property-by-property basis, see Annex A of this prospectus supplement and the related footnotes.  In addition, for certain Mortgage Loans, the Cut-off Date LTV Ratio and/or LTV Ratio at Maturity was calculated based on the “as-stabilized” appraised value for the related Mortgaged Property, as described under the definitions of “Cut-off Date LTV Ratio” and “LTV Ratio at Maturity.”

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, except as set forth below:

●	with respect to each Outside Serviced Mortgage Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

●
with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, which are cross-collateralized and cross-defaulted with each other, the aggregate Cut-off Date Balances of these Mortgage Loans, divided by the aggregate Appraised Values of the related Mortgaged Properties; and

●
with respect to the Mortgage Loan identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the Initial Pool Balance, the calculation of Cut-off Date LTV is based on the “as stabilized” value of the related Mortgaged Property.  The “as stabilized” appraised value assumes a stabilization date in October 2013, after TD Bank, which is not yet in occupancy, and which has not yet begun construction of its building, is required under the terms of the executed ground lease to commence paying rent. We cannot assure you that TD Bank will take occupancy or commence paying rent as expected or at all.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Outside Serviced Mortgage Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, which are cross-collateralized and cross-defaulted with each other, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balances of those Mortgage Loans.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Outside Serviced Mortgage Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, which are cross-collateralized and cross-defaulted with each other, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of those Mortgage Loans.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Outside Serviced Mortgage Loan, the calculation of the DSCR is based on the Annual Debt Service of such Mortgage Loan and the related Companion Loan; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, which are cross-collateralized and cross-defaulted with each other, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of those Mortgage Loans.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Checkers, representing approximately 2.6% of the Initial Pool Balance, the operating lessee established an operating account (which is pledged to the lender and subject to an account control agreement in favor of the lender) pursuant to the management agreement into which all of the foregoing amounts are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees and any reserves required under the management agreement, and the lender has no rights with respect to directing monies in that operating account until the management agreement has been terminated, however, the loan agreement prohibits the borrower or operating lessee from withdrawing or transferring money from such operating account during the continuance of an event of default under the related loan documents.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Checkers, representing approximately 2.6% of the Initial Pool Balance, see the description of the related lockbox account under the definition of “Hard Lockbox” above in this prospectus supplement.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity,” “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this prospectus supplement, except as set forth below:

●	with respect to each Outside Serviced Mortgage Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate balloon balance of such Mortgage Loan and the related Companion Loan;

●
with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, which are cross-collateralized and cross-defaulted with each other, such terms mean the ratio, expressed as a percentage, of the aggregate balloon balances of those Mortgage Loans divided by the aggregate Appraised Values of the related Mortgaged Properties; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value

Empire Hotel & Retail	5.8%	36.2%	$456,000,000	42.0%	$393,000,000
Residence Inn Boston Harbor	3.6%	52.9%	$69,900,000	55.8%	$66,200,000
677 Ala Moana Boulevard	3.4%	50.0%	$77,000,000	64.0%	$60,200,000
Pin Oak Portfolio - North Parcel(1)	3.2%	63.4%	$61,150,000	63.8%	$60,750,000
Westin Memphis	2.8%	59.9%	$53,300,000	64.4%	$49,600,000
Hilton Checkers	2.6%	42.5%	$60,000,000	46.4%	$55,000,000
National Harbor(2)	1.6%	50.5%	$205,700,000	53.8%	$193,000,000
Aramingo Crossings	1.3%	59.5%	$21,500,000	60.6%	$21,100,000
Hampton Inn and Suites - Homestead	1.2%	49.2%	$22,100,000	55.2%	$19,700,000
Homewood Suites - Davidson	1.1%	51.4%	$21,000,000	56.5%	$19,100,000
Pin Oak Portfolio - South Parcel(3)	1.0%	54.0%	$22,920,000	55.0%	$22,500,000
Amsdell New Jersey Self Storage Portfolio(4)	1.0%	49.3%	$18,750,000	57.0%	$16,200,000
Fairfield Inn - Anchorage	0.9%	42.4%	$18,600,000	48.0%	$16,440,000
Comfort Inn Riverview (Charleston, SC)	0.7%	44.7%	$14,400,000	47.3%	$13,600,000
Westside Urban Market(5)	0.7%	54.7%	$12,100,000	56.1%	$11,800,000
Value Place Baton Rouge(6)	0.6%	50.7%	$13,100,000	53.6%	$12,400,000
Residence Inn Little Rock	0.4%	44.8%	$9,500,000	51.8%	$8,200,000
Residence Inn Boston Harbor - fee interest	0.3%	48.8%	$8,200,000	51.3%	$7,800,000
Executive Airport Business Center	0.3%	52.5%	$4,900,000	58.4%	$4,400,000

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the 4710 Bellaire Boulevard Mortgaged Property.

(2)
The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the following buildings: Building J – Mariner Garage, Building J - Office Retail, Building M – Office Retail, Building M - Garage, Building P – St. George Garage, Building P – Retail, Building K – Retail, Building L – Retail, Building A – Retail and Building Q – Retail.

(3)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the 6800 West Loop South Mortgaged Property.

(4)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Parkway Self Storage Mortgaged Property.

(5)	The “As Stabilized” Appraised Value is based on the Anthropologie tenant paying percentage rent not paid in the historical period.

(6)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the following Mortgaged Properties: Value Place Baton Rouge East and Value Place Baton Rouge North.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed-use (to the extent the related Mortgaged Property includes retail or office space), self storage and ground leased land properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.  See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement.  In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus supplement for such Mortgaged Property.  No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the twelve (12) months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus supplement intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  See “—Tenant Issues” below.

“Units,” “Rooms,” “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans

Initial Pool Balance(1)	$1,206,761,945
Number of Mortgage Loans	72
Number of Mortgaged Properties	137
Average Cut-off Date Mortgage Loan Balance	$16,760,583
Weighted Average Mortgage Loan Rate(2)	4.4896%
Range of Mortgage Loan Rates(2)	3.4895% - 6.1630%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	66.0%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(4)	54.3%
Weighted Average Cut-off Date Remaining Term to Maturity (months)	104
Weighted Average Cut-off Date DSCR(2)	1.73x
Full-Term Amortizing Balloon Mortgage Loans	65.3%
Partial Interest-Only Balloon Mortgage Loans	30.2%
Interest-Only Balloon Mortgage Loans	4.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to each Mortgage Loan that is part of a whole loan, the related companion loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR.  With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of these Mortgage Loans are presented in the aggregate unless otherwise indicated.  Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(3)
Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio are calculated utilizing the “as-is” appraised value.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the Initial Pool Balance as of the Cut-off Date, the Cut-off Date Loan-to-Value Ratio and the Maturity Date Loan-to-Value Ratio were calculated using the “as stabilized” appraised value.  The Cut-off Date Loan-to-Value Ratio using the “as-is” appraised value for the Aramingo Crossings Mortgaged Property is 76.1% and the Weighted Average Cut-off Date Loan-to-Value Ratio for the mortgage pool calculated based on the “as-is” appraised value for the Aramingo Crossings Mortgaged Property remains unchanged at 66.0%.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(4)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

All of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective stated maturity dates.  This includes fifty-six (56) Mortgage Loans, representing approximately 65.3% of the Initial Pool Balance which pay principal and interest for their entire terms, thirteen (13) Mortgage Loans, representing approximately 30.2% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and three (3) Mortgage Loans, representing approximately 4.6% of the Initial Pool Balance, that pay interest-only for their entire terms through maturity.

The issuing entity will include seventeen (17) Mortgage Loans, representing approximately 25.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Office Properties

Twelve (12) office properties, representing collateral for approximately 23.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, nine (9) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus.

Certain of the office Mortgaged Properties have specialty use tenants, such as parking garages or retail bank branches.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from parking garages located at the Mortgaged Property.

Retail Properties

Nineteen (19) retail properties, representing collateral for approximately 21.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, fourteen (14) of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Thirteen (13) of the retail Mortgaged Properties, representing collateral for approximately 19.7% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant.”  Six (6) of the Mortgaged Properties, representing collateral for approximately 2.2% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored.”

A large number of factors may adversely affect the operation and value of retail properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus.

Hospitality Properties

Sixteen (16) hospitality properties, representing collateral for approximately 21.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, fifteen (15) of the Mortgage Loans.  Fifteen (15) of the hospitality Mortgaged Properties, representing collateral for approximately 20.4% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.  The hotel operated at the Mortgaged Property identified on Annex A to this prospectus supplement as Box House Hotel, representing collateral for approximately 1.0% of the Initial Pool Balance by allocated loan amount, is not affiliated with any national franchise.

In addition to the above-referenced hospitality properties, the Mortgaged Property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, representing collateral for approximately 5.8% of the Initial Pool Balance, which is characterized as a mixed use property, has a hospitality component that comprises approximately 71.9% of the net square feet and 86.7% of the revenue at the Mortgaged Property.  The hotel operated at such Mortgaged Property is not affiliated with any national franchise.  The Empire Hotel & Retail borrower owns the “Empire Hotel” trade name and operates the hotel directly under that name.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.  In addition, transferability of a franchise agreement is generally restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement or management agreement with an expiration date during the term of such Mortgage Loan and the expiration date of such agreement.  Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgage Loan Name	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration Year of Related License/Franchise Management Agreement	Maturity Date

Hilton Checkers	2.6%	June 2020	March 2023
Comfort Inn Riverview (Charleston, SC)	0.7%	February 2020	March 2023
Staybridge Denver	0.5%	June 2016	April 2023
Residence Inn Little Rock	0.4%	April 2018	March 2023

In each case described above, we cannot assure you the related franchise, licensing or management agreement will be renewed.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

Certain of the hospitality properties have a parking garage as part of the collateral.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of hospitality properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

Mixed Use Properties

Seven (7) mixed use properties, representing collateral for approximately 13.8% of the Initial Pool Balance by allocated loan amount, secure in whole or in part seven (7) of the Mortgage Loans.  In the case of the mixed use property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, representing approximately 5.8% of the Initial Pool Balance, if the related Whole Loan were considered to be two separate whole loans that were respectively secured by the hotel-related and retail-related portions of the property and were neither cross-collateralized nor cross-defaulted with each other, the percentages of retail, hospitality and mixed use properties would be 24.3%, 24.8% and 8.0%, respectively.

The Mortgaged Property identified on Annex A to this prospectus supplement as 221-223 East Broadway, representing collateral for approximately 0.6% of the Initial Pool Balance, contains apartments units which are subject to one or more rent stabilization and/or regulation programs promulgated under one or more of the following:  (i) the Rent Stabilization Law of 1969 (Administrative Code of the City of New York), (ii) the New York City Rent Stabilization Code; (iii) the New York City Rent and Rehabilitation Law (Administrative Code of the City of New York); (iv) the Emergency Tenant Protection Act of 1974; (v) New York City Local Law 4 of 1994; (vi) the 1993 Rent Regulation Reform Act; (vii) the Rent Regulation Reform Act of 1997; and (viii) Article 7-C of the Multiple Dwelling Law.  We cannot assure you (1) that such programs will be continued in their present form, (2) of the duration such programs will be in effect and (3) to what extent the same may affect one or more of the units located at the related Mortgaged Property.  Therefore, the rent payable in connection with the affected units may not accurately reflect, and would likely be lower than, the market-based rent otherwise applicable to such units, and this may adversely affect the marketability of the 221-223 East Broadway Mortgaged Property.

Each of the mixed use properties has one or more hospitality, multifamily, retail, office, and/or garage components.  To the extent a mixed use property has hospitality, multifamily, retail or office components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties”, “—Retail Properties” and “—Office Properties” in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties have specialty use tenants, such as medical offices, parking garages and/or restaurants.  These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Self Storage Properties

Twenty-one (21) self storage properties, representing collateral for approximately 7.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, twelve (12) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self-Storage Facilities” in the prospectus.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, and/or (e) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and/or boat storage.

Manufactured Housing Community Properties

Thirty-three (33) manufactured housing community properties, representing collateral for approximately 6.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, three (3) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties have a material number of rent-to-own and leased homes that are currently owned by the related borrower or an affiliate thereof.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such rent-to-own and leased homes in some cases may constitute collateral for the related Mortgage Loan.

Certain of the manufactured housing community Mortgaged Properties are not connected to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Two (2) manufactured housing community properties (one of which is included in the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, and the other of which is included in the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Stonetown MHC Portfolio), which properties together represent collateral for approximately 5.7% of the Initial Pool Balance by allocated loan amount, have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow for the related Mortgaged Property may be subject to greater fluctuations.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 4.9% of the Initial Pool Balance, certain mobile homes at the individual Mortgaged Properties are owned by an affiliate of the mortgagor (such affiliate, the “Affiliated Owner”). The occupants of such mobile homes pay a separate rent for (i) the pads (which rents are property of the mortgagor and (ii) the mobile homes (which rents are property of the Affiliated Owner.  The mortgagor, the Affiliated Owner, the borrower-affiliated property manager (“Affiliated Manager”), and lender entered into a four-party agreement which provides that, in the event a tenant remits the pad site rents and the mobile home rents in a single combined payment or into a single account, the Affiliated Manager is required to deposit the single combined payment into its operating account maintained by the Affiliated Manager and the mortgagor, Affiliated Manager and Affiliated Owner, as applicable, are required to (i) account for rents in such a manner such that pad sites rents owed to mortgagor are readily ascertainable and identifiable as separate and apart from mobile home rents owed to Affiliated Owner; (ii) remit the pad site rents to the mortgagor’s restricted account within two (2) days of receipt; and (iii) during a trigger period under the Mortgage Loan documents or after the bankruptcy of Affiliated Manager or Affiliated Owner, send written notices to tenants with instructions to remit separate payments for the mobile home rents to Affiliated Owner into a separate account held by Affiliated Owner or Affiliated Manager (such notices are to be sent each time a tenant makes a single combined payment until such tenant complies).

Multifamily Properties

Twenty-six (26) multifamily properties, representing collateral for approximately 5.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, nine (9) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Additionally, the Mortgaged Property identified on Annex A to this prospectus supplement as Cantey Townhomes, representing collateral for approximately 0.2% of the Initial Pool Balance, is primarily occupied by student tenants.

Twelve (12) Mortgaged Properties (that are part of a portfolio of 18 Mortgaged Properties), collectively securing a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Industrial Properties

Two (2) industrial properties, representing collateral for approximately 0.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, two (2) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of parking facility properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial Properties” in the prospectus.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 10 Senate Place, representing approximately 0.7% of the Initial Pool Balance, 100.0% of the Mortgaged Property is leased to an affiliate of the related borrower which affiliate may sublet space to individual tenants.  The lease is personally guaranteed by the related non-recourse carveout guarantor of the Mortgage Loan.

Specialty Use Concentrations

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail, Stonecreek - Robinhood Portfolio, National Harbor, Aramingo Crossings, Renaissance Center, Silverado Park Place, Midyan Gate Realty Portfolio (but only as to two properties included in such portfolio), Morrison Crossing, 221-223 East Broadway, Fayette Square, Salem Street, 577 Broadway and 903 Peachtree Street, which secure approximately 17.6%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as 677 Ala Moana Boulevard, Pin Oak Portfolio - North Parcel, Stonecreek - Robinhood Portfolio - Robinhood Plaza, National Harbor, Renaissance Center and Pin Oak Portfolio - South Parcel, which secure approximately 11.9%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental or veterinary offices or research laboratories as part of the Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as 677 Ala Moana Boulevard, 1540 2nd Street, National Harbor and 577 Broadway, which secure approximately 8.2%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have one or more parking garages as part of the collateral and such parking garages account for approximately 8.6%, 14.3%, 32.8% and 3.0%, respectively, of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as Blue Diamond Crossing, which secures approximately 4.9%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gas station as part of the related Mortgaged Property.

The Mortgaged Property identified on Annex A to this prospectus supplement as Radisson Bloomington, securing approximately 3.7% of the Initial Pool Balance, operates as a hotel that includes a water park and arcade which account for approximately 23.0% and 1.5%, respectively, of Underwritten Revenues at the Mortgaged Property.  The portion of the mortgaged property used as a water park is not readily convertible to an alternative use if a water park were to become unprofitable.  In addition, there are specific risks associated with a water park such as increased risk of injury to customers due to the dangers involved in water park activities and risk of contaminated water and the spread of waterborne illness.

The Mortgaged Property identified on Annex A to this prospectus supplement as Christown Spectrum, which secures a Mortgage Loan representing approximately 5.5% of the Initial Pool Balance, has a significant tenant operating as a movie theater.  Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability may affect the value of a theater and make it difficult to easily convert to another use.

In addition, the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor – fee interest, representing approximately 0.3% of the Initial Pool Balance, is secured by the related borrower’s fee interest in such Mortgaged Property, which is subject to a ground lease granted by the borrower to an affiliate of the related borrower, which party owns the improvements.  The Mortgage Loan that is secured by the above-referenced ground lease is also included in the Issuing Entity and is secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor, representing approximately 3.6% of the Initial Pool Balance.  Given that both such Mortgage Loans are secured by the same real property (one by the fee interest and one by the leasehold interest), we cannot assure you that any event or condition (including economic) that adversely affects the value of the leasehold interest would not adversely affect the value of the fee interest, or vice versa, and therefore any such event or condition may adversely affect both Mortgage Loans concurrently.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Seasoned Mortgage Loans

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 2151 Las Palmas, representing approximately 0.2% of the Initial Pool Balance, is a seasoned mortgage loan that was originated on July 7, 2011.  The related appraisal, environmental site assessment and engineering report is dated June 15, 2011, June 3, 2011 and June 2, 2011, respectively.  See “Risk Factors—Seasoned Mortgage Loans Present Additional Risks of Repayment” in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Top Loan	$85,500,000	7.1%
Top 5 Loans	$340,329,994	28.2%
Top 10 Loans	$556,914,025	46.1%
Largest Related-Borrower Concentration	$51,122,500	4.2%
Next Largest Related-Borrower Concentration	$47,500,000	3.9%

Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans represents no more than approximately 3.0% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on the largest twenty (20) Mortgage Loans.

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, representing in the aggregate approximately 1.1% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus supplement for more information about the release of the cross-collateralization and cross-default characteristics of the related Mortgaged Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 15.6% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 4.2% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance

Pin Oak Portfolio - North Parcel	$38,750,000	3.2%
Pin Oak Portfolio - South Parcel	12,372,500	1.0
Total	$51,122,500	4.2%

Residence Inn Boston Harbor	$43,500,000	3.6%
Residence Inn Boston Harbor - fee interest	4,000,000	0.3
Total	$47,500,000	3.9%

Hyatt House Houston	$7,800,000	0.6%
Staybridge Denver	5,600,000	0.5
Courtyard Miami West	10,981,061	0.9
Courtyard Chicago Wood Dale	7,600,000	0.6
Total	$31,981,061	2.7%

Amsdell New Jersey Self Storage Portfolio	$11,479,565	1.0%
Amsdell - O’Storage Portfolio	5,484,794	0.5
Total	$16,964,359	1.4%

Preserve at Cedar River	$10,786,838	0.9%
Courtyard on the Green	5,992,688	0.5
Total	$16,779,526	1.4%

Stor-All Tchoupitoulas	$8,734,857	0.7%
Stor-All Pontchartrain	6,488,634	0.5
Total	$15,223,490	1.3%

Storage Pros Michigan Portfolio	$4,492,635	0.4%
Storage Pros Fall River	3,693,890	0.3
Total	$8,186,525	0.7%

Total	$187,757,461	15.6%

Mortgage loans with related borrowers are identified under “Related Group” and “Crossed Group” on Annex A to this prospectus supplement.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

New York	10	$236,686,122	19.6%
California	8	$150,558,426	12.5%
Texas	19	$98,594,756	8.2%
Nevada	3	$77,758,153	6.4%
Arizona	1	$66,500,000	5.5%

(1)   Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this prospectus supplement.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

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Mortgaged Properties located in California, Texas, Nevada, Florida, North Carolina, Hawaii, Georgia, Tennessee, Louisiana, Alaska, South Carolina, Washington and Alabama are more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

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Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Texas, Florida, North Carolina, Georgia, Louisiana, South Carolina and Alabama, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast, and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located.  The damage to the affected areas included, among other things, flooding, wind and water damage, forced evacuation, and fire damage.  The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

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Mortgaged Properties, securing approximately 14.7% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Texas, Florida, Louisiana or Alabama, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

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In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

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In addition, each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor and Residence Inn Boston Harbor – fee interest, representing approximately 3.6% and 0.3%, respectively, of the Initial Pool Balance, are secured by, in the case of Residence Inn Boston Harbor, the leasehold interest, and, in the case of Residence Inn Boston Harbor - fee interest, the fee interest, in the same real property.  Given that both such Mortgage Loans are secured by the same real property, we cannot assure you that any event or condition (including economic) that adversely affects the value of the leasehold interest would not adversely affect the value of the fee interest, or vice versa, and therefore any such event or condition may adversely affect both Mortgage Loans concurrently.

Mortgaged Properties With Limited Prior Operating History

Six (6) of the Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Aramingo Crossings, Box House Hotel, Pangea 5 Multifamily Portfolio, 10 Senate Place, Comfort Inn Riverview (Charleston, SC) and 577 Broadway, representing approximately 1.3%, 1.0%, 0.9%, 0.7%, 0.7% and 0.3%, respectively, of the Initial Pool Balance, are each secured by a Mortgaged Property that was constructed or substantially renovated within the 12-month period preceding the Cut-off Date and that has no or limited prior operating history and/or lacks historical financial figures and information.  Additionally, two (2) of the Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 221-223 East Broadway and CVS - Pleasant Grove, AL, representing approximately 0.6% and 0.2%, respectively, of the Initial Pool Balance, are each secured in whole or in part by a Mortgaged Property that was acquired within the 12-month period preceding the Cut-off Date and that has no or limited prior operating history and/or lacks historical financial figures and information.  See “Risk Factors—Limited Information Causes Uncertainty” in this prospectus supplement.

Tenancies-in-Common

In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 100 East California Avenue and Bayou Village, representing approximately 2.1% and 0.2%, respectively, of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, such tenants-in-common have waived their respective right to partition.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Condominium Interests

Two (2) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this prospectus supplement as Empire Hotel & Retail and National Harbor, representing approximately 5.8% and 1.6%, respectively, of the Initial Pool Balance by allocated loan amount, are or may be secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as National Harbor, representing approximately 1.6% of the Initial Pool Balance, a portion of the related Mortgaged Property consists of 12 condominium units.  Each of the seven buildings subject to condominium declarations have different governing structures pursuant to their related declaration documents. The related borrower controls 100% of the voting interests with respect to three of the buildings, 33% of the voting interests with respect to three of the buildings, and 25% of the voting interests with respect to one of the buildings.

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In the case of the Empire Hotel & Retail Mortgage Loan, representing approximately 5.8% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower, on any date that is at least sixty (60) days following the Closing Date, to convert the related Mortgaged Property into a commercial condominium regime consisting of exclusively two (2) commercial condominium units:  one dedicated to the retail-related portions of the Empire Hotel & Retail Mortgaged Property, and one dedicated to the hotel-related portions of the Empire Hotel & Retail Mortgaged Property, subject to the satisfaction of certain conditions, including, without limitation, (i) lender’s approval of the condominium documents, (ii) the proposed condominium conversion being permitted under applicable REMIC requirements, (iii) evidence that the value and cash flow of the Empire Hotel & Retail Mortgaged Property will not be reduced or otherwise negatively impacted by such conversion and (iv) if required by lender, receipt of a Rating Agency Confirmation with respect to the conversion.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures all or a portion of each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Blue Diamond Crossing, Residence Inn Boston Harbor, 677 Ala Moana Boulevard, Westin Memphis, National Harbor, 9440 Santa Monica, Silverado Park Place, Fairfield Inn - Anchorage, Stonetown MHC Portfolio and Executive Airport Business Center, representing approximately 4.9%, 3.6%, 3.4%, 2.8%, 1.6%, 1.5%, 1.2%, 0.9%, 0.8% and 0.3%, respectively, of the Initial Pool Balance.  For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.  The above referenced Mortgaged Properties are secured by the following leasehold interests:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Blue Diamond Crossing, representing approximately 4.9% of the Initial Pool Balance, such Mortgage Loan is secured solely by the related borrower’s leasehold interest in the entire Mortgaged Property.  The terms of the related ground lease provide that the ground lease is not freely assignable, including in connection with a foreclosure by a lender, without the consent of the ground lessor unless the proposed assignee is an institutional investor with a minimum net worth of $20 million or is an entity owned or controlled, directly or indirectly, by such institutional investor.  In the event that the proposed assignee is required to be approved by the ground lessor, the ground lessor is required to provide such consent if the proposed assignee has demonstrated (1) experience in the management of comparable real estate properties and (2) financial resources, in ground lessor’s reasonable business judgment, to be financially secure to perform the ground lessee’s obligations under the related ground lease.  In addition, the terms of the related ground lease provide that any sublease must either (1) be on the standard form of lease which is attached to the related ground lease (other than any commercially reasonable revisions that do not result in a material adverse change to the ground lessor) or (2) be entered into with the consent of the related ground lessor.  In addition, the terms of the related ground lease require the ground lessor to give the lender notice of any default or termination under the ground lease, however, the ground lease does not provide that such defaults or terminations are not effective unless such notice is given to the lender.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor, representing approximately 3.6% of the Initial Pool Balance, such Mortgage Loan is secured solely by the related borrower’s leasehold interest in the entire Mortgaged Property, pursuant to a ground lease with an affiliate of the borrower.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 677 Ala Moana Boulevard, representing approximately 3.4% of the Initial Pool Balance, such Mortgage Loan is secured solely by the related borrower’s leasehold interest in the entire Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westin Memphis, representing approximately 2.8% of the Initial Pool Balance, such Mortgage Loan is secured by the related borrower’s leasehold interest in the entire Mortgaged Property.  The Mortgaged Property is owned in fee by the City of Memphis, Tennessee (“Prime Lessor“) and was leased by Prime Lessor to Beale Street Development Corporation, a Tennessee corporation (“First Sublessor“), who in turn subleased the Mortgaged Property to Performa Entertainment Real Estate, Inc., a Tennessee corporation (“Second Sublessor“).  Prime Lessor, First Sublessor, Second Sublessor and Senate Hotel Partners Memphis, LLC, predecessor in interest to Senate Hotel Partners Memphis, L.P. entered into a Sublease Agreement dated May 13, 2004, as amended, which was assigned by Senate Hotel Partners Memphis, L.P. to the related borrower.  See “Risk Factors—Default History, Bankruptcy and Other Proceedings” in this prospectus supplement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as National Harbor, representing approximately 1.6% of the Initial Pool Balance, the Mortgage Loan is secured by the related borrower’s fee simple interest in 2 parcels at the Mortgaged Property, a fee simple interest in 12 condominium units at the Mortgaged Property and a leasehold interest in 1 parcel at the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 9440 Santa Monica, representing approximately 1.5% of the Initial Pool Balance, the Mortgage Loan is secured by the related borrower’s leasehold interest in an office property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Silverado Park Place, representing approximately 1.2% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s fee interest in a 4.19 acre parcel and leasehold interest in a 4.21 acre parcel at a retail property.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fairfield Inn - Anchorage, representing approximately 0.9% of the Initial Pool Balance, such Mortgage Loan is secured by the related borrower’s leasehold interest in a hospitality property, pursuant to a ground lease with an initial expiration in 2039 and a 35-year extension option.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Stonetown MHC Portfolio, representing approximately 0.8% of the Initial Pool Balance, such Mortgage Loan is secured in part by the related borrower’s leasehold interest in one (1) of the individual Mortgaged Properties, identified on Annex A to this prospectus supplement as Stonetown MHC Portfolio - Dallas, and the related borrower’s fee simple interest in the remaining three (3) individual Mortgaged Properties.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Executive Airport Business Center, representing approximately 0.3% of the Initial Pool Balance, such Mortgage Loan is secured solely by the related borrower’s leasehold interest in the entire Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases, with the exception of Stonetown MHC Portfolio - Dallas, has a term that extends at least 20 years beyond the maturity date of the related Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted above, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” in this prospectus supplement.

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not materially affect the use, value or operation of such Mortgaged Property.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR

Empire Hotel & Retail	$70,000,000	$110,000,000	$180,000,000	4.5700%	45.8%	1.55x
National Harbor	$19,889,529	$109,392,411	$129,281,941	4.1500%	67.0%	1.73x

See “—Outside Serviced Whole Loans” below for more information regarding each of these Companion Loans.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.  In addition, pursuant to the intercreditor agreement between the mortgage lender and mezzanine lender, the holder of the related mezzanine loan has (in the case of existing mezzanine debt) or may have (in the case of future mezzanine debt in the event such mezzanine debt is incurred and an intercreditor agreement entered into) certain rights and remedies, including (i) the right to purchase the related Mortgage Loan at par in certain circumstances such as in the event of a Mortgage Loan default, if the Mortgage Loan becomes a Specially Serviced Loan and/or certain enforcement actions are commenced under the Mortgage Loan, (ii) the right to cure Mortgage Loan defaults for cure periods that may extend beyond the cure periods available to the related borrower and thereby forestall the exercise of remedies with respect to the Mortgage Loan, and (iii) the right to approve certain modifications of the Mortgage Loan documents.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Loan	Interest Rate on Mezzanine Loan	Maturity Date of Mezzanine Loan

Christown Spectrum(1)	$66,500,000	5.5%	$7,700,000	15.3000%	4/6/2018
1540 2nd Street(2)	$34,000,000	2.8%	$4,200,000	4.6860%	12/6/2022

(1)
The related mezzanine loan is secured by a pledge of 79.2% of the indirect equity in the borrowers under the subject Mortgage Loan.  In addition to the mezzanine indebtedness reflected in the above table, the Coventry Guarantors (as defined below) have pledged their indirect equity in the borrowers under the subject Mortgage Loan to secure the repayment of amounts due under a settlement agreement that are due in November 2013, as further described below and in “Structural and Collateral Term Sheet—Christown Spectrum—Wells Fargo Pledge” in Annex B to this prospectus supplement.

(2)	The related mezzanine loan is secured by a pledge of 100% of the mezzanine borrower’s interest in the related borrower.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Christown Spectrum (the “Christown Spectrum Loan“), representing approximately 5.5% of the Initial Pool Balance, the non-recourse carveout guarantors under the Christown Spectrum Loan, Coventry Real Estate Fund II, L.L.C. and Coventry Fund II Parallel Fund, L.L.C. (together, the “Coventry Guarantors“) executed repayment guaranties in connection with a $48,000,000 construction loan (the “Bloomfield Loan”) made by Wells Fargo Bank, N.A.

(“Wells“) in December 2006 to two borrowers controlled by the Coventry Guarantors, secured by a mixed-use lifestyle center development project located in Bloomfield Hills, Michigan. The borrowers under the Bloomfield Loan defaulted on the Bloomfield Loan at its maturity date and Wells filed suit to enforce the repayment guaranties.  Wells and the Coventry Guarantors entered into a settlement agreement, pursuant to which Wells agreed to forbear exercising its remedies until November 2013 in exchange for the Coventry Guarantors’ pledge of their 79.2% equity interest in the Christown Spectrum Property and another property and a $7,500,000 principal paydown of the Bloomfield Loan, which was funded by the predecessor loan to the mezzanine loan described above.  Wells has entered into an intercreditor agreement with the related mortgage loan seller pursuant to which it has subordinated the pledge in the Mortgaged Property and the $7,700,000 mezzanine loan referred to above.  Pursuant to the intercreditor agreement, Wells agrees that it will (1) release any overlapping collateral in connection with an assignment or transfer by Wells of its position and (2) cause any transferee to agree to be bound by the terms of the intercreditor agreement.  Prior to a foreclosure (or conveyance in lieu thereof) of the Wells position, any party (other than Wells), is required to provide a replacement guaranty on the same terms as the guaranties delivered under the Christown Spectrum Loan and the mezzanine loan, as applicable (but with a net worth of $20,000,000 and a liquidity of $200,000 until March 27, 2014; and $500,000 thereafter), and retain the existing property manager or appoint a new “qualified manager”.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.  As of the Cut-off Date, except as disclosed above, each Sponsor has informed us that it is not aware of any mezzanine indebtedness with respect to any Mortgage Loan it is selling to the Depositor.  With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield

Empire Hotel & Retail	$70,000,000	70.0%	1.30x	9.0%
Courtyard Miami West	$10,981,061	70.0%	1.25x	10.0%

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the Initial Pool Balance, owners of direct or indirect equity interests in the related borrower are permitted to issue preferred equity upon the satisfaction of certain conditions, including:  (i) the sums payable in respect of all such preferred equity must be payable only out of the net cash flow from the Mortgaged Property (following the payment of all operating expenses, including all scheduled or delinquent interest and principal on the Mortgage Loan and all other amounts then due and payable under the Mortgage Loan documents), (ii) the remedies available to the holder of any such preferred equity in the event of a default in the payment of the sums payable in respect of such preferred equity must be limited to the diversion of the net cash flow from the Mortgaged Property (following the payment of all operating expenses, including all scheduled or delinquent interest and principal on the Mortgage Loan and all other amounts then due and payable under the Mortgage Loan documents) to the payment of such preferred equity, and there may be no foreclosure-like remedy or other remedy that could result in a change of control, and (iii)  the maturity date for payment of the sums in respect of the preferred equity, if any, must be no earlier than April 6, 2024.  Notwithstanding the foregoing, Eauxverthere, L.P. (“Eauxverthere“) (an indirect 25% owner of the related borrower) and the holder of any direct or indirect interest in Eauxverthere, may issue any preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity) without complying with the requirements above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hyatt House Houston, representing approximately 0.6% of the Initial Pool Balance, the related borrower is permitted to incur additional unsecured indebtedness up to $1.0 million in the form of a loan provided by a direct or indirect owner of the related borrower provided (i) the combined debt yield of the unsecured debt and the Mortgage Loan is not less than 10%, (ii) the combined debt service coverage ratio of the unsecured debt and the Mortgage Loan is not less than 1.25x and (iii) the combined loan-to-value ratio of the unsecured debt and Mortgage Loan does not exceed 70%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Staybridge Denver, representing approximately 0.5% of the Initial Pool Balance, the related borrower is permitted to incur additional unsecured indebtedness up to $500,000 in the form of a loan provided by a direct or indirect owner of the related borrower provided (i) the combined debt yield of the unsecured debt and the Mortgage Loan is not less than 10%, (ii) the combined debt service coverage ratio of the unsecured debt and the Mortgage Loan is not less than 1.25x and (iii) the combined loan-to-value ratio of the unsecured debt and the Mortgage Loan does not exceed 70%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Courtyard Miami West, representing approximately 0.9% of the Initial Pool Balance, the related borrower is permitted to incur additional indebtedness up to $1.5 million in the form of (i) a mezzanine loan and (ii) an unsecured loan provided by a direct or indirect owner of the related borrower provided (i) the combined debt yield of the unsecured debt, the mezzanine loan and the Mortgage Loan is not less than 10%, (ii) the combined debt service coverage ratio of the unsecured debt, the mezzanine loan and the Mortgage Loan is not less than 1.25x and (iii) the combined loan-to-value ratio of the unsecured debt, the mezzanine loan and the Mortgage Loan does not exceed 70%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Courtyard Chicago Wood Dale, representing approximately 0.6% of the Initial Pool Balance, the related borrower is permitted to incur additional unsecured indebtedness up to $750,000 in the form of a loan provided by a direct or indirect owner of the related borrower provided (i) the combined debt yield of the unsecured debt and the Mortgage Loan is not less than 10%, (ii) the combined debt service coverage ratio of the unsecured debt and Mortgage Loan is not less than 1.25x and (iii) the combined loan-to-value ratio of the unsecured debt and Mortgage Loan does not exceed 70%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the Initial Pool Balance, the related borrower is the obligated party on a letter of credit in favor of Philadelphia Gas Works (“PGW”) related to work conducted by PGW on gas lines during the redevelopment of the Mortgaged Property by the related borrower.  The letter of credit has an original stated sum of $43,732, an outstanding balance of $15,403 and expires on July 15, 2013.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

Except with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 2151 Las Palmas, securing a Mortgage Loan representing 0.2% of the Initial Pool Balance, for which an environmental report was prepared in June 2011, an environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date.  See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Stonecreek - Robinhood Portfolio - Robinhood Plaza, representing approximately 1.3% of the Initial Pool Balance by allocated loan amount, the related Phase I environmental site assessment (“ESA“) reported that remediation of localized dry cleaning chemical impacts beneath the dry cleaner tenant space has been performed with governmental oversight.  Post-remediation confirmation monitoring currently is being performed at a cost of approximately $20,000.  The ESA estimates that if the monitoring results are deemed acceptable for obtaining regulatory no further action (“NFA“) status, then remaining well decommissioning activities would cost approximately $5,000.  The ESA also estimates that if an additional round of monitoring is required to obtain NFA status, then further expenditures would be an additional $30,000.  The ESA also noted that prior contamination from a gas station that previously operated at the Mortgaged Property was remediated, received regulatory closure and requires no further action.

In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the Initial Pool Balance, the related ESA and supplemental letter reports indicate that various industrial activities and underground storage tanks previously conducted or present at the Mortgaged Property prior to redevelopment had resulted in soil and groundwater impacts that have been investigated and remediated with governmental oversight pursuant to the Pennsylvania Land Recycling and Environmental Remediation Standards Act (commonly referred to as “ACT 2“) and other related state law.  The ESA reports that the only remaining remediation activity necessary for regulatory closure and liability protection is to complete construction of the last out-parcel building that constitutes part of the “cap” over soils at the site to eliminate direct contact with impacted soil.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 10 Senate Place, representing approximately 0.7% of the Initial Pool Balance, the related environmental consultant reported that the Mortgaged Property was identified on numerous New Jersey Department of Environmental Protection (“NJDEP“) databases in connection with the Mortgaged Property’s former use by the American Industrial Complex.  The related environmental consultant reported that a prior Phase II environmental assessment conducted at the Mortgaged Property revealed subsurface soil and groundwater impacts.  In 2002, the Mortgaged Property was entered into the Voluntary Cleanup Program with NJDEP and remediation of all areas of concern was started.  Furthermore, in 2002, the remediation program was transferred under the Site Remediation Reform Act from NJDEP oversight to a Licensed Site Remediation Professional (“LSRP“).  At the end of 2012, the LSRP issued a Response Action Outcome, signifying that all required remediation was complete, with the exception of minimal ongoing groundwater treatment.  The related environmental consultant reported that the responsible party for remediation, Warehouse Parcel, LLC, is not affiliated with the related borrower.  Dey Street Partners LLC has entered into a guaranty with the related borrower guarantying the obligations of Warehouse Parcel, LLC, including the costs of the remaining remediation.  The costs of the remaining remediation were estimated by the related environmental consultant to be $60,000, and the lender has reserved $75,000 in the event that Dey Street Partners LLC defaults on its guaranty.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Kennesaw O’Storage, representing approximately 0.1% of the Initial Pool Balance, the related environmental consultant determined that acetone, a volatile organic compound, was detected in the soil. However, the detected concentration was less than applicable Georgia Hazardous Site Response Act regulations and; therefore, does not carry any Georgia Environmental Protection Division notification requirement.  The related environmental consultant concluded that no further action was warranted in regard to the soil evaluation findings of the investigation.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, representing approximately 5.8% of the Initial Pool Balance, two of the five individual related non-recourse carveout guarantors, Jay Podolsky and Stuart Podolsky (such individual non-recourse carveout guarantors, the “Subject Guarantors”), are defendants in a civil suit brought by a former joint venture partner in a real estate development venture unrelated to the Mortgaged Property or the Mortgage Loan.  The suit relates to the proposed sale of a hotel property owned by the joint venture.  The plaintiff alleges that the proposed sale violates the terms of the parties’ joint venture agreement and seeks (i) to enjoin the sale of the hotel for $24,300,000 to an entity owned and controlled by the Subject Guarantors and (ii) compensatory damages.  Additionally, the related borrower is a named third-party defendant in a civil lawsuit related to sewer overflow.  Furthermore, in the mid-1980s, the Subject Guarantors, Jay Podolsky and Stuart Podolsky, pled guilty to multiple felony criminal charges, including grand larceny, attempted grand larceny, coercion, attempted coercion and conspiracy, in connection with such guarantors’ operation of rent-regulated apartment buildings in New York, New York.  The individuals that pled guilty to the felony charges were sentenced to five years of probation for some of the charges with the remainder conditionally discharged in exchange for their guilty pleas.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 903 Peachtree Street, representing approximately 0.1% of the Initial Pool Balance, one of the related non-recourse carveout guarantors was the indirect equityholder of an affiliated borrower under a separate commercial mortgage loan secured by property which was foreclosed upon in April 2010.  Such related non-recourse carveout guarantor challenged the foreclosure and filed suit against the foreclosing servicer.  CGMRC has been advised that the case objecting to the foreclosure was dismissed and the related non-recourse carveout guarantor agreed to turn over cash flow during this dispute.  In addition, the related non-recourse carveout guarantor was the sponsor of another separate commercial mortgage loan pursuant to which the lender foreclosed on the related property without contest from the related non-recourse carveout guarantor in September 2010 and subsequently sold the applicable property in June 2011.  Further, the related non-recourse carveout guarantor has two outstanding judgments totaling approximately $725,000 relating to personal guarantees on leases for an unrelated restaurant operating entity.  In connection with the appeal of both of those judgments and ongoing settlement discussions, per information provided by the related non-recourse carveout guarantor; the wages of the related non-recourse carveout guarantor are being garnished to satisfy the judgment amounts.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor and Residence Inn Boston Harbor – fee interest, representing approximately 3.6% and 0.3%, respectively, of the Initial Pool Balance, the Mortgage Loans are secured by a leasehold interest and a fee interest, respectively, in the same real property (the “Residence Inn Boston Property”).  The mortgagor under the Residence Inn Boston Harbor – fee interest Mortgage Loan is currently in ongoing litigation with the electric utility company serving the Residence Inn Boston Property arising from a disputed amount of approximately $693,663 in electricity charges allegedly under-billed by the utility provider over the course of approximately seven years, ending in 2009.  We cannot assure you that an adverse outcome of the electric utility company dispute would not affect or interrupt the service of electricity to either or both of the related Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Christown Spectrum, representing approximately 5.5% of the Initial Pool Balance, Coventry Real Estate Advisors, LLC (“Coventry”) is suing DDR Corp. (“DDR”), in New York County, alleging breach of contract, violation of fiduciary duties and fraud.  The New York court has dismissed one of Coventry’s claims against DDR, violation of fiduciary duties, but the six other claims remain.  Coventry moved to have all of DDR’s counterclaims dismissed.  In May 2012, the New York court granted Coventry’s motion to dismiss DDR’s counterclaims asserting breach of fiduciary duty and aiding and abetting breach of fiduciary duty, denied Coventry’s motion to dismiss DDR’s counterclaim for breach of contract, tortious interference with business relations and business libel, and granted Coventry leave to renew its motion as to those counterclaims.  Discovery is scheduled to be completed by April 30, 2013, but the New York court may extend discovery past that date. DDR filed a motion for summary judgment on October 10, 2011. Coventry filed its opposition to the motion on December 20, 2011. The court has not yet issued a ruling on DDR’s motion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 127 West 25th Street, representing approximately 4.0% of the Initial Pool Balance, the Mortgaged Property is involved in three separate legal actions.

The first is an action brought by three members of 127 West 25th LLC, the 100% owner of the borrower, to challenge the conveyance of the Mortgaged Property to its subsidiary, the borrower.  In December 2012, the parties signed a stipulation, which the judge so ordered, whereby the plaintiffs agreed that, during the pendency of the litigation, title could remain in the name of the borrower.   At a conference on January 14, 2013, the judge obtained an explicit consent from the plaintiffs to refinance the Mortgaged Property and stated that the Mortgaged Property could not be transferred at all during the pendency of the litigation.  If the Mortgage Loan were to go into default and be accelerated prior to the conclusion of the litigation, the restriction on a sale might impair or delay the borrower’s ability to repay the Mortgage Loan, but the lender’s ability to foreclose the Mortgage on the Mortgaged Property is not restricted.  At the January 14th conference, the lawyer for the plaintiffs indicated that the plaintiffs may have additional claims, based on their belief that there are unaccounted for funds.

The second action, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 127 West 25th Street, representing approximately 4.0% of the Initial Pool Balance, is against Daniel Shavolian, the non-recourse carveout guarantor (and managing member of, and owner of a 21.5% membership interest in 127 West 25th LLC), by two individual plaintiffs seeking to enforce a promissory note granted by Shavolian.  Shavolian appears to have pledged 40% of the membership interests in 127 West 25th LLC as security for the note.  On December 20, 2012, the court granted summary judgment in favor of the noteholders, and entered judgment in the amount of $3,382,530.  In early January 2013, Shavolian obtained a stay of enforcement from the appellate court while he pursues an appeal, and posted a bond for $2 million to secure the claims of the noteholders during the pendency of the appeal.  If Shavolian does not prevail in his appeal, Shavolian will be required to pay the full amount of the judgment plus interest (which is accruing at a rate of 9% per annum from December 20, 2012), failing which the pledge can be foreclosed, which would result in an event of default under the Mortgage Loan documents due to a change in the ownership of the borrower’s parent.  Such increased financial obligation and change in indirect ownership of the borrower could have a materially adverse effect on Shavolian’s net worth and/or liquidity.

The third action, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 127 West 25th Street, representing approximately 4.0% of the Initial Pool Balance, is a proceeding in which the plaintiffs, Chelsea Business and Property Owners’ Association, LLC (d/b/a Chelsea Flatiron Coalition (“CFC”)), commenced an Article 78 proceeding seeking (i) a preliminary injunction against the conversion of the Mortgaged Property to a homeless shelter and offices and (ii) a judgment annulling the determination by the Board of Standards and Appeals (the “BSA”) upholding the NYC Department of Buildings’ (“DOB”) prior approval of that conversion.  The New York State trial court denied CFC’s request for a preliminary injunction and upheld the BSA’s decision to uphold the DOB’s prior approval of the conversion, rejecting all of the arguments made by the CFC.  CFC has appealed the court’s decision to the appellate court, and that appeal is pending.  Were the appellate court to reverse the lower court, then the continued use of the Mortgaged Property as presently used would become unlawful.  Such an outcome may result in a material disruption in cash flow generated by the Mortgaged Property as well as a decline in the value of the Mortgaged Property, and accordingly may result in a default under the Mortgage Loan and decline in the value of the Mortgage Loan and the Certificates.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, representing approximately 5.8% of the Initial Pool Balance, the related Mortgaged Property was scheduled to undergo an approximately $5,000,000 property-wide renovation during the first six months of 2013, for which a reserve in the amount of $5,000,000 was established with the mortgage lender at the time of origination of the Mortgage Loan.  The Mortgaged Property’s entire guestroom inventory and lobby space are anticipated to be renovated as part of this upgrade and renovation program.  In addition, the Mortgaged Property is also anticipated to add three (3) additional units in space previously occupied by a fitness facility.  See “Structural and Collateral Term Sheet – Empire Hotel & Retail” in Annex B to this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hampton Inn and Suites - Homestead, representing approximately 1.2% of the Initial Pool Balance, the Loan Documents permit the borrower to construct two additional floors at the Mortgaged Property, provided, among other things, borrower deposits 115% of the approved budgeted cost of the construction with lender as a construction reserve and covenants that the construction of the hotel expansion will not materially impact the day-to-day operations (including ingress to or egress from) the Mortgaged Property.  If the hotel expansion has not been completed in full within eight months from commencement of the work, the borrower is required to deposit additional funds in the construction reserve such that the balance contained in that reserve is equal to 110% of the approved budgeted cost to complete the expansion. In addition, the borrower is required to obtain approval to the plans and budget from the franchisor and is prohibited from incurring or assuming any indebtedness in connection with the hotel expansion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Value Place Baton Rouge, representing approximately 0.6% of the Initial Pool Balance, such Mortgaged Property is undergoing certain capital improvements as part of a property improvement plan (“PIP“) in place as of the origination date of the Mortgage Loan under the related franchise agreement.  The borrower deposited with the lender a cash reserve in the amount of $136,944, representing approximately 110% of the estimated PIP costs, and a cash reserve in the amount of

$210,030, representing 100% of the estimated costs for the replacement of bed frames and mattresses and the installation of flat panel televisions and wireless internet.  The related loan agreement requires a monthly furniture, fixtures and equipment reserve.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Little Rock, representing approximately 0.4% of the Initial Pool Balance, such Mortgaged Property is undergoing certain capital improvements as part of a PIP which are scheduled to be completed within twelve (12) months of the origination date of the Mortgage Loan under the related franchise agreement.  The borrower deposited with the lender a cash reserve in the amount of $187,500, representing approximately 125% of the estimated PIP costs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Fairfield Inn - Anchorage, representing approximately 0.9% of the Initial Pool Balance, such Mortgaged Property is undergoing certain capital improvements as part of a PIP in place as of the origination date of the Mortgage Loan under the related franchise agreement with Marriott International, Inc.  The borrower deposited with the lender a cash reserve in the amount of $815,285, representing approximately 110% of the estimated PIP costs, and the related guarantor delivered a completion guaranty.  Renovations commenced in January 2013 and are expected to be completed by June 2013.  The lender will retain $81,529 in the reserve until Marriott has provided written documentation to lender that all PIP items have been completed.  The borrower has informed the lender that it intends (but is not required) to construct 32 additional rooms at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westin Memphis, representing approximately 2.8% of the Initial Pool Balance, the franchisor may require such Mortgaged Property to undergo certain capital improvements in connection with a PIP at any time after April 12, 2017.  In the event that a PIP is required by the franchisor, the Mortgage Loan documents require the related mortgagor to deposit with the lender a cash reserve in an amount equal to 100% of the estimated PIP costs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 677 Ala Moana Boulevard, representing approximately 3.4% of the Initial Pool Balance, the related borrower is required to complete a $14 million property renovation in connection with the related ground lessor agreeing to amend the related ground lease, which renovation is scheduled to commence on or about October 31, 2013 and must be completed within twelve (12) months.  The related borrower has thirty-six, thirty (30) day extensions by which to complete the renovation upon the payment of $5,000 per extension used by the related borrower.  A reserve in the full amount of the renovation has been established at origination.

We cannot assure you that the implementation of the above-mentioned PIPs will not cause room disruption or have an adverse effect on the performance of the related Mortgaged Property.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Checkers, representing approximately 2.6% of the Initial Pool Balance, the related borrower began an approximately $1.1 million capital plan that will include the conversion of the two existing presidential suites to six guest rooms, the removal of the rooftop pool to create additional outdoor meeting space, and the conversion of the vacant penthouse spa space into a new presidential/hospitality suite, among other renovations.  The work was underway on the origination date of the Mortgage Loan and is expected to be completed during the second quarter of 2013.  We cannot assure you that these renovations will be completed as expected.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the Initial Pool Balance, TD Bank, the tenant, has not yet commenced construction of its building at the Mortgaged Property.  While the related borrower has entered into a ground lease with TD Bank for an initial term of

15 years, the tenant is not yet in occupancy and has not yet begun construction of its building.  Under the terms of the executed ground lease, TD Bank is required to commence paying rent on or before September 16, 2013.  On the origination date, the lender reserved $155,000 to cover (i) the $90,000 of rent that would have been payable by TD Bank during the period between the origination date and the date TD Bank is obligated to begin paying rent and (ii) $65,000 relating to unpaid landlord obligations to pay leasing commissions under the TD Bank lease.  We cannot assure you that TD Bank will commence construction or commence paying rent.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants.  See “Structural and Collateral Term Sheet” for additional information on the 10 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity.

Two (2) of the Mortgage Loans, representing in the aggregate approximately 3.9% of the Initial Pool Balance were refinancings of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Barnegat Mini Storage, representing approximately 0.4% of the Initial Pool Balance, the Mortgage Loan refinanced, through a discounted payoff, a previous loan that was, prior to such refinancing, being specially serviced.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 677 Ala Moana Boulevard, representing approximately 3.4% of the Initial Pool Balance, the proceeds of the Mortgage Loan were used to repay, in full, the existing loan that was then in maturity default.

With respect to the Mortgage Loan secured by (i) the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Storage Masters, representing approximately 2.0% of the Initial Pool Balance, (ii) the Mortgaged Property identified on Annex A to this prospectus supplement as Storage Masters - Chesterfield, representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, and (iii) the Mortgaged Property identified on Annex A to this prospectus supplement as Storage Masters - O’Fallon, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the non-recourse carveout guarantor with respect to the Storage Masters properties, John R. Burrows, caused certain property owners to file for bankruptcy to avoid foreclosure proceedings related to a separate $22,000,000 loan originated by First Bank.  The First Bank loan was secured by first mortgage liens on four properties, including the Storage Masters - Chesterfield property identified in clause (ii) above (collectively, the “First Bank Properties”).  The First Bank loan originally matured on December 31, 2008 and First Bank entered into forbearance agreements with a final maturity date of January 5, 2012.  As a condition of the forbearance agreement, First Bank took as additional collateral an unsecured claim on the Storage Masters - O’Fallon property identified in clause (iii) above. On March 11, 2011, First Bank sold its loan to a partnership of Angelo Gordon and its operating partner Andover Properties, LLC. John R. Burrows was unable to refinance the First Bank loan prior to the amended maturity date of January 5, 2012, and to stave off foreclosure actions directed the borrowers under the First Bank loan (including the borrower with respect to the Storage Masters - O’Fallon property) to file for bankruptcy protection. The Storage Masters - O’Fallon property borrower bankruptcy was consolidated in the bankruptcy of the borrowers under the other First Bank Properties.  In September 2012, the Bankruptcy Court authorized the refinance of the Storage Masters - O’Fallon property.  The First Bank Properties were auctioned in a trustee’s sale in early November 2012. John R. Burrows bid for and ultimately acquired the Storage Masters - Chesterfield property for $10.4 million.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Westin Memphis, representing approximately 2.8% of the Initial Pool Balance, the related borrower’s leasehold interest is a sub-subleasehold interest in the related Mortgaged Property.  The sublessor under the borrower’s sublease is currently a debtor in a Chapter 11 bankruptcy proceeding (the “Bankrupt Sublessor”).  Pursuant to the terms of a settlement agreement (which has been approved by the bankruptcy court but not yet consummated) and an estoppel between the fee owner, the intermediate sublessor, the Bankrupt Sublessor, and the borrower (which estoppel still requires bankruptcy court approval), the borrower’s sublease will become a direct lease between the fee owner and the borrower.  If the settlement is not consummated or the estoppel is not approved by the bankruptcy court, the Bankrupt Sublessor may opt to reject either its sublease with the intermediate sublessor (in which case the borrower’s sublease will become a direct lease with the fee owner) or its sublease with the borrower.  If the Bankrupt Sublessor rejects its sublease with the borrower, the borrower will nevertheless retain rights under its sublease pursuant to section 365(h)(1) of the Bankruptcy Code, which rights will include any right of use, possession, quiet enjoyment, subletting, assignment, or hypothecation, for the balance of the term of such lease and for any renewal or extension of such rights to the extent that such rights are enforceable under applicable non-bankruptcy law.  Furthermore, the borrower will be entitled to offset against the rent payable under such lease, the value of any damage caused by the nonperformance of any obligation of the Bankrupt Sublessor after such rejection.  The borrower has assigned such rights under Section 365(h)(1) of the Bankruptcy Code to the lender, and accordingly in such a circumstance, the lender would have the right to retain possession of the Mortgaged Property. The estoppel described above includes many traditional leasehold lender protections which are otherwise absent from the related borrower’s sub-sublease, including, without limitation, (i) the right of lender to obtain a new lease from Bankrupt Sublessor in the event of a termination of the related borrower’s sub-sublease, (ii) extended cure rights for the lender in the event that the borrower defaults under the sub-sublease, including time necessary to foreclose and take possession of the related Mortgaged Property if required to cure, (iii) a prohibition against amendment or termination of the sub-sublease without the lender’s consent, and (iv) a prohibition on Bankrupt Sublessor mortgaging its leasehold interest in the sub-sublease without lender’s consent.  Unless such is approved by the bankruptcy court, the additional lender protection provisions provided therein may not be binding on Bankrupt Sublessor.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●
Six (6) of the Mortgaged Properties, securing in whole or in part five (5) Mortgage Loans, representing approximately 4.0%, 2.1%, 0.7%, 0.3%, 0.2% and 0.2%, respectively, of the Initial Pool Balance, are leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 4.0% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Set forth below are certain tenants that (i) lease space at multiple Mortgaged Properties, and (ii) are among the five largest tenants (based on net rentable area) at two or more Mortgaged Properties:

●
Ross Dress for Less is a tenant at each of three (3) Mortgaged Properties, and such Mortgaged Properties secure approximately 11.7%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Office Depot is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 6.9%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Wal-Mart is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 6.8%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Big Lots is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 5.4%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Best Buy is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.3%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●
Dollar Tree is a tenant at each of three (3) Mortgaged Properties, and such Mortgaged Properties secure approximately 1.7%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Subway is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 0.7%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, and mixed use Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

●
In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan, as set forth on Annex A to this prospectus supplement.

●
With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 903 Peachtree Street, representing collateral for approximately 0.1% of the Initial Pool Balance, one or more leases representing approximately 51.8% of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to the maturity of the related Mortgage Loan.  With respect to certain other Mortgaged Properties, leases representing a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right , (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases or (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time.  We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

●	Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date.

●	Certain of the Mortgaged Properties may have tenants that sublease a portion of their space or have provided notice of their intent to sublease out a portion of their space in the future.

●
Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, taking into account the five (5) largest tenants by net rentable square footage at those Mortgaged Properties securing the largest twenty (20) mortgage loans by aggregate Initial Pool Balance:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Stonecreek - Robinhood Portfolio - Robinhood Plaza, representing approximately 1.3% of the Initial Pool Balance by allocated loan amount, the fifth largest tenant, representing approximately 5.2% of the net rentable square footage of the related Mortgaged Property, has a termination option based on failure to meet certain sales targets.

●
Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the five (5) largest tenants by net rentable square footage at those Mortgaged Properties securing the largest twenty (20) mortgage loans by aggregate Initial Pool Balance:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Blue Diamond Crossing, representing approximately 4.9% of the Initial Pool Balance, several tenants at the related Mortgaged Property, collectively representing 31.5% of the net rentable square footage of the related Mortgaged Property, may pay reduced rent or terminate their leases in the event that Target and/or Kohl’s, the largest and second largest tenants at the Mortgaged Property, respectively, goes dark or is otherwise not in occupancy at the Mortgaged Property;

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Christown Spectrum, representing approximately 5.5% of the Initial Pool Balance, Harkins 14 Theater, the fourth largest tenant at the Mortgaged Property representing approximately 7.3% of the net rentable square footage at the Mortgaged Property has the right to a 50% rent reduction if there is less than 50% occupancy at the related mall and if the condition continues for one year, the tenant may terminate its lease; and Ross Dress for Less, the fifth largest tenant at the Mortgaged Property representing approximately 3.5% of the net rentable square footage at the Mortgaged Property has the right to pay reduced rent if either Costco or Wal-Mart vacates the premises or if less than 60% of leasable floor area (excluding tenant’s space) is occupied by operating retailers, and if this condition continues for 18 months, has the right to terminate its lease;

●
With respect to the Mortgaged Property identified on Annex A as McIntosh Village SC representing approximately 2.0% of the Initial Pool Balance, PetSmart, the tenant representing approximately 14.2% of the net rentable square footage at the Mortgaged Property, may abate its rent by 50% if any of Wal-Mart or Home Depot (which are each “shadow anchors”) or Best Buy “go dark” , and if such condition continues for more than 12 months, may terminate the lease upon written notice;

●
With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Stonecreek – Robinhood Portfolio – Stonecreek Village, representing approximately 1.7% of the Initial Pool Balance by allocated loan amount, the largest tenant, representing approximately 15.6% of the net rentable square footage of the related Mortgaged Property, may pay reduced rent or terminate its lease if a specified percentage of such Mortgaged Property is unoccupied or a specified tenant goes dark (and 8 additional tenants representing approximately 20.7% of the net rentable area of the related Mortgaged Property have similar rights);

●	With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Stonecreek – Robinhood Portfolio – Robinhood

Plaza, representing approximately 1.3% of the Initial Pool Balance by allocated loan amount, the fifth largest tenant representing approximately 5.2% of the net rentable square footage of the related Mortgaged Property, may pay reduced rent or terminate its respective lease if a specified percentage of such Mortgaged Property is unoccupied or a specified tenant goes dark (and 2 additional tenants representing approximately 6.5% of the net rentable area of the related Mortgaged Property have similar rights); and

●
With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, securing a Mortgage Loan representing approximately 1.3% of the Initial Pool Balance, two tenants, collectively representing approximately 11.8% of the net rentable square footage of the related Mortgaged Property, may terminate their respective leases if a specified percentage of such Mortgaged Property is unoccupied or a specified tenant goes dark.

●
Certain of the tenant leases may permit a tenant to go dark at any time.  For example, taking into account the five (5) largest tenants by net rentable square footage at those Mortgaged Properties securing the largest twenty (20) mortgage loans by aggregate Initial Pool Balance:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Christown Spectrum Mall, representing approximately 5.5% of the Initial Pool Balance, Wal-Mart, COSTCO and Ross Dress for Less, representing approximately 29.5%, 18.2% and 3.5% of the net rentable square footage at the Mortgaged Property, respectively, may go dark at any time.  In addition, Harkins 14 Theater, representing approximately 7.3% of the net rentable square footage, may go dark at any time after July 13, 2017;

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Blue Diamond Crossing, representing approximately 4.9% of the Initial Pool Balance, the tenants Target, Kohl’s, Ross Dress for Less, Big Lots and Office Depot, representing approximately 25.1%, 19.0%, 6.0%, 5.5% and 4.1%, of the net rentable square footage at the Mortgaged Property, respectively, may go dark at any time; and

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the Initial Pool Balance, the largest tenant, Wal-Mart, representing approximately 69.0% of the net rentable square footage at the Mortgaged Property, may go dark at any time.

●
Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants.  Government tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations.  For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks.  One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent

39 Broadway	7.1%	The Waterfront Commission(1)	4.7%	4.7%
127 West 25th Street	4.0%	Bowery Residents’ Committee, Inc.(2)	100%	100%
677 Ala Moana Boulevard	3.4%	GSA/USGS(3)	5.0%	9.4%
Pin Oak Portfolio – South Parcel	1.0%	Social Security(4)	30.0%	22.1%

(1)
Tenant has the option to terminate its lease, with at least 180 days notice and payment of unamortized costs, if its administrative function is permanently discontinued as a result of any action or inaction taken by the State of New York, the State of New Jersey, or the Congress of the United States of America.

(2)
The tenant has no termination options under its lease with the borrower.  The tenant has entered into an agreement with the City of New York pursuant to which the City of New York has hired the tenant to operate a homeless shelter at the Mortgaged Property.  The agreement is between the tenant and the City, terminable by the City with or without cause and is subject to termination as a result of lack of appropriations or reductions in government spending.  Funding to the tenant under the agreement is subject to annual appropriations.  Failure to receive funding might result in the tenant’s inability to make payments due under the lease.

(3)	Tenant has the option to terminate its lease upon at least 180 days notice.

(4)	Tenant has the option, exercisable on or after March 4, 2015, with at least 180 days notice, to terminate its lease.

●
In addition to government sponsored tenants, certain of the Mortgaged Properties may be leased in whole or in part by non-profit or not-for-profit entities that rely on government funding for their revenues and that may have lease provisions that provide for termination in the event such government funding is reduced or terminated.  For example:

●
With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 677 Ala Moana Boulevard, representing approximately 3.4% of the Initial Pool Balance, the third largest tenant, Cancer Research Center of HI, representing approximately 9.8% of the net rentable square footage at the Mortgaged Property, may terminate its lease, upon no less than 180 days notice to the landlord, in the event that (i) the public funding received by the tenant is terminated or substantially reduced, (ii) the program conducted by the tenant is abolished, terminated, reorganized or substantially downsized or (iii) the related tenant completes construction of space that is of similar size to the tenant’s leased space at the related Mortgaged Property and that is designed to accommodate the related tenant’s operations and such space is certified for occupancy by the applicable government agency.

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Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this  “—Terminations” section.  For example, taking into account those Mortgaged Properties securing the largest ten (10) mortgage loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of the related Mortgaged Property:

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, securing a Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, the lease related to the rooftop portion of such Mortgaged Property (the “Rooftop Lease”) has not commenced and will not commence unless/until the related tenant obtains a liquor license for the rooftop space in its own name.  This rooftop space is currently operated by the tenant under a management agreement.  Pursuant to the management agreement, the tenant pays the rent that would otherwise be payable under the Rooftop Lease only to the extent the applicable rooftop revenues are sufficient therefor.  Both the borrower and the related tenant have termination rights under the management agreement.  If the management agreement is terminated as a result of either party’s exercise of such a termination right, (x) the Rooftop Lease will not become effective (unless otherwise agreed to by the parties) and (y) a restaurant tenant, representing approximately 10.6% of the retail space at the Mortgaged Property, will have a right to terminate its lease.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on material lease termination options relating to the largest twenty (20) Mortgage Loans.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing approximately 1.3% of the Initial Pool Balance, a tenant, TD Bank, has executed a ground lease for an initial term of 15 years, but has not begun construction of its building and has not begun to pay rent. TD Bank is required under the terms of the ground lease to begin paying rent on or before September 16, 2013, however we cannot assure you that TD Bank will take occupancy or commence paying rent.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space.  We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest twenty (20) Mortgage Loans.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Pin Oak Portfolio – North Parcel and Pin Oak Portfolio – South Parcel, representing approximately 3.2% and 1.0%, respectively, of the Initial Pool Balance, each of which was structured as a Shari’ah compliant loan, the related master tenant has the right to purchase the related Mortgaged Property from the borrower. With Shari’ah compliant mortgage loans, such a purchase option is typically provided to the master tenant in order to facilitate the borrower’s making of a full or partial payment, effecting a defeasance, or making the balloon payment at maturity. Such right is fully subordinated to the related Mortgage Loan documents and is exercisable only with the sole and absolute discretion of Lender and satisfaction of any conditions set forth in the related Mortgage Loan documents for transfer and assumptions or otherwise for prepayment or the defeasance of the related Mortgage Loan.

With respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor, representing approximately 3.6% of the Initial Pool Balance, such Mortgaged Property is subject to franchise agreement with Marriott that provides Marriott with a right of first refusal in connection with the sale of the Mortgaged Property (or transfer of a beneficial ownership interest therein) to a “Competitor” (as defined in the related franchise agreement).  This right to purchase would apply in the case of a foreclosure or deed-in-lieu of foreclosure if the transferee were a “Competitor.”

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Little Rock, representing approximately 0.4% of the Initial Pool Balance, such Mortgaged Property is subject to franchise agreement with Marriott that provides Marriott with a right of first refusal in connection with the sale of the Mortgaged Property (or transfer of a beneficial ownership interest therein), or the transfer of its franchisee license, to a “Competitor” (as defined in the related franchise agreement). This right of first refusal would apply in the case of a foreclosure or deed-in-lieu of foreclosure if the transferee were a “Competitor.”

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor, representing approximately 3.6% of the Initial Pool Balance, the Mortgaged Property is a leasehold interest created by a ground lease which provides the ground lessor a right of first offer in the event the ground lessee seeks to sell or otherwise assign its interest in the applicable Mortgaged Property.  Such right of first offer does not apply in the event of a foreclosure, deed-in-lieu of foreclosure, and any first sale by a lender following a foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 677 Ala Moana Boulevard, representing approximately 3.4% of the Initial Pool Balance, the terms of a tri-party agreement between the borrower, lender and ground lessor provide that the lender must give notice of its intent to foreclose on the Mortgaged Property to the ground lessor and ground lessor has the right, within thirty (30) days of such notice, to purchase lender’s interest in the Mortgage Loan for a price equal to the sum of the outstanding principal balance of the Mortgage Loan together with any other amounts due and unpaid under the terms of the Mortgage Loan.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as National Harbor, representing approximately 1.6% of the Initial Pool Balance, affiliates of the related borrower that are primarily comprised of restaurant tenants have leased 37,087 square feet of the net rentable area at the related Mortgaged Property pursuant to leases at 3 of the buildings at the Mortgaged Property, which leased space collectively represents approximately 9.1% of the net rentable area.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor – fee interest, representing approximately 0.3% of the Initial Pool Balance, an affiliate of the related borrower leases the entire Mortgaged Property to the borrower pursuant to a ground lease entered into between the borrower and the affiliated entity.  The related Mortgage Loan is subordinate to such ground lease.  See “Risk Factors—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure” in this prospectus supplement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 10 Senate Place, representing approximately 0.7% of the Initial Pool Balance, 100% of the Mortgaged Property is leased to an affiliate of the related borrower which affiliate may sublet space to individual tenants.  The lease is personally guaranteed by the related non-recourse carveout guarantor of the Mortgage Loan.

In addition, certain of the Mortgage Loans secured by manufactured housing community Mortgaged Properties may permit the related borrower from time to time, subject to certain restrictions contained in the related Mortgage Loan documents, to lease or permit the occupancy of individual or multiple pads at the related Mortgaged Properties by affiliates of the related borrower.  Such affiliates generally own the manufactured homes located thereon and lease the same to third parties.  At times, such arrangement with affiliates may constitute more than 5.0% of the gross income at the Mortgaged Property.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 84 Mortgaged Properties, representing collateral for approximately 70.7% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

In addition, certain Mortgaged Properties may be insured by a sole or significant tenant.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use.

For example, with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, securing a Mortgage Loan that represents approximately 5.8% of the Initial Pool Balance, may become subject to use restrictions.  A temporary certificate of occupancy had lapsed and certain permits were not in full force and effect with respect to the restaurant, bar and pool uses on the penthouse and rooftop of the related Mortgaged Property.  The Mortgage Loan documents require the related borrower to obtain a valid certificate of occupancy and all required permits for such area on or before January 6, 2014.  In the event the related borrower is unable to obtain such certificate or permits, the borrower is required to terminate operation of the penthouse and rooftop uses.  The related Mortgaged Property is additionally lacking place of assembly permits required for certain portions of the Mortgaged Property.  The Mortgage Loan documents require the related mortgagor to obtain such permits (i) in the case of place of assembly permits related to the rooftop and penthouse area, by January 6, 2014, and (ii) in the case of place of assembly permits related to other portions of the Mortgaged Property, within ninety (90) days of the date of the origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 4.9% of the Initial Pool Balance, one (1) the individual manufactured housing community Mortgaged Properties (Valle Grande) is age-restricted, requiring tenants to be 55 years old or older.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 19 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in the definitions of “LTV Ratio at Maturity” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement, the related LTV Ratio at Maturity reflected in this prospectus supplement is calculated using an “as stabilized” appraised value.

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With respect to the loan-to-value ratio as of the Cut-off Date, the Mortgaged Property identified on Annex A to this prospectus supplement as Aramingo Crossings, representing collateral for approximately 1.3%, of the Initial Pool Balance by allocated loan amount, the Cut-off Date LTV Ratio reflected in this prospectus supplement is calculated using an “as stabilized” appraised value.  The “as- stabilized” appraised value assumes a stabilization date in October 2013, after TD Bank (which is not yet in occupancy and has not begun construction of its building) is required under the terms of the executed ground lease to commence paying rent.  We cannot assure you that that TD Bank will take occupancy or commence paying rent.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Non-recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans that do not contain such carveouts or contain limitations to such carveouts.  For example, with respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Residence Inn Boston Harbor and Residence Inn Boston Harbor – fee interest, representing approximately 3.9%, in the aggregate of the Initial Pool Balance, there is a non-recourse carveout for breaches of environmental covenants, but lender is required to abstain from exercising any rights and remedies under the environmental indemnity against the related borrowers and guarantor until the earliest of:  (1) the expiration of six (6) months after a written claim has been made under an environmental insurance policy maintained by such borrower, without payment by the insurer; (2) refusal in writing by the insurer of the defense of any claim or the coverage after a written claim has been made under such environmental insurance policy; and (3) such shorter time, if in the sole but commercially reasonable judgment of the lender, any delay would endanger any tenant or other occupant of the property or their guests or the general public or may materially and adversely affect the value of the property if not immediately addressed; provided, however, (i) the borrower under the Mortgage Loans is primarily liable for any deductible under such policy, and (ii) the borrower under the Mortgage Loans is primarily liable for losses (including any remediation costs) not covered by such policy or losses (including any remediation costs) in excess of the coverage under such policy.

In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus supplement.  See “Risk Factors—Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed” in this prospectus supplement.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty.  In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

6	0	51	76.9%
1	5	21	23.1
		72	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

Seventy-one (71) of the Mortgage Loans, representing approximately 98.7% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).  One (1) of the Mortgage Loans, representing approximately 1.3% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of 12 30-day months (“30/360 Basis”).

Three (3) of the Mortgage Loans, representing approximately 4.6% of the Initial Pool Balance, each provides for monthly payments of interest-only until its stated maturity date (each of those three (3) Mortgage Loans, an “Interest-Only Mortgage Loan”).  Each of the remaining sixty-nine (69) Mortgage Loans, representing approximately 95.4% of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (those sixty-nine (69) Mortgage Loans, together with the Interest-Only Mortgage Loans, the “Balloon Mortgage Loans”).  Thirteen (13) of these sixty-nine (69) Mortgage Loans referenced in the preceding bullet, representing approximately 30.2% of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date and then amortize for the remainder of their loan term.  The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates unless prepaid prior thereto.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.  In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Stonecreek - Robinhood Portfolio, which Mortgage Loan has a Cut-off Date Balance of $36,000,000, there is no independent director, manager or trustee in place.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Additional Indebtedness” above in this prospectus supplement.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 5 payments) up to and including the stated maturity date.  See Annex A to this prospectus supplement for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—

Prepayment Premiums, Fees and Charges” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A and “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on reserves relating to the largest twenty (20) Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or as to which the borrower is a Delaware Statutory Trust, transfers to new tenant-in-common borrowers or new beneficial owners in the Delaware Statutory Trust, as applicable.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

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the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Special Servicer will (except in the case of Outside Serviced Mortgage Loans) determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative to any waiver of any such clause.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Pin Oak Portfolio – North Parcel, representing approximately 3.2% of the Initial Pool Balance, the Mortgage Loan documents permit the mortgagor to subdivide the Mortgaged Property into three (3) individual Mortgaged Properties (a “Subdivision Event“); provided that, among other things, each individual Mortgaged Property (a) constitutes a separate legal parcel as of right under applicable subdivision laws, (b) complies with all applicable legal requirements, including zoning and building laws, rules, ordinances and regulations, and (c) is subject to a reciprocal easement operating agreement providing for, among other things, ingress and egress, shared access, and allocation of maintenance costs among each of the individual Mortgaged Properties.  Following a Subdivision Event, the Mortgage Loan documents permit the assumption of a portion of the Mortgage Loan secured by an individual Mortgaged Property (the “Transferred Loan“), subject to satisfaction of certain conditions, including:  (i) the Transferred Loan is secured by a separate security instrument, and is evidenced by a separate promissory note and all other documents reasonably requested by lender, (ii) mortgagor has paid a transfer fee equal to 0.5% of the outstanding principal balance of the Transferred Loan at the time of such Loan, (iii) if requested by lender, a rating agency confirmation has been provided, (iv) a replacement guarantor reasonably acceptable to lender has (1) assumed all of the obligations and liabilities under the environmental indemnity and recourse guaranty as of the date of the origination of the Mortgage Loan or (2) executed a replacement recourse guaranty and environmental indemnity satisfactory to lender, (v) the transferee has satisfied certain objective criteria set forth in the Mortgage Loan documents, (vi) the transferee has, at the date of the transfer, (1) a net worth of at least $25,000,000 and (2) liquidity of at least $5,000,000, and (iv) immediately following the transfer, each of the Mortgage Loan and the Transferred Loan may not have a loan to value ratio greater than 125%.

As described under “—Statistical Characteristics of the Mortgage Loans—Condominium Interests” above, the Empire Hotel & Retail Mortgaged Property may be converted by (and at the option of) the related borrower into two separate commercial condominium units.  Following such condominium conversion, in the event that the related borrower does not exercise its right to obtain a release of the retail-related portions of the Empire Hotel & Retail Mortgaged Property (the “Empire Retail Unit”) as described below under “—Certain Terms of the Mortgage Loans—Partial Releases”, the Mortgage Loan documents permit the related borrower to sell, convey or transfer the Empire Retail Unit and its appurtenant common elements (the “Empire Retail Property”) and the transferee of the Empire Retail Property to assume a portion of the Empire Hotel & Retail Whole Loan, subject to satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among other things:  (i) the Empire Hotel & Retail Whole Loan is split into two whole loans, one in the original principal amount of $75,000,000 and secured by the Empire Retail Property (the “Empire Retail Whole Loan”), and the other in the original principal amount of $105,000,000 and secured by the hotel-related portions of the Empire Hotel & Retail Mortgaged Property and its appurtenant common elements (the “Empire Hotel Remaining Property”, and such loan, the “Empire Hotel Whole Loan”), and which two loans are neither cross-collateralized nor cross-defaulted, (ii) the transferee has assumed and agreed to pay the Empire Retail Whole Loan in accordance with the Mortgage Loan documents, and an affiliate of the transferee has executed a recourse guaranty and environmental indemnity as required by lender, (iii) with respect to the Empire Retail Whole Loan and the Empire Retail Property after giving effect to the partial assumption, (A) the debt service coverage ratio calculated for the Empire Retail Whole Loan and the Empire Retail Property is equal to or greater than the greater of (1) the debt service coverage ratio of the Empire Retail Whole Loan and the Empire Retail Property immediately prior to the partial assumption date and (2) 1.50x, (B) the loan-to-value ratio for the Empire Retail Whole Loan and the Empire Retail Property is no greater than the lesser of (1) 55% and (2) the loan-to-value ratio calculated for the Empire Retail Whole Loan and the Empire Retail Property immediately prior to the partial assumption date, and (C) the debt yield calculated for the Empire Retail Whole Loan and the Empire Retail Property is greater than the greater of (1) the debt yield for the Empire Retail Whole Loan and the Empire Retail Property immediately prior to the partial assumption date and (2) 8.5%, (iv) with respect to the Empire Hotel Whole Loan and the Empire Hotel Remaining Property, (A) the debt service coverage ratio calculated for the Empire Hotel Whole Loan and the Empire Hotel Remaining Property is equal to or greater than the greater of (1) the debt service coverage ratio of the Empire Hotel Whole Loan and the Empire Hotel Remaining Property immediately prior to the partial assumption date and (2) 1.75x, (B) the loan-to-value ratio for the Empire Hotel Whole Loan and the Empire Hotel Remaining Property is no greater than the lesser of (1) 45% and (2) the loan-to-value ratio calculated for the Empire Hotel Whole Loan and the Empire Hotel Remaining Property immediately prior to the partial assumption date, and (C) the debt yield calculated for the Empire Hotel Whole Loan and the Empire Hotel Remaining Property is greater than the greater of (1) the debt yield for the Empire Hotel Whole Loan and the Empire Hotel Remaining Property immediately prior to the partial assumption date and (2) 11.5% and (v) if required by lender, receipt of a Rating Agency Confirmation with respect to the partial assumption.  If the related borrower is unable to satisfy any of the conditions described in clauses (iii) and (iv) of the immediately preceding sentence, the related borrower will have the right prior to the consummation of the partial release to prepay the Empire Hotel & Retail Whole Loan in an amount such that the applicable condition will be satisfied as of the date of consummation of the partial assumption.

Defeasance; Collateral Substitution

The terms of sixty-two (62) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 81.4% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  Certain of those Mortgage Loans permit the related borrower to defease or prepay as described under “—Voluntary Prepayments” below.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Sixty-two (62) Mortgage Loans, representing approximately 81.4% of the Initial Pool Balance, each permits the related borrower, after a lockout period of at least 2 years following the Closing Date and prior to an open prepayment period, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property (or, if applicable, one or more of the related Mortgaged Properties), but the borrower may not prepay the Mortgage Loan prior to the open period.

Four (4) Mortgage Loans, representing approximately 6.7% of the Initial Pool Balance, each permits the related borrower, after a lockout period of 25 payments to 27 payments following the origination date, at its option, to either (i) prepay the Mortgage Loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period, or (ii) prior to an open prepayment period, substitute U.S. government securities as collateral and obtain the release of one or more related Mortgaged Properties.

One (1) Mortgage Loan, representing approximately 5.8% of the Initial Pool Balance, which is part of a Whole Loan, permits the related borrower, (i) after a lockout period of 2 years following the Closing Date and prior to an open prepayment period, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property, and (ii) after a lockout period of 5 payments following the origination date, to prepay the Mortgage Loan at any time in whole or, in some cases, in connection with a partial release or partial assumption, in part, in each case with respect to a prepayment prior to the related open period, with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

Two (2) Mortgage Loans, representing approximately 4.2% of the Initial Pool Balance, each permits the related borrower (i) at any time, to prepay the Mortgage Loan in whole (or in one case, in part) with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, if such prepayment occurs prior to the related open period, and (ii) after a lockout period of 2 years following the Closing Date and prior to an open prepayment period, at its option, to either (x) prepay the Mortgage Loan in the manner described in clause (i) of this bullet, or (y) substitute U.S. government securities as collateral and obtain the release of the related Mortgaged Property.

Three (3) Mortgage Loans, representing approximately 1.9% of the Initial Pool Balance, each permits the related borrower, after a lockout period of 11 payments to 25 payments following the origination date, to prepay the Mortgage Loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

In addition, certain of the Mortgage Loans permit partial prepayment or defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties.  See “—Partial Releases” below.

The Mortgage Loans generally permit voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

3	13	16.4%
4	55	81.0
5	4	2.7
Total	72	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions.

As described under “—Statistical Characteristics of the Mortgage Loans—Condominium Interests” above, the Empire Hotel & Retail Mortgaged Property may be converted by (and at the option of) the related borrower into two separate commercial condominium units.  Following such condominium conversion, in the event that the related borrower does not exercise its right to sell the Empire Retail Unit to a third-party buyer as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above, the Mortgage Loan documents permit the release of the Empire Retail Unit and its appurtenant common elements subject to the satisfaction of certain conditions, including (i) the debt service coverage ratio calculated under the related Mortgage Loan documents based on the remaining aggregate principal balance of the Empire Hotel & Retail Whole Loan and the remaining portion of the Mortgaged Property is equal to or greater than the greater of (a) the debt service coverage ratio calculated immediately prior to the release date based on the aggregate principal balance of the Empire Hotel & Retail Whole Loan and the entire Mortgaged Property and (b) 1.75x, (ii) the loan-to-

value ratio calculated under the related Mortgage Loan documents based on the remaining aggregate principal balance of the Empire Hotel & Retail Whole Loan and the remaining portion of the Mortgaged Property is not greater than the lesser of (a) 45% and (b) the loan-to-value ratio calculated immediately prior to the release date, (iii) the debt yield calculated under the related Mortgage Loan documents based on the remaining aggregate principal balance of the Empire Hotel & Retail Whole Loan and the remaining portion of the Mortgaged Property is equal to or greater than the greater of (a) the debt yield for the entire Mortgaged Property immediately prior to the release date and (b) 11.5%, (iv) partial prepayment of the Empire Hotel & Retail Whole Loan in an amount equal to 115% of the allocated loan amount for the Empire Retail Unit (that is, $75,000,000) together with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to November 6, 2022, and (v) if required by lender, receipt of a Rating Agency Confirmation with respect to the partial release.  If the related borrower is unable to satisfy any of the conditions described in clauses (i)-(iii) of the immediately preceding sentence, the related borrower will have the right prior to the consummation of the partial release to prepay the Empire Hotel & Retail Whole Loan in an amount such that the applicable condition will be satisfied as of the date of consummation of the partial release.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Stonetown MHC Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of two (2) of the four (4) individual Mortgaged Properties at any time after the second anniversary of the Closing Date, if the (A) borrower defeases a portion of the Mortgage Loan, or (B) borrower prepays a portion of the Mortgage Loan, in the case of each of clauses (A) and (B) subject to satisfaction of certain conditions, including:  (i) the borrower must prepay or defease an amount equal to the greater of (x) 120% of the allocated loan amount for the Mortgaged Property to be released and (y) 80% of the net sales proceeds (if any) with respect to such Mortgaged Property; (ii) after giving effect to the release, the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release date and (b) 1.65x, (iii) after giving effect to the release, the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 75.31% and (b) the loan-to-value ratio for all Mortgaged Properties securing the Mortgage Loan immediately prior to the release date, (iv) after giving effect to such release, the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is equal to or greater than the greater of (a) the debt yield for all Mortgaged Properties securing the Mortgage Loan immediately prior to the release notice date and (b) 10.80%, and (v) the borrower delivers to the lender a REMIC opinion.  For the purposes of calculating the debt service coverage ratio under clause (ii) and the debt yield under clause (iv), the underwritable cash flow for the Mortgaged Properties excludes any income from any pad(s) owned by an affiliate of the borrower that represent more than 20% of all of the pads at the Mortgaged Properties (after giving effect to the contemplated release).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as the Pin Oak Portfolio – North Parcel, representing approximately 3.2% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties (A) at any time after the second anniversary of the Closing Date if borrower defeases a portion of the Mortgage Loan, (B) at any time on or prior to October 6, 2017, if borrower prepays a portion of the Mortgage Loan with payment of yield maintenance or (C) at any time after October 6, 2017, if borrower prepays a portion of the mortgage loan without payment of yield maintenance, in the case of each of clauses (A), (B) and (C) subject to satisfaction of certain conditions, including:  (i) the Mortgaged Property originally secured under the Mortgage Loan documents has been subdivided into individual Mortgaged Properties provided that, among other things, each individual Mortgaged Property (a) constitutes a separate legal parcel as of right under applicable subdivision laws, (b) complies with all applicable legal requirements, including zoning and building laws, rules, ordinances and regulations, and (c) is subject to a reciprocal easement operating agreement providing for, among other things, ingress and egress, shared access, and allocation of maintenance costs among each of the individual Mortgaged Properties, and (ii) borrower must defease or prepay, as applicable, an amount equal to the allocated loan amount of such individual Mortgaged Property at the origination of the Mortgage Loan.  Notwithstanding the foregoing, and subject to the final clause of this sentence, if, after giving effect to the release, the loan to value ratio is greater than 125%, borrower must pay down the principal balance of the loan in an amount equal to the lesser of (i) an amount equal to the allocated loan amount of such individual Mortgaged Property at the origination of the Mortgage Loan, (ii) the fair market value of the released Individual Mortgaged Property at the time of the release, and (iii) an amount such that the loan to value ratio after the release is not greater than the loan to value ratio of the Mortgaged Property immediately prior to such release, unless the lender receives an opinion of counsel that the securitization will not fail to maintain its status as a REMIC trust as a result of the release of the applicable individual Mortgaged Property.  Such release may occur (or may have occurred) prior to the Closing Date.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Stonecreek - Robinhood Portfolio, representing approximately 3.0% of the Initial Pool Balance, the Mortgage Loan documents permit the release of all or a portion of the Mortgaged Property at any time after the second anniversary of the Closing Date, if borrower defeases a portion of the Mortgage Loan, subject to satisfaction of certain conditions, including:  (i) the borrower must prepay or defease an amount equal to 125% of the allocated loan amount for the Mortgaged Property to be released; (ii) the aggregate portfolio debt service coverage ratio after giving effect to such release must be at least the greater of (x) the aggregate portfolio debt service coverage ratio of 2.38x on the Closing Date and (y) the aggregate portfolio debt service coverage ratio immediately prior to such sale, and (iii) the borrower must deliver to the lender a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Ascentia MHC Portfolio, representing approximately 4.9% of the Initial Pool Balance, the Mortgage Loan documents permit the release of two (2) of the individual Mortgaged Properties (Countryside Estates and Woodlawn) at any time after the second anniversary of the Closing Date, if (A) the borrower defeases a portion of the Mortgage Loan, or (B) the borrower prepays a portion of the Mortgage Loan, in the case of each of clauses (A) and (B) subject to satisfaction of certain conditions, including:  (i) the borrower must prepay or defease an amount equal to 120% of the allocated loan amount for the Mortgaged Property to be released; (ii) after giving effect to the release, the debt service coverage ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all then remaining Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan for the twelve (12) calendar months prior to the release date and (b) 1.90x, (iii) after giving effect to the release, the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 65.2% and (b) the loan-to-value ratio for all then remaining Mortgaged Properties securing the Mortgage Loan immediately prior to the release date, (iv) after giving effect to such release, the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is equal to or greater than the greater of (a) the debt yield for all Mortgaged Properties securing the Mortgage Loan immediately prior to the release notice date and (b) 11.57%, and (v) the borrower shall deliver to lender a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as StorExpress Self Storage Portfolio, representing approximately 0.6% of the Initial Pool Balance, the Mortgage Loan documents permitted the release, on the date of the origination of the Mortgage Loan, of a portion of an individual Mortgaged Property, without prepayment, in connection with the conveyance of such portion of the individual Mortgaged Property to a third-party.  Such partial release has occurred.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Storage Masters, representing approximately 2.0% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time after expiration of the defeasance lockout period in connection with a partial defeasance and sale of the related parcel to a third party, subject to the satisfaction of certain conditions, including (A) delivery of defeasance collateral in an amount equal to the greater of (i) 120% of the allocated loan amount for the release property and (ii) 100% of the net sales proceeds for the release property and (B) the minimum debt yield on the remaining portfolio is not less than the greater of (i) 11.5% and (ii) the debt yield immediately prior to the release.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Renaissance Center, representing approximately 1.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a certain vacant, non-income producing parcels, without the payment of a release price, subject to certain conditions, including:  (i) no event of default continuing under the Mortgage Loan and (ii) after giving effect to the release, the fair market value of the Mortgaged Property is equal to or greater than 80% of the outstanding balance of the Mortgage Loan.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt House Houston and Staybridge Denver, representing approximately 0.6% and 0.5%, respectively, of the Initial Pool Balance, the Mortgage Loans are cross-collateralized and cross-defaulted with each other.  Pursuant to the terms of the related cross-default and cross-collateralization agreement, either property may be released from the cross-default and cross-collateralization upon a refinance of either Mortgage Loan or sale of either Mortgaged Property at any time after the second anniversary of the Closing Date provided that (a) in the case of a sale and release of the Mortgaged Property identified on Annex A to this prospectus supplement as Staybridge Denver, the remaining Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hyatt House Houston must have (i) a minimum debt yield of 11%, (ii) a minimum debt service coverage ratio of 1.50x and (iii) a maximum loan-to-value ratio of 70%, based upon a new appraisal received at the time of such release, or (b) in the case of a sale and release of the Mortgaged Property identified on Annex A to this prospectus supplement as Hyatt House Houston, the remaining Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Staybridge Denver must have (i) a minimum debt yield of 13%, (ii) a minimum debt service coverage ratio of 1.50x and (iii) a maximum loan-to-value ratio of 65%, based upon a new appraisal received at the time of such release.  In addition, in the case of a sale of either Mortgaged Property together with the assumption of either Mortgage Loan, all of the conditions in both (a) and (b) above must be satisfied in order to release the Mortgage Loans from the cross-collateralization and cross-default provisions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Mobile Home Park, representing approximately 0.2% of the Initial Pool Balance, the Mortgage Loan documents permit the release of leased homes that are subject to a rent-to-own program, upon the sale of any such home, provided the release is in compliance with REMIC requirements.

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “—Defeasance” in the prospectus.

Escrows

Sixty-six (66) Mortgage Loans, representing approximately 90.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixty-seven (67) Mortgage Loans, representing approximately 90.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-one (61) Mortgage Loans, representing approximately 81.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-six (26) Mortgage Loans, representing approximately 77.6% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.  For a brief summary of the ten (10) largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Shari’ah Compliant Lending Structure

The Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Pin Oak Portfolio – North Parcel and Pin Oak Portfolio – South Parcel, representing approximately 3.2% and 1.0% of the Initial Pool Balance, were each structured as a Shari’ah compliant loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

Title to the related Mortgaged Property is held by the borrower, who master leases the related Mortgaged Property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also obtained a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

Maryland Indemnity Deed of Trust Structure

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as National Harbor, representing approximately 1.6% of the Initial Pool Balance is structured with borrowers that are directly obligated under the Mortgage Note evidencing the National Harbor Loan but which are subsidiaries of the legal owners (and ground lessee, as applicable) of the Mortgaged Property. The legal owners (and ground lessee, as applicable) of the Mortgaged Property, although not obligated directly under the Mortgage Note, have guaranteed all amounts payable by the related borrower under the note and executed an indemnity deed of trust in favor of the lender to secure such guaranty.

Outside Serviced Whole Loans

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Empire Hotel & Retail, representing approximately 5.8% of the Initial Pool Balance (the “Empire Hotel & Retail Mortgage Loan”), the related Mortgaged Property (the “Empire Hotel & Retail Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Empire Hotel & Retail Mortgage Loan (the “Empire Hotel & Retail Companion Loan” and, together with the Empire Hotel & Retail Mortgage Loan, the “Empire Hotel & Retail Whole Loan”).  The Empire Hotel & Retail Companion Loan has a principal balance as of the Cut-off Date of approximately $110,000,000.  Only the Empire Hotel & Retail Mortgage Loan is included in the Issuing Entity.  The Empire Hotel & Retail Companion Loan is not an asset of the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as National Harbor, representing approximately 1.6% of the Initial Pool Balance (the “National Harbor Mortgage Loan”), the related Mortgaged Property (the “National Harbor Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the National Harbor Mortgage Loan (the “National Harbor Companion Loan” and, together with the National Harbor Mortgage Loan, the “National Harbor Whole Loan”).  The National Harbor Companion Loan has a principal balance as of the Cut-off Date of approximately $109,392,411.  Only the National Harbor Mortgage Loan is included in the Issuing Entity.  The National Harbor Companion Loan is not an asset of the Issuing Entity.

Each of the Empire Hotel & Retail Whole Loan and the National Harbor Whole Loan is referred to as a “Whole Loan”, each of the Empire Hotel & Retail Companion Loan and the National Harbor Companion Loan is referred to as a “Companion Loan” and each holder of a Companion Loan is referred to as a “Companion Loan Holder”.

With respect to each of the Whole Loans, the related Mortgage Loan and Companion Loan are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Trustee on behalf of the Issuing Entity and the related Companion Loan Holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR

Empire Hotel & Retail	$70,000,000	$110,000,000	$180,000,000	4.5700%	45.8%	1.55x
National Harbor	$19,889,529	$109,392,411	$129,281,941	4.1500%	67.0%	1.73x

Servicing of the Outside Serviced Whole Loans

The Empire Hotel & Retail Companion Loan and the National Harbor Companion Loan have both been included in a commercial mortgage securitization involving the issuance of the GS Mortgage Securities Trust 2013-GC10, Commercial Mortgage Pass-Through Certificates, Series 2013-GC10 (the “Series 2013-GC10 Certificates”).  The Series 2013-GC10 Certificates have been issued, and the Empire Hotel & Retail Whole Loan and the National Harbor Whole Loan are being serviced, in accordance with the pooling and servicing agreement (the “Series 2013-GC10 Pooling and Servicing Agreement”), dated as of February 1, 2013, among GS Mortgage Securities Corporation II as depositor, Trimont Real Estate

Advisors, Inc., as operating advisor (the “Series 2013-GC10 Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (the “Series 2013-GC10 Master Servicer”), LNR Partners, LLC, as special servicer (the “Series 2013-GC10 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (the “Series 2013-GC10 Certificate Administrator”), and U.S. Bank National Association, as trustee (the “Series 2013-GC10 Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are to be issued.  The Outside Serviced Mortgage Loans are being serviced by the Series 2013-GC10 Master Servicer and the Series 2013-GC10 Special Servicer, and subject to the servicing standard provided for in the Series 2013-GC10 Pooling and Servicing Agreement, which standard is substantially similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement.

Because they are not being serviced under the Pooling and Servicing Agreement for this securitization transaction, the Empire Hotel & Retail and National Harbor Whole Loans, the Empire Hotel & Retail and National Harbor Mortgage Loans and the Empire Hotel & Retail and National Harbor Companion Loans are often referred to in this prospectus supplement as the “Outside Serviced Whole Loans”, the “Outside Serviced Mortgage Loans” and the “Outside Serviced Companion Loans”, respectively.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of each Outside Serviced Whole Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement.

Application of Payments under the Co-Lender Agreements

The Co-Lender Agreement with respect to each of the Outside Serviced Whole Loans sets forth the respective rights of the holder of the related Mortgage Loan and the holder of the related Companion Loan with respect to distributions of funds received in respect of such Outside Serviced Whole Loan, and provides, in general, that:

●
the related Mortgage Loan and the related Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of such Outside Serviced Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer, the Series 2013-GC10 Operating Advisor, the Series 2013-GC10 Certificate Administrator and the Series 2013-GC10 Trustee) in accordance with the terms of such Co-Lender Agreement and the Series 2013-GC10 Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to such Outside Serviced Whole Loan will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and the related Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to an Outside Serviced Mortgage Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.

Certain costs and expenses (such as a pro rata share of a property advance that has been declared non-recoverable) allocable to an Outside Serviced Mortgage Loan that were paid or reimbursed out of payments and other collections on the mortgage pool under the Series 2013-GC10 transaction are subject to the right to reimbursement from general collections on the Mortgage Pool.  This may result in shortfalls to the holders of the Certificates.

Consultation and Control

Pursuant to the Co-Lender Agreements, the directing holder with respect to each Outside Serviced Whole Loan, as of any date of determination, will be the Series 2013-GC10 Trustee as holder of the related Companion Loan; provided that, unless a control termination event exists under the Series 2013-GC10 Pooling and Servicing Agreement, the Series 2013-GC10 controlling class representative will be entitled to exercise the rights of the directing holder with respect to the Outside Serviced Whole Loans.  In its capacity as representative of the directing holder under the Co-Lender Agreement for each Outside Serviced Whole Loan, the Series 2013-GC10 controlling class representative will be entitled to exercise with respect to such Outside Serviced Whole Loan all of such rights as are substantially similar, but not necessarily identical, to the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative”, and the implementation of any recommended actions outlined in an asset status report with respect to an Outside Serviced Whole Loan will require the approval of the Series 2013-GC10 controlling class representative (which approval rights are substantially similar to, but not necessarily identical to, those rights of the Controlling Class Representative described in this prospectus supplement under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports.”).  Pursuant to the terms of the Series 2013-GC10 Pooling and Servicing Agreement, the Series 2013-GC10 controlling class representative will have the same consent and/or consultation rights with respect to the Outside Serviced Whole Loans as it does, and for so long as it does, with respect to the other mortgage loans included in the Series 2013-GC10 trust.

In addition, pursuant to the terms of each Co-Lender Agreement, the Issuing Entity, as holder of the related Outside Serviced Mortgage Loan, will (i) have a right to receive copies of all notices, information and reports that the Series 2013-GC10 Master Servicer or Series 2013-GC10 Special Servicer, as applicable, is required to provide to the Series 2013-GC10 controlling class representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Series 2013-GC10 controlling class representative under the Series 2013-GC10 Pooling and Servicing Agreement without regard to the occurrence of a control termination event under the Series 2013-GC10 Pooling and Servicing Agreement or consultation termination event under the Series 2013-GC10 Pooling and Servicing Agreement) with respect to any Series 2013-GC10 “major decisions” (which are substantially similar to, but not necessarily identical to, the Major Decisions defined under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement) to be taken with respect to the subject Outside Serviced Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Outside Serviced Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Series 2013-GC10 “major decisions” to be taken with respect to such Outside Serviced Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Outside Serviced Whole Loan.  Such consultation right of the Issuing Entity will be exercisable by the Controlling Class Representative (for so long as no Control Termination Event has occurred and is continuing), or by the Operating Advisor (if a Control Termination Event has occurred and is continuing), in each case to the extent notified by the appropriate party to the Series 2013-GC10 Pooling and Servicing Agreement of any matter requiring the exercise of such consultation right.  This right to consult will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Controlling Class Representative or Operating Advisor, as applicable, has responded within such period; provided, that if the Series 2013-GC10 Master Servicer (or Series 2013-GC10 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the consultation rights described above, the Series 2013-GC10 Master Servicer or Series 2013-GC10 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Mortgage Loan and the related Companion Loan.  Neither the Series 2013-GC10 Master Servicer nor the Series 2013-GC10 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Controlling Class Representative or the Operating Advisor, on behalf of the Issuing Entity, as holder of the related Outside Serviced Mortgage Loans.  The exercise of any such consultation rights on the part of the Controlling Class Representative or the Operating Advisor is optional in such party’s sole discretion.

Neither the Series 2013-GC10 Master Servicer nor the Series 2013-GC10 Special Servicer may follow any advice or consultation provided by the Controlling Class Representative (for so long as no Control Termination Event has occurred and is continuing) or the Operating Advisor (if a Control Termination Event has occurred and is continuing), on behalf of the Issuing Entity, as holder of the related Outside Serviced Mortgage Loan, that would require or cause the Series 2013-GC10 Master Servicer or the Series 2013-GC10 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the Series 2013-GC10 Pooling and Servicing Agreement, require or cause the Series 2013-GC10 Master Servicer or the Series 2013-GC10 Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the Series 2013-GC10 Pooling and Servicing Agreement, require or cause the Series 2013-GC10 Master Servicer or the Series 2013-GC10 Special Servicer, as applicable, to violate the terms of the applicable Outside Serviced Whole Loan, or materially expand the scope of any of the Series 2013-GC10 Master Servicer’s or the Series 2013-GC10 Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement.

In addition to the consultation rights referred to above, the Controlling Class Representative (if no Control Termination Event has occurred and is continuing) and the Operating Advisor (if a Control Termination Event has occurred and is continuing), on behalf of the Issuing Entity, as holder of each Outside Serviced Mortgage Loan, will have the right, exercisable in its sole discretion, to the extent provided in the related Co-Lender Agreement and/or the Series 2013-GC10 Pooling and Servicing Agreement, to attend (in-person or telephonically) annual meetings with the Series 2013-GC10 Master Servicer or Series 2013-GC10 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Series 2013-GC10 Master Servicer or Series 2013-GC10 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the related Outside Serviced Whole Loan.  For the avoidance of doubt, it should be noted that the Operating Advisor will have no affirmative duties in that capacity with respect to the Outside Serviced Mortgage Loans.  Control termination events and consultation termination events under the Series 2013-GC10 Pooling and Servicing Agreement are similar, but not necessarily identical, to Control Termination Events and Consultation Termination Events under the Pooling and Servicing Agreement for this securitization transaction.

Application of Penalty Charges

Each Co-Lender Agreement provides that penalty charges paid on the related Outside Serviced Whole Loan must first, be used to reduce, on a pro rata basis, the amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to reimburse the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Trustee or the Series 2013-GC10 Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Series 2013-GC10 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the Series 2013-GC10 Master Servicer and the Series 2013-GC10 Trustee, for any interest accrued on any P&I Advance (or analogous advance made pursuant to the Series 2013-GC10 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the Series 2013-GC10 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the related Mortgage Loan and the related Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, workout fees and liquidation fees) incurred with respect to the Outside Serviced Whole Loan under the Series 2013-GC10 Pooling and Servicing Agreement, and, finally, (i) in the case of the remaining amount of penalty charges allocable to the related Companion Loan, be paid to the Series 2013-GC10 Master Servicer and/or the Series 2013-GC10 Special Servicer as additional servicing compensation as provided in the Series 2013-GC10 Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the related Mortgage Loan, be paid to the

Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

 Sale of a Defaulted Outside Serviced Whole Loan

Pursuant to the terms of each Co-Lender Agreement, if the related Outside Serviced Whole Loan becomes the equivalent of a Defaulted Mortgage Loan under the Series 2013-GC10 Pooling and Servicing Agreement, and if the Series 2013-GC10 Special Servicer determines to sell the related Companion Loan in accordance with the Series 2013-GC10 Pooling and Servicing Agreement, then the Series 2013-GC10 Special Servicer will be required to sell the related Mortgage Loan together with such related Companion Loan as one whole loan.  In connection with any such sale, the Series 2013-GC10 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to, those procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Notwithstanding the foregoing, the Series 2013-GC10 Special Servicer will not be permitted to sell an Outside Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the related Mortgage Loan, unless the Series 2013-GC10 Special Servicer has delivered to the Master Servicer or Special Servicer, as applicable:  (a) at least 15 business days prior written notice of any decision to attempt to sell such Outside Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Series 2013-GC10 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Outside Serviced Whole Loan, and any documents in the servicing file reasonably requested by the Master Servicer or Special Servicer, as applicable, that are material to the price of such Outside Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Series 2013-GC10 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Series 2013-GC10 Master Servicer or the Series 2013-GC10 Special Servicer in connection with the proposed sale; provided the Master Servicer or Special Servicer, as applicable, on behalf of the Issuing Entity, as holder of the related Mortgage Loan, may waive any of the delivery or timing requirements set forth in this sentence.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this prospectus supplement.

 Special Servicer Appointment Rights

Pursuant to each Co-Lender Agreement, the directing holder with respect to each Outside Serviced Whole Loan (which, as of any date of determination, will be the Series 2013-GC10 Trustee as holder of the related Companion Loan, or its representative) will have the right, with or without cause, to replace the Series 2013-GC10 Special Servicer then acting with respect to the subject Outside Serviced Whole Loan and appoint a replacement Series 2013-GC10 Special Servicer in lieu thereof without the consent of any party associated with this securitization transaction.  The Series 2013-GC10 controlling class representative, as representative of the Series 2013-GC10 directing holder (prior to a Series 2013-GC10 control termination event), and the applicable Series 2013-GC10 certificateholders with the requisite percentage of voting rights (after a Series 2013-GC10 control termination event) will have the right, with or without cause, to replace the Series 2013-GC10 Special Servicer then acting with respect to each Outside Serviced Whole Loan and appoint a replacement Series 2013-GC10 Special Servicer in lieu thereof, upon similar circumstances as those described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

 Empire Hotel & Retail Co-Lender Agreement

As described under “—Statistical Characteristics of the Mortgage Loans—Condominium Interests” above the Empire Hotel & Retail Mortgaged Property may be converted by (and at the option of) the related borrower into two separate commercial condominium units.  Following such condominium conversion, in the event that the related borrower exercises its right to sell the Empire Retail Property to a third-party buyer as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above and have the third-party buyer assume a portion of the Empire Hotel & Retail Whole Loan, the Empire Hotel & Retail Whole Loan would be split into two new whole loans, one of which would be secured by the hotel-related portion of the property and one of which would be secured by the Empire Retail Property.  These two whole loans would be separate and distinct and would not be cross-collateralized or cross-defaulted with each other.  Additionally, each of the two whole loans would consist of a Mortgage Loan owned by the Issuing Entity and a Companion Loan, whose principal balances would be in the same proportion to each other as the principal balances of the Empire Hotel & Retail Mortgage Loan and the Empire Hotel & Retail Companion Loan.  The Co-Lender Agreement for the Empire Hotel & Retail Whole Loan would thereupon effectively function as two separate and distinct co-lender agreements -- one governing the whole loan secured by the hotel-related portion of the property and one governing the whole loan secured by the retail-related portion of the property -- and would provide the holder of each new Mortgage Loan with the same rights and obligations vis-à-vis the holder of the related Companion Loan as the Co-Lender Agreement provided prior to the sale of the Empire Retail Property.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated as of April 1, 2013 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.  AMC will guarantee the repurchase and substitution obligations of AMF I under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or AMC, as a guarantor of the repurchase or substitution obligation of AMF I) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, which in this case will initially be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) a copy of an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), which original the related Sponsor or its designee is responsible for recording; (v) a copy of an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), which original the related Sponsor or its designee is responsible for recording; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan, if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan and any related assignment of such agreement or letters.  Notwithstanding anything to the contrary contained herein, in the case of each Outside Serviced Mortgage Loan, the preceding document delivery requirement shall be met by the delivery by the related Sponsor of, with respect to clauses (i) and (xvi), executed originals of the related documents and, with respect to clauses (ii) through (xv) and (xvii) through (xxi) above, copies of the related documents.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price“) generally equal to the sum of-

(i)	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)	all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)
to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)
if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the Archetype Mortgage Loans, Archetype Mortgage Capital LLC (“AMC“), a Delaware limited liability company, will be guaranteeing the repurchase obligations of the related Sponsor under the related Mortgage Loan Purchase Agreement in the event such Sponsor fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In addition, each Mortgage Loan Purchase Agreement provides that with respect to each Outside Serviced Mortgage Loan if a “material document defect” exists under the Series 2013-GC10 Pooling and Servicing Agreement, and the related Sponsor repurchases the related Outside Serviced Companion Loan from the Series 2013-GC10 trust, such Sponsor shall repurchase the related Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any material document defect related to the promissory note for the related Outside Serviced Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage

Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2013-GCJ11 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of the Archetype Mortgage Loans, AMC) defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor (or, in the case of the Archetype Mortgage Loans, AMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in April 2046.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp., Jefferies LoanCore LLC, Archetype Mortgage Funding I LLC and Goldman Sachs Mortgage Company are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

 Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp. (“CGMRC“) is a Sponsor.  CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation.  CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention:  Mortgage Finance Group.  Its facsimile number is (212) 723-8604.  CGMRC is an affiliate of the Depositor, Citigroup Global Markets, Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator.  CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.  CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517.70 million, $1.25 billion, $1.63 billion and $694.00 million multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators.  These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database“) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a reunderwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File“) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation.  CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans.  These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CGMRC also reviewed and responded to a due diligence questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2013.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including December 31, 2012, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

 Jefferies LoanCore LLC

General

Jefferies LoanCore LLC (“Jefferies LoanCore“ or “JLC“) is a Sponsor with respect to, and a seller of certain mortgage loans (the “JLC Mortgage Loans“) into, the securitization described in this prospectus supplement.  Jefferies LoanCore is a limited liability company organized under the laws of the State of Delaware.

Jefferies LoanCore is a privately held company that commenced operations in February 2011.  Jefferies LoanCore is a company that was formed for the purpose of acquiring, originating, syndicating and securitizing real estate related debt. The executive offices of Jefferies LoanCore are located at 80 Field Point Road, Greenwich, Connecticut 06830.

According to its consolidated balance sheet (audited), as of November 30, 2012, Jefferies LoanCore and its consolidated subsidiaries had total assets of approximately $372.0 million, total liabilities of approximately $98.4 million and total members’ capital of approximately $273.6 million.

Goldman Sachs Mortgage Company and certain other third party lenders provide warehouse financing to certain affiliates of Jefferies LoanCore (the “JLC Financing Affiliates“) through various repurchase facilities. Jefferies LoanCore guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities.  All or most of the JLC Mortgage Loans, are subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then Jefferies LoanCore will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, acquire the warehoused JLC Mortgage Loans from the JLC Financing Affiliates, and the JLC Financing Affiliates will, in turn, use the funds that they receive from Jefferies LoanCore to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of April 5, 2013, Goldman Sachs Mortgage Company is the repurchase agreement counterparty with respect to ten (10) JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $206,347,882, which represents approximately 17.1% of the Initial Pool Balance.  Wells Fargo Bank, National Association acts as interim servicer with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $331,795,667, which represents approximately 27.5% of the Initial Pool Balance. Wells Fargo Bank, National Association is the interim custodian of the loan files with respect to all of the JLC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $331,795,667, which represents approximately 27.5% of the Initial Pool Balance.

JLC’s Commercial Mortgage Securitization Program

Jefferies LoanCore has acted as a sponsor and/or loan seller with respect to two (2) prior securitizations (which occurred during 2012) with respect to mortgage loans with an aggregate outstanding balance of approximately $1,276,695,265 as of the cut-off date for each such securitization.

Jefferies LoanCore originates, and acquires from unaffiliated third party originators, mortgage loans secured by, and mezzanine loans secured by indirect and/or direct interests in entities that own, commercial and multifamily real properties located throughout the United States.  The following table sets forth information with respect to originations of fixed rate and floating rate mortgage loans secured by, and mezzanine loans secured by direct and/or indirect interests in entities that own, commercial and multifamily real properties, by Jefferies LoanCore from its inception in February 2011 through November 30, 2011 and from December 1, 2011 to and including November 30, 2012.

Originations of Fixed and Floating Rate
Commercial and Multifamily Mortgage Loans and Mezzanine Loans
	2011(1)		2012(2)
	No. of Loans(3)	Approximate Aggregate Principal Balance of Loans at Origination(4)	No. of Loans(3)	Approximate Aggregate Principal Balance of Loans at Origination(4)

Fixed	19	$566,050,515	37	$855,275,447
Floating	6	$207,440,000	9	$181,851,402

(1)	Reflects activity from February 23, 2011 to and including November 30, 2011.

(2)	Reflects activity from December 1, 2011 to and including November 30, 2012.

(3)	A/B and pari passu split note structures are treated as one loan, and a mortgage loan and related mezzanine loan are treated as two loans.

(4)	Balances shown include any unfunded future funding commitments.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, Jefferies LoanCore will generally transfer the applicable mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.

Jefferies LoanCore will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Jefferies LoanCore will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.  Jefferies LoanCore has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment.  We cannot assure you that Jefferies LoanCore will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan.

Review of JLC’s Mortgage Loans

Overview.  Jefferies LoanCore has conducted a review of the JLC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the JLC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Jefferies LoanCore (the “JLC Review Team“). The review procedures described below were employed with respect to all of the JLC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the JLC Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each JLC Mortgage Loan.  The database and the respective asset summary reports were compiled from, among other sources, the related JLC Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the JLC Review Team during the underwriting process.  After origination of each JLC Mortgage Loan, the JLC Review Team updated the information in the database and the related asset summary report with respect to such JLC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JLC Review Team.

A data tape (the “JLC Data Tape“) containing detailed information regarding each JLC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JLC Data Tape was used to provide the numerical information regarding the JLC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  Jefferies LoanCore engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Jefferies LoanCore, relating to information in this prospectus supplement regarding the JLC Mortgage Loans.  These procedures included:

•	comparing the information in the JLC Data Tape against various source documents provided by Jefferies LoanCore that are described under “—Review of JLC Mortgage Loans—Database” above;

•	comparing numerical information regarding the JLC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the JLC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the JLC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Jefferies LoanCore engaged various law firms to conduct certain legal reviews of the JLC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of certain of the JLC Mortgage Loans, Jefferies LoanCore’s origination counsel for each JLC Mortgage Loan reviewed Jefferies LoanCore’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the JLC Mortgage Loans. Such assistance included, among other things, (i) a review of Jefferies LoanCore’s preliminary or final asset summary report for each JLC Mortgage Loan, (ii) a review of various statistical data tapes prepared by Jefferies LoanCore, (iii) a review of the representations and warranties and exception reports referred to above relating to the JLC Mortgage Loans prepared by origination counsel (to the extent that securitization counsel did not also act as origination counsel) and (iv) the review of select provisions in certain loan documents with respect to certain of the JLC Mortgage Loans.

Origination counsel and/or securitization counsel also assisted in the preparation of the individual JLC Mortgage Loan summaries included in Annex B to this prospectus supplement based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which Jefferies LoanCore was aware at the origination of any JLC Mortgage Loan, Jefferies LoanCore requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. The JLC Review Team also reviewed the JLC Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any JLC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Jefferies LoanCore LLC” below.

Findings and Conclusions.  Based on the foregoing review procedures, Jefferies LoanCore determined that the disclosure regarding the JLC Mortgage Loans in this prospectus supplement is accurate in all material respects. Jefferies LoanCore also determined that the JLC Mortgage Loans were originated in accordance with Jefferies LoanCore’s origination procedures and underwriting criteria.  Jefferies LoanCore attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Jefferies LoanCore most recently filed a Form ABS-15G on February 13, 2013.  Jefferies LoanCore’s Central Index Key is 0001555524.  Jefferies LoanCore does not have a securitization history prior to May 2012.  Jefferies LoanCore does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

 Archetype Mortgage Funding I LLC

General

Archetype Mortgage Funding I LLC (“AMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of AMC (together with its subsidiaries, including AMF I, “Archetype“).  AMC is affiliated with LNR Property LLC, which is an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans, and one of its affiliates is expected to (a) purchase the Class E, Class F and Class G Certificates, (b) become the initial controlling class certificateholder and (c) be appointed as the initial controlling class representative.  In addition, AMF I is affiliated with LNR Partners, LLC, the special servicer.  AMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this prospectus supplement.  Archetype was formed to invest in commercial real estate debt.  The executive offices of Archetype are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Archetype also maintains offices in Charlotte, North Carolina and New York, New York.

Starwood Property Trust, Inc. (NYSE: STWD) and Starwood Capital Group have entered into a definitive agreement to acquire LNR Property LLC, which is the ultimate parent company of LNR Partners, LLC (the initial Special Servicer), LNR Securities Holdings, LLC (the initial Controlling Class Representative and holder of the Control Eligible Certificates), AMC and AMF I.  The closing occurred on April 19, 2013.

GSMC provides short term warehousing of mortgage loans originated by AMF I through a master repurchase facility.  The Archetype Mortgage Loans are subject to such master repurchase facility.  AMF I is using the proceeds from its sale of the Archetype Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from GSMC free and clear of any liens.

Archetype’s Securitization Program

This is the ninth commercial mortgage securitization to which Archetype is contributing loans; however, certain key members of the senior management team of AMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Archetype securitized approximately $997,162,917 of commercial loans in its prior securitizations.

Archetype originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America.  Archetype’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Archetype may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of Archetype Mortgage Loans

Overview.  AMF I has conducted a review of the Archetype Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the Archetype Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Archetype or one or more of its affiliates (the “Archetype Review Team“). The review procedures described below were employed with respect to all of the Archetype Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Archetype Review Team created a database of loan level and property level information relating to each Archetype Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Archetype Review Team during the underwriting process.  After origination of each Archetype Mortgage Loan, the Archetype Review Team updated the information in the database with respect to such Archetype Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Archetype Review Team.

A data tape (the “AMF I Data Tape“) containing detailed information regarding each Archetype Mortgage Loan was created from the information in the database referred to in the prior paragraph. The

AMF I Data Tape was used to provide the numerical information regarding the Archetype Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. AMF I engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by AMF I, relating to information in this prospectus supplement regarding the Archetype Mortgage Loans.  These procedures included:

•	comparing the information in the AMF I Data Tape against various source documents provided by AMF I that are described above under “—Database”;

•	comparing numerical information regarding the Archetype Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the AMF I Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Archetype Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Archetype engaged various law firms to conduct certain legal reviews of the Archetype Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of each Archetype Mortgage Loan, Archetype’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Archetype’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Archetype Mortgage Loans.  Such assistance included, among other things, (i) a review of Archetype’s internal credit memorandum for each Archetype Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Archetype Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Archetype Review Team of a due diligence questionnaire relating to the Archetype Mortgage Loans and (iv) the review of certain loan documents with respect to the Archetype Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Archetype was aware at the origination of any Archetype Mortgage Loan, Archetype requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Archetype Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Archetype Mortgage Loans to determine whether any Archetype Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Archetype Mortgage Capital LLC” below.  See “—The Originators—Archetype Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, Archetype determined that the disclosure regarding the Archetype Mortgage Loans in this prospectus supplement is accurate in all material respects.  Archetype also determined that the Archetype Mortgage Loans were originated in accordance with Archetype’s origination procedures and underwriting criteria.  AMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Archetype has no history as a securitizer prior to February 2012.  AMC most recently filed a Form ABS 15G on February 8, 2013.  AMC’s Central Index Key is 0001548405.  Archetype has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

 Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC“) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP, Goldman Sachs Bank USA and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2012, GSMC originated or acquired approximately 2,074 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $67.0 billion.  As of December 31, 2012, GSMC had acted as a sponsor and mortgage loan seller on 67 fixed and floating rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion and $4.636 billion of commercial loans in public and private offerings in calendar years 2011 and 2012, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team“).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan level and property level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process.  After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape“) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans.  These procedures included:

•	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel, the applicable borrowers and borrowers’ counsel reviewed the Mortgage Loan summaries for the GSMC Mortgage Loans in Annex B to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originator—Origination and Underwriting Process,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originator—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originator’s origination procedures and underwriting criteria.  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on February 14, 2013.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including December 31, 2012, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

 Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)	the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)
the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities.  The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013.  The telephone number is (212) 816-6000.

From 2004 to 2012, inclusive, the Depositor has acted as depositor with respect to public and private commercial mortgage securitization and re-securitization transactions in an aggregate amount of approximately $25.2 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate

Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “Transaction Participants—The Depositor” in the prospectus.

The Originators

Citigroup Global Markets Realty Corp., Jefferies LoanCore LLC, Archetype Mortgage Capital LLC, Goldman Sachs Mortgage Company, RAIT Funding, LLC and Redwood Commercial Mortgage Corporation, are referred to in this prospectus supplement as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

 Citigroup Global Markets Realty Corp., RAIT Funding, LLC and Redwood Commercial Mortgage Corporation

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  The RAIT Mortgage Loans and the Redwood Mortgage Loan, while originated by RAIT and Redwood, respectively, were re-underwritten by CGMRC in accordance with the underwriting criteria described below prior to CGMRC’s purchase of those mortgage loans from RAIT and Redwood, respectively.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements,” “—Title Insurance Policy,” “—Property Insurance,” “—Third Party Reports—Appraisal,” “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by the related Mortgaged Property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

•
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•
Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

•
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.  Notwithstanding the foregoing, interim servicing for the RAIT Mortgage Loans was performed by RAIT prior to the transfer of those Mortgage Loans to CGMRC, upon which the Mortgage Loans were serviced by a nationally recognized rated third party interim servicer.  The interim servicer’s servicing responsibilities for the RAIT Mortgage Loans will be transferred to the master servicer of the securitization trust at closing of the securitization.

 Jefferies LoanCore LLC

General.  Each of the JLC Mortgage Loans was originated by Jefferies LoanCore.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated by Jefferies LoanCore.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan originated by Jefferies LoanCore will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular JLC Mortgage Loans, see “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.  Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Jefferies LoanCore.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, Jefferies LoanCore’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Jefferies LoanCore and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  We cannot assure you that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that Jefferies LoanCore or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(1)           Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)           Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(3)           Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)           Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and Jefferies LoanCore or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (v) if a survey was prepared, the legal description of the Mortgaged Property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Jefferies LoanCore typically requires that the related Mortgaged Property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any Mortgaged Property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each mortgage instrument typically also requires the borrower to maintain:  (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial or multifamily mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure.  In such cases, Jefferies LoanCore may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) the insurance proceeds received in connection with a major casualty should be sufficient to satisfy the mortgage loan; or (iv) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (v) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a Mortgaged Property, Jefferies LoanCore may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan originated or acquired by Jefferies LoanCore.  Furthermore, Jefferies LoanCore may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated by Jefferies LoanCore are as follows:

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Taxes-Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is required to pay taxes directly.

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Insurance-Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related Mortgaged Property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

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Replacement Reserves-Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for all repairs and maintenance, or (ii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.  Such escrows may also not be required unless a particular trigger event (for example, an event relating to property performance) has occurred and is continuing.

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Tenant Improvements / Leasing Commissions-In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence and during the continuance of a particular trigger event (for example, an event relating to property performance) to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance-A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related Mortgaged Property or other third party is responsible for the repairs, or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation-An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the JLC Mortgage Loans, see Annex A to this prospectus supplement.

Exceptions to Underwriting Criteria.  None of the JLC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Jefferies LoanCore prior to securitization is typically performed by an interim servicer that is unaffiliated with Jefferies LoanCore.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

 Archetype Mortgage Capital LLC

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Archetype for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of Archetype’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an Archetype Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Archetype require approval by a loan credit committee which includes senior executives of AMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Archetype will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Archetype will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Archetype may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Archetype’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Archetype, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Archetype may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Archetype may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Archetype requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Archetype) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment:  Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance.  With respect to each mortgage loan, Archetype will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Archetype may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Archetype requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Archetype are as follows:

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Taxes-typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Archetype with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance-if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Archetype with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves-replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation-typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Archetype generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement/Lease Commissions-in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

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Furthermore, Archetype may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Archetype may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Archetype’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Archetype Mortgage Loans, see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and Archetype or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Archetype typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.  None of the Archetype Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for all loans originated by Archetype prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

 The Goldman Originator

Overview.  GSMC, an Originator, is affiliated with Goldman, Sachs & Co., one of the underwriters.  GSMC is referred to as the “Goldman Originator” in this prospectus supplement.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.

The following two tables represent the aggregate dollar amount of fixed and floating rate commercial mortgage loans originated and securitized by the Goldman Originator and its affiliates that originate commercial mortgage loans for securitization.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Affiliate Fixed Rate Loans Originated (approximate)	Total Goldman Affiliate Fixed Rate Loans Securitized (approximate)

2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Affiliate Floating Rate Loans Originated (approximate)	Total Goldman Affiliate Floating Rate Loans Securitized (approximate)

2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	This represents origination for all Goldman affiliated originators originating for securitizations.

Origination and Underwriting Process.  The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator.  Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

•
Taxes-An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•
Insurance-An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

•
Replacement Reserves-Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•
Tenant Improvement / Leasing Commissions-Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•
Deferred Maintenance-A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

•
Environmental Remediation-An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, see Annex A to this prospectus supplement.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

•
Appraisal-The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved by the Goldman Originator.  The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  The Goldman Originator generally requires that those appraisals be conducted in accordance with the

Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•
Environmental Report-The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator.  The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•
Physical Condition Report-The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  The Goldman Originator and a third party structural consultant engaged by the Goldman Originator typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•
Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property.

Exceptions to Underwriting Criteria.  None of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.  Interim servicing for the loans originated by the Goldman Originator prior to securitization is typically performed by Goldman Sachs Realty Management L.P. (also known as Archon Group, L.P.), an affiliate of the Goldman Originator, although in certain instances, interim servicing may be performed by an interim servicer that is unaffiliated with the Goldman Originator.  Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from Goldman Sachs Realty Management L.P. or the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, Goldman Sachs Realty Management L.P. may retain primary servicing.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2013-GCJ11, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that the Outside Serviced Mortgage Loans are being serviced and administered pursuant to the Series 2013-GC10 Pooling and Servicing Agreement.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Outside Serviced Whole Loans, the Issuing Entity’s interest in any REO property acquired with respect to such Outside Serviced Whole Loans pursuant to the Series 2013-GC10 Pooling and Servicing Agreement) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, including, with respect to the Outside Serviced Whole Loans, the Issuing Entity’s interest in any REO property acquired pursuant to the Series 2013-GC10 Pooling and Servicing Agreement, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

U.S. Bank National Association (“U.S. Bank“), a national banking association, will act as trustee (in such capacity, the “Trustee“) under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $354 billion as of December 31, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle, 7th Floor, Mailcode MK-IL-SL7C Chicago, Illinois 60603, Attention:  CMBS Management - CGCMT 2013-GCJ11.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2012, U.S. Bank was acting as trustee with respect to over 87,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of December 31, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 542 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $447,221,000,000.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

U.S. Bank will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the Pooling and Servicing Agreement.  In such vendor capacity, U.S. Bank will hold and safeguard the Mortgage Notes and other contents of the Mortgage File with respect to all Mortgage Loans under the Pooling and Servicing Agreement.

The foregoing information concerning the Trustee has been provided by U.S. Bank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations of the Trustee to a successor Trustee.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) ”A” by Fitch and (ii) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short-term debt rating of at least “P-1” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee.  The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Trustee (except for the information under the first six (6) paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer, the Certificate Administrator or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator and the Custodian

Citibank, N.A. (“Citibank”) will act as certificate administrator pursuant to the Pooling and Servicing Agreement (in such capacity, the “Certificate Administrator”).  Citibank is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Inc., an underwriter, and Citigroup Global Markets Realty Corp., an Originator and a Sponsor.  The corporate trust office of the Certificate Administrator responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Global Transaction Services-Citigroup Commercial Mortgage Trust 2013-GCJ11 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention:  Global Transaction Services - Citigroup Commercial Mortgage Trust 2013-GCJ11.

Citibank is a national banking association and a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator and custodian through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank has primary corporate trust offices located in both New York and London.  Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the end of the fourth quarter of 2012, Citibank’s Agency and Trust group managed in excess of $4.7 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.  Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.  As of the end of the fourth quarter of 2012, Citibank acted as trustee, certificate administrator and/or paying agent for approximately twenty-five (25) transactions backed by commercial mortgages with an aggregate principal balance of approximately $25.6 billion.  The Depositor, the underwriters, the Sponsors, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Citibank and its affiliates.

Citibank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement.  The custodian is responsible to hold and safeguard the Mortgage Note and other contents of the Mortgage File with respect to each Mortgage Loan on behalf of the Trustee and the Certificateholders.  Each Mortgage File is maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management.  Files are segregated by transaction and/or issuer.  Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years.  Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota.  One such third-party vendor separately engaged by Citibank, N.A. in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the Mortgage Notes and other contents of the Mortgage File with respect to all Mortgage Loans in the Issuing Entity.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Citibank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and the filing of annual reports on Form 10-K and current reports on Form 8-K (in accordance with the Pooling and Servicing Agreement) that are required to be filed with the SEC on behalf of the Issuing Entity.  Citibank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 10 years and in connection with commercial mortgage-backed securities since 2006.  Citibank has acted as securities administrator with respect to eighteen series of commercial mortgage-backed securities and, as of the end of the second quarter of 2012, was acting as securities administrator with respect to more than approximately $20.5 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies and procedures with respect to its securities administration function other than changes required by applicable laws.  In the past three years, Citibank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or securities administrator with respect to commercial mortgage-backed securities.  There are no material pending legal or other proceedings involving the Certificate Administrator that would have a material adverse impact on investors in the Offered Certificates.

The foregoing information has been provided by Citibank.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator (except for the information under the first five (5) paragraphs of this section entitled “—The Certificate Administrator”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to the Depositor, the Master Servicer, the Trustee and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement provided, that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) to a successor Certificate Administrator.  Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) ”BBB+” by Fitch and (ii) ”Baa2” by Moody’s (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.002% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance“), a Delaware limited liability company, will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park North, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.  Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes.  Loans collateralized by commercial and residential real estate debt represent the majority of its focus.  Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action.  More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the US Government.  Pentalpha Surveillance has acted as operating advisor or trust advisor for approximately $28 billion of commercial mortgage-backed securitizations issued in approximately 25 transactions since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the mortgage loan sellers, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Controlling Class Representative, any “originators” (within the meaning of Item 1110 of Regulation AB), any “significant obligors” (within the meaning of Items 1101 and 1112 of Regulation AB) with respect to the Issuing Entity or the initial controlling class representative.

From time to time Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business.  However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The foregoing information under this heading has been provided by Pentalpha Surveillance.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

 General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans for which it is responsible to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

 The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 3/31/2013

By Approximate Number:	39,125	38,132	35,189	34,660
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	428.72

Within this portfolio, as of March 31, 2013, are approximately 24,437 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $351.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB

Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
YTD Q1 2013	$339,194,201,088	$2,284,066,139	0.67%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar

Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	entry of new loan data;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and JLC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by JLC, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed to this securitization by JLC.

Pursuant to an interim servicing agreement between Wells Fargo and AMF I, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by AMF I, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed to this securitization by AMF I.

Pursuant to an interim servicing agreement between Wells Fargo and CGMRC, a Sponsor and an Originator, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by CGMRC, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be contributed to this securitization by CGMRC.

The foregoing information has been provided by Wells Fargo.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

 The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as special servicer for the Mortgage Loans (other than the Outside Serviced Mortgage Loans) (in such capacity, the “Special Servicer”).  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

Starwood Property Trust, Inc. (NYSE: STWD) and Starwood Capital Group entered into a definitive agreement to acquire LNR Property LLC, which is ultimate parent company of LNR Partners, LLC (the initial Special Servicer), LNR Securities Holdings, LLC (the initial Controlling Class Representative and holder of the Control Eligible Certificates), Archetype Mortgage Capital LLC (an originator) and Archetype Mortgage Funding I LLC (a sponsor).  The closing occurred on April 19, 2013.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties.  LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 19 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 128 as of October 31, 2012.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

•	84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion;

•	101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion;

•	113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion;

•	134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion;

•	142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion;

•	143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion;

•	143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion;

•	138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion;

•	136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion;

•	144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion;

•	140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $188 billion; and

•	128 domestic CMBS pools as of October 31, 2012 with a then current face value in excess of $135 billion.

Additionally, LNR Partners has resolved approximately $37.2 billion of U.S.  commercial and multifamily loans over the past 19 years, including approximately $1.1 billion of U.S.  commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S.  commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S.  commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S.  commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S.  commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S.  commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S.  commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S.  commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S.  commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S.  commercial and multifamily mortgage loans during 2010, and $11.3 billion of U.S.  commercial and multifamily mortgage loans for the nine months ended September 30, during 2011.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, California, New York, North Carolina and Colorado and in England and Germany.  As of October 31, 2012, LNR Partners had 252 employees responsible for the special servicing of commercial real estate assets.  As of October 31, 2012, LNR Partners and its affiliates specially service a portfolio, which included almost over 11,000 assets in the 50 states, the District of Columbia, and various international properties with a then current face value of approximately $135 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing.  LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  LNR Partners may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise.  To the extent that LNR Partners has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage-backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Sponsor (other than Archetype Mortgage Funding I LLC), any Originator (other than Archetype Mortgage Capital LLC) or any significant obligor.  LNR Partners, however, is an affiliate of Archetype Mortgage Funding I LLC, one of the Sponsors, and Archetype Mortgage Capital LLC, an Originator.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the Certificates and is expected to be the initial Controlling Class Representative.  Otherwise, except for LNR Partners acting as special servicer for this securitization transaction and AMF being one of the Sponsors and an Originator of some of the Mortgage Loans, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee and Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Issuing Entity, the Sponsor, the Trustee and Certificate Administrator, any Originator, any significant obligor, the Master Servicer or the Operating Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

LNR Partners is an affiliate of the entity expected to (i) purchase the Class E, Class F and Class G certificates on the Closing Date, (ii) become the initial Controlling Class Certificateholder and (iii) be appointed as the initial Controlling Class Representative.

The foregoing information has been provided by LNR Partners.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement, without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing), and (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist), as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Certain duties and obligations of LNR Partners as the special servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement.  LNR Partner’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “—Realization Upon Mortgage Loans—Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan (including a Specially Serviced Loan and an Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan.  With respect to each Mortgage Loan (including each Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan, the Servicing Fee will:  (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which rate, together with the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer, including, without limitation, the 0.01% per annum servicing fee required to be paid to the Series 2013-GC10 Master Servicer with respect to the Outside Serviced Mortgage Loans.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans (other than an Outside Serviced Mortgage Loan) to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Mortgage Loan (other than, except in the case of Excess Penalty Charges, an Outside Serviced Mortgage Loan), (b) 100% of any assumption application fees with respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) that is not a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan, and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Mortgage Loans (but, in the case of an Outside Serviced Mortgage Loan, only to the extent actually remitted by the Series 2013-GC10 Master Servicer).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the Mortgage Loans (other than the Outside Serviced Mortgage Loans) in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan, over (ii) all unpaid or unreimbursed Advances and additional trust fund expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan and reimbursed from such Modification Fees (which additional trust fund expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan or REO Property; provided that if the Mortgage Loan ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan ceased to be a Corrected Loan within 12 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan, any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (and, in the case of an Outside Serviced Mortgage Loan, allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement).

“Ancillary Fees” means, with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer) during such Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity with respect to any Mortgage Loan and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

The Series 2013-GC10 Master Servicer will, with respect to each Outside Serviced Whole Loan, be entitled to substantially similar compensation to that described above for the Master Servicer.

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer under the Pooling and Servicing Agreement in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue under the Pooling and Servicing Agreement with respect to each Specially Serviced Loan (other than an Outside Serviced Mortgage Loan) at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (other than an Outside Serviced Mortgage Loan, if applicable) or REO Property (other than any interest in a Mortgaged Property acquired through foreclosure or deed in lieu of foreclosure with respect to any Outside Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable under the Pooling and Servicing Agreement with respect to each Corrected Loan (other than an Outside Serviced Mortgage Loan) and will be calculated by application of the applicable Workout Fee Rate to each collection of interest and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 60 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to (a) 1.0% with respect to any Corrected Loan (other than an Outside Serviced Mortgage Loan) or (b) if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans (other than Outside Serviced Mortgage Loans) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable under the Pooling and Servicing Agreement with respect to each Specially Serviced Loan (other than, if applicable, an Outside Serviced Mortgage Loan) as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan) repurchased or substituted for by a Sponsor and any Specially Serviced Loan or any REO Property (other than, if applicable, an Outside Serviced Mortgage Loan or any related REO Property) as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 60 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to 1.0% with respect to each Mortgage Loan repurchased or substituted for by a Sponsor, each Specially Serviced Loan and each REO Property (other than, if applicable, an Outside Serviced Mortgage Loan or any related REO Property).

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:  (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation; (ii) the purchase of any Specially Serviced Loan by the Controlling Class Representative

(based on the Controlling Class Right of First Refusal), or a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), in each case within 90 days of (x) with respect to a mezzanine loan holder, the date that each related purchase option becomes exercisable or (y) with respect to the Controlling Class Representative, the later of (1) the date such Mortgage Loan becomes a Defaulted Mortgage Loan and (2) the date such Mortgage Loan becomes a Specially Serviced Loan; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with a liquidation of a Mortgage Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Mortgaged Property or REO Property.

“Defaulted Mortgage Loan” means a Mortgage Loan (other than an Outside Serviced Mortgage Loan) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation:  (a) except with respect to an Outside Serviced Mortgage Loan, a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks) and Assumption Fees with respect to each Mortgage Loan and 100% of any assumption application fees with respect to Specially Serviced Loans; and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the Mortgage Loans (other than the Outside Serviced Mortgage Loans) in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan (other than an Outside Serviced Mortgage Loan) becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee, Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer (including in its capacity as the Series 2013-GC10 Special Servicer) or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, the Series 2013-GC10 issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement or the Series 2013-GC10 Pooling and Servicing Agreement other than any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement or the Series 2013-GC10 Pooling and Servicing Agreement in the form of Excess Penalty Charges, Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

The Series 2013-GC10 Special Servicer will, with respect to each Outside Serviced Whole Loan, be entitled to substantially similar compensation to that described above for the Special Servicer.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including the Outside Serviced Mortgage Loans) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including the Outside Serviced Mortgage Loans) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00120% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting

Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee and Sub-Servicing Fee / Master Servicer and/or Series 2013-GC10 Master Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan and an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation / Master Servicer and/or Series 2013-GC10 Master Servicer
–      a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to the Mortgage Loans (including Outside Serviced Mortgage Loans)
		from time to time	the related fee/ investment income

–      100% of assumption application fees on Mortgage Loans (including Outside Serviced Mortgage Loans) that are not (and are not the equivalent of) Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer and/or Series 2013-GC10 Special Servicer
with respect to any Mortgage Loan (including an Outside Serviced Mortgage Loan) that is (or is the equivalent of) a Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a special servicing fee with respect to such Mortgage Loan that would be less than $3,500 in any given month, then the special servicing fee rate for such month for such Mortgage Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Workout Fee / Special Servicer and/or Series 2013-GC10 Special Servicer
with some limited exceptions, (a) 1.0% of each collection of principal and interest with respect to any Mortgage Loan (including an Outside Serviced Mortgage Loan) that is (or is the equivalent of) a Corrected Loan, or (b) if such rate in clause (a) above would result in a workout fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the
		monthly	the related collections of principal and interest

Type/Recipient	Amount	Frequency	Source of Funds

date such Mortgage Loan becomes a Corrected Loan (or the equivalent) through and including the related maturity date, then the workout fee rate will be a rate equal to such higher rate as would result in a workout fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan (or the equivalent) through and including the related maturity date

Liquidation Fee / Special Servicer and/or Series 2013-GC10 Special Servicer
with some limited exceptions, the greater of (a) 1.0% of each recovery by the Special Servicer or Series 2013-GC10 Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) repurchased or substituted for by a Sponsor, each Specially Serviced Loan (or the equivalent) and each REO Property, and (b) $25,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer and/or Series 2013-GC10 Special Servicer
–      a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Assumption Fees with respect to the Mortgage Loans (including Outside Serviced Mortgage Loans)
		from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans (or the equivalent)	from time to time

	– all investment income received on funds in any REO account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.002% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00120% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		from time to time	paid by related borrower

Type/Recipient	Amount	Frequency	Source of Funds

Property Advances / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Type/Recipient	Amount	Frequency	Source of Funds

Servicing Advances / 2013-GC10 Master Servicer and 2013-GC10 Trustee	With respect to servicing advances on any Outside Serviced Whole Loan, the related Outside Serviced Mortgage Loan’s pro rata share of such servicing advance.	from time to time
recoveries on the related Outside Serviced Mortgage Loan or any related REO Property acquired with respect to any Outside Serviced Whole Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations)

Interest on Servicing Advances / Series 2013-GC10 Master Servicer and Series 2013-GC10 Trustee	at Prime Rate	when the advance is reimbursed
first from late payment charges and default interest on the related Outside Serviced Whole Loan in excess of the regular interest rate, then from other recoveries thereon, and then from general collections in the Collection Account (subject to certain limitations)

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.
		from time to time	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Indemnification Expenses / Series 2013-GC10 Trustee, Series 2013-GC10 Certificate Administrator, Series 2013-GC10 Master Servicer and Series 2013-GC10 Special Servicer
amounts for which the Series 2013-GC10 Trustee, the Series 2013-GC10 Certificate Administrator, the Series 2013-GC10 Master Servicer and the Series 2013-GC10 Special Servicer are entitled to indemnification with respect to any Outside Serviced Whole Loan.
	from time to time	collections on the related Outside Serviced Whole Loan and then general collections

Affiliates and Certain Relationships

The Depositor is an affiliate of Citigroup Global Markets Realty Corp., a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar, paying agent and Custodian.  In addition, Goldman Sachs Mortgage Company, a Sponsor and an Originator, is an affiliate of Goldman Sachs & Co., one of the underwriters.  In addition, Jefferies LoanCore LLC, a Sponsor and an Originator, and Jefferies LLC, one of the underwriters, are affiliated with each other.

LNR Partners, LLC, the special servicer, Archetype Mortgage Funding I LLC, a Sponsor, and Archetype Mortgage Capital LLC, an Originator, are affiliated with each other and with the entity expected to (a) purchase the Class E, Class F and Class G Certificates, (b) become the initial controlling class certificateholder and (c) be appointed as the initial Controlling Class Representative.

Jefferies LoanCore LLC or an affiliate will, as of the date of initial issuance of the Certificates, hold a mezzanine loan secured by direct or indirect equity interests in the related borrower under each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Christown Spectrum and 1540 2nd Street, representing approximately 5.5% and 2.8%, respectively, of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, the Master Servicer, and each of the entities indicated below, Wells Fargo Bank, National Association acts as interim servicer with respect to:

●	all of the Mortgage Loans to be contributed to this securitization by Jefferies LoanCore LLC, a Sponsor and an Originator, as well as other mortgage loans owned by Jefferies LoanCore LLC; and

●	all of the Mortgage Loans to be contributed to this securitization by AMF I, a Sponsor and an Originator as well as other mortgage loans owned by AMF I; and

●	certain of the Mortgage Loans to be contributed to this securitization by CGMRC, a Sponsor and an Originator, as well as to other mortgage loans owned by CGMRC and its affiliates.

Wells Fargo Bank, National Association is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp. (except with respect to the Outside Serviced Mortgage Loans to the extent that the related loan file is held by Wells Fargo Bank, National Association as Series 2013-GC10 Certificate Administrator).

U.S. Bank National Association, in addition to serving as Trustee, will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the Pooling and Servicing Agreement.  In such vendor capacity, U.S. Bank National Association will hold and safeguard the mortgage notes and other contents of the mortgage file with respect to all mortgage loans under the pooling and servicing agreement.

U.S. Bank National Association, in addition to serving as Trustee, is the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by AMF I.

In addition, Goldman Sachs Mortgage Company, a Sponsor, provides warehouse financing to Archetype Mortgage Funding I LLC through a repurchase facility.  All of the mortgage loans that Archetype Mortgage Funding I LLC will transfer to the Depositor are subject to that repurchase facility.  Proceeds received by Archetype Mortgage Funding I LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Mortgage Company as the repurchase agreement counterparty.

Goldman Sachs Mortgage Company and certain other third party lenders provide warehouse financing to JLC Financing Affiliates through various repurchase facilities. Jefferies LoanCore LLC guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. All or most of the JLC Mortgage Loans, are subject to such repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore LLC will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, acquire the warehoused JLC Mortgage Loans from the JLC Financing Affiliates, and the JLC Financing Affiliates will, in turn, use the funds that they receive from Jefferies LoanCore LLC to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of April 5, 2013, Goldman Sachs Mortgage Company is the repurchase agreement counterparty with respect to ten (10) JLC Mortgage Loans with an aggregate Cut-off Date Balance of $206,347,882, which represents approximately 17.1% of the Initial Pool Balance.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 15 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class A-S Certificates, the Class B Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class X-A Certificates and the Class X-B Certificates are referred to as the “Class X Certificates” in this prospectus supplement.  The Certificates other than the Class R Certificates are referred to as the “Regular Certificates”  in this prospectus supplement. The Class X-B Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”), or, in the case of an Outside Serviced Mortgage Loan, a beneficial interest in the related Mortgaged Property if acquired through foreclosure or deed-in-lieu of foreclosure under the Series 2013-GC10 Pooling and Servicing Agreement (upon acquisition, also an “REO Property”), (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Liquidation

Proceeds Reserve Account, any account established in connection with REO Properties (an “REO Account”) and certain other accounts or portions of those accounts established under the Pooling and Servicing Agreement, (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans, and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers, or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) will have the respective Certificate Principal Amounts, and the Class X-A and Class X-B Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount

Class A-1	$75,176,000
Class A-2	$290,426,000
Class A-3	$150,000,000
Class A-4	$236,220,000
Class A-AB	$92,911,000
Class X-A	$948,816,000
Class A-S	$104,083,000
Class X-B	$117,659,000
Class B	$75,423,000
Class C	$42,236,000
Class D	$58,830,000
Class E	$21,118,000
Class F	$18,102,000
Class G	$42,236,945

The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class.  In addition, amounts determined to constitute recoveries of Non-Recoverable Advances that were previously reimbursed out of collections of principal on the Mortgage Loans may result in increases to the Certificate Principal Amount of a Class of Sequential Pay Certificates, as and to the extent described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, holders of such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount”).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates outstanding from time to time.  Accordingly, the Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates.  The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B and Class C Certificates outstanding from time to time.  Accordingly, the Notional Amount of the

Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class B and Class C Certificates.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by:  (a) any Regular Certificate will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the related Class specified on the face of that Certificate.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)
the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day immediately preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(i)
all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(ii)
all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries, and any scheduled Monthly Payments and any balloon payments, that were received after the related Determination Date (other than the monthly remittance on an Outside Serviced Mortgage Loan or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition);

(iii)	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)
with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	all yield maintenance charges and prepayment premiums;

(vi)	all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(vii)	any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(b)
if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to the Pooling and Servicing Agreement and the remittance received on each Outside Serviced Mortgage Loan or the Issuing Entity’s interest in any related REO Property in the month of such Distribution Date, to the extent that each such transfer is made or such remittance is received by the business day immediately preceding the related Master Servicer Remittance Date;

(c)
all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)
for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Companion Loan (including an REO Mortgage Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan (including an REO Mortgage Loan) is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in May 2013, beginning on the day after the Cut-off Date) and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in May 2013.

“Prepayment Period” with respect to any Distribution Date is the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is, in general, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Regular Certificates for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period.

The Pass-Through Rate for each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates will be fixed at the initial Pass-Through Rate for such Class set forth on the cover page of this prospectus supplement.

The Pass-Through Rate with respect to any Class of the Class B and Class C Certificates for any Distribution Date will be a per annum rate equal to the lesser of:  (a) the initial Pass-Through Rate for such Class set forth on the cover page of this prospectus supplement; and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to any Class of the Class D, Class E, Class F and Class G Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class B and Class C Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).

The approximate initial Pass-Through Rate on each Class of Regular Certificates is set forth in the “Certificate Summary” of this prospectus supplement.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Class D, Class E, Class F and Class G Certificates) for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, being net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, including any such Withheld Amounts.  Also for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or Series 2013-GC10 Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is the per annum rate at which interest accrues on such Mortgage Loan, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), and on each Distribution Date, will be reduced by any and all amounts (without duplication) described in clauses (a)(1), (a)(2) and (a)(3) of the definition of “Principal Distribution Amount” below that are allocable to that Mortgage Loan for such Distribution Date.  The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)	the sum, without duplication, of:

(1)
the principal component of all scheduled Monthly Payments and balloon payments due on the related Due Date in the related Collection Period (if and to the extent received by the Master Servicer by the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, by the business day immediately preceding the related Master Servicer Remittance Date) or (other than balloon payments) advanced by the Master Servicer or the Trustee in respect of such Distribution Date) with respect to the Mortgage Loans (including any REO Mortgage Loans);

(2)
the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, as of the business day immediately preceding the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)	any Unscheduled Payments with respect to the Mortgage Loans (including any REO Mortgage Loans) for such Distribution Date; and

(4)	the Principal Shortfall, if any, for such Distribution Date, less

(b)	the sum, without duplication, of the amount of any reimbursements of:

(1)
Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including the Outside Serviced Mortgage Loans) during the applicable Prepayment Period; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (or the Issuing Entity’s interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Mortgage Loan) during the applicable Prepayment Period, whether in the form of Liquidation Proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer and/or, in the case of an Outside Serviced Mortgage Loan, the Series 2013-GC10 Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (including, in the case of an Outside Serviced Mortgage Loan, if the related Mortgaged Property has been acquired through foreclosure or deed-in-lieu of foreclosure under the Series 2013-GC10 Pooling and Servicing Agreement).

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)
to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)
to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)
to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)
to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)
to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)
to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal

Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Sixth, to the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Ninth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twelfth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date on which the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders as follows:  (a) pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class X-A Certificates, and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B Certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (b) as among the Classes of Certificates in each YM Group, in the following manner:  (1) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date, and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (2) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.  If there is more than one Class of Sequential Pay Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one; and provided, further, that if such discount rate is greater than or equal to both of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described above in this sentence, then the Base Interest Fraction will equal zero; and provided, further, that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described above in this sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class R Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan (other than an Outside Serviced Mortgage Loan as to which amounts will be allocated in a similar manner under the Series 2013-GC10 Pooling and Servicing Agreement) in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related loan documents in accordance with the express provisions of the related loan documents; provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to such Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances related to such Mortgage Loan and any interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (unless related to an Outside Serviced Mortgage Loan, in which case amounts will be allocated in a similar manner under the Series 2013-GC10 Pooling and Servicing Agreement) (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property) will be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances on the related REO Mortgage Loan or interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Collections and recoveries with respect to an Outside Serviced Whole Loan or any related REO Property are to be allocated in accordance with the terms and conditions of the Series 2013-GC10 Pooling and Servicing Agreement, the related Co-Lender Agreement and/or the related loan documents, as applicable.  See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  On each Distribution Date, any Realized Loss for such Distribution Date will be allocated to the following Classes of Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B and Class C Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of a Non-Recoverable Advance previously reimbursed to the Master Servicer, Special Servicer or Trustee or a servicer under the Series 2013-GC10 Pooling and Servicing Agreement from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Sequential Pay Certificates (in sequential order of payment priority starting with the most senior Class) (previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered.  Such restoration of the Certificate Principal Amount of a Class of Sequential Pay Certificates may not exceed, and will reduce on a going forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Sequential Pay Certificates.  The holders of any Class of Sequential Pay Certificates whose Certificate Principal Amount is so restored will also have their Interest Shortfall Amount for the next Distribution Date increased by the amount of interest that would have accrued on the restored portion of the related Certificate Principal Amount if the prior write-down never occurred.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses with respect to any Mortgage Loan that is not covered by an Advance or a corresponding collection from the related borrower in accordance with the related loan documents will reduce the amounts distributable on the respective Classes of Sequential Pay Certificates and, like losses on a defaulted mortgage loan, may result in Realized Losses being applied to reduce the Certificate Principal Amounts of such Classes.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and excluding any related default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess“.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of the applicable interest accrual period for the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than an Outside Serviced Mortgage Loan, a Specially Serviced Loan or a Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the most recently ended Prepayment Period, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) (other than an Outside Serviced Mortgage Loan) for which such Servicing Fees are being paid for the related Distribution Date and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.  No Compensating Interest Payment will be made by the Master Servicer or the Series 2013-GC10 Master Servicer with respect to any Outside Serviced Mortgage Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates.  The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded).  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire

Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Sequential Pay Certificates.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (other than an Outside Serviced Mortgage Loan) on the earliest of:

●
the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan, or changes any other material economic term of the Mortgage Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan (other than an Outside Serviced Mortgage Loan), the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction amounts.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (other than an Outside Serviced Mortgage Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate, (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer, Trustee and Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Pursuant to the Series 2013-GC10 Pooling and Servicing Agreement, with respect to an Outside Serviced Whole Loan, similar but not identical events to those described in the definition of “Appraisal Reduction Event” will require the calculation of a similar “appraisal reduction amount”, which will be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Mortgage Loan and the related Companion Loan (with any such allocation to the related Mortgage Loan to constitute an “Appraisal Reduction” for purposes of this prospectus supplement).

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates).  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan.

Any Mortgage Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (or, in the case of an Outside Serviced Mortgage Loan, the equivalent of an Appraisal Reduction under the Series 2013-GC10 Pooling and Servicing Agreement) (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event (or, in the case of an Outside Serviced Mortgage Loan, the equivalent of an Appraisal Reduction Event under the Series 2013-GC10 Pooling and Servicing Agreement) has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Principal Amount thereof until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly post notice of such Appraisal Reduction to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan (other than an Outside Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than an Outside Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, to recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows:  (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99%

multiplied by (ii) a fraction, the numerator of which is equal to the Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Sequential Pay Certificates then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification of such beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower, will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a

Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person has received a copy of this prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000.  The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer, the Operating Advisor or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless:  (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates that are also Sequential Pay Certificates (which, in each such case, will also reduce the Notional Amount of the Class X-A Certificates), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Sequential Pay Certificates (which, in each case, will also reduce the Notional Amount of the Class X-A Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or Archetype Mortgage Capital LLC, in the case of Archetype Mortgage Funding I LLC) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, or the exercise of a purchase option by the holder of a mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates (other than the Class X-A Certificates) as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates.  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates as a result of the application of Realized Losses will also reduce the Notional Amount of the related Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates and will result in a reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates (other than the Class X-A certificates) and extending the weighted average lives of the respective Classes of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

If you own Sequential Pay Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Sequential Pay Certificates (and consequently reduction of the Notional Amount of the Class X-A Certificates), may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Sequential Pay Certificates (and consequently reduction of the Notional Amount of the Class X-A Certificates) may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Sequential Pay Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the

Class X-A Certificates and any other certificates purchased at premium might not fully recoup their initial investment.  See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this prospectus supplement with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in May 2013, (x) the Certificates will be issued on April 30, 2013, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification and (xiii) the initial Certificate Principal Amounts or Notional Amounts of the Certificates are set forth in the “Certificate Summary” of this prospectus supplement.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the Notional Amount) of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S,

Class B or Class C Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
April 10, 2014	82%	82%	82%	82%	82%
April 10, 2015	62%	62%	62%	62%	62%
April 10, 2016	39%	39%	39%	39%	39%
April 10, 2017	15%	15%	15%	15%	15%
April 10, 2018 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	2.45	2.44	2.44	2.44	2.44

First Principal Payment Date	May 2013	May 2013	May 2013	May 2013	May 2013

Last Principal Payment Date	December 2017	October 2017	October 2017	October 2017	September 2017

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
April 10, 2014	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	4.85	4.83	4.82	4.80	4.60

First Principal Payment Date	December 2017	October 2017	October 2017	October 2017	September 2017

Last Principal Payment Date	April 2018	April 2018	April 2018	April 2018	April 2018

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
April 10, 2014	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	99%
April 10, 2020	100%	100%	100%	100%	99%
April 10, 2021	100%	100%	100%	100%	99%
April 10, 2022	100%	100%	100%	100%	99%
April 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.67	9.65	9.63	9.59	9.40

First Principal Payment Date	April 2018	April 2018	April 2018	April 2018	April 2018

Last Principal Payment Date	January 2023	January 2023	January 2023	January 2023	November 2022

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
April 10, 2014	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.84	9.82	9.80	9.76	9.59

First Principal Payment Date	January 2023	January 2023	January 2023	January 2023	November 2022

Last Principal Payment Date	March 2023	March 2023	March 2023	March 2023	December 2022

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
April 10, 2014	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	78%	78%	79%	79%	80%
April 10, 2020	58%	58%	58%	58%	60%
April 10, 2021	36%	36%	36%	37%	38%
April 10, 2022	14%	14%	14%	14%	16%
April 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	7.31	7.32	7.33	7.34	7.40

First Principal Payment Date	April 2018	April 2018	April 2018	April 2018	April 2018

Last Principal Payment Date	December 2022	December 2022	December 2022	December 2022	December 2022

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
April 10, 2014	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.88	9.87	9.86	9.86	9.69

First Principal Payment Date	March 2023	March 2023	March 2023	March 2023	December 2022

Last Principal Payment Date	April 2023	April 2023	March 2023	March 2023	January 2023

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
April 10, 2014	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.94	9.94	9.93	9.88	9.69

First Principal Payment Date	April 2023	April 2023	March 2023	March 2023	January 2023

Last Principal Payment Date	April 2023	April 2023	April 2023	April 2023	January 2023

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
April 10, 2014	100%	100%	100%	100%	100%
April 10, 2015	100%	100%	100%	100%	100%
April 10, 2016	100%	100%	100%	100%	100%
April 10, 2017	100%	100%	100%	100%	100%
April 10, 2018	100%	100%	100%	100%	100%
April 10, 2019	100%	100%	100%	100%	100%
April 10, 2020	100%	100%	100%	100%	100%
April 10, 2021	100%	100%	100%	100%	100%
April 10, 2022	100%	100%	100%	100%	100%
April 10, 2023 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69

First Principal Payment Date	April 2023	April 2023	April 2023	April 2023	January 2023

Last Principal Payment Date	April 2023	April 2023	April 2023	April 2023	January 2023

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-

Through Rate as described in the Modeling Assumptions, from and including April 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates (other than the Class X-A Certificates) and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	2.904%	2.906%	2.907%	2.908%	2.909%
96-00	2.459%	2.461%	2.461%	2.462%	2.463%
97-00	2.021%	2.023%	2.023%	2.024%	2.024%
98-00	1.590%	1.591%	1.591%	1.592%	1.592%
99-00	1.166%	1.166%	1.166%	1.166%	1.166%
100-00	0.747%	0.747%	0.747%	0.747%	0.747%
101-00	0.335%	0.335%	0.335%	0.335%	0.334%
102-00	-0.071%	-0.071%	-0.072%	-0.072%	-0.072%
103-00	-0.471%	-0.472%	-0.472%	-0.473%	-0.473%
104-00	-0.865%	-0.866%	-0.867%	-0.868%	-0.868%
105-00	-1.254%	-1.255%	-1.256%	-1.257%	-1.258%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.108%	3.111%	3.114%	3.119%	3.164%
96-00	2.878%	2.880%	2.883%	2.887%	2.922%
97-00	2.651%	2.652%	2.654%	2.657%	2.684%
98-00	2.426%	2.427%	2.428%	2.430%	2.448%
99-00	2.204%	2.204%	2.205%	2.206%	2.214%
100-00	1.984%	1.984%	1.984%	1.984%	1.984%
101-00	1.767%	1.767%	1.766%	1.765%	1.756%
102-00	1.553%	1.552%	1.550%	1.548%	1.531%
103-00	1.340%	1.339%	1.337%	1.334%	1.308%
104-00	1.130%	1.129%	1.126%	1.122%	1.087%
105-00	0.923%	0.920%	0.917%	0.913%	0.869%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.439%	3.440%	3.441%	3.443%	3.454%
96-00	3.313%	3.314%	3.315%	3.316%	3.325%
97-00	3.188%	3.189%	3.190%	3.191%	3.197%
98-00	3.065%	3.065%	3.066%	3.067%	3.071%
99-00	2.943%	2.944%	2.944%	2.944%	2.946%
100-00	2.823%	2.823%	2.823%	2.823%	2.823%
101-00	2.704%	2.704%	2.704%	2.703%	2.701%
102-00	2.587%	2.586%	2.586%	2.585%	2.581%
103-00	2.470%	2.470%	2.469%	2.468%	2.461%
104-00	2.356%	2.355%	2.354%	2.352%	2.343%
105-00	2.242%	2.241%	2.240%	2.238%	2.227%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.719%	3.720%	3.721%	3.723%	3.732%
96-00	3.593%	3.594%	3.595%	3.596%	3.604%
97-00	3.469%	3.469%	3.470%	3.471%	3.476%
98-00	3.345%	3.346%	3.346%	3.347%	3.351%
99-00	3.224%	3.224%	3.224%	3.225%	3.226%
100-00	3.104%	3.104%	3.104%	3.104%	3.104%
101-00	2.985%	2.985%	2.985%	2.984%	2.982%
102-00	2.868%	2.867%	2.867%	2.866%	2.862%
103-00	2.751%	2.751%	2.750%	2.749%	2.743%
104-00	2.637%	2.636%	2.635%	2.633%	2.626%
105-00	2.523%	2.522%	2.521%	2.519%	2.510%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.482%	3.482%	3.481%	3.480%	3.474%
96-00	3.321%	3.320%	3.320%	3.319%	3.314%
97-00	3.162%	3.161%	3.161%	3.160%	3.157%
98-00	3.004%	3.004%	3.004%	3.003%	3.001%
99-00	2.849%	2.848%	2.848%	2.848%	2.847%
100-00	2.695%	2.695%	2.695%	2.695%	2.695%
101-00	2.543%	2.543%	2.543%	2.543%	2.545%
102-00	2.393%	2.393%	2.393%	2.394%	2.396%
103-00	2.244%	2.245%	2.245%	2.246%	2.249%
104-00	2.097%	2.098%	2.099%	2.099%	2.104%
105-00	1.952%	1.953%	1.954%	1.955%	1.960%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

9-24	7.915%	7.880%	7.835%	7.767%	7.255%
10-00	7.148%	7.112%	7.067%	6.998%	6.483%
10-08	6.413%	6.376%	6.330%	6.261%	5.743%
10-16	5.706%	5.669%	5.623%	5.553%	5.033%
10-24	5.027%	4.989%	4.943%	4.873%	4.350%
11-00	4.373%	4.335%	4.289%	4.218%	3.692%
11-08	3.743%	3.705%	3.658%	3.587%	3.058%
11-16	3.136%	3.097%	3.050%	2.978%	2.447%
11-24	2.549%	2.511%	2.463%	2.390%	1.858%
12-00	1.983%	1.944%	1.896%	1.823%	1.288%
12-08	1.435%	1.396%	1.347%	1.274%	0.737%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.059%	4.060%	4.061%	4.061%	4.070%
96-00	3.932%	3.932%	3.933%	3.933%	3.940%
97-00	3.806%	3.806%	3.806%	3.806%	3.812%
98-00	3.681%	3.681%	3.681%	3.681%	3.685%
99-00	3.558%	3.558%	3.558%	3.558%	3.560%
100-00	3.436%	3.436%	3.436%	3.436%	3.436%
101-00	3.316%	3.316%	3.316%	3.316%	3.314%
102-00	3.197%	3.197%	3.196%	3.196%	3.193%
103-00	3.079%	3.079%	3.079%	3.079%	3.073%
104-00	2.963%	2.963%	2.962%	2.962%	2.955%
105-00	2.848%	2.847%	2.847%	2.847%	2.838%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.380%	4.380%	4.381%	4.383%	4.393%
96-00	4.251%	4.251%	4.251%	4.253%	4.261%
97-00	4.123%	4.123%	4.124%	4.125%	4.131%
98-00	3.997%	3.997%	3.998%	3.998%	4.002%
99-00	3.873%	3.873%	3.873%	3.873%	3.875%
100-00	3.750%	3.750%	3.750%	3.750%	3.749%
101-00	3.628%	3.628%	3.628%	3.627%	3.625%
102-00	3.508%	3.508%	3.508%	3.507%	3.503%
103-00	3.389%	3.389%	3.389%	3.387%	3.381%
104-00	3.272%	3.272%	3.271%	3.269%	3.261%
105-00	3.156%	3.156%	3.155%	3.153%	3.143%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.800%	4.800%	4.800%	4.800%	4.813%
96-00	4.668%	4.668%	4.668%	4.668%	4.679%
97-00	4.538%	4.538%	4.538%	4.538%	4.546%
98-00	4.409%	4.409%	4.409%	4.409%	4.414%
99-00	4.282%	4.282%	4.282%	4.282%	4.285%
100-00	4.157%	4.157%	4.157%	4.157%	4.157%
101-00	4.033%	4.033%	4.033%	4.033%	4.030%
102-00	3.910%	3.910%	3.910%	3.910%	3.905%
103-00	3.789%	3.789%	3.789%	3.789%	3.781%
104-00	3.669%	3.669%	3.669%	3.669%	3.659%
105-00	3.551%	3.551%	3.551%	3.551%	3.538%

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield and Maturity Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of April 1, 2013 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related REO Properties.  The information in this prospectus supplement supplements any information set forth in the prospectus.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and the related Companion Loan are being serviced and administered in accordance with the Series 2013-GC10 Pooling and Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of each Outside Serviced Mortgage Loan and the related Companion Loan will be effected in accordance with the Series 2013-GC10 Pooling and Servicing Agreement and the related Co-Lender Agreement).  Consequently, the servicing provisions set forth in this prospectus supplement and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of the Outside Serviced Mortgage Loans will be governed by the Series 2013-GC10 Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer and/or the Series 2013-GC10 Trustee under the Series 2013-GC10 Pooling and Servicing Agreement or to make property protection advances with respect to the related Outside Serviced Whole Loans or P&I advances with respect to the Companion Loans.  The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the Outside Serviced Mortgage Loans are dependent on its receipt of the same from the applicable party under the Series 2013-GC10 Pooling and Servicing Agreement.  The Series 2013-GC10 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization.  The servicing arrangements under the Series 2013-GC10 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.  For more detailed information, please see “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement.

As used in this prospectus supplement, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, does not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans.  In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect of the Mortgage Loans “other than the Outside Serviced Mortgage Loans” or “except with respect to the Outside Serviced Mortgage Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans.  Servicing of the Outside Serviced Mortgage Loans is handled under the Series 2013-GC10 Pooling and Servicing Agreement.  While the terms of the Series 2013-GC10 Pooling and Servicing Agreement are similar to, but not identical to, the servicing provisions discussed in this prospectus supplement related to the Mortgage Loans, prospective investors are nonetheless encouraged to review “Description of the Mortgage Pool—Outside Serviced Whole Loans” in this prospectus supplement for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders.  Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement.  If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price.  AMC is guaranteeing the repurchase and substitution obligations of AMF I under the related Mortgage Loan Purchase Agreement in the event that AMF I fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach.  This substitution or purchase obligation (and the guaranty obligations of AMC in respect of AMF I) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Outside Serviced Mortgage Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans for which it is responsible (as described below) to one or more third-party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any such sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator and the Certificateholders for the servicing and administering of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

●	with a view to-

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans; or

2.
in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to-

1.
any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.	the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates;

3.	the obligation, if any, of the Master Servicer to make Advances;

4.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.
the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to an Outside Serviced Mortgage Loan or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than an Outside Serviced Mortgage Loan)-

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan being serviced under the Pooling and Servicing Agreement (including an REO Mortgage Loan that relates to a Mortgage Loan serviced under the Pooling and Servicing Agreement), for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)	the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Mortgage Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)
there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan, and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders in the Mortgage Loan; or

(c)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days; or

(d)
the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)
the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)	the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)
the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affect the interests of Certificateholders in the Mortgage Loan, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (other than the Outside Serviced Mortgage Loan) will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (other than an Outside Serviced Mortgage Loan) as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans (other than Outside Serviced Mortgage Loans) that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (other than an Outside Serviced Mortgage Loan) to the Special Servicer when that Mortgage Loan becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to any Outside Serviced Whole Loan).  The Series 2013-GC10 Pooling and Servicing Agreement provides for servicing transfer events that are similar but not identical to those set forth above.  Upon the occurrence of a servicing transfer event under the Series 2013-GC10 Pooling and Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and its related Companion Loan will be transferred to the related special servicer under the Series 2013-GC10 Pooling and Servicing Agreement.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan (including an Outside Serviced Mortgage Loan) for the Due Date in the related Collection Period, to the extent not received as of the close of business on the related Determination Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loans.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.  Appraisal Reductions will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance; provided, that in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance), provided such Advance is not determined by the Master Servicer, in its reasonable judgment, to be nonrecoverable, within a specified number of days as set forth in the Pooling and Servicing Agreement.  Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement.  Any such advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as are Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a liquidation loss on a defaulted Mortgage Loan.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

The Series 2013-GC10 Master Servicer will be obligated to make servicing advances with respect to the Outside Serviced Whole Loans and will be entitled to reimbursement for such servicing advances pursuant to provisions that are substantially similar to, but not identical to, the provisions set forth above.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the Series 2013-GC10 Pooling and Servicing Agreement, then the Series 2013-GC10 Master Servicer or the Series 2013-GC10 Trustee, as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related Co-Lender Agreement.

None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.  Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be evidenced by an officers’ certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence of and continuance of a Consultation Termination Event, the Controlling Class Representative notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that a P&I Advance constitutes or would constitute a Non-Recoverable Advance); provided, however, that the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer, and the Master Servicer may conclusively rely upon any determination by the Special Servicer.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.  With respect to the Outside Serviced Mortgage Loans and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Series 2013-GC10 Master Servicer or Series 2013-GC10 Trustee.  In addition, the Series 2013-GC10 Master Servicer under the Series 2013-GC10 Pooling and Servicing Agreement will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to any Outside Serviced Mortgage Loans.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if made, be a Non-Recoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including (in the case of the Master Servicer and the Trustee) all P&I Advances made with respect to each Outside Serviced Mortgage Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and

Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing).  In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance).  The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account:  (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and Class R Certificates first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on each Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2014) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual /360 basis, an amount equal to one day’s interest at the related Mortgage Loan Rate (net of the related Administrative Fee Rate) on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and all Realized Losses allocable to such Certificates after application of the Available Funds for such Distribution Date.  However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate

Administrator (or the Master Servicer (in the case of the Collection Account) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

Amounts on deposit in each Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

If with respect to any Mortgage Loan the related Mortgage Loan documents permit the lender to, at its option, prior to an event of default under the related Mortgage Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Mortgage Loan upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted under any related Co-Lender Agreement) all Penalty Charges and Modification Fees received by it during the applicable Prepayment Period with respect to a Mortgage Loan (including an Outside Serviced Mortgage Loan, to the extent remitted to the Master Servicer by the Series 2013-GC10 Master Servicer):

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on a Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool - Outside Serviced Whole Loans - Application of Penalty Charges” in this prospectus supplement.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the end of the most recently ended Prepayment Period (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the Series 2013-GC10 Pooling and Servicing Agreement pursuant to the respective Co-Lender Agreements for the Outside Serviced Whole Loans.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Special Servicer will be required to determine (except with respect to Outside Serviced Whole Loans), in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which includes, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  However, the Special Servicer may not waive the rights of the lender or grant its consent under any due-on-sale clause, unless-

●	the Special Servicer has received a Rating Agency Confirmation, or

●
such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Due-On-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below, the Special Servicer will be required to determine (except with respect to Outside Serviced Whole Loans), in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which includes, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  However, the Special Servicer may not waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless-

●	the Special Servicer has received a Rating Agency Confirmation, or

●
such Mortgage Loan (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan and the principal amount of the proposed additional lien) and (E) is not one of the ten (10) largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $5,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing an Outside Serviced Mortgage Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2014; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing

Agreement.  In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that each of the Series 2013-GC10 Master Servicer, Series 2013-GC10 Special Servicer, and the depositor and trustee under the Series 2013-GC10 Pooling and Servicing Agreement, and any of their respective directors, officers, employees or agents (each, a “Pari Passu Indemnified Party”), will be indemnified by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share (subject to the related Co-Lender Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to an Outside Serviced Whole Loan under the Series 2013-GC10 Pooling and Servicing Agreement or the Pooling and Servicing Agreement (but excluding any such losses allocable to the related Companion

Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party’s willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Series 2013-GC10 Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)
(i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)
any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)
any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)
any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)
either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)
the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(h)
the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates, except (a) a Servicer Termination Event under clause (h) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a failure in making any required deposits to the Collection Account, any REO Account or any Distribution Account or in remitting payments as received may be waived only by all of the Certificateholders of the affected Classes, in each case in accordance with the Pooling and Servicing Agreement.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)	if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation); and

(b)
if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows:  upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer.  If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus supplement or the prospectus, or to correct any error;

(c)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)
to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations” in the prospectus), or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)
in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

With respect to clause (h) above, in Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), District Judge Pauley of the United States District Court for the Southern District of New York, on a motion to dismiss, held that the Trust Indenture Act of 1939 (the “TIA”) was applicable to certain agreements that are similar to the Pooling and Servicing Agreement.  Such decision is contrary to published guidance of the Division of Corporation Finance of the SEC as well as historical industry practice, and as a result, the Pooling and Servicing Agreement has not been qualified under the TIA.  However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  Additionally, in Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et al., 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012), District Judge Forrest of the United States District Court for the Southern District of New York, again on a motion to dismiss, held that the TIA applies to the mortgage-backed securities issued under various pooling and servicing agreements similar to the Pooling and Servicing Agreement because the certificates are debt for purposes of the TIA.  A similar class action complaint alleging violations of the TIA was filed on November 9, 2011 in front of District Judge Koeltl of the United States District Court for the Southern District of New York (Oklahoma Police Pension and Retirement Sys. v. U.S. Bank Nat’l Assoc., No. 11-cv-08066-JGK (S.D.N.Y.)).  The Depositor is not aware of any other case law to the effect that the TIA is applicable to agreements similar to the Pooling and Servicing Agreement other than the cases referenced above.  The Depositor understands that District Judge Pauley granted a motion to certify his ruling for interlocutory appeal to the United States Court of Appeals for the Second Circuit.  The Depositor also understands that District Judge Forrest has instructed the defendants to address, inter alia, the TIA issues in the defendants’ motion to dismiss the second amended complaint, and the Depositor understands that the defendants filed a joint reply memorandum of law on March 8, 2013.  The depositor further understands that a motion to dismiss is pending before District Judge Koeltl, and oral argument on the motion took place on February 1, 2013.  If there is an affirmation of the foregoing rulings (or decision in favor of the plaintiffs, as applicable) by the applicable court or on appeal by any higher court or a change by the Division of Corporation Finance of the Securities and Exchange Commission of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, or (iv) change in any manner the obligations or rights of any underwriter without the consent of the related underwriter.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, or (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause either Trust REMIC to fail to qualify as a REMIC.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity.  In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to an Outside Serviced Mortgage Loan), the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate.  The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative).

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn

“net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan (other than an Outside Serviced Mortgage Loan) becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price.  However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided, that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

The Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) will be deemed a fair price; provided that, in the case of an offer by an Interested Person (i) the offer is the highest offer received and (ii) at least two other offers are received from independent third parties.

Except following the occurrence and during the continuance of a Consultation Termination Event, any sale of any Defaulted Mortgage Loan for less than the Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) will be subject to the right of the Controlling Class Representative to match the price at which such Mortgage Loan is to be sold and purchase such Mortgage Loan instead of the original offeror (the “Controlling Class Right of First Refusal”).  The Controlling Class Representative will be required to notify the Special Servicer of its intention to exercise such Controlling Class Right of First Refusal within 5 business days of written notice from the Special Servicer, and will be required to purchase the applicable Defaulted Mortgage Loan within 15 business days of the written notice from the Special Servicer.  In the event the Controlling Class Representative does not exercise its Controlling Class Right of First Refusal and any contemplated sale is not ultimately consummated, the Controlling Class Representative will have the Controlling Class Right of First Refusal with respect to any subsequent sale of that Defaulted Mortgage Loan by the Special Servicer.  If the Controlling Class Representative exercises the Controlling Class Right of First Refusal, then the Trustee will be required to determine whether the purchase price constitutes a fair price pursuant to the Pooling and Servicing Agreement unless (i) the offer is equal to or greater than the applicable Repurchase Price, (ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties.  Any reasonable costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Right of First Refusal will be reimbursable by the Controlling Class Representative.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a purchase price by the Controlling Class Representative constitutes a fair price, the Trustee may (at its option and at the expense of the Controlling Class Representative) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Controlling Class Representative; provided that, the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, the special servicer under the Series 2013-GC10 Pooling and Servicing Agreement will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan, in a similar manner pursuant to the Series 2013-GC10 Pooling and Servicing Agreement.  See “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) on behalf of the Certificateholders and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, but subject to the Controlling Class Right of First Refusal with respect to a Defaulted Mortgage Loan, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative, unless a Consultation Termination Event exists), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan, (other than, if applicable, an Outside Serviced Mortgage Loan) the Master Servicer (subject to the Special Servicer’s processing and/or consent if the related modification, waiver or amendment constitutes a Major Decision and/or a Special Servicer Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent or consultation rights of the Controlling Class Representative, to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

With respect to any non-Specially Serviced Loan (other than an Outside Serviced Mortgage Loan), the Master Servicer’s determination to consent to or approve a request by a borrower with respect to any of the following will be subject to the Special Servicer’s processing and/or consent (in each case, as determined by the Special Servicer) (each of the following, a “Special Servicer Decision”):

(i)	approving leases in excess of the lesser of 20,000 square feet and 20% of the net rentable area related Mortgaged Property;

(ii)	approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)
approving annual budgets for the related Mortgaged Property with material increases in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iv)	approving material easements;

(v)
agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(vi)
the processing of material releases of and from escrow accounts or reserve accounts, or letters of credit held as performance or “earn-out” escrows or reserves, but excluding routine and customary escrow and reserve disbursements; and

(vii)	the processing of requests to incur additional debt in accordance with the terms of the Mortgage Loan documents.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

With respect to a non-Specially Serviced Loan (other than an Outside Serviced Mortgage Loan), the Master Servicer, prior to taking any action with respect to any Major Decision or Special Servicer Decision (or making a determination not to take action with respect to a Major Decision or any Special Servicer Decision) will be required to refer the request to the Special Servicer, and the Special Servicer will be required to process the request directly or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request, and if the Master Servicer processes such request, the Master Servicer will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the consultation rights of the Operating Advisor and the consent or consultation rights of the Controlling Class Representative) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision or a Special Servicer Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is 3 years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and deliver a copy to the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator in its capacity as custodian of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans and (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(B)
any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(C)
any sale of a Defaulted Mortgage Loan or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)
any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(F)
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)	any property management company changes or franchise changes, in each case to the extent the lender is required to consent or approve under the related Mortgage Loan documents;

(H)
releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(I)
any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(J)	the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)
following a default or an event of default with respect to a Mortgage Loan, any acceleration of the Mortgage Loan, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)
any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)	any determination of an Acceptable Insurance Default;

(N)
any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)
any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class, as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement.  The initial Controlling Class Representative will be LNR Securities Holdings, LLC and/or one of its affiliates.  Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative.  Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard) and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact LNR Securities Holdings, LLC or one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Amount.  If at any time that LNR Securities Holdings, LLC or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation

Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as either (x) the Class E Certificates are no longer the Controlling Class of Certificates or (y) that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, or if the Class E Certificates are no longer the Controlling Class of Certificates, the successor holder of more than 50% of the Controlling Class of Certificates (by Certificate Principal Amount) will again have the rights of the Controlling Class Representative as described in this prospectus supplement without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E Certificates (by Certificate Principal Amount), if the Class E Certificates are the Controlling Class of Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to the Outside Serviced Mortgage Loans, any consent or approvals on actions to be taken by the special servicer or master servicer under the Series 2013-GC10 Pooling and Servicing Agreement are governed by the terms of the Series 2013-GC10 Pooling and Servicing Agreement and the related Co-Lender Agreements and described under “Description of the Mortgage Pool—Outside Serviced Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus supplement

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class;

(c)	does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)	may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)
will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control

Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—Outside Serviced Whole Loans—Consultation and Control” in this prospectus supplement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer or Controlling Class Representative in connection with the Controlling Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Controlling Class Representative, in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Controlling Class Representative with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Mortgage Loans (other than Outside Serviced Mortgage Loans) were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor, the Rule 17g-5 information provider (which is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)
any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)	any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)	any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)
the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)
the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer, the Controlling Class Representative, or an affiliate of the Special Servicer or the Controlling Class Representative and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (other than, if applicable, an Outside Serviced Mortgage Loan).

Each asset status report will be (i) delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of a Control Termination Event), and the Certificate Administrator and (ii) made available to the Rating Agencies.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the

REMIC provisions, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five (5) business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation or providing a Rating Agency Declination, then:  (x) with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable) will be required to determine (with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if such Controlling Class Representative does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will in any event review the other conditions required under the related Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied); and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)
the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable.

For all other matters or actions (a) not specifically discussed above in clauses (x) or (y), and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master

Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected mortgage loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC net operating income adjustment worksheet;

(9)	a CREFC real estate owned status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report;

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC loan setup file; and

(15)	a CREFC loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer or other similar party under the Series 2013-GC10 Pooling and Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC property file;

●	a CREFC financial file;

●	a CREFC loan setup file; and

●	a CREFC loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property (other than with respect to an Outside Serviced Mortgage Loan):

●
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2013, a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Companion Loan by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2013, a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the

Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Companion Loan by electronic means the CREFC net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who have certified to the Certificate Administrator their beneficial ownership of any Certificate or Companion Loan, as applicable, may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that this prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)	the following “deal documents”:

●	the prospectus and this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC loan setup file, delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC bond level files;

●	the CREFC collateral summary files;

●	the CREFC Reports (other than the CREFC loan setup file), provided they are received by the Certificate Administrator; and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer or the Series 2013 GC10 Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer or the Series 2013 GC10 Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	notice of the termination of the Issuing Entity;

●	notice of the occurrence and continuance of a Control Termination Event;

●	notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.sf.citidirect.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s website assistance line at (888) 855-9695.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer, the Special Servicer, the Series 2013-GC10 Master Servicer or the Series 2013-GC10 Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer or the Series 2013-GC10 Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer or the Series 2013-GC10 Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Outside Serviced Mortgage Loans

The Outside Serviced Mortgage Loans, and any related REO Property, are being serviced under the pooling and servicing agreement that governs the Series 2013-GC10 transaction (the “Series 2013-GC10 Pooling and Servicing Agreement”).  Accordingly, the master servicer under the Series 2013-GC10 Pooling and Servicing Agreement (the “Series 2013-GC10 Master Servicer”) will generally make servicing advances and remit collections on each of the Outside Serviced Mortgage Loans to or on behalf of the Issuing Entity.  However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and, to the extent required by the Servicing Standard, to enforce the rights as holders of the related Outside Serviced Mortgage Loans under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to their non-recoverability determination.  The servicing arrangements under the Series 2013-GC10 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

●
The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer, the Series 2013-GC10 Certificate Administrator or the Series 2013-GC10 Trustee or (b) make servicing advances with respect to the Outside Serviced Mortgage Loans.  The obligation of the Master Servicer to provide information and collections and make P&I Advances for the benefit of the Certificateholders with respect to the Outside Serviced Mortgage Loans is dependent on its receipt of the corresponding information and/or collections from the Series 2013-GC10 Master Servicer or the Series 2013-GC10 Special Servicer.

●
Pursuant to the Series 2013-GC10 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Outside Serviced Mortgage Loans will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

●
The Master Servicer will be required to make P&I Advances with respect to the Outside Serviced Mortgage Loans, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on such Outside Serviced Mortgage Loan or (ii) the Series 2013-GC10 Master Servicer has made a similar determination with respect to an advance on the related Companion Loan.

●
The Series 2013-GC10 Master Servicer is obligated to make servicing advances with respect to each Outside Serviced Whole Loan.  If the Series 2013-GC10 Master Servicer determines that a servicing advance it made with respect to the related Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the related Series 2013-GC10 trust, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
The Series 2013-GC10 Special Servicer will be required to take actions with respect to any Outside Serviced Mortgage Loan that becomes the equivalent of a Defaulted Mortgage Loan that are substantially similar to the actions described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●
With respect to the Outside Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

●
The Series 2013-GC10 Master Servicer and Series 2013-GC10 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Except as otherwise expressly addressed in the Pooling and Servicing Agreement, if a party to the Series 2013-GC10 Pooling and Servicing Agreement requests the Trustee, Certificate Administrator or Custodian to consent to a modification, waiver or amendment of, or other loan level action related to, an Outside Serviced Mortgage Loan (but not a modification, waiver or amendment of the Series 2013-GC10 Pooling and Servicing Agreement and/or the related Co-Lender Agreement, which is discussed in the second succeeding paragraph), then the Trustee, Certificate Administrator or Custodian, as applicable, is required under the Pooling and Servicing Agreement to promptly deliver a copy of such request to the Master Servicer or the Special Servicer (as applicable) to be addressed by the Master Servicer or the Special Servicer (as applicable) pursuant to the Pooling and Servicing Agreement; provided, however, that, if such Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Master Servicer or Special Servicer (as applicable) will not grant such direction without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such approval of the Trustee, Certificate Administrator or Custodian, if applicable, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

If a responsible officer of the Trustee, Certificate Administrator or Custodian receives actual notice of a termination event under the Series 2013-GC10 Pooling and Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, is required under the Pooling and Servicing Agreement to notify (in writing), and direct the Master Servicer to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the Series 2013-GC10 Pooling and Servicing Agreement with respect to such termination (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the Series 2013-GC10 Pooling and Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within a reasonable time period (not to exceed ten (10) business days or such lesser response time as is afforded under the Series 2013-GC10 Pooling and Servicing Agreement) or if the Master Servicer is not permitted by the Series 2013-GC10 Pooling and Servicing Agreement to follow such instructions, then the Master Servicer is required under the Pooling and Servicing Agreement to take such action or inaction (to the extent permitted by the Series 2013-GC10 Pooling and Servicing Agreement), as directed in writing by the Holders of the Certificates entitled to a majority of the Voting Rights (such direction to be sought and communicated to the Master Servicer by the Certificate Administrator) within a reasonable period of time that does not exceed such response time as is afforded under the Series 2013-GC10 Pooling and Servicing Agreement.

If the Master Servicer, Special Servicer, Certificate Administrator or Trustee receives a request from any party to the Series 2013-GC10 Pooling and Servicing Agreement for consent to or approval of a modification, waiver or amendment of the Series 2013-GC10 Pooling and Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the Series 2013-GC10 Pooling and Servicing Agreement in effect as of the Closing Date or a change in servicer under the Series 2013-GC10 Pooling and Servicing Agreement, then (i) it is required under the Pooling and Servicing Agreement to inform the other such parties and (ii) the Trustee (if it shall have received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party requesting such approval of the Trustee, if a Certificateholder or a party to this Agreement, and otherwise from the Collection Account) with respect to such consent or approval) is required to grant or withhold such consent or approval at the written direction of the Master Servicer under the Pooling and Servicing Agreement; provided that unless a Control Termination Event has occurred and is continuing, the Trustee is additionally required under the Pooling and Servicing Agreement to obtain the consent of the Controlling Class Representative.  During the continuation of any termination event with respect to the Series 2013-GC10 Master Servicer or the Series 2013-GC10 Special Servicer under the Series 2013-GC10 Pooling and Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Issuing Entity (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith); provided that, at the direction of the holders of Certificates evidencing at least 25% of the aggregate of all Voting Rights, the Trustee is required under the Pooling and Servicing Agreement to make a request to the Series 2013-GC10 Trustee for the termination of the Series 2013-GC10 Master Servicer or Series 2013-GC10 Special Servicer, as applicable, pursuant to the terms of the Series 2013-GC10 Pooling and Servicing Agreement, or if applicable under the Series 2013-GC10 Pooling and Servicing Agreement with respect to a termination event involving the Series 2013-GC10 Master Servicer, the appointment of a new sub-servicer with respect to the applicable Outside Serviced Mortgage Loan.  The reasonable costs and expenses incurred by the Master Servicer, Special Servicer, the Certificate Administrator, or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

Prospective investors are encouraged to review the full provisions of the Series 2013-GC10 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

USE OF PROCEEDS

The Depositor expects to receive from this offering approximately 112.7% of the aggregate principal balance of the Offered Certificates, plus accrued interest from April 1, 2013, before deducting expenses payable by the Depositor.  The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively).  The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any property (including a beneficial interest in any real property acquired in respect of the Outside Serviced Mortgage Loans) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (together, the “Regular Certificates”) as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Kaye Scholer LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, the Series 2013-GC10 Pooling and Servicing Agreement and each Co-Lender Agreement, (3) the continued qualification of each REMIC formed under the Series 2013-GC10 Pooling and Servicing Agreement, and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates will evidence ownership of the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily dwellings.  As of the Cut-off Date, Mortgage Loans representing approximately 6.2% of the Initial Pool Balance by allocated loan amount are secured, in whole or in part, by multifamily dwellings.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Federal Income Tax Consequences—REMICs” in the prospectus.

Taxation of Offered Certificates

General

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although the rule under the OID Regulations is unclear, the Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest

(other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based on the foregoing, it is anticipated that the Class X-A Certificates will be issued with original issue discount and that the Class A-1 Certificates will be issued with a de minimis amount of original issue discount.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A Certificate may be entitled to a loss deduction to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Class.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR (the “Prepayment Assumption”).  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C Certificates will be issued at a premium.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences—REMICs” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX

ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

An investor who is-

●	a fiduciary of a plan subject to ERISA or section 4975 of the Code (collectively, “Plans”), or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code.  See “ERISA Considerations” in the prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  See “ERISA Considerations—Plan Asset Regulations” in the prospectus.  However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations.  For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market.  Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code will not apply to transactions involving the issuing entity’s underlying assets.  However, if the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58, 2002-41 and 2007-05 (“Underwriter Exemption”).  Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things-

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption.  The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by Fitch, Moody’s, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

●	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true-

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.
the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

“Restricted Group” means, collectively, the following persons and entities:  the trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; the Series 2013-GC10 Master Servicer; the Series 2013-GC10 Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

The Department of Labor has recently proposed an amendment to the Underwriter Exemption that would modify the Underwriter Exemption’s definition of “rating agency”.  If the amendment is adopted as proposed, one of the results would be that KBRA would be included in the definition of “rating agency” in the Exemption as of the date the amendment is published in final form.  No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or the date of adoption of any amendment.

It is a condition of their issuance that each class of Offered Certificates receive the ratings required by the Underwriter Exemption.  In addition, the initial trustee is not an affiliate of any other member of the Restricted Group.  Accordingly, as of the Closing Date, the second and third general conditions set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating the purchase of an Offered Certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above.  A fiduciary of a Plan contemplating the purchase of an Offered Certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase.  A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an Offered Certificate.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody’s, S&P, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) for at least one year prior to the Plan’s acquisition of an Offered Certificate; and

●
certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged real property as of the Closing Date.  It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with-

●
the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

●
the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the issuing entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is:  (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that:  (a) the Plan is not sponsored by a member of the Restricted Group; (b) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

●
the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of-

●	providing services to the Plan, or

●	having a specified relationship to this person,

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code.  However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code.  A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change.  If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered

Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate).  If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a rating agency set forth therein and that such Offered Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

Prospective investors should note that the Teachers’ Retirement System of the State of Illinois, which is a governmental plan, owns an indirect equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Renaissance Center, representing approximately 1.3% of the Initial Pool Balance.  Persons who have an ongoing relationship with the Teachers’ Retirement System of the State of Illinois should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that-

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.  No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York and California, and representing approximately 19.6% and 12.5%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the Offered Certificates (collectively, the “Rating Agencies”):

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, the Series 2013-GC10 Master Servicer, the Series 2013-GC10 Special Servicer, or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and/or Class A-S Certificates.  The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs, including the Rating Agencies.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.  The Depositor is responsible for the fees paid to the Rating Agencies to rate the Offered Certificates.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Jefferies LLC, Goldman, Sachs & Co. and RBS Securities Inc. and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below, subject in each case to a variance of 5%.  Citigroup Global Markets Inc., Jefferies LLC, Goldman, Sachs & Co. are acting as co-lead managers and joint bookrunners with respect to approximately 41.4%, 27.5% and 31.1%, respectively, of the total principal balance of the Offered Certificates, and RBS Securities Inc. is acting as co-manager.

Class	Citigroup Global Markets Inc.	Jefferies LLC	Goldman, Sachs & Co.	RBS Securities Inc.
Class A-1	$31,119,408	$20,669,421	$23,387,171	$0
Class A-2	$120,223,014	$79,851,779	$90,351,207	$0
Class A-3	$62,093,105	$41,242,061	$46,664,834	$0
Class A-4	$97,784,221	$64,947,998	$73,487,781	$0
Class A-AB	$38,460,883	$25,545,608	$28,904,509	$0
Class X-A	$392,766,209	$260,874,184	$295,175,607	$0
Class A-S	$43,085,578	$28,617,316	$32,380,106	$0
Class B	$31,221,655	$20,737,333	$23,464,012	$0
Class C	$17,483,763	$11,612,665	$13,139,572	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,100,000.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.

The Offered Certificates are a new issue of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.  Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of the Depositor, CGMRC (a Sponsor and an Originator) and Citibank, N.A., the Certificate Administrator, Certificate Registrar and custodian.  Goldman, Sachs & Co., one of the underwriters, is an affiliate of GSMC (an Originator and a Sponsor).  Jefferies LLC, one of the underwriters, is an affiliate of Jefferies LoanCore LLC (a Sponsor and an Originator).  See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, Jefferies LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Goldman, Sachs & Co., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering.  That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CGRMC an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGRMC Mortgage Loans, (ii) the payment by the Depositor to Jefferies LoanCore LLC, an affiliate of Jefferies LLC, in its capacity as a Sponsor, of the purchase price for the JLC Mortgage Loans, and (iii) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans.  See “Transaction Parties—The Sponsors—Compensation of the Sponsors” in this prospectus supplement.  In addition, proceeds received by AMF and JLC in connection with the contribution of the AMF Mortgage Loans and the JLC Mortgage Loans, respectively, to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such mortgage loans that are financed with, and to make the applicable payments to, GSMC, an affiliate of Goldman, Sachs & Co., as the related repurchase agreement counterparty.  As result of the circumstances described above, Citigroup Global Markets Inc., Jefferies LLC and Goldman, Sachs & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Kaye Scholer LLP, New York, New York.  Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

2010 PD Amending Directive	S-9	Citibank	S-188
30/360 Basis	S-135	Class	S-210
Acceptable Insurance Default	S-250	Class A-AB Scheduled Principal
ACT 2	S-119	Balance	S-217
Acting General Counsel’s Opinion	S-79	Class X Certificates	S-210
Actual/360 Basis	S-135	Class X Strip Rate	S-215
Administrative Fee Rate	S-191, S-215	Clearstream	S-230
ADR	S-95	Clearstream Participants	S-232
Advance Rate	S-253	Closing Date	S-95
Advances	S-252	CMBS	S-52
Affiliated Manager	S-106	Code	S-91, S-299
Affiliated Owner	S-106	Co-Lender Agreement	S-146
AMC	S-94, S-153	Collection Account	S-256
AMF I	S-95, S-161	Collection Period	S-213
AMF I Data Tape	S-162	Companion Loan	S-146
Ancillary Fees	S-200	Companion Loan Holder	S-146
Annual Debt Service	S-95	Compensating Interest Payment	S-224
Appraisal Reduction	S-226	Condemnation Proceeds	S-213
Appraisal Reduction Event	S-225	Consent Fees	S-200
Appraised Value	S-95	Consultation Termination Event	S-15, S-278
Appraiser	S-227	Control Eligible Certificates	S-228
Archetype	S-161	Control Termination Event	S-15, S-278
Archetype Mortgage Loans	S-94	Controlling Class	S-278
Archetype Review Team	S-162	Controlling Class Certificateholder	S-278
Article 122a	S-56	Controlling Class Representative	S-278
Assessment of Compliance	S-260	Controlling Class Right of First Refusal	S-273
Assumption Fees	S-201	Corrected Loan	S-250
Attestation Report	S-261	Coventry	S-121
Available Funds	S-212	Coventry Guarantors	S-115
Balloon Mortgage Loans	S-135	CPR	S-237
Bankrupt Sublessor	S-125	CREFC	S-290
Bankruptcy Code	S-53	CREFC Reports	S-290
Base Interest Fraction	S-220	Cross Over Date	S-219
Beds	S-101	Crossed Group	S-96
Borrower Delayed Reimbursements	S-200	Cut-off Date	S-94
B-Piece Buyer	S-85	Cut-off Date Balance	S-94
BSA	S-122	Cut-off Date DSCR	S-97
CBE	S-241	Cut-off Date Loan-to-Value Ratio	S-96
Certificate Administrator	S-188	Cut-off Date LTV Ratio	S-96
Certificate Owners	S-231	DDR	S-121
Certificate Principal Amount	S-211	Debt Service Coverage Ratio	S-97
Certificate Registrar	S-230	Debt Yield on Underwritten NCF	S-96
Certificateholder	S-229	Debt Yield on Underwritten Net Cash
Certificates	S-210	Flow	S-96
Certifying Certificateholder	S-233	Debt Yield on Underwritten Net
CFC	S-122	Operating Income	S-97
CGMRC	S-94, S-155	Debt Yield on Underwritten NOI	S-97
CGMRC Data File	S-157	Defaulted Mortgage Loan	S-203
CGMRC Mortgage Loans	S-94	Defeasance Deposit	S-140
CGMRC Securitization Database	S-157	Defeasance Loans	S-139
Christown Spectrum Loan	S-115	Defeasance Lock-Out Period	S-139

Defeasance Option	S-139	High Net Worth Companies,
Definitive Certificate	S-230	Unincorporated Associations, etc	S-8
Depositaries	S-230	Indirect Participants	S-231
Depositor	S-95, S-166	Initial Pool Balance	S-94
Determination Date	S-213	In-Place Cash Management	S-97
Disclosable Special Servicer Fees	S-204	Interest Accrual Amount	S-214
Distribution Accounts	S-256	Interest Accrual Period	S-214
Distribution Date	S-212	Interest Distribution Amount	S-214
DOB	S-122	Interest Reserve Account	S-256
DSCR	S-97	Interest Shortfall	S-214
DTC	S-230	Interested Person	S-274
DTC Participants	S-231	Interest-Only Mortgage Loan	S-135
Due Date	S-135	Investor Certification	S-229
Eauxverthere	S-117	Investor Q&A Forum	S-293
EEA	S-56	Investor Registry	S-294
Eligible Operating Advisor	S-286	IRS	S-91
Empire Hotel & Retail Companion Loan	S-146	Issuing Entity	S-94
Empire Hotel & Retail Mortgage Loan	S-146	Jefferies LoanCore	S-158
Empire Hotel & Retail Mortgaged		JLC	S-94, S-158
Property	S-146	JLC Data Tape	S-160
Empire Hotel & Retail Whole Loan	S-146	JLC Financing Affiliates	S-159
Empire Hotel Remaining Property	S-139	JLC Mortgage Loans	S-94, S-158
Empire Hotel Whole Loan	S-139	JLC Review Team	S-160
Empire Retail Property	S-139	KBRA	S-264
Empire Retail Unit	S-139	Largest Tenant	S-98
Empire Retail Whole Loan	S-139	Largest Tenant Lease Expiration	S-98
ESA	S-119	Liquidation Fee	S-202
Euroclear	S-230	Liquidation Fee Rate	S-202
Euroclear Operator	S-232	Liquidation Proceeds	S-203
Euroclear Participants	S-232	LNR	S-195
Excess Liquidation Proceeds Reserve		LNR Partners	S-195
Account	S-256	Loan Per Unit	S-98
Excess Modification Fees	S-200	Lower-Tier Distribution Account	S-256
Excess Penalty Charges	S-201	Lower-Tier Regular Interests	S-299
Excess Prepayment Interest Shortfall	S-224	Lower-Tier REMIC	S-299
Exchange Act	S-155	LSRP	S-119
FDIA	S-79	LTV Ratio at Maturity	S-98
FDIC	S-79	MAI	S-226
FDIC Safe Harbor	S-79	Major Decision	S-276
FIEL	S-11	Master Servicer Remittance Date	S-252
Final Asset Status Report	S-283	Material Breach	S-154
Financial Promotion Order	S-8	Material Document Defect	S-154
First Bank Properties	S-124	Maturity Date Loan-to-Value Ratio	S-98
First Sublessor	S-113	Maturity Date LTV Ratio	S-98
Fitch	S-264	Modeling Assumptions	S-237
Form 8-K	S-155	Modification Fees	S-200
FPO Persons	S-8	Monthly Payment	S-213
FSMA	S-8	Moody’s	S-264
Goldman Originator	S-179	Mortgage	S-94
grace period	S-27	Mortgage File	S-152
GS Bank	S-79	Mortgage Loan Purchase Agreement	S-151
GSMC	S-94, S-164	Mortgage Loan Rate	S-215
GSMC Data Tape	S-165	Mortgage Loan Schedule	S-247
GSMC Deal Team	S-164	Mortgage Loans	S-94
GSMC Mortgage Loans	S-94	Mortgage Note	S-94
Hard Lockbox	S-97	Mortgage Pool	S-94

Mortgaged Property	S-94	Privileged Information	S-283
Most Recent NOI	S-99	Privileged Information Exception	S-283
National Harbor Companion Loan	S-146	Privileged Person	S-294
National Harbor Mortgage Loan	S-146	Promotion of Collective Investment
National Harbor Mortgaged Property	S-146	Schemes Exemptions Order	S-8
National Harbor Whole Loan	S-146	Property Advances	S-252
Net Cash Flow	S-100	Prospectus Directive	S-9
Net Condemnation Proceeds	S-213	Public Documents	S-292
Net Mortgage Loan Rate	S-215	Qualified Substitute Mortgage Loan	S-154
NFA	S-119	RAIT	S-94
NJDEP	S-119	RAIT Mortgage Loans	S-94
Non-Recoverable Advance	S-254	Rated Final Distribution Date	S-155
Non-Reduced Certificates	S-229	Rating Agencies	S-308
Notional Amount	S-211	Rating Agency Confirmation	S-289
NRSRO	S-306	Rating Agency Declination	S-289
Occupancy	S-99	Realized Loss	S-223
Occupancy Date	S-99	Record Date	S-212
Offered Certificates	S-210	Redwood	S-94
OID Regulations	S-300	Redwood Mortgage Loan	S-94
OLA	S-79	Regular Certificates	S-210, S-299
Operating Advisor	S-191	Related Group	S-100
Operating Advisor Consulting Fee	S-204	Release Date	S-139
Operating Advisor Fee	S-204	Relevant Member State	S-9
Operating Advisor Fee Rate	S-204	Relevant Persons	S-8
Operating Advisor Standard	S-282	REMIC	S-299
Operating Advisor Termination Event	S-284	REO Account	S-211
Original Balance	S-99	REO Mortgage Loan	S-217
Originators	S-95, S-167	REO Property	S-210
Outside Serviced Companion Loans	S-147	Repurchase Price	S-153
Outside Serviced Mortgage Loans	S-147	Requesting Holders	S-227
Outside Serviced Whole Loans	S-147	Requesting Party	S-288
P&I Advance	S-252	Residence Inn Boston Property	S-121
Pads	S-101	Restricted Group	S-303
Pari Passu Indemnified Party	S-262	Restricted Party	S-283
Participants	S-230	RevPAR	S-100
Pass-Through Rate	S-214	Rooftop Lease	S-130
PCIS Persons	S-8	Rooms	S-101
PCR	S-170, S-184	Rule 17g-5	S-267
Penalty Charges	S-200	Rules	S-231
Pentalpha Surveillance	S-191	S&P	S-303
Percentage Interest	S-212	SEC	S-155
Permitted Special Servicer/Affiliate Fees	S-204	Second Sublessor	S-113
PIP	S-122	Securities Act	S-296
Plans	S-302	SEL	S-174, S-184
PML	S-174, S-184	Sequential Pay Certificates	S-211
Pooling and Servicing Agreement	S-95, S-246	Series 2013-GC10 Certificate
Prepayment Assumption	S-301	Administrator	S-147
Prepayment Interest Excess	S-224	Series 2013-GC10 Certificates	S-146
Prepayment Interest Shortfall	S-224	Series 2013-GC10 Master Servicer	S-147, S-296
Prepayment Penalty Description	S-100	Series 2013-GC10 Operating Advisor	S-147
Prepayment Period	S-213	Series 2013-GC10 Pooling and
Prepayment Provision	S-100	Servicing Agreement	S-146, S-296
Prime Lessor	S-113	Series 2013-GC10 Special Servicer	S-147
Prime Rate	S-253	Series 2013-GC10 Trustee	S-147
Principal Distribution Amount	S-216	Servicer Termination Events	S-263
Principal Shortfall	S-216	Servicing Fee	S-199

Servicing Fee Rate	S-199	U.S. Bank	S-185
Servicing Function Participant	S-261	Underwriter Entities	S-81
Servicing Standard	S-248	Underwriter Exemption	S-302
Servicing Transfer Event	S-249	Underwritten EGI	S-101
SFA	S-10	Underwritten Expenses	S-100
Soft Lockbox	S-100	Underwritten NCF	S-100
Soft Springing Lockbox	S-100	Underwritten NCF DSCR	S-97
Special Servicer	S-195	Underwritten Net Cash Flow	S-100
Special Servicer Decision	S-274	Underwritten Net Operating Income	S-101
Special Servicing Fee	S-201	Underwritten NOI	S-101
Special Servicing Fee Rate	S-201	Underwritten Revenues	S-101
Specially Serviced Loan	S-249	Units	S-101
Sponsors	S-95	Unscheduled Payments	S-216
Springing Cash Management	S-100	Updated Appraisal	S-270
Springing Lockbox	S-100	Upper-Tier Distribution Account	S-256
Stated Principal Balance	S-215	Upper-Tier REMIC	S-299
Subdivision Event	S-138	Voting Rights	S-228
Subject Guarantors	S-120	WAC Rate	S-215
Terms and Conditions	S-232	Weighted Average Mortgage Loan Rate	S-101
Third Party Report	S-95	Wells	S-116
TIA	S-268	whole loan	S-26
TIA Applicability Determination	S-268	Whole Loan	S-146
Trailing 12 NOI	S-99	Withheld Amounts	S-256
Transferred Loan	S-138	Workout Fee	S-201
TRIPRA	S-77	Workout Fee Rate	S-202
Trust REMICs	S-299	Workout-Delayed Reimbursement
Trustee	S-185	Amount	S-255
Trustee/Certificate Administrator Fee	S-191	YM Group A	S-219
Trustee/Certificate Administrator Fee		YM Group B	S-219
Rate	S-191	YM Groups	S-219

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Related	Crossed					General	Detailed			Units, Pads,
Number	Property Flag	Footnotes	Loan Seller	Property Name	Group	Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft
1	Loan		CGMRC	39 Broadway	NAP	NAP	39 Broadway	New York	New York	10006	Office	CBD	1927	1994-2005	448,349
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	NAP	NAP	44 West 63rd Street	New York	New York	10023	Mixed Use	Hotel/Retail	1923	2004-2007, 2013	423
3	Loan	11	JLC	Christown Spectrum	NAP	NAP	1703 West Bethany Home Road	Phoenix	Arizona	85015	Retail	Regional Mall	1961, 1972, 1984	2001-2007	850,638
4	Loan		CGMRC	Ascentia MHC Portfolio	NAP	NAP									3,719
4.01	Property			River Valley			10910 Turner Boulevard	Longmont	Colorado	80504	Manufactured Housing	Manufactured Housing	1968	NAP	210
4.02	Property			Skyline Village			1700 Swanson Drive	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing	1972	NAP	305
4.03	Property			West Winds			505 Williams Street	Cheyenne	Wyoming	82007	Manufactured Housing	Manufactured Housing	1973	NAP	295
4.04	Property			Gaslight			2801 North 1st Street	Lincoln	Nebraska	68521	Manufactured Housing	Manufactured Housing	1972, 2005, 2006	NAP	434
4.05	Property			Aloha Vegas			500 Miller Avenue	North Las Vegas	Nevada	89030	Manufactured Housing	Manufactured Housing	1965	NAP	213
4.06	Property			Dream Island			1315 Dream Island Plaza	Steamboat Springs	Colorado	80487	Manufactured Housing	Manufactured Housing	1954, 1959, 1961	NAP	81
4.07	Property			Western Hills			45 Purple Sage Road	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing	1970	NAP	169
4.08	Property			Kingswood			2323 Bellwood Drive	Grand Island	Nebraska	68801	Manufactured Housing	Manufactured Housing	1972	NAP	213
4.09	Property			Woodlawn			2720 North 2nd Street	Lincoln	Nebraska	68521	Manufactured Housing	Manufactured Housing	1975	NAP	257
4.10	Property			Lake Fork			150 State Highway 300	Leadville	Colorado	80461	Manufactured Housing	Manufactured Housing	1960, 1973	NAP	151
4.11	Property			Buckingham			2910 Pat Booker Road	Universal City	Texas	78148	Manufactured Housing	Manufactured Housing	1970	NAP	130
4.12	Property			Valle Grande			8900 2nd Street NW	Albuquerque	New Mexico	87114	Manufactured Housing	Manufactured Housing	1970	NAP	71
4.13	Property			Woodview			1301 Oltorf Street West	Austin	Texas	78704	Manufactured Housing	Manufactured Housing	1969	NAP	71
4.14	Property			Countryside Estates			2400 North 1st Street	Lincoln	Nebraska	68521	Manufactured Housing	Manufactured Housing	1971	NAP	163
4.15	Property			West Park Plaza			129 Melody Lane	Grand Island	Nebraska	68803	Manufactured Housing	Manufactured Housing	1968	NAP	230
4.16	Property			Sheltered Valley			1700 Wilson Street	Green River	Wyoming	82935	Manufactured Housing	Manufactured Housing	1975	NAP	55
4.17	Property			Cedar Village			15814 East Colfax Avenue	Aurora	Colorado	80011	Manufactured Housing	Manufactured Housing	1954	NAP	43
4.18	Property			W Bar K			3800 Sunset Drive	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing	1974	NAP	55
4.19	Property			Country Oaks			7510 Talley Road	San Antonio	Texas	78253	Manufactured Housing	Manufactured Housing	1985	NAP	130
4.20	Property			Trails End			1925 East Murray Street	Rawlins	Wyoming	82301	Manufactured Housing	Manufactured Housing	1975	NAP	62
4.21	Property			Rancho Bridger			5020 Springs Drive	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing	1975	NAP	75
4.22	Property			Mountain Springs			701 Antelope Drive	Rock Springs	Wyoming	82901	Manufactured Housing	Manufactured Housing	1980	NAP	40
4.23	Property			Windgate			2800 Windgate Drive	New Braunfels	Texas	78130	Manufactured Housing	Manufactured Housing	1986	NAP	55
4.24	Property			Lawson			2038 County Road 308	Lawson	Colorado	80436	Manufactured Housing	Manufactured Housing	1960	NAP	30
4.25	Property			Golden Eagle			1016 Harshman Street	Rawlins	Wyoming	82301	Manufactured Housing	Manufactured Housing	1980	NAP	51
4.26	Property			Sugar Creek			211 Monroe Street	Rawlins	Wyoming	82301	Manufactured Housing	Manufactured Housing	1977	NAP	33
4.27	Property			Hillside			300 Harshman Street	Rawlins	Wyoming	82301	Manufactured Housing	Manufactured Housing	1960, 1968, 1973	NAP	26
4.28	Property			Medicine Waters			300 North 13th Street	Saratoga	Wyoming	82331	Manufactured Housing	Manufactured Housing	1985	NAP	71
5	Loan		AMF I	Blue Diamond Crossing	NAP	NAP	3820-4370 Blue Diamond Road & Valley View Boulevard	Las Vegas	Nevada	89139	Retail	Anchored	2006-2010	NAP	505,072
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	NAP	NAP	127 West 25th Street	New York	New York	10001	Office	CBD	1910	2010	104,000
7	Loan		JLC	Radisson Bloomington	NAP	NAP	1700 East American Boulevard	Bloomington	Minnesota	55425	Hospitality	Full Service	2004	2010	403
8	Loan	9	CGMRC	Residence Inn Boston Harbor	Group 2	NAP	34-44 Charles River Avenue	Boston	Massachusetts	02129	Hospitality	Extended Stay	2003	2009, 2012	168
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	NAP	NAP	677 Ala Moana Boulevard	Honolulu	Hawaii	96813	Office	CBD	1965-1971	2004-2005	293,013
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	Group 1	NAP									351,527
10.01	Property			6750 West Loop South			6750 West Loop South	Bellaire	Texas	77401	Office	Medical	1975	NAP	201,932
10.02	Property			6700 West Loop South			6700 West Loop South	Bellaire	Texas	77401	Office	Medical	1975	NAP	76,662
10.03	Property			4710 Bellaire Boulevard			4710 Bellaire Boulevard	Bellaire	Texas	77401	Office	Medical	1975	NAP	72,933
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	NAP	NAP									263,803
11.01	Property			Stonecreek Village			5757 Pacific Avenue	Stockton	California	95207	Retail	Anchored	2008	NAP	171,392
11.02	Property			Robinhood Plaza			5756 Pacific Avenue	Stockton	California	95207	Retail	Anchored	1984	2006	92,411
12	Loan	9	CGMRC	Westin Memphis	NAP	NAP	170 Lt. George W. Lee Avenue	Memphis	Tennessee	38103	Hospitality	Full Service	2007	2012	203
13	Loan		JLC	1540 2nd Street	NAP	NAP	1540 2nd Street	Santa Monica	California	90401	Mixed Use	Retail/Office	2008	NAP	66,812
14	Loan	9	GSMC	Hilton Checkers	NAP	NAP	535 South Grand Avenue	Los Angeles	California	90071	Hospitality	Full Service	1927	1987, 2009	188
15	Loan		JLC	100 East California Avenue	NAP	NAP	100 East California Avenue	Bakersfield	California	93307	Office	General Suburban	1988, 2006	NAP	166,585
16	Loan		JLC	Storage Masters	NAP	NAP									413,139
16.01	Property			Storage Masters - Chesterfield			16824 Chesterfield Airport Road	Chesterfield	Missouri	63005	Self Storage	Self Storage	1988	NAP	111,916
16.02	Property			Storage Masters - Plano			4633 Hedgcoxe Road	Plano	Texas	75024	Self Storage	Self Storage	2003	NAP	71,310
16.03	Property			Storage Masters - O’Fallon			2601 East Terra Lane	O’Fallon	Missouri	63366	Self Storage	Self Storage	1997	NAP	85,175
16.04	Property			Storage Masters - Denver			8881 East Florida Avenue	Denver	Colorado	80247	Self Storage	Self Storage	1984, 1994	NAP	73,413
16.05	Property			Storage Masters - St. Charles			1025 Hemsath Road	Saint Charles	Missouri	63303	Self Storage	Self Storage	1987	NAP	71,325

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Related	Crossed					General	Detailed			Units, Pads,
Number	Property Flag	Footnotes	Loan Seller	Property Name	Group	Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft
17	Loan	18	JLC	McIntosh Village SC	NAP	NAP	2701 Highway 54	Peachtree City	Georgia	30269	Retail	Anchored	2004-2006	NAP	136,498
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	NAP	NAP	Various	National Harbor	Maryland	20745	Mixed Use	Office/Retail/Garage	2007, 2008, 2009	NAP	405,722
19	Loan		JLC	9440 Santa Monica	NAP	NAP	9440 Santa Monica Boulevard	Beverly Hills	California	90210	Office	CBD	1975	NAP	87,596
20	Loan	25	GSMC	Aramingo Crossings	NAP	NAP	2200 Wheatsheaf Lane and 2201, 2267 and 2301 East Butler Street	Philadelphia	Pennsylvania	19137	Retail	Anchored	2009-2012	NAP	133,661
21	Loan		GSMC	Renaissance Center	NAP	NAP	7001 and 7011 Fayetteville Road	Durham	North Carolina	27713	Mixed Use	Retail/Office	2004	2006	152,995
22	Loan	26	JLC	Silverado Park Place	NAP	NAP	9520-9570 South Eastern Avenue	Las Vegas	Nevada	89123	Mixed Use	Retail/Office	2007	NAP	97,885
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	NAP	NAP	2855 Northeast 9th Street	Homestead	Florida	33033	Hospitality	Limited Service	2009	NAP	126
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	NAP	NAP									43,989
24.01	Property			241 Rockaway Parkway			241 Rockaway Parkway	Brooklyn	New York	11212	Retail	Unanchored	2004	NAP	6,900
24.02	Property			198 East 98th Street			198 East 98th Street	Brooklyn	New York	11212	Retail	Single Tenant Retail	1929	2004-2008	13,089
24.03	Property			212 East 98th Street			212 East 98th Street	Brooklyn	New York	11212	Retail	Unanchored	2004	NAP	9,400
24.04	Property			9717 Kings Highway			9717 Kings Highway	Brooklyn	New York	11212	Retail	Unanchored	2004	NAP	7,100
24.05	Property			9729 Kings Highway			9729 Kings Highway	Brooklyn	New York	11212	Retail	Single Tenant Retail	2004	NAP	7,500
25	Loan	28, 29	AMF I	Hyatt House Houston	Group 3	Group A	15405 Katy Freeway	Houston	Texas	77094	Hospitality	Limited Service	1998	NAP	116
26	Loan	30, 31	AMF I	Staybridge Denver	Group 3	Group A	7150 South Clinton Street	Centennial	Colorado	80112	Hospitality	Limited Service	1999	2007	128
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	NAP	NAP	125 Harbour Place Drive	Davidson	North Carolina	28036	Hospitality	Extended Stay	2008	NAP	128
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	Group 1	NAP									153,194
28.01	Property			6800 West Loop South			6800 West Loop South	Bellaire	Texas	77401	Office	Medical	1979	NAP	76,972
28.02	Property			4747 Bellaire Boulevard			4747 Bellaire Boulevard	Bellaire	Texas	77401	Office	Medical	1979	NAP	76,222
29	Loan	33, 34, 35	AMF I	Box House Hotel	NAP	NAP	77 Box Street	Brooklyn	New York	11222	Hospitality	Limited Service	1952	2012	47
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	Group 4	NAP									142,433
30.01	Property			Parkway Self Storage			58 Locust Avenue	Bloomfield	New Jersey	07003	Self Storage	Self Storage	1960	2004	90,246
30.02	Property			Moore Self Storage			1109 9th Avenue	Neptune	New Jersey	07753	Self Storage	Self Storage	1950	1997, 2002	52,187
31	Loan	36	AMF I	Courtyard Miami West	Group 3	NAP	11580 Northwest 105th Street	Medley	Florida	33178	Hospitality	Limited Service	2008-2009	NAP	127
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	NAP	NAP									281
32.01	Property			7241 South Phillips Avenue			7241 South Phillips Avenue	Chicago	Illinois	60649	Multifamily	Garden	1923	2011	27
32.02	Property			7612 South Kingston Avenue			7612 South Kingston Avenue	Chicago	Illinois	60649	Multifamily	Mid-Rise	1927	2011	26
32.03	Property			7901 South Paxton Avenue			7901 South Paxton Avenue	Chicago	Illinois	60617	Multifamily	Garden	1956	2011	24
32.04	Property			6101 South Langley Avenue			6101 South Langley Avenue	Chicago	Illinois	60637	Multifamily	Garden	1934	2011	24
32.05	Property			5236 West Harrison Street			5236 West Harrison Street	Chicago	Illinois	60644	Multifamily	Garden	1927	2011	18
32.06	Property			7624 South Kingston Avenue			7624 South Kingston Avenue	Chicago	Illinois	60649	Multifamily	Mid-Rise	1927	2011	20
32.07	Property			5732-5734 West Washington Boulevard			5732-5734 West Washington Boulevard	Chicago	Illinois	60644	Multifamily	Garden	1928	2011	20
32.08	Property			8155 South Ingleside Avenue			8155 South Ingleside Avenue	Chicago	Illinois	60619	Multifamily	Mid-Rise	1926	2011	18
32.09	Property			6230 South Artesian Avenue			6230 South Artesian Avenue	Chicago	Illinois	60629	Multifamily	Garden	1931	2011	14
32.10	Property			7655 South May Street			7655 South May Street	Chicago	Illinois	60620	Multifamily	Garden	1925	2011	12
32.11	Property			7751-7757 South Loomis Boulevard			7751-7757 South Loomis Boulevard	Chicago	Illinois	60620	Multifamily	Garden	1926	2011	12
32.12	Property			6236-6240 South Artesian Avenue			6236-6240 South Artesian Avenue	Chicago	Illinois	60629	Multifamily	Garden	1928	2011	12
32.13	Property			2225 East 87th Street			2225 East 87th Street	Chicago	Illinois	60617	Multifamily	Garden	1961	2012	10
32.14	Property			6401 South Maplewood Avenue			6401 South Maplewood Avenue	Chicago	Illinois	60629	Multifamily	Garden	1929	2011	10
32.15	Property			8200 South Clyde Avenue			8200 South Clyde Avenue	Chicago	Illinois	60617	Multifamily	Garden	1924	2011	8
32.16	Property			7601 South Coles Avenue			7601 South Coles Avenue	Chicago	Illinois	60649	Multifamily	Garden	1937	2011	9
32.17	Property			1257-1259 South Kildare Avenue			1257-1259 South Kildare Avenue	Chicago	Illinois	60623	Multifamily	Garden	1930	2011	9
32.18	Property			6458 South Fairfield Avenue			6458 South Fairfield Avenue	Chicago	Illinois	60629	Multifamily	Garden	1927	2011	8
33	Loan		AMF I	Preserve at Cedar River	Group 5	NAP	4207 Confederate Point Road	Jacksonville	Florida	32210	Multifamily	Garden	1971-1973	NAP	464
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	NAP	NAP	5060 A Street	Anchorage	Alaska	99503	Hospitality	Limited Service	2003	NAP	106
35	Loan	38	GSMC	Morrison Crossing	NAP	NAP	4345 North Expressway	Brownsville	Texas	78520	Retail	Anchored	2005	NAP	96,713
36	Loan		CGMRC	Stonetown MHC Portfolio	NAP	NAP									519
36.01	Property			Countryside			2222-2223 East 8th Street	Pueblo	Colorado	81001	Manufactured Housing	Manufactured Housing	1969	NAP	294
36.02	Property			Dallas Lake Spring MHC			11932 Lake June Road	Balch Springs	Texas	75180	Manufactured Housing	Manufactured Housing	1960	NAP	101
36.03	Property			Dallas			4010 West Davis Street	Dallas	Texas	75211	Manufactured Housing	Manufactured Housing	1950	NAP	93
36.04	Property			Bell’s Half Acres			5312 West Ledbetter Drive	Dallas	Texas	75236	Manufactured Housing	Manufactured Housing	1970	NAP	31
37	Loan	39	AMF I	10 Senate Place	NAP	NAP	10 Senate Place	Jersey City	New Jersey	07306	Industrial	Warehouse	1933-1943, 2001	2013	198,000
38	Loan		AMF I	Green Valley Apartments	NAP	NAP	42480 Green Valley Drive	Clinton Township	Michigan	48038	Multifamily	Garden	1975, 1986	2009	420
39	Loan		CGMRC	Stor-All Tchoupitoulas	Group 6	NAP	4700 Tchoupitoulas Street	New Orleans	Louisiana	70115	Self Storage	Self Storage	1856, 1947, 1997	NAP	112,433
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	NAP	NAP	144 Bee Street	Charleston	South Carolina	29401	Hospitality	Limited Service	1989	2010-2012	129
41	Loan		CGMRC	Grand Oaks Apartments	NAP	NAP	10103 Sherwood Lane	Riverview	Florida	33578	Multifamily	Garden	1984	NAP	202
42	Loan	9	JLC	Westside Urban Market	NAP	NAP	1183-1207 Howell Mill Road Northwest	Atlanta	Georgia	30318	Retail	Unanchored	1940, 1956	2003, 2006	34,092
43	Loan		CGMRC	Tower Colorado	NAP	NAP	1720 South Bellaire Street	Denver	Colorado	80222	Office	General Suburban	1974	Various	127,715

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Related	Crossed					General	Detailed			Units, Pads,
Number	Property Flag	Footnotes	Loan Seller	Property Name	Group	Group	Address	City	State	Zip Code	Property Type	Property Type	Year Built	Year Renovated	Rooms, Sq Ft
44	Loan		CGMRC	StorExpress Self Storage Portfolio	NAP	NAP									127,978
44.01	Property			Brinton StorExpress Self Storage			1555 Brinton Road	Pittsburgh	Pennsylvania	15221	Self Storage	Self Storage	2001-2011	NAP	72,242
44.02	Property			New Kensington StorExpress Self Storage			196 Coxcomb Hill Road	New Kensington	Pennsylvania	15068	Self Storage	Self Storage	1975-2008	2008	55,736
45	Loan		AMF I	Yorktowne Apartments	NAP	NAP	3601 Lynhaven Drive	Greensboro	North Carolina	27406	Multifamily	Garden	1973	NAP	314
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	Group 3	NAP	900 North Wood Dale Road	Wood Dale	Illinois	60191	Hospitality	Limited Service	1988	2011	149
47	Loan		CGMRC	221-223 East Broadway	NAP	NAP	221-223 East Broadway	New York	New York	10002	Mixed Use	Multifamily/Retail	1910	2011	26
48	Loan	9	CGMRC	Value Place Baton Rouge	NAP	NAP									242
48.01	Property			Value Place Baton Rouge East			11544 Harrells Ferry Road	Baton Rouge	Louisiana	70816	Hospitality	Extended Stay	2010	NAP	121
48.02	Property			Value Place Baton Rouge North			8382 Airline Highway	Baton Rouge	Louisiana	70815	Hospitality	Extended Stay	2010	NAP	121
49	Loan		CGMRC	Glenmont Retail	NAP	NAP	15 Bloomfield Avenue	Montclair	New Jersey	07042	Retail	Unanchored	2011	NAP	27,482
50	Loan		CGMRC	Court Street Shopping Center	NAP	NAP	1308 North 20th Avenue	Pasco	Washington	99301	Retail	Anchored	1975, 1976, 1980, 1985	NAP	117,030
51	Loan		CGMRC	Stor-All Pontchartrain	Group 6	NAP	4601 Chef Menteur Highway	New Orleans	Louisiana	70126	Self Storage	Self Storage	2001	2006-2009	119,869
52	Loan		GSMC	Fayette Square	NAP	NAP	605 Fayette Square	Oak Hill	West Virginia	25901	Retail	Anchored	1984	NAP	135,804
53	Loan		AMF I	Courtyard on the Green	Group 5	NAP	2700 Croton Road	Melbourne	Florida	32935	Multifamily	Garden	1985	2006	166
54	Loan		CGMRC	Crystal Falls Apartments	NAP	NAP	10950 Westbrae Parkway	Houston	Texas	77031	Multifamily	Garden	1984	NAP	165
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	Group 4	NAP									175,073
55.01	Property			Smyrna O’Storage			2350 Atlanta Road Southeast	Smyrna	Georgia	30080	Self Storage	Self Storage	2002	NAP	60,675
55.02	Property			Gwinnet O’Storage			1800 Sullivan Drive	Duluth	Georgia	30096	Self Storage	Self Storage	2000	NAP	62,750
55.03	Property			Kennesaw O’Storage			3885 Frey Road Northwest	Kennesaw	Georgia	30144	Self Storage	Self Storage	1997	NAP	51,648
56	Loan	9	CGMRC	Residence Inn Little Rock	NAP	NAP	1401 South Shackleford Road	Little Rock	Arkansas	72211	Hospitality	Limited Service	1998	2012	96
57	Loan		CGMRC	Barnegat Mini Storage	NAP	NAP	85 South Main Street	Barnegat	New Jersey	08005	Self Storage	Self Storage	1991, 2001, 2004	NAP	95,677
58	Loan	41	JLC	Salem Street	NAP	NAP	900-902 West Cooksey Drive	Thomasville	North Carolina	27360	Retail	Anchored	2007	NAP	46,128
59	Loan		CGMRC	Storage Pros Michigan Portfolio	Group 7	NAP									141,550
59.01	Property			Storage Pros Fenton			999 West Silver Lake Road	Fenton	Michigan	48430	Self Storage	Self Storage	1995	NAP	91,070
59.02	Property			Storage Pros Portage			820 West Centre Avenue	Portage	Michigan	49024	Self Storage	Self Storage	1979-1987	NAP	50,480
60	Loan	42, 43	AMF I	577 Broadway	NAP	NAP	577 Broadway	Bayonne	New Jersey	07002	Mixed Use	Multifamily/Retail	1970	2012	27,550
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	Group 2	NAP	34-44 Charles River Avenue	Boston	Massachusetts	02129	Ground Leased Land	Ground Leased Land	NAP	NAP	58,370
62	Loan		CGMRC	Lakeside Budget Storage	NAP	NAP	13120 Hall Road	Sterling Heights	Michigan	48313	Self Storage	Self Storage	2005, 2007	NAP	81,800
63	Loan		CGMRC	Storage Pros Fall River	Group 7	NAP	55 Father Devalles Boulevard	Fall River	Massachusetts	02723	Self Storage	Self Storage	1987	2011	76,150
64	Loan		CGMRC	290 West Self Storage	NAP	NAP	10800 West US Highway 290	Austin	Texas	78736	Self Storage	Self Storage	1999	NAP	89,710
65	Loan	9	CGMRC	Executive Airport Business Center	NAP	NAP	1801, 1835, 1925 South Perimeter Road	Fort Lauderdale	Florida	33309	Office	General Suburban	1982	NAP	73,149
66	Loan		CGMRC	SST Morgan Hill Self Storage	NAP	NAP	222 San Pedro Avenue	Morgan Hill	California	95037	Self Storage	Self Storage	1997	NAP	60,720
67	Loan		CGMRC	Cantey Townhomes	NAP	NAP	2800 Parmer Avenue	Fort Worth	Texas	76109	Multifamily	Student Housing	2011	NAP	38
68	Loan		CGMRC	CVS - Pleasant Grove, AL	NAP	NAP	108 Park Road	Pleasant Grove	Alabama	35127	Retail	Single Tenant Retail	2000	NAP	10,125
69	Loan		JLC	Holiday Mobile Home Park	NAP	NAP	4419 Horseshoe Lake Road	Pontoon Beach	Illinois	62040	Manufactured Housing	Manufactured Housing	1960	NAP	217
70	Loan		CGMRC	Bayou Village	NAP	NAP	110 Deats Road	Dickinson	Texas	77539	Multifamily	Garden	1984	2010	108
71	Loan		JLC	2151 Las Palmas	NAP	NAP	2151 Las Palmas Drive	Carlsbad	California	92011	Industrial	Flex	1981	NAP	31,824
72	Loan		CGMRC	903 Peachtree Street	NAP	NAP	903 Peachtree Street	Atlanta	Georgia	30309	Retail	Unanchored	1968	1999	8,504

CGCMT 2013-GCJ11
										Allocated Cut-off						Monthly	Annual
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Amortization Type
1	Loan		CGMRC	39 Broadway	SF	190.70	Fee Simple	85,500,000	85,500,000	85,500,000	7.1%	77,462,659	3.90000%	0.02320%	3.87680%	403,276.31	4,839,315.72	Interest Only, Then Amortizing
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	Rooms	425,531.91	Fee Simple	70,000,000	70,000,000	70,000,000	5.8%	64,124,855	4.57000%	0.03320%	4.53680%	357,597.12	4,291,165.44	Interest Only, Then Amortizing
3	Loan	11	JLC	Christown Spectrum	SF	78.18	Fee Simple	66,500,000	66,500,000	66,500,000	5.5%	61,142,449	4.80000%	0.02320%	4.77680%	348,902.46	4,186,829.52	Amortizing
4	Loan		CGMRC	Ascentia MHC Portfolio	Pads	15,953.21		59,400,000	59,329,994	59,329,994	4.9%	48,108,634	4.55000%	0.02320%	4.52680%	302,738.35	3,632,860.20	Amortizing
4.01	Property			River Valley	Pads		Fee Simple			7,045,687
4.02	Property			Skyline Village	Pads		Fee Simple			6,381,470
4.03	Property			West Winds	Pads		Fee Simple			5,761,202
4.04	Property			Gaslight	Pads		Fee Simple			4,172,077
4.05	Property			Aloha Vegas	Pads		Fee Simple			4,108,153
4.06	Property			Dream Island	Pads		Fee Simple			3,189,237
4.07	Property			Western Hills	Pads		Fee Simple			2,931,541
4.08	Property			Kingswood	Pads		Fee Simple			2,780,719
4.09	Property			Woodlawn	Pads		Fee Simple			2,566,971
4.10	Property			Lake Fork	Pads		Fee Simple			2,375,197
4.11	Property			Buckingham	Pads		Fee Simple			2,024,611
4.12	Property			Valle Grande	Pads		Fee Simple			1,816,856
4.13	Property			Woodview	Pads		Fee Simple			1,748,936
4.14	Property			Countryside Estates	Pads		Fee Simple			1,513,214
4.15	Property			West Park Plaza	Pads		Fee Simple			1,358,397
4.16	Property			Sheltered Valley	Pads		Fee Simple			1,174,614
4.17	Property			Cedar Village	Pads		Fee Simple			1,148,645
4.18	Property			W Bar K	Pads		Fee Simple			1,126,671
4.19	Property			Country Oaks	Pads		Fee Simple			1,087,717
4.20	Property			Trails End	Pads		Fee Simple			1,043,768
4.21	Property			Rancho Bridger	Pads		Fee Simple			1,008,810
4.22	Property			Mountain Springs	Pads		Fee Simple			642,242
4.23	Property			Windgate	Pads		Fee Simple			615,274
4.24	Property			Lawson	Pads		Fee Simple			596,296
4.25	Property			Golden Eagle	Pads		Fee Simple			557,342
4.26	Property			Sugar Creek	Pads		Fee Simple			275,675
4.27	Property			Hillside	Pads		Fee Simple			144,829
4.28	Property			Medicine Waters	Pads		Fee Simple			133,842
5	Loan		AMF I	Blue Diamond Crossing	SF	116.82	Leasehold	59,000,000	59,000,000	59,000,000	4.9%	44,056,396	4.96500%	0.06320%	4.90180%	343,706.07	4,124,472.84	Amortizing
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	SF	461.04	Fee Simple	48,000,000	47,947,785	47,947,785	4.0%	39,335,969	4.90000%	0.02320%	4.87680%	254,748.83	3,056,985.96	Amortizing
7	Loan		JLC	Radisson Bloomington	Rooms	111,529.15	Fee Simple	45,000,000	44,946,246	44,946,246	3.7%	41,173,566	4.49000%	0.02320%	4.46680%	227,741.09	2,732,893.08	Amortizing
8	Loan	9	CGMRC	Residence Inn Boston Harbor	Rooms	258,928.57	Leasehold	43,500,000	43,500,000	43,500,000	3.6%	36,965,694	4.31000%	0.03320%	4.27680%	215,524.58	2,586,294.96	Interest Only, Then Amortizing
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	SF	141.43	Leasehold	41,440,000	41,440,000	41,440,000	3.4%	38,529,290	4.17500%	0.06320%	4.11180%	202,044.51	2,424,534.12	Interest Only, Then Amortizing
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	SF	110.23		38,750,000	38,750,000	38,750,000	3.2%	38,750,000	3.80000%	0.02320%	3.77680%	124,412.62	1,492,951.44	Interest Only
10.01	Property			6750 West Loop South	SF		Fee Simple			23,116,200
10.02	Property			6700 West Loop South	SF		Fee Simple			10,277,800
10.03	Property			4710 Bellaire Boulevard	SF		Fee Simple			5,356,000
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	SF	136.47		36,000,000	36,000,000	36,000,000	3.0%	28,366,178	3.77900%	0.02320%	3.75580%	167,314.57	2,007,774.84	Amortizing
11.01	Property			Stonecreek Village	SF		Fee Simple			20,500,000
11.02	Property			Robinhood Plaza	SF		Fee Simple			15,500,000
12	Loan	9	CGMRC	Westin Memphis	Rooms	167,487.68	Leasehold	34,000,000	34,000,000	34,000,000	2.8%	31,941,331	5.00000%	0.02320%	4.97680%	182,519.35	2,190,232.20	Interest Only, Then Amortizing
13	Loan		JLC	1540 2nd Street	SF	508.89	Fee Simple	34,000,000	34,000,000	34,000,000	2.8%	30,560,060	4.68600%	0.02320%	4.66280%	176,050.87	2,112,610.44	Interest Only, Then Amortizing
14	Loan	9	GSMC	Hilton Checkers	Rooms	169,991.63	Fee Simple	32,000,000	31,958,426	31,958,426	2.6%	25,519,221	4.10800%	0.02320%	4.08480%	154,772.02	1,857,264.24	Amortizing
15	Loan		JLC	100 East California Avenue	SF	150.07	Fee Simple	25,000,000	25,000,000	25,000,000	2.1%	20,280,934	4.60000%	0.02320%	4.57680%	128,161.09	1,537,933.08	Amortizing
16	Loan		JLC	Storage Masters	SF	58.60		24,300,000	24,209,712	24,209,712	2.0%	22,779,450	6.16300%	0.02320%	6.13980%	148,247.02	1,778,964.24	Amortizing
16.01	Property			Storage Masters - Chesterfield	SF		Fee Simple			8,712,042
16.02	Property			Storage Masters - Plano	SF		Fee Simple			5,025,201
16.03	Property			Storage Masters - O’Fallon	SF		Fee Simple			4,369,650
16.04	Property			Storage Masters - Denver	SF		Fee Simple			3,096,925
16.05	Property			Storage Masters - St. Charles	SF		Fee Simple			3,005,894

CGCMT 2013-GCJ11

										Allocated Cut-off						Monthly	Annual
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Amortization Type
17	Loan	18	JLC	McIntosh Village SC	SF	175.83	Fee Simple	24,000,000	24,000,000	24,000,000	2.0%	20,029,181	5.47000%	0.02320%	5.44680%	135,817.97	1,629,815.64	Amortizing
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	SF	318.65	Both Fee/Leasehold	20,000,000	19,889,529	19,889,529	1.6%	15,971,297	4.15000%	0.02320%	4.12680%	97,220.66	1,166,647.92	Amortizing
19	Loan		JLC	9440 Santa Monica	SF	211.20	Leasehold	18,500,000	18,500,000	18,500,000	1.5%	16,106,688	4.27000%	0.02320%	4.24680%	91,225.62	1,094,707.44	Interest Only, Then Amortizing
20	Loan	25	GSMC	Aramingo Crossings	SF	120.08	Fee Simple	16,050,000	16,050,000	16,050,000	1.3%	12,784,770	4.07750%	0.02320%	4.05430%	77,344.00	928,128.00	Amortizing
21	Loan		GSMC	Renaissance Center	SF	104.58	Fee Simple	16,000,000	16,000,000	16,000,000	1.3%	13,603,651	3.48950%	0.02320%	3.46630%	71,753.40	861,040.80	Interest Only, Then Amortizing
22	Loan	26	JLC	Silverado Park Place	SF	149.67	Both Fee/Leasehold	14,650,000	14,650,000	14,650,000	1.2%	12,012,664	4.92000%	0.02320%	4.89680%	77,929.65	935,155.80	Amortizing
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	Rooms	114,285.71	Fee Simple	14,400,000	14,400,000	14,400,000	1.2%	10,875,802	5.28000%	0.02320%	5.25680%	86,546.73	1,038,560.76	Amortizing
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	SF	312.18		13,750,000	13,732,566	13,732,566	1.1%	11,009,079	4.22000%	0.02320%	4.19680%	67,400.46	808,805.52	Amortizing
24.01	Property			241 Rockaway Parkway	SF		Fee Simple			3,307,319
24.02	Property			198 East 98th Street	SF		Fee Simple			3,163,523
24.03	Property			212 East 98th Street	SF		Fee Simple			3,091,625
24.04	Property			9717 Kings Highway	SF		Fee Simple			2,156,947
24.05	Property			9729 Kings Highway	SF		Fee Simple			2,013,151
25	Loan	28, 29	AMF I	Hyatt House Houston	Rooms	67,241.38	Fee Simple	7,800,000	7,800,000	7,800,000	0.6%	5,683,099	4.31000%	0.02320%	4.28680%	42,518.05	510,216.60	Amortizing
26	Loan	30, 31	AMF I	Staybridge Denver	Rooms	43,750.00	Fee Simple	5,600,000	5,600,000	5,600,000	0.5%	4,080,173	4.31000%	0.02320%	4.28680%	30,525.78	366,309.36	Amortizing
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	Rooms	103,119.95	Fee Simple	13,250,000	13,199,353	13,199,353	1.1%	10,784,479	4.70250%	0.06320%	4.63930%	68,739.42	824,873.04	Amortizing
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	SF	80.76		12,372,500	12,372,500	12,372,500	1.0%	12,372,500	3.80000%	0.02320%	3.77680%	39,723.74	476,684.88	Interest Only
28.01	Property			6800 West Loop South	SF		Fee Simple			6,598,667
28.02	Property			4747 Bellaire Boulevard	SF		Fee Simple			5,773,833
29	Loan	33, 34, 35	AMF I	Box House Hotel	Rooms	254,910.04	Fee Simple	12,000,000	11,980,772	11,980,772	1.0%	10,636,810	4.78000%	0.02320%	4.75680%	68,621.31	823,455.72	Amortizing
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	SF	80.60		11,512,500	11,479,565	11,479,565	1.0%	9,237,911	4.29000%	0.07320%	4.21680%	56,904.49	682,853.88	Amortizing
30.01	Property			Parkway Self Storage	SF		Fee Simple			7,628,115
30.02	Property			Moore Self Storage	SF		Fee Simple			3,851,450
31	Loan	36	AMF I	Courtyard Miami West	Rooms	86,465.05	Fee Simple	11,000,000	10,981,061	10,981,061	0.9%	8,033,711	4.37000%	0.02320%	4.34680%	60,332.74	723,992.88	Amortizing
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	Units	38,389.98		10,800,000	10,787,584	10,787,584	0.9%	8,779,840	4.66000%	0.02320%	4.63680%	55,753.52	669,042.24	Amortizing
32.01	Property			7241 South Phillips Avenue	Units		Fee Simple			1,230,414
32.02	Property			7612 South Kingston Avenue	Units		Fee Simple			1,001,500
32.03	Property			7901 South Paxton Avenue	Units		Fee Simple			858,428
32.04	Property			6101 South Langley Avenue	Units		Fee Simple			829,814
32.05	Property			5236 West Harrison Street	Units		Fee Simple			829,814
32.06	Property			7624 South Kingston Avenue	Units		Fee Simple			686,743
32.07	Property			5732-5734 West Washington Boulevard	Units		Fee Simple			686,743
32.08	Property			8155 South Ingleside Avenue	Units		Fee Simple			658,128
32.09	Property			6230 South Artesian Avenue	Units		Fee Simple			486,443
32.10	Property			7655 South May Street	Units		Fee Simple			486,443
32.11	Property			7751-7757 South Loomis Boulevard	Units		Fee Simple			486,443
32.12	Property			6236-6240 South Artesian Avenue	Units		Fee Simple			429,214
32.13	Property			2225 East 87th Street	Units		Fee Simple			414,907
32.14	Property			6401 South Maplewood Avenue	Units		Fee Simple			400,600
32.15	Property			8200 South Clyde Avenue	Units		Fee Simple			343,371
32.16	Property			7601 South Coles Avenue	Units		Fee Simple			329,064
32.17	Property			1257-1259 South Kildare Avenue	Units		Fee Simple			314,757
32.18	Property			6458 South Fairfield Avenue	Units		Fee Simple			314,757
33	Loan		AMF I	Preserve at Cedar River	Units	23,247.50	Fee Simple	10,800,000	10,786,838	10,786,838	0.9%	8,701,886	4.40000%	0.02320%	4.37680%	54,082.18	648,986.16	Amortizing
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	Rooms	100,212.54	Leasehold	10,679,000	10,622,529	10,622,529	0.9%	7,894,959	4.70000%	0.02320%	4.67680%	60,576.12	726,913.44	Amortizing
35	Loan	38	GSMC	Morrison Crossing	SF	108.57	Fee Simple	10,500,000	10,500,000	10,500,000	0.9%	8,469,893	4.43500%	0.06320%	4.37180%	52,797.20	633,566.40	Amortizing
36	Loan		CGMRC	Stonetown MHC Portfolio	Pads	19,288.78		10,027,000	10,010,876	10,010,876	0.8%	7,431,647	4.76000%	0.02320%	4.73680%	57,223.36	686,680.32	Amortizing
36.01	Property			Countryside	Pads		Fee Simple			6,219,982
36.02	Property			Dallas Lake Spring MHC	Pads		Fee Simple			2,038,716
36.03	Property			Dallas	Pads		Leasehold			1,216,041
36.04	Property			Bell’s Half Acres	Pads		Fee Simple			536,136
37	Loan	39	AMF I	10 Senate Place	SF	44.95	Fee Simple	8,925,000	8,900,959	8,900,959	0.7%	7,253,346	4.66000%	0.02320%	4.63680%	46,074.09	552,889.08	Amortizing
38	Loan		AMF I	Green Valley Apartments	Units	20,952.38	Fee Simple	8,800,000	8,800,000	8,800,000	0.7%	7,081,093	4.36400%	0.06320%	4.30080%	43,880.03	526,560.36	Amortizing
39	Loan		CGMRC	Stor-All Tchoupitoulas	SF	77.69	Fee Simple	8,750,000	8,734,857	8,734,857	0.7%	6,383,107	4.34000%	0.02320%	4.31680%	47,844.12	574,129.44	Amortizing
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	Rooms	67,332.64	Fee Simple	8,700,000	8,685,910	8,685,910	0.7%	6,438,528	4.72000%	0.02320%	4.69680%	49,450.21	593,402.52	Amortizing
41	Loan		CGMRC	Grand Oaks Apartments	Units	42,421.13	Fee Simple	8,600,000	8,569,069	8,569,069	0.7%	6,383,373	4.81000%	0.02320%	4.78680%	49,327.35	591,928.20	Amortizing
42	Loan	9	JLC	Westside Urban Market	SF	240.99	Fee Simple	8,250,000	8,215,963	8,215,963	0.7%	6,618,094	4.28000%	0.02320%	4.25680%	40,730.07	488,760.84	Amortizing
43	Loan		CGMRC	Tower Colorado	SF	61.38	Fee Simple	7,850,000	7,838,925	7,838,925	0.6%	7,089,866	3.72000%	0.02320%	3.69680%	36,221.07	434,652.84	Amortizing

CGCMT 2013-GCJ11

										Allocated Cut-off						Monthly	Annual
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Amortization Type
44	Loan		CGMRC	StorExpress Self Storage Portfolio	SF	60.62		7,800,000	7,758,572	7,758,572	0.6%	4,805,683	4.46000%	0.07320%	4.38680%	49,178.40	590,140.80	Amortizing
44.01	Property			Brinton StorExpress Self Storage	SF		Fee Simple			4,973,444
44.02	Property			New Kensington StorExpress Self Storage	SF		Fee Simple			2,785,128
45	Loan		AMF I	Yorktowne Apartments	Units	24,283.44	Fee Simple	7,625,000	7,625,000	7,625,000	0.6%	5,591,782	4.48000%	0.02320%	4.45680%	42,295.71	507,548.52	Amortizing
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	Rooms	51,006.71	Fee Simple	7,600,000	7,600,000	7,600,000	0.6%	5,537,377	4.31000%	0.02320%	4.28680%	41,427.85	497,134.20	Amortizing
47	Loan		CGMRC	221-223 East Broadway	Units	289,423.08	Fee Simple	7,525,000	7,525,000	7,525,000	0.6%	6,351,379	4.07000%	0.02320%	4.04680%	36,229.84	434,758.08	Interest Only, Then Amortizing
48	Loan	9	CGMRC	Value Place Baton Rouge	Rooms	30,941.81		7,500,000	7,487,918	7,487,918	0.6%	6,644,555	4.75000%	0.02320%	4.72680%	42,758.80	513,105.60	Amortizing
48.01	Property			Value Place Baton Rouge East	Rooms		Fee Simple			3,903,701
48.02	Property			Value Place Baton Rouge North	Rooms		Fee Simple			3,584,217
49	Loan		CGMRC	Glenmont Retail	SF	272.07	Fee Simple	7,500,000	7,477,145	7,477,145	0.6%	5,934,889	3.90000%	0.02320%	3.87680%	35,375.12	424,501.44	Amortizing
50	Loan		CGMRC	Court Street Shopping Center	SF	56.66	Fee Simple	6,650,000	6,631,160	6,631,160	0.5%	5,347,319	4.35000%	0.02320%	4.32680%	33,104.48	397,253.76	Amortizing
51	Loan		CGMRC	Stor-All Pontchartrain	SF	54.13	Fee Simple	6,500,000	6,488,634	6,488,634	0.5%	4,730,806	4.28000%	0.02320%	4.25680%	35,322.25	423,867.00	Amortizing
52	Loan		GSMC	Fayette Square	SF	44.92	Fee Simple	6,100,000	6,100,000	6,100,000	0.5%	4,911,734	4.38300%	0.02320%	4.35980%	30,485.19	365,822.28	Amortizing
53	Loan		AMF I	Courtyard on the Green	Units	36,100.53	Fee Simple	6,000,000	5,992,688	5,992,688	0.5%	4,834,382	4.40000%	0.02320%	4.37680%	30,045.65	360,547.80	Amortizing
54	Loan		CGMRC	Crystal Falls Apartments	Units	35,454.55	Fee Simple	5,850,000	5,850,000	5,850,000	0.5%	5,441,285	4.21000%	0.02320%	4.18680%	28,641.66	343,699.92	Interest Only, Then Amortizing
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	SF	31.33		5,500,000	5,484,794	5,484,794	0.5%	4,445,583	4.50000%	0.07320%	4.42680%	27,867.69	334,412.28	Amortizing
55.01	Property			Smyrna O’Storage	SF		Fee Simple			2,029,374
55.02	Property			Gwinnet O’Storage	SF		Fee Simple			1,780,065
55.03	Property			Kennesaw O’Storage	SF		Fee Simple			1,675,355
56	Loan	9	CGMRC	Residence Inn Little Rock	Rooms	54,106.78	Fee Simple	5,200,000	5,194,251	5,194,251	0.4%	4,251,519	4.83000%	0.02320%	4.80680%	27,376.97	328,523.64	Amortizing
57	Loan		CGMRC	Barnegat Mini Storage	SF	53.24	Fee Simple	5,100,000	5,093,562	5,093,562	0.4%	4,086,255	4.24000%	0.07320%	4.16680%	25,059.09	300,709.08	Amortizing
58	Loan	41	JLC	Salem Street	SF	104.74	Fee Simple	4,850,000	4,831,655	4,831,655	0.4%	3,955,143	4.76000%	0.02320%	4.73680%	25,329.14	303,949.68	Amortizing
59	Loan		CGMRC	Storage Pros Michigan Portfolio	SF	31.74		4,500,000	4,492,635	4,492,635	0.4%	3,322,813	4.66000%	0.02320%	4.63680%	25,422.89	305,074.68	Amortizing
59.01	Property			Storage Pros Fenton	SF		Fee Simple			2,751,739
59.02	Property			Storage Pros Portage	SF		Fee Simple			1,740,896
60	Loan	42, 43	AMF I	577 Broadway	SF	147.91	Fee Simple	4,075,000	4,075,000	4,075,000	0.3%	3,291,102	4.47000%	0.02320%	4.44680%	20,574.85	246,898.20	Amortizing
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	SF	68.53	Fee Simple	4,000,000	4,000,000	4,000,000	0.3%	4,000,000	4.26000%	0.04320%	4.21680%	14,397.22	172,766.64	Interest Only
62	Loan		CGMRC	Lakeside Budget Storage	SF	47.77	Fee Simple	3,930,000	3,907,726	3,907,726	0.3%	2,853,554	4.22500%	0.02320%	4.20180%	21,235.33	254,823.96	Amortizing
63	Loan		CGMRC	Storage Pros Fall River	SF	48.51	Fee Simple	3,700,000	3,693,890	3,693,890	0.3%	2,726,969	4.61000%	0.02320%	4.58680%	20,797.50	249,570.00	Amortizing
64	Loan		CGMRC	290 West Self Storage	SF	41.09	Fee Simple	3,700,000	3,685,920	3,685,920	0.3%	3,256,838	4.39000%	0.02320%	4.36680%	20,335.47	244,025.64	Amortizing
65	Loan	9	CGMRC	Executive Airport Business Center	SF	43.47	Leasehold	3,180,000	3,180,000	3,180,000	0.3%	2,570,926	4.50000%	0.02320%	4.47680%	16,112.59	193,351.08	Amortizing
66	Loan		CGMRC	SST Morgan Hill Self Storage	SF	49.41	Fee Simple	3,000,000	3,000,000	3,000,000	0.2%	2,726,418	4.08000%	0.02320%	4.05680%	14,461.17	173,534.04	Interest Only, Then Amortizing
67	Loan		CGMRC	Cantey Townhomes	Beds	75,571.71	Fee Simple	2,875,000	2,871,725	2,871,725	0.2%	2,340,386	4.70000%	0.02320%	4.67680%	14,910.84	178,930.08	Amortizing
68	Loan		CGMRC	CVS - Pleasant Grove, AL	SF	270.01	Fee Simple	2,733,850	2,733,850	2,733,850	0.2%	2,351,273	4.76000%	0.02320%	4.73680%	14,277.54	171,330.48	Interest Only, Then Amortizing
69	Loan		JLC	Holiday Mobile Home Park	Pads	11,494.49	Fee Simple	2,500,000	2,494,305	2,494,305	0.2%	2,099,664	5.68700%	0.02320%	5.66380%	14,489.42	173,873.04	Amortizing
70	Loan		CGMRC	Bayou Village	Units	22,888.68	Fee Simple	2,475,000	2,471,977	2,471,977	0.2%	2,260,881	4.39000%	0.02320%	4.36680%	12,379.22	148,550.64	Amortizing
71	Loan		JLC	2151 Las Palmas	SF	65.99	Fee Simple	2,100,000	2,100,000	2,100,000	0.2%	1,947,329	5.37000%	0.02320%	5.34680%	11,752.85	141,034.20	Interest Only, Then Amortizing
72	Loan		CGMRC	903 Peachtree Street	SF	205.02	Fee Simple	1,750,000	1,743,518	1,743,518	0.1%	1,432,578	4.87500%	0.02320%	4.85180%	9,261.14	111,133.68	Amortizing

CGCMT 2013-GCJ11

					Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I	Maturity	ARD	Final
Number	Property Flag	Footnotes	Loan Seller	Property Name	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Date	(Yes / No)	Maturity Date
1	Loan		CGMRC	39 Broadway	Actual/360	0	60	60	120	120	360	360	3/11/2013	6	5/6/2013	4/6/2018	5/6/2018	4/6/2023	No
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	Actual/360	3	60	57	120	117	360	360	1/4/2013	6	2/6/2013	1/6/2018	2/6/2018	1/6/2023	No
3	Loan	11	JLC	Christown Spectrum	Actual/360	0	0	0	60	60	360	360	3/27/2013	6	5/6/2013		5/6/2013	4/6/2018	No
4	Loan		CGMRC	Ascentia MHC Portfolio	Actual/360	1	0	0	120	119	360	359	3/6/2013	6	4/6/2013		4/6/2013	3/6/2023	No
4.01	Property			River Valley
4.02	Property			Skyline Village
4.03	Property			West Winds
4.04	Property			Gaslight
4.05	Property			Aloha Vegas
4.06	Property			Dream Island
4.07	Property			Western Hills
4.08	Property			Kingswood
4.09	Property			Woodlawn
4.10	Property			Lake Fork
4.11	Property			Buckingham
4.12	Property			Valle Grande
4.13	Property			Woodview
4.14	Property			Countryside Estates
4.15	Property			West Park Plaza
4.16	Property			Sheltered Valley
4.17	Property			Cedar Village
4.18	Property			W Bar K
4.19	Property			Country Oaks
4.20	Property			Trails End
4.21	Property			Rancho Bridger
4.22	Property			Mountain Springs
4.23	Property			Windgate
4.24	Property			Lawson
4.25	Property			Golden Eagle
4.26	Property			Sugar Creek
4.27	Property			Hillside
4.28	Property			Medicine Waters
5	Loan		AMF I	Blue Diamond Crossing	Actual/360	0	0	0	120	120	300	300	3/21/2013	1	5/1/2013		5/1/2013	4/1/2023	No
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	Actual/360	1	0	0	120	119	360	359	3/1/2013	6	4/6/2013		4/6/2013	3/6/2023	No
7	Loan		JLC	Radisson Bloomington	Actual/360	1	0	0	60	59	360	359	2/8/2013	6	4/6/2013		4/6/2013	3/6/2018	No
8	Loan	9	CGMRC	Residence Inn Boston Harbor	Actual/360	1	24	23	120	119	360	360	2/5/2013	1	4/1/2013	3/1/2015	4/1/2015	3/1/2023	No
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	Actual/360	0	12	12	60	60	360	360	3/20/2013	1	5/1/2013	4/1/2014	5/1/2014	4/1/2018	No
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	Actual/360	3	60	57	60	57	0	0	12/20/2012	6	2/6/2013	1/6/2018		1/6/2018	No
10.01	Property			6750 West Loop South
10.02	Property			6700 West Loop South
10.03	Property			4710 Bellaire Boulevard
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	Actual/360	0	0	0	120	120	360	360	3/22/2013	6	5/6/2013		5/6/2013	4/6/2023	No
11.01	Property			Stonecreek Village
11.02	Property			Robinhood Plaza
12	Loan	9	CGMRC	Westin Memphis	Actual/360	0	12	12	60	60	360	360	3/28/2013	6	5/6/2013	4/6/2014	5/6/2014	4/6/2018	No
13	Loan		JLC	1540 2nd Street	Actual/360	4	48	44	120	116	360	360	11/21/2012	6	1/6/2013	12/6/2016	1/6/2017	12/6/2022	No
14	Loan	9	GSMC	Hilton Checkers	Actual/360	1	0	0	120	119	360	359	2/15/2013	6	4/6/2013		4/6/2013	3/6/2023	No
15	Loan		JLC	100 East California Avenue	Actual/360	0	0	0	120	120	360	360	3/14/2013	6	5/6/2013		5/6/2013	4/6/2023	No
16	Loan		JLC	Storage Masters	Actual/360	4	0	0	60	56	360	356	11/21/2012	6	1/6/2013		1/6/2013	12/6/2017	No
16.01	Property			Storage Masters - Chesterfield
16.02	Property			Storage Masters - Plano
16.03	Property			Storage Masters - O’Fallon
16.04	Property			Storage Masters - Denver
16.05	Property			Storage Masters - St. Charles

CGCMT 2013-GCJ11

					Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I	Maturity	ARD	Final
Number	Property Flag	Footnotes	Loan Seller	Property Name	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Date	(Yes / No)	Maturity Date
17	Loan	18	JLC	McIntosh Village SC	Actual/360	0	0	0	120	120	360	360	3/18/2013	6	5/6/2013		5/6/2013	4/6/2023	No
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	Actual/360	4	0	0	120	116	360	356	12/4/2012	6	1/6/2013		1/6/2013	12/6/2022	No
19	Loan		JLC	9440 Santa Monica	Actual/360	2	36	34	120	118	360	360	1/22/2013	6	3/6/2013	2/6/2016	3/6/2016	2/6/2023	No
20	Loan	25	GSMC	Aramingo Crossings	Actual/360	0	0	0	120	120	360	360	3/22/2013	6	5/6/2013		5/6/2013	4/6/2023	No
21	Loan		GSMC	Renaissance Center	30/360	0	36	36	120	120	360	360	3/12/2013	6	5/6/2013	4/6/2016	5/6/2016	4/6/2023	No
22	Loan	26	JLC	Silverado Park Place	Actual/360	0	0	0	120	120	360	360	3/20/2013	6	5/6/2013		5/6/2013	4/6/2023	No
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	Actual/360	0	0	0	120	120	300	300	3/12/2013	6	5/6/2013		5/6/2013	4/6/2023	No
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	Actual/360	1	0	0	120	119	360	359	2/26/2013	1	4/1/2013		4/1/2013	3/1/2023	No
24.01	Property			241 Rockaway Parkway
24.02	Property			198 East 98th Street
24.03	Property			212 East 98th Street
24.04	Property			9717 Kings Highway
24.05	Property			9729 Kings Highway
25	Loan	28, 29	AMF I	Hyatt House Houston	Actual/360	0	0	0	120	120	300	300	3/21/2013	1	5/1/2013		5/1/2013	4/1/2023	No
26	Loan	30, 31	AMF I	Staybridge Denver	Actual/360	0	0	0	120	120	300	300	3/21/2013	1	5/1/2013		5/1/2013	4/1/2023	No
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	Actual/360	3	0	0	120	117	360	357	12/28/2012	6	2/6/2013		2/6/2013	1/6/2023	No
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	Actual/360	3	60	57	60	57	0	0	12/20/2012	6	2/6/2013	1/6/2018		1/6/2018	No
28.01	Property			6800 West Loop South
28.02	Property			4747 Bellaire Boulevard
29	Loan	33, 34, 35	AMF I	Box House Hotel	Actual/360	1	0	0	60	59	300	299	2/8/2013	1	4/1/2013		4/1/2013	3/1/2018	No
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	Actual/360	2	0	0	120	118	360	358	1/22/2013	6	3/6/2013		3/6/2013	2/6/2023	No
30.01	Property			Parkway Self Storage
30.02	Property			Moore Self Storage
31	Loan	36	AMF I	Courtyard Miami West	Actual/360	1	0	0	120	119	300	299	2/20/2013	1	4/1/2013		4/1/2013	3/1/2023	No
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	Actual/360	1	0	0	120	119	360	359	2/22/2013	1	4/1/2013		4/1/2013	3/1/2023	No
32.01	Property			7241 South Phillips Avenue
32.02	Property			7612 South Kingston Avenue
32.03	Property			7901 South Paxton Avenue
32.04	Property			6101 South Langley Avenue
32.05	Property			5236 West Harrison Street
32.06	Property			7624 South Kingston Avenue
32.07	Property			5732-5734 West Washington Boulevard
32.08	Property			8155 South Ingleside Avenue
32.09	Property			6230 South Artesian Avenue
32.10	Property			7655 South May Street
32.11	Property			7751-7757 South Loomis Boulevard
32.12	Property			6236-6240 South Artesian Avenue
32.13	Property			2225 East 87th Street
32.14	Property			6401 South Maplewood Avenue
32.15	Property			8200 South Clyde Avenue
32.16	Property			7601 South Coles Avenue
32.17	Property			1257-1259 South Kildare Avenue
32.18	Property			6458 South Fairfield Avenue
33	Loan		AMF I	Preserve at Cedar River	Actual/360	1	0	0	120	119	360	359	2/28/2013	1	4/1/2013		4/1/2013	3/1/2023	No
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	Actual/360	3	0	0	120	117	300	297	12/21/2012	6	2/6/2013		2/6/2013	1/6/2023	No
35	Loan	38	GSMC	Morrison Crossing	Actual/360	0	0	0	120	120	360	360	3/12/2013	6	5/6/2013		5/6/2013	4/6/2023	No
36	Loan		CGMRC	Stonetown MHC Portfolio	Actual/360	1	0	0	120	119	300	299	2/20/2013	6	4/6/2013		4/6/2013	3/6/2023	No
36.01	Property			Countryside
36.02	Property			Dallas Lake Spring MHC
36.03	Property			Dallas
36.04	Property			Bell’s Half Acres
37	Loan	39	AMF I	10 Senate Place	Actual/360	2	0	0	120	118	360	358	1/14/2013	1	3/1/2013		3/1/2013	2/1/2023	No
38	Loan		AMF I	Green Valley Apartments	Actual/360	0	0	0	120	120	360	360	3/26/2013	1	5/1/2013		5/1/2013	4/1/2023	No
39	Loan		CGMRC	Stor-All Tchoupitoulas	Actual/360	1	0	0	120	119	300	299	2/21/2013	6	4/6/2013		4/6/2013	3/6/2023	No
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	Actual/360	1	0	0	120	119	300	299	3/1/2013	6	4/6/2013		4/6/2013	3/6/2023	No
41	Loan		CGMRC	Grand Oaks Apartments	Actual/360	2	0	0	120	118	300	298	1/10/2013	6	3/6/2013		3/6/2013	2/6/2023	No
42	Loan	9	JLC	Westside Urban Market	Actual/360	3	0	0	120	117	360	357	12/27/2012	6	2/6/2013		2/6/2013	1/6/2023	No
43	Loan		CGMRC	Tower Colorado	Actual/360	1	0	0	60	59	360	359	3/1/2013	1	4/1/2013		4/1/2013	3/1/2018	No

CGCMT 2013-GCJ11

					Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I	Maturity	ARD	Final
Number	Property Flag	Footnotes	Loan Seller	Property Name	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Date	(Yes / No)	Maturity Date
44	Loan		CGMRC	StorExpress Self Storage Portfolio	Actual/360	2	0	0	120	118	240	238	2/1/2013	6	3/6/2013		3/6/2013	2/6/2023	No
44.01	Property			Brinton StorExpress Self Storage
44.02	Property			New Kensington StorExpress Self Storage
45	Loan		AMF I	Yorktowne Apartments	Actual/360	0	0	0	120	120	300	300	3/26/2013	1	5/1/2013		5/1/2013	4/1/2023	No
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	Actual/360	0	0	0	120	120	300	300	3/21/2013	1	5/1/2013		5/1/2013	4/1/2023	No
47	Loan		CGMRC	221-223 East Broadway	Actual/360	3	24	21	120	117	360	360	12/27/2012	6	2/6/2013	1/6/2015	2/6/2015	1/6/2023	No
48	Loan	9	CGMRC	Value Place Baton Rouge	Actual/360	1	0	0	60	59	300	299	2/21/2013	6	4/6/2013		4/6/2013	3/6/2018	No
48.01	Property			Value Place Baton Rouge East
48.02	Property			Value Place Baton Rouge North
49	Loan		CGMRC	Glenmont Retail	Actual/360	2	0	0	120	118	360	358	1/7/2013	6	3/6/2013		3/6/2013	2/6/2023	No
50	Loan		CGMRC	Court Street Shopping Center	Actual/360	2	0	0	120	118	360	358	1/14/2013	6	3/6/2013		3/6/2013	2/6/2023	No
51	Loan		CGMRC	Stor-All Pontchartrain	Actual/360	1	0	0	120	119	300	299	2/27/2013	6	4/6/2013		4/6/2013	3/6/2023	No
52	Loan		GSMC	Fayette Square	Actual/360	0	0	0	120	120	360	360	3/12/2013	6	5/6/2013		5/6/2013	4/6/2023	No
53	Loan		AMF I	Courtyard on the Green	Actual/360	1	0	0	120	119	360	359	2/28/2013	1	4/1/2013		4/1/2013	3/1/2023	No
54	Loan		CGMRC	Crystal Falls Apartments	Actual/360	2	12	10	60	58	360	360	1/31/2013	6	3/6/2013	2/6/2014	3/6/2014	2/6/2018	No
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	Actual/360	2	0	0	120	118	360	358	1/30/2013	6	3/6/2013		3/6/2013	2/6/2023	No
55.01	Property			Smyrna O’Storage
55.02	Property			Gwinnet O’Storage
55.03	Property			Kennesaw O’Storage
56	Loan	9	CGMRC	Residence Inn Little Rock	Actual/360	1	0	0	120	119	360	359	2/7/2013	6	4/6/2013		4/6/2013	3/6/2023	No
57	Loan		CGMRC	Barnegat Mini Storage	Actual/360	1	0	0	120	119	360	359	3/1/2013	6	4/6/2013		4/6/2013	3/6/2023	No
58	Loan	41	JLC	Salem Street	Actual/360	3	0	0	120	117	360	357	12/21/2012	6	2/6/2013		2/6/2013	1/6/2023	No
59	Loan		CGMRC	Storage Pros Michigan Portfolio	Actual/360	1	0	0	120	119	300	299	2/25/2013	6	4/6/2013		4/6/2013	3/6/2023	No
59.01	Property			Storage Pros Fenton
59.02	Property			Storage Pros Portage
60	Loan	42, 43	AMF I	577 Broadway	Actual/360	0	0	0	120	120	360	360	3/18/2013	1	5/1/2013		5/1/2013	4/1/2023	No
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	Actual/360	1	120	119	120	119	0	0	2/5/2013	1	4/1/2013	3/1/2023		3/1/2023	No
62	Loan		CGMRC	Lakeside Budget Storage	Actual/360	3	0	0	120	117	300	297	12/24/2012	6	2/6/2013		2/6/2013	1/6/2023	No
63	Loan		CGMRC	Storage Pros Fall River	Actual/360	1	0	0	120	119	300	299	2/25/2013	6	4/6/2013		4/6/2013	3/6/2023	No
64	Loan		CGMRC	290 West Self Storage	Actual/360	2	0	0	60	58	300	298	1/23/2013	6	3/6/2013		3/6/2013	2/6/2018	No
65	Loan	9	CGMRC	Executive Airport Business Center	Actual/360	0	0	0	120	120	360	360	3/18/2013	1	5/1/2013		5/1/2013	4/1/2023	No
66	Loan		CGMRC	SST Morgan Hill Self Storage	Actual/360	1	60	59	120	119	360	360	3/5/2013	6	4/6/2013	3/6/2018	4/6/2018	3/6/2023	No
67	Loan		CGMRC	Cantey Townhomes	Actual/360	1	0	0	120	119	360	359	2/21/2013	1	4/1/2013		4/1/2013	3/1/2023	No
68	Loan		CGMRC	CVS - Pleasant Grove, AL	Actual/360	1	24	23	120	119	360	360	2/21/2013	6	4/6/2013	3/6/2015	4/6/2015	3/6/2023	No
69	Loan		JLC	Holiday Mobile Home Park	Actual/360	2	0	0	120	118	360	358	1/14/2013	6	3/6/2013		3/6/2013	2/6/2023	No
70	Loan		CGMRC	Bayou Village	Actual/360	1	0	0	60	59	360	359	2/22/2013	1	4/1/2013		4/1/2013	3/1/2018	No
71	Loan		JLC	2151 Las Palmas	Actual/360	20	24	4	84	64	360	360	7/7/2011	6	9/6/2011	8/6/2013	9/6/2013	8/6/2018	No
72	Loan		CGMRC	903 Peachtree Street	Actual/360	3	0	0	120	117	360	357	12/21/2012	6	2/6/2013		2/6/2013	1/6/2023	No

CGCMT 2013-GCJ11

					Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)	Expenses (if past 2011) ($)
1	Loan		CGMRC	39 Broadway	0	0	Lockout/24_Defeasance/92_0%/4	7,642,553	12/31/2010	7,321,439	12/31/2011	14,896,560	7,435,250
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	0	0	Lockout/5_>YM or 1%/22_>YM or 1% or Defeasance/90_0%/3	16,071,152	12/31/2010	19,162,671	12/31/2011	41,560,531	21,455,323
3	Loan	11	JLC	Christown Spectrum	0	0	Lockout/24_Defeasance/32_0%/4	6,053,207	12/31/2010	6,167,075	12/31/2011	10,520,277	3,895,448
4	Loan		CGMRC	Ascentia MHC Portfolio	0	0	Lockout/25_>YM or 1% or Defeasance/92_0%/3	5,793,074	12/31/2010	5,772,589	12/31/2011	14,082,215	7,432,604
4.01	Property			River Valley				668,278	12/31/2010	749,892	12/31/2011	1,362,310	548,334
4.02	Property			Skyline Village				669,263	12/31/2010	596,454	12/31/2011	1,452,439	753,226
4.03	Property			West Winds				516,292	12/31/2010	532,593	12/31/2011	1,302,373	710,474
4.04	Property			Gaslight				340,173	12/31/2010	290,225	12/31/2011	1,085,559	707,389
4.05	Property			Aloha Vegas				478,159	12/31/2010	490,161	12/31/2011	893,933	503,168
4.06	Property			Dream Island				330,569	12/31/2010	344,186	12/31/2011	732,381	317,035
4.07	Property			Western Hills				283,001	12/31/2010	283,135	12/31/2011	645,646	326,928
4.08	Property			Kingswood				188,757	12/31/2010	230,255	12/31/2011	676,848	359,702
4.09	Property			Woodlawn				249,496	12/31/2010	182,714	12/31/2011	639,895	380,923
4.10	Property			Lake Fork				276,122	12/31/2010	232,945	12/31/2011	555,634	273,333
4.11	Property			Buckingham				162,688	12/31/2010	170,789	12/31/2011	578,302	310,444
4.12	Property			Valle Grande				157,550	12/31/2010	155,211	12/31/2011	303,586	139,891
4.13	Property			Woodview				146,322	12/31/2010	158,310	12/31/2011	383,168	216,809
4.14	Property			Countryside Estates				129,505	12/31/2010	120,204	12/31/2011	465,236	299,839
4.15	Property			West Park Plaza				131,196	12/31/2010	174,523	12/31/2011	439,824	272,507
4.16	Property			Sheltered Valley				140,641	12/31/2010	138,324	12/31/2011	253,198	99,557
4.17	Property			Cedar Village				142,049	12/31/2010	134,236	12/31/2011	249,347	118,482
4.18	Property			W Bar K				149,827	12/31/2010	132,200	12/31/2011	253,491	108,852
4.19	Property			Country Oaks				142,022	12/31/2010	119,401	12/31/2011	451,521	248,139
4.20	Property			Trails End				221,031	12/31/2010	83,018	12/31/2011	212,691	91,961
4.21	Property			Rancho Bridger				74,935	12/31/2010	116,047	12/31/2011	324,647	185,908
4.22	Property			Mountain Springs				62,929	12/31/2010	63,628	12/31/2011	182,457	103,721
4.23	Property			Windgate				65,374	12/31/2010	98,891	12/31/2011	191,244	122,153
4.24	Property			Lawson				78,953	12/31/2010	86,579	12/31/2011	139,808	63,686
4.25	Property			Golden Eagle				(23,674)	12/31/2010	54,808	12/31/2011	125,959	56,506
4.26	Property			Sugar Creek				(14,140)	12/31/2010	26,039	12/31/2011	74,754	40,767
4.27	Property			Hillside				15,735	12/31/2010	12,590	12/31/2011	42,164	21,738
4.28	Property			Medicine Waters				10,021	12/31/2010	(4,769)	12/31/2011	63,800	51,132
5	Loan		AMF I	Blue Diamond Crossing	0	5	Lockout/24_Defeasance/92_0%/4	4,288,644	12/31/2010	5,192,795	12/31/2011	6,507,981	1,252,468
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	4,149,650	0
7	Loan		JLC	Radisson Bloomington	0	0	Lockout/25_Defeasance/31_0%/4	N/A	N/A	6,931,189	12/31/2011	23,200,211	16,552,364
8	Loan	9	CGMRC	Residence Inn Boston Harbor	5	5	Lockout/25_Defeasance/91_0%/4	4,174,585	12/31/2010	4,717,830	12/31/2011	11,810,318	6,213,879
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	0	5	Lockout/24_Defeasance/32_0%/4	4,752,123	12/31/2010	3,975,870	12/31/2011	9,608,164	5,174,392
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	0	0	>YM or 1%/27_>YM or 1% or Defeasance/29_0%/4	3,780,838	12/31/2010	4,139,849	12/31/2011	7,722,354	3,251,820
10.01	Property			6750 West Loop South				2,606,979	12/31/2010	2,783,899	12/31/2011	4,486,362	1,858,180
10.02	Property			6700 West Loop South				488,263	12/31/2010	625,282	12/31/2011	1,804,558	732,988
10.03	Property			4710 Bellaire Boulevard				685,595	12/31/2010	730,669	12/31/2011	1,431,434	660,652
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	0	0	Lockout/24_Defeasance/92_0%/4	3,226,759	12/31/2010	3,458,951	12/31/2011	6,015,210	1,756,786
11.01	Property			Stonecreek Village				1,451,382	12/31/2010	1,733,780	12/31/2011	3,727,620	1,249,885
11.02	Property			Robinhood Plaza				1,775,377	12/31/2010	1,725,171	12/31/2011	2,287,590	506,901
12	Loan	9	CGMRC	Westin Memphis	0	0	Lockout/24_Defeasance/32_0%/4	3,834,504	12/31/2010	3,449,909	12/31/2011	14,837,053	10,592,940
13	Loan		JLC	1540 2nd Street	0	0	Lockout/28_Defeasance/88_0%/4	N/A	N/A	2,334,247	12/31/2011	3,894,721	990,492
14	Loan	9	GSMC	Hilton Checkers	0	0	Lockout/25_Defeasance/91_0%/4	3,227,626	12/31/2010	3,918,526	12/31/2011	14,445,941	9,885,587
15	Loan		JLC	100 East California Avenue	0	0	Lockout/24_Defeasance/92_0%/4	2,383,881	12/31/2010	2,476,584	12/31/2011	3,292,347	710,955
16	Loan		JLC	Storage Masters	0	0	Lockout/28_Defeasance/28_0%/4	2,016,521	12/31/2010	2,149,646	12/31/2011	3,855,015	1,361,173
16.01	Property			Storage Masters - Chesterfield				677,795	12/31/2010	790,234	12/31/2011	1,187,605	305,828
16.02	Property			Storage Masters - Plano				662,904	12/31/2010	501,847	12/31/2011	864,189	312,994
16.03	Property			Storage Masters - O’Fallon				310,198	12/31/2010	346,793	12/31/2011	665,804	216,894
16.04	Property			Storage Masters - Denver				124,752	12/31/2010	246,876	12/31/2011	572,626	285,937
16.05	Property			Storage Masters - St. Charles				240,873	12/31/2010	263,896	12/31/2011	564,792	239,520

CGCMT 2013-GCJ11
					Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)	Expenses (if past 2011) ($)
17	Loan	18	JLC	McIntosh Village SC	0	0	Lockout/24_Defeasance/92_0%/4	2,236,611	12/31/2010	2,129,815	12/31/2011	2,984,337	558,065
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	0	0	Lockout/28_Defeasance/88_0%/4	6,816,134	12/31/2010	10,292,818	12/31/2011	21,312,705	9,409,282
19	Loan		JLC	9440 Santa Monica	0	0	Lockout/26_Defeasance/90_0%/4	1,999,888	12/31/2010	1,756,977	12/31/2011	4,352,016	2,519,330
20	Loan	25	GSMC	Aramingo Crossings	0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	N/A	N/A	N/A
21	Loan		GSMC	Renaissance Center	0	0	Lockout/11_>YM or 1%/105_0%/4	1,986,701	12/31/2010	1,927,824	12/31/2011	3,357,603	812,035
22	Loan	26	JLC	Silverado Park Place	0	0	Lockout/24_Defeasance/92_0%/4	1,386,511	12/31/2010	1,285,597	12/31/2011	2,111,005	639,365
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	0	0	Lockout/24_Defeasance/92_0%/4	1,783,582	12/31/2010	1,826,641	12/31/2011	5,295,673	3,203,422
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	0	5	Lockout/25_Defeasance/91_0%/4	N/A	N/A	1,309,493	12/31/2011	1,404,860	70,787
24.01	Property			241 Rockaway Parkway				N/A	N/A	N/A	N/A	N/A	N/A
24.02	Property			198 East 98th Street				N/A	N/A	N/A	N/A	N/A	N/A
24.03	Property			212 East 98th Street				N/A	N/A	N/A	N/A	N/A	N/A
24.04	Property			9717 Kings Highway				N/A	N/A	N/A	N/A	N/A	N/A
24.05	Property			9729 Kings Highway				N/A	N/A	N/A	N/A	N/A	N/A
25	Loan	28, 29	AMF I	Hyatt House Houston	0	5	Lockout/24_Defeasance/91_0%/5	N/A	N/A	663,450	12/31/2011	3,243,763	2,306,460
26	Loan	30, 31	AMF I	Staybridge Denver	0	5	Lockout/24_Defeasance/91_0%/5	N/A	N/A	477,781	12/31/2011	2,593,609	1,852,064
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	15	0	Lockout/27_Defeasance/89_0%/4	1,138,694	12/31/2010	1,384,174	12/31/2011	3,775,947	2,207,138
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	0	0	>YM or 1%/27_>YM or 1% or Defeasance/29_0%/4	1,316,934	12/31/2010	1,116,945	12/31/2011	2,699,151	1,440,033
28.01	Property			6800 West Loop South				731,629	12/31/2010	621,377	12/31/2011	1,362,723	699,242
28.02	Property			4747 Bellaire Boulevard				585,305	12/31/2010	495,568	12/31/2011	1,336,428	740,791
29	Loan	33, 34, 35	AMF I	Box House Hotel	5	5	Lockout/25_Defeasance/31_0%/4	N/A	N/A	N/A	N/A	2,120,556	660,188
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	0	0	Lockout/26_Defeasance/90_0%/4	998,082	12/31/2010	1,228,157	12/31/2011	1,948,508	760,101
30.01	Property			Parkway Self Storage				667,147	12/31/2010	886,360	12/31/2011	1,266,245	499,620
30.02	Property			Moore Self Storage				330,935	12/31/2010	341,797	12/31/2011	682,263	260,482
31	Loan	36	AMF I	Courtyard Miami West	0	5	Lockout/25_Defeasance/90_0%/5	N/A	N/A	979,357	12/31/2011	4,284,390	2,893,079
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	0	5	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	1,628,142	743,714
32.01	Property			7241 South Phillips Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.02	Property			7612 South Kingston Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.03	Property			7901 South Paxton Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.04	Property			6101 South Langley Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.05	Property			5236 West Harrison Street				N/A	N/A	N/A	N/A	N/A	N/A
32.06	Property			7624 South Kingston Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.07	Property			5732-5734 West Washington Boulevard				N/A	N/A	N/A	N/A	N/A	N/A
32.08	Property			8155 South Ingleside Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.09	Property			6230 South Artesian Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.10	Property			7655 South May Street				N/A	N/A	N/A	N/A	N/A	N/A
32.11	Property			7751-7757 South Loomis Boulevard				N/A	N/A	N/A	N/A	N/A	N/A
32.12	Property			6236-6240 South Artesian Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.13	Property			2225 East 87th Street				N/A	N/A	N/A	N/A	N/A	N/A
32.14	Property			6401 South Maplewood Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.15	Property			8200 South Clyde Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.16	Property			7601 South Coles Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.17	Property			1257-1259 South Kildare Avenue				N/A	N/A	N/A	N/A	N/A	N/A
32.18	Property			6458 South Fairfield Avenue				N/A	N/A	N/A	N/A	N/A	N/A
33	Loan		AMF I	Preserve at Cedar River	5	5	Lockout/25_Defeasance/91_0%/4	1,440,491	12/31/2010	1,109,268	12/31/2011	3,367,852	2,159,883
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	5 days grace, once per calendar year, following written notice from Lender	0	Lockout/27_Defeasance/89_0%/4	1,273,807	12/31/2010	1,476,928	12/31/2011	3,872,988	2,250,547
35	Loan	38	GSMC	Morrison Crossing	0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	1,055,973	12/31/2011	1,611,702	469,501
36	Loan		CGMRC	Stonetown MHC Portfolio	0	0	Lockout/25_>YM or 1% or Defeasance/92_0%/3	963,785	12/31/2010	988,212	12/31/2011	2,077,378	992,006
36.01	Property			Countryside				633,536	12/31/2010	645,166	12/31/2011	1,004,394	307,498
36.02	Property			Dallas Lake Spring MHC				197,542	12/31/2010	209,955	12/31/2011	433,884	224,442
36.03	Property			Dallas				69,449	12/31/2010	74,209	12/31/2011	468,809	354,743
36.04	Property			Bell’s Half Acres				63,258	12/31/2010	58,882	12/31/2011	170,291	105,323
37	Loan	39	AMF I	10 Senate Place	0	5	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A
38	Loan		AMF I	Green Valley Apartments	0	5	Lockout/24_Defeasance/92_0%/4	1,051,115	12/31/2010	1,077,451	12/31/2011	2,354,785	1,276,608
39	Loan		CGMRC	Stor-All Tchoupitoulas	0	0	Lockout/25_Defeasance/92_0%/3	809,758	12/31/2010	850,282	12/31/2011	1,311,097	423,743
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A	1,097,062	12/31/2011	3,342,147	1,932,874
41	Loan		CGMRC	Grand Oaks Apartments	0	0	Lockout/26_Defeasance/91_0%/3	662,213	12/31/2010	764,134	12/31/2011	1,543,228	701,564
42	Loan	9	JLC	Westside Urban Market	0	0	Lockout/27_Defeasance/89_0%/4	478,638	12/31/2010	665,177	12/31/2011	870,097	271,482
43	Loan		CGMRC	Tower Colorado	0	5	Lockout/25_Defeasance/31_0%/4	890,253	12/31/2010	832,037	12/31/2011	2,061,437	1,117,354

CGCMT 2013-GCJ11

					Grace	Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-	Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)	Expenses (if past 2011) ($)
44	Loan		CGMRC	StorExpress Self Storage Portfolio	0	0	Lockout/26_Defeasance/90_0%/4	591,092	12/31/2010	724,863	12/31/2011	1,289,324	443,274
44.01	Property			Brinton StorExpress Self Storage				345,835	12/31/2010	447,633	12/31/2011	769,365	238,982
44.02	Property			New Kensington StorExpress Self Storage				245,257	12/31/2010	277,230	12/31/2011	519,959	204,292
45	Loan		AMF I	Yorktowne Apartments	0	5	Lockout/24_Defeasance/92_0%/4	646,181	12/31/2010	940,599	12/31/2011	2,043,103	1,139,485
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	0	5	Lockout/24_Defeasance/91_0%/5	679,483	12/31/2010	572,007	12/31/2011	3,489,695	2,523,718
47	Loan		CGMRC	221-223 East Broadway	0	0	Lockout/27_>YM or 1% or Defeasance/89_0%/4	155,537	12/31/2010	315,736	12/31/2011	N/A	N/A
48	Loan	9	CGMRC	Value Place Baton Rouge	0	0	Lockout/25_Defeasance/31_0%/4	736,437	12/31/2010	1,135,772	12/31/2011	2,481,394	1,155,533
48.01	Property			Value Place Baton Rouge East				239,007	12/31/2010	540,330	12/31/2011	1,246,038	579,391
48.02	Property			Value Place Baton Rouge North				497,430	12/31/2010	595,442	12/31/2011	1,235,356	576,142
49	Loan		CGMRC	Glenmont Retail	0	0	Lockout/26_Defeasance/91_0%/3	327,778	12/31/2010	674,226	12/31/2011	1,065,314	231,149
50	Loan		CGMRC	Court Street Shopping Center	0	0	Lockout/26_Defeasance/90_0%/4	840,649	12/31/2010	672,971	12/31/2011	1,066,260	256,657
51	Loan		CGMRC	Stor-All Pontchartrain	0	0	Lockout/25_Defeasance/92_0%/3	591,248	12/31/2010	533,860	12/31/2011	1,034,825	386,256
52	Loan		GSMC	Fayette Square	0	0	Lockout/24_Defeasance/92_0%/4	762,236	12/31/2010	785,048	12/31/2011	946,188	213,358
53	Loan		AMF I	Courtyard on the Green	5	5	Lockout/25_Defeasance/91_0%/4	639,112	12/31/2010	595,440	12/31/2011	1,417,695	769,946
54	Loan		CGMRC	Crystal Falls Apartments	0	0	Lockout/26_Defeasance/31_0%/3	582,734	12/31/2010	523,481	12/31/2011	1,403,535	725,247
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	0	0	Lockout/26_Defeasance/90_0%/4	726,723	12/31/2010	552,915	12/31/2011	1,073,990	478,564
55.01	Property			Smyrna O’Storage				254,793	12/31/2010	194,056	12/31/2011	397,496	171,949
55.02	Property			Gwinnet O’Storage				258,587	12/31/2010	196,774	12/31/2011	375,298	165,660
55.03	Property			Kennesaw O’Storage				213,343	12/31/2010	162,085	12/31/2011	301,196	140,955
56	Loan	9	CGMRC	Residence Inn Little Rock	0	0	Lockout/25_Defeasance/91_0%/4	651,059	12/31/2010	734,598	12/31/2011	2,360,021	1,588,276
57	Loan		CGMRC	Barnegat Mini Storage	0	0	Lockout/25_Defeasance/92_0%/3	351,366	12/31/2010	386,367	12/31/2011	786,878	268,261
58	Loan	41	JLC	Salem Street	0	0	Lockout/27_Defeasance/89_0%/4	452,830	12/31/2010	476,913	12/31/2011	588,726	104,290
59	Loan		CGMRC	Storage Pros Michigan Portfolio	0	0	Lockout/25_Defeasance/91_0%/4	220,188	12/31/2010	589,148	Various	945,618	413,681
59.01	Property			Storage Pros Fenton				220,188	12/31/2010	267,218	7/31/2011	555,351	231,946
59.02	Property			Storage Pros Portage				N/A	N/A	321,930	6/30/2011	390,267	181,735
60	Loan	42, 43	AMF I	577 Broadway	0	5	Lockout/24_Defeasance/92_0%/4	103,074	12/31/2010	100,558	12/31/2011	189,852	83,482
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	5	5	Lockout/25_>YM or 1%/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A
62	Loan		CGMRC	Lakeside Budget Storage	0	0	Lockout/27_Defeasance/89_0%/4	290,491	12/31/2010	379,432	12/31/2011	752,653	339,783
63	Loan		CGMRC	Storage Pros Fall River	0	0	Lockout/25_Defeasance/91_0%/4	366,919	12/31/2010	364,118	12/31/2011	661,034	272,257
64	Loan		CGMRC	290 West Self Storage	0	0	Lockout/26_>YM or 1% or Defeasance/30_0%/4	366,819	12/31/2010	365,562	12/31/2011	648,802	252,818
65	Loan	9	CGMRC	Executive Airport Business Center	5	5	Lockout/24_>YM or 1%/92_0%/4	N/A	N/A	N/A	N/A	770,692	402,663
66	Loan		CGMRC	SST Morgan Hill Self Storage	0	0	Lockout/25_Defeasance/92_0%/3	466,943	12/31/2010	506,887	12/31/2011	840,186	271,712
67	Loan		CGMRC	Cantey Townhomes	0	5	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	425,280	106,326
68	Loan		CGMRC	CVS - Pleasant Grove, AL	0	0	Lockout/25_Defeasance/92_0%/3	242,046	12/31/2010	241,851	12/31/2011	N/A	N/A
69	Loan		JLC	Holiday Mobile Home Park	0	0	Lockout/26_Defeasance/90_0%/4	162,317	12/31/2010	272,795	12/31/2011	534,436	215,899
70	Loan		CGMRC	Bayou Village	0	5	Lockout/37_Defeasance/19_0%/4	N/A	N/A	287,180	12/31/2011	710,890	426,595
71	Loan		JLC	2151 Las Palmas	0	0	Lockout/46_Defeasance/34_0%/4	196,520	12/31/2010	102,103	12/31/2011	271,057	87,790
72	Loan		CGMRC	903 Peachtree Street	0	0	Lockout/27_Defeasance/90_0%/3	297,524	12/31/2010	286,299	12/31/2011	460,030	139,680

CGCMT 2013-GCJ11

										Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten	Appraised
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Value ($)
1	Loan		CGMRC	39 Broadway	7,461,309	12/31/2012	16,832,191	8,148,151	8,684,040	10.2%	89,670	448,349	8,146,021	1.68	9.5%	145,000,000
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	20,105,208	12/31/2012	42,592,794	23,841,949	18,750,845	10.4%	1,468,969	162,603	17,119,273	1.55	9.5%	393,000,000
3	Loan	11	JLC	Christown Spectrum	6,624,829	12/31/2012	10,890,247	4,458,052	6,432,195	9.7%	170,128	644,566	5,617,502	1.34	8.4%	94,000,000
4	Loan		CGMRC	Ascentia MHC Portfolio	6,649,611	11/30/2012	13,774,641	6,712,537	7,062,104	11.9%	191,956	0	6,870,148	1.89	11.6%	91,045,000
4.01	Property			River Valley	813,976	11/30/2012	1,332,331	462,544	869,787		10,500	0	859,287			9,500,000
4.02	Property			Skyline Village	699,213	11/30/2012	1,466,544	696,113	770,431		15,250	0	755,181			9,200,000
4.03	Property			West Winds	591,899	11/30/2012	1,266,602	600,732	665,870		14,750	0	651,120			8,300,000
4.04	Property			Gaslight	378,170	11/30/2012	1,098,347	634,775	463,573		21,700	0	441,873			6,250,000
4.05	Property			Aloha Vegas	390,765	11/30/2012	903,131	468,052	435,079		10,650	0	424,429			6,700,000
4.06	Property			Dream Island	415,346	11/30/2012	706,677	280,460	426,217		8,599	0	417,618			4,300,000
4.07	Property			Western Hills	318,718	11/30/2012	632,868	277,892	354,976		8,400	0	346,576			4,350,000
4.08	Property			Kingswood	317,146	11/30/2012	637,327	313,513	323,814		10,650	0	313,164			3,750,000
4.09	Property			Woodlawn	258,972	11/30/2012	602,734	331,333	271,401		12,850	0	258,551			3,950,000
4.10	Property			Lake Fork	282,301	11/30/2012	555,712	254,829	300,883		7,550	0	293,333			4,175,000
4.11	Property			Buckingham	267,858	11/30/2012	527,726	317,337	210,389		6,500	0	203,889			3,500,000
4.12	Property			Valle Grande	163,695	11/30/2012	310,008	124,042	185,966		3,800	0	182,166			2,480,000
4.13	Property			Woodview	166,359	11/30/2012	382,805	199,222	183,583		4,307	0	179,276			3,100,000
4.14	Property			Countryside Estates	165,397	11/30/2012	457,350	266,605	190,745		8,150	0	182,595			2,250,000
4.15	Property			West Park Plaza	167,317	11/30/2012	413,451	243,701	169,750		11,500	0	158,250			2,150,000
4.16	Property			Sheltered Valley	153,641	11/30/2012	251,549	92,912	158,637		2,750	0	155,887			1,825,000
4.17	Property			Cedar Village	130,865	11/30/2012	251,082	109,540	141,543		2,400	0	139,143			1,550,000
4.18	Property			W Bar K	144,639	11/30/2012	246,182	102,585	143,597		2,750	0	140,847			1,750,000
4.19	Property			Country Oaks	203,382	11/30/2012	368,339	248,114	120,225		6,500	0	113,725			3,000,000
4.20	Property			Trails End	120,730	11/30/2012	224,728	85,376	139,352		3,100	0	136,252			1,550,000
4.21	Property			Rancho Bridger	138,739	11/30/2012	315,815	174,508	141,307		3,750	0	137,557			1,900,000
4.22	Property			Mountain Springs	78,736	11/30/2012	184,054	98,074	85,980		2,000	0	83,980			1,025,000
4.23	Property			Windgate	69,091	11/30/2012	180,586	114,255	66,331		2,750	0	63,581			1,470,000
4.24	Property			Lawson	76,122	11/30/2012	132,892	57,937	74,955		1,750	0	73,205			975,000
4.25	Property			Golden Eagle	69,453	11/30/2012	130,395	54,855	75,540		2,550	0	72,990			925,000
4.26	Property			Sugar Creek	33,987	11/30/2012	74,885	33,292	41,593		1,650	0	39,943			440,000
4.27	Property			Hillside	20,426	11/30/2012	42,191	21,750	20,441		1,300	0	19,141			320,000
4.28	Property			Medicine Waters	12,668	11/30/2012	78,328	48,189	30,139		3,550	0	26,589			360,000
5	Loan		AMF I	Blue Diamond Crossing	5,255,513	12/31/2012	7,046,592	1,328,031	5,718,561	9.7%	39,229	250,329	5,429,003	1.32	9.2%	85,570,000
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	4,149,650	1/31/2013	4,115,302	0	4,115,302	8.6%	0	0	4,115,302	1.35	8.6%	70,000,000
7	Loan		JLC	Radisson Bloomington	6,647,847	12/31/2012	22,780,942	16,365,694	6,415,248	14.3%	911,238	0	5,504,011	2.01	12.2%	65,000,000
8	Loan	9	CGMRC	Residence Inn Boston Harbor	5,596,439	12/31/2012	11,671,556	6,458,584	5,212,972	12.0%	466,862	0	4,746,110	1.84	10.9%	66,200,000
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	4,433,772	12/31/2012	10,330,228	5,934,460	4,395,768	10.6%	66,834	218,013	4,110,921	1.70	9.9%	60,200,000
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	4,470,534	9/30/2012	8,265,952	3,452,613	4,813,339	12.4%	111,535	330,940	4,370,864	2.93	11.3%	60,750,000
10.01	Property			6750 West Loop South	2,628,182	9/30/2012	4,848,141	1,954,455	2,893,686		70,676	192,837	2,630,172			35,000,000
10.02	Property			6700 West Loop South	1,071,570	9/30/2012	1,925,388	789,042	1,136,346		15,332	91,881	1,029,133			15,100,000
10.03	Property			4710 Bellaire Boulevard	770,782	9/30/2012	1,492,423	709,116	783,307		25,527	46,222	711,559			10,650,000
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	4,258,424	1/31/2013	6,574,493	1,924,860	4,649,633	12.9%	52,760	228,438	4,368,435	2.18	12.1%	61,900,000
11.01	Property			Stonecreek Village	2,477,735	1/31/2013	4,174,974	1,445,763	2,729,211		34,278	157,681	2,537,252			38,400,000
11.02	Property			Robinhood Plaza	1,780,689	1/31/2013	2,399,519	479,097	1,920,422		18,482	70,757	1,831,183			23,500,000
12	Loan	9	CGMRC	Westin Memphis	4,244,113	1/31/2013	14,796,515	10,706,409	4,090,106	12.0%	591,861	0	3,498,245	1.60	10.3%	49,600,000
13	Loan		JLC	1540 2nd Street	2,904,229	9/30/2012	4,057,914	1,024,004	3,033,910	8.9%	16,703	113,252	2,903,955	1.37	8.5%	51,000,000
14	Loan	9	GSMC	Hilton Checkers	4,560,354	1/31/2013	15,208,378	10,197,822	5,010,556	15.7%	608,335	0	4,402,221	2.37	13.8%	55,000,000
15	Loan		JLC	100 East California Avenue	2,581,392	3/31/2012	3,421,152	804,427	2,616,725	10.5%	0	41,646	2,575,079	1.67	10.3%	32,850,000
16	Loan		JLC	Storage Masters	2,493,842	12/31/2012	4,035,672	1,432,254	2,603,419	10.8%	61,971	0	2,541,448	1.43	10.5%	32,350,000
16.01	Property			Storage Masters - Chesterfield	881,776	12/31/2012	1,232,351	339,855	892,497		16,787	0	875,709			11,100,000
16.02	Property			Storage Masters - Plano	551,195	12/31/2012	907,472	331,144	576,328		10,697	0	565,631			7,400,000
16.03	Property			Storage Masters - O’Fallon	448,910	12/31/2012	703,781	227,572	476,209		12,776	0	463,433			5,100,000
16.04	Property			Storage Masters - Denver	286,688	12/31/2012	626,859	294,163	332,696		11,012	0	321,684			4,350,000
16.05	Property			Storage Masters - St. Charles	325,272	12/31/2012	565,209	239,520	325,689		10,699	0	314,991			4,400,000

CGCMT 2013-GCJ11

										Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten	Appraised
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Value ($)
17	Loan	18	JLC	McIntosh Village SC	2,426,272	12/31/2012	2,928,700	603,108	2,325,592	9.7%	27,300	79,676	2,218,617	1.36	9.2%	32,200,000
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	11,903,423	1/31/2013	23,018,341	9,433,824	13,584,517	10.5%	122,029	352,973	13,109,515	1.73	10.1%	193,000,000
19	Loan		JLC	9440 Santa Monica	1,832,686	10/31/2012	4,773,584	2,740,137	2,033,446	11.0%	21,899	205,168	1,806,379	1.65	9.8%	25,700,000
20	Loan	25	GSMC	Aramingo Crossings	N/A	N/A	1,916,945	542,599	1,374,346	8.6%	5,780	29,490	1,339,076	1.44	8.3%	21,100,000
21	Loan		GSMC	Renaissance Center	2,545,567	12/31/2012	3,234,774	820,472	2,414,301	15.1%	34,158	102,826	2,277,317	2.64	14.2%	30,700,000
22	Loan	26	JLC	Silverado Park Place	1,471,640	11/30/2012	2,118,472	677,992	1,440,481	9.8%	19,577	67,775	1,353,129	1.45	9.2%	20,630,000
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	2,092,251	1/31/2013	5,241,789	3,238,415	2,003,374	13.9%	209,672	0	1,793,702	1.73	12.5%	19,700,000
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	1,334,073	12/31/2012	1,354,618	146,380	1,208,238	8.8%	8,798	30,792	1,168,648	1.44	8.5%	19,100,000
24.01	Property			241 Rockaway Parkway	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			4,600,000
24.02	Property			198 East 98th Street	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			4,400,000
24.03	Property			212 East 98th Street	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			4,300,000
24.04	Property			9717 Kings Highway	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			3,000,000
24.05	Property			9729 Kings Highway	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			2,800,000
25	Loan	28, 29	AMF I	Hyatt House Houston	937,303	2/28/2013	3,220,124	2,257,677	962,447	12.8%	128,805	0	833,642	1.68	11.0%	11,150,000
26	Loan	30, 31	AMF I	Staybridge Denver	741,545	2/28/2013	2,591,668	1,845,484	746,184	12.8%	103,667	0	642,518	1.68	11.0%	8,000,000
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	1,568,809	1/31/2013	3,846,638	2,275,286	1,571,352	11.9%	153,866	0	1,417,486	1.72	10.7%	19,100,000
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	1,259,118	9/30/2012	3,270,919	1,506,509	1,764,410	14.3%	30,639	121,906	1,611,865	3.38	13.0%	22,500,000
28.01	Property			6800 West Loop South	663,481	9/30/2012	1,542,451	717,385	825,066		15,394	61,327	748,345			12,000,000
28.02	Property			4747 Bellaire Boulevard	595,637	9/30/2012	1,728,468	789,124	939,344		15,244	60,579	863,521			10,500,000
29	Loan	33, 34, 35	AMF I	Box House Hotel	1,460,368	12/31/2012	3,108,578	1,572,861	1,535,717	12.8%	116,901	0	1,418,816	1.72	11.8%	18,500,000
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	1,188,407	Various	1,948,516	860,373	1,088,142	9.5%	23,899	0	1,064,244	1.56	9.3%	16,200,000
30.01	Property			Parkway Self Storage	766,625	8/31/2012	1,266,245	560,709	705,536		13,537	0	691,999			11,250,000
30.02	Property			Moore Self Storage	421,781	10/31/2012	682,271	299,665	382,606		10,362	0	372,244			4,950,000
31	Loan	36	AMF I	Courtyard Miami West	1,391,311	1/31/2013	4,275,583	2,888,768	1,386,816	12.6%	171,023	0	1,215,792	1.68	11.1%	16,000,000
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	884,428	12/31/2012	2,166,524	758,431	1,408,093	13.1%	70,250	0	1,337,843	2.00	12.4%	18,850,000
32.01	Property			7241 South Phillips Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			2,150,000
32.02	Property			7612 South Kingston Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			1,750,000
32.03	Property			7901 South Paxton Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			1,500,000
32.04	Property			6101 South Langley Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			1,450,000
32.05	Property			5236 West Harrison Street	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			1,450,000
32.06	Property			7624 South Kingston Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			1,200,000
32.07	Property			5732-5734 West Washington Boulevard	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			1,200,000
32.08	Property			8155 South Ingleside Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			1,150,000
32.09	Property			6230 South Artesian Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			850,000
32.10	Property			7655 South May Street	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			850,000
32.11	Property			7751-7757 South Loomis Boulevard	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			850,000
32.12	Property			6236-6240 South Artesian Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			750,000
32.13	Property			2225 East 87th Street	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			725,000
32.14	Property			6401 South Maplewood Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			700,000
32.15	Property			8200 South Clyde Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			600,000
32.16	Property			7601 South Coles Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			575,000
32.17	Property			1257-1259 South Kildare Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			550,000
32.18	Property			6458 South Fairfield Avenue	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A			550,000
33	Loan		AMF I	Preserve at Cedar River	1,207,969	12/31/2012	3,368,978	2,066,268	1,302,710	12.1%	174,000	0	1,128,710	1.74	10.5%	15,250,000
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	1,622,441	1/31/2013	3,862,392	2,243,491	1,618,900	15.2%	154,496	0	1,464,405	2.01	13.8%	16,440,000
35	Loan	38	GSMC	Morrison Crossing	1,142,201	12/31/2012	1,715,224	532,587	1,182,637	11.3%	19,343	75,030	1,088,265	1.72	10.4%	14,000,000
36	Loan		CGMRC	Stonetown MHC Portfolio	1,085,372	12/31/2012	2,065,666	956,728	1,108,937	11.1%	25,950	0	1,082,987	1.58	10.8%	13,315,000
36.01	Property			Countryside	696,896	12/31/2012	1,004,394	303,551	700,843		14,700	0	686,143			8,350,000
36.02	Property			Dallas Lake Spring MHC	209,442	12/31/2012	433,884	221,593	212,292		5,050	0	207,242			2,600,000
36.03	Property			Dallas	114,066	12/31/2012	462,634	322,691	139,944		4,650	0	135,294			1,575,000
36.04	Property			Bell’s Half Acres	64,968	12/31/2012	164,753	108,894	55,859		1,550	0	54,309			790,000
37	Loan	39	AMF I	10 Senate Place	N/A	N/A	1,075,051	111,785	963,266	10.8%	49,500	49,500	864,266	1.56	9.7%	11,900,000
38	Loan		AMF I	Green Valley Apartments	1,078,177	1/31/2013	2,495,640	1,252,688	1,242,952	14.1%	123,900	0	1,119,052	2.13	12.7%	11,750,000
39	Loan		CGMRC	Stor-All Tchoupitoulas	887,354	12/31/2012	1,331,358	443,701	887,657	10.2%	12,368	0	875,289	1.52	10.0%	12,600,000
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	1,409,273	11/30/2012	3,201,686	1,938,938	1,262,748	14.5%	128,067	0	1,134,681	1.91	13.1%	13,600,000
41	Loan		CGMRC	Grand Oaks Apartments	841,664	12/31/2012	1,543,228	678,421	864,807	10.1%	60,600	0	804,207	1.36	9.4%	11,600,000
42	Loan	9	JLC	Westside Urban Market	598,615	10/31/2012	1,085,194	299,958	785,236	9.6%	6,818	28,978	749,439	1.53	9.1%	11,800,000
43	Loan		CGMRC	Tower Colorado	944,083	12/31/2012	2,014,838	1,082,948	931,890	11.9%	25,543	127,715	778,632	1.79	9.9%	10,800,000

CGCMT 2013-GCJ11

										Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten	Appraised
Number	Property Flag	Footnotes	Loan Seller	Property Name	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Value ($)
44	Loan		CGMRC	StorExpress Self Storage Portfolio	846,050	11/30/2012	1,289,295	470,333	818,962	10.6%	19,197	0	799,765	1.36	10.3%	11,150,000
44.01	Property			Brinton StorExpress Self Storage	530,383	11/30/2012	769,336	250,999	518,337		10,836	0	507,501			7,150,000
44.02	Property			New Kensington StorExpress Self Storage	315,667	11/30/2012	519,959	219,334	300,625		8,360	0	292,265			4,000,000
45	Loan		AMF I	Yorktowne Apartments	903,618	2/28/2013	2,043,000	1,098,374	944,626	12.4%	125,600	0	819,026	1.61	10.7%	10,475,000
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	965,977	2/28/2013	3,489,695	2,503,742	985,953	13.0%	139,588	0	846,366	1.70	11.1%	11,150,000
47	Loan		CGMRC	221-223 East Broadway	N/A	N/A	918,273	298,931	619,342	8.2%	7,251	5,004	607,088	1.40	8.1%	11,800,000
48	Loan	9	CGMRC	Value Place Baton Rouge	1,325,861	1/31/2013	2,474,615	1,196,979	1,277,636	17.1%	123,731	0	1,153,905	2.25	15.4%	12,400,000
48.01	Property			Value Place Baton Rouge East	666,647	1/31/2013	1,242,634	578,195	664,439		62,132	0	602,307			6,200,000
48.02	Property			Value Place Baton Rouge North	659,214	1/31/2013	1,231,981	618,784	613,197		61,599	0	551,598			6,200,000
49	Loan		CGMRC	Glenmont Retail	834,165	12/31/2012	1,118,534	330,354	788,179	10.5%	4,122	30,340	753,718	1.78	10.1%	11,700,000
50	Loan		CGMRC	Court Street Shopping Center	809,603	11/30/2012	1,022,157	257,247	764,910	11.5%	30,428	50,705	683,778	1.72	10.3%	10,000,000
51	Loan		CGMRC	Stor-All Pontchartrain	648,570	12/31/2012	1,054,429	387,131	667,298	10.3%	16,782	0	650,517	1.53	10.0%	9,400,000
52	Loan		GSMC	Fayette Square	732,830	12/31/2012	916,691	214,100	702,591	11.5%	38,025	41,729	622,837	1.70	10.2%	8,550,000
53	Loan		AMF I	Courtyard on the Green	647,749	12/31/2012	1,444,990	803,789	641,201	10.7%	66,400	0	574,801	1.59	9.6%	8,500,000
54	Loan		CGMRC	Crystal Falls Apartments	678,288	12/31/2012	1,353,944	740,522	613,422	10.5%	54,641	0	558,781	1.63	9.6%	7,850,000
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	595,426	12/31/2012	1,073,989	515,319	558,670	10.2%	26,261	0	532,409	1.59	9.7%	8,000,000
55.01	Property			Smyrna O’Storage	225,547	12/31/2012	397,496	186,312	211,184		9,101	0	202,082			2,850,000
55.02	Property			Gwinnet O’Storage	209,638	12/31/2012	375,298	176,734	198,564		9,413	0	189,151			2,650,000
55.03	Property			Kennesaw O’Storage	160,241	12/31/2012	301,196	152,273	148,923		7,747	0	141,176			2,500,000
56	Loan	9	CGMRC	Residence Inn Little Rock	771,745	12/31/2012	2,353,573	1,626,328	727,245	14.0%	117,679	0	609,566	1.86	11.7%	8,200,000
57	Loan		CGMRC	Barnegat Mini Storage	518,617	2/28/2013	786,878	261,908	524,970	10.3%	14,352	0	510,619	1.70	10.0%	7,500,000
58	Loan	41	JLC	Salem Street	484,436	10/31/2012	607,312	106,891	500,421	10.4%	9,226	6,104	485,091	1.60	10.0%	6,400,000
59	Loan		CGMRC	Storage Pros Michigan Portfolio	531,937	12/31/2012	945,618	426,326	519,292	11.6%	14,155	0	505,137	1.66	11.2%	5,975,000
59.01	Property			Storage Pros Fenton	323,405	12/31/2012	555,351	238,537	316,814		9,107	0	307,707			3,650,000
59.02	Property			Storage Pros Portage	208,532	12/31/2012	390,267	187,789	202,478		5,048	0	197,430			2,325,000
60	Loan	42, 43	AMF I	577 Broadway	106,370	12/31/2012	440,425	108,564	331,861	8.1%	5,510	0	326,351	1.32	8.0%	5,800,000
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	N/A	N/A	350,147	7,003	343,144	8.6%	0	0	343,144	1.99	8.6%	7,800,000
62	Loan		CGMRC	Lakeside Budget Storage	412,870	10/31/2012	752,653	335,844	416,809	10.7%	12,270	0	404,539	1.59	10.4%	5,400,000
63	Loan		CGMRC	Storage Pros Fall River	388,777	12/31/2012	661,034	278,224	382,810	10.4%	7,615	0	375,195	1.50	10.2%	5,030,000
64	Loan		CGMRC	290 West Self Storage	395,984	12/31/2012	648,802	251,333	397,469	10.8%	13,457	0	384,012	1.57	10.4%	5,350,000
65	Loan	9	CGMRC	Executive Airport Business Center	368,030	12/31/2012	845,281	473,687	371,595	11.7%	12,333	73,149	286,112	1.48	9.0%	4,400,000
66	Loan		CGMRC	SST Morgan Hill Self Storage	568,474	12/31/2012	840,180	301,737	538,443	17.9%	9,108	0	529,335	3.05	17.6%	7,950,000
67	Loan		CGMRC	Cantey Townhomes	318,954	9/30/2012	422,205	154,072	268,133	9.3%	5,400	0	262,733	1.47	9.1%	4,000,000
68	Loan		CGMRC	CVS - Pleasant Grove, AL	N/A	N/A	269,431	31,991	237,440	8.7%	3,858	0	233,582	1.36	8.5%	3,700,000
69	Loan		JLC	Holiday Mobile Home Park	318,537	9/30/2012	509,551	262,652	246,899	9.9%	10,850	0	236,049	1.36	9.5%	3,450,000
70	Loan		CGMRC	Bayou Village	284,295	12/31/2012	734,422	475,149	259,273	10.5%	27,432	0	231,841	1.56	9.4%	3,400,000
71	Loan		JLC	2151 Las Palmas	183,267	12/31/2012	289,416	80,842	208,574	9.9%	4,774	2,079	201,721	1.43	9.6%	3,250,000
72	Loan		CGMRC	903 Peachtree Street	320,350	10/31/2012	399,071	152,852	246,220	14.1%	2,676	17,915	225,629	2.03	12.9%	3,200,000

CGCMT 2013-GCJ11

Control	Loan /		Mortgage			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio						Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan		CGMRC	39 Broadway	2/1/2013	NAP	NAP	59.0%	53.4%	96.0%	2/1/2013	NAP	NAP	Ice Futures U.S., Inc.	25,061	6/30/2014
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	11/20/2012	456,000,000	12/1/2016	45.8%	36.2%	87.2%	12/31/2012	243.33	212.22	CGM (Rooftop Lounge)	16,000	2/1/2028
3	Loan	11	JLC	Christown Spectrum	3/28/2013	NAP	NAP	70.7%	65.0%	96.2%	12/31/2012	NAP	NAP	Wal-Mart	251,361	5/5/2023
4	Loan		CGMRC	Ascentia MHC Portfolio	Various	NAP	NAP	65.2%	52.8%	80.0%		NAP	NAP
4.01	Property			River Valley	1/6/2013	NAP	NAP			97.1%	11/30/2012	NAP	NAP	NAP
4.02	Property			Skyline Village	12/27/2012	NAP	NAP			96.4%	11/30/2012	NAP	NAP	NAP
4.03	Property			West Winds	12/27/2012	NAP	NAP			85.8%	11/30/2012	NAP	NAP	NAP
4.04	Property			Gaslight	12/17/2012	NAP	NAP			63.8%	11/30/2012	NAP	NAP	NAP
4.05	Property			Aloha Vegas	12/29/2012	NAP	NAP			75.1%	11/30/2012	NAP	NAP	NAP
4.06	Property			Dream Island	1/5/2013	NAP	NAP			98.8%	11/30/2012	NAP	NAP	NAP
4.07	Property			Western Hills	12/27/2012	NAP	NAP			90.5%	11/30/2012	NAP	NAP	NAP
4.08	Property			Kingswood	12/18/2012	NAP	NAP			84.5%	11/30/2012	NAP	NAP	NAP
4.09	Property			Woodlawn	12/17/2012	NAP	NAP			57.2%	11/30/2012	NAP	NAP	NAP
4.10	Property			Lake Fork	1/5/2013	NAP	NAP			90.7%	11/30/2012	NAP	NAP	NAP
4.11	Property			Buckingham	1/2/2013	NAP	NAP			93.1%	11/30/2012	NAP	NAP	NAP
4.12	Property			Valle Grande	12/18/2012	NAP	NAP			94.4%	11/30/2012	NAP	NAP	NAP
4.13	Property			Woodview	1/2/2013	NAP	NAP			90.1%	11/30/2012	NAP	NAP	NAP
4.14	Property			Countryside Estates	12/17/2012	NAP	NAP			65.0%	11/30/2012	NAP	NAP	NAP
4.15	Property			West Park Plaza	12/18/2012	NAP	NAP			59.6%	11/30/2012	NAP	NAP	NAP
4.16	Property			Sheltered Valley	12/27/2012	NAP	NAP			94.5%	11/30/2012	NAP	NAP	NAP
4.17	Property			Cedar Village	1/6/2013	NAP	NAP			97.7%	11/30/2012	NAP	NAP	NAP
4.18	Property			W Bar K	12/27/2012	NAP	NAP			92.7%	11/30/2012	NAP	NAP	NAP
4.19	Property			Country Oaks	1/2/2013	NAP	NAP			85.4%	11/30/2012	NAP	NAP	NAP
4.20	Property			Trails End	12/27/2012	NAP	NAP			93.5%	11/30/2012	NAP	NAP	NAP
4.21	Property			Rancho Bridger	12/27/2012	NAP	NAP			96.0%	11/30/2012	NAP	NAP	NAP
4.22	Property			Mountain Springs	12/27/2012	NAP	NAP			95.0%	11/30/2012	NAP	NAP	NAP
4.23	Property			Windgate	1/2/2013	NAP	NAP			96.4%	11/30/2012	NAP	NAP	NAP
4.24	Property			Lawson	1/5/2013	NAP	NAP			90.0%	11/30/2012	NAP	NAP	NAP
4.25	Property			Golden Eagle	12/27/2012	NAP	NAP			72.5%	11/30/2012	NAP	NAP	NAP
4.26	Property			Sugar Creek	12/27/2012	NAP	NAP			60.6%	11/30/2012	NAP	NAP	NAP
4.27	Property			Hillside	12/27/2012	NAP	NAP			57.7%	11/30/2012	NAP	NAP	NAP
4.28	Property			Medicine Waters	12/27/2012	NAP	NAP			28.2%	11/30/2012	NAP	NAP	NAP
5	Loan		AMF I	Blue Diamond Crossing	2/27/2013	NAP	NAP	68.9%	51.5%	96.7%	3/1/2013	NAP	NAP	Target (GL)	126,842	7/19/2055
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	2/1/2013	NAP	NAP	68.5%	56.2%	100.0%	1/31/2013	NAP	NAP	Bowery Residents’ Committee, Inc.	104,000	4/23/2043
7	Loan		JLC	Radisson Bloomington	1/1/2013	NAP	NAP	69.1%	63.3%	79.4%	12/31/2012	109.36	86.81	NAP
8	Loan	9	CGMRC	Residence Inn Boston Harbor	1/8/2013	69,900,000	1/1/2015	65.7%	52.9%	84.2%	12/31/2012	216.64	182.39	NAP
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	1/15/2013	77,000,000	1/15/2016	68.8%	50.0%	82.1%	2/1/2013	NAP	NAP	American Savings Bank	49,568	7/31/2015
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	11/19/2012	61,150,000	Various	63.8%	63.4%	93.7%		NAP	NAP
10.01	Property			6750 West Loop South	11/19/2012	NAP	NAP			95.5%	11/13/2012	NAP	NAP	Frost National Bank	18,816	4/30/2014
10.02	Property			6700 West Loop South	11/19/2012	NAP	NAP			100.0%	11/13/2012	NAP	NAP	UT Physicians	26,669	3/31/2022
10.03	Property			4710 Bellaire Boulevard	11/19/2012	11,050,000	11/19/2013			82.2%	11/13/2012	NAP	NAP	McGovern Allergy Clinic	13,635	5/31/2014
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	2/26/2013	NAP	NAP	58.2%	45.8%	94.6%		NAP	NAP
11.01	Property			Stonecreek Village	2/26/2013	NAP	NAP			94.0%	3/20/2013	NAP	NAP	REI	26,654	4/30/2018
11.02	Property			Robinhood Plaza	2/26/2013	NAP	NAP			95.6%	3/20/2013	NAP	NAP	Ross Dress for Less	29,260	1/31/2015
12	Loan	9	CGMRC	Westin Memphis	1/28/2013	53,300,000	2/1/2015	68.5%	59.9%	78.9%	1/31/2013	160.41	126.50	NAP
13	Loan		JLC	1540 2nd Street	11/1/2012	NAP	NAP	66.7%	59.9%	92.7%	1/1/2013	NAP	NAP	GK Films	28,354	5/31/2021
14	Loan	9	GSMC	Hilton Checkers	1/25/2013	60,000,000	2/1/2015	58.1%	42.5%	82.4%	1/31/2013	208.25	171.59	NAP
15	Loan		JLC	100 East California Avenue	12/26/2012	NAP	NAP	76.1%	61.7%	100.0%	12/31/2012	NAP	NAP	Kern County Department of Human Resources	166,585	3/7/2028
16	Loan		JLC	Storage Masters	Various	NAP	NAP	74.8%	70.4%	75.1%		NAP	NAP
16.01	Property			Storage Masters - Chesterfield	1/31/2013	NAP	NAP			74.5%	2/4/2013	NAP	NAP	NAP
16.02	Property			Storage Masters - Plano	10/1/2012	NAP	NAP			81.1%	2/4/2013	NAP	NAP	NAP
16.03	Property			Storage Masters - O’Fallon	10/5/2012	NAP	NAP			76.2%	2/4/2013	NAP	NAP	NAP
16.04	Property			Storage Masters - Denver	10/4/2012	NAP	NAP			74.6%	2/4/2013	NAP	NAP	NAP
16.05	Property			Storage Masters - St. Charles	10/5/2012	NAP	NAP			69.2%	2/4/2013	NAP	NAP	NAP

CGCMT 2013-GCJ11

Control	Loan /		Mortgage			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio						Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)
17	Loan	18	JLC	McIntosh Village SC	1/18/2013	NAP	NAP	74.5%	62.2%	96.2%	9/26/2012	NAP	NAP	Best Buy	30,000	1/31/2016
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	Various	205,700,000	Various	67.0%	50.5%	91.5%	3/1/2013	NAP	NAP	Democracy Data & Communications	30,352	11/30/2019
19	Loan		JLC	9440 Santa Monica	11/20/2012	NAP	NAP	72.0%	62.7%	93.4%	1/1/2013	NAP	NAP	Bank of America	26,988	1/31/2015
20	Loan	25	GSMC	Aramingo Crossings	1/30/2013	21,500,000	10/1/2013	74.7%	59.5%	100.0%	3/20/2013	NAP	NAP	Wal-Mart (GL)	92,185	4/10/2032
21	Loan		GSMC	Renaissance Center	2/5/2013	NAP	NAP	52.1%	44.3%	92.3%	12/31/2012	NAP	NAP	Best Buy	45,000	1/31/2023
22	Loan	26	JLC	Silverado Park Place	12/7/2012	NAP	NAP	71.0%	58.2%	86.8%	2/11/2013	NAP	NAP	Big 5 Corp	10,000	1/31/2018
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	10/18/2012	22,100,000	10/18/2014	73.1%	49.2%	87.5%	1/31/2013	127.22	111.26	NAP
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	1/17/2013	NAP	NAP	71.9%	57.6%	95.5%		NAP	NAP
24.01	Property			241 Rockaway Parkway	1/17/2013	NAP	NAP			100.0%	2/21/2013	NAP	NAP	ABRS Check Cashing	3,000	12/31/2018
24.02	Property			198 East 98th Street	1/17/2013	NAP	NAP			100.0%	2/21/2013	NAP	NAP	Dollar Tree	13,089	9/1/2019
24.03	Property			212 East 98th Street	1/17/2013	NAP	NAP			100.0%	2/21/2013	NAP	NAP	Fulton Wholesale	7,500	1/31/2020
24.04	Property			9717 Kings Highway	1/17/2013	NAP	NAP			71.8%	2/21/2013	NAP	NAP	9717 Gourmet Deli and Grill	2,000	5/31/2021
24.05	Property			9729 Kings Highway	1/17/2013	NAP	NAP			100.0%	2/21/2013	NAP	NAP	Bargain Land 5 Inc.	7,500	1/31/2018
25	Loan	28, 29	AMF I	Hyatt House Houston	2/20/2013	NAP	NAP	70.0%	51.0%	77.6%	2/28/2013	95.41	73.99	NAP
26	Loan	30, 31	AMF I	Staybridge Denver	3/5/2013	NAP	NAP	70.0%	51.0%	68.3%	2/28/2013	79.21	54.10	NAP
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	11/27/2012	21,000,000	1/1/2016	69.1%	51.4%	71.9%	1/31/2013	109.30	78.62	NAP
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	11/19/2012	22,920,000	Various	55.0%	54.0%	81.5%		NAP	NAP
28.01	Property			6800 West Loop South	11/19/2012	12,420,000	11/19/2013			75.1%	11/30/2012	NAP	NAP	St. Hope Foundation	8,578	10/31/2015
28.02	Property			4747 Bellaire Boulevard	11/19/2012	NAP	NAP			88.0%	11/30/2012	NAP	NAP	Social Security	22,892	2/28/2017
29	Loan	33, 34, 35	AMF I	Box House Hotel	1/9/2013	NAP	NAP	64.8%	57.5%	81.6%	12/31/2012	212.95	173.80	NAP
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	11/12/2012	18,750,000	Various	70.9%	49.3%	72.9%		NAP	NAP
30.01	Property			Parkway Self Storage	11/12/2012	13,800,000	12/1/2013			65.1%	9/27/2012	NAP	NAP	NAP
30.02	Property			Moore Self Storage	11/12/2012	NAP	NAP			86.5%	11/28/2012	NAP	NAP	NAP
31	Loan	36	AMF I	Courtyard Miami West	1/17/2013	NAP	NAP	68.6%	50.2%	79.8%	1/31/2013	102.94	82.12	NAP
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	12/20/2012	NAP	NAP	57.2%	46.6%	93.2%		NAP	NAP
32.01	Property			7241 South Phillips Avenue	12/20/2012	NAP	NAP			92.6%	2/1/2013	NAP	NAP	NAP
32.02	Property			7612 South Kingston Avenue	12/20/2012	NAP	NAP			92.3%	2/1/2013	NAP	NAP	NAP
32.03	Property			7901 South Paxton Avenue	12/20/2012	NAP	NAP			79.2%	2/1/2013	NAP	NAP	NAP
32.04	Property			6101 South Langley Avenue	12/20/2012	NAP	NAP			95.8%	2/1/2013	NAP	NAP	NAP
32.05	Property			5236 West Harrison Street	12/20/2012	NAP	NAP			100.0%	2/1/2013	NAP	NAP	NAP
32.06	Property			7624 South Kingston Avenue	12/20/2012	NAP	NAP			100.0%	2/1/2013	NAP	NAP	NAP
32.07	Property			5732-5734 West Washington Boulevard	12/20/2012	NAP	NAP			90.0%	2/1/2013	NAP	NAP	NAP
32.08	Property			8155 South Ingleside Avenue	12/20/2012	NAP	NAP			88.9%	2/1/2013	NAP	NAP	NAP
32.09	Property			6230 South Artesian Avenue	12/20/2012	NAP	NAP			92.9%	2/1/2013	NAP	NAP	NAP
32.10	Property			7655 South May Street	12/20/2012	NAP	NAP			100.0%	2/1/2013	NAP	NAP	NAP
32.11	Property			7751-7757 South Loomis Boulevard	12/20/2012	NAP	NAP			100.0%	2/1/2013	NAP	NAP	NAP
32.12	Property			6236-6240 South Artesian Avenue	12/20/2012	NAP	NAP			91.7%	2/1/2013	NAP	NAP	NAP
32.13	Property			2225 East 87th Street	12/20/2012	NAP	NAP			90.0%	2/1/2013	NAP	NAP	NAP
32.14	Property			6401 South Maplewood Avenue	12/20/2012	NAP	NAP			100.0%	2/1/2013	NAP	NAP	NAP
32.15	Property			8200 South Clyde Avenue	12/20/2012	NAP	NAP			75.0%	2/1/2013	NAP	NAP	NAP
32.16	Property			7601 South Coles Avenue	12/20/2012	NAP	NAP			100.0%	2/1/2013	NAP	NAP	NAP
32.17	Property			1257-1259 South Kildare Avenue	12/20/2012	NAP	NAP			100.0%	2/1/2013	NAP	NAP	NAP
32.18	Property			6458 South Fairfield Avenue	12/20/2012	NAP	NAP			100.0%	2/1/2013	NAP	NAP	NAP
33	Loan		AMF I	Preserve at Cedar River	1/29/2013	NAP	NAP	70.7%	57.1%	92.5%	2/25/2013	NAP	NAP	NAP
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	10/22/2012	18,600,000	10/22/2014	64.6%	42.4%	78.2%	1/31/2013	126.73	99.10	NAP
35	Loan	38	GSMC	Morrison Crossing	1/21/2013	NAP	NAP	75.0%	60.5%	94.0%	1/17/2013	NAP	NAP	Conn’s	30,450	9/30/2019
36	Loan		CGMRC	Stonetown MHC Portfolio	Various	NAP	NAP	75.2%	55.8%	84.0%		NAP	NAP
36.01	Property			Countryside	1/7/2013	NAP	NAP			73.5%	1/31/2013	NAP	NAP	NAP
36.02	Property			Dallas Lake Spring MHC	1/3/2013	NAP	NAP			100.0%	12/18/2012	NAP	NAP	NAP
36.03	Property			Dallas	1/3/2013	NAP	NAP			98.9%	12/31/2012	NAP	NAP	NAP
36.04	Property			Bell’s Half Acres	1/3/2013	NAP	NAP			87.1%	12/31/2012	NAP	NAP	NAP
37	Loan	39	AMF I	10 Senate Place	11/20/2012	NAP	NAP	74.8%	61.0%	100.0%	1/11/2013	NAP	NAP	Moishe’s Self Storage	198,000	12/31/2027
38	Loan		AMF I	Green Valley Apartments	2/1/2013	NAP	NAP	74.9%	60.3%	97.9%	3/11/2013	NAP	NAP	NAP
39	Loan		CGMRC	Stor-All Tchoupitoulas	1/14/2013	NAP	NAP	69.3%	50.7%	75.2%	12/31/2012	NAP	NAP	NAP
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	12/20/2012	14,400,000	2/1/2015	63.9%	44.7%	78.1%	11/30/2012	89.11	69.57	NAP
41	Loan		CGMRC	Grand Oaks Apartments	10/22/2012	NAP	NAP	73.9%	55.0%	99.5%	1/14/2013	NAP	NAP	NAP
42	Loan	9	JLC	Westside Urban Market	11/20/2012	12,100,000	5/1/2013	69.6%	54.7%	91.3%	11/1/2012	NAP	NAP	Anthropologie	9,122	1/31/2021
43	Loan		CGMRC	Tower Colorado	2/6/2013	NAP	NAP	72.6%	65.6%	98.7%	2/28/2013	NAP	NAP	J. Herzog & Sons, Inc.	8,093	7/31/2016

CGCMT 2013-GCJ11

Control	Loan /		Mortgage			As Stabilized	As Stabilized	Cut-off Date	LTV Ratio						Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraisal Date	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)
44	Loan		CGMRC	StorExpress Self Storage Portfolio	12/17/2012	NAP	NAP	69.6%	43.1%	77.3%	NAP	NAP
44.01	Property			Brinton StorExpress Self Storage	12/17/2012	NAP	NAP			76.6%	12/14/2012	NAP	NAP	NAP
44.02	Property			New Kensington StorExpress Self Storage	12/17/2012	NAP	NAP			78.2%	12/14/2012	NAP	NAP	NAP
45	Loan		AMF I	Yorktowne Apartments	1/9/2013	NAP	NAP	72.8%	53.4%	90.1%	3/19/2013	NAP	NAP	NAP
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	2/21/2013	NAP	NAP	68.2%	49.7%	60.5%	2/28/2013	95.46	57.79	NAP
47	Loan		CGMRC	221-223 East Broadway	12/11/2012	NAP	NAP	63.8%	53.8%	100.0%	12/7/2012	NAP	NAP	Sivandrew Inc.	1,317	5/31/2022
48	Loan	9	CGMRC	Value Place Baton Rouge	1/10/2013	13,100,000	2/1/2016	60.4%	50.7%	83.2%		32.18	26.79
48.01	Property			Value Place Baton Rouge East	1/10/2013	6,500,000	2/1/2016			83.2%	1/31/2013	32.15	26.77	NAP
48.02	Property			Value Place Baton Rouge North	1/10/2013	6,600,000	2/1/2016			83.3%	1/31/2013	32.20	26.81	NAP
49	Loan		CGMRC	Glenmont Retail	12/10/2012	NAP	NAP	63.9%	50.7%	100.0%	1/1/2013	NAP	NAP	Panera Bread (Fenwick Group)	4,553	11/30/2018
50	Loan		CGMRC	Court Street Shopping Center	11/20/2012	NAP	NAP	66.3%	53.5%	100.0%	1/9/2013	NAP	NAP	Albertson’s	53,637	4/30/2015
51	Loan		CGMRC	Stor-All Pontchartrain	1/14/2013	NAP	NAP	69.0%	50.3%	80.7%	12/31/2012	NAP	NAP	NAP
52	Loan		GSMC	Fayette Square	1/24/2013	NAP	NAP	71.3%	57.4%	85.1%	1/1/2013	NAP	NAP	Kroger	47,114	2/28/2020
53	Loan		AMF I	Courtyard on the Green	1/28/2013	NAP	NAP	70.5%	56.9%	93.4%	2/25/2013	NAP	NAP	NAP
54	Loan		CGMRC	Crystal Falls Apartments	12/29/2012	NAP	NAP	74.5%	69.3%	90.3%	1/14/2013	NAP	NAP	NAP
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	Various	NAP	NAP	68.6%	55.6%	65.8%		NAP	NAP
55.01	Property			Smyrna O’Storage	11/28/2012	NAP	NAP			73.6%	1/16/2013	NAP	NAP	NAP
55.02	Property			Gwinnet O’Storage	11/21/2012	NAP	NAP			64.6%	1/16/2013	NAP	NAP	NAP
55.03	Property			Kennesaw O’Storage	11/28/2012	NAP	NAP			58.2%	1/16/2013	NAP	NAP	NAP
56	Loan	9	CGMRC	Residence Inn Little Rock	1/4/2013	9,500,000	1/5/2016	63.3%	44.8%	73.3%	12/31/2012	90.29	66.14	NAP
57	Loan		CGMRC	Barnegat Mini Storage	1/30/2013	NAP	NAP	67.9%	54.5%	86.8%	1/16/2013	NAP	NAP	NAP
58	Loan	41	JLC	Salem Street	11/18/2012	NAP	NAP	75.5%	61.8%	93.9%	11/1/2012	NAP	NAP	Food Lion	34,928	5/29/2032
59	Loan		CGMRC	Storage Pros Michigan Portfolio	1/11/2013	NAP	NAP	75.2%	55.6%	90.5%		NAP	NAP
59.01	Property			Storage Pros Fenton	1/11/2013	NAP	NAP			88.4%	12/31/2012	NAP	NAP	NAP
59.02	Property			Storage Pros Portage	1/11/2013	NAP	NAP			94.3%	12/31/2012	NAP	NAP	NAP
60	Loan	42, 43	AMF I	577 Broadway	2/12/2013	NAP	NAP	70.3%	56.7%	100.0%	2/1/2013	NAP	NAP	Family Dollar	10,000	6/30/2016
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	2/1/2013	8,200,000	1/1/2015	51.3%	48.8%	100.0%	2/1/2013	NAP	NAP	NAP
62	Loan		CGMRC	Lakeside Budget Storage	11/30/2012	NAP	NAP	72.4%	52.8%	92.5%	12/10/2012	NAP	NAP	NAP
63	Loan		CGMRC	Storage Pros Fall River	1/18/2013	NAP	NAP	73.4%	54.2%	90.1%	12/31/2012	NAP	NAP	NAP
64	Loan		CGMRC	290 West Self Storage	1/8/2013	NAP	NAP	68.9%	60.9%	77.5%	12/31/2012	NAP	NAP	NAP
65	Loan	9	CGMRC	Executive Airport Business Center	1/30/2013	4,900,000	1/30/2014	72.3%	52.5%	78.0%	1/31/2013	NAP	NAP	Angus Partners, LLC	9,634	10/31/2016
66	Loan		CGMRC	SST Morgan Hill Self Storage	2/13/2013	NAP	NAP	37.7%	34.3%	96.2%	1/31/2013	NAP	NAP	NAP
67	Loan		CGMRC	Cantey Townhomes	1/17/2013	NAP	NAP	71.8%	58.5%	100.0%	2/13/2013	NAP	NAP	NAP
68	Loan		CGMRC	CVS - Pleasant Grove, AL	1/11/2013	NAP	NAP	73.9%	63.5%	100.0%	4/6/2013	NAP	NAP	CVS	10,125	1/31/2033
69	Loan		JLC	Holiday Mobile Home Park	10/16/2012	NAP	NAP	72.3%	60.9%	72.4%	10/6/2012	NAP	NAP	NAP
70	Loan		CGMRC	Bayou Village	1/4/2013	NAP	NAP	72.7%	66.5%	96.3%	2/22/2013	NAP	NAP	NAP
71	Loan		JLC	2151 Las Palmas	6/15/2011	NAP	NAP	64.6%	59.9%	100.0%	2/12/2013	NAP	NAP	Turbo International	14,266	6/30/2019
72	Loan		CGMRC	903 Peachtree Street	11/14/2012	NAP	NAP	54.5%	44.8%	100.0%	11/30/2012	NAP	NAP	Noodle Life, Inc.	2,464	12/31/2017

CGCMT 2013-GCJ11

						Second	Second		Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
1	Loan		CGMRC	39 Broadway	Beth Israel Medical Center	24,773	7/31/2018	The Waterfront Commission	21,025	7/26/2016	Food Bank For NYC	19,490	3/31/2026	Corporate Express Office PR
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	ERS (P.J. Clarke)	14,000	5/15/2025	Duane Reade	12,557	8/17/2025	CGM (Ed’s Chowder House)	6,500	1/1/2028	Starbucks
3	Loan	11	JLC	Christown Spectrum	COSTCO	154,809	11/30/2020	JC Penney	98,000	7/31/2037	Harkins 14 Theater	62,322	1/31/2023	Ross Dress for Less
4	Loan		CGMRC	Ascentia MHC Portfolio
4.01	Property			River Valley	NAP			NAP			NAP			NAP
4.02	Property			Skyline Village	NAP			NAP			NAP			NAP
4.03	Property			West Winds	NAP			NAP			NAP			NAP
4.04	Property			Gaslight	NAP			NAP			NAP			NAP
4.05	Property			Aloha Vegas	NAP			NAP			NAP			NAP
4.06	Property			Dream Island	NAP			NAP			NAP			NAP
4.07	Property			Western Hills	NAP			NAP			NAP			NAP
4.08	Property			Kingswood	NAP			NAP			NAP			NAP
4.09	Property			Woodlawn	NAP			NAP			NAP			NAP
4.10	Property			Lake Fork	NAP			NAP			NAP			NAP
4.11	Property			Buckingham	NAP			NAP			NAP			NAP
4.12	Property			Valle Grande	NAP			NAP			NAP			NAP
4.13	Property			Woodview	NAP			NAP			NAP			NAP
4.14	Property			Countryside Estates	NAP			NAP			NAP			NAP
4.15	Property			West Park Plaza	NAP			NAP			NAP			NAP
4.16	Property			Sheltered Valley	NAP			NAP			NAP			NAP
4.17	Property			Cedar Village	NAP			NAP			NAP			NAP
4.18	Property			W Bar K	NAP			NAP			NAP			NAP
4.19	Property			Country Oaks	NAP			NAP			NAP			NAP
4.20	Property			Trails End	NAP			NAP			NAP			NAP
4.21	Property			Rancho Bridger	NAP			NAP			NAP			NAP
4.22	Property			Mountain Springs	NAP			NAP			NAP			NAP
4.23	Property			Windgate	NAP			NAP			NAP			NAP
4.24	Property			Lawson	NAP			NAP			NAP			NAP
4.25	Property			Golden Eagle	NAP			NAP			NAP			NAP
4.26	Property			Sugar Creek	NAP			NAP			NAP			NAP
4.27	Property			Hillside	NAP			NAP			NAP			NAP
4.28	Property			Medicine Waters	NAP			NAP			NAP			NAP
5	Loan		AMF I	Blue Diamond Crossing	Kohl’s (GL)	96,000	10/5/2026	Ross Dress for Less	30,187	1/31/2017	Big Lots	28,000	1/30/2016	Office Depot
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	NAP			NAP			NAP			NAP
7	Loan		JLC	Radisson Bloomington	NAP			NAP			NAP			NAP
8	Loan	9	CGMRC	Residence Inn Boston Harbor	NAP			NAP			NAP			NAP
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	University Clinical Education	35,049	12/31/2019	Cancer Research Center of HI	28,850	8/17/2015	John Mullen	17,907	4/30/2018	GSA / USGS
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel
10.01	Property			6750 West Loop South	Harden Healthcare Texas	15,364	7/31/2016	Shale-Inland	12,757	3/31/2015	Gilbreth & Associates	7,771	9/30/2016	Woman Rejuvenation, PLL
10.02	Property			6700 West Loop South	Memorial Hermann	11,279	7/31/2016	Girling Healthcare	10,531	7/31/2016	Alpert & Sermas	7,705	9/30/2019	American Hospice
10.03	Property			4710 Bellaire Boulevard	Lentz Engineering L.C.	6,830	4/30/2014	Eastham Enterprises	5,605	7/31/2013	Improving Works	5,070	11/30/2014	Amedisys
11	Loan		GSMC	Stonecreek - Robinhood Portfolio
11.01	Property			Stonecreek Village	Hometown Buffet	10,200	12/31/2022	BJ’s Restaurant (GL)	8,793	9/30/2027	ConSol	7,818	8/17/2018	Mimi’s Café (GL)
11.02	Property			Robinhood Plaza	Smile Care/Community Dentist	5,848	6/30/2014	Men’s Warehouse	5,694	6/30/2018	Chili’s Bar & Grill	5,322	5/31/2017	Carter’s Babies
12	Loan	9	CGMRC	Westin Memphis	NAP			NAP			NAP			NAP
13	Loan		JLC	1540 2nd Street	Madison Tyler	25,757	8/31/2015	McDonald’s	4,344	3/3/2028	Bauerfeind Performance Retail	3,471	2/28/2016	NAP
14	Loan	9	GSMC	Hilton Checkers	NAP			NAP			NAP			NAP
15	Loan		JLC	100 East California Avenue	NAP			NAP			NAP			NAP
16	Loan		JLC	Storage Masters
16.01	Property			Storage Masters - Chesterfield	NAP			NAP			NAP			NAP
16.02	Property			Storage Masters - Plano	NAP			NAP			NAP			NAP
16.03	Property			Storage Masters - O’Fallon	NAP			NAP			NAP			NAP
16.04	Property			Storage Masters - Denver	NAP			NAP			NAP			NAP
16.05	Property			Storage Masters - St. Charles	NAP			NAP			NAP			NAP

CGCMT 2013-GCJ11

						Second	Second		Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
17	Loan	18	JLC	McIntosh Village SC	Office Depot	20,000	5/30/2016	PetSmart	19,348	10/31/2017	Tires Plus	7,280	9/1/2024	PPG
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	School Nutrition Association	15,265	8/31/2019	Destron (MGM)	15,105	1/31/2017	Sunset Room by Wolfgang Puck	12,154	7/31/2019	Wyndham - Member Services
19	Loan		JLC	9440 Santa Monica	SSI Investment Management, Inc.	10,119	3/31/2017	Escrow of the West, Inc.	6,013	9/30/2015	Starkey Laboratories, Inc.	4,870	8/31/2013	James L. Krasne, PAC
20	Loan	25	GSMC	Aramingo Crossings	Five Below	8,760	1/31/2022	Barefeet Shoes	7,300	10/31/2022	Anna’s Linens	7,000	1/31/2024	Sonic (GL)
21	Loan		GSMC	Renaissance Center	Babies R Us (GL)	30,000	1/31/2017	Old Navy	15,354	8/31/2017	Coldwell Banker	7,899	7/31/2014	Melting Pot
22	Loan	26	JLC	Silverado Park Place	BJ’s Restaurant	9,771	3/31/2029	East Ocean Las Vegas	8,000	7/31/2016	Party Superstores	7,470	8/31/2017	Intelligent Office
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	NAP			NAP			NAP			NAP
24	Loan	27	AMF I	Midyan Gate Realty Portfolio
24.01	Property			241 Rockaway Parkway	Dunkin Donuts	1,500	2/28/2024	Dominos Pizza	1,300	9/30/2017	Subway	1,100	12/31/2018	NAP
24.02	Property			198 East 98th Street	NAP			NAP			NAP			NAP
24.03	Property			212 East 98th Street	T-Mobile	1,900	8/31/2018	NAP			NAP			NAP
24.04	Property			9717 Kings Highway	Pharmacy	1,600	3/31/2022	H & R Block	1,500	4/30/2014	NAP			NAP
24.05	Property			9729 Kings Highway	NAP			NAP			NAP			NAP
25	Loan	28, 29	AMF I	Hyatt House Houston	NAP			NAP			NAP			NAP
26	Loan	30, 31	AMF I	Staybridge Denver	NAP			NAP			NAP			NAP
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	NAP			NAP			NAP			NAP
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel
28.01	Property			6800 West Loop South	Solari Hospice Care, LL	5,794	5/31/2014	BB&T	4,894	1/31/2020	Dr. Phillip T. lero, MD	4,119	5/31/2017	Harrison Norwood & Comp
28.02	Property			4747 Bellaire Boulevard	Greater Houston Interventional	8,720	12/31/2019	Houston Family Institute	3,428	6/30/2015	Argosy Transportation G	3,195	11/30/2013	Bellaire Periodontics
29	Loan	33, 34, 35	AMF I	Box House Hotel	NAP			NAP			NAP			NAP
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio
30.01	Property			Parkway Self Storage	NAP			NAP			NAP			NAP
30.02	Property			Moore Self Storage	NAP			NAP			NAP			NAP
31	Loan	36	AMF I	Courtyard Miami West	NAP			NAP			NAP			NAP
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio
32.01	Property			7241 South Phillips Avenue	NAP			NAP			NAP			NAP
32.02	Property			7612 South Kingston Avenue	NAP			NAP			NAP			NAP
32.03	Property			7901 South Paxton Avenue	NAP			NAP			NAP			NAP
32.04	Property			6101 South Langley Avenue	NAP			NAP			NAP			NAP
32.05	Property			5236 West Harrison Street	NAP			NAP			NAP			NAP
32.06	Property			7624 South Kingston Avenue	NAP			NAP			NAP			NAP
32.07	Property			5732-5734 West Washington Boulevard	NAP			NAP			NAP			NAP
32.08	Property			8155 South Ingleside Avenue	NAP			NAP			NAP			NAP
32.09	Property			6230 South Artesian Avenue	NAP			NAP			NAP			NAP
32.10	Property			7655 South May Street	NAP			NAP			NAP			NAP
32.11	Property			7751-7757 South Loomis Boulevard	NAP			NAP			NAP			NAP
32.12	Property			6236-6240 South Artesian Avenue	NAP			NAP			NAP			NAP
32.13	Property			2225 East 87th Street	NAP			NAP			NAP			NAP
32.14	Property			6401 South Maplewood Avenue	NAP			NAP			NAP			NAP
32.15	Property			8200 South Clyde Avenue	NAP			NAP			NAP			NAP
32.16	Property			7601 South Coles Avenue	NAP			NAP			NAP			NAP
32.17	Property			1257-1259 South Kildare Avenue	NAP			NAP			NAP			NAP
32.18	Property			6458 South Fairfield Avenue	NAP			NAP			NAP			NAP
33	Loan		AMF I	Preserve at Cedar River	NAP			NAP			NAP			NAP
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	NAP			NAP			NAP			NAP
35	Loan	38	GSMC	Morrison Crossing	Cavender’s Boot City	15,329	5/31/2014	Dollar Tree	10,024	1/31/2016	Mir & Mercado Associates	5,093	8/31/2016	CiCi’s Pizza
36	Loan		CGMRC	Stonetown MHC Portfolio
36.01	Property			Countryside	NAP			NAP			NAP			NAP
36.02	Property			Dallas Lake Spring MHC	NAP			NAP			NAP			NAP
36.03	Property			Dallas	NAP			NAP			NAP			NAP
36.04	Property			Bell’s Half Acres	NAP			NAP			NAP			NAP
37	Loan	39	AMF I	10 Senate Place	NAP			NAP			NAP			NAP
38	Loan		AMF I	Green Valley Apartments	NAP			NAP			NAP			NAP
39	Loan		CGMRC	Stor-All Tchoupitoulas	NAP			NAP			NAP			NAP
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	NAP			NAP			NAP			NAP
41	Loan		CGMRC	Grand Oaks Apartments	NAP			NAP			NAP			NAP
42	Loan	9	JLC	Westside Urban Market	Bungalow Classic	8,350	8/31/2019	Switch	4,650	11/30/2013	Kolo Collection	4,520	12/31/2016	Peridot, Ltd
43	Loan		CGMRC	Tower Colorado	Suncore Products, LLC	7,993	11/30/2015	Gifford Stevens, LLC	7,124	7/31/2016	Western Guaranty Fund Service	5,887	6/30/2015	Colorado Cancer Research

CGCMT 2013-GCJ11

						Second	Second		Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Second	Largest Tenant	Largest Tenant	Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant
44	Loan		CGMRC	StorExpress Self Storage Portfolio
44.01	Property			Brinton StorExpress Self Storage	NAP			NAP			NAP			NAP
44.02	Property			New Kensington StorExpress Self Storage	NAP			NAP			NAP			NAP
45	Loan		AMF I	Yorktowne Apartments	NAP			NAP			NAP			NAP
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	NAP			NAP			NAP			NAP
47	Loan		CGMRC	221-223 East Broadway	221 E. Broadway Deli & Grocery Corp	797	4/30/2019	Pushcart Coffee f/k/a Dora NYC LLC	564	6/30/2020	Jose Acosta	330	5/31/2017	Malt & Mold Inc
48	Loan	9	CGMRC	Value Place Baton Rouge
48.01	Property			Value Place Baton Rouge East	NAP			NAP			NAP			NAP
48.02	Property			Value Place Baton Rouge North	NAP			NAP			NAP			NAP
49	Loan		CGMRC	Glenmont Retail	ProActive Sports	3,796	5/31/2020	PNC Bank	3,366	6/30/2030	7-Eleven	3,025	12/31/2023	Olea
50	Loan		CGMRC	Court Street Shopping Center	Rite Aid	20,100	5/31/2021	Dollar Tree	12,000	2/28/2017	Gen X	5,539	12/31/2017	Rent A Center
51	Loan		CGMRC	Stor-All Pontchartrain	NAP			NAP			NAP			NAP
52	Loan		GSMC	Fayette Square	Big Lots	34,710	1/31/2015	Auto Zone	9,600	5/31/2016	Goodwill Industries	8,450	11/22/2015	OK Chinese
53	Loan		AMF I	Courtyard on the Green	NAP			NAP			NAP			NAP
54	Loan		CGMRC	Crystal Falls Apartments	NAP			NAP			NAP			NAP
55	Loan		CGMRC	Amsdell - O’Storage Portfolio
55.01	Property			Smyrna O’Storage	NAP			NAP			NAP			NAP
55.02	Property			Gwinnet O’Storage	NAP			NAP			NAP			NAP
55.03	Property			Kennesaw O’Storage	NAP			NAP			NAP			NAP
56	Loan	9	CGMRC	Residence Inn Little Rock	NAP			NAP			NAP			NAP
57	Loan		CGMRC	Barnegat Mini Storage	NAP			NAP			NAP			NAP
58	Loan	41	JLC	Salem Street	Subway	1,400	12/31/2017	Jackson Hewitt	1,400	4/30/2013	Internet Sweepstakes	1,400	4/30/2013	China Wok
59	Loan		CGMRC	Storage Pros Michigan Portfolio
59.01	Property			Storage Pros Fenton	NAP			NAP			NAP			NAP
59.02	Property			Storage Pros Portage	NAP			NAP			NAP			NAP
60	Loan	42, 43	AMF I	577 Broadway	Broadway Bagel	2,200	1/14/2018	Tae Kwon Do	2,200	9/30/2017	NAP			NAP
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	NAP			NAP			NAP			NAP
62	Loan		CGMRC	Lakeside Budget Storage	NAP			NAP			NAP			NAP
63	Loan		CGMRC	Storage Pros Fall River	NAP			NAP			NAP			NAP
64	Loan		CGMRC	290 West Self Storage	NAP			NAP			NAP			NAP
65	Loan	9	CGMRC	Executive Airport Business Center	Camelot Community	7,849	6/30/2016	E-Choice Healthcare, LLC	7,325	4/30/2017	Gonzo Marketing Services, LLC	5,315	7/31/2016	Senior Healthcare
66	Loan		CGMRC	SST Morgan Hill Self Storage	NAP			NAP			NAP			NAP
67	Loan		CGMRC	Cantey Townhomes	NAP			NAP			NAP			NAP
68	Loan		CGMRC	CVS - Pleasant Grove, AL	NAP			NAP			NAP			NAP
69	Loan		JLC	Holiday Mobile Home Park	NAP			NAP			NAP			NAP
70	Loan		CGMRC	Bayou Village	NAP			NAP			NAP			NAP
71	Loan		JLC	2151 Las Palmas	Mikroscan Technologies, Inc.	7,296	3/31/2015	Seacoast Science	5,574	5/31/2014	Jensen Construction	4,688	3/31/2014	NAP
72	Loan		CGMRC	903 Peachtree Street	T-Mobile	2,100	9/30/2015	Ruby Tuesday, Inc. dba Lime	2,000	3/31/2019	Three Villains	1,940	12/31/2017	NAP

CGCMT 2013-GCJ11

					Fifth	Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic	PML	Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)
1	Loan		CGMRC	39 Broadway	16,890	11/30/2015	1/29/2013	No	NAP	1/29/2013	NAP	NAP	No	725,947	251,859	0	0	100,000	0
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	2,676	9/1/2016	11/29/2012	No	NAP	11/29/2012	NAP	NAP	No	0	228,950	91,788	18,206	0	743
3	Loan	11	JLC	Christown Spectrum	30,000	1/31/2017	11/28/2012	No	NAP	11/27/2012	NAP	NAP	No	606,831	103,750	35,569	7,578	0	16,667
4	Loan		CGMRC	Ascentia MHC Portfolio									No	0	47,477	59,203	14,801	0	15,996
4.01	Property			River Valley			1/9/2013	No	NAP	1/7/2013	NAP	NAP	No
4.02	Property			Skyline Village			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.03	Property			West Winds			1/8/2013	No	NAP	1/7/2013	NAP	NAP	No
4.04	Property			Gaslight			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.05	Property			Aloha Vegas			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.06	Property			Dream Island			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.07	Property			Western Hills			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.08	Property			Kingswood			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.09	Property			Woodlawn			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.10	Property			Lake Fork			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.11	Property			Buckingham			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.12	Property			Valle Grande			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.13	Property			Woodview			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.14	Property			Countryside Estates			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.15	Property			West Park Plaza			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.16	Property			Sheltered Valley			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.17	Property			Cedar Village			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.18	Property			W Bar K			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.19	Property			Country Oaks			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.20	Property			Trails End			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.21	Property			Rancho Bridger			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.22	Property			Mountain Springs			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.23	Property			Windgate			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.24	Property			Lawson			1/9/2013	No	NAP	1/7/2013	NAP	NAP	No
4.25	Property			Golden Eagle			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.26	Property			Sugar Creek			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.27	Property			Hillside			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
4.28	Property			Medicine Waters			1/7/2013	No	NAP	1/7/2013	NAP	NAP	No
5	Loan		AMF I	Blue Diamond Crossing	20,570	1/31/2017	3/5/2013	No	NAP	3/4/2013	NAP	NAP	No	109,593	27,398	21,239	3,645	0	3,269
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street			11/26/2012	No	NAP	11/26/2012	NAP	NAP	No	0	0	51,344	0	0	0
7	Loan		JLC	Radisson Bloomington			1/14/2013	No	NAP	1/14/2013	NAP	NAP	No	650,000	127,000	0	18,900	0	79,182
8	Loan	9	CGMRC	Residence Inn Boston Harbor			1/16/2013	No	NAP	1/16/2013	NAP	NAP	No	162,292	56,802	0	0	0	38,905
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	14,710	4/14/2016	1/24/2013	No	NAP	1/24/2013	3/1/2013	11%	No	263,142	93,970	270,421	37,534	0	5,570
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel									No	62,739	62,739	58,167	11,633	1,000,000	5,859
10.01	Property			6750 West Loop South	5,990	3/30/2019	11/29/2012	No	NAP	11/29/2012	NAP	NAP	No
10.02	Property			6700 West Loop South	5,098	7/31/2016	11/29/2012	No	NAP	11/29/2012	NAP	NAP	No
10.03	Property			4710 Bellaire Boulevard	4,467	MTM	11/28/2012	No	NAP	11/29/2012	NAP	NAP	No
11	Loan		GSMC	Stonecreek - Robinhood Portfolio									No	46,196	46,196	46,375	5,153	0	4,396
11.01	Property			Stonecreek Village	7,535	9/30/2029	3/15/2013	No	NAP	2/27/2013	2/28/2013	6%	No
11.02	Property			Robinhood Plaza	4,762	8/31/2021	3/18/2013	No	NAP	2/26/2013	2/27/2013	9%	No
12	Loan	9	CGMRC	Westin Memphis			1/29/2013	No	NAP	1/28/2013	1/28/2013	10%	No	0	0	49,224	16,408	0	1/12 of 4% of projected annual gross revenues
13	Loan		JLC	1540 2nd Street			11/5/2012	No	NAP	11/13/2012	11/13/2012	10%	No	335,291	37,255	19,776	2,825	0	1,392
14	Loan	9	GSMC	Hilton Checkers			2/14/2013	No	NAP	2/12/2013	2/11/2013	18%	No	0	53,751	0	0	0	0
15	Loan		JLC	100 East California Avenue			11/29/2012	No	NAP	11/29/2012	11/29/2012	12%	No	178,799	32,000	34,206	2,800	774,400	0
16	Loan		JLC	Storage Masters									No	245,896	35,000	1,000	5,200	0	5,281
16.01	Property			Storage Masters - Chesterfield			10/23/2012	No	NAP	10/23/2012	NAP	NAP	No
16.02	Property			Storage Masters - Plano			10/9/2012	No	NAP	10/9/2012	NAP	NAP	No
16.03	Property			Storage Masters - O’Fallon			10/8/2012	No	NAP	10/9/2012	NAP	NAP	No
16.04	Property			Storage Masters - Denver			10/9/2012	No	NAP	10/9/2012	NAP	NAP	No
16.05	Property			Storage Masters - St. Charles			10/9/2012	No	NAP	10/9/2012	NAP	NAP	No

CGCMT 2013-GCJ11
					Fifth	Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic	PML	Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)
17	Loan	18	JLC	McIntosh Village SC	4,500	8/1/2015	2/5/2013	No	NAP	2/4/2013	NAP	NAP	No	250,305	20,859	33,990	2,833	0	2,275
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	12,119	9/30/2019	11/28/2012	No	NAP	11/29/2012	NAP	NAP	No	439,122	146,374	53,465	1,149	0	10,169
19	Loan		JLC	9440 Santa Monica	4,865	7/31/2013	10/31/2012	No	NAP	11/23/2012	10/1/2012	14%	No	0	41,500	9,250	2,100	0	1,825
20	Loan	25	GSMC	Aramingo Crossings	5,400	2/18/2033	3/19/2013	No	NAP	1/23/2013	NAP	NAP	No	0	0	0	0	0	0
21	Loan		GSMC	Renaissance Center	5,362	2/28/2017	2/15/2013	No	NAP	2/15/2013	NAP	NAP	No	0	0	0	0	0	0
22	Loan	26	JLC	Silverado Park Place	5,520	6/30/2018	12/14/2012	No	NAP	12/13/2012	NAP	NAP	No	22,060	11,030	23,000	1,900	0	1,631
23	Loan	9	JLC	Hampton Inn and Suites - Homestead			10/31/2012	No	NAP	10/30/2012	NAP	NAP	No	171,000	28,500	43,000	3,583	0	17,652
24	Loan	27	AMF I	Midyan Gate Realty Portfolio									No	23,317	0	16,750	0	0	733
24.01	Property			241 Rockaway Parkway			1/29/2013	No	NAP	1/28/2013	NAP	NAP	No
24.02	Property			198 East 98th Street			1/31/2013	No	NAP	1/28/2013	NAP	NAP	No
24.03	Property			212 East 98th Street			1/31/2013	No	NAP	1/28/2013	NAP	NAP	No
24.04	Property			9717 Kings Highway			1/31/2013	No	NAP	1/28/2013	NAP	NAP	No
24.05	Property			9729 Kings Highway			1/31/2013	No	NAP	1/28/2013	NAP	NAP	No
25	Loan	28, 29	AMF I	Hyatt House Houston			3/5/2013	No	NAP	3/5/2013	NAP	NAP	No	71,354	17,838	5,645	2,822	0	10,700
26	Loan	30, 31	AMF I	Staybridge Denver			3/5/2013	No	NAP	3/5/2013	NAP	NAP	No	4,281	4,281	2,369	1,184	0	8,600
27	Loan	9, 32	GSMC	Homewood Suites - Davidson			12/5/2012	No	NAP	12/10/2012	NAP	NAP	No	13,329	13,329	10,712	1,785	0	12,822
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel									No	25,468	25,468	25,345	5,069	500,000	2,553
28.01	Property			6800 West Loop South	3,289	11/30/2013	11/29/2012	No	NAP	11/29/2012	NAP	NAP	No
28.02	Property			4747 Bellaire Boulevard	2,824	1/31/2022	11/29/2012	No	NAP	11/29/2012	NAP	NAP	No
29	Loan	33, 34, 35	AMF I	Box House Hotel			1/9/2013	No	NAP	1/9/2013	NAP	NAP	No	13,141	4,380	28,303	6,032	0	9,742
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio									No	69,905	22,863	523	523	0	1,794
30.01	Property			Parkway Self Storage			12/19/2012	No	NAP	11/30/2012	NAP	NAP	No
30.02	Property			Moore Self Storage			12/10/2012	No	NAP	12/5/2012	NAP	NAP	No
31	Loan	36	AMF I	Courtyard Miami West			2/1/2013	No	NAP	2/1/2013	NAP	NAP	No	58,289	11,658	13,390	13,390	0	14,252
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio									No	26,865	8,955	30,676	4,574	0	5,854
32.01	Property			7241 South Phillips Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.02	Property			7612 South Kingston Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.03	Property			7901 South Paxton Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.04	Property			6101 South Langley Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.05	Property			5236 West Harrison Street			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.06	Property			7624 South Kingston Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.07	Property			5732-5734 West Washington Boulevard			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.08	Property			8155 South Ingleside Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.09	Property			6230 South Artesian Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.10	Property			7655 South May Street			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.11	Property			7751-7757 South Loomis Boulevard			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.12	Property			6236-6240 South Artesian Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.13	Property			2225 East 87th Street			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.14	Property			6401 South Maplewood Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.15	Property			8200 South Clyde Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.16	Property			7601 South Coles Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.17	Property			1257-1259 South Kildare Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
32.18	Property			6458 South Fairfield Avenue			1/11/2013	No	NAP	1/11/2013	NAP	NAP	No
33	Loan		AMF I	Preserve at Cedar River			2/11/2013	No	NAP	2/11/2013	NAP	NAP	No	120,126	24,025	56,965	9,494	0	14,500
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage			12/4/2012	No	NAP	12/4/2012	12/3/2012	5%	No	95,077	15,846	12,687	2,115	0	3,241
35	Loan	38	GSMC	Morrison Crossing	4,962	10/24/2016	2/15/2013	No	NAP	2/14/2013	NAP	NAP	No	81,656	13,609	22,578	5,644	0	1,562
36	Loan		CGMRC	Stonetown MHC Portfolio									No	26,864	8,955	6,629	1,326	26,000	2,163
36.01	Property			Countryside			12/20/2012	No	NAP	3/6/2013	NAP	NAP	No
36.02	Property			Dallas Lake Spring MHC			11/14/2012	No	NAP	12/20/2012	NAP	NAP	No
36.03	Property			Dallas			11/14/2012	No	NAP	12/20/2012	NAP	NAP	No
36.04	Property			Bell’s Half Acres			11/30/2012	No	NAP	12/20/2012	NAP	NAP	No
37	Loan	39	AMF I	10 Senate Place			12/5/2012	No	NAP	12/5/2012	NAP	NAP	No	15,258	5,086	16,250	1,542	0	4,125
38	Loan		AMF I	Green Valley Apartments			2/20/2013	No	NAP	2/13/2013	NAP	NAP	No	71,975	10,282	18,134	8,771	0	10,325
39	Loan		CGMRC	Stor-All Tchoupitoulas			1/29/2013	No	NAP	1/29/2013	NAP	NAP	No	39,114	13,038	0	0	0	1,031
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)			1/14/2013	No	NAP	1/14/2013	NAP	NAP	No	33,330	8,332	51,626	3,971	0	10,672
41	Loan		CGMRC	Grand Oaks Apartments			8/15/2012	No	NAP	8/17/2012	NAP	NAP	No	26,449	8,816	70,329	5,861	81,907	5,050
42	Loan	9	JLC	Westside Urban Market	4,490	12/31/2017	12/7/2012	No	NAP	11/29/2012	NAP	NAP	No	18,726	4,681	13,540	1,504	0	568
43	Loan		CGMRC	Tower Colorado	5,254	1/31/2018	2/19/2013	No	NAP	2/15/2013	NAP	NAP	No	97,847	19,575	29,302	2,930	0	2,129

CGCMT 2013-GCJ11
					Fifth	Fifth	Environmental		Environmental				Earthquake
Control	Loan /		Mortgage		Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic	PML	Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date	or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)
44	Loan		CGMRC	StorExpress Self Storage Portfolio									No	81,830	6,819	1,384	0	0	1,619
44.01	Property			Brinton StorExpress Self Storage			12/19/2012	No	NAP	12/19/2012	NAP	NAP	No
44.02	Property			New Kensington StorExpress Self Storage			12/19/2012	No	NAP	12/19/2012	NAP	NAP	No
45	Loan		AMF I	Yorktowne Apartments			1/16/2013	No	NAP	1/25/2013	NAP	NAP	No	101,201	12,650	11,769	5,885	0	10,467
46	Loan	40	AMF I	Courtyard Chicago Wood Dale			3/5/2013	No	NAP	3/5/2013	NAP	NAP	No	88,776	11,097	4,064	2,032	0	11,640
47	Loan		CGMRC	221-223 East Broadway	250	1/31/2021	12/18/2012	No	NAP	12/18/2012	NAP	NAP	No	0	11,361	18,938	1,657	0	604
48	Loan	9	CGMRC	Value Place Baton Rouge									No	31,480	10,493	32,577	2,715	141,710	10,311
48.01	Property			Value Place Baton Rouge East			1/16/2013	No	NAP	1/16/2013	NAP	NAP	No
48.02	Property			Value Place Baton Rouge North			1/16/2013	No	NAP	1/16/2013	NAP	NAP	No
49	Loan		CGMRC	Glenmont Retail	2,986	5/31/2016	12/11/2012	No	NAP	12/6/2012	NAP	NAP	No	37,333	13,639	1,313	438	0	344
50	Loan		CGMRC	Court Street Shopping Center	4,568	10/31/2013	11/29/2012	No	NAP	11/29/2012	NAP	NAP	No	41,584	8,317	10,932	1,093	0	2,536
51	Loan		CGMRC	Stor-All Pontchartrain			1/29/2013	No	NAP	1/29/2013	NAP	NAP	No	34,444	8,611	0	0	0	1,399
52	Loan		GSMC	Fayette Square	4,000	9/30/2024	2/15/2013	No	NAP	3/6/2013	NAP	NAP	No	12,147	6,073	6,373	1,275	0	3,169
53	Loan		AMF I	Courtyard on the Green			2/11/2013	No	NAP	2/8/2013	NAP	NAP	No	51,842	10,368	38,012	6,335	0	5,533
54	Loan		CGMRC	Crystal Falls Apartments			1/9/2013	No	NAP	1/9/2013	NAP	NAP	No	26,752	13,376	61,799	4,754	0	4,539
55	Loan		CGMRC	Amsdell - O’Storage Portfolio									No	38,754	7,751	0	0	0	2,188
55.01	Property			Smyrna O’Storage			11/12/2012	No	NAP	12/5/2012	NAP	NAP	No
55.02	Property			Gwinnet O’Storage			11/12/2012	No	NAP	12/3/2012	NAP	NAP	No
55.03	Property			Kennesaw O’Storage			12/3/2012	Yes	1/14/2013	12/4/2012	NAP	NAP	No
56	Loan	9	CGMRC	Residence Inn Little Rock			1/21/2013	No	NAP	1/18/2013	NAP	NAP	No	92,003	7,667	31,501	2,864	0	8,117
57	Loan		CGMRC	Barnegat Mini Storage			2/1/2013	No	NAP	2/1/2013	NAP	NAP	No	17,326	8,723	0	0	0	1,196
58	Loan	41	JLC	Salem Street	1,400	11/30/2019	11/28/2012	No	NAP	11/29/2012	NAP	NAP	No	2,117	3,254	1,295	648	0	769
59	Loan		CGMRC	Storage Pros Michigan Portfolio									No	36,115	10,108	7,092	788	0	1,180
59.01	Property			Storage Pros Fenton			1/22/2013	No	NAP	1/23/2013	NAP	NAP	No
59.02	Property			Storage Pros Portage			1/22/2013	No	NAP	1/24/2013	NAP	NAP	No
60	Loan	42, 43	AMF I	577 Broadway			2/28/2013	No	NAP	2/28/2013	NAP	NAP	No	16,413	5,471	6,279	1,631	0	459
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest			1/16/2013	No	NAP	NAP	NAP	NAP	No	0	0	0	0	0	0
62	Loan		CGMRC	Lakeside Budget Storage			12/12/2012	No	NAP	12/12/2012	NAP	NAP	No	30,117	6,023	1,708	854	0	1,023
63	Loan		CGMRC	Storage Pros Fall River			1/23/2013	No	NAP	1/24/2013	NAP	NAP	No	14,981	6,793	3,377	375	0	635
64	Loan		CGMRC	290 West Self Storage			1/11/2013	No	NAP	10/5/2012	NAP	NAP	No	9,683	4,842	2,821	564	0	1,121
65	Loan	9	CGMRC	Executive Airport Business Center	4,217	10/31/2016	2/13/2013	No	NAP	2/13/2013	NAP	NAP	No	57,388	11,478	58,231	5,294	0	1,028
66	Loan		CGMRC	SST Morgan Hill Self Storage			2/22/2013	No	NAP	2/22/2013	2/22/2013	12%	No	24,223	8,074	2,333	389	0	759
67	Loan		CGMRC	Cantey Townhomes			1/25/2013	No	NAP	1/25/2013	NAP	NAP	No	30,900	7,725	4,387	1,462	450	450
68	Loan		CGMRC	CVS - Pleasant Grove, AL			8/28/2012	No	NAP	1/14/2013	NAP	NAP	No	0	0	0	0	0	322
69	Loan		JLC	Holiday Mobile Home Park			11/20/2012	No	NAP	11/21/2012	NAP	NAP	No	50,000	6,431	2,000	835	0	904
70	Loan		CGMRC	Bayou Village			1/14/2013	No	NAP	1/14/2013	NAP	NAP	No	17,526	5,842	12,368	6,184	0	2,286
71	Loan		JLC	2151 Las Palmas			6/3/2011	No	NAP	6/2/2011	6/2/2011	13%	No	20,764	2,685	2,936	253	0	875
72	Loan		CGMRC	903 Peachtree Street			11/27/2012	No	NAP	11/27/2012	NAP	NAP	No	19,215	3,202	1,650	825	0	223

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1	Loan		CGMRC	39 Broadway	100,000	400,000	0	400,000	0	0	19,375	0	0	0	421,604	0
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	0	0	0	0	0	0	86,531	0	0	0	10,000,000	65,000
3	Loan	11	JLC	Christown Spectrum	1,000,000	0	27,300	0	0	0	0	0	0	0	0	0
4	Loan		CGMRC	Ascentia MHC Portfolio	0	0	0	0	0	0	446,125	0	0	0	104,300	0
4.01	Property			River Valley
4.02	Property			Skyline Village
4.03	Property			West Winds
4.04	Property			Gaslight
4.05	Property			Aloha Vegas
4.06	Property			Dream Island
4.07	Property			Western Hills
4.08	Property			Kingswood
4.09	Property			Woodlawn
4.10	Property			Lake Fork
4.11	Property			Buckingham
4.12	Property			Valle Grande
4.13	Property			Woodview
4.14	Property			Countryside Estates
4.15	Property			West Park Plaza
4.16	Property			Sheltered Valley
4.17	Property			Cedar Village
4.18	Property			W Bar K
4.19	Property			Country Oaks
4.20	Property			Trails End
4.21	Property			Rancho Bridger
4.22	Property			Mountain Springs
4.23	Property			Windgate
4.24	Property			Lawson
4.25	Property			Golden Eagle
4.26	Property			Sugar Creek
4.27	Property			Hillside
4.28	Property			Medicine Waters
5	Loan		AMF I	Blue Diamond Crossing	125,000	274,350	20,861	800,000	0	0	0	0	0	0	128,181	0
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	0	0	0	0	0	0	0	0	0	0	2,899,140	0
7	Loan		JLC	Radisson Bloomington	0	0	0	0	0	0	147,000	0	0	0	0	0
8	Loan	9	CGMRC	Residence Inn Boston Harbor	0	0	0	0	0	0	34,375	0	0	0	0	0
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	0	375,000	24,418	0	0	0	0	0	0	0	14,000,000	0
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	0	1,219,910	0	0	0	0	0	0	0	0	0	0
10.01	Property			6750 West Loop South
10.02	Property			6700 West Loop South
10.03	Property			4710 Bellaire Boulevard
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	0	0	16,743	400,000	0	0	0	0	68,750	0	177,437	0
11.01	Property			Stonecreek Village
11.02	Property			Robinhood Plaza
12	Loan	9	CGMRC	Westin Memphis	0	0	0	0	0	0	0	0	0	0	15,661	0
13	Loan		JLC	1540 2nd Street	0	0	8,352	0	0	0	0	0	0	0	0	0
14	Loan	9	GSMC	Hilton Checkers	0	0	0	0	0	0	0	0	0	0	0	0
15	Loan		JLC	100 East California Avenue	0	0	7,080	0	0	0	0	0	0	0	0	0
16	Loan		JLC	Storage Masters	190,115	0	0	0	0	0	20,250	0	0	0	0	0
16.01	Property			Storage Masters - Chesterfield
16.02	Property			Storage Masters - Plano
16.03	Property			Storage Masters - O’Fallon
16.04	Property			Storage Masters - Denver
16.05	Property			Storage Masters - St. Charles

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
17	Loan	18	JLC	McIntosh Village SC	0	250,000	0	200,000	0	0	4,950	0	0	0	0	0
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	0	0	50,715	1,800,000	0	0	0	0	0	0	825,975	0
19	Loan		JLC	9440 Santa Monica	0	0	7,300	1,000,000	0	0	0	0	0	0	89,917	89,917
20	Loan	25	GSMC	Aramingo Crossings	0	0	0	0	0	0	0	0	0	0	155,000	0
21	Loan		GSMC	Renaissance Center	114,689	0	0	233,757	0	0	0	0	0	0	0	0
22	Loan	26	JLC	Silverado Park Place	0	0	5,547	0	0	0	0	0	0	0	19,720	19,720
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	0	0	0	0	0	0	0	0	0	0	120,000	0
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	18,000	0	2,566	100,000	0	0	0	0	0	0	0	0
24.01	Property			241 Rockaway Parkway
24.02	Property			198 East 98th Street
24.03	Property			212 East 98th Street
24.04	Property			9717 Kings Highway
24.05	Property			9729 Kings Highway
25	Loan	28, 29	AMF I	Hyatt House Houston	0	0	0	0	0	0	0	0	0	0	0	0
26	Loan	30, 31	AMF I	Staybridge Denver	0	0	0	0	0	0	0	0	0	0	0	25,000
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	0	0	0	0	0	0	0	0	0	0	825	0
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	0	747,521	0	0	0	0	0	0	0	0	0	0
28.01	Property			6800 West Loop South
28.02	Property			4747 Bellaire Boulevard
29	Loan	33, 34, 35	AMF I	Box House Hotel	0	0	0	0	0	0	0	0	0	0	40,000	0
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	0	0	0	0	0	0	3,869	0	15,000	0	900,000	0
30.01	Property			Parkway Self Storage
30.02	Property			Moore Self Storage
31	Loan	36	AMF I	Courtyard Miami West	0	0	0	0	0	0	0	0	0	0	0	0
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	210,750	0	0	0	0	0	10,000	0	0	0	0	0
32.01	Property			7241 South Phillips Avenue
32.02	Property			7612 South Kingston Avenue
32.03	Property			7901 South Paxton Avenue
32.04	Property			6101 South Langley Avenue
32.05	Property			5236 West Harrison Street
32.06	Property			7624 South Kingston Avenue
32.07	Property			5732-5734 West Washington Boulevard
32.08	Property			8155 South Ingleside Avenue
32.09	Property			6230 South Artesian Avenue
32.10	Property			7655 South May Street
32.11	Property			7751-7757 South Loomis Boulevard
32.12	Property			6236-6240 South Artesian Avenue
32.13	Property			2225 East 87th Street
32.14	Property			6401 South Maplewood Avenue
32.15	Property			8200 South Clyde Avenue
32.16	Property			7601 South Coles Avenue
32.17	Property			1257-1259 South Kildare Avenue
32.18	Property			6458 South Fairfield Avenue
33	Loan		AMF I	Preserve at Cedar River	0	0	0	0	0	0	123,906	0	0	0	0	0
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	0	0	0	0	0	0	8,168	0	0	0	863,705	0
35	Loan	38	GSMC	Morrison Crossing	0	0	7,415	400,000	0	0	0	0	0	0	0	0
36	Loan		CGMRC	Stonetown MHC Portfolio	0	0	0	0	0	0	49,677	0	0	0	654,730
36.01	Property			Countryside
36.02	Property			Dallas Lake Spring MHC
36.03	Property			Dallas
36.04	Property			Bell’s Half Acres
37	Loan	39	AMF I	10 Senate Place	0	0	0	0	0	0	978,000	0	75,000	0	0	0
38	Loan		AMF I	Green Valley Apartments	0	0	0	0	0	0	97,888	0	0	0	100,000	0
39	Loan		CGMRC	Stor-All Tchoupitoulas	75,000	0	0	0	0	0	3,750	0	0	0	0	0
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	0	0	0	0	0	0	39,225	0	0	0	0	8,974
41	Loan		CGMRC	Grand Oaks Apartments	0	0	0	0	0	0	20,925	0	0	0	0	0
42	Loan	9	JLC	Westside Urban Market	0	75,000	5,800	140,000	0	0	106,136	0	0	0	51,014	0
43	Loan		CGMRC	Tower Colorado	76,629	0	10,643	383,145	0	0	650,000	0	0	0	164,881	0

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
44	Loan		CGMRC	StorExpress Self Storage Portfolio	0	0	0	0	0	0	116,928	0	0	0	0	0
44.01	Property			Brinton StorExpress Self Storage
44.02	Property			New Kensington StorExpress Self Storage
45	Loan		AMF I	Yorktowne Apartments	200,000	0	0	0	0	0	438,463	0	0	0	0	0
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	0	0	0	0	0	0	0	0	0	0	0	0
47	Loan		CGMRC	221-223 East Broadway	0	0	417	15,012	0	0	31,875	0	0	0	10,356	0
48	Loan	9	CGMRC	Value Place Baton Rouge	0	0	0	0	0	0	0	0	0	0	205,264	0
48.01	Property			Value Place Baton Rouge East
48.02	Property			Value Place Baton Rouge North
49	Loan		CGMRC	Glenmont Retail	0	0	1,668	60,000	0	0	0	0	0	0	0	0
50	Loan		CGMRC	Court Street Shopping Center	0	0	5,364	250,000	0	0	82,088	0	0	0	120,330	0
51	Loan		CGMRC	Stor-All Pontchartrain	75,000	0	0	0	0	0	29,875	0	0	0	0	0
52	Loan		GSMC	Fayette Square	0	100,000	6,250	150,000	0	0	0	0	0	0	0	0
53	Loan		AMF I	Courtyard on the Green	0	0	0	0	0	0	39,000	0	0	0	0	0
54	Loan		CGMRC	Crystal Falls Apartments	0	0	0	0	0	0	208,594	0	0	0	0	0
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	0	0	0	0	0	0	17,156	0	0	0	250,000	0
55.01	Property			Smyrna O’Storage
55.02	Property			Gwinnet O’Storage
55.03	Property			Kennesaw O’Storage
56	Loan	9	CGMRC	Residence Inn Little Rock	0	0	0	0	0	0	26,484	0	0	0	187,500	0
57	Loan		CGMRC	Barnegat Mini Storage	71,758	0	0	0	0	0	15,300	0	0	0	0	0
58	Loan	41	JLC	Salem Street	30,000	50,000	0	50,000	0	0	0	0	0	0	0	0
59	Loan		CGMRC	Storage Pros Michigan Portfolio	0	0	0	0	0	0	35,363	0	0	0	0	0
59.01	Property			Storage Pros Fenton
59.02	Property			Storage Pros Portage
60	Loan	42, 43	AMF I	577 Broadway	0	0	1,200	0	0	0	0	0	0	0	75,000	0
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	0	0	0	0	0	0	0	0	0	0	0	0
62	Loan		CGMRC	Lakeside Budget Storage	0	0	0	0	0	0	0	0	0	0	0	0
63	Loan		CGMRC	Storage Pros Fall River	0	0	0	0	0	0	0	0	0	0	0	0
64	Loan		CGMRC	290 West Self Storage	0	0	0	0	0	0	1,875	0	0	0	0	0
65	Loan	9	CGMRC	Executive Airport Business Center	0	0	6,096	182,873	0	0	180,000	0	0	0	54,355	0
66	Loan		CGMRC	SST Morgan Hill Self Storage	0	0	0	0	0	0	0	0	0	0	0	0
67	Loan		CGMRC	Cantey Townhomes	0	0	0	0	0	0	15,000	0	0	0	0	0
68	Loan		CGMRC	CVS - Pleasant Grove, AL	0	0	0	0	0	0	9,188	0	0	0	0	0
69	Loan		JLC	Holiday Mobile Home Park	0	0	0	0	0	0	30,813	0	0	0	300,000	0
70	Loan		CGMRC	Bayou Village	0	0	0	0	0	0	50,000	0	0	0	0	0
71	Loan		JLC	2151 Las Palmas	0	30,000	849	0	0	0	0	0	0	0	0	0
72	Loan		CGMRC	903 Peachtree Street	0	0	709	0	0	0	0	0	0	0	10,000	0

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name
1	Loan		CGMRC	39 Broadway	Rent Concession Reserve	39 CAM LLC
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	Upfront TCO Reserve ($5,000,000); Upfront Modernization Reserve ($5,000,000); Ongoing Seasonality Reserve ($65,000 every March through December commencing in 2017)	West 63 Empire Associates LLC
3	Loan	11	JLC	Christown Spectrum		Coventry II DDR Phoenix Spectrum SPE LLC and Coventry II DDR Phoenix Spectrum Fee LLC
4	Loan		CGMRC	Ascentia MHC Portfolio	Abandoned Coach Reserve ($50,000); Violations Removal Funds ($35,500); Radon Remediation Funds ($18,800)
CEDAR VILLAGE MHC, LLC; CHEYENNE MHP, LLC; COUNTRY OAKS MHC, LLC; COUNTRYSIDE MOBILE HOME PARK, LLC; DREAM ISLAND MOBILE HOME PARK, LLC; GRAND ISLAND MOBILE HOME COMMUNITY, LLC; LINCOLN MOBILE HOME PARKS, LLC; ALOHA VEGAS MHC, LLC; RANCHO BRIDGER MHC, LLC; VALLE GRANDE MHC, LLC; RIVER VALLEY MOBILE HOME PARK,LLC; HILLSIDE MHC, LLC; SKYLINE MHC, LLC; WEST PARK PLAZA MOBILE HOME PARK, LLC; WESTERN HILLS MHP, LLC; BUCKINGHAM WOODVIEW, LLC; WOODVIEW MHC, LLC; LAWSON MHC, LLC; WINDGATE MHC, LLC; GOLDEN EAGLE MHC, LLC; LEADVILLE MHC, LLC; MEDICINE WATERS MHC, LLC; MOUNTAIN SPRINGS MHC-WK, LLC; SUGAR CREEK MHC, LLC; TRAILS END MHC-WK, LLC; W BAR K MHC-WK,LLC

4.01	Property			River Valley
4.02	Property			Skyline Village
4.03	Property			West Winds
4.04	Property			Gaslight
4.05	Property			Aloha Vegas
4.06	Property			Dream Island
4.07	Property			Western Hills
4.08	Property			Kingswood
4.09	Property			Woodlawn
4.10	Property			Lake Fork
4.11	Property			Buckingham
4.12	Property			Valle Grande
4.13	Property			Woodview
4.14	Property			Countryside Estates
4.15	Property			West Park Plaza
4.16	Property			Sheltered Valley
4.17	Property			Cedar Village
4.18	Property			W Bar K
4.19	Property			Country Oaks
4.20	Property			Trails End
4.21	Property			Rancho Bridger
4.22	Property			Mountain Springs
4.23	Property			Windgate
4.24	Property			Lawson
4.25	Property			Golden Eagle
4.26	Property			Sugar Creek
4.27	Property			Hillside
4.28	Property			Medicine Waters
5	Loan		AMF I	Blue Diamond Crossing	Ground Rent Reserve	Blue Diamond Crossing II, LLC
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	Excess Loan Proceeds Reserve	127 West 25th Group LLC
7	Loan		JLC	Radisson Bloomington		WSI (I) - RWP, LLC
8	Loan	9	CGMRC	Residence Inn Boston Harbor		Tudor Wharf Hotel Tenant LLC
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	Property Renovation Reserve	Ala Moana Property Owner LLC
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel		Pin Oak North Parcel LL, LLC
10.01	Property			6750 West Loop South
10.02	Property			6700 West Loop South
10.03	Property			4710 Bellaire Boulevard
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	Unpaid TI Allowance ($100,000); Free Rent Reserve ($61,138.80); Unpaid Leasing Commissions ($16,297.78)	Robinhood Plaza Shopping Center LLC and Stonecreek Village Shopping Center LLC
11.01	Property			Stonecreek Village
11.02	Property			Robinhood Plaza
12	Loan	9	CGMRC	Westin Memphis	Ground Rent Reserve	Senate Hotel Memphis SPE, LLC
13	Loan		JLC	1540 2nd Street		RBE 1540 Second Street LLC
14	Loan	9	GSMC	Hilton Checkers		CHSP Los Angeles LLC
15	Loan		JLC	100 East California Avenue		FM Baker LLC and YBG Baker LLC
16	Loan		JLC	Storage Masters		Storage Masters-Denver, L.L.C., Storage Masters-O’Fallon, L.L.C., Storage Masters-Plano, L.L.C., Storage Masters-St. Charles, L.L.C. and Storage Masters-Chesterfield II, LLC
16.01	Property			Storage Masters - Chesterfield
16.02	Property			Storage Masters - Plano
16.03	Property			Storage Masters - O’Fallon
16.04	Property			Storage Masters - Denver
16.05	Property			Storage Masters - St. Charles

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name
17	Loan	18	JLC	McIntosh Village SC		Trinity-McIntosh, LLC
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	Unfunded Obligations
NH-A Investment Borrower LLC, NH-B Investment Borrower LLC, NH-D Retail Investment Borrower LLC, NH-E Investment Borrower LLC, NH-J Fleet Borrower LLC, NH-J Garage Borrower LLC, NH-J Office/Retail Borrower LLC, NH-K Retail Borrower LLC, NH-L Investment Borrower LLC, NH-M Garage Borrower LLC, NH-M Office/Retail Borrower LLC, NH-P Garage Borrower LLC, NH-P Retail Borrower LLC, NH-Q Retail-A Borrower LLC, NH-Q Retail Borrower LLC

19	Loan		JLC	9440 Santa Monica	Ground Rent Reserve	B.H. Triangle Associates, L.P.
20	Loan	25	GSMC	Aramingo Crossings	TD Bank Reserve	BDP Realty II, L.P.
21	Loan		GSMC	Renaissance Center		Renaissance Phase II CMBS, LLC
22	Loan	26	JLC	Silverado Park Place	Ground Lease Reserve	Eastern Silverado L.L.C.
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	Upfront Seasonality Reserve ($120,000)	Prime Hotel Group at Homestead, LLC
24	Loan	27	AMF I	Midyan Gate Realty Portfolio		Midyan Gate Realty No. 5 LLC
24.01	Property			241 Rockaway Parkway
24.02	Property			198 East 98th Street
24.03	Property			212 East 98th Street
24.04	Property			9717 Kings Highway
24.05	Property			9729 Kings Highway
25	Loan	28, 29	AMF I	Hyatt House Houston		GFII DVI Cardel Houston, L.P.
26	Loan	30, 31	AMF I	Staybridge Denver	PIP Reserve	GFII DVI Cardel Denver, LLC
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	Tax Service Fee ($800); Flood Certificate ($25)	Riverside Hotel, LLC
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel		Pin Oak South Parcel LL, LLC
28.01	Property			6800 West Loop South
28.02	Property			4747 Bellaire Boulevard
29	Loan	33, 34, 35	AMF I	Box House Hotel	Flood Insurance Deductible Reserve	77 Box Street Holding Company LLC
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	Property Costs Reserve	Amsdell Storage Ventures VIII, LLC, Amsdell Storage Ventures IV, LLC
30.01	Property			Parkway Self Storage
30.02	Property			Moore Self Storage
31	Loan	36	AMF I	Courtyard Miami West		GFII DVI Cardel Flagler Courtyard, LLC
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio		Seaborgium Holdings 1, LLC, Seaborgium Holdings 3, LLC and Rodinia Holdings 9, LLC
32.01	Property			7241 South Phillips Avenue
32.02	Property			7612 South Kingston Avenue
32.03	Property			7901 South Paxton Avenue
32.04	Property			6101 South Langley Avenue
32.05	Property			5236 West Harrison Street
32.06	Property			7624 South Kingston Avenue
32.07	Property			5732-5734 West Washington Boulevard
32.08	Property			8155 South Ingleside Avenue
32.09	Property			6230 South Artesian Avenue
32.10	Property			7655 South May Street
32.11	Property			7751-7757 South Loomis Boulevard
32.12	Property			6236-6240 South Artesian Avenue
32.13	Property			2225 East 87th Street
32.14	Property			6401 South Maplewood Avenue
32.15	Property			8200 South Clyde Avenue
32.16	Property			7601 South Coles Avenue
32.17	Property			1257-1259 South Kildare Avenue
32.18	Property			6458 South Fairfield Avenue
33	Loan		AMF I	Preserve at Cedar River		Preserve at Cedar River Limited Partnership
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	PIP ($815,285); Ground Lease Reserve ($48,420 upfront, $24,210 monthly in June through September, annually); Seasonal Reserves ($50,000 monthly in June through September, annually)	Alaska Hospitality, LLC
35	Loan	38	GSMC	Morrison Crossing		Clearview Morrison, L.P.
36	Loan		CGMRC	Stonetown MHC Portfolio	Upfront Ground Lease Fund (5,730.28); Upfront Rental Reserve Account ($633,000); Upfront Abandoned Coach Reserve Funds ($16,000)	Stonetown Oak Hollow, LLC, Stonetown Bells, LLC, Stonetown Countryside, LLC, and Stonetown Dallas MHP, LLC
36.01	Property			Countryside
36.02	Property			Dallas Lake Spring MHC
36.03	Property			Dallas
36.04	Property			Bell’s Half Acres
37	Loan	39	AMF I	10 Senate Place		Senate Place Holdings, LLC
38	Loan		AMF I	Green Valley Apartments	Insurance Deductible Reserve	Green Valley Apartment Complex, L.L.C.
39	Loan		CGMRC	Stor-All Tchoupitoulas		Stor-All Tchoupitoulas L.L.C.
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	Ongoing Seasonality Reserve	Sunrise Hotels of Charleston LLC
41	Loan		CGMRC	Grand Oaks Apartments		Seasons at Fountain Lakes, LLC
42	Loan	9	JLC	Westside Urban Market	Bungalow TI Reserve ($35,000); Peridot Rent Abatement Reserve ($16,014.33)	Rock West Investments I, LLC
43	Loan		CGMRC	Tower Colorado	Special TI Reserve	Denver Tower Equities LLC

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name
44	Loan		CGMRC	StorExpress Self Storage Portfolio		Brintonexpress, LLC and Route 909 Self-Storage, LTD.
44.01	Property			Brinton StorExpress Self Storage
44.02	Property			New Kensington StorExpress Self Storage
45	Loan		AMF I	Yorktowne Apartments		Yorketowne Apartments LLC
46	Loan	40	AMF I	Courtyard Chicago Wood Dale		GFII DVI Cardel Wood Dale, LLC
47	Loan		CGMRC	221-223 East Broadway	Code Violations Reserve	Mayflower 221, LLC
48	Loan	9	CGMRC	Value Place Baton Rouge	PIP Reserve ($136,944.06); Flat Screen TVs ($68,320.02)	Sandpiper Airline Highway, LLC, Sandpiper Harrells Ferry, LLC
48.01	Property			Value Place Baton Rouge East
48.02	Property			Value Place Baton Rouge North
49	Loan		CGMRC	Glenmont Retail		Glenmont RR Crossing Limited Liability Company
50	Loan		CGMRC	Court Street Shopping Center	Dollar Tree CAM Reserve ($105,059.50); Albertson’s CAM Reserve ($15,270.01)	CSP Pasco, LLC
51	Loan		CGMRC	Stor-All Pontchartrain		Stor-All Gentilly Woods, L.L.C.
52	Loan		GSMC	Fayette Square		BCP Fayette Square, LLC
53	Loan		AMF I	Courtyard on the Green		CRT Owner, LLC and CRT PO LLC
54	Loan		CGMRC	Crystal Falls Apartments		Emerge Crystal Falls, LLC and DBA Crystal Falls Emerge, LLC
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	Property Costs Reserve	Amsdell Storage Ventures X, LLC
55.01	Property			Smyrna O’Storage
55.02	Property			Gwinnet O’Storage
55.03	Property			Kennesaw O’Storage
56	Loan	9	CGMRC	Residence Inn Little Rock	PIP Reserve	RILR Holding LLC
57	Loan		CGMRC	Barnegat Mini Storage		Barnegat Mini Storage Limited Liability Company
58	Loan	41	JLC	Salem Street		Salem Street Station, LLC
59	Loan		CGMRC	Storage Pros Michigan Portfolio		VSI III Fenton, LLC and VSI III Portage, LLC
59.01	Property			Storage Pros Fenton
59.02	Property			Storage Pros Portage
60	Loan	42, 43	AMF I	577 Broadway	Family Dollar Reserve	577-583 Broadway, LLC
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest		Tudor Wharf Hotel Realty LLC
62	Loan		CGMRC	Lakeside Budget Storage		Lakeside Budget Storage Of Sterling Heights LLC
63	Loan		CGMRC	Storage Pros Fall River		VSI III Fall River, LLC
64	Loan		CGMRC	290 West Self Storage		CPTX 10800 Highway 290 W., LLC
65	Loan	9	CGMRC	Executive Airport Business Center	Free Rent Reserve	KAS Airport LLC
66	Loan		CGMRC	SST Morgan Hill Self Storage		SSTI 222 San Pedro Ave, LLC
67	Loan		CGMRC	Cantey Townhomes		Townhomes on Cantey, LP
68	Loan		CGMRC	CVS - Pleasant Grove, AL		H&R Pleasant Grove LLC
69	Loan		JLC	Holiday Mobile Home Park	Mobile Home Purchase Reserve	Holiday MHC PB, LLC
70	Loan		CGMRC	Bayou Village		Sweetbriar Partners, LLC and SHS Asset Management, LLC
71	Loan		JLC	2151 Las Palmas		Las Palmas Industrial Park Investors, LP
72	Loan		CGMRC	903 Peachtree Street	Three Villains Reserve	903 Peachtree Shoppes, LLC

CGCMT 2013-GCJ11

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt
1	Loan		CGMRC	39 Broadway	Avi Schron, Mark Schron and Eli Schron	Refinance	85,500,000	0	0

2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	Stuart Podolsky, Sharon Olson, Jay Podolsky, Shirley Reinfeld and Meyer Chetrit	Refinance	180,000,000	0	0
3	Loan	11	JLC	Christown Spectrum	Coventry Real Estate Fund II, L.L.C. and Coventry Fund II Parallel Fund, L.L.C.	Refinance	66,500,000	229,803	7,700,000
4	Loan		CGMRC	Ascentia MHC Portfolio	Ascentia Real Estate Holding Company, LLC; John J. Elberle; Boris B Vukovich	Refinance	59,400,000	0	0
4.01	Property			River Valley
4.02	Property			Skyline Village
4.03	Property			West Winds
4.04	Property			Gaslight
4.05	Property			Aloha Vegas
4.06	Property			Dream Island
4.07	Property			Western Hills
4.08	Property			Kingswood
4.09	Property			Woodlawn
4.10	Property			Lake Fork
4.11	Property			Buckingham
4.12	Property			Valle Grande
4.13	Property			Woodview
4.14	Property			Countryside Estates
4.15	Property			West Park Plaza
4.16	Property			Sheltered Valley
4.17	Property			Cedar Village
4.18	Property			W Bar K
4.19	Property			Country Oaks
4.20	Property			Trails End
4.21	Property			Rancho Bridger
4.22	Property			Mountain Springs
4.23	Property			Windgate
4.24	Property			Lawson
4.25	Property			Golden Eagle
4.26	Property			Sugar Creek
4.27	Property			Hillside
4.28	Property			Medicine Waters
5	Loan		AMF I	Blue Diamond Crossing	Fred Ahlstrom, Jacob Bingham, James E. Betz and Susan Graves	Refinance	59,000,000	989,194	0
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	Dan Shavolian	Refinance	48,000,000	140,000	0
7	Loan		JLC	Radisson Bloomington	WS Investors - I, L.L.C.	Refinance	45,000,000	0	0
8	Loan	9	CGMRC	Residence Inn Boston Harbor	Pyramid Advisors Limited Partnership	Refinance	43,500,000	0	0
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	REDICO Properties LLC	Refinance	41,440,000	13,097,835	0
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	Investcorp US Real Estate, LLC	Acquisition	38,750,000	25,329,190	0
10.01	Property			6750 West Loop South
10.02	Property			6700 West Loop South
10.03	Property			4710 Bellaire Boulevard
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	Stone Family Partners, LLC, MDS Family Partners I, LLC, Surry Properties, LLC and MDS Family Partners II, LLC	Refinance	36,000,000	746,739	0
11.01	Property			Stonecreek Village
11.02	Property			Robinhood Plaza
12	Loan	9	CGMRC	Westin Memphis	David B. Jones, Glenn R. Malone, Gregory O. Hnedak and L. Kirkpatrick Bobo	Refinance	34,000,000	0	0
13	Loan		JLC	1540 2nd Street	Norman J. Kravetz	Refinance	34,000,000	0	4,200,000
14	Loan	9	GSMC	Hilton Checkers	Chesapeake Lodging, L.P.	Recapitalization	32,000,000	0	0
15	Loan		JLC	100 East California Avenue	Franklin B. Mandel	Acquisition	25,000,000	8,577,914	0
16	Loan		JLC	Storage Masters	John R. Burrows	Refinance	24,300,000	0	0
16.01	Property			Storage Masters - Chesterfield
16.02	Property			Storage Masters - Plano
16.03	Property			Storage Masters - O’Fallon
16.04	Property			Storage Masters - Denver
16.05	Property			Storage Masters - St. Charles

CGCMT 2013-GCJ11

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt
17	Loan	18	JLC	McIntosh Village SC	Vincent A. Riggio	Refinance	24,000,000	234,501	0
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	Peterson Family Trust	Refinance	130,000,000	4,566,025	0
19	Loan		JLC	9440 Santa Monica	Mehdi Soroudi	Acquisition	18,500,000	6,570,340	0
20	Loan	25	GSMC	Aramingo Crossings	Steven B. Wolfson and Milton S. Schneider	Refinance	16,050,000	0	0
21	Loan		GSMC	Renaissance Center	CBL & Associates Limited Partnership	Refinance	16,000,000	0	0
22	Loan	26	JLC	Silverado Park Place	Khusrow Roohani	Refinance	14,650,000	96,273	0
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	Prime Hospitality Group, LLC	Refinance	14,400,000	0	0
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	Morris Bawabeh and David Bawabeh	Refinance	13,750,000	0	0
24.01	Property			241 Rockaway Parkway
24.02	Property			198 East 98th Street
24.03	Property			212 East 98th Street
24.04	Property			9717 Kings Highway
24.05	Property			9729 Kings Highway
25	Loan	28, 29	AMF I	Hyatt House Houston	Carlos J. Rodriguez, Carlos J. Rodriguez, as trustee of The Carlos J. Rodriguez Living Trust dated April 11, 2007 and Stephen Blumenthal	Refinance	7,800,000	257,826	0
26	Loan	30, 31	AMF I	Staybridge Denver	Carlos J. Rodriguez, Carlos J. Rodriguez, as trustee of The Carlos J. Rodriguez Living Trust dated April 11, 2007 and Stephen Blumenthal	Refinance	5,600,000	202,079	0
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	Nishith Kumar Patel and Gautam B. Patel	Refinance	13,250,000	0	0
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	Investcorp US Real Estate, LLC	Acquisition	12,372,500	8,770,810	0
28.01	Property			6800 West Loop South
28.02	Property			4747 Bellaire Boulevard
29	Loan	33, 34, 35	AMF I	Box House Hotel	Joseph Torres	Refinance	12,000,000	0	0
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	Robert J. Amsdell, Barry L. Amsdell, Amsdell Group, LLC	Acquisition	11,512,500	0	0
30.01	Property			Parkway Self Storage
30.02	Property			Moore Self Storage
31	Loan	36	AMF I	Courtyard Miami West	David Buddemeyer, Stephen Blumenthal and Carlos J. Rodriguez, an individual and as trustee for the Carlos Rodriguez Living Trust, dated April 11, 2007	Refinance	11,000,000	340,300	0
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	Pangea Properties	Refinance	10,800,000	0	0
32.01	Property			7241 South Phillips Avenue
32.02	Property			7612 South Kingston Avenue
32.03	Property			7901 South Paxton Avenue
32.04	Property			6101 South Langley Avenue
32.05	Property			5236 West Harrison Street
32.06	Property			7624 South Kingston Avenue
32.07	Property			5732-5734 West Washington Boulevard
32.08	Property			8155 South Ingleside Avenue
32.09	Property			6230 South Artesian Avenue
32.10	Property			7655 South May Street
32.11	Property			7751-7757 South Loomis Boulevard
32.12	Property			6236-6240 South Artesian Avenue
32.13	Property			2225 East 87th Street
32.14	Property			6401 South Maplewood Avenue
32.15	Property			8200 South Clyde Avenue
32.16	Property			7601 South Coles Avenue
32.17	Property			1257-1259 South Kildare Avenue
32.18	Property			6458 South Fairfield Avenue
33	Loan		AMF I	Preserve at Cedar River	Matthew B. Lester	Acquisition	10,800,000	4,607,207	0
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	William J. Lawson	Refinance	10,679,000	0	0
35	Loan	38	GSMC	Morrison Crossing	Michael D. Starcher	Refinance	10,500,000	414,739	0
36	Loan		CGMRC	Stonetown MHC Portfolio	Roy Lapidus and Adam Minnick	Acquisition	10,027,000	1,228,653	0
36.01	Property			Countryside
36.02	Property			Dallas Lake Spring MHC
36.03	Property			Dallas
36.04	Property			Bell’s Half Acres
37	Loan	39	AMF I	10 Senate Place	Moishe Mana	Recapitalization	8,925,000	0	0
38	Loan		AMF I	Green Valley Apartments	Steven Goodman and Leonard Goodman Revocable Trust U/A/D June 17,1969	Refinance	8,800,000	0	0
39	Loan		CGMRC	Stor-All Tchoupitoulas	Michael D. McGuire	Refinance	8,750,000	0	0
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	Kunal Dave, Hiren Viroja, Aakash Patel, Ketan Patel, Rameshchandra Dabhi, Jamnadas Kothadia and Prateek Dalal	Refinance	8,700,000	0	0
41	Loan		CGMRC	Grand Oaks Apartments	Eric J. Morgan	Refinance	8,600,000	18,845	0
42	Loan	9	JLC	Westside Urban Market	Michael Phillips and Kathleen Walker	Refinance	8,250,000	0	0
43	Loan		CGMRC	Tower Colorado	William Felton	Acquisition	7,850,000	3,611,322	0

CGCMT 2013-GCJ11

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash	Subordinate
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt
44	Loan		CGMRC	StorExpress Self Storage Portfolio	Steven L. Mitnick	Refinance	7,800,000	0	0
44.01	Property			Brinton StorExpress Self Storage
44.02	Property			New Kensington StorExpress Self Storage
45	Loan		AMF I	Yorktowne Apartments	Roger Beit and Mark Paley	Acquisition	7,625,000	3,017,912	0
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	Carlos J. Rodriguez, Carlos J. Rodriguez, as trustee of The Carlos J. Rodriguez Living Trust dated April 11, 2007 and Stephen Blumenthal	Refinance	7,600,000	245,337	0
47	Loan		CGMRC	221-223 East Broadway	Alan Hoffman, Jason Hoffman, Michael S. Young, David Krumholz and Gloria K. Young	Acquisition	7,525,000	3,200,000	0
48	Loan	9	CGMRC	Value Place Baton Rouge	P. Carter Rise	Acquisition	7,500,000	3,784,031	0
48.01	Property			Value Place Baton Rouge East
48.02	Property			Value Place Baton Rouge North
49	Loan		CGMRC	Glenmont Retail	Cary B. Heller and Scott D. Heller	Refinance	7,500,000	0	0
50	Loan		CGMRC	Court Street Shopping Center	Steven B. Jaeger and Michael Karasik	Refinance	6,650,000	0	0
51	Loan		CGMRC	Stor-All Pontchartrain	Michael D. McGuire	Refinance	6,500,000	0	0
52	Loan		GSMC	Fayette Square	Clyde R. Butler, Jr.	Refinance	6,100,000	0	0
53	Loan		AMF I	Courtyard on the Green	Matthew B. Lester	Acquisition	6,000,000	2,738,851	0
54	Loan		CGMRC	Crystal Falls Apartments	Stan Baggett and Karen Baggett	Refinance	5,850,000	420,569	0
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	Robert J. Amsdell, Barry L. Amsdell, Amsdell Group, LLC	Acquisition	5,500,000	2,407,972	0
55.01	Property			Smyrna O’Storage
55.02	Property			Gwinnet O’Storage
55.03	Property			Kennesaw O’Storage
56	Loan	9	CGMRC	Residence Inn Little Rock	Brian Patrick Martin, Ira Mondry and Edward Herrick	Acquisition	5,200,000	2,591,670	0
57	Loan		CGMRC	Barnegat Mini Storage	Daniel A. Myers	Refinance	5,100,000	0	0
58	Loan	41	JLC	Salem Street	Hall Farmer Barnett	Refinance	4,850,000	20,970	0
59	Loan		CGMRC	Storage Pros Michigan Portfolio	David M. Levenfeld and Ian Burnstein	Refinance	4,500,000	0	0
59.01	Property			Storage Pros Fenton
59.02	Property			Storage Pros Portage
60	Loan	42, 43	AMF I	577 Broadway	Yakov Burakovsky	Refinance	4,075,000	0	0
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	Pyramid Advisors Limited Partnership	Refinance	4,000,000	0	0
62	Loan		CGMRC	Lakeside Budget Storage	Sidney Moss and Marvin Walkon	Recapitalization	3,930,000	1,302,435	0
63	Loan		CGMRC	Storage Pros Fall River	David M. Levenfeld and Ian Burnstein	Refinance	3,700,000	0	0
64	Loan		CGMRC	290 West Self Storage	Storage UPREIT Partners, LP	Acquisition	3,700,000	1,354,221	0
65	Loan	9	CGMRC	Executive Airport Business Center	Daniel Stuzin	Refinance	3,180,000	0	0
66	Loan		CGMRC	SST Morgan Hill Self Storage	Strategic Storage Trust Inc.	Refinance	3,000,000	47,979	0
67	Loan		CGMRC	Cantey Townhomes	Benito O. Hidalgo, Suzanne J. Hidalgo, Benito J. Hidalgo, and Benito O. Hidalgo and Suzanne J. Hidalgo, as trustors of the Benito O. Hidalgo and Suzanne J. Hidalgo Family Living Trust	Acquisition	2,875,000	1,218,742	0
68	Loan		CGMRC	CVS - Pleasant Grove, AL	Joseph Eisenberger	Acquisition	2,733,850	688,497	0
69	Loan		JLC	Holiday Mobile Home Park	David H. Reynolds	Refinance	2,500,000	0	0
70	Loan		CGMRC	Bayou Village	Steven H. Shakin, John B. Anderson, Madeline Rose Mendelsohn, Elizabeth Paurel Anderson, Shakin Mendelsohn 2004 Trust and The Anderson Family Trust Dated December 11, 2011	Acquisition	2,475,000	1,057,814	0
71	Loan		JLC	2151 Las Palmas	Bradley C. Wilmot, Stephen M. Zotovich, G. Ryan Smith and Bradley E. Lofgren	Acquisition	2,100,000	1,413,728	0
72	Loan		CGMRC	903 Peachtree Street	Robert C. Loudermilk, Jr. and George W. Rohrig, Jr.	Refinance	1,750,000	0	0

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Other						Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan		CGMRC	39 Broadway	1,860,000	87,360,000	57,397,239	0	1,230,481	1,666,926	26,377,040	688,314	87,360,000	Hard	Springing
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	150,000	180,150,000	105,847,733	0	4,925,246	10,178,319	59,198,702	0	180,150,000	Hard	Springing
3	Loan	11	JLC	Christown Spectrum	503,252	74,933,055	73,359,813	0	930,842	642,400	0	0	74,933,055	Hard	In Place
4	Loan		CGMRC	Ascentia MHC Portfolio	520,000	59,920,000	44,704,019	0	2,204,363	609,628	12,401,990	0	59,920,000	Soft	Springing
4.01	Property			River Valley
4.02	Property			Skyline Village
4.03	Property			West Winds
4.04	Property			Gaslight
4.05	Property			Aloha Vegas
4.06	Property			Dream Island
4.07	Property			Western Hills
4.08	Property			Kingswood
4.09	Property			Woodlawn
4.10	Property			Lake Fork
4.11	Property			Buckingham
4.12	Property			Valle Grande
4.13	Property			Woodview
4.14	Property			Countryside Estates
4.15	Property			West Park Plaza
4.16	Property			Sheltered Valley
4.17	Property			Cedar Village
4.18	Property			W Bar K
4.19	Property			Country Oaks
4.20	Property			Trails End
4.21	Property			Rancho Bridger
4.22	Property			Mountain Springs
4.23	Property			Windgate
4.24	Property			Lawson
4.25	Property			Golden Eagle
4.26	Property			Sugar Creek
4.27	Property			Hillside
4.28	Property			Medicine Waters
5	Loan		AMF I	Blue Diamond Crossing	0	59,989,194	59,158,384	0	297,447	533,363	0	0	59,989,194	Hard	In Place
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	0	48,140,000	44,018,890	0	1,170,626	2,950,484	0	0	48,140,000	Hard	In Place
7	Loan		JLC	Radisson Bloomington	0	45,000,000	34,117,035	0	1,086,321	797,000	8,999,644	0	45,000,000	Hard	Springing
8	Loan	9	CGMRC	Residence Inn Boston Harbor	45,000	43,545,000	42,757,074	0	386,683	196,667	204,577	0	43,545,000	Hard	Springing
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	0	54,537,835	38,635,671	0	993,601	14,908,563	0	0	54,537,835	Hard	In Place
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	1,133,026	65,212,216	0	59,615,385	692,748	2,340,816	0	2,563,268	65,212,216	Hard	Springing
10.01	Property			6750 West Loop South
10.02	Property			6700 West Loop South
10.03	Property			4710 Bellaire Boulevard
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	0	36,746,739	35,691,892	0	716,089	338,758	0	0	36,746,739	Hard	In Place
11.01	Property			Stonecreek Village
11.02	Property			Robinhood Plaza
12	Loan	9	CGMRC	Westin Memphis	0	34,000,000	30,297,099	0	583,496	64,885	3,054,519	0	34,000,000	Hard	Springing
13	Loan		JLC	1540 2nd Street	0	38,200,000	33,855,340	0	315,839	355,067	3,673,754	0	38,200,000	Hard	Springing
14	Loan	9	GSMC	Hilton Checkers	0	32,000,000	0	0	257,245	0	31,742,755	0	32,000,000	Hard	In Place
15	Loan		JLC	100 East California Avenue	1,005,494	34,583,408	0	32,825,000	771,004	987,405	0	0	34,583,408	Hard	Springing
16	Loan		JLC	Storage Masters	0	24,300,000	11,714,395	10,400,000	1,332,112	267,146	586,347	0	24,300,000	Soft	Springing
16.01	Property			Storage Masters - Chesterfield
16.02	Property			Storage Masters - Plano
16.03	Property			Storage Masters - O’Fallon
16.04	Property			Storage Masters - Denver
16.05	Property			Storage Masters - St. Charles

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Other						Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
17	Loan	18	JLC	McIntosh Village SC	0	24,234,501	23,259,746	0	435,510	539,245	0	0	24,234,501	Hard	Springing
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	0	134,566,025	131,896,726	0	1,350,737	1,318,562	0	0	134,566,025	Hard	In Place
19	Loan		JLC	9440 Santa Monica	0	25,070,340	0	24,500,000	471,173	99,167	0	0	25,070,340	Hard	Springing
20	Loan	25	GSMC	Aramingo Crossings	0	16,050,000	4,798,631	0	275,997	155,000	10,820,372	0	16,050,000	Springing	Springing
21	Loan		GSMC	Renaissance Center	0	16,000,000	15,716,686	0	189,745	0	93,569	0	16,000,000	Hard	Springing
22	Loan	26	JLC	Silverado Park Place	0	14,746,273	14,475,349	0	206,144	64,780	0	0	14,746,273	Soft Springing	Springing
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	0	14,400,000	11,402,543	0	439,820	334,000	2,223,637	0	14,400,000	Hard	Springing
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	0	13,750,000	11,126,669	0	297,507	40,067	2,285,757	0	13,750,000	Springing	Springing
24.01	Property			241 Rockaway Parkway
24.02	Property			198 East 98th Street
24.03	Property			212 East 98th Street
24.04	Property			9717 Kings Highway
24.05	Property			9729 Kings Highway
25	Loan	28, 29	AMF I	Hyatt House Houston	0	8,057,826	7,861,387	0	119,440	76,999	0	0	8,057,826	Hard	Springing
26	Loan	30, 31	AMF I	Staybridge Denver	0	5,802,079	5,644,073	0	151,357	6,650	0	0	5,802,079	Hard	Springing
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	0	13,250,000	10,183,215	0	376,104	24,866	2,665,816	0	13,250,000	Springing	Springing
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	1,138,026	22,281,335	0	19,034,615	581,707	1,298,334	0	1,366,679	22,281,335	Hard	Springing
28.01	Property			6800 West Loop South
28.02	Property			4747 Bellaire Boulevard
29	Loan	33, 34, 35	AMF I	Box House Hotel	0	12,000,000	6,010,094	0	454,980	81,444	5,453,482	0	12,000,000	Soft Springing	Springing
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	837,609	12,350,109	2,742,949	7,650,000	58,057	989,296	783,361	126,446	12,350,109	Springing	Springing
30.01	Property			Parkway Self Storage
30.02	Property			Moore Self Storage
31	Loan	36	AMF I	Courtyard Miami West	0	11,340,300	10,979,695	0	288,927	71,678	0	0	11,340,300	Hard	Springing
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	0	10,800,000	0	0	277,541	67,540	10,454,919	0	10,800,000	None	NAP
32.01	Property			7241 South Phillips Avenue
32.02	Property			7612 South Kingston Avenue
32.03	Property			7901 South Paxton Avenue
32.04	Property			6101 South Langley Avenue
32.05	Property			5236 West Harrison Street
32.06	Property			7624 South Kingston Avenue
32.07	Property			5732-5734 West Washington Boulevard
32.08	Property			8155 South Ingleside Avenue
32.09	Property			6230 South Artesian Avenue
32.10	Property			7655 South May Street
32.11	Property			7751-7757 South Loomis Boulevard
32.12	Property			6236-6240 South Artesian Avenue
32.13	Property			2225 East 87th Street
32.14	Property			6401 South Maplewood Avenue
32.15	Property			8200 South Clyde Avenue
32.16	Property			7601 South Coles Avenue
32.17	Property			1257-1259 South Kildare Avenue
32.18	Property			6458 South Fairfield Avenue
33	Loan		AMF I	Preserve at Cedar River	0	15,407,207	0	15,000,000	106,211	300,996	0	0	15,407,207	None	NAP
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	0	10,679,000	5,518,595	0	169,613	979,636	4,011,156	0	10,679,000	Hard	Springing
35	Loan	38	GSMC	Morrison Crossing	0	10,914,739	10,518,973	0	291,533	104,233	0	0	10,914,739	Springing	Springing
36	Loan		CGMRC	Stonetown MHC Portfolio	90,000	11,345,653	0	7,985,000	24,561	763,901	0	2,572,191	11,345,653	Springing	Springing
36.01	Property			Countryside
36.02	Property			Dallas Lake Spring MHC
36.03	Property			Dallas
36.04	Property			Bell’s Half Acres
37	Loan	39	AMF I	10 Senate Place	0	8,925,000	0	0	157,141	1,084,509	7,683,351	0	8,925,000	Hard	In Place
38	Loan		AMF I	Green Valley Apartments	0	8,800,000	7,436,483	0	238,038	287,998	837,481	0	8,800,000	None	NAP
39	Loan		CGMRC	Stor-All Tchoupitoulas	37,500	8,787,500	7,122,990	0	53,177	42,864	1,434,355	134,114	8,787,500	Soft	Springing
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	52,000	8,752,000	5,046,698	0	40,763	124,181	3,420,090	120,268	8,752,000	Springing	Springing
41	Loan		CGMRC	Grand Oaks Apartments	50,000	8,668,845	8,263,102	0	206,133	199,610	0	0	8,668,845	Springing	Springing
42	Loan	9	JLC	Westside Urban Market	0	8,250,000	4,018,377	0	208,548	264,416	3,758,659	0	8,250,000	Springing	Springing
43	Loan		CGMRC	Tower Colorado	0	11,461,322	0	10,250,000	269,293	942,030	0	0	11,461,322	Springing	Springing

CGCMT 2013-GCJ11

Control	Loan /		Mortgage		Other						Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
44	Loan		CGMRC	StorExpress Self Storage Portfolio	70,000	7,870,000	4,425,406	0	51,606	200,142	3,089,765	103,081	7,870,000	Springing	Springing
44.01	Property			Brinton StorExpress Self Storage
44.02	Property			New Kensington StorExpress Self Storage
45	Loan		AMF I	Yorktowne Apartments	0	10,642,912	0	10,000,000	91,479	551,433	0	0	10,642,912	None	NAP
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	0	7,845,337	7,659,813	0	92,684	92,840	0	0	7,845,337	Hard	Springing
47	Loan		CGMRC	221-223 East Broadway	50,000	10,775,000	4,924,579	4,855,886	784,056	61,169	0	149,310	10,775,000	Springing	Springing
48	Loan	9	CGMRC	Value Place Baton Rouge	62,500	11,346,531	0	10,600,000	89,130	411,031	0	246,370	11,346,531	Hard	Springing
48.01	Property			Value Place Baton Rouge East
48.02	Property			Value Place Baton Rouge North
49	Loan		CGMRC	Glenmont Retail	110,000	7,610,000	6,806,777	0	51,955	38,646	621,031	91,591	7,610,000	Springing	Springing
50	Loan		CGMRC	Court Street Shopping Center	50,000	6,700,000	4,704,953	0	42,892	254,934	1,569,334	127,887	6,700,000	Springing	Springing
51	Loan		CGMRC	Stor-All Pontchartrain	37,500	6,537,500	5,072,719	0	36,934	64,319	1,253,560	109,968	6,537,500	Hard	Springing
52	Loan		GSMC	Fayette Square	0	6,100,000	5,807,360	0	166,617	118,520	7,503	0	6,100,000	Springing	Springing
53	Loan		AMF I	Courtyard on the Green	0	8,738,851	0	8,500,000	109,997	128,854	0	0	8,738,851	None	NAP
54	Loan		CGMRC	Crystal Falls Apartments	47,500	6,318,069	5,719,570	0	33,247	297,145	0	268,107	6,318,069	Springing	Springing
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	218,000	8,125,972	0	7,694,206	25,863	305,911	0	99,993	8,125,972	Springing	Springing
55.01	Property			Smyrna O’Storage
55.02	Property			Gwinnet O’Storage
55.03	Property			Kennesaw O’Storage
56	Loan	9	CGMRC	Residence Inn Little Rock	44,750	7,836,420	0	7,012,500	20,287	337,488	0	466,145	7,836,420	Hard	Springing
57	Loan		CGMRC	Barnegat Mini Storage	86,000	5,186,000	4,367,731	0	28,810	32,626	651,414	105,420	5,186,000	Springing	Springing
58	Loan	41	JLC	Salem Street	0	4,870,970	4,650,876	0	166,682	53,412	0	0	4,870,970	None	NAP
59	Loan		CGMRC	Storage Pros Michigan Portfolio	52,000	4,552,000	3,520,085	0	113,555	78,570	810,740	29,051	4,552,000	Springing	Springing
59.01	Property			Storage Pros Fenton
59.02	Property			Storage Pros Portage
60	Loan	42, 43	AMF I	577 Broadway	0	4,075,000	1,215,000	0	78,162	97,692	2,684,146	0	4,075,000	Springing	Springing
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	32,500	4,032,500	3,500,000	0	17,010	0	476,665	38,825	4,032,500	Hard	Springing
62	Loan		CGMRC	Lakeside Budget Storage	50,000	5,282,435	0	5,100,000	50,450	31,825	0	100,160	5,282,435	Hard	Springing
63	Loan		CGMRC	Storage Pros Fall River	35,000	3,735,000	3,356,917	0	22,684	18,358	255,496	81,545	3,735,000	Springing	Springing
64	Loan		CGMRC	290 West Self Storage	45,251	5,099,472	0	4,965,000	44,372	14,380	0	75,721	5,099,472	Springing	Springing
65	Loan	9	CGMRC	Executive Airport Business Center	0	3,180,000	2,698,582	0	113,859	349,975	17,584	0	3,180,000	Springing	Springing
66	Loan		CGMRC	SST Morgan Hill Self Storage	37,500	3,085,479	2,925,240	0	18,261	26,556	0	115,422	3,085,479	Springing	Springing
67	Loan		CGMRC	Cantey Townhomes	0	4,093,742	0	3,950,000	93,006	50,737	0	0	4,093,742	Springing	Springing
68	Loan		CGMRC	CVS - Pleasant Grove, AL	271,121	3,693,468	0	3,645,000	39,281	9,188	0	0	3,693,468	Hard	In Place
69	Loan		JLC	Holiday Mobile Home Park	0	2,500,000	1,719,895	0	132,242	382,813	265,050	0	2,500,000	None	NAP
70	Loan		CGMRC	Bayou Village	0	3,532,814	0	3,300,000	152,920	79,894	0	0	3,532,814	Springing	Springing
71	Loan		JLC	2151 Las Palmas	0	3,513,728	0	3,250,000	210,029	53,700	0	0	3,513,728	Hard	Springing
72	Loan		CGMRC	903 Peachtree Street	50,000	1,800,000	1,460,239	0	15,242	30,865	194,721	98,933	1,800,000	Hard	Springing

CGCMT 2013-GCJ11

											Cut-off Date
Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan		CGMRC	39 Broadway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii)the occurrence of a Manager Bankruptcy Event	No							Yes	1
2	Loan	8, 9, 10	CGMRC	Empire Hotel & Retail	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) the occurrence of an Existing Flag Trigger Period, (vi) the occurrence of a Manager Bankruptcy Event	No							Yes	2
3	Loan	11	JLC	Christown Spectrum	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x	No					7,700,000	15.30000%	Yes	3
4	Loan		CGMRC	Ascentia MHC Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, and (iii) the Debt Yield falling below 9.0%								Yes	4
4.01	Property			River Valley		No							Yes	4.01
4.02	Property			Skyline Village		No							Yes	4.02
4.03	Property			West Winds		No							Yes	4.03
4.04	Property			Gaslight		No							Yes	4.04
4.05	Property			Aloha Vegas		No							Yes	4.05
4.06	Property			Dream Island		No							Yes	4.06
4.07	Property			Western Hills		No							Yes	4.07
4.08	Property			Kingswood		No							Yes	4.08
4.09	Property			Woodlawn		No							Yes	4.09
4.10	Property			Lake Fork		No							Yes	4.10
4.11	Property			Buckingham		No							Yes	4.11
4.12	Property			Valle Grande		No							Yes	4.12
4.13	Property			Woodview		No							Yes	4.13
4.14	Property			Countryside Estates		No							Yes	4.14
4.15	Property			West Park Plaza		No							Yes	4.15
4.16	Property			Sheltered Valley		No							Yes	4.16
4.17	Property			Cedar Village		No							Yes	4.17
4.18	Property			W Bar K		No							Yes	4.18
4.19	Property			Country Oaks		No							Yes	4.19
4.20	Property			Trails End		No							Yes	4.20
4.21	Property			Rancho Bridger		No							Yes	4.21
4.22	Property			Mountain Springs		No							Yes	4.22
4.23	Property			Windgate		No							Yes	4.23
4.24	Property			Lawson		No							Yes	4.24
4.25	Property			Golden Eagle		No							Yes	4.25
4.26	Property			Sugar Creek		No							Yes	4.26
4.27	Property			Hillside		No							Yes	4.27
4.28	Property			Medicine Waters		No							Yes	4.28
5	Loan		AMF I	Blue Diamond Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Kohl’s Trigger Event, (iv) the occurrence of a Target Trigger Event	Yes	7/19/2055	50% of Net Revenue					Yes	5
6	Loan	12, 13, 14, 15	JLC	127 West 25th Street	(i) the occurrence of an Event of Default, (ii) the Debt Yield is less than 8.40%	No							Yes	6
7	Loan		JLC	Radisson Bloomington	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	7
8	Loan	9	CGMRC	Residence Inn Boston Harbor	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Event Trigger Period	Yes	2/29/2088	300,000					Yes	8
9	Loan	9, 16, 17	AMF I	677 Ala Moana Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) American Savings Bank “goes dark”, becomes insolvent or a debtor in any bankruptcy action, defaults under its lease, or fails to extend its lease unless (a) DSCR (excluding American Savings Bank’s contribution) is not less than 1.20x, (b) the balance of Rollover Funds is not less than $600,000	Yes	1/31/2079	486,346					Yes	9
10	Loan	9	CGMRC	Pin Oak Portfolio - North Parcel	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) following an Uncrossing Event, the occurrence of a Major Tenant Bankruptcy, (iv) following an Uncrossing Event, any termination of a Major Lease, (v) following an Uncrossing Event, any material default by a Major Tenant, (vi) following an Uncrossing Event, any Major tenant “going dark”, (vii) following an Uncrossing Event, any Major Tenant exercising a valid termination option, (viii) following an Uncrossing Event, any Major Tenant’s failing to extend or renew its Major Lease								Yes	10
10.01	Property			6750 West Loop South		No							Yes	10.01
10.02	Property			6700 West Loop South		No							Yes	10.02
10.03	Property			4710 Bellaire Boulevard		No							Yes	10.03
11	Loan		GSMC	Stonecreek - Robinhood Portfolio	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a REI or Ross trigger event								Yes	11
11.01	Property			Stonecreek Village		No							Yes	11.01
11.02	Property			Robinhood Plaza		No							Yes	11.02
12	Loan	9	CGMRC	Westin Memphis	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event,(v) the occurrence of a Hotel Manager Bankruptcy Event, (vi) failure to fund the PIP Deposit into the PIP Reserve Account by the PIP Funding Date	Yes	5/12/2079	1.00% of monthly gross sales for the first 20 years, 2% of monthly gross sales thereafter; 1.00% upscale brand restaurant sales during the 12th-19th year, 2.00% thereafter					Yes	12
13	Loan		JLC	1540 2nd Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No					4,200,000	4.68600%	Yes	13
14	Loan	9	GSMC	Hilton Checkers	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than $3,200,000, (iii) the occurrence of Capital Plan Trigger Period	No							Yes	14
15	Loan		JLC	100 East California Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	15
16	Loan		JLC	Storage Masters	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x								Yes	16
16.01	Property			Storage Masters - Chesterfield		No							Yes	16.01
16.02	Property			Storage Masters - Plano		No							Yes	16.02
16.03	Property			Storage Masters - O’Fallon		No							Yes	16.03
16.04	Property			Storage Masters - Denver		No							Yes	16.04
16.05	Property			Storage Masters - St. Charles		No							Yes	16.05

CGCMT 2013-GCJ11
											Cut-off Date
Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
17	Loan	18	JLC	McIntosh Village SC	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.25%, (iii) the occurrence of a Lease Sweep Period	No							Yes	17
18	Loan	9, 19, 20, 21, 22, 23, 24	GSMC	National Harbor	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	Yes	2/28/2018	$1.00 during the term and all renewal terms					Yes	18
19	Loan		JLC	9440 Santa Monica	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Lease Sweep Period	Yes	7/31/2034	1,079,000					Yes	19
20	Loan	25	GSMC	Aramingo Crossings	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x. During a Trigger Period, cash will be trapped until the amount remaining in the Excess Cash Flow Reserve Account equals $200,000 and all remaining amounts shall flow to the Qualified Operating Expense Account, unless the Borrower has delivered to Lender the Excess Cash Flow Letter of Credit or deposited $200,000 into the account.	No							Yes	20
21	Loan		GSMC	Renaissance Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) the occurrence of a Best Buy Trigger Event	No							Yes	21
22	Loan	26	JLC	Silverado Park Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Lease Sweep Period	Yes	8/1/2102	236,625					Yes	22
23	Loan	9	JLC	Hampton Inn and Suites - Homestead	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	23
24	Loan	27	AMF I	Midyan Gate Realty Portfolio	Upon assumption of the loan								Yes	24
24.01	Property			241 Rockaway Parkway		No							Yes	24.01
24.02	Property			198 East 98th Street		No							Yes	24.02
24.03	Property			212 East 98th Street		No							Yes	24.03
24.04	Property			9717 Kings Highway		No							Yes	24.04
24.05	Property			9729 Kings Highway		No							Yes	24.05
25	Loan	28, 29	AMF I	Hyatt House Houston	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Staybridge Franchise Extension Sweep Event	No							Yes	25
26	Loan	30, 31	AMF I	Staybridge Denver	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Franchise Extension Sweep Event	No							Yes	26
27	Loan	9, 32	GSMC	Homewood Suites - Davidson	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	27
28	Loan	9	CGMRC	Pin Oak Portfolio - South Parcel	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Major Tenant Bankruptcy Trigger, (iv) termination or cancellation of a Major Lease, (v) any material default by a Major Tenant, (vi) any Major Tenant “going dark”, (vii) any Major Tenant exercising a valid termination option, (viii) any Major Tenant failing to extend or renew its Major Lease								Yes	28
28.01	Property			6800 West Loop South		No							Yes	28.01
28.02	Property			4747 Bellaire Boulevard		No							Yes	28.02
29	Loan	33, 34, 35	AMF I	Box House Hotel	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	29
30	Loan	9	CGMRC	Amsdell New Jersey Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the Debt Yield is less than 8%								Yes	30
30.01	Property			Parkway Self Storage		No							Yes	30.01
30.02	Property			Moore Self Storage		No							Yes	30.02
31	Loan	36	AMF I	Courtyard Miami West	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	31
32	Loan	27	AMF I	Pangea 5 Multifamily Portfolio	NAP								Yes	32
32.01	Property			7241 South Phillips Avenue		No							Yes	32.01
32.02	Property			7612 South Kingston Avenue		No							Yes	32.02
32.03	Property			7901 South Paxton Avenue		No							Yes	32.03
32.04	Property			6101 South Langley Avenue		No							Yes	32.04
32.05	Property			5236 West Harrison Street		No							Yes	32.05
32.06	Property			7624 South Kingston Avenue		No							Yes	32.06
32.07	Property			5732-5734 West Washington Boulevard		No							Yes	32.07
32.08	Property			8155 South Ingleside Avenue		No							Yes	32.08
32.09	Property			6230 South Artesian Avenue		No							Yes	32.09
32.10	Property			7655 South May Street		No							Yes	32.10
32.11	Property			7751-7757 South Loomis Boulevard		No							Yes	32.11
32.12	Property			6236-6240 South Artesian Avenue		No							Yes	32.12
32.13	Property			2225 East 87th Street		No							Yes	32.13
32.14	Property			6401 South Maplewood Avenue		No							Yes	32.14
32.15	Property			8200 South Clyde Avenue		No							Yes	32.15
32.16	Property			7601 South Coles Avenue		No							Yes	32.16
32.17	Property			1257-1259 South Kildare Avenue		No							Yes	32.17
32.18	Property			6458 South Fairfield Avenue		No							Yes	32.18
33	Loan		AMF I	Preserve at Cedar River	NAP	No							Yes	33
34	Loan	9, 37	GSMC	Fairfield Inn - Anchorage	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	Yes	5/10/2039	96,840					Yes	34
35	Loan	38	GSMC	Morrison Crossing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Conn’s Trigger Event	No							Yes	35
36	Loan		CGMRC	Stonetown MHC Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the Debt Yield is less than 9.0%								Yes	36
36.01	Property			Countryside		No							Yes	36.01
36.02	Property			Dallas Lake Spring MHC		No							Yes	36.02
36.03	Property			Dallas		Yes	12/31/2040	34,382					Yes	36.03
36.04	Property			Bell’s Half Acres		No							Yes	36.04
37	Loan	39	AMF I	10 Senate Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	37
38	Loan		AMF I	Green Valley Apartments	NAP	No							Yes	38
39	Loan		CGMRC	Stor-All Tchoupitoulas	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	39
40	Loan	9	CGMRC	Comfort Inn Riverview (Charleston, SC)	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) any default or termination of the Franchise Agreement, (iv) the occurrence of a Franchise Termination Cash Sweep Event (v) the occurrence of a Franchise Renewal Cash Sweep Event	No							Yes	40
41	Loan		CGMRC	Grand Oaks Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence or the failure to observe or the breach of any covenant set forth in Section 4.22 of the Loan Agreement	No							Yes	41
42	Loan	9	JLC	Westside Urban Market	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	42
43	Loan		CGMRC	Tower Colorado	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x								Yes	43

CGCMT 2013-GCJ11
											Cut-off Date
Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
44	Loan		CGMRC	StorExpress Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	44
44.01	Property			Brinton StorExpress Self Storage		No							Yes	44.01
44.02	Property			New Kensington StorExpress Self Storage		No							Yes	44.02
45	Loan		AMF I	Yorktowne Apartments	NAP	No							Yes	45
46	Loan	40	AMF I	Courtyard Chicago Wood Dale	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	46
47	Loan		CGMRC	221-223 East Broadway	Upon the occurrence of an Event of Default	No							Yes	47
48	Loan	9	CGMRC	Value Place Baton Rouge	(i) the occurrence of an Event of Default, (ii) the Debt Yield falling below 11%, (iii) occupancy on a trailing 3 month basis falling below 65%, (iv) any default or termination of the Franchise Agreement								Yes	48
48.01	Property			Value Place Baton Rouge East		No							Yes	48.01
48.02	Property			Value Place Baton Rouge North		No							Yes	48.02
49	Loan		CGMRC	Glenmont Retail	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	49
50	Loan		CGMRC	Court Street Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, and (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	50
51	Loan		CGMRC	Stor-All Pontchartrain	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	51
52	Loan		GSMC	Fayette Square	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Kroger Trigger Event	No							Yes	52
53	Loan		AMF I	Courtyard on the Green	NAP	No							Yes	53
54	Loan		CGMRC	Crystal Falls Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	54
55	Loan		CGMRC	Amsdell - O’Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the Debt Yield is less than 8%								Yes	55
55.01	Property			Smyrna O’Storage		No							Yes	55.01
55.02	Property			Gwinnet O’Storage		No							Yes	55.02
55.03	Property			Kennesaw O’Storage		No							Yes	55.03
56	Loan	9	CGMRC	Residence Inn Little Rock	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) early termination of the Franchise Agreement, (iv) the date which is fifteen months prior to the Franchise Agreement Maturity Date	No							Yes	56
57	Loan		CGMRC	Barnegat Mini Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x	No							Yes	57
58	Loan	41	JLC	Salem Street	NAP	No							Yes	58
59	Loan		CGMRC	Storage Pros Michigan Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x								Yes	59
59.01	Property			Storage Pros Fenton		No							Yes	59.01
59.02	Property			Storage Pros Portage		No							Yes	59.02
60	Loan	42, 43	AMF I	577 Broadway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Family Dollar Trigger Event	No							Yes	60
61	Loan	9	CGMRC	Residence Inn Boston Harbor - fee interest	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No							Yes	61
62	Loan		CGMRC	Lakeside Budget Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	62
63	Loan		CGMRC	Storage Pros Fall River	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x	No							Yes	63
64	Loan		CGMRC	290 West Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No							Yes	64
65	Loan	9	CGMRC	Executive Airport Business Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (ii) the occurrence of a Specified Tenant Trigger Period	Yes	12/31/2051	76,278.59 (Ground Lease expense increases to $150,000 December 2013)					Yes	65
66	Loan		CGMRC	SST Morgan Hill Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.75x	No							Yes	66
67	Loan		CGMRC	Cantey Townhomes	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	67
68	Loan		CGMRC	CVS - Pleasant Grove, AL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	68
69	Loan		JLC	Holiday Mobile Home Park	NAP	No							Yes	69
70	Loan		CGMRC	Bayou Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	70
71	Loan		JLC	2151 Las Palmas	the occurrence of an Event of Default	No							Yes	71
72	Loan		CGMRC	903 Peachtree Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No							Yes	72

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan is to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan is to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The Empire Hotel & Retail Loan is part of the Empire Hotel & Retail Whole Loan, totaling $180,000,000, which was bifurcated into two pari passu loan components (collectively comprised of notes A-1, A-2, A-3 and A-4).  The Empire Hotel & Retail Loan (note A-3 and note A-4), but not the related pari passu note A-1 and the related pari passu note A-2, will be contributed to the Citigroup Commercial Mortgage Trust 2013-GCJ11.  The related pari passu note A-1 and the related pari passu note A-2 were securitized in the GS Mortgage Securities Trust 2013-GC10.  Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $180,000,000.

(9)
The Appraised Value presents the “as-is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “as-is” Appraised Value. The LTV Ratio at Maturity is calculated in whole or in part on the basis of the “as stabilized” Appraised Value.

(10)
Occupancy (%) as of 12/31/2012 represents the occupancy rate of the hotel portion of the Empire Hotel & Retail Property.  The occupancy rate of the retail portion of the Empire Hotel & Retail Property is 84.6%.

(11)
On April 6, 2013, the borrower is required to deposit $103,750 and $7,578 into the Ongoing Tax/Insurance Reserve for taxes and insurance, respectively.  Thereafter, the borrower is required to make ongoing monthly deposits on each payment date equal to 1/12th of the estimated annual real estate tax and insurance premiums.

(12)
Escrowed Upfront Insurance Reserves of $51,344.   No Ongoing Insurance Reserves shall be required provided that (i) Bowery Residency Community ("BRC") tenant is required to directly pay all  insurance premiums pursuant to the terms of the BRC lease, (ii) the BRC tenant shall directly pay all insurance premiums as the same become due and payable and before delinquency, (iii)  the borrower or BRC tenant shall furnish to Lender evidence of the renewal of any expiring policy prior to the expiration thereof and payment of the premium for such renewal, (iv) borrower or BRC tenant shall furnish to Lender receipts for the payment of all such amounts or other evidence of such payment reasonably satisfactory to Lender, (v) the BRC lease remains in full force and effect, (vi) no default is continuing under the BRC lease and BRC tenant continues to pay contractual rent pursuant to the term of the BRC lease,  (vii) no default is or event of default shall be continuing, and (viii) the borrower is enforcing BRC tenant’s obligations under the BRC lease in all respects, including without limitation, with respect to the payment of the contractual rent, reimbursements, use, repairs and maintenance.

(13)
No Ongoing RE Tax Reserves shall be required provided that  (i) the BRC lease remains in full force and effect, (ii) no default is continuing under the BRC lease and BRC tenant continues to pay contractual rent pursuant to the term of the BRC lease,  (iii) no default is or event of default shall be continuing, and (iv) the borrower is enforcing BRC tenant’s obligations under the BRC lease in all respects, including without limitation, with respect to the payment of the contractual rent, reimbursements, use, repairs and maintenance.

(14)
No Ongoing Replacement Reserves of $3,046 shall be required provided that (i) the BRC lease remains in full force and effect, (ii) no default is continuing under the BRC lease and BRC tenant continues to pay contractual rent pursuant to the term of the BRC lease,  (iii) no default or event of default shall be continuing, and (iv) the borrower is enforcing BRC tenant’s obligations under the BRC lease in all respects, including without limitation, with respect to the payment of the contractual rent, reimbursements, use, repairs and maintenance.

(15)
No Ongoing TI/LC Reserves of $34,808 shall be required provided that (i) the BRC lease remains in full force and effect, (ii) no default is continuing under the BRC lease and BRC tenant continues to pay contractual rent pursuant to the term of the BRC lease,  (iii) no default or event of default shall be continuing, and (iv) the borrower is enforcing BRC tenant’s obligations under the BRC lease in all respects, including without limitation, with respect to the payment of the contractual rent, reimbursements, use, repairs and maintenance.

(16)	5,872 SF of American Savings Bank’s space expires on 7/31/2013 and 9,664 of University Clinical Education’s space expires on 1/31/2021.

(17)	The upfront and ongoing real estate tax reserves are inclusive of ground rent reserves in the amount of $121,586 and $46,608, respectively.

(18)
If, at any time, the amount of funds on deposit in the TI/LC Reserve is less than $200,000, the borrower is required to deposit an amount initially equal to $5,596 on each monthly due date until the amount of such funds on deposit in the ongoing TI/LC reserve is equal to $200,000.   Per the loan documents the lender retains the right to set a minimum balance for the Ongoing TI/LC Reserve as it deems necessary to pay approved leasing expenses.

(19)
The National Harbor Loan is part of the National Harbor Whole Loan, with an original principal balance totaling $130,000,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The National Harbor Loan, but not the related pari passu note A-1, will be contributed to the Citigroup Commercial Mortgage Trust 2013-GCJ11.  The related pari passu note A-1 was securitized in the GS Mortgage Securities Trust 2013-GC10 transaction.  Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $129,281,941.

(20)
The National Harbor Mortgaged Property is comprised of multiple buildings located at the following addresses in National Harbor, Maryland:  137, 138, 150 National Plaza; 120, 164, 167-189 Waterfront Street; 101, 137, 150, 164 Fleet Street; 251 Mariner Passage; 150 American Way.

(21)	The Mortgaged Property consists of a fee simple interest in 2 parcels, a fee simple interest in 12 condominium units and a leasehold interest in a portion of 1 parcel.

(22)
Fourteen appraisals were completed with an “as-is” appraisal date ranging from November 1, 2012 to November 9, 2012.  Ten of the fourteen appraisals also contain an “as stabilized” appraised value, with an “as stabilized” appraisal date ranging from November 1, 2013 to November 1, 2014.

(23)	Sunset Room by Wolfgang Puck (12,154 SF) is currently subleasing its space from the Peterson Companies, an affiliate of the borrowers.

(24)	Monthly Replacement Reserves are $10,169 and are subject to CPI adjustments on each anniversary of the loan origination date.

(25)
The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “as stabilized” value of $21,500,000, as of 10/1/2013, which is after the date TD Bank is required to commence paying rent. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated based on the “as-is” appraised value are 76.1% and 60.6%, respectively.

(26)
The borrower is required to pay to lender an amount initially equal to $5,547 on each payment date. Additionally, the borrower is required to pay an additional $10,000 on the first and second payment dates of the term. However, if borrower delivers to the lender an updated estoppel certificate by January 31, 2018 executed by Big 5 indicating that term of the Big 5 lease will extend beyond the original expiration date of April 23, 2043, then borrower will not be required to make the additional $10,000 payments. If borrower has already made either such payment, any amounts paid by borrower to lender shall be returned to borrower.

(27)
Allocated loan amounts for this Mortgage Loan are based on the percentage of Appraised Value attributable to each property relative to the total Appraised Value for all of the properties in the portfolio securing this Mortgage Loan. The terms of the related Mortgage Loan documents do not permit the release of any portion of the collateral securing the related Mortgage Loan.  Accordingly, these allocated loan amounts are not relevant in that regard.

(28)	The Appraised Value shown includes $700,000 in excess land value.

(29)	The borrower is required to deposit one-twelfth of an amount equal to 4% of annual gross revenue into the Ongoing Replacement Reserve on each monthly due date, which amount is initially $10,700.

(30)
If, at any time, the amount of funds on deposit in the PIP Reserve is less than $600,000, the borrower is required to deposit $25,000 on each monthly due date.  At such time as (i) the borrower has obtained an extension of the franchise agreement with an expiration date that is at least two years beyond the maturity date of the Mortgage Loan and lender has determined in its sole and absolute discretion that the PIP Reserve is sufficient to complete the PIP or (ii) the borrower enters into an approved replacement franchise agreement with an expiration date that is at least two years beyond the maturity date of the Mortgage Loan and lender has determined in its sole and absolute discretion that the PIP Reserve is sufficient to complete the PIP, the borrower will no longer be required to make monthly deposits to the PIP Reserve.

(31)	The borrower is required to deposit one-twelfth of an amount equal to 4% of annual gross revenue into the Ongoing Replacement Reserve on each monthly due date, which amount is initially $8,600.

(32)
Monthly Replacement Reserve is $12,822 for the first through twelfth Due Dates, and thereafter the greater of the monthly amount required to be reserved pursuant to the franchise agreement or 1/12th of 4% of the operating income of the Mortgaged Property for the previous 12 month period as determined on the anniversary of the last day of the calendar month in which the loan origination date occurs.

(33)
The Box House Hotel initially came online in April 2011 with six rooms.  As of January 2012, 21 rooms were online, increasing to 30 rooms as of March 2012, 42 rooms as of November 2012, and 45 rooms as of January 2013.  47 rooms are currently online.

(34)
At the closing of the Mortgage Loan, the borrower deposited $40,000.00 into the Flood Insurance Deductible Reserve.  Upon receipt of evidence that the deductibles for insurance policies relating to the National Flood Insurance Program (NFIP) insurance and building contents insurance (the "Required Flood Insurance Policies") are each no more than $5,000, all funds on deposit in the Flood Insurance Deductible Reserve shall be disbursed to the borrower.  If at any time during the term of the Mortgage Loan the sum of all deductibles relating to the Required Flood Insurance Policies is greater than $50,000, the borrower is required to deposit additional funds into the Flood Insurance Deductible Reserve in an amount necessary so that the balance is equal to the sum of all deductibles relating to the Required Flood Insurance Policies less $10,0000 (the "Flood Insurance Deductible Reserve Cap").  If at any time (i) all sums on deposit in the Flood Insurance Deductible Reserve have been disbursed to the borrower and (ii) any of the deductibles for the Required Flood Insurance Policies exceed $5,000, borrower is required to deposit into the Flood Insurance Deductible Reserve an amount necessary so that the balance is not less than Flood Insurance Deductible Reserve Cap.

(35)
The borrower is required to deposit $9,742 into the Ongoing Replacement Reserve on each monthly due date through January 1, 2014 and 1/12th of an amount equal to 4% of annual gross revenue on each monthly due date thereafter.

(36)	The borrower is required to deposit 1/12th of an amount equal to 4% of annual gross revenue into the Ongoing Replacement Reserve on each monthly due date, which amount is initially $14,252.

(37)
Monthly Replacement Reserve is $3,241 for the first through twelfth Due Dates, for the thirteenth through the sixtieth Due Date, 1/12th of 4% of the operating income of the Mortgaged Property for the previous 12-month period as determined at the end of each fiscal quarter, and thereafter 1/12th of 5% of the operating income of the Mortgaged Property for the previous 12-month period as determined at the end of each fiscal quarter.

(38)	Second Most Recent cash flows are trailing 9 months annualized as of December 31, 2011.

(39)
The sole tenant, Moishe’s Self Storage, LLC (leasing 100% of the net rentable area at the mortgaged property), is an affiliate of the borrower. Moishe’s Self Storage, LLC, occupies 28% of the net rentable area and the remaining net rentable area is subleased for warehouse and/or self-storage use.  Only a portion of the sublease space at the mortgaged property is currently occupied by subtenants as the borrower is in the process of building out the sublease space.

(40)	The borrower is required to deposit 1/12th of an amount equal to 4% of annual gross revenue into the Ongoing Replacement Reserve on each monthly due date, which amount is initially $11,640.

(41)
If, at any time, the amount of funds on deposit in the Ongoing TI/LC Reserve is less than $50,000, the borrower is required to deposit $1,000 on each monthly due date until the amount of such funds on deposit in the Ongoing TI/LC Reserve is equal to $50,000. Per the loan documents the amount in the Ongoing TI/LC Reserve requires a minimum balance of no less than $20,000.

(42)	Monthly deposits to the Ongoing TI/LC Reserve are suspended through February 28, 2016.

(43)	The property is comprised of three retail spaces totaling approximately 14,400 SF and 14 apartment units totaling approximately 13,150 square feet.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

April 16, 2013

Structural and Collateral Term Sheet

$1,206,761,945
(Approximate Mortgage Pool Balance)

$1,066,475,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2013-GCJ11
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Citigroup Global Markets Realty Corp.
Jefferies LoanCore LLC
Archetype Mortgage Funding I LLC
Goldman Sachs Mortgage Company
As Sponsors

Citigroup	Goldman, Sachs & Co.	Jefferies
Co-Lead Managers and Joint Bookrunners

RBS
Co-Manager

CERTIFICATE SUMMARY
Offered Class	Initial Certificate Principal or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class A-1	$75,176,000		30.000	%(4)	0.754%	Fixed	2.45	05/13 – 12/17
Class A-2	$290,426,000		30.000	%(4)	1.987%	Fixed	4.85	12/17 – 04/18
Class A-3	$150,000,000		30.000	%(4)	2.815%	Fixed	9.67	12/22 – 01/23
Class A-4	$236,220,000		30.000	%(4)	3.093%	Fixed	9.84	01/23 – 03/23
Class A-AB	$92,911,000		30.000	%(4)	2.690%	Fixed	7.31	04/18 – 12/22
Class X-A	$948,816,000	(5)	N/A		1.937%	Variable IO(6)	N/A	N/A
Class A-S	$104,083,000		21.375%		3.422%	Fixed	9.88	03/23 – 04/23
Class B	$75,423,000		15.125%		3.732%	WAC Cap (7)	9.94	04/23 – 04/23
Class C	$42,236,000		11.625%		4.134%	WAC Cap(7)	9.94	04/23 – 04/23

Non-Offered Class	Initial Certificate Principal or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class X-B	$117,659,000	(5)	N/A		0.583%	Variable IO(6)	N/A	N/A
Class D	$58,830,000		6.750%		4.459%	WAC(8)	9.94	04/23 – 04/23
Class E	$21,118,000		5.000%		4.459%	WAC (8)	9.94	04/23 – 04/23
Class F	$18,102,000		3.500%		4.459%	WAC (8)	9.94	04/23 – 04/23
Class G	$42,236,945		0.000%		4.459%	WAC (8)	9.94	04/23 – 04/23
Class R(9)	N/A		N/A		N/A	N/A	N/A	N/A

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the Prospectus included as part of our registration statement (SEC File No. 333-166711) dated April 10, 2013 (the “Base Prospectus”) and in the separate Prospectus Supplement dated April 10, 2013 (the “Prospectus Supplement”), to which this Term Sheet is attached as Annex B.  The Base Prospectus and the Prospectus Supplement contain material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in each of the Base Prospectus and the Prospectus Supplement).  The Base Prospectus and the Prospectus Supplement are available upon request from Citigroup Global Markets Inc., Jefferies LLC, Goldman, Sachs & Co. or RBS Securities Inc. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Prospectus Supplement or, if not defined in the Prospectus Supplement, in the Base Prospectus.

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A and Class X-B certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time.  The notional amount of the Class X-B certificates will be equal to the aggregate principal amounts of the Class B and Class C certificates from time to time.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in the Prospectus Supplement. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B and Class C certificates, as described in the Prospectus Supplement.

(7)
For any distribution date, the pass-through rates on the Class B and Class C certificates will each be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)
For any distribution date, the pass-through rates on the Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interest in each of two separate REMICs, as further described in the Prospectus Supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,206,761,945
Number of Mortgage Loans	72
Number of Mortgaged Properties	137
Average Cut-off Date Mortgage Loan Balance	$16,760,583
Weighted Average Mortgage Interest Rate	4.4896%
Weighted Average Remaining Term to Maturity (months)	104
Weighted Average Remaining Amortization Term (months)(2)	348
Weighted Average Cut-off Date LTV Ratio(3)(4)	66.0%
Weighted Average Maturity Date LTV Ratio(4)(5)	54.3%
Weighted Average Underwritten Debt Service Coverage Ratio(4)(6)	1.73x
Weighted Average Debt Yield on Underwritten NOI(4)(7)	11.2%
% of Mortgage Loans with Additional Debt	8.3%
% of Mortgaged Properties with Single Tenants	7.4%

(1)
Each of the Empire Hotel & Retail mortgage loan and the National Harbor mortgage loan (referred to herein as the “outside serviced mortgage loans”) has a related pari passu companion loan, and loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet for each of these loans includes the related pari passu companion loan unless otherwise indicated. These loans will be serviced pursuant to the pooling and servicing agreement for the GSMS 2013-GC10 securitization transaction. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics solely for the related mortgage loan without combination with the other indebtedness.

(2)	Excludes mortgage loans that are interest only for the entire term.

(3)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Aramingo Crossings mortgaged property, the Cut-off Date LTV Ratio for the related mortgage loan is calculated based on the “as stabilized” appraised value. The Cut-off Date LTV Ratio for the Aramingo Crossings mortgage loan calculated based on the “as-is” appraised value of the related mortgaged property is 76.1% and the Weighted Average Cut-off Date LTV Ratio for the mortgage pool calculated based on the “as-is” appraised value for the Aramingo Crossings mortgaged property remains unchanged at 66.0%. See “Aramingo Crossings” in this Term Sheet and “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Cut-off Date LTV Ratio and additional information.

(4)
Unless otherwise indicated, with respect to the Hyatt House Houston and Staybridge Denver mortgage loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the Underwritten Debt Service Coverage Ratio, the Debt Yield on Underwritten NOI and the Debt Yield on Underwritten NCF of the mortgage loans are presented in the aggregate.

(5)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 19 mortgage loans representing approximately 32.7% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio and the identity of the above-referenced 19 mortgage loans.

(6)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Underwritten Debt Service Coverage Ratio.

(7)
Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Jefferies LLC Goldman, Sachs & Co.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,206,761,945
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Citibank, N.A.
Trustee:	U.S. Bank National Association
Operating Advisor:	Pentalpha Surveillance LLC
Pricing:	Week of April 15, 2013
Closing Date:	April 30, 2013
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in April 2013 (or, in the case of any mortgage loan that has its first due date in May 2013, the date that would have been its due date in April 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in May 2013
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	April 2046
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$1,206,761,945 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 72 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,206,761,945 (the “Initial Pool Balance”), an average mortgage loan Cut-off Date Balance of $16,760,583 and are secured by 137 mortgaged properties located throughout 29 states

	—	LTV: 66.0% weighted average Cut-off Date LTV Ratio

	—	DSCR: 1.73x weighted average Underwritten Debt Service Coverage Ratio

	—	Debt Yield: 11.2% weighted average Debt Yield on Underwritten NOI

	—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

	—	Amortization: 95.4% of the mortgage loans by Initial Pool Balance have scheduled amortization:

		–	65.3% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

		–	30.2% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

	—	Hard Lockboxes: 70.3% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 93.2% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

	—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

		–	Real Estate Taxes: 66 mortgage loans representing 90.0% of the Initial Pool Balance

		–	Insurance: 61 mortgage loans representing 81.3% of the Initial Pool Balance

		–	Replacement Reserves (Including FF&E Reserves): 67 mortgage loans representing 90.4% of Initial Pool Balance

		–	Tenant Improvements / Leasing Commissions: 26 mortgage loans representing 77.6% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

	—	Predominantly Defeasance: 81.4% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

		–	12.5% of the mortgage loans by Initial Pool Balance permit either defeasance or yield maintenance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Total Pool:

	—	Office: 23.2% of the mortgaged properties by allocated Initial Pool Balance are office properties

	—	Retail: 21.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (13.5% are anchored retail properties, 5.5% are regional mall properties)

	—	Hospitality: 21.4% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

	—	Mixed Use: 13.8% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

	—	Self Storage: 7.3% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

	—	Manufactured Housing: 6.0% of the mortgaged properties by allocated Initial Pool Balance are manufactured housing properties

	—	Multifamily: 5.3% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■
Geographic Diversity:  The 137 mortgaged properties are located throughout 29 states, with only two states having mortgaged properties representing greater than 10.0% of the allocated Initial Pool Balance: New York (19.6%) and California (12.5%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	34	73	$499,543,973	41.4%
Jefferies LoanCore LLC	14	18	331,795,667	27.5
Archetype Mortgage Funding I LLC	15	36	215,102,467	17.8
Goldman Sachs Mortgage Company	9	10	160,319,838	13.3
Total	72	137	$1,206,761,945	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Pads	Cut-off Date Balance Per SF / Room / Pads	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
39 Broadway	$85,500,000	7.1%	Office	448,349	$191	1.68x	10.2%	59.0%
Empire Hotel & Retail	70,000,000	5.8	Mixed Use	423	$425,532	1.55x	10.4%	45.8%
Christown Spectrum	66,500,000	5.5	Retail	850,638	$78	1.34x	9.7%	70.7%
Ascentia MHC Portfolio	59,329,994	4.9	Manufactured Housing	3,719	$15,953	1.89x	11.9%	65.2%
Blue Diamond Crossing	59,000,000	4.9	Retail	505,072	$117	1.32x	9.7%	68.9%
127 West 25th Street	47,947,785	4.0	Office	104,000	$461	1.35x	8.6%	68.5%
Radisson Bloomington	44,946,246	3.7	Hospitality	403	$111,529	2.01x	14.3%	69.1%
Residence Inn Boston Harbor	43,500,000	3.6	Hospitality	168	$258,929	1.84x	12.0%	65.7%
677 Ala Moana Boulevard	41,440,000	3.4	Office	293,013	$141	1.70x	10.6%	68.8%
Pin Oak Portfolio – North Parcel	38,750,000	3.2	Office	351,527	$110	2.93x	12.4%	63.8%
Top 10 Total / Wtd. Avg.	$556,914,025	46.1%				1.71x	10.8%	63.7%
Remaining Total / Wtd. Avg.	649,847,920	53.9				1.75x	11.6%	68.0%
Total / Wtd. Avg.	$1,206,761,945	100.0%				1.73x	11.2%	66.0%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Controlling Pooling & Servicing Agreement	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Empire Hotel & Retail	$70,000,000	$110,000,000	$180,000,000	GSMS 2013-GC10	1.55x	10.4%	45.8%
National Harbor	$19,889,529	$109,392,411	$129,281,941	GSMS 2013-GC10	1.73x	10.5%	67.0%

Mortgage Loans with Existing Mezzanine Debt
Mortgage Loan Name	Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Mezzanine / Other Debt Interest Rate	Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
Christown Spectrum(2)	$66,500,000	$7,700,000	NA	$74,200,000	15.3000%	5.8896%	70.7%	78.9%	1.34x	1.04x
1540 2nd Street	$34,000,000	$4,200,000	NA	$38,200,000	4.6860%	4.6860%	66.7%	74.9%	1.37x	1.22x

(1)	The Total Debt Interest Rate is the weighted average of the non-default interest rates on the mortgage loan and the related mezzanine loan as of the Cut-off Date.
(2)
The “Cut-off Date Total Debt LTV” and the “Total Debt DSCR” calculations shown in the table above assume 100% of the equity in the related borrowers was pledged as collateral for the mezzanine loan.  The mezzanine loan, however, is only secured by a pledge of 79.2% of the indirect equity in the borrowers under the subject mortgage loan.  Assuming the unpledged indirect equity in such borrowers is also encumbered by similar mezzanine financing, the “Cut-off Date Total Debt LTV” and the “Total Debt DSCR” are 81.1% and 0.99x, respectively.  In addition to the indebtedness reflected in the table above, the non-recourse carveout guarantors under the mortgage loan have pledged their indirect equity in the borrowers under the mortgage loan to secure the repayment of other indebtedness, which matures in November 2013, as further described under  “Christown Spectrum—Wells Fargo Pledge” in this Term Sheet.  See also “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in the Prospectus Supplement.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgage Loans(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance	% of Initial Pool Balance	Previous Securitization(s)
39 Broadway	CGMRC	New York	NY	Office	$85,500,000	7.1%	LBUBS 2003-C5
Empire Hotel & Retail	CGMRC	New York	NY	Mixed Use	$70,000,000	5.8%	GSMS 2013-GC10
Christown Spectrum	JLC	Phoenix	AZ	Retail	$66,500,000	5.5%	JPMCC 2003-FL2
River Valley	CGMRC	Longmont	CO	Manufactured Housing	$7,045,687	0.6%	MSC 2007-T25, PSSF 2000-C1
Skyline Village	CGMRC	Rock Springs	WY	Manufactured Housing	$6,381,470	0.5%	MCFI 1998-MC3
West Winds	CGMRC	Cheyenne	WY	Manufactured Housing	$5,761,202	0.5%	CSMC 2006-C3, PSSF 1999-C2
Gaslight	CGMRC	Lincoln	NE	Manufactured Housing	$4,172,077	0.3%	COMM 2004-LB2A
Aloha Vegas	CGMRC	North Las Vegas	NV	Manufactured Housing	$4,108,153	0.3%	MSC 2007-T27
Dream Island	CGMRC	Steamboat Springs	CO	Manufactured Housing	$3,189,237	0.3%	GECMC 2001-3
Kingswood	CGMRC	Grand Island	NE	Manufactured Housing	$2,780,719	0.2%	MCFI 1998-MC1
Buckingham	CGMRC	Universal City	TX	Manufactured Housing	$2,024,611	0.2%	MCFI 1997-MC1
Woodview	CGMRC	Austin	TX	Manufactured Housing	$1,748,936	0.1%	MCFI 1997-MC1
Cedar Village	CGMRC	Aurora	CO	Manufactured Housing	$1,148,645	0.1%	CSMC 2008-C1
Country Oaks	CGMRC	San Antonio	TX	Manufactured Housing	$1,087,717	0.1%	CSFB 2003-C4
Windgate	CGMRC	New Braunfels	TX	Manufactured Housing	$615,274	0.1%	CASC 1998-D7
Golden Eagle	CGMRC	Rawlins	WY	Manufactured Housing	$557,342	0.0%	CASC 1998-D7
6750 West Loop South	CGMRC	Bellaire	TX	Office	$23,116,200	1.9%	GCCFC 2003-C2
6700 West Loop South	CGMRC	Bellaire	TX	Office	$10,277,800	0.9%	GCCFC 2003-C2
4710 Bellaire Boulevard	CGMRC	Bellaire	TX	Office	$5,356,000	0.4%	GCCFC 2003-C2
National Harbor	GSMC	National Harbor	MD	Mixed Use	$19,889,529	1.6%	GSMS 2013-GC10
6800 West Loop South	CGMRC	Bellaire	TX	Office	$6,598,667	0.5%	GCCFC 2003-C2
4747 Bellaire Boulevard	CGMRC	Bellaire	TX	Office	$5,773,833	0.5%	GCCFC 2003-C2
Moore Self Storage	CGMRC	Neptune	NJ	Self Storage	$3,851,450	0.3%	CSFB 2003-C3
Preserve at Cedar River	AMF I	Jacksonville	FL	Multifamily	$10,786,838	0.9%	CGCMT 2004-FL1; LBFRC 2005-LLFA
Stor-All Tchoupitoulas	CGMRC	New Orleans	LA	Self Storage	$8,734,857	0.7%	BACM 2004-5, BANC1 2000-C1A
Comfort Inn Riverview (Charleston, SC)	CGMRC	Charleston	SC	Hospitality	$8,685,910	0.7%	DLJCM 1999-CG
Grand Oaks Apartments	CGMRC	Riverview	FL	Multifamily	$8,569,069	0.7%	CSFB 1998-C2
Westside Urban Market	JLC	Atlanta	GA	Retail	$8,215,963	0.7%	GCCFC 2005-GG3
221-223 East Broadway	CGMRC	New York	NY	Mixed Use	$7,525,000	0.6%	JPMCC 2005-CB12
Fayette Square	GSMC	Oak Hill	WV	Retail	$6,100,000	0.5%	LBUBS 2003-C1
Residence Inn Little Rock	CGMRC	Little Rock	AR	Hospitality	$5,194,251	0.4%	MLMT 2005-CKI1
Barnegat Mini Storage	CGMRC	Barnegat	NJ	Self Storage	$5,093,562	0.4%	BSCMS 1999-WF2
Storage Pros Fall River	CGMRC	Fall River	MA	Self Storage	$3,693,890	0.3%	WBCMT 2005-C21
290 West Self Storage	CGMRC	Austin	TX	Self Storage	$3,685,920	0.3%	LBUBS 2003-C8
SST Morgan Hill Self Storage	CGMRC	Morgan Hill	CA	Self Storage	$3,000,000	0.2%	MSC 2003-T11
CVS – Pleasant Grove, AL	CGMRC	Pleasant Grove	AL	Retail	$2,733,850	0.2%	WBCMT 2003-C4

(1)
The table above includes mortgaged properties as to which a related mortgage loan (secured by all or a significant portion of such mortgaged property) was securitized in the indicated transaction.  Information under “Previous Securitization(s)” represents one or more recent securitizations with respect to those mortgaged properties.  The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

COLLATERAL OVERVIEW (continued)

Property Types(1)
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(2)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(3)		Wtd. Avg. Cut-off Date LTV Ratio(3)	Wtd. Avg. Debt Yield on Underwritten NOI(3)
Office	12	$280,529,210	23.2%	1.87	x	65.5%	10.6%
CBD	4	193,387,785	16.0	1.60	x	64.7%	10.0%
Medical	5	51,122,500	4.2	3.04	x	61.7%	12.9%
General Suburban	3	36,018,925	3.0	1.68	x	75.0%	10.9%
Retail	19	$263,515,857	21.8%	1.52	x	69.1%	10.2%
Anchored	9	163,112,815	13.5	1.59	x	68.5%	10.6%
Regional Mall	1	66,500,000	5.5	1.34	x	70.7%	9.7%
Unanchored	6	25,992,518	2.2	1.61	x	67.7%	9.9%
Single Tenant Retail	3	7,910,524	0.7	1.41	x	72.6%	8.8%
Hospitality	16	$257,956,467	21.4%	1.89	x	66.4%	13.5%
Full Service	3	110,904,673	9.2	1.99	x	65.7%	14.0%
Limited Service	9	82,864,523	6.9	1.77	x	67.7%	13.5%
Extended Stay	4	64,187,272	5.3	1.86	x	65.8%	12.6%
Mixed Use	7	$166,139,529	13.8%	1.62	x	56.9%	10.3%
Hotel / Retail	1	70,000,000	5.8	1.55	x	45.8%	10.4%
Retail / Office	3	64,650,000	5.4	1.70	x	64.1%	10.6%
Office / Retail / Garage	1	19,889,529	1.6	1.73	x	67.0%	10.5%
Multifamily / Retail	2	11,600,000	1.0	1.37	x	66.1%	8.2%
Self Storage	21	$88,029,867	7.3%	1.57	x	70.4%	10.7%
Manufactured Housing	33	$71,835,176	6.0%	1.83	x	66.8%	11.7%
Multifamily	26	$63,754,880	5.3%	1.73	x	70.1%	11.8%
Garden	22	58,536,784	4.9	1.73	x	70.6%	11.9%
Student Housing	1	2,871,725	0.2	1.47	x	71.8%	9.3%
Mid Rise	3	2,346,371	0.2	2.00	x	57.2%	13.1%
Industrial	2	$11,000,959	0.9%	1.54	x	72.9%	10.6%
Warehouse	1	8,900,959	0.7	1.56	x	74.8%	10.8%
Flex	1	2,100,000	0.2	1.43	x	64.6%	9.9%
Ground Leased Land	1	$4,000,000	0.3%	1.99	x	51.3%	8.6%
Total / Wtd. Avg.	137	$1,206,761,945	100.0%	1.73	x	66.0%	11.2%

(1)
The Empire Hotel & Retail mortgage loan, representing approximately 5.8% of the Initial Pool Balance, is characterized as Mixed Use – Hotel / Retail in the table above. For informational purposes, if the Empire Hotel & Retail mortgage loan in the trust was divided into two separate mortgage loans (that are not cross-collateralized or cross-defaulted with each other), one secured by the hotel-related portions of the property and one secured by the retail-related portions of the property, the aggregate percentages of the Initial Pool Balance attributable to retail, hospitality and mixed use properties would be 24.3%, 24.8% and 8.0%, respectively.

(2)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	10	$236,686,122	19.6%	$657,400,000	29.1%	$34,913,484	22.0%
California	8	150,558,426	12.5	237,650,000	10.5	18,091,287	11.4
Texas	19	98,594,756	8.2	152,435,000	6.7	11,826,080	7.5
Nevada	3	77,758,153	6.4	112,900,000	5.0	7,594,121	4.8
Arizona	1	66,500,000	5.5	94,000,000	4.2	6,432,195	4.1
Florida	6	53,909,655	4.5	75,450,000	3.3	6,570,502	4.1
Massachusetts	3	51,193,890	4.2	79,030,000	3.5	5,938,926	3.7
Minnesota	1	44,946,246	3.7	65,000,000	2.9	6,415,248	4.0
North Carolina	4	41,656,008	3.5	66,675,000	2.9	5,430,700	3.4
Hawaii	1	41,440,000	3.4	60,200,000	2.7	4,395,768	2.8
Georgia	6	39,444,275	3.3	55,200,000	2.4	3,915,718	2.5
Colorado	9	37,110,894	3.1	52,000,000	2.3	4,524,999	2.9
New Jersey	6	37,026,231	3.1	53,100,000	2.3	3,696,419	2.3
Tennessee	1	34,000,000	2.8	49,600,000	2.2	4,090,106	2.6
Pennsylvania	3	23,808,572	2.0	32,250,000	1.4	2,193,308	1.4
Louisiana	4	22,711,409	1.9	34,400,000	1.5	2,832,591	1.8
Wyoming	12	21,182,006	1.8	31,945,000	1.4	2,627,863	1.7
Illinois	20	20,881,890	1.7	33,450,000	1.5	2,640,945	1.7
Maryland	1	19,889,529	1.6	193,000,000	8.5	13,584,517	8.6
Michigan	4	17,200,361	1.4	23,125,000	1.0	2,179,053	1.4
Missouri	3	16,087,586	1.3	20,600,000	0.9	1,694,395	1.1
Nebraska	5	12,391,379	1.0	18,350,000	0.8	1,419,283	0.9
Alaska	1	10,622,529	0.9	16,440,000	0.7	1,618,900	1.0
South Carolina	1	8,685,910	0.7	13,600,000	0.6	1,262,748	0.8
Washington	1	6,631,160	0.5	10,000,000	0.4	764,910	0.5
West Virginia	1	6,100,000	0.5	8,550,000	0.4	702,591	0.4
Arkansas	1	5,194,251	0.4	8,200,000	0.4	727,245	0.5
Alabama	1	2,733,850	0.2	3,700,000	0.2	237,440	0.1
New Mexico	1	1,816,856	0.2	2,480,000	0.1	185,966	0.1
Total	137	$1,206,761,945	100.0%	$2,260,730,000	100.0%	$158,507,308	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Appraised Values and Underwritten NOI reflect the aggregate values with respect to pari passu companion loans.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
	Number		% of				% of
	of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Balance	Balance
1,743,518 – 4,999,999	15	$49,282,202	4.1%	37.7 – 44.9	1	$3,000,000	0.2%
5,000,000 – 9,999,999	23	165,454,406	13.7	45.0 – 49.9	1	70,000,000	5.8
10,000,000 – 14,999,999	13	155,503,644	12.9	50.0 – 54.9	3	21,743,518	1.8
15,000,000 – 19,999,999	4	70,439,529	5.8	55.0 – 59.9	5	176,618,511	14.6
20,000,000 – 29,999,999	3	73,209,712	6.1	60.0 – 64.9	9	99,823,525	8.3
30,000,000 – 49,999,999	9	352,542,457	29.2	65.0 – 69.9	20	467,927,430	38.8
50,000,000 – 69,999,999	3	184,829,994	15.3	70.0 – 74.9	28	312,813,795	25.9
70,000,000 – 85,500,000	2	155,500,000	12.9	75.0 – 76.1	5	54,835,166	4.5
Total	72	$1,206,761,945	100.0%	Total	72	$1,206,761,945	100.0%
				(1)
Cut-off Date LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 1 of the mortgage loans. See footnotes (1), (3) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Underwritten DSCRs(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool	Distribution of Maturity Date LTV Ratios(1)
Range of UW DSCR (x)	Loans	Balance	Balance				% of
1.32 – 1.39	10	$257,078,580	21.3%		Number of		Initial
1.40 – 1.49	8	84,319,003	7.0	Range of Maturity	Mortgage	Cut-off Date	Pool
1.50 – 1.59	13	149,067,850	12.4	Date LTV (%)	Loans	Balance	Balance
1.60 – 1.69	11	210,180,350	17.4	34.3 – 39.9	2	$73,000,000	6.0%
1.70 – 1.79	13	162,937,284	13.5	40.0 – 44.9	7	81,963,206	6.8
1.80 – 1.89	3	108,024,245	9.0	45.0 – 49.9	6	84,267,150	7.0
1.90 – 1.99	2	12,685,910	1.1	50.0 – 54.9	23	434,673,293	36.0
2.00 – 2.09	4	68,099,878	5.6	55.0 – 59.9	17	232,844,746	19.3
2.10 – 3.38	8	154,368,844	12.8	60.0 – 64.9	12	193,142,936	16.0
Total	72	$1,206,761,945	100.0%	65.0 – 70.4	5	106,870,614	8.9
(1)	See footnotes (1), (4) and (6) to the table entitled “Mortgage Pool Characteristics” above.			Total	72	$1,206,761,945	100.0%
				(1)
Maturity Date LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 19 of the mortgage loans. See footnotes (1), (4) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
			% of
	Number of		Initial	Distribution of Loan Purpose
	Mortgage	Cut-off Date	Pool				% of
Amortization Type	Loans	Balance	Balance		Number of		Initial
Amortizing (30 Years)	36	$578,365,226	47.9%		Mortgage	Cut-off Date	Pool
Amortizing (25 Years)	19	201,366,797	16.7	Loan Purpose	Loans	Balance	Balance
Amortizing (20 Years)	1	7,758,572	0.6	Refinance	50	$974,083,007	80.7%
Interest Only, Then				Acquisition	19	187,911,827	15.6
Amortizing(2)	13	364,148,850	30.2	Recapitalization	3	44,767,111	3.7
Interest Only	3	55,122,500	4.6	Total	72	$1,206,761,945	100.0%
Total	72	$1,206,761,945	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date.			Distribution of Mortgage Interest Rates
(2)	Original partial interest only periods range from 12 to 60 months.						% of
					Number of		Initial
Distribution of Lockboxes				Range of Mortgage	Mortgage	Cut-off Date	Pool
			% of	Interest Rates (%)	Loans	Balance	Balance
	Number of		Initial	3.490 – 3.999	7	$203,938,570	16.9%
	Mortgage	Cut-off Date	Pool	4.000 – 4.249	10	148,446,809	12.3
Lockbox Type	Loans	Balance	Balance	4.250 – 4.499	23	252,273,481	20.9
Hard	34	$848,864,932	70.3%	4.500 – 4.749	14	260,249,374	21.6
Springing	26	187,673,608	15.6	4.750 – 4.999	12	240,649,693	19.9
Soft	3	92,274,563	7.6	5.000 – 5.249	1	34,000,000	2.8
None	7	51,318,070	4.3	5.250 – 5.499	3	40,500,000	3.4
Soft Springing	2	26,630,772	2.2	5.500 – 5.749	1	2,494,305	0.2
Total	72	$1,206,761,945	100.0%	5.750 – 6.163	1	24,209,712	2.0
				Total	72	$1,206,761,945	100.0%

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Range of Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
8.1 – 9.9	17	$321,375,759	26.6%	Interest Only	3	$55,122,500	4.6%
10.0 – 10.9	21	354,980,688	29.4	240 - 300	20	209,125,369	17.3
11.0 – 11.9	10	139,782,944	11.6	301 - 360	49	942,514,076	78.1
12.0 – 12.9	10	207,023,671	17.2	Total	72	$1,206,761,945	100.0%
13.0 – 13.9	3	32,787,584	2.7	(1) All of the mortgage loans will have balloon payments at maturity.
14.0 – 14.9	6	81,742,426	6.8
15.0 – 15.9	3	58,580,955	4.9	Distribution of Remaining Amortization Terms(1)
16.0 – 17.9	2	10,487,918	0.9	Range of			% of
Total	72	$1,206,761,945	100.0%	Remaining	Number of		Initial
(1) See footnotes (1), (4) and (7) to the table entitled “Mortgage Pool Characteristics” above.				Amortization	Mortgage		Pool
				Terms (months)	Loans	Cut-off Date Balance	Balance
Distribution of Debt Yield on Underwritten NCF(1)				Interest Only	3	$55,122,500	4.6%
			% of	238 - 300	20	209,125,369	17.3
Range of	Number of		Initial	301 - 360	49	942,514,076	78.1
Debt Yields on	Mortgage		Pool	Total	72	$1,206,761,945	100.0%
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance	(1) All of the mortgage loans will have balloon payments at maturity.
8.0 – 8.9	9	$196,564,200	16.3%
9.0 – 9.9	20	388,539,970	32.2	Distribution of Prepayment Provisions
10.0 – 10.9	21	263,124,430	21.8				% of
11.0 – 11.9	9	151,728,712	12.6		Number of		Initial
12.0 – 12.9	6	116,677,349	9.7	Prepayment	Mortgage		Pool
13.0 – 13.9	4	63,639,365	5.3	Provision	Loans	Cut-off Date Balance	Balance
14.0 – 17.6	3	26,487,918	2.2	Defeasance	62	$981,907,654	81.4%
Total	72	$1,206,761,945	100.0%	Defeasance or Yield
(1) See footnotes (1), (4) and (7) to the table entitled “Mortgage Pool Characteristics” above.				Maintenance	7	201,674,291	16.7
				Yield Maintenance	3	23,180,000	1.9
Mortgage Loans with Original Partial Interest Only Periods				Total	72	$1,206,761,945	100.0%
Range of Original			% of
Partial Interest	Number of		Initial	Distribution of Escrow Types
Only Period	Mortgage		Pool				% of
(months)	Loans	Cut-off Date Balance	Balance		Number of		Initial
12 – 24	7	$137,148,850	11.4%		Mortgage		Pool
25 – 36	2	$34,500,000	2.9%	Escrow Type	Loans	Cut-off Date Balance	Balance
37 – 48	1	$34,000,000	2.8%	Replacement
49 – 60	3	$158,500,000	13.1%	Reserves(1)	67	$1,090,805,734	90.4%
				Real Estate Tax	66	$1,086,030,311	90.0%
Distribution of Original Terms to Maturity				Insurance	61	$981,217,823	81.3%
			% of	TI/LC(2)	26	$559,552,962	77.6%
Range of Original	Number of		Initial	(1) Includes mortgage loans with FF&E reserves.
Term to Maturity	Mortgage		Pool	(2) Percentage of total office, retail, industrial and mixed use properties only.
(months)	Loans	Cut-off Date Balance	Balance
60	13	$301,533,972	25.0%
120	59	905,227,974	75.0
Total	72	$1,206,761,945	100.0%

Distribution of Remaining Terms to Maturity
Range of			% of
Remaining Terms	Number of		Initial
to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
56 – 60	13	$301,533,972	25.0%
61 – 84	1	2,100,000	0.2
85 – 120	58	903,127,974	74.8
Total	72	$1,206,761,945	100.0%

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.     Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, pro rata, in each case in accordance with their respective interest entitlements.
2.     Class A-1, A-2, A-3, A-4 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Prospectus Supplement, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts.
3.     Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.
4.     Class A-S certificates:  (i) first, to interest on Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.
5.     Class B certificates: (i) first, to interest on Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on Class B certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.
6.     Class C certificates: (i) first, to interest on Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on Class C certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.
7.     Non-offered certificates: after Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class D, Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class C certificates, until the certificate principal amount of each such class is reduced to zero.

STRUCTURAL OVERVIEW (continued)

Realized Losses
The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (the “Sequential Pay Certificates”) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amounts of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the classes of certificates in each YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate portion of such yield maintenance charge allocated to such YM Group, and (B) any portion of such yield maintenance charge allocated to such YM Group, and remaining after such distributions to the applicable Sequential Pay Certificates, will be distributed to the Class X-A or Class X-B certificates, as applicable, in such YM Group.  If there is more than one class of Sequential Pay Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are allocable to such YM Group, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Sequential Pay Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one; and, provided, further, that if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described above in this sentence, then the Base Interest Fraction will equal zero; and provided, further, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate described above in this sentence, then the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class R certificates. Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class X-A, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.

STRUCTURAL OVERVIEW (continued)

For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and, other than with respect to the outside serviced mortgage loans, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any property protection advances; provided, that in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make such property protection advance, and the master servicer will be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement.

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Prospectus Supplement) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates would be affected on a pari passu basis and interest payments on the Class A-S certificates will be affected before interest payments on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal reductions for the outside serviced mortgage loans are not calculated by the master servicer pursuant to the pooling and servicing agreement, however, pursuant to the Series 2013-GC10 pooling and servicing agreement, similar but not identical events to those described above and in the definition of “Appraisal Reduction Event” in the Prospectus Supplement will require the calculation of a similar “appraisal reduction amount” which will be allocated to the outside serviced mortgage loans and the related companion loans on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such mortgage loan and companion loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the Controlling Class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus Supplement.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property subject to the Controlling Class Representative’s right of first refusal with respect to the sale of defaulted loans.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class A-S, Class B, Class C and Class D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

STRUCTURAL OVERVIEW (continued)

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the Controlling Class, as identified by notice to the certificate registrar by the applicable Controlling Class certificateholders from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the controlling class certificateholders that own certificates representing more than 50% of the certificate principal amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the controlling class certificateholder that owns the largest aggregate certificate principal amount of the Controlling Class, as identified to the certificate registrar pursuant to the procedures set forth in the pooling and servicing agreement.

The “Controlling Class” is the most subordinate class of the Class E, Class F and Class G certificates that has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the Controlling Class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Prospectus Supplement. No other class of certificates will be eligible to act as the Controlling Class or appoint a Controlling Class Representative.

It is anticipated that LNR Securities Holdings, LLC, or one of its affiliates, will be the initial controlling class holder and is expected to appoint itself to be the initial Controlling Class Representative.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than an outside serviced mortgage loan) and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer and the special servicer plan on taking with respect to a mortgage loan (other than an outside serviced mortgage loan) subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any principal payments and realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender. Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

If at any time LNR Securities Holdings, LLC, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

With respect to the outside serviced mortgage loans, together with the related companion loans, the Controlling Class Representative will have limited consultation rights with the Series 2013-GC10 special servicer, as provided for in the related intercreditor agreement and as described under “Description of the Mortgage Pool—Outside Serviced Whole Loans” in the Prospectus Supplement. Under the Series 2013-GC10 pooling and servicing agreement, the Series 2013-GC10 controlling class representative will have similar consent and consultation rights with respect to the outside serviced whole loans as does the Controlling Class Representative for this transaction with respect to the mortgage loans serviced under the pooling and servicing agreement.

STRUCTURAL OVERVIEW (continued)

Outside Serviced Mortgage Loans
Each of the Empire Hotel & Retail and National Harbor mortgage loans (referred to as the “outside serviced mortgage loans”) is part of a split loan structure comprised of the subject mortgage loan and a pari passu companion loan, both of which are secured by the same mortgage or deed of trust encumbering the same mortgaged property. In the case of each such mortgage loan, the related companion loan is part of a mortgage pool backing the GS Mortgage Securities Trust 2013-GC10, Commercial Mortgage Pass-Through Certificates, Series 2013-GC10 (referred to in this Term Sheet as the “GSMS 2013-GC10 securitization transaction”). The Series 2013-GC10 certificates were issued, and the outside serviced mortgage loans and related companion loans are being serviced, pursuant to a pooling and servicing agreement, dated as of February 1, 2013 (referred to in this Term Sheet as the “Series 2013-GC10 pooling and servicing agreement”) by Wells Fargo Bank, National Association as master servicer, and LNR Partners, LLC as special servicer. See “Description of the Mortgage Pool – Outside Serviced Whole Loans” in the Prospectus Supplement.

Accordingly, all decisions, consents, waivers, approvals and other actions on the part of the holders of each outside serviced mortgage loan and the related companion loan will be effected in accordance with, the Series 2013-GC10 pooling and servicing agreement and the related co-lender agreements.  Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the outside serviced mortgage loans, but instead such servicing and administration of the outside serviced mortgage loans will be governed by the Series 2013-GC10 pooling and servicing agreement. The Series 2013-GC10 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization.

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

—    for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

—    for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Sequential Pay Certificates, (but only those classes of Sequential Pay Certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class of Certificates, as reduced by payments of principal), vote affirmatively to so replace.

STRUCTURAL OVERVIEW (continued)

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future.  All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 12 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Prospectus Supplement.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on all mortgage loans and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan), provided, however, that with respect to the outside serviced mortgage loans, only to the extent such fees are allocable to such mortgage loans in accordance with the related co-lender agreement and received by the master servicer or special servicer.  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 1.0% for specially serviced mortgage loans and REO properties, subject to a minimum liquidation fee of $25,000.  Workout Fees will be calculated at 1.0% for all mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan though and including the related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 60 days of the maturity default.

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:

—  all special notices delivered

—  summaries of final asset status reports

—  all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

—  an “Investor Q&A Forum”

—  a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Cut-off Date LTV Ratio and/or the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.  With respect to the Hilton Checkers Loan, the operating lessee established an operating account (which is pledged to the lender and subject to an account control agreement in favor of the lender) pursuant to the management agreement into which all of the foregoing amounts are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees and any reserves required under the management agreement, and the lender has no rights with respect to directing monies in that operating account until the management agreement has been terminated, however, the loan agreement prohibits the borrower or operating lessee from withdrawing or transferring money from such operating account during the continuance of an event of default under the related loan documents.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: As of any date of determination, each class of Sequential Pay Certificates that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses previously allocated to that class as of such date of determination, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of Sequential Pay Certificates as reduced by principal payments.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and / or assumptions regarding the re-leasing of certain

CERTAIN DEFINITIONS (continued)

space at the related mortgaged property, or in some cases, assumptions regarding the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc. that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Prospectus Supplement.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet or square foot.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material and in certain cases contractual rent increases generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

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39 BROADWAY

39 BROADWAY

39 Broadway
39 Broadway
New York, NY 10006
CHAMBERS STREET
WEST STREET
WARREN STREET
MURRAY STREET
CHURCH STREET
PARK PLACE
BARCLAY STREET
VESEY STREET
CITY HALL PARK
WOOLWORTH BLDG
SPRUCE STREET
BEEKMAN STREET
ANN STREET
FULTON STREET
SOUTHBRIDGE TOWERS
WINTER GARDEN
ONE WORLD TRADE CENTER
2 WORLD TRADE CENTER
WORLD TRADE CENTER MEMORIAL
DEY STREET
CORTLANDT STREET
LIBERTY PLAZA
LIBERTY PARK
LIBERTY STREET
CEDAR STREET
GATEWAY PLAZA
120 BROADWAY
FEDERAL RESERVE BANK
MAIDEN LANE
JOHN STREET
PINE STREET
AMERICAN STOCK EXCHANGE
TRINITY CHURCH
NEW YORK STOCK EXCHANGE
WALL STREET
60 WALL
EXCHANGE PLACE
RECTOR PLACE
RECTOR STREET
WEST THAMES STREET
ESPLANADE
BROOKLYN BATTERY TUNNEL
FINANCIAL DISTRICT
Hudson River
BATTERY PARK CITY
BOWLING GREEN
WHITEHALL STREET
STONE STREET
BEAVER STREET
HANOVER SQUARE
WATER STREET
FRONT STREET
SOUTH STREET
FDR / SOUTH STREET VIADUCT
VIETNAM VETERANS PLAZA
4 NEW YORK PLAZA
1 NEW YORK PLAZA
55 WATER
East River
BATTERY PARK
BATTERY PLACE
STATE STREET
PETER MINUIT PLAZA
STATEN ISLAND FERRY TERMINAL
STATUE OF LIBERTY FERRY
GOVERNORS ISLAND FERRY
STATEN ISLAND FERRY
DOWNTOWN MANHATTAN HELIPORT
BATTERY MARITIME BUILDING
West New York
Union City
Hoboken
Jersey City
QUEENS
MANHATTAN
New York
BROOKLYN
Central Park
CARTIFACT

39 BROADWAY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$85,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$190.70
Size (SF)	448,349	Percentage of Initial Pool Balance	7.1%
Total Occupancy as of 2/1/2013	96.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/2013	96.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1927 / 1994-2005	Mortgage Rate	3.9000%
Appraised Value	$145,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Underwritten Revenues	$16,832,191
Underwritten Expenses	$8,148,151	Escrows
Underwritten Net Operating Income (NOI)	$8,684,040	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,146,021	Taxes	$725,947	$251,859
Cut-off Date LTV Ratio	59.0%	Insurance	$0	$0
Maturity Date LTV Ratio	53.4%	Replacement Reserves(1)	$100,000	$0
DSCR Based on Underwritten NOI / NCF	1.79x / 1.68x	TI/LC(2)	$400,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.5%	Other(3)	$440,979	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$85,500,000	97.9%	Loan Payoff	$57,397,239	65.7%
Other Sources	1,860,000	2.1	Principal Equity Distribution	26,377,040	30.2
Reserves	1,666,926	1.9
Closing Costs	1,230,481	1.4
Other Uses	688,314	0.8

Total Sources	$87,360,000	100.0%	Total Uses	$87,360,000	100.0%

(1)	Monthly deposits in an amount equal to $7,500 are required if the replacement reserve balance is less than $100,000.
(2)	Monthly deposits in an amount equal to $37,500 are required if the TI/LC reserve is less than $400,000.
(3)	The other upfront reserve of $440,979 represents a rent concession reserve ($421,604) and a deferred maintenance reserve ($19,375). See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “39 Broadway Loan”) is evidenced by 2 pari passu notes in the aggregate original principal amount of $85,500,000 and is secured by a first mortgage encumbering an office building with approximately 17,501 SF of retail space located in New York, New York (the “39 Broadway Property”).  The 39 Broadway Loan was originated by Citigroup Global Markets Realty Corp. on March 11, 2013 and represents approximately 7.1% of the Initial Pool Balance.  The 39 Broadway Loan has an outstanding principal balance as of the Cut-off Date of $85,500,000 and an interest rate of 3.9000% per annum.  The proceeds of the 39 Broadway Loan were primarily used to refinance existing debt on the 39 Broadway Property, pay closing costs, and return equity to the sponsor of the borrower.

The 39 Broadway Loan has an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments on each due date through (and including) the due date occurring in April 2018 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date is the due date in April 2023.  Voluntary prepayment of the 39 Broadway Loan is permitted on or after the due date in January 2023.  Defeasance with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the Closing Date.

■
The Mortgaged Property.  The 39 Broadway Property is a 448,349 SF, 37-story, multi-tenant office building with approximately 17,501 SF of retail space located in the financial district of New York, New York. The 39 Broadway Property is situated on the east side of Broadway between Morris Street and Exchange Alley in the Financial West office submarket of Downtown Manhattan and provides access to primary office locations of major banks, media companies, law firms, insurance companies, public agencies, and City Hall. The 39 Broadway Property was constructed in 1927 and renovated from 1994 to 2005.  As of February 1, 2013, the Total Occupancy was 96.0%.

39 BROADWAY

The following table presents certain information relating to the tenants at the 39 Broadway Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Duane Reade	NR / Baa1 / BBB	11,285	2.5%	$1,167,714	7.8%	$103.47	7/31/2029	NA
Beth Israel Medical Center	NR / NR / NR	24,773	5.5	918,998	6.2	37.10	7/31/2018	NA
Ice Futures U.S., Inc.	NR / NR / NR	25,061	5.6	756,936	5.1	30.20	6/30/2014	NA
Corporate Express Office PR	NR / NR / NR	16,890	3.8	695,647	4.7	41.19	11/30/2015	NA
The Waterfront Commission(2)	NR / NR / NR	21,025	4.7	695,134	4.7	33.06	7/26/2016	NA
Food Bank For NYC	NR / NR / NR	19,490	4.3	522,717	3.5	26.82	3/31/2026	NA
Jacoby & Meyers, LLP	NR / NR / NR	12,910	2.9	466,695	3.1	36.15	2/28/2020	NA
Mintzer, Sarowitz, Zeris	NR / NR / NR	10,339	2.3	460,354	3.1	44.53	3/31/2020	NA
Literacy Assistance Center	NR / NR / NR	9,935	2.2	388,186	2.6	39.07	12/31/2020	NA
Masterpiece International	NR / NR / NR	10,709	2.4	383,458	2.6	35.81	10/20/2016	NA
Ten Largest Owned Tenants		162,417	36.2%	$6,455,838	43.3%	$39.75
Remaining Owned Tenants		267,808	59.7	8,467,027	56.7	31.62
Vacant		18,124	4.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		448,349	100.0%	$14,922,865	100.0%	$34.69

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The Waterfront Commission may terminate with 180 days’ notice and payment of unamortized costs if The Waterfront Commission’s function is permanently discontinued as a result of action by the States of New York and/or New Jersey and/or the Congress of the United States.

The following table presents the lease rollover schedule at the 39 Broadway Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	1,152	0.3%	0.3%	$141,600	0.9%	$122.90	18
2013	12,891	2.9	3.1%	427,016	2.9	33.13	4
2014	35,457	7.9	11.0%	1,085,682	7.3	30.62	6
2015	27,186	6.1	17.1%	976,763	6.5	35.93	3
2016	62,132	13.9	31.0%	1,985,138	13.3	31.95	8
2017	40,045	8.9	39.9%	1,404,559	9.4	35.07	12
2018	44,373	9.9	49.8%	1,523,403	10.2	34.33	7
2019	22,571	5.0	54.8%	884,676	5.9	39.20	6
2020	50,937	11.4	66.2%	1,814,170	12.2	35.62	10
2021	64,145	14.3	80.5%	1,835,342	12.3	28.61	14
2022	25,324	5.6	86.1%	740,504	5.0	29.24	6
2023	15,837	3.5	89.7%	492,672	3.3	31.11	3
2024 & Thereafter	28,175	6.3	96.0%	1,611,340	10.8	57.19	3
Vacant	18,124	4.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	448,349	100.0%		$14,922,865	100.0%	$34.69	100

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	UW Base Rent includes contractual rent steps through December 31, 2013. UW Base Rent includes the present value of contractual rent steps (discounted at an 8% discount rate) for Duane Reade.

The following table presents certain information relating to historical leasing at the 39 Broadway Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	As of 2/1/2013
Owned Space	99.1%	91.5%	79.1%	93.7%	95.9%	96.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

39 BROADWAY

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 39 Broadway Property:

Cash Flow Analysis(1)

	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent(2)	$12,817,954	$13,363,621	$13,816,365	$14,255,444	$31.80
Contractual Rent Steps	0	0	0	667,422	1.49
Gross Up Vacancy	0	0	0	617,129	1.38
Total Rent	$12,817,954	$13,363,621	$13,816,365	$15,539,994	34.66
Total Reimbursables	833,344	655,076	652,634	695,494	1.55
Other Income(3)	1,231,637	1,226,089	1,156,315	1,566,458	3.49
Vacancy & Credit Loss	(670,390)	(990,603)	(728,755)	(969,755)	(2.16)
Effective Gross Income	$14,212,545	$14,254,183	$14,896,560	$16,832,191	$37.54

Total Operating Expenses	$6,569,992	$6,932,743	$7,435,250	$8,148,151	$18.17

Net Operating Income	$7,642,553	$7,321,439	$7,461,309	$8,684,040	$19.37
TI/LC	0	0	0	448,349	1.00
Capital Expenditures	0	0	0	89,670	0.20
Net Cash Flow	$7,642,553	$7,321,439	$7,461,309	$8,146,021	$18.17

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent includes contractual rent steps through December 31, 2013. UW Base Rent includes the present value of contractual rent steps (discounted at an 8% discount rate) pursuant to the Duane Reade lease.

(3)	Includes reimbursements for electric, water/sewer, generator maintenance, garbage pickup, overtime HVAC. Also includes late fees, storage charges, and miscellaneous income.

■	Appraisal. According to the appraisal, the 39 Broadway Property had an “as-is” appraised value of $145,000,000 as of an effective date of February 1, 2013.

■
Environmental Matters.  Based on a Phase I environmental report dated January 29, 2013, the environmental consultant recommended no further action other than adhering to an Operations and Maintenance (O&M) Plan for asbestos which is already in place and registering the above ground storage tanks with the New York State Department of Environmental Conservation (NYSDEC).

■
Market Overview and Competition.  The 39 Broadway Property is located in the Financial West submarket of Downtown Manhattan on the east side of Broadway between Morris Street and Exchange Alley.  The 39 Broadway Property is in close proximity to major public transportation facilities such as the World Trade Center PATH station, the Staten Island Ferry terminal, and several subway stations with access to several train lines.

According to the appraisal, as of the fourth quarter of 2012, the Downtown Manhattan office market consisted of 85,252,521 SF with a direct vacancy rate of 7.4% and an average gross asking rent of $39.58 per SF.  Class B office properties within the Downtown Manhattan market reported an average gross rent of $34.96 per SF. Overall absorption in the Downtown Manhattan market was 810,119 SF in 2012.

The Financial West submarket of Downtown Manhattan consisted of 5,986,809 SF with a direct vacancy rate of 14.7%, and an average gross asking rent of $32.91 per SF, as of the fourth quarter of 2012.  Class B office properties within the Financial West submarket reported an average gross asking rent of $32.52 per SF.  Overall absorption in the Financial West submarket was 13,378 SF in 2012.

39 BROADWAY

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 39 Broadway Property:

Office Lease Comparables(1)
Property Name	Total GLA	Direct Available SF	Sublease Available SF	Total Occupancy	Asking Rent per SF
39 Broadway	448,349	18,124	NA	96.0%	$36.30
100 Broadway	304,538	65,660	0	78.4%	$37.00-$38.00
111 Broadway	427,598	54,596	0	87.2%	$33.00-$37.00
115 Broadway	409,596	28,615	0	93.0%	$32.00-$37.00
195 Broadway	875,000	17,036	111,129	85.4%	$42.00-$42.00
14 Wall Street	956,654	83,808	0	91.2%	$35.00-$36.00
40 Wall Street	1,300,000	203,095	168,924	71.4%	$32.00-$49.00
233 Broadway	855,104	82,773	0	90.3%	$35.00-$52.00
100 Church Street	970,627	27,312	9,234	96.2%	$36.00-$50.00

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 39 Broadway Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
180 Water Street	New York	April 2012	1971	568,565	$164,000,000	$288.45	100%
222 Broadway	New York	April 2012	1961	786,931	$230,000,000	$292.27	79%
4 New York Plaza	New York	April 2012	1969	1,121,753	$270,000,000	$240.69	95%
14 Wall Street	New York	April 2012	1912	1,016,723	$303,000,000	$298.02	82%
33 Maiden Lane	New York	January 2012	1984	624,124	$207,500,000	$332.47	86%
195 Broadway	New York	November 2011	1913	1,047,287	$287,000,000	$274.04	86%
93 Worth Street	New York	October 2011	1924	165,000	$49,750,000	$301.52	86%
120 Broadway	New York	July 2011	1915	2,006,325	$525,000,000	$261.67	90%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is 39 CAM LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 39 Broadway Loan. Avi Schron, Mark Schron and Eli Schron are the non-recourse carveout guarantors of the 39 Broadway Loan.

■
Escrows.  In connection with the origination of the 39 Broadway Loan, the borrower funded aggregate reserves of $1,666,926 with respect to the 39 Broadway Property, comprised of: (i) $725,947 for real estate taxes, (ii) $100,000 for replacement reserves, (iii) 400,000 for tenant improvements and leasing commissions, (iv) $19,375 for deferred maintenance, and (v) $421,604 for rent concessions.

On each monthly payment date, the borrower is required to fund the following reserves with respect to the 39 Broadway Property: (i) a tax reserve in an amount equal to one-twelfth of amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, provided, however, that reserve deposits are not required in respect of insurance premiums where the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents, (iii) a replacement reserve in an amount equal to $7,500 at any time the balance of the replacement reserve is less than $100,000, and (iv) a TI/LC reserve in an amount equal to $37,500 at any time the balance of the TI/LC reserve is less than $400,000.

In addition, on each monthly payment date during the continuance of a 39 Broadway Trigger Period, the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account with the lender or the servicer an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month, and (y) into an excess cash flow account with the lender or the servicer (the “39 Broadway Excess Cash Flow Reserve”) any and all remaining excess cash flow generated by the 39 Broadway

39 BROADWAY

Property after payment of debt service due on such monthly payment date, all required reserve deposits described above due on such monthly payment date, the deposit into the operating expense account described above due on such monthly payment date and any other sums due and owing under the loan documents. Upon termination of a 39 Broadway Trigger Period, the lender will disburse amounts in the 39 Broadway Excess Cash Flow Reserve to the borrower.

A “39 Broadway Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.15x and (iii) the bankruptcy or insolvency of the property manager for the 39 Broadway Property and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.15x for two (2) consecutive calendar quarters, and (z) in the case of clause (iii) above, the replacement of the applicable property manager in accordance with the terms of the loan documents, in each case, so long as no other 39 Broadway Trigger Period will then exist.

■
Lockbox and Cash Management.  The 39 Broadway Loan requires a hard lockbox, and the borrower is required to direct tenants to pay rent directly to the lender controlled lockbox account.  So long as a 39 Broadway Trigger Period is not then in effect, all available funds in the lender controlled lockbox account (subject to any “peg balance” applicable to such lockbox account) will be remitted on each business day to the borrower’s operating account.  Upon the first occurrence of a 39 Broadway Trigger Period, the lender will establish a cash management account.  If a 39 Broadway Trigger Period has occurred and is continuing, all available funds in the lender controlled lockbox account (subject to any “peg balance” applicable to such lockbox account) will be transferred on each business day into the cash management account, and the lender will apply funds in the cash management account to the obligations of the borrower under the 39 Broadway Loan in accordance with the loan documents.

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Property Management.  The 39 Broadway Property is currently managed by Cammeby’s Management Company, LLC.  Cammeby’s Management Company, LLC is an affiliate of the borrower.  The lender has the right to require that the borrower terminate the management agreement and replace the property manager upon the occurrence of certain events (including, among others, (i) during the continuance of a 39 Broadway Trigger Period, and/or (ii) if the property manager is in default under the management agreement beyond all applicable notice and cure periods).

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 39 Broadway Property, plus eighteen (18) months of business interruption coverage.” See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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EMPIRE HOTEL & RETAIL

EMPIRE HOTEL & RETAIL

CARTIFACT
Empire Hotel & Retail
44 West 63rd Street
New York, NY 10023
CENTRAL PARK
LINCOLN SQUARE
CLINTON (HELL'S KITCHEN)
COLUMBUS CIRCLE
LINCOLN CENTER PLAZA
BROADWAY
AMSTERDAM AVENUE
COLUMBUS AVENUE
CENTRAL PARK WEST
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
W 57TH STREET
W 57TH STREET
TIME WARNER CENTER
TRUMP INTERNATIONAL TOWER
CBS BROADCAST CENTER
METROPOLITAN OPERA
ONE WORLDWIDE PLAZA
MORGAN STANLEY
TIME & LIFE BLDG
MCGRAW HILL
NEWS CORP
1345 SIXTH
1251 SIXTH
787 SEVENTH EQUITABLE CENTER
745 SEVENTH LEHMAN BROTHERS
West New York
Union City
Hoboken
Jersey City
MANHATTAN
New York
QUEENS
BROOKLYN
Central Park

EMPIRE HOTEL & RETAIL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)	$70,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per Room(2)(3)	$425,531.91
Size (Rooms)(3)	423	Percentage of Initial Pool Balance	5.8%
Total TTM Occupancy as of 12/31/2012(4)	87.2%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 12/31/2012(4)	87.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1923 / 2004-2007, 2013	Mortgage Rate	4.5700%
Appraised Value	$393,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Underwritten Revenues	$42,592,794
Underwritten Expenses	$23,841,949	Escrows
Underwritten Net Operating Income (NOI)	$18,750,845	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$17,119,273	Taxes	$0	$228,950
Cut-off Date LTV Ratio(2)	45.8%	Insurance	$91,788	$18,206
Maturity Date LTV Ratio(2)(5)	36.2%	Replacement (Retail Space)	$0	$743
DSCR Based on Underwritten NOI / NCF(2)	1.70x / 1.55x	FF&E(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.4% / 9.5%	Other(7)	$10,086,531	$65,000

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$180,000,000	99.9%	Loan Payoff	$105,847,733	58.8%
Other Sources	150,000	0.1	Principal Equity Distribution	59,198,702	32.9
Reserves	10,178,319	5.6
Closing Costs	4,925,246	2.7

Total Sources	$180,150,000	100.0%	Total Uses	$180,150,000	100.0%

(1)
The Cut-off Date Principal Balance of $70.0 million represents the note A-3 (original principal amount of $29.2 million) and note A-4 (original principal amount of $40.8 million) of a $180.0 million whole loan evidenced by four pari passu notes.  The pari passu companion loan is evidenced by note A-1 in the original principal amount of $45.8 million and by note  A-2 in the original principal amount of $64.2 million.  Such pari passu companion loan is held outside the Issuing Entity.

(2)	Calculated based on the entire Empire Hotel & Retail Whole Loan.
(3)
The Empire Hotel & Retail Property is comprised of 423 hotel rooms and 61,223 SF of retail space. Cut-off Date Principal Balance per Room is calculated by dividing the whole loan cut-off date balance by the number of hotel rooms.

(4)
Total TTM Occupancy as of 12/31/2012 and Owned TTM Occupancy as of 12/31/2012 represent the occupancy rate of the hotel portion of the Empire Hotel & Retail Property.  The occupancy rate of the retail portion of the Empire Hotel & Retail Property is 84.5%.

(5)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $456,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 42.0%. See “—Appraisal” below.

(6)	Monthly deposits to the FF&E reserve commence on the due date in January 2015. See “—Escrows” below.
(7)
Other upfront reserve of $10,086,531 represents (i) a modernization reserve for costs associated with, among other things, the renovation of hotel rooms, the lobby, and elevators ($5,000,000), (ii) a TCO reserve to be held as additional collateral for the Empire Hotel & Retail Loan until the borrower obtains a temporary certificate of occupancy for the rooftop ($5,000,000), and (iii) a deferred maintenance reserve ($86,531).  Other monthly reserve is a seasonality reserve which commences on the due date in March 2017. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “Empire Hotel & Retail Loan”) is part of a whole loan structure (the “Empire Hotel & Retail Whole Loan”) comprised of two pari passu loans that are together secured by a first mortgage encumbering a 423-room full service hotel and 61,223 SF of retail space located in New York, New York (the “Empire Hotel & Retail Property”).  The Empire Hotel & Retail Loan (evidenced by note A-3 ($29,166,667 outstanding principal balance as of the Cut-off Date) and note A-4 ($40,833,333 outstanding principal balance as of the Cut-off Date)), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents approximately 5.8% of the Initial Pool Balance and the related companion loan (the “Empire Hotel & Retail Companion Loan”) (evidenced by note A-1 ($45,833,333 outstanding principal balance as of the Cut-off Date) and note A-2 ($64,166,667 outstanding principal balance as of the Cut-off Date)), which were contributed to the GSMS 2013-GC10 securitization transaction, has an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. The Empire Hotel & Retail Whole Loan was originated on January 4, 2013 by Citigroup Global Markets Realty Corp.  The Empire Hotel & Retail Whole Loan had an original principal balance of $180,000,000 and each note has an interest rate of 4.5700% per annum.  The proceeds of the Empire Hotel & Retail Whole Loan were used to refinance existing debt secured by a lien on the Empire Hotel & Retail Property. The Empire Hotel & Retail Whole Loan will be serviced under the 2013-GC10 pooling and servicing agreement. See “Description of the Mortgage Pool–The Whole Loans” in the Prospectus Supplement for more information regarding the co-lender agreement that governs the relative rights of the holders of the Empire Hotel & Retail Loan and the Empire Hotel & Retail Companion Loan, and see “The Pooling and Servicing Agreement–Servicing of the Whole Loans” in the Prospectus Supplement .

The Empire Hotel & Retail Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments on each due date through (and including) the due date occurring in January 2018 and thereafter payments of interest and principal based on a 30-year amortization

EMPIRE HOTEL & RETAIL

schedule.  The Empire Hotel & Retail Whole Loan matures on January 6, 2023.  The borrower has the right to voluntarily prepay the Empire Hotel & Retail Whole Loan in whole or, in some cases, in connection with a partial release or partial assumption, in part, at any time provided that, in connection with any prepayment occurring prior to November 6, 2022, the borrower pays an additional amount equal to the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the principal amount being prepaid. On and after November 6, 2022, the borrower may prepay the Empire Hotel & Retail Whole Loan without penalty.  In addition, defeasance with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the earlier to occur of two years following the Closing Date or the third anniversary of the origination date of the Empire Hotel & Retail Whole Loan.

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The Mortgaged Property. The Empire Hotel & Retail Property is comprised of a 423-room, full service boutique hotel and 61,223 SF of retail space located in New York, New York.  The property was originally built in 1923 and was closed for renovations in January 2004. Following an approximately $30 million renovation, the Empire Hotel & Retail Property reopened in August 2007 with a partial room inventory, and subsequently added most of its guestrooms in October 2007. The Empire Hotel & Retail Property currently features 423 rooms, a lobby bar and lounge, a pool deck and bar, approximately 2,118 SF of meeting space, an indoor/outdoor pool, a fitness center, a business center, a concierge service, a laundry/dry-cleaning service, and valet parking.

The Empire Hotel & Retail Property is expected to undergo a $5 million property-wide renovation during the first six months of 2013.  A specific escrow has been established for this purpose.  See “—Escrows” below. The property’s entire guestroom inventory and lobby space are anticipated to be renovated as part of this upgrade program. Moreover, the hotel is also anticipated to add three units in the space that was previously occupied by the property’s fitness center (fitness center will be re-situated to the sub-cellar level). Beginning in July of 2013, the Empire Hotel & Retail Property is anticipated to operate with a rentable inventory of 426 rooms.

The following table presents certain information relating to the hotel room configuration and facilities at The Empire Hotel & Retail Property:

Room Configuration	Number of Rooms	Amenities & Services	Location
King	101	Lobby Bar and Lounge	Ground
Queen	152	Meeting Rooms	Mezzanine
Queen/Queen	10	Swimming Pool, Pool Deck & Bar	Rooftop
Double/Double	107	Fitness Center	Sub-cellar
Studio Suite	32	Business Center	Mezzanine
One-Bedroom Suite	13	Concierge Service	Ground
Parlor Room	5	Laundry/Dry-Cleaning Service	NA
Other	3	Valet Parking	NA
Total	423

Source: Appraisal.

EMPIRE HOTEL & RETAIL

The following table presents certain information relating to the retail tenants (of which, certain tenants may have co-tenancy provisions) at the Empire Hotel & Retail Property:

Owned Tenants Based On Underwritten Base Rent

								Tenant
			% of		% of Total	UW Base		Sales		Renewal /
	Credit Rating	Tenant	Retail	UW Base	UW	Rent	Lease	$ per	Occupancy	Extension
Tenant Name	(Fitch/MIS/S&P)(1)	GLA	GLA	Rent	Revenues	$ per SF	Expiration	SF	Cost	Options
Duane Reade	NR / Baa1 / BBB	12,557	20.5%	$1,683,300	4.0%	$134.05	8/17/2025	NA	NA	NA
CGM (Rooftop Lounge)(2)	NR / NR / NR	16,000	26.1	1,012,958	2.4	63.31	2/1/2028	$452	14.3%	NA
CGM (Ed’s Chowder House)	NR / NR / NR	6,500	10.6	844,131	2.0	129.87	1/1/2028	$1,003	13.4%	NA
Starbucks	NR / Baa3 / A-	2,676	4.4	660,000	1.6	246.64	9/1/2016	NA	NA	NA
ERS (P.J. Clarke)	NR / NR / NR	14,000	22.9	516,000	1.2	36.86	5/15/2025	NA	NA	NA
All Owned Tenants		51,733	84.5%	$4,716,389	11.1%	$91.17
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant		9,490	15.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		61,223	100.0%	$4,716,389	11.1%	$91.17

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The rooftop lease has not commenced (and will not commence) unless/until the related tenant (the “Rooftop Tenant”) obtains a liquor license for the rooftop space in its own name.  The rooftop space demised pursuant to such lease is currently operated by the Rooftop Tenant under a management agreement.  Pursuant to the management agreement, the Rooftop Tenant pays the rent that would otherwise be payable under the lease to the extent the applicable rooftop revenues are sufficient.  The borrower’s interest in the management agreement is freely assignable and was collaterally assigned to lender pursuant to the loan documents.  Both the borrower and the Rooftop Tenant have termination rights under the management agreement.  If the management agreement is terminated as a result of either party’s exercise of such termination right, (x) the rooftop lease will not become effective unless the parties otherwise agree and (y) the tenant under the Ed’s Chowder House Lease will have a right to terminate the Ed’s Chowder House Lease.  In connection with the origination of the loan, the guarantors entered into a master lease for the space that is demised under the rooftop lease.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Empire Hotel & Retail Property:

Cash Flow Analysis
	2009	2010	2011	2012	Underwritten	Underwritten $ per Room
Room Revenue	$26,806,445	$29,703,090	$32,630,595	$32,816,359	$32,765,639	$77,460
Food & Beverage Revenue	2,289,679	2,859,724	3,340,661	3,039,090	3,039,090	7,185
Other Hotel Revenue	616,194	542,983	659,907	696,648	696,648	1,647
Total Hotel Revenue	$29,712,318	$33,105,797	$36,631,163	$36,552,097	$36,501,377	$86,292

Retail Base Rent	$4,050,264	$4,674,373	$5,013,441	$4,702,047	$5,420,101	$12,813
Retail Percentage Rent	0	360,934	313,446	306,387	671,316	1,587
Total Retail Revenue	$4,050,264	$5,035,308	$5,326,888	$5,008,434	$6,091,417	$14,401

Total Hotel & Retail Revenue	$33,762,582	$38,141,105	$41,958,051	$41,560,531	$42,592,794	$100,692

Room Expense	$7,031,481	$7,977,388	$8,842,374	$8,879,238	$8,865,514	$20,959
Food & Beverage Expense	2,260,446	2,850,657	3,144,579	2,930,136	2,930,136	6,927
Other Expense	625,879	587,887	441,956	371,020	882,949	2,087
Total Departmental Expense	$9,917,806	$11,415,932	$12,428,909	$12,180,394	$12,678,599	$29,973
Total Undistributed Expense	5,864,211	6,520,642	6,848,543	6,319,675	8,330,016	19,693
Total Fixed Charges	3,401,550	4,133,379	3,517,928	2,955,254	2,833,334	6,698
Total Operating Expenses	$19,183,567	$22,069,953	$22,795,380	$21,455,323	$23,841,949	$56,364

Net Operating Income	$14,579,015	$16,071,152	$19,162,671	$20,105,208	$18,750,845	$44,328
FF&E & TI/LC	51,221	221,623	467,350	490,323	1,631,572	3,857
Net Cash Flow	$14,527,794	$15,849,529	$18,695,321	$19,614,885	$17,119,273	$40,471

EMPIRE HOTEL & RETAIL

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Appraisal.  According to the appraisal, the Empire Hotel & Retail Property had an “as-is” appraised value of $393,000,000 ($284,000,000 for hotel and $109,400,000 for retail) as of an effective date of November 20, 2012 and is expected to have an “as stabilized” appraised value of $456,000,000 ($331,000,000 for hotel and $125,000,000 for retail) as of an effective date of December 1, 2016.

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Environmental Matters.  According to the Phase I environmental report, dated November 29, 2012, other than developing an operations and maintenance program plan to address any potential asbestos present at the Empire Hotel & Retail Property, there are no recommendations for further action at the Empire Hotel & Retail Property.

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Market Overview and Competition.  The Empire Hotel & Retail Property represents an independent, full-service, boutique lodging facility and 61,223 SF of rentable commercial retail space located in the broader Columbus Circle/Upper West Side area of Manhattan and is bound by West 63rd Street to the north, Columbus Avenue to the west, and Broadway to the east.  The hotel’s main entrance is located along West 63rd Street, a one-way street.

Columbus Circle represents both the southern end of the Upper West Side and the northern end of the Times Square/Midtown West submarket. The neighborhood is primarily commercial, particularly to the south and east, and residential in the west. Lincoln Center is to the north. The Lincoln Center for the Performing Arts, which opened in 1964 and added the Metropolitan Opera in 1966, is a center for ballet, opera, classical music, theater, and film audiences. The 18-acre complex, which stretches from West 62nd Street to West 66th Street between Columbus and Amsterdam Avenues, houses a total of 12,000 indoor seats in various venues, plus outdoor seating.

According to the appraisal, New York City accommodated roughly 50.2 million visitors in 2011.  Of the overall visitation figure, roughly 10.1 million visitors were from international markets, which reflects New York’s rank as a key U.S. destination for overseas travelers.  Further, according to the appraisal, New York maintained its status as the number one destination for tourism spending in the U.S., with approximately $32 billion spent by tourists during 2011. Tourism accounts for $48 billion of New York City’s economy and supports 320,000 jobs in New York City.

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the Empire Hotel & Retail Property and its competitive sets, as provided in a market report for the Empire Hotel & Retail Property:

	Empire Hotel & Retail(1)		Competitive Set 1(1)		Penetration(1)
	2011	2012	2011	2012	2011	2012
Occupancy	88.1%	86.5%	86.5%	81.8%	101.8%	105.7%
ADR	$240.41	$245.24	$288.39	$296.45	83.4%	82.7%
RevPAR	$211.81	$212.13	$249.58	$242.64	84.9%	87.4%

(1)	As per market reports.

	Empire Hotel & Retail(1)		Competitive Set 2(1)		Penetration(1)
	2011	2012	2011	2012	2011	2012
Occupancy	88.1%	86.5%	87.6%	81.8%	100.6%	105.8%
ADR	$240.41	$245.24	$233.58	$241.40	102.9%	101.6%
RevPAR	$211.81	$212.13	$204.65	$197.42	103.5%	107.5%

(1)	As per market reports.

EMPIRE HOTEL & RETAIL

Empire Hotel & Retail Competitive Sets
Competitive Set 1		Competitive Set 2
Property	Number of Rooms	Property	Number of Rooms
Empire Hotel & Retail	423	Empire Hotel & Retail	423
JW Marriott Essex House New York	509	Dream Hotel New York	220
Le Parker Meridien New York	725	On the Ave Hotel	282
Dream Hotel New York	220	Flatotel International	272
On the Ave Hotel	282	Hudson Hotel	836
Hudson Hotel	836	Kimpton Ink 48 Hotel	222

Source: Market report

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The Borrower.  The borrower is West 63 Empire Associates LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Empire Hotel & Retail Whole Loan.  The non-recourse carveout guarantors are Stuart Podolsky, Sharon Olson, Jay Podolsky, Shirley Reinfeld, and Meyer Chetrit. Two of the five individual related non-recourse carveout guarantors, Jay Podolsky and Stuart Podolsky (such individual non-recourse carveout guarantors, the “Subject Guarantors”) are defendants in a civil suit brought by a former joint venture partner in a real estate development venture unrelated to the Empire Hotel & Retail Property or the Empire Hotel & Retail Loan.  The suit relates to the proposed sale of a hotel property owned by the joint venture.  The plaintiff alleges that the proposed sale violates the terms of the parties’ joint venture agreement and seeks (i) to enjoin the sale of the hotel for $24,300,000 to an entity owned and controlled by the Subject Guarantors and (ii) compensatory damages.  Additionally, the related borrower is a named third-party defendant in a civil lawsuit related to sewer overflow.  Furthermore, in the mid-1980s, the Subject Guarantors, Jay Podolsky and Stuart Podolsky, pled guilty to multiple felony criminal charges, including grand larceny, attempted grand larceny, coercion, attempted coercion and conspiracy, in connection with such guarantors’ operation of rent-regulated apartment buildings in New York, New York.  The individuals that pled guilty to the felony charges were sentenced to five years of probation for some of the charges with the remainder conditionally discharged in exchange for their guilty pleas.

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Escrows.  On the origination date, the borrower funded aggregate reserves of $10,178,319 with respect to the Empire Hotel & Retail Property, comprised of: (i) $91,788 in respect of certain insurance premiums, (ii) $86,531 for deferred maintenance, (iii) $5,000,000 for costs associated with, among other things, the renovation and modernization of rooms, the lobby, and elevators; and (iv) $5,000,000 into a TCO reserve which will be held as additional collateral for the Empire Hotel & Retail Whole Loan until the borrower obtains a temporary certificate of occupancy and other outstanding permits for the rooftop.  Except as otherwise provided in clause (iii) below, on each monthly payment date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period provided, however, that reserve deposits are not required in respect of insurance premiums where the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents, (ii) a replacement reserve in an amount equal to $743 and (iii) commencing on the payment date in January 2015, a reserve for furniture, fixtures and equipment in an amount equal to the greater of (a) 1/12 of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Empire Hotel & Retail Property for the immediately preceding calendar year and (y) the projected annual gross revenues for hotel related operations at the Empire Hotel & Retail Property for the then current calendar year as set forth in the annual budget approved in accordance with the loan documents and (b) to the extent a franchise agreement is in place with respect to the Empire Hotel & Retail Property, the amount required by the applicable franchisor under such franchise agreement.  In addition, commencing on the due date in March 2017 and on each monthly payment date thereafter occurring in the months of March, April, May, June, July, August, September, October, November and December, the borrower is required to fund an amount equal to $65,000 into a seasonality reserve.

In addition, on each due date during the continuance of an Empire Hotel & Retail Trigger Period, the borrower is required to deposit (or cause to be deposited) (x) into an operating expense account an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month, and (y) into an excess cash flow account (the “Empire Hotel & Retail Excess Cash Flow Reserve”) any and all remaining excess cash flow generated by the Empire Hotel & Retail Property after payment of debt service due on such due date, all required reserve deposits described above due on such due date, the deposit into the

EMPIRE HOTEL & RETAIL

operating expense account described above due on such due date and any other sums due and owing under the loan documents. Upon termination of an Empire Hotel & Retail Trigger Period, the lender will disburse amounts in the Empire Hotel & Retail Excess Cash Flow Reserve to the borrower.

A “Empire Hotel & Retail Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.20x, (iii) the occurrence of certain adverse events relating to the status of any franchise agreement (including the borrower being in default under any franchise agreement beyond any applicable notice and cure periods), (iv) any franchise agreement is not renewed on or before the date which is 12 months prior to the expiration of such franchise agreement, (v) the borrower ceasing to operate and brand the Empire Hotel & Retail Property as the “Empire Hotel” or the occurrence of certain adverse events relating to the status of any hotel operating agreement, and (vi) the bankruptcy or insolvency of any property manager; and (B) expiring upon (u) with regard to any Empire Hotel & Retail Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (v) with regard to any Empire Hotel & Retail Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.25x for two consecutive calendar quarters, (w) with regard to any Empire Hotel & Retail Trigger Period commenced in connection with clause (iii) above, the conditions in (iii) above ceasing to exist or the borrower entering into a replacement franchise agreement in accordance with the applicable terms of the loan documents, among other things, (x) with regard to any Empire Hotel & Retail Trigger Period commenced in connection with clause (iv) above, the franchise agreement being extended or a replacement franchise agreement being entered into for a term expiring no earlier than three years after the maturity date of the Empire Hotel & Retail Whole Loan, among other things, (y) with regard to any Empire Hotel & Retail Trigger Period commenced in connection with clause (v) above, the conditions in (v) above ceasing to exist or the borrower entering into a replacement hotel operating agreement in accordance with the applicable terms of the loan documents, among other things, and (z) with regard to any Empire Hotel & Retail Trigger Period commenced in connection with clause (vi) above, the replacement of the applicable property manager in accordance with the loan documents.

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Lockbox and Cash Management.  The Empire Hotel & Retail Whole Loan is structured with a hard lockbox.  The borrower is required to cause all gross revenues to be deposited into a clearing account under the sole dominion and control of the lender (the “Empire Hotel & Retail Lockbox”).  So long as an Empire Hotel & Retail Trigger Period is not then in effect, all funds in the Empire Hotel & Retail Lockbox will be remitted on each business day to the borrower’s operating account.  Upon the first occurrence of an Empire Hotel & Retail Trigger Period, the lender will establish a cash management account with the lender or the servicer (the “Empire Hotel & Retail Cash Management Account”).  If an Empire Hotel & Retail Trigger Period has occurred and is continuing, all funds in the Empire Hotel & Retail Lockbox will be transferred on each business day to the Empire Hotel & Retail Cash Management Account, and the lender will apply funds on deposit in the Empire Hotel & Retail Cash Management Account on each monthly due date during the term of the loan in accordance with the loan documents.  During the continuance of an event of default under the Empire Hotel & Retail Whole Loan, the lender may prohibit additional transfers of funds from the Empire Hotel & Retail Lockbox to the borrower’s operating account and apply any funds in the Empire Hotel & Retail Cash Management Account to amounts payable under the Empire Hotel & Retail Whole Loan and/or toward the payment of expenses of the Empire Hotel & Retail Property, in such order of priority as the lender may determine. Without limiting the foregoing, during an Empire Hotel & Retail Trigger Period, any remaining excess cash flow generated by the Empire Hotel & Retail Property will be deposited into the Empire Hotel & Retail Excess Cash Flow Reserve.

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Property Management.  The Empire Hotel & Retail Property is currently self-managed and the hotel portion of the Empire Hotel & Retail Property is operated under the “Empire Hotel” trade name.  Upon the occurrence of an Empire Hotel & Retail Trigger Period, the lender may require the borrower to engage a new manager to manage the Empire Hotel & Retail Property (excluding the China Grill Management rooftop space which is under a separate management agreement) and lender’s approval of such new manager may be conditioned upon the lender’s receipt of a Rating Agency Confirmation.

■	Condominium Regime. Provided that no Empire Hotel & Retail Trigger Period has occurred and is continuing, the borrower is permitted to subject the Empire Hotel & Retail Property to a commercial condominium regime that would create a retail condominium unit comprised of the retail portions of the Empire Hotel & Retail Property (the “Retail Unit”) and a hotel condominium unit comprised of the remainder of the Empire Hotel & Retail Property

EMPIRE HOTEL & RETAIL

(the “Hotel Unit”). The creation of any such condominium is subject to the satisfaction of the conditions set forth in the loan documents, including, among other things: (i) the lender’s reasonable approval of the condominium documents (including the descriptions of the Retail Unit and the Hotel Unit therein), (ii) the condominium conversion being permitted under applicable REMIC requirements, (iii) the value and cash flow of the Empire Hotel & Retail Property will not be reduced or otherwise negatively impacted by the condominium conversion and the condominium conversion will not otherwise have a material adverse effect on the Empire Hotel & Retail Property, (iv) if required by the lender, the lender’s receipt of a Rating Agency Confirmation and (v) delivery of an endorsement to the title insurance policy insuring the lien of the mortgage securing the Empire Hotel & Retail Whole Loan.

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Partial Release of Collateral. If the Retail Unit is created as described in “—Condominium Regime” above, the Retail Unit can be released from the lien of the mortgage encumbering the Empire Hotel & Retail Property at any time subject to the satisfaction of the conditions set forth in the loan documents, including, among other things: (i) no Empire Hotel & Retail Trigger Period has occurred and is continuing, (ii) the borrower has entered into an arm’s length contract to sell the Retail Unit and the sale is consummated concurrently with the partial release, (iii) after giving effect to such release, the debt service coverage ratio (as calculated under the loan documents) for the Hotel Unit is no less than the greater of (a) 1.75x and (b) the debt service coverage ratio for the Empire Hotel & Retail Property immediately prior to the release, (iv) after giving effect to such release, the debt yield (as calculated under the loan documents) for the Hotel Unit is no less than the greater of (a) 11.5% and (b) the debt yield for the Empire Hotel & Retail Property immediately prior to the release, (v) after giving effect to such release, the loan-to-value ratio (as calculated under the loan documents) for the Hotel Unit is no greater than the lesser of (a) 45% or (b) the loan-to-value ratio for the Empire Hotel & Retail Property immediately prior to the release, (vi) the borrower prepays 115% of the allocated loan amount for the Retail Unit (that is, $75,000,000) plus, to the extent the release occurs prior to November 6, 2022, an additional amount equal to the greater of (a) a yield maintenance premium or (b) an amount equal to 1% of the principal amount being prepaid, (vii) if required by the lender, the lender’s receipt of a Rating Agency Confirmation with respect to the partial release, (viii) the lender receives an endorsement to the title insurance policy insuring the lien of the mortgage securing the Empire Hotel & Retail Whole Loan and (ix) the partial release being permitted under applicable REMIC requirements.

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Partial Assumption. If the Retail Unit is created as described in “—Condominium Regime” above, the lender may not unreasonably withhold its consent to a one-time transfer of the Retail Unit to a third party transferee, the bifurcation and severance of the Empire Hotel & Retail Whole Loan into two separate loans which are not cross-collateralized or cross-defaulted (one such loan (the “Retail Loan”) being evidenced by note A-1 and note A-3 and secured by the Retail Unit, the other such loan being evidenced by note A-2 and note A-4 and secured by the Hotel Unit) and the assumption of the Retail Loan by such transferee subject to the satisfaction of the conditions set forth in loan documents, including among other things: (i) the Retail Unit is being transferred as part of an arm’s length sales transaction, (ii) no Empire Hotel & Retail Trigger Period has occurred and is continuing, (iii) the lender’s approval of the transferee based on its then current underwriting and credit requirements for similar loans secured by similar properties, (iv) execution and delivery of such amendments to the loan documents as the lender may require in connection therewith, (v) after giving effect to the transaction, the debt service coverage ratio (as calculated under the loan documents and calculated solely with respect to note A-2 and note A-4 and the Hotel Unit) is no less than the greater of (a) 1.75x and (b) the debt service coverage ratio (calculated solely with respect to note A-2 and note A-4 and the Hotel Unit) immediately prior to the transaction, (vi) after giving effect to the transaction, the debt yield (as calculated under the loan documents and calculated solely with respect to note A-2 and note A-4 and the Hotel Unit) is no less than the greater of (a) 11.5% and (b) the debt yield (calculated solely with respect to note A-2 and note A-4 and the Hotel Unit) immediately prior to the transaction, (vii) after giving effect to the transaction, the loan-to-value ratio (as calculated under the loan documents and calculated solely with respect to note A-2 and note A-4 and the Hotel Unit) is no greater than the lesser of (a) 45% and (b) the loan-to-value ratio (calculated solely with respect to note A-2 and note A-4 and the Hotel Unit) immediately prior to the transaction, (viii) after giving effect to the transaction, the debt service coverage ratio (as calculated under the loan documents and calculated solely with respect to note A-1 and note A-3 and the Retail Unit) is no less than the greater of (a) 1.50x and (b) the debt service coverage ratio (calculated solely with respect to note A-1 and note A-3 and the Retail Unit) immediately prior to the transaction, (ix) after giving effect to the transaction, the debt yield (as calculated under the loan documents and calculated solely with respect to note A-1 and note A-3 and the Retail Unit) is no less than the greater of (a) 8.5% and (b) the debt yield (calculated solely with respect to note A-1 and note A-3 and the Retail Unit) immediately prior to the transaction, (x) the loan-to-value ratio (as calculated under the loan documents and calculated solely with respect to note A-1 and note A-3 and the Retail

EMPIRE HOTEL & RETAIL

Unit) is no greater than the lesser of (a) 55% and (b) the loan-to-value ratio (calculated solely with respect to note A-1 and note A-3 and the Retail Unit) immediately prior to the transaction, (xi) such transaction being permitted under applicable REMIC requirements and (xii) if required by the lender, the lender’s receipt of a Rating Agency Confirmation with respect to such transaction.

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Mezzanine and Subordinate Indebtedness.  Future mezzanine debt is permitted provided that the following terms and conditions, among others under the loan documents, are each satisfied: (i) the borrower has entered into an arm’s length contract to sell the Empire Hotel & Retail Property and have the Empire Hotel & Retail Whole Loan concurrently assumed, (ii) no event of default has occurred or is continuing, (iii) at least sixty (60) days and no more than ninety (90) days prior written notice to the lender, (iv) if the interest rate is a floating rate, if required by the lender, the mezzanine borrower has obtained and will maintain an interest rate cap agreement, (v) the debt yield (as calculated under the loan documents) is equal to or greater than 9.0% (without giving effect to the mezzanine loan), (vi) after giving effect to the mezzanine loan, the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.30x and the debt yield (as calculated under the loan documents) is equal to or greater than 9.0%, (vii) the loan term of the mezzanine loan is co-terminus with or longer than the term of the Empire Hotel & Retail Whole Loan, (viii) after giving effect to the mezzanine loan, the loan to value ratio (as calculated under the loan documents) is equal to or less than 70%, (ix) execution of an intercreditor agreement with the mezzanine lender, in form and substance satisfactory to the lender, and (x) receipt of a Rating Agency Confirmation at the lender’s option.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Empire Hotel & Retail Property, plus twelve (12) months of business interruption coverage with an additional twelve (12) month extended period of indemnity.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

CHRISTOWN SPECTRUM

CHRISTOWN SPECTRUM

Christown Spectrum
1703 West Bethany Home Road
Phoenix, AZ 85015
Phoenix
W GLENDALE AVE
W BETHANY HOME RD
W CAMELBACK RD
W INDIAN SCHOOL RD
W OSBORN RD
W THOMAS RD
MCDOWELL RD
W VAN BUREN ST
W WASHINGTON ST
W JEFFERSON ST
METRO LIGHT RAIL
BLACK CANYON FWY
17
51
10
202
Arizona Surgical Hospital
Phoenix Baptist Hospital
Bethany West Shopping Center
Northwest Village
Camelback Colonnade
Steele Indian School Park
Carl T Hayden VA Medical Center
Madison Park
Phoenix Indian Hospital
Kindred Hospital
Park Central Mall
St. Joseph's Hospital
Phoenix Country Club
Phoenix Children's Hospital
Encanto Park Golf Course
Encanto Park
Arizona State Fairgrounds
Good Samaritan Hospital
St Luke's Hospital
Arizona Center
DOWNTOWN PHOENIX
America West Arena
Chase Field
Sun City West
Peoria
Glendale
Paradise Valley
Scottsdale
Fountain Hills
Tolleson
Tempe
Mesa
Guadalupe
Gilbert
Ahwatukee
Chandler
Sun Lakes

CHRISTOWN SPECTRUM

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Phoenix, Arizona	Cut-off Date Principal Balance	$66,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$78.18
Size (SF)	850,638	Percentage of Initial Pool Balance	5.5%
Total Occupancy as of 12/31/2012	96.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/31/2012	96.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1961,1972,1984 / 2001-2007	Mortgage Rate	4.8000%
Appraised Value	$94,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Underwritten Revenues	$10,890,247	Original Interest Only Period (Months)	NAP
Underwritten Expenses	$4,458,052	Escrows
Underwritten Net Operating Income (NOI)	$6,432,195	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,617,502	Taxes	$606,831	$103,750
Cut-off Date LTV Ratio	70.7%	Insurance	$35,569	$7,578
Maturity Date LTV Ratio	65.0%	Replacement Reserves(1)	$0	$16,667
DSCR Based on Underwritten NOI / NCF	1.54x / 1.34x	TI/LC	$0	$27,300
Debt Yield Based on Underwritten NOI / NCF	9.7% / 8.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$66,500,000	88.7%	Loan Payoff	$73,359,813	97.9%
Mezzanine Loan Amount	7,700,000	10.3	Closing Costs	930,842	1.2
Other Sources	503,252	0.7	Reserves	642,400	0.9
Principals New Cash Contribution	229,803	0.3

Total Sources	$74,933,055	100.0%	Total Uses	$74,933,055	100.0%

(1)	Replacement Reserves are capped at $1,000,000.

■
The Mortgage Loan.  The mortgage loan (the “Christown Spectrum Loan”) is evidenced by a note in the original principal amount of $66,500,000 and is secured by a first mortgage encumbering a retail property located in Phoenix, Arizona (the “Christown Spectrum Property”).  The Christown Spectrum Loan was originated by Jefferies LoanCore LLC.  The Christown Spectrum Loan was originated on March 27, 2013 and represents approximately 5.5% of the Initial Pool Balance.  The note evidencing the Christown Spectrum Loan had an outstanding principal balance as of the Cut-off Date of $66,500,000 and has an interest rate of 4.8000% per annum.  The borrowers utilized the proceeds of the Christown Spectrum Loan to refinance existing debt on the Christown Spectrum Property.

The Christown Spectrum Loan has an initial term of 60 months and has a remaining term of 60 months.  The Christown Spectrum Loan requires monthly payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in April 2018.  Voluntary prepayment of the Christown Spectrum Loan is prohibited prior to January 6, 2018.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Christown Spectrum Property, together with an 188,127 SF Super Target store (not collateral for the Christown Spectrum Loan), the “Christown Spectrum Mall”), is a 1,038,765 SF Power Center / Hybrid Mall located in Phoenix, Arizona.  The Christown Spectrum Mall was constructed in 1961, 1972 and 1984 and was renovated from 2001 through 2007. The Christown Spectrum Property totals approximately 850,638 SF and includes a Wal-Mart (24.2% of GLA, exp. May 2023), COSTCO (14.9% of GLA, exp. November 2022), JC Penney (9.4% of GLA, exp. July 2037), Harkins 14 Theater (6.0% of GLA, exp. January 2023), Ross Dress for Less (2.9% of GLA, exp. January 2017), and PetSmart (2.0% of GLA, exp. November 2018).  Cumulatively, the six largest tenants (constituting collateral for the Christown Spectrum Loan) represent 59.4% of the GLA.

CHRISTOWN SPECTRUM

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Christown Spectrum Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Total Rent	Total Rent $ per SF	Tenant Lease Expiration	Tenant Sales $ per SF / Screen(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Wal-Mart	AA / Aa2 / AA	251,361	29.5%	$2,030,421	$8.08	5/5/2023	$342	2.4%	6, 5-year options
COSTCO	A+ / A1 / A+	154,809	18.2	$976,769	$6.31	11/30/2020	$775	0.8%	4, 5-year options
JC Penney	B / B3 / B-	98,000	11.5	$890,793	$9.09	7/31/2037	NA	NA	5, 5-year options
Harkins 14 Theater	NR / NR / NR	62,322	7.3	$1,248,152	$20.03	1/31/2023	$492,168	18.1%	3, 5-year options
Ross Dress for Less	NR / NR / BBB+	30,000	3.5	$414,002	$13.80	1/31/2017	$355	3.9%	3, 5-year options
Total Anchors		596,492	70.1%

Jr. Anchors
PetSmart	NR / WR / BB+	20,995	2.5%	$392,924	$18.72	11/30/2018	$287	6.5%	5, 5-year options
BBB Fashion Mart	NR / NR / NR	11,221	1.3	$178,530	$15.91	5/31/2014	$138	11.5%	2, 4-year options
Big 5 Sporting Goods	NR / NR / NR	11,103	1.3	$160,944	$14.50	1/31/2018	NA	NA	3, 5-year options
Dollar Tree	NR / NR / NR	10,740	1.3	$230,105	$21.43	11/30/2018	$216	9.9%	2, 5-year options
Total Jr. Anchors		54,059	6.4%

Occupied In-line		109,959	12.9%	$2,534,749	$23.05
Occupied Outparcel		57,282	6.7	$1,183,724	$20.66
Occupied Kiosk		484	0.1	$90,132	$186.22
Vacant Spaces		32,362	3.8	0	$0.00
Total Owned SF		850,638	100.0%
Total SF		850,638	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of 12/31/2012.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Christown Spectrum Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF / Screen(2)	Occupancy Cost	Renewal / Extension Options
Wal-Mart(3)(4)	AA / Aa2 / AA	251,361	29.5%	$1,312,104	17.4%	$5.22	5/5/2023	$342	2.4%	6, 5-year options
Harkins 14 Theater(5)	NR / NR / NR	62,322	7.3	965,991	12.8	15.50	1/31/2023	$492,168	18.1%	3, 5-year options
COSTCO(3)(6)	A+ / A1 / A+	154,809	18.2	684,256	9.1	4.42	11/30/2020	$775	0.8%	4, 5-year options
JC Penney(3)	B / B3 / B-	98,000	11.5	465,500	6.2	4.75	7/31/2037	NA	NA	5, 5-year options
Ross Dress for Less(7)	NR / NR / BBB+	30,000	3.5	315,000	4.2	10.50	1/31/2017	$355	3.9%	3, 5-year options
PetSmart(8)	NR / WR / BB+	20,995	2.5	314,925	4.2	15.00	11/30/2018	$287	6.5%	5, 5-year options
Mandarin Buffet	NR / NR / NR	12,298	1.4	233,662	3.1	19.00	2/29/2020	$107	20.7%	NA
Walgreens(3)(4)	NR / Baa1 / A2	15,120	1.8	179,928	2.4	11.90	5/31/2057	NA	NA	1, 45-year option
Dollar Tree(9)	NR / NR / NR	10,740	1.3	177,210	2.3	16.50	11/30/2018	$216	9.9%	2, 5-year options
Foot Locker(10)	NR / Ba2 / BB+	5,350	0.6	171,200	2.3	32.00	1/31/2014	$262	14.3%	1, 5-year option
Ten Largest Owned Tenants		660,995	77.7%	$4,819,776	63.8%	$7.29
Remaining Owned Tenants		157,281	18.5	2,733,922	36.2	17.38
Vacant Spaces (Owned Space)		32,362	3.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		850,638	100.0%	$7,553,698	100.0%	$9.23

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of 12/31/2012.
(3)	Tenant leases its space pursuant to a ground lease and is responsible for any construction, maintenance and other expenses related to the improvements.
(4)	Tenant has the right to “go dark” at any time during the term of the lease.
(5)
Tenant has the right to “go dark” after the 10th anniversary of the commencement date (July 13, 2017).  If there is less than 50% occupancy at the “shopping center” (as defined in the lease) for 120 consecutive days, the tenant is entitled to a 50% rent reduction and if the condition continues for at least 12 months, the tenant may terminate its lease.

(6)	Tenant has the right to “go dark” at any time during the lease. If the tenant goes dark, then the lessor has the right to terminate the lease.
(7)
Tenant has the right to “go dark” at any time during the term of the lease.  If either COSTCO or Wal-Mart vacates the premises or if less than 60% of the leasable floor area excluding tenant’s space is occupied by operating retailers, tenant will be allowed to pay a reduced rent and has the option to terminate after 18 months if co-tenancy criteria are not satisfied.

(8)
Tenant has the right to “go dark” at any time during the term of the lease.  If either COSTCO or Wal-Mart vacates the premises, PetSmart is entitled to rent reductions after 180 days and has the right to terminate its lease after 12 months if a replacement tenant is not found.

(9)
If Target vacates at any time during the term of the lease, Dollar Tree will be allowed to pay a reduced rent for 12 months and then terminate the lease one year after Target vacates if no replacement tenant occupies the Target space.

(10)
If two or more anchor tenants (COSTCO, Wal-Mart, Target, JC Penney) vacate the premises or occupancy of the gross leasable area of non-Anchor Tenants is less than 70%, Foot Locker will be allowed to pay a reduced rent and has option to terminate the lease in 18 months if a replacement tenant is not in-place or the occupancy threshold is not satisfied.

CHRISTOWN SPECTRUM

The following table presents certain information relating to the lease rollover schedule at the Christown Spectrum Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,006	0.4%	0.4%	$11,994	0.2%	$3.99	1
2013	19,587	2.3	2.7%	271,175	3.6	13.84	5
2014	34,161	4.0	6.7%	589,347	7.8	17.25	10
2015	21,127	2.5	9.2%	521,850	6.9	24.70	9
2016	19,174	2.3	11.4%	453,119	6.0	23.63	6
2017	33,009	3.9	15.3%	454,862	6.0	13.78	5
2018	80,319	9.4	24.7%	1,100,751	14.6	13.70	8
2019	4,067	0.5	25.2%	159,500	2.1	39.22	1
2020	171,127	20.1	45.3%	952,852	12.6	5.57	3
2021	0	0.0	45.3%	0	0.0	0.00	0
2022	1,682	0.2	45.5%	24,725	0.3	14.70	1
2023	313,683	36.9	82.4%	2,278,095	30.2	7.26	2
2024 & Thereafter	117,334	13.8	96.2%	735,428	9.7	6.27	3
Vacant	32,362	3.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	850,638	100.0%		$7,553,698	100.0%	$9.23	54

(1)
Calculated based on approximate square footage occupied by each Owned Tenant. Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Christown Spectrum Property:

Cash Flow Analysis(1)

	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$7,292,163	$7,152,648	$7,369,287	$7,553,698	$8.88
Overage Rent	109,357	128,064	49,974	304,527	0.36
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$7,401,519	$7,280,712	$7,419,261	$7,858,225	$9.24
Total Reimbursables	3,136,508	3,361,387	2,491,307	2,983,716	3.51
Other Income(3)	458,624	518,788	616,909	476,734	0.56
Vacancy & Credit Loss	(68,338)	(39,319)	(7,200)	(428,428)	(0.50)
Effective Gross Income	$10,928,312	$11,121,567	$10,520,277	$10,890,247	$12.80

Total Operating Expenses	$4,875,105	$4,954,492	$3,895,448	$4,458,052	$5.24

Net Operating Income	$6,053,207	$6,167,075	$6,624,829	$6,432,195	$7.56
TI/LC	0	0	0	644,566	0.76
Capital Expenditures	0	0	0	170,128	0.20
Net Cash Flow	$6,053,207	$6,167,075	$6,624,829	$5,617,502	$6.60

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on in-place leases as of December 2012.
(3)
Other income includes kiosk income, vending income, storage income, advertising/signage income, parking income and other income from the in-line mall space. Kiosk income was included in overage rent in the underwriting.

■	Appraisal. According to the appraisal, the Christown Spectrum Property had an “as-is” appraised value of $94,000,000 as of an effective date of March 28, 2013.

■	Environmental Matters. The Phase I performed on November 28, 2012 recommended the continuation of an existing Operations and Maintenance (O&M) plan.

■	Market Overview and Competition. The Christown Spectrum Property is a regional mall in Phoenix, Arizona. The property is situated in northern Phoenix, east of I-17, a major north-south thoroughfare, in one of the most densely populated areas in the Phoenix region with a population of 180,829 people within a three-mile radius. Within six miles of the Christown Spectrum Property are two other major shopping centers: the Metrocenter and the Origins Biltmore Fashion Park. Metrocenter is located 4.7 miles to the northwest of Christown Spectrum on the west side of I-17 and is anchored by Sears, Dillard’s and Harkins Theater. The Origins Biltmore Fashion Park

CHRISTOWN SPECTRUM

is an outdoor, higher-end shopping center located 5.9 miles east of the Christown Spectrum Property.  With a gross leasable area of 535,430 SF, the Origins Biltmore Fashion Park is anchored by Saks Fifth Avenue and Macy’s.

The following table presents certain information relating to the primary competition for the Christown Spectrum Property:

Competitive Set(1)
	Metrocenter	Arrowhead Towne Center	Paradise Valley Mall
Distance from Subject	4.7 miles Northwest	NAP	NAP
Property Type	Regional Mall	Regional Mall	Regional Mall
Year Built / Renovated	1973 / 1993, 2006, 2007	1993, 2004 / NAP	1979, 1998, 2008 / NAP
Total GLA	1,122,959	1,204,862	1,222,802
Total Occupancy	78%	96%	88%
Anchors	Dillard’s, Sears and Harkins Theatre	Dillard’s, Sears, JC Penney and Macy’s	Dillard’s, Sears and JC Penney

(1)	Source: Appraisal.

■
The Borrower.  The borrowers are Coventry II DDR Phoenix Spectrum Fee LLC and Coventry II DDR Phoenix Spectrum SPE LLC, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Christown Spectrum Loan.  The borrowers of the Christown Spectrum Loan are indirectly owned 79.2% by Coventry Real Estate Fund II, L.L.C. and Coventry Fund II Parallel Fund, L.L.C., 19.8% by DDR, JDN QRS, LLC and JDN Development Company, Inc. and 1% by Phoenix Mall Properties, LLC.  Coventry Real Estate Fund II, L.L.C. and Coventry Fund II Parallel Fund, L.L.C. are the non-recourse carevout guarantors (the “Coventry Guarantors”) under the Christown Spectrum Loan. The Coventry Guarantors are currently involved in certain litigation proceedings with other owners of the Christown Spectrum Property.  For additional information, see “Description of the Mortgage Pool—Litigation Considerations” in the Prospectus Supplement.

■
Escrows. At origination, the borrowers funded an escrow reserve in the amount of $606,831 in respect of taxes and $35,569 in respect of insurance premiums.  On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $27,300, and (iii) a capital expenditure reserve in the monthly amount of $16,667, subject to a maximum total escrowed amount of $1,000,000.

■
Lockbox and Cash Management.  The Christown Spectrum Loan requires a hard lockbox and cash management, which are already in place.  The borrowers directed the tenants to pay their rents directly to a lender-controlled lockbox account.  All amounts in the lockbox account are swept on a daily basis to a lender-controlled cash management account.  In addition, the Christown Spectrum Loan provides for a cash flow sweep in the event that the debt service coverage ratio, as defined in the loan documents, drops below 1.05x or during an event of default.  During a cash flow sweep, all excess funds in the cash management account, after all required payments and deposits under the cash waterfall have been made (including the payment of debt service and the funding certain of certain reserves) are retained by the lender and held as cash collateral for the Christown Spectrum Loan.  The cash sweep period will terminate once the debt service coverage ratio is at or above 1.05x for two consecutive calendar quarters or, if the trigger was an event of default, the event of default is cured.

■
Property Management. The Christown Spectrum Property is managed by Vestar Properties, Inc. pursuant to a management agreement.  Under the loan documents, the Christown Spectrum Property may not be managed by any other party except for a management company approved by the lender and the rating agencies.  The lender may require the borrowers to replace the property manager (i) if the debt service coverage ratio is less than 1.05x, (ii) if an event of default is continuing under the loan documents, (iii) if there is a material default by the property manager under the management agreement or, (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

CHRISTOWN SPECTRUM

■
Mezzanine Indebtedness.  Concurrently with the funding of the Christown Spectrum Loan, Jefferies LoanCore LLC funded a mezzanine loan (the “Christown Mezzanine Loan”) in the amount of $7,700,000 to Phoenix MZ, LLC, as mezzanine borrower, an indirect owner of 79.2% of the equity interests in the borrowers.  The mezzanine loan is secured by a pledge of the mezzanine borrower’s 80% equity interest in Coventry II DDR Phoenix Spectrum LLC, the 99% indirect owner of the equity interests in the borrowers.  The Christown Mezzanine Loan has an interest rate of 15.3% per annum and is co-terminus with the Christown Spectrum Loan.  The Christown Mezzanine Loan is subject to a customary intercreditor agreement with the first mortgage lender.

■
Wells Fargo Pledge.  In December 2006, the Coventry Guarantors executed repayment guaranties in connection with a $48,000,000 construction loan (the “Bloomfield Loan”) made by Wells Fargo Bank, N.A. (“Wells”) secured by a mixed-use lifestyle center development project located in Bloomfield Hills, Michigan. The borrowers under the Bloomfield Loan defaulted on the Bloomfield Loan at its maturity date and Wells filed suit to enforce the repayment guaranties. Wells and the Coventry Guarantors entered into a settlement agreement pursuant to which Wells agreed to forbear exercising its remedies until November 2013 in exchange for the Coventry Guarantors’ pledge of their 79.2% equity interest in the Christown Spectrum Property and another property, and a $7,500,000 principal payment, which was funded by the predecessor loan to the JLC Mezzanine Loan.  Wells has entered into an intercreditor agreement with Jefferies LoanCore LLC pursuant to which it has subordinated its pledge to the Christown Spectrum Loan and the Christown Mezzanine Loan.  Pursuant to this intercreditor agreement, Wells agrees that it will (1) release any overlapping collateral in connection with an assignment or transfer by Wells of its position and (2) cause any transferee to agree to be bound by the terms of the intercreditor agreement.  Prior to a foreclosure (or conveyance in lieu thereof) of the Wells position, any party (other than Wells), is required to provide a replacement guaranty on similar terms as the guaranties delivered under the Christown Spectrum Loan and the Christown Mezzanine Loan, as applicable and retain the existing property manager or appoint a new “qualified manager”.

■
Terrorism Insurance.  The borrowers are required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the full replacement cost of the Christown Spectrum Property plus twenty-four months of business interruption coverage; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy, the borrowers are required, nevertheless, to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the full replacement cost of the Christown Spectrum Property plus twenty-four months of business interruption coverage; provided that such coverage is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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ASCENTIA MHC PORTFOLIO

ASCENTIA MHC PORTFOLIO

CANADA
Seattle
WASHINGTON
Portland
MONTANA
NORTH DAKOTA
MINNESOTA
OREGON
Boise
IDAHO
WYOMING
SOUTH DAKOTA
Minneapolis
WISCONSIN
Rawlings
Chicago
Salt Lake City
NEBRASKA
IOWA
NEVADA
Grand Island
Omaha
Lincoln
San Francisco
Denver
UTAH
ILLINOIS
CALIFORNIA
COLORADO
Kansas City
St. Louis
KANSAS
MISSOURI
Las Vegas
Los Angeles
ARIZONA
OKLAHOMA
ARKANSAS
Albuquerque
Phoenix
NEW MEXICO
Little Rock
San Diego
Dallas
MISSISSIPPI
TEXAS
PACIFIC OCEAN
Austin
LOUISIANA
New Orleans
San Antonio
Houston
MEXICO
Gulf of Mexico
CARTIFACT
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28

ASCENTIA MHC PORTFOLIO

1	Aloha Vegas	500 Miller Avenue	North Las Vegas, NV	89030	15	Rancho Bridger	5020 Springs Drive	Rock Springs, WY	82901
2	Buckingham	2910 Pat Booker Road	Universal City, TX	78148	16	River Valley	10910 Turner Boulevard	Longmont, CO	80504
3	Cedar Village	15814 East Colfax Avenue	Aurora, CO	80011	17	Sheltered Valley	1700 Wilson Street	Green River, WY	82935
4	Country Oaks	7510 Tally Road	San Antonio, TX	78253	18	Skyline Village	1700 Swanson Drive	Rock Springs, WY	82901
5	Countryside	2400 North 1st Street	Lincoln, NE	68521	19	Sugar Creek	211 Monroe	Rawlins, WY	82301
6	Dream Island	1315 Dream Island Plaza	Steamboat Springs, CO	80487	20	Trails End	1925 East Murray	Rawlins, WY	82301
7	Gaslight	2801 NW Street	Lincoln, NE	68521	21	Valle Grande	8900 Second Street NW	Albuquerque, NM	87114
8	Golden Eagle	1016 Harshman Road	Rawlings, WY	82301	22	W Bar K	3800 Sunset Drive	Rock Springs, WY	82901
9	Hillside	300 Harshman Road	Rawlings, WY	82301	23	West Park Plaza	129 Melody Lane	Grand Island, NE	68803
10	Kingswood	2323 Bellwood Drive	Grand Island, NE	68801	24	West Winds	505 Williams	Cheyenne, WY	82007
11	Lake Fork	150 State Highway 300	Leadville, CO	80461	25	Western Hills	45 Purple Sage Road	Rock Springs, WY	82901
12	Lawson	2038 County Road	Lawson, CO	80436	26	Windgate	2800 Wingdate Drive	New Braunfels, TX	78130
13	Medicine Waters	300-400 North 13th Street	Saratoga, WY	82331	27	Woodlawn	2720 North 2nd Street	Lincoln, NE	68521
14	Mountain Springs	701 Antelope Drive	Rock Springs, WY	82901	28	Woodview	1301 West Oltorf	Austin, TX	78704

ASCENTIA MHC PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	28	Loan Seller	CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance	$59,329,994
Property Type	Manufactured Housing	Cut-off Date Principal Balance per Pad	$15,953.21
Size (Pads)	3,719	Percentage of Initial Pool Balance	4.9%
Total Occupancy as of 11/30/2012	80.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/30/2012	80.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	4.5500%
Appraised Value	$91,045,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$13,774,641
Underwritten Expenses	$6,712,537	Escrows
Underwritten Net Operating Income (NOI)	$7,062,104	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,870,148	Taxes	$0	$47,477
Cut-off Date LTV Ratio	65.2%	Insurance	$59,203	$14,801
Maturity Date LTV Ratio	52.8%	Replacement Reserves	$0	$15,996
DSCR Based on Underwritten NOI / NCF	1.94x / 1.89x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.9% / 11.6%	Other(1)	$550,425	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$59,400,000	99.1%	Loan Payoff	$44,704,019	74.6%
Other Sources	520,000	0.9	Principal Equity Distribution	12,401,990	20.7
Closing Costs	2,204,363	3.7
Reserves	609,628	1.0

Total Sources	$59,920,000	100.0%	Total Uses	$59,920,000	100.0%

(1)
Other upfront reserves include: (i) $446,125 for deferred maintenance; (ii) $50,000 for the removal or renovation of damaged abandoned coaches at certain Ascentia MHC Portfolio Properties; (iii) $35,500 for the removal of municipal code violations at the Kingswood Property and West Park Plaza Property; and (iv) $18,800 for mitigation of high levels of radon at the Cedar Village Property and Dream Island Property.  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Ascentia MHC Portfolio Loan”) is evidenced by a note in the original principal amount of $59,400,000 and is secured by first mortgages or deeds of trust encumbering 28 manufactured housing communities located in 6 different states (the “Ascentia MHC Portfolio Properties”). The Ascentia MHC Portfolio Loan was originated on March 6, 2013 and represents approximately 4.9% of the Initial Pool Balance.  The Ascentia MHC Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $59,329,994 and has an interest rate of 4.5500% per annum.  The proceeds of the Ascentia MHC Portfolio Loan were used to refinance existing debt on the Ascentia MHC Portfolio Properties.

The Ascentia MHC Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months.  The Ascentia MHC Portfolio Loan requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in March 2023.  The borrowers have the right to voluntarily prepay the Ascentia MHC Portfolio Loan either in whole or, solely in connection with the release of one or more of the Countryside Estates Property or the Woodlawn Property (See “—Release of Collateral” below), in part, on any day after the second anniversary of the Closing Date and prior to January 6, 2023.  Each such prepayment is required to be accompanied by the payment of the greater of (i) a yield maintenance premium and (ii) 1% of the unpaid principal balance.  On and after January 6, 2023, the borrowers may prepay the Ascentia MHC Portfolio Loan either in whole or, solely in connection with the release of one or more of the Countryside Estates Property or the Woodlawn Property, in part, without penalty.  In addition, the Ascentia MHC Portfolio Loan may be defeased, either in full or, solely in connection with the release of one or more of the Countryside Estates Property or the Woodlawn Property in part, with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, at any time after the second anniversary of the Closing Date.

■	The Mortgaged Properties. The Ascentia MHC Portfolio Properties consist of 28 manufactured housing communities across 6 states totaling 3,719 pads.

ASCENTIA MHC PORTFOLIO

The following table presents certain information relating to Ascentia MHC Portfolio Properties:

Property Name	City	State	Year Built	# of Pads	Occupancy	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	UW NCF	UW NCF $ per Pad	Appraised Value
River Valley	Longmont	CO	1968	210	97.1%	$7,045,687	11.9%	$859,287	$4,092	$9,500,000
Skyline Village	Rock Springs	WY	1972	305	96.4	6,381,470	10.8	755,181	2,476	9,200,000
West Winds	Cheyenne	WY	1973	295	85.8	5,761,202	9.7	651,120	2,207	8,300,000
Gaslight	Lincoln	NE	1972, 2005, 2006	434	63.8	4,172,077	7.0	441,873	1,018	6,250,000
Aloha Vegas	North Las Vegas	NV	1965	213	75.1	4,108,153	6.9	424,429	1,993	6,700,000
Dream Island	Steamboat Springs	CO	1954, 1959, 1961	81	98.8	3,189,237	5.4	417,618	5,156	4,300,000
Western Hills	Rock Springs	WY	1970	169	90.5	2,931,541	4.9	346,576	2,051	4,350,000
Kingswood	Grand Island	NE	1972	213	84.5	2,780,719	4.7	313,164	1,470	3,750,000
Woodlawn	Lincoln	NE	1975	257	57.2	2,566,971	4.3	258,551	1,006	3,950,000
Lake Fork	Leadville	CO	1960, 1973	151	90.7	2,375,197	4.0	293,333	1,943	4,175,000
Buckingham	Universal City	TX	1970	130	93.1	2,024,611	3.4	203,889	1,568	3,500,000
Valle Grande	Albuquerque	NM	1970	71	94.4	1,816,856	3.1	182,166	2,566	2,480,000
Woodview	Austin	TX	1969	71	90.1	1,748,936	2.9	179,276	2,525	3,100,000
Countryside Estates	Lincoln	NE	1971	163	65.0	1,513,214	2.6	182,595	1,120	2,250,000
West Park Plaza	Grand Island	NE	1968	230	59.6	1,358,397	2.3	158,250	688	2,150,000
Sheltered Valley	Green River	WY	1975	55	94.5	1,174,614	2.0	155,887	2,834	1,825,000
Cedar Village	Aurora	CO	1954	43	97.7	1,148,645	1.9	139,143	3,236	1,550,000
W Bar K	Rock Springs	WY	1974	55	92.7	1,126,671	1.9	140,847	2,561	1,750,000
Country Oaks	San Antonio	TX	1985	130	85.4	1,087,717	1.8	113,725	875	3,000,000
Trails End	Rawlins	WY	1975	62	93.5	1,043,768	1.8	136,252	2,198	1,550,000
Rancho Bridger	Rock Springs	WY	1975	75	96.0	1,008,810	1.7	137,557	1,834	1,900,000
Mountain Springs	Rock Springs	WY	1980	40	95.0	642,242	1.1	83,980	2,100	1,025,000
Windgate	New Braunfels	TX	1986	55	96.4	615,274	1.0	63,581	1,156	1,470,000
Lawson	Lawson	CO	1960	30	90.0	596,296	1.0	73,205	2,440	975,000
Golden Eagle	Rawlins	WY	1980	51	72.5	557,342	0.9	72,990	1,431	925,000
Sugar Creek	Rawlins	WY	1977	33	60.6	275,675	0.5	39,943	1,210	440,000
Hillside	Rawlins	WY	1960, 1968, 1973	26	57.7	144,829	0.2	19,141	736	320,000
Medicine Waters	Saratoga	WY	1985	71	28.2	133,842	0.2	26,589	374	360,000
Total / Wtd. Avg.				3,719	80.0%	$59,329,994	100.0%	$6,870,148	$1,847	$91,045,000

The following table presents certain information relating to historical leasing at the Ascentia MHC Portfolio Properties:

Historical Leased %(1)
	2009	2010	2011	TTM 11/30/2012
Occupancy	78.3%	79.4%	81.2%	80.0%

(1)	As provided by borrowers which reflects average occupancy for each year.

ASCENTIA MHC PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ascentia MHC Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	TTM 11/30/2012	Underwritten	Underwritten $ per Pad
Base Rent	$12,346,895	$12,515,957	$12,260,492	$11,717,061	$3,151
Gross Up Vacancy	0	0	0	2,726,580	733
Utility Reimbursements	989,417	980,671	1,522,667	1,506,762	405
Gross Potential Income	$13,336,312	$13,496,628	$13,783,159	$15,950,403	$4,289
Vacancy, Credit Loss & Concessions	(1,015,035)	(568,258)	(390,088)	(2,864,905)	(770)
Effective Gross Income	$12,321,277	$12,928,370	$13,393,071	$13,085,498	$3,519
Other Income(2)	360,193	416,182	689,143	689,143	185
Total Revenue	$12,681,470	$13,344,552	$14,082,214	$13,774,641	$3,704

Utilities Expense	$1,904,247	$2,130,829	$2,120,896	$2,120,896	$570
Payroll Expense	1,592,431	1,883,296	2,160,463	1,896,122	510
Repairs & Maintenance	669,104	788,122	876,908	876,908	236
General & Administrative	985,129	914,891	491,972	555,500	149
Management Fees	1,191,348	1,143,050	1,161,189	550,986	148
Tax Expense	401,856	559,180	445,067	533,557	143
Insurance	144,281	152,595	176,109	178,568	48
Total Expenses	$6,888,396	$7,571,963	$7,432,604	$6,712,537	$1,805

Net Operating Income	$5,793,074	$5,772,589	$6,649,610	$7,062,104	$1,899
Cap Ex	0	0	0	191,956	52
Net Cash Flow	$5,793,074	$5,772,589	$6,649,610	$6,870,148	$1,847

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other income includes commercial income, late fees, pet fees, vending and other miscellaneous income. The item also includes income from 25 RV units totaling $45,490.

■
Appraisal.  According to the appraisals, the Ascentia MHC Portfolio Properties had a total aggregate “as-is” appraised value of $91,045,000 as of an effective date ranging from December 17, 2012 to January 6, 2013.

■
Environmental Matters.  According to the Phase I environmental reports, dated from January 7, 2013 to January 9, 2013, there were no recommendations for further action other than, with respect to certain of the Ascentia MHC Portfolio Properties, radon remediation and Operations and Maintenance (O&M) Plans for asbestos and/or lead-based paint.

■
The Borrowers.  Each of the 26 borrowers under the Ascentia MHC Portfolio Loan are single-purpose Delaware limited liability companies, with 24 of such borrowers also being single-asset entities.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ascentia MHC Portfolio Loan.  The borrowers of the Ascentia MHC Portfolio Loan are indirectly owned by Ascentia Real Estate Holding Company, LLC.  The guarantors of the non-recourse carveouts under the Ascentia MHC Portfolio Loan are Ascentia Real Estate Holding Company, LLC, John J. Eberle and Boris B. Vukovich.

■
Escrows.  On the origination date, the borrowers funded aggregate reserves of $609,628 with respect to the Ascentia MHC Portfolio Properties, comprised of: (i) $59,203 for insurance premiums, (ii) $446,125 for deferred maintenance, (iii) $50,000 for the removal or renovation of damaged abandoned coaches at certain Ascentia MHC Portfolio Properties, (iv) $35,500 for the removal of municipal code violations at the Kingswood Property and West Park Plaza Property, and (v) $18,800 for mitigation of high levels of radon at the Cedar Village Property and Dream Island Property.

In addition, on each monthly payment date, the borrowers are required to fund the following reserves with respect to the Ascentia MHC Portfolio Properties: (i) a tax reserve in an amount equal to one twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, currently required to be $47,477, (ii) an insurance reserve in an amount equal to one twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, currently required to be $14,801 and (iii) a replacement reserve in the amount of $15,996.

ASCENTIA MHC PORTFOLIO

Further, on each monthly payment date during the continuance of an Ascentia MHC Portfolio Trigger Period, the borrowers are required to deposit (or cause to be deposited) into an account under the sole dominion and control of the lender (or the servicer) (the “Ascentia MHC Portfolio Cash Management Account”) an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month set forth in the approved budget for each property (for further deposit into the operating expense reserve account) and (y) all excess cash flow generated by the Ascentia MHC Portfolio Properties (such subaccount, the “Ascentia MHC Portfolio Excess Cash Flow Reserve”).

A “Ascentia MHC Portfolio Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt yield being less than 9.0% and (iii) the debt service coverage ratio being less than 1.20x and (B) expiring upon (x) with regard to any Ascentia MHC Portfolio Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Ascentia MHC Portfolio Trigger Period commenced in connection with clause (ii) above, the date on which the debt yield is equal to or greater than 9.5% for two (2) consecutive calendar quarters, and (z) with regard to any Ascentia MHC Portfolio Trigger Period commenced in connection with clause (iii) above, the date on which the debt service coverage ratio is equal to or greater than 1.25x for two (2) consecutive calendar quarters.

■
Lockbox and Cash Management.  The Ascentia MHC Portfolio Loan is structured with a soft lockbox with springing cash management which was established upon closing of the Ascentia MHC Portfolio Loan.  The loan documents require all revenues generated by the Ascentia MHC Portfolio Properties to be deposited into a restricted account under the sole dominion control of the lender (the “Ascentia MHC Portfolio Restricted Account”) upon receipt by any borrower or manager, and in no event later than two business days thereafter.  Until such time as an Ascentia MHC Portfolio Trigger Period has occurred, all funds in the Ascentia MHC Portfolio Restricted Account will be transferred each business day to or at the direction of borrowers.  Upon the occurrence of the first Ascentia MHC Portfolio Trigger Period, the lender on the borrowers’ behalf will establish the Ascentia MHC Portfolio Cash Management Account and an account with the lender or servicer into which borrowers will deposit (or cause to be deposited) the amounts required for the payment of debt service under the Ascentia MHC Portfolio Loan (the “Ascentia MHC Portfolio Debt Service Account”).  Thereafter, provided no Ascentia MHC Portfolio Trigger Period is then effect, on each monthly payment date, all funds on deposit in Ascentia MHC Portfolio Cash Management Account in excess of the amount required to fund the Ascentia MHC Portfolio Debt Service Account and all other required reserves on the next due date will be remitted to the borrowers.  During the continuance of an Ascentia MHC Portfolio Trigger Period, all amounts in the Ascentia MHC Portfolio Restricted Account are swept on each business day to the Ascentia MHC Portfolio Cash Management Account.  Upon the occurrence and during the continuance of an event of default under the Ascentia MHC Portfolio Loan, the lender may apply any funds in the Ascentia MHC Portfolio Cash Management Account to amounts payable under the Ascentia MHC Portfolio Loan and/or toward the payment of expenses of the Ascentia MHC Portfolio Property, in such order of priority as the lender may determine. Without limiting the foregoing, during an Ascentia MHC Portfolio Trigger Period, any remaining excess cash flow generated by the Ascentia MHC Portfolio Property will be deposited in the Ascentia MHC Portfolio Excess Cash Flow Reserve.

■
Property Management.  The Ascentia MHC Portfolio Properties are currently managed by Ascentia Real Estate Investment Company, an affiliate of the borrowers, pursuant to 28 property-specific management agreements.  Under the loan documents, the Ascentia MHC Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender may require the borrowers to replace the property manager if there is a material default by the property manager under the management agreement after the expiration of any applicable cure period.  Upon the occurrence of an event of default, a default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrowers to replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■
Release of Collateral.  Provided no event of default is then continuing under the Ascentia MHC Portfolio Loan, at any time after the date following the second anniversary of the Closing Date, the borrowers may obtain the release of one or more of the Countryside Estates Property or the Woodlawn Property from the liens of the loan

ASCENTIA MHC PORTFOLIO

documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) (a) prepayment in an amount equal to 120% of the allocated loan amount for each Ascentia MHC Portfolio Property being released plus a payment in an amount equal to the greater of (x) a yield maintenance premium and (y) 1% of the unpaid principal balance of the portion of the Ascentia MHC Portfolio Loan being prepaid or (b) delivery of defeasance collateral in an amount equal to 120% of the allocated loan amount for each Ascentia MHC Portfolio Property being released, (ii) after giving effect to the release, the debt service coverage ratio for the remaining Ascentia MHC Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.90x and (b) the debt service coverage ratio immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties), (iii) after giving effect to the release, the loan-to-value ratio for the remaining Ascentia MHC Portfolio Properties is no greater than the lesser of (a) 65.2% and (b) the loan-to-value ratio immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties), (iv) after giving effect to the release, the debt yield for the remaining Ascentia MHC Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 11.57% and (b) the debt yield immediately prior to the release (without giving effect to the proposed release of one or more of the Ascentia MHC Portfolio Properties), (v) delivery of Rating Agency Confirmation, and (vi) delivery of REMIC and new non-consolidation opinions.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Ascentia MHC Portfolio Properties, plus twelve (12) months of business interruption coverage in an amount equal to 100% of the projected gross income from the Ascentia MHC Portfolio Properties (on an actual loss sustained basis) for a period continuing until the restoration of the Ascentia MHC Portfolio Properties are completed. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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BLUE DIAMOND CROSSING

BLUE DIAMOND CROSSING

Blue Diamond Crossing
3820-4370 Blue Diamond Road &
Valley View Boulevard
Las Vegas, NV 89139
Las Vegas
Paradise
MCCARRAN
INTERNATIONAL
AIRPORT
SILVERADO
RANCH
LAS VEGAS FREEWAY
W TROPICANA AVE
E TROPICANA AVE
E FLAMINGO RD
W HACIENDA AVE
W RUSSELL RD
E SUNSET RD
W WARM SPRINGS RD
E WARM SPRINGS RD
E WINDMILL LN
BLUE DIAMOND RD
S DECATUR BLVD
S LAS VEGAS BLVD
PARADISE RD
E DESERT INN RD
Wynn Golf Course
Hughes Center
The Boulevard Mall
Las Vegas National Golf Club
Kindred Hospital
Sunrise Hospital
University of Nevada Las Vegas
Thomas & Mack Center
Bali Hai Golf Club
Callaway Golf Center
Town Square Las Vegas
Las Vegas Premium Outlets
Silverton Casino
Spring Valley
Enterprise
CARTIFACT

BLUE DIAMOND CROSSING

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	AMF I
Location (City/State)	Las Vegas, Nevada	Cut-off Date Principal Balance	$59,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$116.82
Size (SF)	505,072	Percentage of Initial Pool Balance	4.9%
Total Occupancy as of 3/1/2013	96.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2013	96.7%	Type of Security	Leasehold
Year Built / Latest Renovation	2006-2010 / NAP	Mortgage Rate	4.9650%
Appraised Value	$85,570,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$7,046,592
Underwritten Expenses	$1,328,031	Escrows
Underwritten Net Operating Income (NOI)	$5,718,561	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,429,003	Taxes	$109,593	$27,398
Cut-off Date LTV Ratio	68.9%	Insurance	$21,239	$3,645
Maturity Date LTV Ratio	51.5%	Replacement Reserves(1)	$0	$3,269
DSCR Based on Underwritten NOI / NCF	1.39x / 1.32x	TI/LC(2)	$274,350	$20,861
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.2%	Other(3)	$128,181	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$59,000,000	98.4%	Loan Payoff	$59,158,384	98.6%
Principal’s New Cash Contribution	989,194	1.6	Reserves	533,363	0.9
Closing Costs	297,447	0.5

Total Sources	$59,989,194	100.0%	Total Uses	$59,989,194	100.0%

(1)	Replacement reserves are capped at $125,000.
(2)	TI/LC reserves are capped at $800,000.
(3)	Other upfront reserve represents a ground rent reserve.

■
The Mortgage Loan.  The mortgage loan (the “Blue Diamond Crossing Loan”) is evidenced by a note in the original principal amount of $59,000,000 and is secured by a first mortgage encumbering a leasehold interest on an anchored retail power center located in Las Vegas, Nevada known as Blue Diamond Crossing (the “Blue Diamond Crossing Property”).  The Blue Diamond Crossing Loan was originated by Archetype Mortgage Capital LLC and was subsequently purchased by Archetype Mortgage Funding I LLC.  The Blue Diamond Crossing Loan was originated on March 21, 2013 and represents approximately 4.9% of the Initial Pool Balance.  The note evidencing Blue Diamond Crossing Loan has an outstanding principal balance as of the Cut-off Date of $59,000,000 and has an interest rate of 4.9650% per annum.  The proceeds of the Blue Diamond Crossing Loan were used to refinance existing debt secured by a lien on the Blue Diamond Crossing Property.

The Blue Diamond Crossing Loan had an initial term of 120 months and has a remaining term of 120 months.  The Blue Diamond Crossing Loan requires payments of principal and interest based on a 25-year amortization schedule.  The scheduled maturity date is the due date in April 2023.  Voluntary prepayment of the Blue Diamond Crossing Loan is prohibited prior to January 1, 2023. Defeasance with direct non-callable obligations of the United States is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Blue Diamond Crossing Property is an approximately 505,072 SF anchored retail power center located in Las Vegas, Nevada that was constructed between 2006 and 2010.  The Blue Diamond Crossing Property is located in the Las Vegas-Paradise metropolitan statistical area at the northwest corner of Blue Diamond Road and South Valley View Boulevard and has good access and visibility from both thoroughfares. The Blue Diamond Crossing Property’s space that constitutes collateral for the Blue Diamond Crossing Loan totals approximately 505,072 SF and includes tenants such as Target, Kohl’s and Ross Dress for Less.  The remainder of the property is predominately occupied by other retailers including Big Lots, Office Depot, Cost Plus, Petco and Dollar Tree (which are all part of the collateral).  As of March 1, 2013, the Total and Owned Occupancy was 96.7%.

BLUE DIAMOND CROSSING

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Blue Diamond Crossing Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Anchors
Target (GL)(3)(4)(5)	A- / A2 / A+	126,842	25.1%	Yes	$69,621	$0.55	7/19/2055	NA	NA	NA
Kohl’s (GL)(3)(5)	BBB+ / Baa1 / BBB+	96,000	19.0	Yes	$320,462	$3.34	10/5/2026	NA	NA	6, 5-year options
Ross Dress for Less(5)	NR / NR / NR	30,187	6.0	Yes	$504,527	$16.71	1/31/2017	NA	NA	4, 5-year options
Total Anchors		253,029	50.1%

Jr. Anchors
Big Lots(5)	NR / NR / BBB-	28,000	5.5%	Yes	$319,576	$11.41	1/30/2016	NA	NA	3, 5-year options
Office Depot(5)	NR / B2 / B-	20,570	4.1	Yes	$294,928	$14.34	1/31/2017	NA	NA	3, 5-year options
Cost Plus	NR / NR / NR	18,300	3.6	Yes	$357,157	$19.52	1/31/2017	$162	12.0%	3, 5-year options
Petco	NR / Caa1 / B	16,100	3.2	Yes	$389,570	$24.20	1/31/2017	NA	NA	2, 5-year options
Dollar Tree	NR / NR / NR	12,019	2.4	Yes	$256,817	$21.37	1/31/2018	NA	NA	3, 5 year options
Total Jr. Anchors		94,989	18.8%

Occupied In-line		74,877	14.8%		$2,044,225	$27.30
Occupied Outparcel/Other		65,662	13.0		$2,507,449	$38.19
Vacant Spaces		16,515	3.3		$0	$0.00
Total Owned SF		505,072	100.0%
Total SF		505,072	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2012.
(3)	Ground sublease.
(4)	Target has prepaid its 50 year ground sublease through the term.
(5)	Tenant has the right to “go dark” at any time during the term of the lease.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Blue Diamond Crossing Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF (3)	Occupancy Cost	Renewal / Extension Options
Ross Dress for Less(4)	NR / NR / NR	30,187	6.0%	$448,242	7.4%	$14.85	1/31/2017	NA	NA	4, 5-year options
Famous Dave’s	NR / NR / NR	7,540	1.5	392,000	6.5	51.99	5/31/2028	NA	NA	4, 5-year options
Petco	NR / Caa1 / B	16,100	3.2	349,853	5.8	21.73	1/31/2017	NA	NA	2, 5-year options
Cost Plus	NR / NR / NR	18,300	3.6	320,250	5.3	17.50	1/31/2017	$162	12.0%	3, 5-year options
Big Lots(4)	NR / NR / BBB-	28,000	5.5	283,570	4.7	10.13	1/30/2016	NA	NA	3, 5-year options
Office Depot(4)	NR / B2 / B-	20,570	4.1	259,182	4.3	12.60	1/31/2017	NA	NA	3, 5-year options
Dollar Tree	NR / NR / NR	12,019	2.4	224,755	3.7	18.70	1/31/2018	NA	NA	3, 5-year options
Kohl’s (GL)(4)	BBB+ / Baa1 / BBB+	96,000	19.0	220,000	3.6	2.29	10/5/2026	NA	NA	6, 5-year options
AT&T Wireless	NR / NR / NR	4,193	0.8	201,264	3.3	48.00	6/30/2013	NA	NA	2, 5-year options
Pacific Dental	NR / NR / NR	4,076	0.8	196,137	3.2	48.12	2/28/2018	NA	NA	2, 5-year options
Ten Largest Owned Tenants		236,985	46.9%	$2,895,253	47.9%	$12.22
Remaining Owned Tenants		251,572	49.8	3,143,988	52.1	12.50
Vacant Spaces (Owned Space)		16,515	3.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		505,072	100.0%	$6,039,241	100.0%	$12.36

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of 12/31/2012.
(4)	Tenant has the right to “go dark” at any time during the term of the lease.

BLUE DIAMOND CROSSING

The following table presents certain information relating to the lease rollover schedule at the Blue Diamond Crossing Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,943	0.6%	0.6%	$82,752	1.4%	$28.12	2
2013	9,951	2.0	2.6%	369,514	6.1	37.13	6
2014	16,910	3.3	5.9%	405,332	6.7	23.97	6
2015	24,040	4.8	10.7%	458,820	7.6	19.09	7
2016	35,406	7.0	17.7%	475,088	7.9	13.42	4
2017	90,477	17.9	35.6%	1,516,102	25.1	16.76	8
2018	25,695	5.1	40.7%	699,740	11.6	27.23	6
2019	13,047	2.6	43.3%	363,695	6.0	27.88	4
2020	0	0.0	43.3%	0	0.0	0.00	0
2021	0	0.0	43.3%	0	0.0	0.00	0
2022	4,433	0.9	44.1%	89,369	1.5	20.16	1
2023	3,100	0.6	44.7%	91,140	1.5	29.40	2
2024 & Thereafter	262,555	52.0	96.7%	1,487,689	24.6	5.67	10
Vacant	16,515	3.3	100.0%	0	0.0	0.00	9
Total / Wtd. Avg.	505,072	100.0%		$6,039,241	100.0%	$11.96	65

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Blue Diamond Crossing Property:

Historical Leased %(1)
	2009	2010	2011	As of 3/1/2013
Owned Space	83.6%	93.7%	93.7%	96.7%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year or stated date.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Blue Diamond Crossing Property:

Cash Flow Analysis(1)

	2009	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$5,343,372	$4,999,816	$5,487,698	$5,688,480	$6,039,241	$11.96
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	429,300	0.85
Total Rent	$5,343,372	$4,999,816	$5,487,698	$5,688,480	$6,468,541	$12.81
Total Reimbursables	944,762	728,130	1,063,893	822,471	1,025,090	2.03
Other Income(3)	13,207	15,080	13,791	12,380	12,380	0.02
Vacancy & Credit Loss	0	0	0	(15,350)	(459,419)	(0.91)
Effective Gross Income	$6,301,341	$5,743,026	$6,565,382	$6,507,981	$7,046,592	$13.95

Total Operating Expenses	$1,358,157	$1,454,382	$1,372,587	$1,252,468	$1,328,031	$2.63

Net Operating Income	$4,943,184	$4,288,644	$5,192,795	$5,255,513	$5,718,561	$11.32
TI/LC	0	0	0	0	250,329	0.50
Capital Expenditures	0	0	0	0	39,229	0.08
Net Cash Flow	$4,943,184	$4,288,644	$5,192,795	$5,255,513	$5,429,003	$10.75

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/1/2013 rent roll.
(3)	Other income includes signage income.

■
Appraisal.  According to the appraisal, the Blue Diamond Crossing Property had an “as-is” appraised value of $85,570,000 as of an effective date of February 27, 2013 assuming a four percent vacancy and collection loss.

BLUE DIAMOND CROSSING

■	Environmental Matters. According to a Phase I report, dated March 5, 2013, there are no recommendations for further action at the Blue Diamond Crossing Property.

■
Market Overview and Competition. The Blue Diamond Crossing Property is a retail power center located in Las Vegas, Nevada.  The Blue Diamond Crossing Property is located in the Las Vegas-Paradise metropolitan statistical area at the northwest corner of Blue Diamond Road and South Valley View Boulevard and has good access and visibility from both thoroughfares.  The traffic count at this intersection is approximately 41,000 cars per day. As of 2012, the population within a five mile radius of the Blue Diamond Crossing Property was 253,745 with a median household income of $59,238.

The following table presents certain information relating to the primary competition for the Blue Diamond Crossing Property:

Competitive Set(1)

	Blue Diamond Crossing	The Arroyo Market Square	The Mall at Grand Canyon	Eastern Beltway Center
Distance from Subject	-	5.9 miles	12.1 miles	7.1 miles
Property Type	Retail	Retail	Retail	Retail
Year Built	2006-2010	2007	2003	1998
Total GLA	505,072	940,000	740,000	650,000
Total Occupancy	97%	96%	85%	99%
Anchors	Target, Kohl’s, Ross Dress for Less	Wal-Mart, Sam’s Club, Best Buy, The Home Depot	Target, Kohl’s Sears Grand	Wal-Mart, Home Depot, Sam’s Club, Ross

(1)	Source: Integra Realty Resources.

■
The Borrower.  The borrower is Blue Diamond Crossing II, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Blue Diamond Crossing Loan.  The borrower of the Blue Diamond Crossing Loan is indirectly owned by Fred Ahlstrom, Jacob Bingham, James E. Betz and Susan Graves, who are the non-recourse carveout guarantors under the Blue Diamond Crossing Loan.

■
Escrows. On the origination date, the borrower funded escrow reserves in the amount of $109,593 in respect of certain real estate tax expenses, $21,239 in respect of certain insurance expenses, a $274,350 unpaid tenant improvement and leasing commission escrow for the tenant Doctor’s Express (any remaining unused portion of which will be available for approved leasing expenses related to any space at the Blue Diamond Crossing Property), and a $128,181 ground rent escrow.  On each due date, provided no event of default under the loan documents is continuing, the borrower is required to fund (1) a tax and insurance escrow reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (2) a tenant improvement and leasing commission reserve, in the monthly amount of $20,861, to the extent the balance of such account is less than $800,000 (excluding the upfront escrow for Doctor’s Express), and (3) a capital expenditure reserve in an amount equal to $3,269, to the extent the balance of such account is less than $125,000.

Furthermore, during the continuance of a Blue Diamond Crossing Loan Trigger Period, the loan documents require that all amounts on deposit in the lender-controlled cash management account, after the payment of debt service and the funding of all required monthly escrows and budgeted and approved operating expenses be reserved and held as additional collateral for the Blue Diamond Crossing Loan.

A “Blue Diamond Crossing Loan Trigger Period” means the period (A) commencing upon any of (i) the occurrence of an Event of Default, (ii) the debt service coverage ratio is at any time less than 1.15x, (iii) the occurrence of a Kohl’s Trigger Event or (iv) the occurrence of a Target Trigger Event and (B) expiring (w) with regard to any Blue Diamond Crossing Loan Trigger Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Event of Default, (x) with regard to any Blue Diamond Crossing Loan Trigger Period commenced in connection with clause (ii) above, upon the date on which the debt service coverage ratio, is at least 1.20x for two consecutive calendar quarters, (y) with regard to any Blue Diamond Crossing Loan Trigger Period commenced in connection with clause (iii) above, upon the occurrence of a Kohl’s Trigger Event

BLUE DIAMOND CROSSING

Cure, and (z) with regard to any Blue Diamond Crossing Loan Trigger Period commenced in connection with clause (iv) above, upon the occurrence of a Target Trigger Event Cure.

A “Target Trigger Event” shall mean the date on which Target goes dark, fails to occupy or vacates its leased space at the Blue Diamond Crossing Property, or otherwise ceases doing business on the Blue Diamond Crossing Property during normal business hours.

A “Target Trigger Event Cure” shall mean that either (a) Target has resumed operations and been open for business to the public at the Blue Diamond Crossing Property during normal business hours for two consecutive calendar quarters or (b) the Target space is leased to one or more acceptable replacement tenants that are in occupancy and paying full rent (after any free rent period has expired).

A “Kohl’s Trigger Event” shall mean the date on which Kohl’s “goes dark,” fails to occupy or vacates its leased space at the Blue Diamond Crossing Property, or otherwise ceases doing business on the Blue Diamond Crossing Property during normal business hours.

A “Kohl’s Trigger Event Cure” shall mean that either (a) Kohl’s has resumed operations and been open for business to the public at the Blue Diamond Crossing Property during normal business hours for two consecutive calendar quarters or (b) the Kohl’s space is leased to one or more acceptable replacement tenants that are in occupancy and paying full rent (after any free rent period has expired).

■
Lockbox and Cash Management.  The Blue Diamond Crossing Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to the lender-controlled lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account or the lender-controlled cash management account within one (1) business day after receipt.  So long as no event of default or Blue Diamond Crossing Loan Trigger Period is then continuing, all amounts in the lockbox account are swept on a daily basis into the lender-controlled cash management account from which the lender reserves for the payment of debt service and the funding of monthly escrows with any excess transferred to an operating account accessible by the borrower but pledged to the lender.  During the continuance of an event of default under the Blue Diamond Crossing Loan, the lender may prohibit the borrower’s access to the funds contained in the operating account and apply any funds in the cash management account to amounts payable under the Blue Diamond Crossing Loan and/or toward the payment of expenses of the Blue Diamond Crossing Property, in such order of priority as the lender may determine.

■
Property Management.  The Blue Diamond Crossing Property is currently managed by Juliet Realty Group, LLC pursuant to a management agreement.  Under the loan documents, the Blue Diamond Crossing Property may not be managed by any other party, other than another management company approved by the lender and with respect to which the Rating Agency Confirmation has been satisfied.  During the continuance of an event of default, during the continuance of a material default by the property manager under the management agreement beyond any applicable notice and cure period, upon the filing of a bankruptcy petition or a similar event with respect to the property manager, or the debt service coverage ratio is at any time less than 1.10x, the lender may terminate or require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s reasonable approval, which may be conditioned upon borrower delivering Rating Agency Confirmation.

■
Ground Lease.  The collateral for the Blue Diamond Crossing Loan consists of a mortgage on the borrower’s leasehold interest in the Blue Diamond Crossing Property pursuant to a 50-year ground lease between the borrower and County of Clark, Nevada that was executed in 2005. There are no fixed rent payments under the ground lease. The ground lessor is entitled to receive 50% of excess cash flow after all expenses (including, but not limited to operating expenses, capital expenses and debt service payments) have been paid, and only after the borrower has received an 11% return and recaptured its original equity investment.

■	Release of Collateral. Not permitted.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

BLUE DIAMOND CROSSING

■
Terrorism Insurance.  The borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Blue Diamond Crossing Property, plus 18 months of business interruption coverage.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Blue Diamond Crossing Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

127 WEST 25TH STREET

127 WEST 25TH STREET

127 West 25th Street
125 West 25th Street
New York, NY 10001
W 34TH STREET
E 34TH STREET
W 33RD STREET
W 32ND STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 25TH STREET
W 24TH STREET
W 23RD STREET
E 23RD STREET
W 22ND STREET
W 21ST STREET
W 20TH STREET
W 19TH STREET
W 18TH STREET
W 17TH STREET
W 16TH STREET
W 15TH STREET
W 14TH STREET
E 14TH STREET
W 13TH STREET
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
BROADWAY
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
PARK AVE. SOUTH
UNION SQUARE NORTH
UNION SQUARE WEST
UNION SQUARE EAST
MADISON SQUARE GARDEN
UNITED STATES GENERAL POST OFFICE
PENN STATION
EMPIRE STATE BUILDING
MACY'S
HERALD SQUARE
GREELEY SQUARE
LITTLE KOREA
FLOWER MARKET
FUR DISTRICT
FASHION INSTITUTE OF TECHNOLOGY
PENN STATION SOUTH HOUSES
MADISON SQUARE PARK
FLATIRON DISTRICT
FLATIRON BLDG
CHELSEA HOTEL
UNION SQUARE
ARMORY
THE CENTRAL HIGH SCHOOL
NEW YORK LIFE INSURANCE
11 MADISON
1 MADISON
West New York
Union City
Hoboken
Jersey City
Central Park
QUEENS
MANHATTAN
New York
BROOKLYN
Hudson River
East River
CARTIFACT

127 WEST 25TH STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$47,947,785
Property Type	Office	Cut-off Date Principal Balance per SF	$461.04
Size (SF)	104,000	Percentage of Initial Pool Balance	4.0%
Total Occupancy as of 1/31/2013	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/31/2013	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1910 / 2010	Mortgage Rate	4.9000%
Appraised Value	$70,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$4,115,302	Original Interest Only Period (Months)	NAP
Underwritten Expenses	$0	Escrows
Underwritten Net Operating Income (NOI)	$4,115,302	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,115,302	Taxes(1)	$0	$0
Cut-off Date LTV Ratio	68.5%	Insurance(1)	$51,344	$0
Maturity Date LTV Ratio	56.2%	Replacement Reserves(1)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.35x / 1.35x	TI/LC(1)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.6%	Other(2)	$2,899,140	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$48,000,000	99.7%	Loan Payoff	$44,018,890	91.4%
Principal’s New Cash Contribution	140,000	0.3	Reserves	2,950,484	6.1
Closing Costs	1,170,626	2.4

Total Sources	$48,140,000	100.0%	Total Uses	$48,140,000	100.0%

(1)	Monthly reserves for taxes, insurance replacement and TI/LC are waived so long as the BRC Lease remains in full force and effect. See “–Escrows” below.
(2)
Excess loan proceeds in the amount of $2,899,140 (which were not used to repay the existing mortgage and mezzanine loans and closing expenses) were deposited in escrow with borrower’s counsel  who agreed (i) not to disburse such excess loan proceeds to any direct or indirect members of borrower or their affiliates until there is a final resolution of the litigation brought by three members of 127 West 25th LLC and (ii) following such final resolution, not to disburse the loan sponsor’s share of such excess loan proceeds to him until there is a final resolution of the litigation brought against him.  For additional information regarding the litigations referred to in (i) and (ii) above and an additional litigation related to the mortgaged property, see “Description of the Mortgage Pool—Litigation Considerations” in the Prospectus Supplement.

■
The Mortgage Loan.  The mortgage loan (the “127 West 25th Street Loan”) is evidenced by a note in the original principal amount of $48,000,000 and is secured by a first mortgage encumbering an office building located in New York, New York (the “127 West 25th Street Property”).  The 127 West 25th Street Loan was originated by Jefferies LoanCore LLC.  The 127 West 25th Street Loan was originated on March 1, 2013 and represents approximately 4.0% of the Initial Pool Balance.  The note evidencing the 127 West 25th Street Loan had an outstanding principal balance as of the Cut-off Date of $47,947,785 and an interest rate of 4.9000% per annum.  The proceeds of the 127 West 25th Street Loan were used to refinance existing debt on the 127 West 25th Street Property.

The 127 West 25th Street Loan had an initial term of 120 months and has a remaining term of 119 months.  The 127 West 25th Street Loan requires monthly payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in March 2023.  Voluntary prepayment of the 127 West 25th Street Loan is prohibited prior to December 6, 2022.  Defeasance with direct, non-callable obligations that are the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property. The 127 West 25th Street Property is a 104,000 SF office building comprised of 12-stories. The 127 West 25th Street Property is in the “Midtown South” submarket of Manhattan, within the City of New York.  The 127 West 25th Street Property was built in 1910 and underwent a $21.0 million renovation in 2010. The 127 West 25th Street Property is 100% leased to the Bowery Residents’ Committee, Inc. (“BRC”) pursuant to a triple net, 33-year (through 2043), non-cancellable lease (the “BRC Lease”).  Pursuant to the BRC Lease, the tenant is responsible for paying net ground rent to the borrower and paying directly or reimbursing the borrower for 100% of all operating expenses and capital requirements.  As of January, 2013, the Total Occupancy and Owned Occupancy were both 100.0%. The 127 West 25th Street Property benefits from a non-profit real estate tax exemption which remains in place so long as the BRC Lease is in full force and effect and operations at the 127 West 25th Street Property are in compliance with Section 420(a) of the New York State Real Property Tax Law and Rules (“NYSRPTL”).  The BRC is primarily funded by the City of New York and the State of New York.  BRC’s revenue has increased steadily over the last several years from $40.0 million in 2009, to $45.8 million to $48.1 million and to $56.1 million in 2012.  Specifically, the City of New York, acting through the Department of Homeless Services, has a contract through June 2021 with the BRC to provide shelter and ancillary services to homeless adults at the 127 West 25th Street Property in exchange for $7.2 million in funding

127 WEST 25TH STREET

annually.  Approximately 25,000 SF or 24.0% of the 127 West 25th Street Property is used as the sleeping area for homeless adults and the remaining SF at the 127 West 25th Street Property (other than 2,350 SF of ground floor retail space) is used by BRC as office space. The 127 West 25th Street Property also contains a commercial kitchen and dining hall that is used in connection with the homeless shelter.  The BRC consolidated its operations to the 127 West 25th Street Property and its headquarters is located on the 12th floor of the 127 West 25th Street Property. The BRC subleases 2,350 SF of the ground floor retail to Older Adults Technology Services, a non-profit organization. According to the sponsor, since 2007, $21.0 million of capital has been invested for building improvements at the 127 West 25th Street Property, inclusive of its contributions and those of the BRC directly.

The following table presents certain information relating to the tenants at the 127 West 25th Street Property:

Largest Tenant Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bowery Residents’ Committee, Inc.	NR/NR/NR	104,000	100.0%	$4,115,302	100.0%	$39.57	4/23/2043	None

The following table presents the lease rollover schedule at the 127 West 25th Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024 & Thereafter(2)	104,000	100.0	100.0%	4,115,302	100.0	39.57	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	104,000	100.0%		$4,115,302	100.0%	$39.57	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	The 127 West 25th Street Property is 100% leased to the BRC through 2043.

 The following table presents certain information relating to historical leasing at the 127 West 25th Street Property:

Historical Leased %(1)

	2010	2011	2012	As of 1/31/2013
Owned Space	NAP	NAP	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

127 WEST 25TH STREET

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 127 West 25th Street Property:

Cash Flow Analysis(1)
	2012	Underwritten	Underwritten $ per SF
Base Rent(2)	$4,149,650	$4,115,302	$39.57
Overage Rent	0	0	0.00
Gross Up Vacancy(3)	0	0	0.00
Total Rent	$4,149,650	$4,115,302	$39.57
Total Reimbursables	0	0	0.00
Other Income	0	0	0.00
Less Vacancy & Credit Loss(3)	0	0	0.00
Effective Gross Income	$4,149,650	$4,115,302	$39.57

Total Operating Expenses(4)	$0	$0	$0.00
Net Operating Income	$4,149,650	$4,115,302	$39.57
TI/LC(5)	0	0	0.00
Capital Expenditures	0	0	0.00
Net Cash Flow	$4,149,650	$4,115,302	$39.57

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent reflects the average ground rent for the 33-year BRC Lease period. Base rent only reflects ground rent required under the BRC Lease. The BRC is also responsible, per the BRC Lease, for paying directly or reimbursing the borrower for 100% of all operating expenses and capital requirements.

(3)	JLC did not underwrite Vacancy because the BRC occupies 100% of the 127 West 25th Street Property through 2043 on a non-cancellable basis.
(4)
JLC did not underwrite operating expenses because the BRC is responsible, per the BRC Lease, for paying directly or reimbursing the borrower for 100% of all operating expenses and capital requirements. The 127 West 25th Street Property benefits from a non-profit real estate tax exemption for the 33-year term of the BRC Lease pursuant to Section 420(a) of the NYSRPTL.

(5)	JLC did not underwrite TI/LC because the BRC occupies 100% of the 127 West 25th Street Property through 2043 on a non-cancellable basis.

■	Appraisal. According to the appraisal, the 127 West 25th Street Property had an “as-is” appraised value of $70,000,000 as of an effective date of February 1, 2013.

■
Environmental Matters.  According to the Phase I, dated November 26, 2012, other than developing an Operations and Maintenance (O&M) Program plan to address any potential asbestos that may be present at the 127 West 25th Street Property and, with respect to a 3,500 gallon heating oil tank, switching to a low sulfur heating oil, there are no recommendations for further action at the 127 West 25th Street Property.

■
Market Overview and Competition.  The 127 West 25th Street Property is located in the Midtown South market of Manhattan, in New York, a district that caters to a variety of technology, media, entertainment and service-oriented tenants.  The 127 West 25th Street Property is located on the north side of West 25th Street between Avenue of the Americas and 7th Avenue.  The Midtown South market is geographically segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village and Chelsea.  The 127 West 25th Street Property is located in Chelsea, which is in the far western portion of Midtown South, just south of the Penn Station submarket of Midtown and north of Hudson Square/West Village.

127 WEST 25TH STREET

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 127 West 25th Street Property:

Office Lease Comparables(1)(2)
	641 Avenue of the Americas	245 Fifth Avenue	37 Union Square West	11 West 19th Street	15 East 26th Street	218 West 18th Street	28 West 23rd Street	136 Madison Avenue
Year Built	1920	1926	1921	1903	1912	1912	1911	1916
Total GLA	156,000	258,356	22,500	231,000	144,000	173,000	498,100	198,000
Total Occupancy	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rental Rate per SF(3)	$65.00	$60.00	$49.00	$52.00	$52.00	$60.00	$50.00	$48.00
Expense Basis	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year

(1)	Source: Appraisal.
(2)	Certain lease comparables shown in the above table may be renewals.
(3)
The quoted Rental Rate per SF is on a gross basis, but the BRC Lease rent of $39.57 per SF is on NNN basis. BRC is also responsible, per the BRC Lease, for paying directly or reimbursing the landlord for 100% of all operating expenses and capital requirements, and BRC is exempt from paying real estate taxes. The BRC Lease rental rate when grossed-up for the Appraisal’s estimate for real estate taxes and operating expenses totals $55.19.  The 127 West 25th Street Property i benefits from a non-profit real estate tax exemption for the 33-year term of the BRC Lease pursuant to Section 420(a) of the NYSRPTL.   The Appraisal estimates real estate taxes, if the exemption were not in place, to be $5.29 per SF.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 127 West 25th Street Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF(2)	Occupancy
430 West 14th Street	New York	December 2012	1900	61,321	$97,500,000	$1,589.99	100.0%
551 Madison Avenue	New York	December 2012	1922	149,675	$128,000,000	$855.19	90.0%
256 West 38th Street	New York	December 2012	1924	118,238	$48,600,000	$411.04	87.0%
245 West 17th Street	New York	November 2012	1962	284,546	$120,000,000	$421.72	100.0%
229 West 36th Street	New York	October 2012	1931	151,204	$64,850,000	$428.89	90.0%
350 Madison Avenue	New York	October 2012	1924	393,684	$261,000,000	$662.97	70.0%
104 West 40th Street	New York	October 2012	1962	210,342	$105,000,000	$499.19	71.0%
22 West 48th Street	New York	August 2012	1925	89,004	$53,750,000	$603.91	90.0%
15 West 47th Street	New York	August 2012	1926	149,999	$62,500,000	$416.67	96.0%

(1)	Source: Appraisal
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

■
The Borrower.  The borrower is 127 West 25th Group LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 127 West 25th Street Loan.  The borrower of the 127 West 25th Street Loan is indirectly owned, in part, by Dan Shavolian, who is also the sponsor and non-recourse carveout guarantor under the 127 West 25th Street Loan. Dan Shavolian, the borrower, and the 127 West 25th Street Property are currently involved in certain litigation proceedings.  See “Description of the Mortgage Pool—Litigation Considerations” in the Prospectus Supplement.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $51,344 in respect of certain insurance premiums.  Monthly escrows for tax and insurance, future leasing costs, and capital expenditures are waived provided that, among other requirements, (i) the BRC Lease remains in full force and effect, (ii) there is no default under the BRC Lease, (iii) there is no default under the 127 West 25th Street Loan, and (iv) borrower is enforcing the BRC’s obligations under the BRC Lease in all respects. The loan documents provide for a cash sweep into a special rollover account if (i) the BCR materially defaults under the BCR lease; (ii) borrower defaults under the BRC Lease and such default continues for 10 business days; (iii) the BRC defaults beyond any applicable grace period under the NYC Department of Homeless Services contract; (iv) the BRC Lease and/or the NYC Department of Homeless Services contract to the BRC is cancelled, surrendered or terminated; or (v) the BRC “goes dark” or the current uses of the 127 West 25th Street Property as a homeless shelter and office are determined by a court or other governmental authority not to be permitted.  Amounts in the special rollover account may be used for approved re-leasing costs.  The loan documents also provide for a full cash sweep if (i) an event of default is continuing or (ii) the 127 West 25th Street Property fails to maintain a debt yield of at least 8.4%.

■
Lockbox and Cash Management.  The 127 West 25th Street Loan requires a hard lockbox and cash management, which are already in place.  The borrower directed the tenant to pay its rents directly to the lender-controlled lockbox account. All amounts in the lockbox account are swept into the lender-controlled cash

127 WEST 25TH STREET

management account on a daily basis.  On each business day that no cash sweep (as described under “Escrows” above) is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to a borrower operating account.  During such time that a cash sweep is in effect, any amount in in the lender-controlled cash management account will be cash collateral for the 127 West 25th Street Loan.

■
Property Management.  The 127 West 25th Street Property is self managed by the borrower.  The lender has the right to require the borrower to cease self-managing the 127 West 25th Street Property (or remove any existing manager, if applicable) and (in either case) appoint a replacement manager acceptable to the lender in the lender’s discretion, on terms and conditions satisfactory to the lender and the applicable rating agencies if (i) the 127 West 25th Street Property fails to maintain a debt yield of at least 8.4%, (ii) an event of default is continuing, (iii) any existing manager is in default under a management agreement, (iv) upon the gross negligence, malfeasance or willful misconduct of a manager or (v) the BRC Lease terminates.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts in an amount equal to the full replacement cost of the 127 West 25th Street Property; provided that such coverage is available.  In the event that such coverage is not included as part of the “all risk” property policy, borrower is required to obtain coverage for terrorism (as standalone coverage) in an amount equal to the full replacement cost of the 127 West 25th Street Property plus the rental loss and/or business interruption coverage required under the loan documents; provided that such coverage is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

RADISSON BLOOMINGTON

RADISSON BLOOMINGTON

Radisson Bloomington
1700 East American Boulevard
Bloomington, MN 55425
Minneapolis
Edina
Richfield
Bloomington
Eagan
Lilydale
Mendota Heights
Mall Of America
Minneapolis-Saint Paul International Airport
Fort Snelling National Cemetery
Southtown Center
Galleria Edina
Long Meadow Lake
Lake Nokomis
Diamond Lake
College Of St Catherine-st Paul
St Mary's Cemetery
Veteran's Memorial Park
Acacia Park Cemetery
Normandale Community College
W 77TH ST
W 82ND ST
W 90TH ST
W 98TH ST
E 66TH ST
E 46TH ST
FORD PKY
DIFFLEY RD
LONE OAK RD
Saint Paul
CARTIFACT

RADISSON BLOOMINGTON

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Bloomington, Minnesota	Cut-off Date Principal Balance	$44,946,246
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$111,529.15
Size (Rooms)	403	Percentage of Initial Pool Balance	3.7%
Total TTM Occupancy as of 12/31/2012	79.4%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 12/31/2012	79.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	2004 / 2010	Mortgage Rate	4.4900%
Appraised Value	$65,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$22,780,942
Underwritten Expenses	$16,365,694	Escrows
Underwritten Net Operating Income (NOI)	$6,415,248
Underwritten Net Cash Flow (NCF)	$5,504,011	Upfront	Monthly
Cut-off Date LTV Ratio	69.1%	Taxes	$650,000	$127,000
Maturity Date LTV Ratio	63.3%	Insurance	$0	$18,900
DSCR Based on Underwritten NOI / NCF	2.35x / 2.01x	FF&E	$0	$79,182
Debt Yield Based on Underwritten NOI / NCF	14.3% / 12.2%	Other(1)	$147,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$45,000,000	100.0%	Loan Payoff	$34,117,035	75.8%
Principal Equity Distribution	8,999,644	20.0
Closing Costs	1,086,321	2.4
Reserves	797,000	1.8

Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

(1)	Other upfront reserve represents a deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “Radisson Bloomington Loan”) is evidenced by a note in the original principal amount of $45,000,000 and is secured by a first mortgage encumbering a 403-room hotel located in Bloomington, Minnesota (the “Radisson Bloomington Property”).  The Radisson Bloomington Loan was originated by Jefferies LoanCore LLC on February 8, 2013 and represents approximately 3.7% of the Initial Pool Balance.  The note evidencing the Radisson Bloomington Loan has an outstanding principal balance as of the Cut-off Date of $44,946,246 and an interest rate of 4.4900% per annum. The proceeds of the Radisson Bloomington Loan were used to refinance existing debt on the Radisson Bloomington Property.

The Radisson Bloomington Loan had an initial term of 60 months and has a remaining term of 59 months.  The Radisson Bloomington Loan requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in March 2018.  Voluntary prepayment of the Radisson Bloomington Loan is prohibited prior to the due date in December 2017.  Defeasance with direct, non-callable AAA-rated obligations of, or that are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Radisson Bloomington Property is a 403-room, full service hotel located in Bloomington, Minnesota.  The Radisson Blooming Property was constructed in 2004 and renovated in 2010. Connected to the Radisson Bloomington Property (and part of the collateral) is the 76,779 SF Water Park of America, one of the largest indoor water parks in the nation and a major driver of demand at the hotel.  The Water Park of America, operating for approximately 245 days per year, has experienced more than 6% of compound annual revenue growth from 2008 through 2012.  The Radisson Bloomington Property also features four food and beverage outlets, 3,277 SF of meeting space, a 5,800 SF arcade and an on-site fitness center and spa.  The borrower’s cost basis in the asset is approximately $52.8 million, inclusive of $3.7 million of capital expenditures completed since 2010.

RADISSON BLOOMINGTON

The following table presents certain information relating to the 2012 demand analysis based on market segmentation with respect to the Radisson Bloomington Property, as provided in a market report for the Radisson Bloomington Property:

2012 Accommodated Room Night Demand(1)
Property	Transient	Group	Contract
Radisson Bloomington	87.6%	12.4%	0.0%

(1)	Source: December 2012 travel research report.

The following table presents certain information relating to the 2012 penetration rates relating to the Radisson Bloomington Property, as provided in a market report for the Radisson Bloomington Property:

2012 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Radisson Bloomington	113.8%	103.5%	117.8%

(1)	Source: December 2012 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Radisson Bloomington Property:

Radisson Bloomington(1)
	2011	2012	UW
Occupancy(2)	77.8%	79.4%	78.0%
ADR	$105.59	$109.36	$110.00
RevPar	$82.17	$86.81	$85.80

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

■
Operating History and Underwritten Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Radisson Bloomington Property:

Cash Flow Analysis(1)
	2011	2012	Underwritten	Underwritten $ per Room
Room Revenue	$12,086,575	$12,803,915	$12,620,751	$31,317
Food & Beverage Revenue	4,431,103	4,404,815	4,316,225	10,710
Other Revenue(2)	5,987,588	5,870,629	5,728,582	14,215
Other Income(3)	277,275	120,852	115,384	286
Total Revenue	$22,782,541	$23,200,211	$22,780,942	$56,528

Room Expense	$3,208,208	$3,301,064	$3,253,841	$8,074
Food & Beverage Expense	3,144,932	3,007,596	2,947,107	7,313
Other Expense(4)	2,831,818	2,962,252	2,811,222	6,976
Total Departmental Expense	$9,184,958	$9,270,912	$9,012,171	$22,363
Total Undistributed Expense	4,419,167	4,419,896	4,340,021	10,769
Total Fixed Charges	2,247,227	2,861,556	3,013,502	7,478
Total Operating Expenses	$15,851,352	$16,552,364	$16,365,694	$40,610

Net Operating Income	$6,931,189	$6,647,847	$6,415,248	$15,919
FF&E(5)	863,594	948,712	911,238	2,261
Net Cash Flow	$6,067,595	$5,699,135	$5,504,011	$13,658

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other revenue includes water park income, arcade income and spa income.
(3)	Other income includes gift shop income, vending income and pay television income.
(4)	Other expense includes water park expense, arcade expense and spa expense.
(5)	FF&E is based on historical capital expenditures at the Radisson Bloomington Property.

■	Appraisal. According to the appraisal, the Radisson Bloomington Property had an “as is” appraised value of $65,000,000 as of an effective date of January 1, 2013.

RADISSON BLOOMINGTON

■	Environmental Matters. According to the Phase I environmental report, dated January 14, 2013 there are no recommendations for further action or investigation at the Radisson Bloomington Property.

■
Market Overview and Competition.  The Radisson Bloomington Property is located in Bloomington, Minnesota, outside of Minneapolis. The Radisson Bloomington Property is located immediately northwest of the Mall of America, which attracts over 40 million visitors annually and is among the most visited shopping malls in the world, and southwest of the Minneapolis – St. Paul International Airport.  According to the Bloomington Convention and Visitors Bureau, the Bloomington tract consists of 37 hotel properties.

The following table presents certain information relating to the competitive set for the Radisson Bloomington Property:

Property	Number of Rooms	Year Built	2012 Occupancy	2012 ADR	2012 RevPAR
Radisson Bloomington	403	2004	79.4%	$109.36	$86.81
Crowne Plaza MSP Airport Mall of America	430	1981	75.0%	$90.00	$67.50
Hilton Minneapolis St. Paul Airport	300	1987	80.0%	$125.00	$100.00
Marriott Minneapolis Airport	472	1971	72.0%	$110.00	$79.20
Embassy Suites Minneapolis Airport	310	1984	74.9%	$140.00	$104.89
Courtyard Minneapolis	203	1997	78.0%	$105.00	$81.90
Country Inn & Suites Bloomington	233	1993	72.0%	$100.00	$72.00

Source: Appraisal.

■
The Borrower.  The borrower is WSI (I) - RWP, LLC, a single-purpose, single-asset entity.  The borrower is a recycled entity that delivered a recycled SPE certificate at closing.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Radisson Bloomington Loan.  The borrower of the Radisson Bloomington Loan is indirectly owned by WS Investors - I, L.L.C., a joint venture between Wheelock WB Member I LLC and Baupost Member, which serves as the non-recourse carveout guarantor of the Radisson Bloomington Loan.

■
Escrows. At origination, the borrower funded an escrow reserve in the amount of $650,000 in respect of taxes and an escrow reserve in the amount of $147,000 in respect of required repairs, $117,000 of which is allocated to upgrading the arcade.  On each due date, the borrower is required to fund (i) the tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period and (ii) a reserve for furniture, fixtures and equipment in an amount equal to 4% of the borrower’s monthly gross revenue of the Radisson Bloomington Property.

■
Lockbox and Cash Management.  The Radisson Bloomington Loan requires a hard lockbox.  All credit card receivables, all cash revenues and all other money received by the borrower or the property manager with respect to the Radisson Bloomington Property are required to be deposited into an account established by the borrower and subject to an account control agreement in favor of the lender, pursuant to which the lender has the right to control the disbursement of funds from such account upon a cash management period.  Prior to a cash management period, funds in such account are to be disbursed to borrower’s operating account to be applied in accordance with the hotel management agreement.  Subject to the terms of the hotel management agreement, the property manager is required to pay all costs and expenses incurred in connection with the operation of the Radisson Bloomington Property and all other amounts required or permitted to be paid by the property manager in the performance of its duties and obligations with respect to the Radisson Bloomington Property (including all management fees payable to the property manager).  Upon the occurrence of a cash management period, (i) all amounts in the lockbox account will be swept on a daily basis to a lender-controlled cash management account and used to make payments for approved operating expenses, to pay debt service on the Radisson Bloomington Loan, to fund required monthly escrows for real estate taxes, insurance, and capital and FF&E expenditures and (ii) any excess funds will be held by the lender as cash collateral for the Radisson Bloomington Loan.

■
Property Management.  The Radisson Bloomington Property is currently managed by Davidson Hotel Company LLC a third-party property manager, pursuant to a hotel management agreement.  Under the loan documents, the Radisson Bloomington Property may be managed by Davidson Hotel Company LLC or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received, except that certain preapproved qualifying managers do not require a Rating Agency Confirmation.  The lender may require the borrower to replace the property manager (i) if an event of default is continuing under the loan

RADISSON BLOOMINGTON

documents, (ii) if there is a material default by the property manager under the management agreement (beyond applicable notice and cure periods), or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager.

■
Franchise Agreement.  The Radisson Bloomington Property is operated under a franchise agreement with Radisson Hotels International, Inc.  At closing, Radisson Hotels International, Inc. delivered a comfort letter pursuant to which Radisson Hotels International, Inc. agreed that in the event lender takes possession of the Radisson Bloomington Property following an exercise of rights under the Radisson Bloomington Loan, that the lender will be permitted to replace the borrower under the franchise agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Radisson Bloomington Property, plus eighteen (18) months of business interruption coverage.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Radisson Bloomington Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

RADISSON BLOOMINGTON

RESIDENCE INN BOSTON HARBOR

Residence Inn Boston Harbor
34-44 Charles River Avenue
Charlestown, MA 02129
Charlestown
Bunker Hill Community College
Cambridge
East Cambridge
Cambridgeside Galleria
Museum of Science
TD Garden
West End
North End
North Station District
Government Center District
Massachusetts General Hospital
Massachusetts Institute of Technology
Longfellow Bridge
Beacon Hill
Massachusetts State House
Boston City Hall
Marketplace Center
New England Aquarium
Financial District
Charles River
Boston
Boston Common
Boston Harbor
Leather District
Seaport District
South Station/ Fort Point District
Back Bay
Bay Village
Chinatown
Massachusetts Turnpike
Hynes Convention Center
The Shops at Prudential Center
Copley Center
South End
Boston Convention Center
South Boston
Northeastern University
Sumner Tunnel
Callahan Tunnel
CARTIFACT

RESIDENCE INN BOSTON HARBOR

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Boston, Massachusetts	Cut-off Date Principal Balance		$43,500,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$258,928.57
Size (Rooms)	168	Percentage of Initial Pool Balance		3.6%
Total TTM Occupancy as of 12/31/2012	84.2%	Number of Related Mortgage Loans		Group 2
Owned TTM Occupancy as of 12/31/2012	84.2%	Type of Security		Leasehold
Year Built / Latest Renovation	2003 / 2009, 2012	Mortgage Rate		4.3100%
Appraised Value	$66,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
Underwritten Revenues	$11,671,556	Original Interest-Only Period (Months)		24
Underwritten Expenses	$6,458,584
Underwritten Net Operating Income (NOI)	$5,212,972	Escrows
Underwritten Net Cash Flow (NCF)	$4,746,110		Upfront	Monthly
Cut-off Date LTV Ratio	65.7%	Taxes	$162,292	$56,802
Maturity Date LTV Ratio(1)	52.9%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.02x / 1.84x	FF&E	$0	$38,905
Debt Yield Based on Underwritten NOI / NCF	12.0% / 10.9%	Other(2)	$34,375	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$43,500,000	99.9%	Loan Payoff	$42,757,074	98.2%
Other Sources	45,000	0.1	Closing Costs	386,683	0.9
			Principal Equity Distribution	204,577	0.5
			Reserves	196,667	0.5

Total Sources	$43,545,000	100.0%	Total Uses	$43,545,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $69,900,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 55.8%.  See “—Appraisal” below.

(2)	Other reserve represents a deferred maintenance reserve ($34,375).

■
The Mortgage Loan.  The mortgage loan (the “Residence Inn Boston Harbor Loan”) is evidenced by a note in the principal amount of $43,500,000 and is secured by a first mortgage encumbering the leasehold interest in a hotel located in Boston, Massachusetts (the “Residence Inn Boston Harbor Property”).  The Residence Inn Boston Harbor Loan was originated on February 5, 2013 by Citigroup Global Markets Realty Corp. and represents approximately 3.6% of the Initial Pool Balance.  The note evidencing the Residence Inn Boston Harbor Loan has an outstanding principal balance of as of the Cut-off Date of $43,500,000 and has an interest rate of 4.3100% per annum.  The proceeds of the Residence Inn Boston Harbor Loan were used to set up reserves and other costs in connection with establishing the leasehold interest of the Residence Inn Boston Property.

The Residence Inn Boston Harbor Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, requires interest-only payments for the first 24 payments following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The Residence Inn Boston Harbor Loan matures on March 1, 2023.  Voluntary prepayment of the Residence Inn Boston Harbor Loan is prohibited prior to December 1, 2022.  Defeasance of the Residence Inn Boston Harbor loan with direct, non-callable obligations, that are either the direct obligations of, or are fully guaranteed by, the U.S. government is permitted at any time after the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Residence Inn Boston Harbor Property is a 168-room, extended-stay hotel located on the waterfront in Boston, Massachusetts that was constructed in 2003 and renovated in 2009 and 2012.  The Residence Inn Boston Harbor Property features an approximately 450 SF meeting room, an indoor swimming pool and whirlpool, a fitness center, a business center, a convenience kiosk, a guest laundry room, complimentary breakfast and complimentary high speed wireless Internet access and an underground garage.

RESIDENCE INN BOSTON HARBOR

The following table presents certain information relating to the room mix at Residence Inn Boston Harbor Property:

Room Type	Number of Rooms	Average Room Size (SF)	Room Features
Studios	60	356	Queen bed, sofa bed, living/sitting area
One-Bedroom Suites	100	535	Queen bed, sofa bed, separate living room
Two-Bedroom Suites	8	800	Queen bed, sofa bed, separate living room, two bathrooms
Total / Wtd. Avg.	168	484

Source: Appraisal; Hotel Website.

■
Ground Lease.  The borrower is the ground lessee under a ground lease with an affiliate of the borrower covering the Residence Inn Boston Harbor Property.  The ground lease is not subordinated to any fee mortgage. thus it cannot be terminated by a fee mortgagee pursuant to a foreclosure of a fee mortgage. The ground lease contains customary leasehold mortgagee protections. The ground lease has been structured such that the transferability of the leasehold interest of the ground lessee to a leasehold mortgagee as part of a foreclosure, deed-in-lieu and the first transfer by the lender following foreclosure can be made without any ground lessor consent.  Furthermore, the ground lessor has provided a ground lease estoppel to leasehold mortgagee which reduces certain of the ground lessor’s approval rights under the ground lease at any time that the ground lessor and ground lessee are affiliated as well as during the period of the lender’s ownership of the leasehold following a foreclosure including the ability to change manager or franchisor (although such ground lessor approval rights would be reinstated after the lender’s sale of the leasehold to a third party).

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Waterfront License.  The Residence Inn Boston Harbor Property is subject to a license from the Commonwealth of Massachusetts, Department of Environmental Protection to operate a hotel on the Boston Harbor Waterfront held by ground lessor, an affiliate of the borrower.  The license may be revoked or rendered void only for non-compliance with the terms thereof, including non-permitted use or alterations thereunder.  A hotel is a permitted use under the license.

RESIDENCE INN BOSTON HARBOR

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Residence Inn Boston Harbor Property.

Cash Flow Analysis

	2010	2011	2012	Underwritten	Underwritten $ per Room
Room Revenue	$9,402,096	$10,211,017	$11,214,806	$11,124,693	$66,218
Food & Beverage Revenue	0	0	0	0	0
Other Revenue	577,125	601,859	595,512	546,863	3,255
Total Revenue	$9,979,221	$10,812,876	$11,810,318	$11,671,556	$69,474

Room Expense	$1,813,925	$1,853,430	$1,972,542	$1,885,444	$11,223
Food & Beverage Expense	0	0	0	0	0
Other Expense	266,324	275,533	254,539	244,355	1,454
Total Departmental Expense	$2,080,249	$2,128,963	$2,227,081	$2,129,799	$12,677
Total Undistributed Expense	3,023,074	3,260,077	3,253,798	3,243,119	19,304
Total Fixed Charges	701,313	706,006	733,000	1,085,666	6,462
Total Operating Expenses	$5,804,636	$6,095,046	$6,213,879	$6,458,584	$38,444

Net Operating Income	$4,174,585	$4,717,830	$5,596,439	$5,212,972	$31,030
FF&E	340,296	414,900	469,740	466,862	2,779
Net Cash Flow	$3,834,289	$4,302,930	$5,126,699	$4,746,110	$28,251

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Appraisal.  According to the appraisal, the Residence Inn Boston Harbor Property had an “as-is” appraised value of $66,200,000 as of an effective date of January 8, 2013 and is expected to have an “as stabilized” appraised value of $69,900,000 as of an effective date of January 1, 2015.

■	Environmental Matters. According to the Phase I environmental report, dated January 16, 2013, there are no recommendations for further action at the Residence Inn Boston Harbor Property.

■
Market Overview and Competition.  The Residence Inn Boston Harbor Property represents an extended-stay hotel located at 34-44 Charles River Avenue on the waterfront directly across the Boston Harbor from the city’s financial district.  The Residence Inn Boston Harbor Property is situated immediately adjacent to Boston’s Charles River Bridge, providing visibility and access within the downtown Boston market.  The Residence Inn Boston Harbor Property is accessible by a network of highways serving the Boston area including both U.S. Highway 1 and Interstate 93 with connections to Interstate 95 and the Massachusetts Turnpike.

Commercial and residential uses predominate the surrounding neighborhood, which features a variety of office buildings, condominiums and historical venues.  The Residence Inn Boston Harbor Property is proximate to a number of other lodging demand generators located in the area, such as the Freedom Trail, the Bunker Hill Monument, the U.S.S. Constitution, the Spaulding Rehabilitation Hospital, and several restaurants.

According to the appraisal, Boston Logan International Airport accommodated roughly 24.9 million travelers in 2012.  Boston offers numerous museums, a planetarium, an aquarium and a variety of historic attractions.  Some key attractions in downtown Boston include Faneuil Hall, Quincy Market, the New England Aquarium, Beacon Hill, Newbury Street, and Boston Common.

RESIDENCE INN BOSTON HARBOR

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Residence Inn Boston Harbor Property and its competitive set, as provided in a market report for the Residence Inn Boston Harbor Property:

Historical Statistics(1)
	Residence Inn Boston Harbor		Competitive Set		Penetration
	2011	2012	2011	2012	2011	2012
Occupancy(2)	83.7%	84.2%	80.7%	81.3%	103.7%	104.2%
ADR	$195.54	$216.64	$196.85	$211.68	99.4%	102.0%
RevPAR	$163.61	$182.39	$158.76	$171.99	103.1%	105.5%

(1)	As per December 2012 travel research report.
(2)	Reflects average for indicated year.

The following table presents certain information relating to the demand analysis based on market segmentation with respect to the Residence Inn Boston Harbor Property and its competitive set, as provided in the appraisal for the Residence Inn Boston Harbor Property:

Residence Inn Boston Harbor Competitive Set
Property	Number of Rooms	Year Built	Meeting and Group Penetration	Leisure Penetration	Commercial Penetration
Residence Inn Boston Harbor	168	2003	47%	112%	130%
Holiday Inn Beacon Hill	304	1968 / 2007 / 2012	104%	87%	112%
Omni Parker House	551	1855 / 2009	87%	112%	104%
Royal Sonesta	400	1962	97%	51%	105%
Millennium Bostonian	201	NAP / 2009	185%	185%	73%
Hilton Financial District	362	1999 / 2006	178%	178%	88%

Source: Appraisal

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The Borrower.  The borrower is Tudor Wharf Hotel Tenant LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Boston Harbor Loan. The sole member of the borrower is Tudor Wharf Hotel Tenant Holding LLC whose sole member is Tudor Wharf Hotel LLC.  The managers of Tudor Wharf Hotel LLC are Richard M. Kelleher, James R. Dina and Warren Q. Fields.  The non-recourse carve-out guarantor is Pyramid Advisors Limited Partnership.

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of $162,292 in respect of certain tax expenses and $34,375 in respect of certain deferred maintenance.  On each monthly payment date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve requirements), and (ii) a reserve for FF&E and other capital improvements in an amount equal to the greater of (x) the amount required by the franchisor pursuant to the franchise agreement and (y) 4% of the operating income (plus gross rents) for the Residence Inn Boston Harbor Property for the preceding month.  Promptly following the date that any property improvement plan other than a property improvement plan pursuant to a replacement franchise agreement is imposed by the franchisor, an amount reasonably determined by the lender (minus any amounts on deposit in the reserve for property improvement plans and the FF&E and capital reserve), and promptly following the date that any property improvement plan pursuant to any replacement franchise agreement is imposed by the franchisor, an amount equal to the positive difference, if any, between (x) one hundred twenty-five percent (125%) of the sum required to pay for such new property improvement plan and (y) the amounts on deposit in the aggregate in the reserve for property improvement plans and the FF&E and capital reserve.  During the existence of a Residence Inn Boston Harbor Trigger Period, on each due date occurring in the months of March through November of each calendar year, the borrower is required to deposit into a seasonality reserve, an amount equal to the sum remaining in the cash management account after funding of each required reserve and payment of debt service for such month until an amount equal to 110% of the amount required to cover the December through February shortfalls is accumulated.  During the existence of a Residence Inn Boston Harbor Trigger Period, the borrower shall make an initial deposit of an amount equal to two months of base rent then

RESIDENCE INN BOSTON HARBOR

payable under the ground lease.  The borrower will be required to deposit with the lender a cash reserve (the “NStar Reserve”) in the amount of any judgment, court order, arbitration award, settlement or other similar decision imposed upon or against the borrower or any affiliate of the borrower (including ground lessor) to pay any amount in excess of $250,000 in connection with the a dispute with the electric utility company at the Residence Inn Boston Harbor, unless paid by the borrower or its affiliate in full within thirty (30) days after such judgment, arbitration award, settlement or similar decision is rendered.  Such deposit shall be held by the lender until the borrower provides evidence reasonably acceptable to the lender that (i) any judgment has been paid in accordance with its terms or (ii) any such judgment has been released or overturned by a court of competent jurisdiction in a final non-appealable order.

A “Residence Inn Boston Harbor Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x, and (iii) the occurrence of a Franchise Event Trigger Period; and (B) expiring upon (x) in the case of clause (i) above, the cure of such event of default, (y) in the case of clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, and (z) in the case of clause (iii) above, a Franchise Event Trigger Period ceasing to exist in accordance with the loan documents.

A “Franchise Event Trigger Period” shall mean a period (A) commencing upon the first to occur of (i) any default by the borrower under the applicable franchise agreement beyond applicable notice and cure periods, (ii) the borrower or the franchisor giving written notice that it is terminating the franchise agreement, and (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) prior to its scheduled expiration and/or the franchise agreement failing to otherwise be in full force and effect prior to its scheduled expiration and (B) ending upon satisfaction of all applicable Franchise Event Cure Conditions.

A “Franchise Event Cure Conditions” shall mean each of the following, as applicable (i) the borrower has cured all defaults by borrower under the franchise agreement giving rise to the Franchise Event Trigger Period, (ii) the franchisor has revoked or rescinded all termination or cancellation notices with respect to the franchise agreement and has re-affirmed the franchise agreement as being in full force and effect, (iii) prior to the scheduled expiration of any applicable bankruptcy or insolvency proceedings involving the franchisor and/or the franchise agreement, the franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the franchise agreement pursuant to final, nonappealable order of a court of competent jurisdiction, and (vi) with regards to any termination or cancellation of the franchise agreement, the borrower entering into a replacement franchise agreement and delivery to the lender of a comfort letter from any franchisor under such replacement franchise agreement on such franchisor’s standard form with such changes thereto as may be mutually agreed upon by such franchisor, the lender and the borrower.

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Lockbox and Cash Management.  The Residence Inn Boston Harbor Loan is structured with a hard lockbox.  The borrower is required to cause all gross revenues to be directly deposited into a clearing account under the sole dominion and control of the lender.  The funds in the lockbox are swept on a daily basis (x) for so long as no Residence Inn Boston Harbor Trigger Period is continuing into borrower’s operating account and (y) upon the occurrence and during the continuance of a Residence Inn Boston Harbor Trigger Period, into an eligible cash management account controlled by the lender and disbursed on each monthly payment date to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Residence Inn Boston Harbor Loan, the lender may apply any funds in such cash management account to amounts payable under the Residence Inn Boston Harbor Loan and/or toward the payment of expenses of the Residence Inn Boston Harbor Property, in such order of priority as the lender may determine.

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Property Management.  The Residence Inn Boston Harbor Property is currently managed by Pyramid Tudor Wharf Hotel LLC, an affiliate of the borrower.  Under the loan documents, Pyramid Tudor Wharf Hotel LLC cannot be replaced by the borrower as manager, except with a management company meeting certain criteria specified in the loan documents.  The lender may replace Pyramid Tudor Wharf Hotel LLC as manager if there is a material default by Pyramid Tudor Wharf Hotel LLC under the management agreement, if Pyramid Tudor Wharf Hotel LLC files a bankruptcy petition or a similar event occurs, or during an event of default under the Residence Inn Boston Harbor Loan.

RESIDENCE INN BOSTON HARBOR

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Residence Inn Boston Harbor Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses (on an actual loss sustained basis) from the Residence Inn Boston Harbor Property for a period continuing until the earlier of (x) eighteen (18) months or (y) restoration of the Residence Inn Boston Harbor Property has been completed.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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NStar Dispute.  The ground lessor, an affiliate of the borrower, is currently in ongoing litigation with the electric utility company serving the Residence Inn Boston Harbor Property arising from a disputed amount of approximately $693,663 in electricity charges allegedly under-billed by the utility provider over the course of approximately seven years, ending in 2009.  If the borrower or any affiliate of borrower has to pay any amount in excess of $250,000 in connection with such dispute, the borrower shall be required to deposit the NStar Reserve with the lender.

677 ALA MOANA BOULEVARD

677 ALA MOANA BOULEVARD

677 Ala Moana Boulevard
677 Ala Moana Boulevard
Honolulu, HI 96813
Honolulu
PACIFIC OCEAN
Mamala Bay
Keehi Lagoon
HONOLULU INTERNATIONAL AIRPORT
FORT SHAFTER
KALIHI PALAMA
LILIHA-KAPALAMA
NUUANU-PUNCHBOWL
MAKIKI-LOWER PUNCHBOWL -TANTALU
ALA MOANA -KAKAAKO
WAIKIKI BEACH
WAIKIKI
KAIMUKI
H201
78
63
61
64
92
H1
ALA MOANA BLVD
KAPI'OLANI BLVD
Ala Moana Center
Ward Gateway Center
Hawaii Convention Center
Neal S Blaisdell Center
Queens Medical Center
Regal Dole Cannery
Honolulu Community College
Aloha Tower Marketplace
U.S. Coast Guard Base
University of Hawaii at Manoa
Chaminade University
International Marketplace
Waikiki Aquarium
OAHU
PACIFIC OCEAN
CARTIFACT

677 ALA MOANA BOULEVARD

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		AMF I
Location (City/State)	Honolulu, Hawaii	Cut-off Date Principal Balance		$41,440,000
Property Type	Office	Cut-off Date Principal Balance per SF		$141.43
Size (SF)	293,013	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 2/1/2013	82.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/1/2013	82.1%	Type of Security		Leasehold
Year Built / Latest Renovation	1965-1971 / 2004-2005	Mortgage Rate		4.1750%
Appraised Value	$60,200,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
Underwritten Revenues	$10,330,228
Underwritten Expenses	$5,934,460	Escrows
Underwritten Net Operating Income (NOI)	$4,395,768		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,110,921	Taxes(2)	$263,142	$93,970
Cut-off Date LTV Ratio	68.8%	Insurance	$270,421	$37,534
Maturity Date LTV Ratio(1)	50.0%	Replacement Reserves	$0	$5,570
DSCR Based on Underwritten NOI / NCF	1.81x / 1.70x	TI/LC	$375,000	$24,418
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.9%	Other(3)	$14,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$41,440,000	76.0%	Loan Payoff(4)	$38,635,671	70.8%
Principal’s New Cash Contribution	13,097,835	24.0	Reserves	14,908,563	27.3
			Closing Costs	993,601	1.8

Total Sources	$54,537,835	100.0%	Total Uses	$54,537,835	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $77,000,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 64.0%. See “—Appraisal” below.

(2)	Upfront and ongoing reserves include ground rent reserve.
(3)	Other reserve represents a property renovation reserve.
(4)	Includes buyout of a former partner’s ownership interest for $6,198,071.

■
The Mortgage Loan. The mortgage loan (the “677 Ala Moana Loan”) is secured by a first mortgage encumbering a leasehold interest in an office building located in Honolulu, Hawaii (the “677 Ala Moana Property”).  The 677 Ala Moana Loan has an outstanding principal balance as of the Cut-off Date of $41,440,000 and represents approximately 3.4% of the Initial Pool Balance. The 677 Ala Moana Loan was originated on March 20, 2013 by Archetype Mortgage Capital LLC, and was subsequently purchased by Archetype Mortgage Funding I LLC.  The 677 Ala Moana Loan had an original principal balance of $41,440,000 and an interest rate of 4.1750% per annum.  The proceeds of the 677 Ala Moana Loan were used to refinance existing debt secured by a lien on the 677 Ala Moana Property and to buy-out a former partner’s ownership interest.

The 677 Ala Moana Loan had an initial term of 60 months and has a remaining term of 60 months. The 677 Ala Moana Loan requires payments of interest only for the initial 12 months and then payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date is the due date in April 2018. Voluntary prepayment of the 677 Ala Moana Loan is prohibited prior to January 1, 2018. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property. The 677 Ala Moana Property is an approximately 293,013 SF office building located in Honolulu, Hawaii with an attached eight story parking garage containing 517 spaces.  The 677 Ala Moana Property is leased to 41 tenants including American Savings Bank, University Clinical Education and Cancer Research Center of Hawaii.  The 677 Ala Moana Property faces onto Ala Moana Boulevard and is bordered by Keawe, Coral and Ilalo Streets.  The 677 Ala Moana Property was constructed from 1965 to 1971 and was partially renovated between 2004 and 2005. As of February 1, 2013, the Total Occupancy was 82.1%.

677 ALA MOANA BOULEVARD

The following table presents certain information relating to the tenants at the 677 Ala Moana Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
American Savings Bank(2)	NR / A3 / BBB	49,568	16.9%	$769,708	16.7%	$15.53	7/31/2015	2, 5-year options
University Clinical Education(3)	NR / NR / NR	35,049	12.0	655,184	14.3	18.69	12/31/2019	NA
Cancer Research Center of HI	NR / NR / NR	28,850	9.8	523,041	11.4	18.13	8/17/2015	2, 5-year options
GSA / USGS(4)	AAA / Aaa / AA+	14,710	5.0	431,055	9.4	29.30	4/14/2016	NA
John Mullen	NR / NR / NR	17,907	6.1	284,904	6.2	15.91	4/30/2018	NA
Tissue Genesis	NR / NR / NR	11,391	3.9	241,441	5.3	21.20	5/31/2013	NA
Life Foundation	NR / NR / NR	10,168	3.5	149,145	3.2	14.67	9/29/2015	1, 5-year option
Pacific Housing	NR / NR / NR	7,967	2.7	144,178	3.1	18.10	6/30/2015	1, 3-year option
Guardian Life Insurance Co	AA+ / Aa2 / AA+	6,776	2.3	139,747	3.0	20.62	12/31/2016	NA
American Heart Association	NR / NR / NR	6,414	2.2	132,372	2.9	20.64	5/31/2016	1, 5-year option
Ten Largest Owned Tenants		188,800	64.4%	$3,470,775	75.5%	$18.38
Remaining Owned Tenants		51,739	17.7	1,125,129	24.5	21.75
Vacant		52,474	17.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		293,013	100.0%	$4,595,904	100.0%	$19.11

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	5,872 SF expires on 7/31/2013.
(3)	9,664 SF expires on 1/31/2021.
(4)	Tenant has the option to terminate its lease upon at least 180 days’ notice.

The following table presents the lease rollover schedule at the 677 Ala Moana Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(3)	0	0.0%	0.0%	$150	0.0%	$0.00	1
2013	17,190	5.9	5.9%	367,318	8.0	21.37	6
2014	6,960	2.4	8.2%	143,721	3.1	20.65	4
2015	110,619	37.8	46.0%	1,957,371	42.6	17.69	13
2016	38,480	13.1	59.1%	903,414	19.7	23.48	7
2017	0	0.0	59.1%	0	0.0	0.00	0
2018	22,238	7.6	66.7%	356,801	7.8	16.04	4
2019	38,738	13.2	79.9%	735,445	16.0	18.99	2
2020	0	0.0	79.9%	0	0.0	0.00	0
2021	2,285	0.8	80.7%	57,313	1.2	25.08	2
2022	1,428	0.5	81.2%	27,418	0.6	19.20	1
2023	0	0.0	81.2%	0	0.0	0.00	0
2024 & Thereafter(4)	2,601	0.9	82.1%	46,955	1.0	18.05	1
Vacant	52,474	17.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	293,013	100.0%		$4,595,904	100.0%	$19.11	41

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
5,872 SF of American Savings Bank’s space expires in 2013 and 9,664 SF of University Clinical Education’s space expires in 2021.  For purposes of this Lease Expiration Schedule, it is assumed that these spaces expire in 2015 and 2019, respectively.

(3)	Represents UPS drop box.
(4)	Represents property management office.

The following table presents certain information relating to historical leasing at the 677 Ala Moana Property:

Historical Leased %(1)
	2009	2010	2011	2012	As of 2/1/2013
Owned Space	94.8%	86.4%	82.8%	82.2%	82.1%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year or stated date.

677 ALA MOANA BOULEVARD

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 677 Ala Moana Property:

Cash Flow Analysis(1)

	2009	2010	2011	2012	Underwritten(1)	Underwritten $ per SF
Base Rent	$4,688,174	$4,491,387	$4,407,284	$4,453,702	$4,595,904	$15.68
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	927,532	3.17
Total Rent	$4,688,174	$4,491,387	$4,407,284	$4,453,702	$5,523,436	$18.85
Total Reimbursables	4,029,282	4,130,559	3,924,157	4,264,140	4,819,381	16.45
Parking Income	880,458	964,197	921,358	885,503	885,503	3.02
Other Income	121,191	44,468	34,037	29,440	29,440	0.10
Vacancy & Credit Loss	(789,865)	(118,757)	(169,116)	(24,621)	(927,532)	(3.17)
Effective Gross Income	$8,929,240	$9,511,854	$9,117,720	$9,608,164	$10,330,228	$35.26

Total Operating Expenses	$4,579,944	$4,759,731	$5,141,850	$5,174,392	$5,934,460	$20.25

Net Operating Income	$4,349,296	$4,752,123	$3,975,870	$4,433,772	$4,395,768	$15.00
TI/LC	0	0	0	0	218,013	0.74
Capital Expenditures	0	0	0	0	66,834	0.23
Net Cash Flow	$4,349,296	$4,752,123	$3,975,870	$4,433,772	$4,110,921	$14.03

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the presentation and are not considered for the underwritten cash flow.

■
Appraisal.  According to the appraisal, the 677 Ala Moana Property had an “as-is” appraised value of $60,200,000 as of an effective date of January 15, 2013 and an “as stabilized” appraised value of $77,000,000 as of an effective date of January 15, 2016, which assumes completion of planned renovations and stabilized occupancy.

■
Environmental Matters. According to the Phase I report, dated January 24, 2013, there are no recommendations for further actions other than developing an operations and maintenance plan to address any potential asbestos at the 677 Ala Moana Property.

■
Market Overview and Competition. The 677 Ala Moana Property is located in the Kakaako / Kapiolani / King submarket which is within the greater Oahu office market and 1.0 mile south of the Honolulu Central Business District. Per Colliers as of year-end 2012, the submarket totals 3,619,134 SF and its average vacancy rate decreased from a 2011 level of 10.1% to 9.4%, 4.0% less than the market’s overall average vacancy of 13.4%.

The following table presents certain information relating to certain lease comparables provided in the appraisal for the 677 Ala Moana Property:

Office Lease Comparables(1)
	Ward Court	Waterfront Plaza	One Kapiolani	Blackfield Building	Pacific Park Plaza	1601 Kapiolani Boulevard
SF (Suite)	450	1,300	692 & 1,791	Various	Various	7,381
Lease Start	Asking	Renewal	Current	Current	Asking	Asking
Rent Rate per SF	$19.80	$18.00	$16.68 & $18.24	$16.20-$18.00	$15.00	$18.60
Expense Basis	NNN	NNN	NNN	NNN	NNN	NNN

(1)	Source: Appraisal.

677 ALA MOANA BOULEVARD

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 677 Ala Moana Property:

Office Sales Comparables(1)
Property Name	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
One Kapiolani	January 2013	1972	44,231	$13,800,000	$312.00	94%
Gentry Pacific Design Center	August 2012	1925	140,000	$21,370,000	$152.64	71%
Newton Square	June 2012	1974	61,690	$15,250,000	$247.20	80%
Kaimuki Plaza	November 2010	1995	61,669	$20,800,000	$337.28	96%
Honolulu Federal Credit Union	October 2010	1990	130,647	$30,995,000	$237.24	98%
Pacific Guardian Tower	October 2009	1989	130,600	$37,895,600	$290.17	93%

(1)	Source: Appraisal.

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The Borrower.  The borrower is Ala Moana Property Owner LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 677 Ala Moana Loan. The borrower of the 677 Ala Moana Loan is sponsored by the Real Estate Development and Investment Company (the “Sponsor”). REDICO Properties LLC, an affiliate of the Sponsor, is the non-recourse carveout guarantor of the 677 Ala Moana Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $263,142 with respect to certain real estate tax expenses (which is inclusive of $121,586 with respect to certain ground lease expenses), $270,421 with respect to certain insurance expenses, $375,000 for tenant improvement and leasing costs and $14,000,000 for planned property renovations.  On each due date, the borrower is required to fund (i) a tax, ground rent and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes, ground rent and insurance premiums over the then succeeding twelve month period, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $24,418, and (iii) a capital expenditure reserve in an amount equal to $5,570.

Furthermore, during the continuance of a 677 Ala Moana Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance premiums and capital expenditures, be reserved and held as additional collateral for the 677 Ala Moana Loan.

A “677 Ala Moana Trigger Period” shall mean the period commencing upon the occurrence of a 677 Ala Moana Sweep Event and ending upon: (a) the 677 Ala Moana Loan having been repaid in full; (b) solely with regard to a 677 Ala Moana Trigger Period commencing due to clause (ii) of the definition of “677 Ala Moana Sweep Event”, and provided no other 677 Ala Moana Trigger Period then exists, the date on which the debt service coverage ratio for the then-trailing twelve-month period is 1.30x or greater for two consecutive calendar quarters; (c) solely with regard to a 677 Ala Moana Trigger Period commencing due to clauses (iii) or (iv) of the definition of “677 Ala Moana Sweep Event”, and provided no other 677 Ala Moana Trigger Period then exists, receipt of evidence that a satisfactory replacement tenant has executed a replacement lease for the entire space at the 677 Ala Moana Property currently occupied by American Savings Bank, and that such replacement tenant is in occupancy, open for business and paying full unabated rent under such replacement lease; (d) solely with regard to a 677 Ala Moana Trigger Period commencing due to clause (iv) of the definition of “677 Ala Moana Sweep Event”, and provided no other 677 Ala Moana Trigger Period then exists, the occurrence of any of the following with respect to American Savings Bank (1) receipt of evidence that American Savings Bank’s lease has been irrevocably assumed by American Savings Bank (or an acceptable subtenant) and American Savings Bank (or such approved subtenant) is in occupancy of 100% of the space demised under such lease and is paying full, unabated post-petition rent without offset or credit as evidenced by one or more acceptable estoppel letters or (2) the assignment to, and assumption by, an acceptable assignee of American Savings Bank’s Lease pursuant to a final court order issued in the applicable bankruptcy action, with such assignee occupying 100% of the space demised under American Savings Bank’s Lease and paying full, unabated post-petition rent without offset or credit as evidenced by one or more acceptable estoppel letters; or (e) solely with regard to a 677 Ala Moana Trigger Period commencing due to clauses (iii), (iv), (v) or (vi) of the definition of “677 Ala Moana Sweep Event”, and provided no other 677 Ala Moana Trigger Period then exists, the date on which the debt service coverage

677 ALA MOANA BOULEVARD

ratio for the then-trailing twelve-month period is 1.30x or greater for two consecutive calendar quarters (calculated excluding the rent and reimbursements due under American Savings Bank’s Lease).

A “677 Ala Moana Sweep Event” shall mean the occurrence of any of the following: (i) an event of default, (ii) the date on which the debt service coverage ratio for the then-trailing twelve month period is less than 1.20x, (iii) the date on which American Savings Bank vacates, surrenders or ceases to conduct its normal business operations at its demised premises or otherwise “goes dark” or notifies the borrower in writing that it intends to vacate, surrender or cease to conduct its normal business operations at its demised premises or otherwise “go dark” (unless as of the date of such occurrence, the 677 Ala Moana Sweep Event Prevention Condition is satisfied), (iv) the date on which American Savings Bank shall become insolvent or a debtor in any Bankruptcy Action (unless as of the date of such occurrence, the 677 Ala Moana Sweep Event Prevention Condition is satisfied), (v) a default by American Savings Bank under its lease beyond any applicable grace, notice or cure periods (unless as of the date of such occurrence, the 677 Ala Moana Sweep Event Prevention Condition is satisfied), or (vi) the date that is nine months prior to the scheduled expiration date of the lease for American Savings Bank (unless as of the date of such occurrence, the 677 Ala Moana Sweep Event Prevention Condition is satisfied).

A “677 Ala Moana Sweep Event Prevention Condition” shall be met when both of the following conditions are satisfied: (i) the debt service coverage ratio (calculated excluding the rent and reimbursements due under American Savings Bank’s lease), for the then-trailing twelve-month period is equal to or greater than 1.20x and (ii) the balance of tenant improvement and leasing commission reserve is equal to or greater than $600,000.

■
Lockbox and Cash Management.  The 677 Ala Moana Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that the borrower cause all cash revenues relating to the 677 Ala Moana Property and all other money received by the borrower or the property manager with respect to the 677 Ala Moana Property to be deposited into the cash management account or lockbox account within two business days of receipt.  All amounts in the lockbox account are swept to the lender-controlled cash management account each business day.  So long as neither an event of default under the 677 Ala Moana Loan nor a 677 Ala Moana Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account maintained by the borrower.  During the continuance of an event of default under the 677 Ala Moana Loan, the lender may apply any funds in the cash management account to amounts payable under the 677 Ala Moana Loan and/or toward the payment of expenses of the 677 Ala Moana Property, in such order of priority as the lender may determine.

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Property Management.  The 677 Ala Moana Property is currently managed by REDICO Management, Inc. and PM Realty Group, L.P. pursuant to management agreements.  Under the loan documents, the 677 Ala Moana Property may not be managed by any other party, other than another management company approved by the lender and with respect to which the Rating Agency Confirmation has been satisfied.  During the continuance of an event of default, during the continuance of a material default by the property manager under the management agreement beyond any applicable notice and cure period, or upon the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may terminate or require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the lender and with respect to which Rating Agency Confirmation has been received.

■
Ground Lease.  The collateral for the 677 Ala Moana Loan consists of a mortgage on the borrower’s leasehold interest in the 677 Ala Moana Property pursuant to a ground lease between the borrower and the Trustees of the Estate of Bernice Pauahi Bishop.  The ground lease was originally executed in 1969 and was amended simultaneous with the closing of the 677 Ala Moana Loan, resulting in the extension of the expiration of the ground lease from February 2039 to January 2079. At the maturity of the 677 Ala Moana Loan, there will be 61 years remaining on the ground lease.  The ground rent is paid semi-annually and currently totals $486,346 per year. Per the amended ground lease, the annual ground rent will increase to $559,297.90 in February 2014.  The ground lease requires the borrower to complete certain renovations to the 677 Ala Moana Property which have a budgeted cost of $14,000,000.  Per the amended ground lease, upon the earlier of the completion of the renovations or October 31, 2014, the rent payable under the ground lease will increase to a base rate of $808,082, plus the cumulative CPI increase over the period between the amended ground lease’s February 2013 execution date and the completion date of the renovations, plus a general excise tax of 4.5%. Thereafter, the

677 ALA MOANA BOULEVARD

ground rent remains unchanged until January 2019. After January 2019, the ground rent increases every five years by the greater of 3% or the annual rate of change of CPI throughout the applicable five year period. Commencing in March 2020, the borrower is obligated to maintain a capital expenditure reserve of not less than $100,000 per year on a rolling five year basis, subject to annual CPI adjustments. The borrower is required to spend reserved funds on capital improvements within each five-year period.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain terrorism insurance for Certified and Non-Certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 677 Ala Moana Property, plus 18 months of business interruption coverage.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 677 Ala Moana Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

PIN OAK PORTFOLIO – NORTH PARCEL

PIN OAK PORTFOLIO – NORTH PARCEL

Humble
GEORGE BUSH INTERCONTINENTAL HOUSTON AIRPORT
N. BELTWAY 8
Aldine
HARDY TOLL RD
Jersey Village
NORTHWEST FREEWAY
SAM HOUSTON TOLLWAY
KATY FREEWAY
CITYCENTRE
Memorial Hermann Medical Center
ENERGY CORRIDOR DISTRICT
Piney Point Village
DOWNTOWN HOUSTON
Houston
Southside Place
WESTPARK TOLLWAY
INSET
Houston Baptist University
Meyerland Plaza
Reliant Stadium
Rice University & Stadium
Univ of Houston
Forest Park Cemetery
SOUTH FWY
WILLIAM P HOBBY AIRPORT
S. BELTWAY 8
Pearland
6700 W Loop
6700 West Loop
Bellaire, TX 77401
Houston
4710 Bellaire
4710 Bellaire Boulevard
Bellaire, TX 77401
6750 W Loop
6750 West Loop
Bellaire, TX 77401
BELLAIRE BLVD
CARTIFACT

PIN OAK PORTFOLIO – NORTH PARCEL

Mortgaged Property Information				Mortgage Loan Information
Number of Mortgaged Properties	3		Loan Seller		CGMRC
Location (City/State)	Bellaire, Texas		Cut-off Date Principal Balance		$38,750,000
Property Type	Office			Cut-off Date Principal Balance per SF	$110.23
Size (SF)	351,527		Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 11/13/2012	93.7%		Number of Related Mortgage Loans		1
Owned Occupancy as of 11/13/2012	93.7%		Type of Security		Fee Simple
Year Built / Latest Renovation	1975 / NAP		Mortgage Rate		3.8000%
Appraised Value	$60,750,000		Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		NAP
				Original Interest Only Period (Months)	60
Underwritten Revenues	$8,265,952
Underwritten Expenses	$3,452,613			Escrows
Underwritten Net Operating Income (NOI)	$4,813,339			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,370,864		Taxes	$62,739	$62,739
Cut-off Date LTV Ratio	63.8%		Insurance	$58,167	$11,633
Maturity Date LTV Ratio	63.4%		Replacement Reserves	$1,000,000	$5,859
DSCR Based on Underwritten NOI / NCF	3.22x / 2.93x		TI/LC	$1,219,910	$0
Debt Yield Based on Underwritten NOI / NCF	12.4% / 11.3%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$38,750,000	59.4%	Purchase Price(1)	$59,615,385	91.4%
Principal’s New Cash Contribution	25,329,190	38.8	Other Uses	2,563,268	3.9
Other Sources	1,133,026	1.7	Reserves	2,340,816	3.6
			Closing Costs	692,748	1.1

Total Sources	$65,212,216	100.0%	Total Uses	$65,212,216	100.0%

(1)
The Pin Oak Portfolio – North Parcel Properties were purchased as part of a portfolio comprised of the Pin Oak Portfolio – North Parcel Properties and Pin Oak Portfolio – South Parcel Properties.  The purchase price of the portfolio was $78,650,000.  Purchase Price in the table above is the allocated purchase price of the Pin Oak Portfolio – North Parcel Properties based on the Cut-off Date Principal Balances of The Pin Oak Portfolio – North Parcel Loan and the Pin Oak Portfolio – South Loan.

(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $11,050,000 for the 4710 Bellaire Boulevard Property. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 63.8%. See “—Appraisal” below.

■
The Mortgage Loan.  The mortgage loan (the “Pin Oak Portfolio – North Parcel Loan”) is evidenced by three notes in the aggregate original principal amount of $38,750,000 and is secured by a first mortgage encumbering three office buildings located in Bellaire, Texas (the “Pin Oak Portfolio – North Parcel Properties”).  The Pin Oak Portfolio – North Parcel Loan was originated by Citigroup Global Markets Realty Corp. on December 20, 2012 and represents approximately 3.2% of the Initial Pool Balance.  The notes evidencing the Pin Oak Portfolio – North Parcel Loan had an aggregate outstanding principal balance as of the Cut-off Date of $38,750,000 and an interest rate of 3.8000% per annum.  The proceeds of the Pin Oak Portfolio – North Parcel Loan were used to acquire the Pin Oak Portfolio – North Parcel Properties.

The Pin Oak Portfolio – North Parcel Loan had an initial term of 60 months and has a remaining term of 57 months as of the Cut-off Date.  The Pin Oak Portfolio – North Parcel Loan requires payments of interest only during the term of the Pin Oak Portfolio – North Parcel Loan.  The scheduled maturity date is the due date in January 2018.  The borrower has the right to voluntarily prepay the loan in whole, and in part under certain circumstances (See “—Partial Release” below) provided that the borrower pays a prepayment premium equal to the greater of (x) a yield maintenance premium and (y) an amount equal to 1% of the principal amount being prepaid.  In addition, defeasance of the Pin Oak Portfolio – North Parcel Loan, either in full or in part, with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time after the second anniversary of the Closing Date. After October 6, 2017, the borrower may prepay the Pin Oak Portfolio – North Parcel Loan either in whole or in part without penalty.

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The Mortgaged Property. The Pin Oak Portfolio – North Parcel Properties are three office buildings totaling 351,527 SF located in the Bellaire submarket of Houston, Texas.  The Pin Oak Portfolio – North Parcel Properties are situated on a 10.5 acre site and share a two section parking garage containing a total of 1,108 spaces, representing a parking ratio of 3.15 per 1,000 SF.  As of November 13, 2012, the Total Occupancy of the Pin Oak Portfolio – North Parcel Properties was 93.7%.

PIN OAK PORTFOLIO – NORTH PARCEL

The following table presents certain information relating to the Pin Oak – North Parcel Properties:

Property Name	Property Type	Allocated Cut-off Date Loan Amount	City	State	Total GLA	Occupancy	Year Built / Renovated	UW NCF	UW NCF per SF
6750 West Loop South	Office	$23,116,200	Bellaire	TX	201,932	95.5%	1975 / NAP	$2,630,172	$13.03
6700 West Loop South	Office	10,277,800	Bellaire	TX	76,662	100.0%	1975 / NAP	1,029,133	13.42
4710 Bellaire Boulevard	Office	5,356,000	Bellaire	TX	72,933	82.2%	1975 / NAP	711,559	9.76
Total / Wtd Avg.		$38,750,000			351,527	93.7%		$4,370,864	$12.43

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Pin Oak – North Parcel Properties:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
UT Physicians	NR / NR / NR	26,669	7.6%	$792,869	10.0%	$29.73	3/31/2022	NA
Frost National Bank	NR / NR / NR	18,816	5.4	496,742	6.3	26.40	4/30/2014	2, 5-year options
Harden Healthcare Texas	NR / NR / NR	15,364	4.4	361,054	4.6	23.50	7/31/2016	1, 5-year option
McGovern Allergy Clinic	NR / NR / NR	13,635	3.9	334,058	4.2	24.50	5/31/2014	NA
Shale-Inland	NR / NR / NR	12,757	3.6	304,963	3.9	23.91	3/31/2015	NA
Memorial Hermann	NR / NR / NR	11,279	3.2	252,086	3.2	22.35	7/31/2016	2, 5-year options
Girling Healthcare	NR / NR / NR	10,531	3.0	231,682	2.9	22.00	7/31/2016	1, 5-year option
Alpert & Sermas	NR / NR / NR	7,705	2.2	211,579	2.7	27.46	9/30/2019	1, 5-year option
Gilbreth & Associates	NR / NR / NR	7,771	2.2	180,710	2.3	23.25	9/30/2016	1,2.5-year option
Lentz Engineering L.C.	NR / NR / NR	6,830	1.9	163,920	2.1	24.00	4/30/2014	NA
Total Tenants		131,357	37.4%	$3,329,663	42.1%	$25.35
Remaining Tenants		198,104	56.4	4,570,505	57.9	23.07
Vacant		22,066	6.3	0	0.0	0.00
Total / Wtd. Avg. All Tenants		351,527	100.0%	$7,900,168	100.0%	$23.98

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Pin Oak – North Parcel Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,873	0.5%	0.5%	$0	0.0%	$0.00	1
2013	58,681	16.7	17.2%	1,359,981	17.2	23.18	29
2014	68,475	19.5	36.7%	1,683,875	21.3	24.59	16
2015	53,994	15.4	52.1%	1,286,355	16.3	23.82	26
2016	65,547	18.6	70.7%	1,481,700	18.8	22.61	13
2017	15,172	4.3	75.0%	324,282	4.1	21.37	9
2018	9,178	2.6	77.6%	206,732	2.6	22.52	3
2019	16,133	4.6	82.2%	425,035	5.4	26.35	3
2020	10,668	3.0	85.3%	259,492	3.3	24.32	3
2021	0	0.0	85.3%	0	0.0	0.00	0
2022	29,740	8.5	93.7%	872,715	11.0	29.34	2
2023	0	0.0	93.7%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	93.7%	0	0.0	0.00	0
Vacant	22,066	6.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	351,527	100.0%		$7,900,168	100.0%	$23.98	105

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

PIN OAK PORTFOLIO – NORTH PARCEL

The following table presents certain information relating to historical leasing at the Pin Oak – North Parcel Properties:

Historical Leased %(1)
Property Name	2008	2009	2010	2011	As of 11/13/2012
6750 West Loop South	92.2%	91.9%	93.3%	93.1%	95.5%
6700 West Loop South	86.3%	58.9%	71.6%	86.7%	100.0%
4710 Bellaire Boulevard	91.7%	87.3%	83.9%	82.9%	82.2%
Total / Wtd. Avg.	90.8%	83.7%	86.6%	89.6%	93.7%

(1)	As provided by the borrower and represents average occupancy for the year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pin Oak – North Parcel Properties:

Cash Flow Analysis(1)

	2010	2011	TTM 9/30/2012	Underwritten	Underwritten $ per SF
Base Rent	$6,465,389	$6,850,300	$7,045,386	$7,900,168	$22.47
Contractual Rent Steps	0	0	0	90,849	0.26
Gross Up Vacancy	0	0	0	551,650	1.57
Total Rent	$6,465,389	$6,850,300	$7,045,386	$8,542,666	$24.30
Total Reimbursables	105,068	153,914	99,756	95,561	0.27
Other Income	470,461	543,421	577,213	644,544	1.83
Vacancy & Credit Loss	0	0	0	(1,016,820)	(2.89)
Effective Gross Income	$7,040,917	$7,547,635	$7,722,354	$8,265,952	$23.51

Total Operating Expenses	$3,260,080	$3,407,786	$3,251,820	$3,452,613	$9.82

Net Operating Income	$3,780,838	$4,139,849	$4,470,534	$4,813,339	$13.69
TI/LC	0	0	0	330,939	0.94
Capital Expenditures	0	0	0	111,535	0.32
Net Cash Flow	$3,780,838	$4,139,849	$4,470,534	$4,370,864	$12.43

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

■	Appraisal. According to the appraisal, the Pin Oak Portfolio – North Parcel Properties had an “as-is” appraised value of $60,750,000 as of an effective date of November 19, 2012.

■	Environmental Matters. Based on Phase I environmental reports dated November 28, 2012 and November 29, 2012, the environmental consultant recommended no further action.

■
Market Overview and Competition.  According to the appraisal, as of the third quarter of 2012, the total Houston office market consisted of 269 million SF.  The direct vacancy rate was 11.9% and the average gross rental rate was $23.96 per SF. Year-to-date net absorption was 5.5 million SF through September 2012.  Class B office properties within the overall Houston office market reported a direct vacancy of 13.5% and an average gross rent of $19.62 per SF.

The Pin Oak Portfolio – North Parcel Properties are located in the Bellaire office submarket, within the Houston office market, and are more specifically located at the northwest intersection of the West Loop and Bellaire Boulevard. As of the third quarter of 2012 the Bellaire office submarket had a total office inventory of 5.1 million SF. The direct vacancy rate of the Bellaire submarket was 8.3% and the average gross rental rate was $22.69 per SF. Class B office properties within the Bellaire submarket reported a direct vacancy of 5.9% and an average gross rent of $20.86 per SF.

PIN OAK PORTFOLIO – NORTH PARCEL

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Pin Oak Portfolio – North Parcel Properties:

Office Lease Comparables(1)
	Pin Oak Portfolio - North Parcel	6565 West Loop South (2)	Loop Central I(2)	Braeswood Tower II (2)	Foundation Medical Tower(2)	West Loop II(2)
Year Built	1975	1979	1980	1975	2005	1981
Total GLA	351,527	165,600	178,263	419,260	99,768	144,337
Total Occupancy	93.7%	92.0%	92.0%	91.0%	94.0%	71.0%
Quoted Rent Rate per SF	NAP(1)	$23.00	$24.00	$22.00	$18.00	$23.00
Expense Basis	BaseYear	Base Year	Base Year	Base Year	NNN	Base Year

(1)      Source: Appraisal
(2)      Certain lease comparables shown in the above table may be renewals.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Pin Oak Portfolio – North Parcel Properties:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
3555 Timmons Lane	Houston	October 2012	1982	225,895	$36,700,000	$162.46	93%
3355 W. Alabama	Houston	July 2012	1982	234,231	$38,500,000	$164.37	91%
1177 West Loop South	Houston	March 2012	1978	341,947	$60,000,000	$175.47	95%
Shepherd Place	Houston	September 2011	1984	119,545	$14,775,000	$126.90	91%
West Loop I and II	Bellaire	November 2012	1979	309,937	$37,000,000	$124.87	81%

(1)	Source: Appraisal.

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The Borrower.  The Pin Oak North Borrower and fee owner of the Pin Oak Portfolio – North Parcel Properties is Pin Oak North Parcel LL, LLC (the “Pin Oak North Borrower”), a single-purpose entity indirectly owned and controlled by the parent entity of the non-recourse carve-out-guarantor, Investcorp US Real Estate LLC.  Legal counsel to the Pin Oak North Borrower delivered a non-consolidation opinion in connection with the origination of the Pin Oak Portfolio – North Parcel Loan. In order to comply with certain aspects of Shari’ah law, the Pin Oak North Borrower entered into a Master Lease Agreement with another single-purpose, single-asset entity, Pin Oak North Parcel TT, LLC (the “Pin Oak North Master Tenant”).  The Pin Oak North Master Tenant is responsible for day-to-day operations of the Pin Oak Portfolio – North Parcel Properties and, pursuant to the terms of the master lease agreement, Pin Oak North Master Tenant is obligated to remit all rents and any other income generated by the Pin Oak Portfolio – North Parcel Properties to the Pin Oak North Borrower, which amounts are applied in accordance with the terms of the loan documents.  All excess cash after payment by Pin Oak North Borrower of all amounts due under the loan documents are remitted to Pin Oak North Master Tenant.   .

At closing, the lender received a fee mortgage from the Pin Oak North Borrower on its interest in the Pin Oak Portfolio – North Parcel Properties.  In addition, the lender secured a full subordination of the master lease to the lender’s fee mortgage.  See “Risk Factors—Risks of Shari’ah Compliant Loans” in the Prospectus Supplement.

■
Escrows.  On the origination date, the Pin Oak North Borrower funded aggregate reserves of $2,340,816 with respect to the Pin Oak Portfolio – North Parcel Properties, comprised of: (i) $62,739 for real estate taxes, (ii) $58,167 for insurance, (iii) $1,000,000 for replacement reserves and (iv) $1,219,910 for tenant improvements and leasing commissions.

On each monthly payment date, the Pin Oak North Borrower is required to fund the following reserves with respect to the Pin Oak Portfolio – North Parcel Properties: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; and (iii) a replacement reserve in the amount of $5,859.

PIN OAK PORTFOLIO – NORTH PARCEL

In addition, on each monthly payment date during a Pin Oak Portfolio – North Parcel Trigger Period, the Pin Oak North Borrower will be required to deposit into an eligible account with the lender or the servicer all excess cash flow (and operating expenses required for the property) generated by the Pin Oak Portfolio – North Parcel Properties.

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Lockbox and Cash Management.  The Pin Oak Portfolio - North Parcel Loan requires a hard lockbox, which is already in place.  The loan documents require the Pin Oak North Borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  On each business day, sums on deposit in the lockbox account are required to (i) provided no Pin Oak Portfolio – North Parcel Trigger Period exists, be transferred to the Pin Oak North Borrower, or (ii) if a Pin Oak Portfolio – North Parcel Trigger Period exists, be transferred to the lender-controlled cash management account and applied in accordance with the loan payment waterfall set forth in the loan documents.

A “Pin Oak Portfolio - North Parcel Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x on a trailing 12-month basis, (iii) following an Uncrossing Event, the bankruptcy of a Major Tenant, (iv) following an Uncrossing Event, any termination or cancellation of a Major Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or a Major Lease failing to otherwise be in full force and effect, (v) following an Uncrossing Event, any material default by a Major Tenant under its Major Lease beyond any applicable notice and cure periods, (vi) following an Uncrossing Event, any Major Tenant failing to be in actual, physical possession of 50% or more of the Major Tenant Space, or “going dark” with respect to 50% or more of the Major Tenant Space under such Major Lease; provided, however, it shall not be a Cash Sweep Event if (a) such Major Tenant’s senior unsecured debt rating issued by S&P is BBB- or higher (and the equivalent by any other Rating Agency) during the period in which such Major Tenant is not in actual, physical possession or has gone dark, (b) such Major Tenant has continued to pay full rent under its Major Lease, and (c) the period in which such Major Tenant is not in actual, physical possession or has gone dark is more than two (2) years prior to the expiration date of its Major Lease. The loan documents provide that UT Physicians as tenant under the UT Physicians lease shall always be deemed to satisfy the requirement under subsection (a) above, (vii) following an Uncrossing Event, any Major Tenant exercising a valid termination option for all or more than 50% of the Major Tenant Space under its Major Lease, and (viii) following an Uncrossing Event, McGovern Allergy Clinic’s failing to extend or renew its Major Lease on or prior to May 31, 2013, and

(B) expiring upon (s) in the case of clause (i) above, the cure of the applicable event of default, (t) in the case of clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (u) in the case of clause (iii) above, the Major Tenant has affirmed the Major Lease in the applicable bankruptcy proceeding or a new replacement tenant occupies 50% or more of the Major Tenant Space affected by the conditions described in clause (iii) above; (v) in the case of clause (iv) above, the Major Tenant reaffirms its Major Lease or a new replacement tenant occupies 50% or more of the Major Tenant Space affected by the conditions described in clause (iv) above; (w) in the case of clause (v) above, evidence reasonably satisfactory to lender that the applicable default by the Major Tenant under the Major Tenant Lease has been cured and that no other material default exists under the Major Tenant Lease beyond the expiration of any applicable notice, grace and/or cure periods; (x) in the case of clause (vi) above, the Major Tenant resumes being in actual, physical possession of 50% of the Major Tenant Space and such space is no longer “dark” or a new replacement tenant occupies 50% or more of the Major Tenant Space affected by the conditions described in clause (vi) above; (y) in the case of clause (vii) above, either the Major Tenant has revoked or rescinded all termination or cancellation notices with respect to the Major Tenant Lease or a new replacement tenant occupies 50% or more of the Major Tenant Space or the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, and (z) in the case of clause (viii) above, either McGovern Allergy Clinic has renewed its Major Lease or a new replacement tenant occupies 50% or more of the Major Tenant Space or the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and the amount of excess cash flow deposited as a result of the condition set forth in (viii) above equals or exceeds $25 per SF for such Major Lease.

“Uncrossing Event” shall mean (a) a Subdivision Event (as defined below) and (b) either (i) one or more releases of an individual parcel pursuant to the loan agreement or (ii) one or more loan severances, partial transfers and assumptions pursuant to the loan agreement, and (c) if as a result of such release(s) or transfer(s)

PIN OAK PORTFOLIO – NORTH PARCEL

(i) either the 6700 West Loop Parcel or the 4710 Bellaire Boulevard individual parcel secures the Pin Oak Portfolio – North Parcel Loan or the Transferred Loan without the other individual parcel and without the 6750 West Loop Parcel.

“Major Lease” shall mean each of (a) UT Physicians lease and (b) the McGovern Allergy Clinic lease, as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified, and any other lease for all or 85% or more of any Major Tenant Space entered into in accordance with the terms thereof.

“Major Tenant” shall mean each of (a) UT Physicians and (b) McGovern Allergy Clinic, and any tenant occupying space under a Major Lease.

“Major Tenant Space” shall mean that portion of the Pin Oak Portfolio – North Parcel Properties demised to any Major Tenant pursuant to a Major Lease.

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Partial Release.  The Pin Oak North Borrower is permitted to subdivide the Pin Oak Portfolio – North Parcel Properties into three (3) individual properties (a “Subdivision Event”) provided that, among other things, each individual property (a) constitutes a separate legal parcel as of right under applicable subdivision laws, (b) complies with all applicable legal requirements and (c) is subject to a reciprocal easement operating agreement providing for cooperation among each of the individual properties.  Following a Subdivision Event, the loan documents permit the assumption of a portion of the Pin Oak Portfolio – North Parcel Properties secured by an individual property (the “Transferred Loan”), subject to satisfaction of certain conditions in the loan documents, including, without limitation, payment of a transfer fee equal to 0.5% of the outstanding principal balance of the Transferred Loan at such time.

In addition, the Pin Oak North Borrower is permitted to effectuate the release of an individual property (A) at any time after the second anniversary of the Closing Date if Pin Oak North Borrower defeases a portion of the Pin Oak Portfolio – North Parcel Loan, (B) at any time on or prior to October 6, 2017, if Pin Oak North Borrower prepays a portion of the Pin Oak Portfolio – North Parcel Loan with payment of yield maintenance or (C) at any time after October 6, 2017, if Pin Oak North Borrower prepays a portion of the Pin Oak Portfolio – North Parcel Loan without payment of yield maintenance, in the case of each of clauses (A), (B) and (C) subject to satisfaction of certain conditions, including: (i) a Subdivision Event has occurred, (ii) defeasance or prepayment, as applicable, of an amount equal to the allocated loan amount of such individual property at the origination of the Pin Oak Portfolio – North Parcel Loan and (iii) compliance with REMIC requirements.

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Property Management.  The Pin Oak Portfolio – North Parcel Properties are currently managed by Griffin Partners Management Texas, LLC, an independent third party property management firm.  Under the loan documents, the Pin Oak Portfolio – North Parcel Properties may not be managed by any party, other than Griffin Partners Management Texas, LLC or another management company approved by the lender (which approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation); however, the Pin Oak North Borrower may replace Griffin Partners Management Texas, LLC with any of the following management companies, provided no event of default exists: Transwestern, Lincoln Property Company, Jones Lang Lasalle, CBRE, or Cushman & Wakefield. The lender has the right to terminate the management agreement and replace the manager or require that the Pin Oak North Borrower terminate the management agreement and replace the manager during an event of default by the Pin Oak North Borrower under the Pin Oak Portfolio – North Parcel Loan after taking into account any applicable notice and cure periods.

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Terrorism Insurance. The Pin Oak North Borrower must maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Pin Oak Portfolio - North Parcel Properties, plus 18 months of business interruption coverage.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

STONECREEK – ROBINHOOD PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	Stockton, California	Cut-off Date Principal Balance	$36,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$136.47
Size (SF)	263,803	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 3/20/2013	94.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/20/2013	94.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	3.7790%
Appraised Value	$61,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Stone Family Partners, LLC, MDS Family Partners I, LLC, Surry Properties, LLC and MDS Family Partners II, LLC
Underwritten Revenues	$6,574,493
Underwritten Expenses	$1,924,860	Escrows
Underwritten Net Operating Income (NOI)	$4,649,633	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,368,435	Taxes	$46,196	$46,196
Cut-off Date LTV Ratio	58.2%	Insurance	$46,375	$5,153
Maturity Date LTV Ratio	45.8%	Replacement Reserves	$0	$4,396
DSCR Based on Underwritten NOI / NCF	2.32x / 2.18x	TI/LC(2)	$0	$16,743
Debt Yield Based on Underwritten NOI / NCF	12.9% / 12.1%	Other(3)	$246,187	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$36,000,000	98.0%	Loan Payoff	$35,691,892	97.1%
Principal’s New Cash Contribution	746,739	2.0	Closing Costs	716,089	1.9
Reserves	338,758	0.9

Total Sources	$36,746,739	100.0%	Total Uses	$36,746,739	100.0%

(1)
Stone Family Partners, LLC, MDS Family Partners I, LLC, Surry Properties, LLC and MDS Family Partners II, LLC are the guarantors of the non-recourse carveouts under the Stonecreek – Robinhood Portfolio Loan.

(2)	TI/LC reserves are capped at $400,000 ($259,230 for the Stonecreek Village Property and $140,770 for the Robinhood Plaza Property).
(3)
Other reserves represent an environmental reserve ($68,750), an unpaid TI allowance reserve ($100,000) for Hometown Buffet at the Stonecreek Village Property, a free rent reserve ($61,139) for ConSol at the Stonecreek Village Property and an unpaid leasing commissions reserve ($16,298) for Comcast at the Robinhood Plaza Property.

The following table presents certain information relating to the Stonecreek - Robinhood Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy	Allocated Cut- off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF	UW NCF per SF
Stonecreek Village	Stockton	CA	171,392	94.0%	$20,500,000	56.9%	2008 / NAP	$38,400,000	$2,537,252	$14.80
Robinhood Plaza	Stockton	CA	92,411	95.6%	15,500,000	43.1	1984 / 2006	23,500,000	1,831,183	19.82
Total / Wtd. Avg.			263,803	94.6%	$36,000,000	100.0%		$61,900,000	$4,368,435	$16.56

STONECREEK – ROBINHOOD PORTFOLIO

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Stonecreek - Robinhood Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Ross Dress for Less	NR / NR / BBB+	29,260	11.1%	$351,120	6.6%	$12.00	1/31/2015	$346	4.4%	NA
REI	NR / NR / NR	26,654	10.1	313,354	5.9	11.76	4/30/2018	$155	13.2%	2, 5-year options
JP Morgan Chase Bank	A+ / A2 / A	4,026	1.5	254,301	4.8	63.16	9/30/2016	NA	NA	NA
Armed Forces	NR / NR / NR	6,262	2.4	216,612	4.1	34.59	2/16/2014	NA	NA	NA
Chili’s Bar & Grill	NR / Ba2 / BBB-	5,322	2.0	184,836	3.5	34.73	5/31/2017	$600	6.4%	NA
ConSol	NR / NR / NR	7,818	3.0	183,420	3.4	23.46	8/17/2018	NA	NA	1, 5-year option
Hometown Buffet	NR / NR / NR	10,200	3.9	172,958	3.2	16.96	12/31/2022	$303	6.8%	2, 5-year options
Boudin–SF	NR / NR / NR	3,574	1.4	172,836	3.2	48.36	8/31/2017	$574	9.8%	2, 5-year options
BJ’s Restaurant (GL)(3)	NR / NR / NR	8,793	3.3	165,000	3.1	18.76	9/30/2027	$651	4.5%	1, 5-year option
AT&T Mobility	A / A3 / A-	4,623	1.8	164,532	3.1	35.59	4/30/2015	NA	NA	NA
Ten Largest Owned Tenants		106,532	40.4%	$2,178,969	40.8%	$20.45
Remaining Owned Tenants		142,992	54.2	3,162,764	59.2	22.12
Vacant Spaces (Owned Space)		14,279	5.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		263,803	100.0%	$5,341,733	100.0%	$21.41

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales as of 12/31/2012.
(3)	BJ’s Restaurant ground leases the land but owns its own improvements.

The following table presents certain information relating to the lease rollover schedule at the Stonecreek - Robinhood Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	6,913	2.6	2.6%	155,162	2.9	22.44	3
2014	13,593	5.2	7.8%	407,315	7.6	29.97	3
2015	36,342	13.8	21.5%	583,162	10.9	16.05	4
2016	14,892	5.6	27.2%	544,321	10.2	36.55	6
2017	15,098	5.7	32.9%	535,186	10.0	35.45	4
2018	75,028	28.4	61.4%	1,265,121	23.7	16.86	13
2019	22,421	8.5	69.9%	505,009	9.5	22.52	5
2020	7,514	2.8	72.7%	159,132	3.0	21.18	2
2021	18,075	6.9	79.6%	403,289	7.5	22.31	5
2022	21,477	8.1	87.7%	435,463	8.2	20.28	4
2023	1,843	0.7	88.4%	43,571	0.8	23.64	1
2024 & Thereafter	16,328	6.2	94.6%	305,004	5.7	18.68	2
Vacant	14,279	5.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	263,803	100.0%		$5,341,733	100.0%	$21.41	52

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

STONECREEK – ROBINHOOD PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Stonecreek - Robinhood Portfolio Properties:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 1/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,135,441	$4,330,859	$4,706,117	$4,732,693	$5,341,733	$20.25
Overage Rent	36,570	21,108	80,275	83,163	47,184	0.18
Other Rental Revenue(3)	15,755	17,941	8,982	12,018	12,018	0.05
Gross Up Vacancy	0	0	0	0	399,746	1.52
Total Rent	$4,187,766	$4,369,908	$4,795,374	$4,827,874	$5,800,681	$21.99
Total Reimbursables	1,050,073	1,223,482	1,164,487	1,187,336	1,282,455	4.86
Vacancy & Credit Loss	0	0	0	0	(508,643)	(1.93)
Effective Gross Income	$5,237,839	$5,593,390	$5,959,861	$6,015,210	$6,574,493	$24.92

Total Operating Expenses	$2,011,080	$2,134,439	$1,795,139	$1,756,786	$1,924,860	$7.30

Net Operating Income	$3,226,759	$3,458,951	$4,164,722	$4,258,424	$4,649,633	$17.63
TI/LC	0	0	0	0	228,438	0.87
Capital Expenditures	0	0	0	0	52,760	0.20
Net Cash Flow	$3,226,759	$3,458,951	$4,164,722	$4,258,424	$4,368,435	$16.56

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/20/2013 rent roll with rent steps through 4/30/2014.
(3)	Other rental revenue includes Casual Male Big & Tall sign rental and miscellaneous income items.

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WESTIN MEMPHIS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Memphis, Tennessee	Cut-off Date Principal Balance	$34,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$167,487.68
Size (Rooms)	203	Percentage of Initial Pool Balance	2.8%
Total TTM Occupancy as of 1/31/2013	78.9%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 1/31/2013	78.9%	Type of Security	Leasehold
Year Built / Latest Renovation	2007 / 2012	Mortgage Rate	5.0000%
Appraised Value	$49,600,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	12
Underwritten Revenues	$14,796,515	Borrower Sponsor(1)	Senate Hotel Partners Memphis, LLC
Underwritten Expenses	$10,706,409
Underwritten Net Operating Income (NOI)	$4,090,106	Escrows
Underwritten Net Cash Flow (NCF)	$3,498,245	Upfront	Monthly
Cut-off Date LTV Ratio	68.5%	Taxes	$0	$0
Maturity Date LTV Ratio	59.9%	Insurance	$49,224	$16,408
DSCR Based on Underwritten NOI / NCF	1.87x / 1.60x	FF&E	$0	(2)
Debt Yield Based on Underwritten NOI / NCF	12.0% / 10.3%	Other(3)	$15,661	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,000,000	100.0%	Loan Payoff	$30,297,099	89.1%
Principal Equity Distribution	3,054,519	9.0
Closing Costs	583,496	1.7
Reserves	64,885	0.2

Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	David B. Jones, Glenn R. Malone, Gregory O. Hnedak and L. Kirkpatrick Bobo are the guarantors of the non-recourse carve-outs under the Westin Memphis Loan.
(2)	The borrower must contribute an amount equal to 1/12 of 4.0% of the projected annual gross revenues, funded monthly, to an FF&E reserve.
(3)	Other Upfront Reserve represents a ground rent reserve ($15,661).

The following table presents certain information relating to the 2012 demand analysis with respect to the Westin Memphis Property based on market segmentation, as provided in the appraisal for the Westin Memphis Property:

2012 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Westin Memphis	30%	20%	50%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM February 2013 penetration rates relating to the Westin Memphis Property and various market segments, as provided in the February 2013 travel research report for the Westin Memphis Property:

TTM Through 2/28/2013 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Westin Memphis	118.3%	121.7%	143.9%

(1)	Source: February 2013 travel research report.

WESTIN MEMPHIS

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Westin Memphis Property:

Westin Memphis(1)
	2011	2012	TTM 1/31/2013
Occupancy(2)	73.1%	77.5%	78.9%
ADR	$159.88	$160.14	$160.41
RevPAR	$116.83	$124.09	$126.50

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

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Operating History and Underwritten Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Westin Memphis Property:

Cash Flow Analysis

	2011	2012	TTM 1/31/2013	Underwritten	Underwritten $ per Room
Room Revenue	$8,656,694	$9,219,408	$9,398,609	$9,372,930	$46,172
Food & Beverage Revenue	3,256,350	4,553,363	4,609,979	4,597,383	22,647
Other Revenue	824,261	816,614	828,465	826,201	4,070
Total Revenue	$12,737,305	$14,589,385	$14,837,053	$14,796,515	$72,889

Room Expense	$1,740,661	$1,899,488	$1,942,454	$1,940,449	$9,559
Food & Beverage Expense	2,576,941	3,365,731	3,386,751	3,377,498	16,638
Other Expense	603,740	599,672	588,177	588,031	2,897
Total Departmental Expense	$4,921,342	$5,864,891	$5,917,382	$5,905,978	$29,093
Total Undistributed Expense	3,962,935	4,219,572	4,240,698	4,242,334	20,898
Total Fixed Charges	403,119	407,212	434,860	558,096	2,749
Total Operating Expenses	$9,287,396	$10,491,675	$10,592,940	$10,706,409	$52,741

Net Operating Income	$3,449,909	$4,097,710	$4,244,113	$4,090,106	$20,148
FF&E	508,014	583,575	593,482	591,861	2,916
Net Cash Flow	$2,941,895	$3,514,135	$3,650,631	$3,498,245	$17,233

1540 2ND STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Santa Monica, California	Cut-off Date Principal Balance	$34,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF	$508.89
Size (SF)	66,812	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 1/1/2013	92.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2013	92.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate	4.6860%
Appraised Value	$51,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	48
Borrower Sponsor(1)	Norman J. Kravetz
Underwritten Revenues	$4,057,914
Underwritten Expenses	$1,024,004	Escrows
Underwritten Net Operating Income (NOI)	$3,033,910	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,903,955	Taxes	$335,291	$37,255
Cut-off Date LTV Ratio	66.7%	Insurance	$19,776	$2,825
Maturity Date LTV Ratio	59.9%	Replacement Reserves	$0	$1.392
DSCR Based on Underwritten NOI / NCF	1.44x / 1.37x	TI/LC	$0	$8,352
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$34,000,000	89.0%	Loan Payoff	$33,855,340	88.6%
Mezzanine Loan Amount	4,200,000	11.0	Principal Equity Distribution	3,673,754	9.6
Reserves	355,067	0.9
Closing Costs	315,839	0.8

Total Sources	$38,200,000	100.0%	Total Uses	$38,200,000	100.0%

(1)	Norman J. Kravetz is the guarantor of the non-recourse carveouts under the 1540 2nd Street Loan.

The following table presents certain information relating to the tenants at the 1540 2nd Street Property:

Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
GK Films	NR / NR / NR	28,354	42.4%	$1,639,995	50.8%	$57.84	5/31/2021	1, 3-year option
Madison Tyler	NR / NR / NR	25,757	38.6	1,319,789	40.9	51.24	8/31/2015	1, 5-year option
Bauerfeind Performance Retail(2)	NR / NR / NR	3,471	5.2	210,343	6.5	60.60	2/28/2016	1, 3-year option
McDonald’s	NR / NR / NR	4,344	6.5	59,400	1.8	13.67	3/3/2028	15, 5-year options
All Owned Tenants		61,926	92.7%	$3,229,527	100.0%	$52.15
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant		4,886	7.3	0	0.0	0.00
Total / Wtd. Avg.		66,812	100.0%	$3,229,527	100.0%	$52.15

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant has an option to terminate the lease by providing written notice no later than March 2014 and payment of $113,014.

1540 2ND STREET

The following table presents the lease rollover schedule at the 1540 2nd Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	25,757	38.6	38.6%	1,319,789	40.9	51.24	1
2016	3,471	5.2	43.7%	210,343	6.5	60.60	1
2017	0	0.0	43.7%	0	0.0	0.00	0
2018	0	0.0	43.7%	0	0.0	0.00	0
2019	0	0.0	43.7%	0	0.0	0.00	0
2020	0	0.0	43.7%	0	0.0	0.00	0
2021	28,354	42.4	86.2%	1,639,995	50.8	57.84	1
2022	0	0.0	86.2%	0	0.0	0.00	0
2023	0	0.0	86.2%	0	0.0	0.00	0
2024 & Thereafter	4,344	6.5	92.7%	59,400	1.8	13.67	1
Vacant	4,886	7.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	66,812	100.0%		$3,229,527	100.0%	$52.15	4

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 1540 2nd Street Property:

Historical Leased %(1)
	2011	2012	As of 1/1/2013
Owned Space	92.7%	92.7%	92.7%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1540 2nd Street Property:

Cash Flow Analysis(1)
	2011	TTM 9/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,677,824	$3,137,463	$3,229,527	$48.34
Contractual Rent Steps	0	0	0	0.00
Gross Up Vacancy	0	0	0	0.00
Total Rent	$2,677,824	$3,137,463	$3,229,527	$48.34
Total Reimbursables	76,876	138,204	173,333	2.59
Other Income	524,681	619,054	655,054	9.80
Vacancy & Credit Loss	0	0	0	0.00
Effective Gross Income	$3,279,381	$3,894,721	$4,057,914	$60.74

Total Operating Expenses	$945,134	$990,492	$1,024,004	$15.33

Net Operating Income	$2,334,247	$2,904,229	$3,033,910	$45.41
TI/LC	0	0	113,252	1.70
Capital Expenditures	0	0	16,703	0.25
Net Cash Flow	$2,334,247	$2,904,229	$2,903,955	$43.46

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 1/1/2013 rent roll with rent steps through 6/30/2013.

HILTON CHECKERS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance	$31,958,426
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$169,991.63
Size (Rooms)(1)	188	Percentage of Initial Pool Balance	2.6%
Total TTM Occupancy as of 1/31/2013	82.4%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 1/31/2013	82.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1927 / 1987, 2009	Mortgage Rate	4.1080%
Appraised Value	$55,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(3)	Chesapeake Lodging, L.P.
Underwritten Revenues	$15,208,378
Underwritten Expenses	$10,197,822	Escrows
Underwritten Net Operating Income (NOI)	$5,010,556
Underwritten Net Cash Flow (NCF)	$4,402,221	Upfront	Monthly
Cut-off Date LTV Ratio	58.1%	Taxes	$0	$53,751
Maturity Date LTV Ratio(2)	42.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.70x / 2.37x	FF&E	$0	(4)
Debt Yield Based on Underwritten NOI / NCF	15.7% / 13.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	100.0%	Principal Equity Distribution	$31,742,755	99.2%
Closing Costs	257,245	0.8

Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

(1)	A capital plan has commenced which is expected to add five additional rooms to the current room count of 188.
(2)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $60,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 46.4%.
(3)	Chesapeake Lodging, L.P. is the guarantor of the non-recourse carveouts under the Hilton Checkers Loan.
(4)	The borrower must contribute an amount equal to 4.0% of gross revenues over the most recently ended calendar month, funded monthly, to an FF&E reserve.

The following table presents certain information relating to the 2012 demand analysis with respect to the Hilton Checkers Property based on market segmentation, as provided in the appraisal for the Hilton Checkers Property:

2012 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Hilton Checkers	15%	17%	68%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing twelve month January 2013 penetration rates relating to the Hilton Checkers Property, as provided in January 2013 travel research report for the Hilton Checkers Property:

TTM Through 1/31/2013 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Hilton Checkers	116.3%	120.0%	139.5%

(1)	Source: January 2013 travel research report.

HILTON CHECKERS

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Checkers Property:

Hilton Checkers(1)
	2010	2011	2012	TTM 1/31/2013
Occupancy	79.8%	82.3%	82.5%	82.4%
ADR	$178.19	$189.40	$205.83	$208.25
RevPAR	$142.15	$155.91	$169.76	$171.59

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Checkers Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 1/31/2013	Underwritten	Underwritten $ per Room(2)
Room Revenue	$9,754,421	$10,698,631	$11,680,902	$11,806,552	$12,556,638	$65,060
Food & Beverage Revenue	1,853,178	1,987,301	1,706,573	1,766,046	1,747,160	9,053
Other Revenue(3)	1,078,658	947,722	883,567	873,343	904,580	4,687
Total Revenue	$12,686,257	$13,633,654	$14,271,042	$14,445,941	$15,208,378	$78,800

Room Expense	$2,344,517	$2,371,847	$2,536,111	$2,547,976	$2,726,247	$14,126
Food & Beverage Expense	2,009,823	1,884,667	1,614,686	1,654,771	1,653,087	8,565
Other Expense(4)	452,879	437,201	418,020	414,420	427,962	2,217
Total Departmental Expense	$4,807,219	$4,693,715	$4,568,817	$4,617,167	$4,807,296	$24,908
Total Undistributed Expense(5)	4,041,800	4,256,432	4,420,130	4,473,344	4,559,069	23,622
Total Fixed Charges	609,612	764,981	790,871	795,076	831,457	4,308
Total Operating Expenses	$9,458,631	$9,715,128	$9,779,818	$9,885,587	$10,197,822	$52,838

Net Operating Income	$3,227,626	$3,918,526	$4,491,224	$4,560,354	$5,010,556	$25,961
FF&E	507,451	545,346	570,842	577,838	608,335	3,152
Net Cash Flow	$2,720,175	$3,373,180	$3,920,382	$3,982,516	$4,402,221	$22,809

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other material non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow per room is based upon a 193 room count. A capital plan has commenced which is expected to add five additional rooms to the current room count of 188.
(3)	Other revenue includes telephone, parking (valet), guest laundry, spa and other minor revenue sources.
(4)	Other expense includes telephone, parking (valet), guest laundry, spa and other minor expenses.
(5)	Management fee prior to May 31, 2012 was 2.0% and increased to 2.5% after May 31, 2012. 2.5% was used for underwritten cash flow.

100 EAST CALIFORNIA AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Bakersfield, California	Cut-off Date Principal Balance	$25,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$150.07
Size (SF)	166,585	Percentage of Initial Pool Balance	2.1%
Total Occupancy as of 12/31/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/31/2012	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1988, 2006 / NAP	Mortgage Rate	4.6000%
Appraised Value	$32,850,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Franklin B. Mandel
Underwritten Revenues	$3,421,152
Underwritten Expenses	$804,427	Escrows
Underwritten Net Operating Income (NOI)	$2,616,725	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,575,079	Taxes	$178,799	$32,000
Cut-off Date LTV Ratio	76.1%	Insurance	$34,206	$2,800
Maturity Date LTV Ratio	61.7%	Replacement Reserves(2)	$774,400	$0
DSCR Based on Underwritten NOI / NCF	1.70x / 1.67x	TI/LC	$0	$7,080
Debt Yield Based on Underwritten NOI / NCF	10.5% / 10.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	72.3%	Purchase Price	$32,825,000	94.9%
Principal’s New Cash Contribution	8,577,914	24.8	Reserves	987,405	2.9
Other Sources	1,005,494	2.9	Closing Costs	771,004	2.2

Total Sources	$34,583,408	100.0%	Total Uses	$34,583,408	100.0%

(1)	Franklin B. Mandel is the guarantor of the non-recourse carveouts under the 100 East California Avenue Loan.
(2)	Upfront replacement reserve is for capital expenditures and monthly deposits to such reserve are not required under the 100 East California Avenue Loan.

The following table presents certain information relating to the tenant at the 100 East California Avenue Property:

Owned Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Kern County Department	A- / A1 / A	166,585	100.0%	$3,421,152	100.0%	$20.54	3/7/2028	NA
of Human Resources

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

100 EAST CALIFORNIA AVENUE

The following table presents the lease rollover schedule at the 100 East California Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024 & Thereafter(2)	166,585	100.0	100.0%	3,421,152	100.0	20.54	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	166,585	100.0%		$3,421,152	100.0%	$20.54	1

(1)	Calculated based on approximate square footage occupied by owned tenant.
(2)	The lease for the sole tenant expires 2028.

The following table presents certain information relating to historical leasing at the 100 East California Avenue Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 100 East California Avenue Property:

Cash Flow Analysis(1)
	2010	2011	TTM 3/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,138,085	$3,196,453	$3,292,347	$3,421,152	$20.54
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$3,138,085	$3,196,453	$3,292,347	$3,421,152	$20.54
Total Reimbursables	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	0.00
Effective Gross Income	$3,138,085	$3,196,453	$3,292,347	$3,421,152	$20.54

Total Operating Expenses	$754,204	$719,869	$710,955	$804,427	$4.83

Net Operating Income	$2,383,881	$2,476,584	$2,581,392	$2,616,725	$15.71
TI/LC	0	0	0	41,646	0.25
Capital Expenditures	0	0	0	0	0.00
Net Cash Flow	$2,383,881	$2,476,584	$2,581,392	$2,575,079	$15.46

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 12/31/2012 rent roll with rent steps through 4/1/2013.

STORAGE MASTERS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller	JLC
Location (City/State)	Various	Cut-off Date Principal Balance	$24,209,712
Property Type	Self Storage	Cut-off Date Principal Balance per SF	$58.60
Size (SF)	413,139	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 2/4/2013(1)	75.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/4/2013(1)	75.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	6.1630%
Appraised Value	$32,350,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$4,035,672	Borrower Sponsor(2)	John R. Burrows
Underwritten Expenses	$1,432,254	Escrows
Underwritten Net Operating Income (NOI)	$2,603,419	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,541,448	Taxes	$245,896	$35,000
Cut-off Date LTV Ratio	74.8%	Insurance	$1,000	$5,200
Maturity Date LTV Ratio	70.4%	Replacement Reserves(3)	$0	$5,281
DSCR Based on Underwritten NOI / NCF	1.46x / 1.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.5%	Other(4)	$20,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,300,000	100.0%	Loan Payoff	$11,714,395	48.2%
			Purchase Price	10,400,000	42.8
			Closing Costs	1,332,112	5.5
			Principal Equity Distribution	586,347	2.4
			Reserves	267,146	1.1

Total Sources	$24,300,000	100.0%	Total Uses	$24,300,000	100.0%

(1)	Occupancy is based on Units, not SF.
(2)	John R. Burrows is the guarantor of the non-recourse carveouts under the Storage Masters Loan.
(3)	Replacement reserves are capped at $190,115.
(4)	Upfront other reserve represents a deferred maintenance reserve of $20,250.

The following table presents certain information relating to the Storage Masters Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated	UW NCF
Storage Masters - Chesterfield	Chesterfield	MO	8,712,042	111,916	74.5%	1988	NAP	$875,709
Storage Masters - Plano	Plano	TX	5,025,201	71,310	81.1%	2003	NAP	565,631
Storage Masters - O’Fallon	O’Fallon	MO	4,369,650	85,175	76.2%	1997	NAP	463,433
Storage Masters - St. Charles	Saint Charles	MO	3,005,894	71,325	69.2%	1987	NAP	314,991
Storage Masters - Denver	Denver	CO	3,096,925	73,413	74.6%	1984,1994	NAP	321,684
Total / Wtd. Avg. Portfolio			$24,209,712	413,139	75.1%			$2,541,448

(1)	Occupancy as of February 4, 2013 and is based on Units, not SF.

The following table presents certain information relating to historical leasing at the Storage Masters Properties:

Historical Leased %(1)
	2010	2011	2012
Storage Masters - Chesterfield	74.2%	74.4%	78.3%
Storage Masters - Plano	87.2%	86.7%	85.6%
Storage Masters - O’Fallon	76.6%	75.8%	76.0%
Storage Masters - St. Charles	69.5%	72.9%	74.9%
Storage Masters - Denver	65.4%	71.8%	74.3%

(1)	As provided by the borrower.

STORAGE MASTERS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Storage Masters Properties:

Cash Flow Analysis(1)
	2010	2011	2012	Underwritten	Underwritten $ per SF
Base Rent	$3,188,960	$3,347,570	$3,637,426	$3,782,940	$9.16
Gross Up Vacancy	0	0	0	1,270,800	3.08
Total Rent Revenue	$3,188,960	$3,347,570	$3,637,426	$5,053,740	$12.23
Other Rental Revenue	345,894	202,348	223,596	258,739	0.63
Vacancy & Credit Loss	(2,445)	(3,104)	(6,007)	(1,276,807)	(3.09)
Effective Gross Income	$3,532,409	$3,546,815	$3,855,015	$4,035,672	$9.77

Total Operating Expenses	$1,515,888	$1,397,169	$1,361,173	$1,432,254	$3.47

Net Operating Income	$2,016,521	$2,149,646	$2,493,842	$2,603,419	$6.30
Replacement Reserves	0	0	0	61,971	0.15
Net Cash Flow	$2,016,521	$2,149,646	$2,493,842	$2,541,448	$6.15

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

MCINTOSH VILLAGE SC

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JLC
Location (City/State)	Peachtree City, Georgia	Cut-off Date Principal Balance		$24,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$175.83
Size (SF)	136,498	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 9/26/2012	96.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/26/2012	96.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	2004-2006 / NAP	Mortgage Rate		5.4700%
Appraised Value	$32,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Vincent A. Riggio
Underwritten Revenues	$2,928,700
Underwritten Expenses	$603,108	Escrows
Underwritten Net Operating Income (NOI)	$2,325,592		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,218,617	Taxes	$250,305	$20,859
Cut-off Date LTV Ratio	74.5%	Insurance	$33,990	$2,833
Maturity Date LTV Ratio	62.2%	Replacement Reserves	$0	$2,275
DSCR Based on Underwritten NOI / NCF	1.43x / 1.36x	TI/LC(2)	$250,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.2%	Other(3)	$4,950	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,000,000	99.0%	Loan Payoff	$23,259,746	96.0%
Principal’s New Cash Contribution	234,501	1.0	Reserves	539,245	2.2
			Closing Costs	435,510	1.8

Total Sources	$24,234,501	100.0%	Total Uses	$24,234,501	100.0%

(1)	Vincent A. Riggio is the guarantor of the non-recourse carveouts under the McIntosh Village SC Loan.
(2)	Initial TI/LC reserve is capped at $200,000. $250,000 shown is for the “Special Rollover Reserve Account” and is for tenants greater than 10,000 SF.
(3)	Other upfront reserve represents a deferred maintenance reserve ($4,950).

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the McIntosh Village SC Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Shadow Anchors Wal-Mart	AA / Aa2 / AA	NA	NA	No	NA	NA	NA	NA	NA	NA
Home Depot	A- / A3 / A-	NA	NA	No	NA	NA	NA	NA	NA	NA

Anchors/Jr. Anchors
Best Buy	BB- / Baa2 / BB	30,000	22.0%	Yes	$561,171	$18.71	1/31/2016	NA	NA	3, 5-year options
Office Depot	NR / Caa1 / B-	20,000	14.7	Yes	$348,326	$17.42	5/30/2016	NA	NA	3, 5-year options
PetSmart(3)	NR / NR / BB+	19,348	14.2	Yes	$343,427	$17.75	10/31/2017	NA	NA	3, 5-year options
Total Anchors/Jr. Anchors(4)		69,348	50.8%

Occupied In-line/Pads		61,980	45.4%		$1,713,364	$27.64
Vacant Spaces		5,170	3.8%		$0	$0.00
Total Owned SF		136,498	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenants are not required to report sales.
(3)
In the event Wal-Mart (shadow anchor), Home Depot (shadow anchor) or Best Buy close for business for (i) less than 12 months, tenant shall receive a 50% rent abatement; and (ii) more than 12 months, tenant shall have the right to terminate its lease.

(4)	Shadow anchor square footage is not included in total owned square footage.

MCINTOSH VILLAGE SC

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the McIntosh Village SC Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Best Buy	BB- / Baa2 / BB	30,000	22.0%	$465,000	18.7%	$15.50	1/31/2016	NA	NA	3, 5-year options
PetSmart(3)	NR / NR / BB+	19,348	14.2	270,872	10.9	14.00	10/31/2017	NA	NA	3, 5-year options
Office Depot	NR / Caa1 / B-	20,000	14.7	270,000	10.8	13.50	5/30/2016	NA	NA	3, 5-year options
Tires Plus	NR / NR / NR	7,280	5.3	188,261	7.6	25.86	9/1/2024	NA	NA	4, 5-year options
PPG	NR / NR / NR	4,500	3.3	98,325	4.0	21.85	8/1/2015	NA	NA	2, 5-year options
Chase Bank	A+ / Aa3 / A+	3,500	2.6	96,250	3.9	27.50	10/1/2014	NA	NA	2, 5-year options
Five Guys	NR / NR / NR	2,806	2.1	95,685	3.8	34.10	1/1/2017	$440	8.6%	2, 5-year options
Mattress Firm(4)	NR / NR / NR	4,101	3.0	87,474	3.5	21.33	12/1/2015	NA	NA	2, 5-year options
Roberts Family Dentistry	NR / NR / NR	2,844	2.1	71,100	2.9	25.00	6/1/2013	$404	7.1%	1, 5-year option
Panda Express	NR / NR / NR	2,038	1.5	67,254	2.7	33.00	12/1/2016	NA	NA	3, 5-year options
Ten Largest Owned Tenants		96,417	70.6%	$1,710,221	68.7%	$17.74
Remaining Owned Tenants		34,911	25.6	778,320	31.3	22.29
Vacant Spaces (Owned Space)		5,170	3.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		136,498	100.0%	$2,488,541	100.0%	$18.95

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended December 31, 2012.
(3)
In the event Wal-Mart (shadow anchor), Home Depot (shadow anchor) or Best Buy close for business for (i) less than 12 months, tenant is entitled to receive a 50% rent abatement; and (ii) more than 12 months, tenant has the right to terminate its lease.

(4)
In the event Wal-Mart (shadow anchor), Home Depot (shadow anchor), Best Buy, PetSmart, Office Depot and at least 70% of in-line tenants are closed for business for (i) less than 30 days, tenant is entitled to a 50% Base Rent reduction or 5% of gross sales; and (ii) more than 30 days, tenant has the right to terminate its lease.

The following table presents certain information relating to the lease rollover schedule at the McIntosh Village SC Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	11,002	8.1	8.1%	257,788	10.4	23.43	7
2014	10,442	7.6	15.7%	252,343	10.1	24.17	6
2015	19,605	14.4	30.1%	428,667	17.2	21.87	7
2016	58,618	42.9	73.0%	946,104	38.0	16.14	6
2017	24,381	17.9	90.9%	415,378	16.7	17.04	4
2018	0	0.0	90.9%	0	0.0	0.00	0
2019	0	0.0	90.9%	0	0.0	0.00	0
2020	0	0.0	90.9%	0	0.0	0.00	0
2021	0	0.0	90.9%	0	0.0	0.00	0
2022	0	0.0	90.9%	0	0.0	0.00	0
2023	0	0.0	90.9%	0	0.0	0.00	0
2024 & Thereafter	7,280	5.3	96.2%	188,261	7.6	25.86	1
Vacant	5,170	3.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	136,498	100.0%		$2,488,541	100.0%	$18.95	31

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the McIntosh Village SC Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	95%	93%	97%

(1)	As provided by the borrower which reflects year end occupancy.

MCINTOSH VILLAGE SC

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the McIntosh Village SC Property:

Cash Flow Analysis(1)

	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,185,810	$2,347,363	$2,444,232	$2,488,541	$18.23
Overage Rent	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	113,740	0.83
Total Rent	$2,185,810	$2,347,363	$2,444,232	$2,602,281	$19.06
Total Reimbursables	661,190	347,389	524,533	497,722	3.65
Other Income	28,765	11,297	15,572	0	0.00
Vacancy & Credit Loss	0	0	0	(171,303)	(1.25)
Effective Gross Income	$2,875,765	$2,706,049	$2,984,337	$2,928,700	$21.46

Total Operating Expenses	$639,154	$576,234	$558,065	$603,108	$4.42

Net Operating Income	$2,236,611	$2,129,815	$2,426,272	$2,325,592	$17.04
TI/LC	29,544	20,908	12,279	79,676	0.58
Capital Expenditures	0	0	0	27,300	0.20
Net Cash Flow	$2,207,067	$2,108,907	$2,413,993	$2,218,617	$16.25

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 9/26/2012 rent roll.

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NATIONAL HARBOR

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	National Harbor, Maryland	Cut-off Date Principal Balance(1)	$19,889,529
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(2)	$318.65
Size (SF)	405,722	Percentage of Initial Pool Balance	1.6%
Total Occupancy as of 3/1/2013	91.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2013	91.5%	Type of Security(3)	Both Fee Simple/Leasehold
Year Built / Latest Renovation	2007, 2008, 2009 / NAP	Mortgage Rate	4.1500%
Appraised Value	$193,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(4)	Peterson Family Trust
Underwritten Revenues	$23,018,341
Underwritten Expenses	$9,433,824	Escrows
Underwritten Net Operating Income (NOI)	$13,584,517	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,109,515	Taxes	$439,122	$146,374
Cut-off Date LTV Ratio(2)	67.0%	Insurance	$53,465	$1,149
Maturity Date LTV Ratio(2)(5)	50.5%	Replacement Reserves	$0	$10,169
DSCR Based on Underwritten NOI / NCF(2)	1.79x / 1.73x	TI/LC(6)	$0	$50,715
Debt Yield Based on Underwritten NOI / NCF(2)	10.5% / 10.1%	Other(7)	$825,975	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$130,000,000	96.6%	Loan Payoff	$131,896,726	98.0%
Principal’s New Cash Contribution(8)	4,566,025	3.4	Closing Costs	1,350,737	1.0
Reserves	1,318,562	1.0

Total Sources	$134,566,025	100.0%	Total Uses	$134,566,025	100.0%

(1)
The Cut-off Date Principal Balance of $19,889,529 represents the note A-2 of a $130,000,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-1 with the principal balance of $109,392,411 as of the Cut-off Date and is held outside the Issuing Entity.

(2)	Calculated based on the entire National Harbor Whole Loan.
(3)	Fee Simple (12 condominium units and 2 separate parcels) and 1 Leasehold parcel.
(4)	Peterson Family Trust is the guarantor of the non-recourse carveouts under the National Harbor Whole Loan.
(5)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $205,700,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 53.8%.
(6)	TI/LC reserves are capped at $1,800,000.
(7)	At origination, $825,975 was reserved for existing obligations related to tenant improvements and leasing commissions for recently executed leases.
(8)
The National Harbor Properties were previously collateral for two construction loans. Upon the stabilization of the properties, the borrower obtained the release of the National Harbor Properties from the liens of the predecessor loans (a) with respect to one of the predecessor loans and Buildings A and Q, by paying a portion in cash as a cash contribution and substituting another property as collateral and (b) with respect to the other predecessor loan and the remaining buildings, by using the proceeds of the National Harbor Loan and a cash contribution to refinance.

NATIONAL HARBOR

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the National Harbor Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Democracy Data & Communications(4)	NR / NR / NR	30,352	7.5%	$978,910	7.8%	$32.25	11/30/2019	NA	NA	1, 5-year option
Bond 45	NR / NR / NR	9,000	2.2	558,000	4.4	62.00	1/24/2025	$554	11.3%	3, 5-year options
Destron (MGM)(5)	B / B3 / B+	15,105	3.7	528,977	4.2	35.02	1/31/2017	NA	NA	2, 2-year options
School Nutrition Association	NR / NR / NR	15,265	3.8	525,508	4.2	34.43	8/31/2019	NA	NA	2, 5-year options
Regus Corporation(6)	NR / NR / NR	10,583	2.6	425,767	3.4	40.23	3/5/2022	NA	NA	2, 5-year options
CTAM	NR / NR / NR	11,862	2.9	380,107	3.0	32.04	12/31/2017	NA	NA	2, 5-year options
Cadillac Ranch	NR / NR / NR	9,389	2.3	377,913	3.0	40.25	2/5/2019	$670	10.4%	1, 5-year option
Sunset Room by Wolfgang Puck(7)	NR / NR / NR	12,154	3.0	364,620	2.9	30.00	7/31/2019	NA	NA	NA
McCormick & Schmick’s	NR / NR / NR	8,000	2.0	316,800	2.5	39.60	6/15/2016	$890	6.1%	2, 5-year options
The Peterson Companies, LC	NR / NR / NR	10,037	2.5	301,394	2.4	30.03	(8)	NA	NA	2, 5-year options
Ten Largest Owned Tenants		131,747	32.5%	$4,757,997	37.9%	$36.11
Remaining Owned Tenants(9)		239,342	59.0	7,788,828	62.1	32.54
Vacant Spaces (Owned Space)		34,633	8.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		405,722	100.0%	$12,546,824	100.0%	$33.81

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of 1/31/2013.
(4)	Democracy Data & Communications has a one time right to terminate its lease effective 12/31/2015 by providing notice by 7/1/2014.
(5)
Destron is a subsidiary of MGM Mirage.  The tenant has a one-time right to terminate its lease by giving written notice to the landlord within 30 days after the date that MGM Resorts International or an MGM Affiliate is eliminated as candidate for the sixth gaming license for the state of Maryland (or a substantially equivalent license), provided that MGM does not appeal such decision.  The tenant’s right to terminate the lease will be void if the sixth gaming license for the state of Maryland is awarded to MGM or an MGM Affiliate.

(6)	Regus Corporation has a one time right to terminate their lease at the end of the 5th lease year (May 2017) with 6 months notice.
(7)
In June 2011, Wolfgang Puck Catering and Events, executed a sublease for the Sunset Room for a 10 year term from an affiliate of the borrowers. Wolfgang Puck’s contractual rent under the sublease is 7% of sales for Year 1 and $150,000/year for Years 2-10.

(8)	The Peterson Companies, LC has 7,627 SF ($30.63 base rent per SF) expiring on 5/14/2021 and 2,410 SF ($28.14 base rent per SF) expiring on 12/31/2018.
(9)	Includes 1 tenant (1,527 SF) that has an executed lease but has not yet opened - Divine Nail Spa ($26.00 base rent per SF) is expected to open and begin paying rent in April 2013.

The following table presents certain information relating to the lease rollover schedule at the National Harbor Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	4,117	1.0%	1.0%	$51,939	0.4%	$12.62	2
2013	29,313	7.2	8.2%	744,610	5.9	25.40	14
2014	20,188	5.0	13.2%	829,749	6.6	41.10	9
2015	32,557	8.0	21.2%	1,081,997	8.6	33.23	12
2016	14,891	3.7	24.9%	546,981	4.4	36.73	6
2017	31,931	7.9	32.8%	1,060,015	8.4	33.20	6
2018	27,399	6.8	39.5%	1,000,312	8.0	36.51	10
2019	101,468	25.0	64.5%	3,260,491	26.0	32.13	13
2020	33,427	8.2	72.8%	1,193,204	9.5	35.70	8
2021	16,970	4.2	77.0%	529,880	4.2	31.22	5
2022	16,818	4.1	81.1%	678,389	5.4	40.34	5
2023	17,805	4.4	85.5%	537,205	4.3	30.17	2
2024 & Thereafter	24,205	6.0	91.5%	1,032,051	8.2	42.64	4
Vacant	34,633	8.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	405,722	100.0%		$12,546,824	100.0%	$33.81	96

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

NATIONAL HARBOR

The following table presents certain information relating to historical leasing at the National Harbor Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	67.7%	82.1%	85.3%

(1)
As provided by the borrower and represents average occupancy for the indicated year.  Occupancy in some historical periods does not reflect the amount of gross leasable area at the time as the denominator reflects the total square footage of 405,722.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the National Harbor Property:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 1/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,595,754	$7,254,660	$10,032,306	$10,887,240	$12,546,824	$30.92
Overage Rent	479,198	720,193	567,656	733,424	702,887	1.73
Other Rental Revenue	81,549	115,371	115,371	124,116	124,116	0.31
Gross Up Vacancy	0	0	0	0	1,451,630	3.58
Total Rent	$4,156,501	$8,090,223	$10,715,332	$11,744,780	$14,825,457	$36.54
Total Reimbursables	1,248,207	1,573,037	2,039,981	1,980,100	2,056,689	5.07
Other Income	4,675,809	6,947,694	7,405,311	7,587,825	7,587,825	18.70
Vacancy & Credit Loss	0	0	0	0	(1,451,630)	(3.58)
Effective Gross Income	$10,080,517	$16,610,954	$20,160,624	$21,312,705	$23,018,341	$56.73

Total Operating Expenses	$8,619,119	$9,794,820	$9,867,806	$9,409,282	$9,433,824	$23.25

Net Operating Income	$1,461,398	$6,816,134	$10,292,818	$11,903,423	$13,584,517	$33.48
TI/LC	0	0	0	0	352,973	0.87
Capital Expenditures	0	0	0	0	122,029	0.30
Net Cash Flow	$1,461,398	$6,816,134	$10,292,818	$11,903,423	$13,109,515	$32.31

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/1/2013 rent roll with rent steps through 4/30/2014.

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9440 SANTA MONICA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Beverly Hills, California	Cut-off Date Principal Balance	$18,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$211.20
Size (SF)	87,596	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 1/1/2013	93.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2013	93.4%	Type of Security	Leasehold
Year Built / Latest Renovation	1975 / NAP	Mortgage Rate	4.2700%
Appraised Value	$25,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Borrower Sponsor(1)	Mehdi Soroudi
Underwritten Revenues	$4,773,584
Underwritten Expenses	$2,740,137	Escrows
Underwritten Net Operating Income (NOI)	$2,033,446	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,806,379	Taxes	$0	$41,500
Cut-off Date LTV Ratio	72.0%	Insurance	$9,250	$2,100
Maturity Date LTV Ratio	62.7%	Replacement Reserves	$0	$1,825
DSCR Based on Underwritten NOI / NCF	1.86x / 1.65x	TI/LC(2)	$0	$7,300
Debt Yield Based on Underwritten NOI / NCF	11.0% / 9.8%	Other(3)	$89,917	$89,917

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,500,000	73.8%	Purchase Price	$24,500,000	97.7%
Principal’s New Cash Contribution	6,570,340	26.2	Closing Costs	471,173	1.9
Reserves	99,167	0.4

Total Sources	$25,070,340	100.0%	Total Uses	$25,070,340	100.0%

(1)	Mehdi Soroudi is the guarantor of the non-recourse carveouts under the 9440 Santa Monica Loan.
(2)	TI/LC Reserve is capped at $1,000,000.
(3)	Other reserve represents a ground rent reserve to address monthly ground lease payments.

The following table presents certain information relating to the tenants at the 9440 Santa Monica Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/ S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America	A / Baa2 / A-	26,988	30.8%	$1,274,267	31.6%	$47.22	1/31/2015	2,10-year options
SSI Investment Management, Inc.	NR / NR / NR	10,119	11.6	500,283	12.4	49.44	3/31/2017	1, 5-year option
Escrow of the West, Inc.	NR / NR / NR	6,013	6.9	293,675	7.3	48.84	9/30/2015	NA
Starkey Laboratories, Inc.	NR / NR / NR	4,870	5.6	243,537	6.0	50.01	(2)	1, 5-year option
James L. Krasne, PAC	NR / NR / NR	4,865	5.6	233,520	5.8	48.00	7/31/2013	NA
Decade Apart Productions	NR / NR / NR	3,479	4.0	172,002	4.3	49.44	4/30/2014	NA
Associated Foreign Exchange	NR / NR / NR	3,219	3.7	163,783	4.1	50.88	3/31/2017	1, 5-year option
Beverly Loan, Inc.	NR / NR / NR	3,191	3.6	153,842	3.8	48.21	2/28/2018	NA
Giant Group	NR / NR / NR	2,325	2.7	114,948	2.8	49.44	3/31/2015	1, 3-year option
MJA Advertising	NR / NR / NR	2,224	2.5	113,424	2.8	51.00	8/1/2018	NA
Ten Largest Owned Tenants		67,293	76.8%	$3,263,281	80.9%	$48.49
Remaining Owned Tenants		14,491	16.5	771,748	19.1	53.26
Vacant		5,812	6.6	0	0.0	0.00
Total / Wtd. Avg.		87,596	100.0%	$4,035,029	100.0%	$49.34

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Starkey Laboratories, Inc. has 2,668 SF ($48.00 base rent per SF) expiring on 8/31/2013 and 2,202 SF ($52.44 base rent per SF) expiring on 4/30/2016. The extension option only applies to the 2,202 SF.

9440 SANTA MONICA

The following table presents certain information relating to the lease rollover schedule at the 9440 Santa Monica Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	9,179	10.5	10.5%	453,438	11.2	49.40	4
2014	9,583	10.9	21.4%	507,552	12.6	52.96	7
2015	35,326	40.3	61.7%	1,682,890	41.7	47.64	3
2016	8,943	10.2	72.0%	459,817	11.4	51.42	5
2017	13,338	15.2	87.2%	664,066	16.5	49.79	2
2018	5,415	6.2	93.4%	267,266	6.6	49.36	2
2019	0	0.0	93.4%	0	0.0	0.00	0
2020	0	0.0	93.4%	0	0.0	0.00	0
2021	0	0.0	93.4%	0	0.0	0.00	0
2022	0	0.0	93.4%	0	0.0	0.00	0
2023	0	0.0	93.4%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	93.4%	0	0.0	0.00	0
Vacant	5,812	6.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	87,596	100.0%		$4,035,029	100.0%	$49.34	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 9440 Santa Monica Property:

Historical Leased %(1)
	2010	2011	2012	As of 1/1/2013
Owned Space	94.0%	85.5%	92.8%	93.4%

(1)	As provided by the borrower which reflects average occupancy for the year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 9440 Santa Monica Property:

Cash Flow Analysis(1)

	2010	2011	TTM 10/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,866,703	$3,999,107	$3,994,387	$4,035,029	$46.06
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$3,866,703	$3,999,107	$3,994,387	$4,035,029	$46.06
Total Reimbursables	474,429	432,349	415,903	406,959	4.65
Other Income	262,331	(75,929)	(58,274)	331,596	3.79
Less Vacancy & Credit Loss	0	0	0	0	0.00
Effective Gross Income	$4,603,463	$4,355,527	$4,352,016	$4,773,584	$54.50

Total Operating Expenses	$2,603,575	$2,598,550	$2,519,330	$2,740,137	$31.28

Net Operating Income	$1,999,888	$1,756,977	$1,832,686	$2,033,446	$23.21
TI/LC	0	0	0	205,168	2.34
Capital Expenditures	0	0	0	21,899	0.25
Net Cash Flow	$1,999,888	$1,756,977	$1,832,686	$1,806,379	$20.62

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 1/1/2013 rent roll.

ARAMINGO CROSSINGS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Philadelphia, Pennsylvania	Cut-off Date Principal Balance	$16,050,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$120.08
Size (SF)	133,661	Percentage of Initial Pool Balance	1.3%
Total Occupancy as of 3/20/2013(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/20/2013(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2009-2012 / NAP	Mortgage Rate	4.0775%
Appraised Value	$21,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$1,916,945	Borrower Sponsor(3)	Steven B. Wolfson and Milton S. Schneider
Underwritten Expenses	$542,599	Escrows
Underwritten Net Operating Income (NOI)	$1,374,346	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,339,076	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	74.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	59.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.48x / 1.44x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.3%	Other(4)	$155,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,050,000	100.0%	Principal Equity Distribution	$10,820,372	67.4%
Loan Payoff	4,798,631	29.9
Closing Costs	275,997	1.7
Reserves	155,000	1.0

Total Sources	$16,050,000	100.0%	Total Uses	$16,050,000	100.0%

(1)
TD Bank has not begun construction for their pad and has not begun to pay rent. The borrower has executed a ground lease with TD Bank for an initial term of 15 years and TD Bank is required under the terms of the ground lease to begin paying rent on or before 9/16/2013. The Total and Owned Occupancy assuming TD Bank is vacant is 97.8%. We cannot assure you that TD Bank will take occupancy or commence paying rent.

(2)
The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “as stabilized” value of $21,500,000, as of 10/1/2013, which is after the date TD Bank is required to commence paying rent. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated based on the “as-is” appraised value are 76.1% and 60.6%, respectively.

(3)	Steven B. Wolfson and Milton S. Schneider are the guarantors of the non-recourse carveouts under the Aramingo Crossings Loan.
(4)	Other reserve represents a TD Bank reserve which includes leasing commissions totaling $155,000 ($65,000 representing unpaid landlord obligations plus $90,000 representing six months of total rent).

ARAMINGO CROSSINGS

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Aramingo Crossings Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Wal-Mart (GL)(3)(4)	AA / Aa2 / AA	92,185	69.0%	$450,000	29.7%	$4.88	4/10/2032	NA	NA	16, 5-year options
Five Below(5)	NR / NR / NR	8,760	6.6	175,200	11.6	20.00	1/31/2022	NA	NA	2, 5-year options
TD Bank (GL)(3)(6)	AA- / Aa1 / AA-	2,939	2.2	170,000	11.2	57.84	9/17/2023	NA	NA	(7)
Barefeet Shoes	NR / NR / NR	7,300	5.5	156,950	10.4	21.50	10/31/2022	NA	NA	1, 5-year option
Anna’s Linens	NR / NR / NR	7,000	5.2	140,000	9.2	20.00	1/31/2024	NA	NA	2, 5-year options
Sonic (GL)(3)	NR / NR / NR	5,400	4.0	125,000	8.3	23.15	2/18/2033	NA	NA	2, 5-year options
Chick-Fil-A (GL)(3)	NR / NR / NR	4,237	3.2	125,000	8.3	29.50	9/30/2029	NA	NA	(8)
Haircuttery	NR / NR / NR	1,460	1.1	45,260	3.0	31.00	7/31/2017	NA	NA	2, 5-year options
Verizon	NR / NR / NR	1,460	1.1	44,676	3.0	30.60	5/31/2017	NA	NA	5, 1-year options
Happy Nails	NR / NR / NR	1,460	1.1	43,800	2.9	30.00	8/31/2017	NA	NA	1, 5-year option
Ten Largest Owned Tenants		132,201	98.9%	$1,475,886	97.5%	$11.16
Remaining Owned Tenants		1,460	1.1	37,960	2.5	26.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		133,661	100.0%	$1,513,846	100.0%	$11.33

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenants have not yet reported full-year sales.
(3)	Wal-Mart, TD Bank, Sonic and Chick-Fil-A ground lease their respective land and own their own improvements.
(4)	Wal-Mart has an option to go dark at anytime.
(5)	Five Below has the option to terminate its lease at the end of May 2017, provided it provides notice to the landlord by the end of November 2016.
(6)
TD Bank has not begun construction for their pad and has not begun to pay rent. The borrower has executed a ground lease with TD Bank for an initial term of 15 years and TD Bank is required under the terms of the ground lease to begin paying rent on or before 9/16/2013. The Total and Owned Occupancy assuming TD Bank is vacant is 97.8%. We cannot assure you that TD Bank will take occupancy or commence paying rent.

(7)	TD Bank has 2, 5-year options and 1, 4.5-year option.
(8)	Chick-Fil-A has 1, 5-year option and 1, 4-year-11 month option.

The following table presents certain information relating to the lease rollover schedule at the Aramingo Crossings Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	5,840	4.4	4.4%	171,696	11.3	29.40	4
2018	0	0.0	4.4%	0	0.0	0.00	0
2019	0	0.0	4.4%	0	0.0	0.00	0
2020	0	0.0	4.4%	0	0.0	0.00	0
2021	0	0.0	4.4%	0	0.0	0.00	0
2022	16,060	12.0	16.4%	332,150	21.9	20.68	2
2023	2,939	2.2	18.6%	170,000	11.2	57.84	1
2024 & Thereafter	108,822	81.4	100.0%	840,000	55.5	7.72	4
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	133,661	100.0%		$1,513,846	100.0%	$11.33	11

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

ARAMINGO CROSSINGS

The following table presents certain information relating to historical leasing at the Aramingo Crossings Property:

Historical Leased %(1)
	2009	2010	2011	As of 3/20/2013
Owned Space	NAP	NAP	NAP	100.0%

(1)	The Aramingo Crossings Property was constructed between 2009 and 2012 with most tenants taking occupancy and opening for business in 2012.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aramingo Crossings Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,513,846	$11.33
Overage Rent	0	0.00
Other Rental Revenue	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$1,513,846	$11.33
Total Reimbursables	468,024	3.50
Other Income	0	0.00
Vacancy & Credit Loss	(64,926)	(0.49)
Effective Gross Income	$1,916,945	$14.34

Total Operating Expenses	$542,599	$4.06

Net Operating Income	$1,374,346	$10.28
TI/LC	29,490	0.22
Capital Expenditures	5,780	0.04
Net Cash Flow	$1,339,076	$10.02

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Aramingo Crossings Property was constructed between 2009 and 2012 with most tenants taking occupancy and opening for business in 2012.
(3)	Underwritten cash flow based on the 3/20/2013 rent roll with rent steps through 4/30/2014.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined in the Prospectus Supplement, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

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In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

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The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

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An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

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The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

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The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

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The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

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We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

SUMMARY OF CERTAIN RISK FACTORS (continued)

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Member States of the European Union (“EU”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EU-regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the EU-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers. None of the sponsors, the depositor or the issuing entity has taken, or intends to take, any steps to comply with the requirements of Article 122a.  As neither the depositor nor any sponsor will retain a 5% net economic interest with respect to the offered certificates in one of the forms prescribed by Article 122a, the adverse effect of Article 122a to EU–regulated institutions and their affiliates may cause them not to invest in the Certificates.

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The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed  to implement  the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

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The repayment of the mortgage loans in the pool (or whole loans) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or whole loan) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

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The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

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Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

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We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Archetype Mortgage Capital LLC will guarantee the obligations of Archetype Mortgage Funding I LLC. We cannot assure you that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

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Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan  by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

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Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Availability of Earthquake, Flood and Other Insurance

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Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

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In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”) (the parent of GSMC), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

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The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by Goldman Sachs Mortgage Company (“GSMC”), to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

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The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the controlling class under the GSMS 2013-GC10 transaction with respect to the outside serviced loans or holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or  the controlling class under the GSMS 2013-GC10 transaction with respect to the outside serviced loans or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

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The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

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The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value or regulatory characterization of those offered certificates.

■	Tax Considerations

—	The offered certificates, will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

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ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	50	$974,083,007	80.7%	$19,481,660	1.65x	4.543%	104.9	65.6%	53.8%
Acquisition	19	187,911,827	15.6	$9,890,096	2.03x	4.274%	94.5	68.5%	58.6%
Recapitalization	3	44,767,111	3.7	$14,922,370	2.14x	4.228%	118.6	62.7%	47.1%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Amortizing (30 Years)	36	$578,365,226	47.9%	$16,065,701	1.70x	4.585%	103.8	68.6%	56.8%
Amortizing (25 Years)	19	201,366,797	16.7	$10,598,252	1.59x	4.721%	112.4	69.2%	51.4%
Amortizing (20 Years)	1	7,758,572	0.6	$7,758,572	1.36x	4.460%	118.0	69.6%	43.1%
Interest Only, Then Amortizing(2)	13	364,148,850	30.2	$28,011,450	1.68x	4.311%	105.0	60.7%	51.2%
Interest Only	3	55,122,500	4.6	$18,374,167	2.96x	3.833%	61.5	60.9%	60.2%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%
(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1,743,518 - 4,999,999	15	$49,282,202	4.1%	$3,285,480	1.66x	4.602%	108.8	67.9%	55.5%
5,000,000 - 9,999,999	23	165,454,406	13.7	$7,193,670	1.68x	4.380%	111.1	69.2%	53.8%
10,000,000 - 14,999,999	13	155,503,644	12.9	$11,961,819	1.82x	4.576%	109.3	68.3%	53.2%
15,000,000 - 19,999,999	4	70,439,529	5.8	$17,609,882	1.85x	4.015%	118.3	66.7%	54.3%
20,000,000 - 29,999,999	3	73,209,712	6.1	$24,403,237	1.49x	5.402%	98.8	75.1%	64.7%
30,000,000 - 49,999,999	9	352,542,457	29.2	$39,171,384	1.91x	4.372%	91.7	65.6%	55.2%
50,000,000 - 69,999,999	3	184,829,994	15.3	$61,609,998	1.51x	4.772%	98.1	68.4%	56.8%
70,000,000 - 85,500,000	2	155,500,000	12.9	$77,750,000	1.62x	4.202%	118.6	53.1%	45.7%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.32 - 1.39	10	$257,078,580	21.3%	$25,707,858	1.34x	4.897%	103.6	69.8%	58.1%
1.40 - 1.49	8	84,319,003	7.0	$10,539,875	1.44x	4.915%	99.8	72.2%	61.3%
1.50 - 1.59	13	149,067,850	12.4	$11,466,758	1.55x	4.500%	115.2	59.4%	46.0%
1.60 - 1.69	11	210,180,350	17.4	$19,107,305	1.66x	4.310%	108.2	66.6%	56.6%
1.70 - 1.79	13	162,937,284	13.5	$12,533,637	1.72x	4.377%	96.3	69.1%	53.1%
1.80 - 1.89	3	108,024,245	9.0	$36,008,082	1.87x	4.467%	119.0	65.3%	52.5%
1.90 - 1.99	2	12,685,910	1.1	$6,342,955	1.94x	4.575%	119.0	59.9%	46.0%
2.00 - 2.09	4	68,099,878	5.6	$17,024,970	2.01x	4.560%	79.0	66.1%	56.9%
2.10 - 3.38	8	154,368,844	12.8	$19,296,106	2.57x	3.910%	96.0	59.4%	50.9%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of  Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
3.490 - 3.999	7	$203,938,570	16.9%	$29,134,081	2.19x	3.814%	101.8	59.7%	53.7%
4.000 - 4.249	10	148,446,809	12.3	$14,844,681	1.80x	4.149%	99.7	66.6%	51.0%
4.250 - 4.499	23	252,273,481	20.9	$10,968,412	1.75x	4.370%	106.8	69.3%	55.8%
4.500 - 4.749	14	260,249,374	21.6	$18,589,241	1.67x	4.609%	117.9	61.9%	49.6%
4.750 - 4.999	12	240,649,693	19.9	$20,054,141	1.42x	4.864%	98.1	69.4%	57.3%
5.000 - 5.249	1	34,000,000	2.8	$34,000,000	1.60x	5.000%	60.0	68.5%	59.9%
5.250 - 5.499	3	40,500,000	3.4	$13,500,000	1.50x	5.397%	117.1	73.5%	57.5%
5.500 - 5.749	1	2,494,305	0.2	$2,494,305	1.36x	5.687%	118.0	72.3%	60.9%
5.750 - 6.163	1	24,209,712	2.0	$24,209,712	1.43x	6.163%	56.0	74.8%	70.4%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
37.7 - 44.9	1	$3,000,000	0.2%	$3,000,000	3.05x	4.080%	119.0	37.7%	34.3%
45.0 - 49.9	1	70,000,000	5.8	$70,000,000	1.55x	4.570%	117.0	45.8%	36.2%
50.0 - 54.9	3	21,743,518	1.8	$7,247,839	2.47x	3.742%	119.6	52.1%	45.2%
55.0 - 59.9	5	176,618,511	14.6	$35,323,702	2.05x	3.952%	115.3	58.3%	49.5%
60.0 - 64.9	9	99,823,525	8.3	$11,091,503	2.26x	4.279%	81.6	63.8%	55.2%
65.0 - 69.9	20	467,927,430	38.8	$23,396,372	1.64x	4.577%	102.9	67.8%	54.5%
70.0 - 74.9	28	312,813,795	25.9	$11,171,921	1.51x	4.745%	98.6	72.4%	60.3%
75.0 - 76.1	5	54,835,166	4.5	$10,967,033	1.66x	4.617%	119.5	75.6%	59.9%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%
(1) Cut-off Date LTV Ratio is calculated based on the "as-stabilized" apraised value for 1 of the mortgage loans.

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
34.3 - 39.9	2	$73,000,000	6.0%	$36,500,000	1.61x	4.550%	117.1	45.5%	36.1%
40.0 - 44.9	7	81,963,206	6.8	$11,709,029	2.19x	4.224%	118.8	59.7%	43.3%
45.0 - 49.9	6	84,267,150	7.0	$14,044,525	1.94x	4.289%	119.6	62.9%	47.5%
50.0 - 54.9	23	434,673,293	36.0	$18,898,839	1.72x	4.332%	110.6	65.5%	52.2%
55.0 - 59.9	17	232,844,746	19.3	$13,696,750	1.48x	4.703%	106.5	69.7%	57.9%
60.0 - 64.9	12	193,142,936	16.0	$16,095,245	1.97x	4.490%	91.6	71.0%	62.4%
65.0 - 70.4	5	106,870,614	8.9	$21,374,123	1.41x	4.988%	58.9	72.0%	66.5%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%
(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the "as stabilized" appraised value for 19 mortgage loans.

Distribution of Original Terms to Maturity

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	13	$301,533,972	25.0%	$23,194,921	1.87x	4.580%	58.9	68.4%	61.3%
120	59	905,227,974	75.0	$15,342,847	1.68x	4.459%	118.7	65.2%	52.0%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Remaining Terms to Maturity

Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
56 - 60	13	$301,533,972	25.0%	$23,194,921	1.87x	4.580%	58.9	68.4%	61.3%
61 - 84	1	2,100,000	0.2	$2,100,000	1.43x	5.370%	64.0	64.6%	59.9%
85 - 120	58	903,127,974	74.8	$15,571,172	1.68x	4.457%	118.9	65.2%	51.9%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Original Amortization Terms

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	3	$55,122,500	4.6%	$18,374,167	2.96x	3.833%	61.5	60.9%	60.2%
240 - 300	20	209,125,369	17.3	$10,456,268	1.58x	4.711%	112.6	69.2%	51.1%
301 - 360	49	942,514,076	78.1	$19,234,981	1.69x	4.479%	104.3	65.6%	54.6%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	3	$55,122,500	4.6%	$18,374,167	2.96x	3.833%	61.5	60.9%	60.2%
238 - 300	20	209,125,369	17.3	$10,456,268	1.58x	4.711%	112.6	69.2%	51.1%
301 - 360	49	942,514,076	78.1	$19,234,981	1.69x	4.479%	104.3	65.6%	54.6%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
12 - 24	7	$137,148,850	11.4%	$19,592,693	1.69x	4.448%	83.0	67.7%	54.8%
25 - 36	2	$34,500,000	2.9%	$17,250,000	2.11x	3.908%	118.9	62.8%	54.2%
37 - 48	1	$34,000,000	2.8%	$34,000,000	1.37x	4.686%	116.0	66.7%	59.9%
49 - 60	3	$158,500,000	13.1%	$52,833,333	1.65x	4.199%	118.7	52.8%	45.4%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	62	$981,907,654	81.4%	$15,837,220	1.65x	4.534%	103.9	67.9%	55.5%
Defeasance or Yield Maintenance	7	201,674,291	16.7	$28,810,613	2.02x	4.356%	101.4	58.1%	49.5%
Yield Maintenance	3	23,180,000	1.9	$7,726,667	2.37x	3.761%	119.8	54.7%	46.2%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
8.1 - 9.9	17	$321,375,759	26.6%	$18,904,456	1.38x	4.778%	106.3	69.7%	58.0%
10.0 - 10.9	21	354,980,688	29.4	$16,903,842	1.61x	4.412%	105.4	63.2%	51.7%
11.0 - 11.9	10	139,782,944	11.6	$13,978,294	1.77x	4.473%	115.4	69.1%	55.8%
12.0 - 12.9	10	207,023,671	17.2	$20,702,367	2.02x	4.277%	94.5	65.4%	55.0%
13.0 - 13.9	3	32,787,584	2.7	$10,929,195	1.81x	4.851%	119.7	66.7%	48.5%
14.0 - 14.9	6	81,742,426	6.8	$13,623,738	2.21x	4.426%	76.7	66.4%	58.0%
15.0 - 15.9	3	58,580,955	4.9	$19,526,985	2.38x	4.046%	118.9	57.6%	43.0%
16.0 - 17.9	2	10,487,918	0.9	$5,243,959	2.48x	4.558%	76.2	53.9%	46.0%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
8.0 - 8.9	9	$196,564,200	16.3%	$21,840,467	1.38x	4.659%	98.5	69.3%	60.1%
9.0 - 9.9	20	388,539,970	32.2	$19,426,998	1.55x	4.472%	109.8	63.7%	51.7%
10.0 - 10.9	21	263,124,430	21.8	$12,529,735	1.66x	4.642%	104.4	70.2%	56.5%
11.0 - 11.9	9	151,728,712	12.6	$16,858,746	2.09x	4.343%	98.6	65.9%	55.2%
12.0 - 12.9	6	116,677,349	9.7	$19,446,225	2.04x	4.380%	96.4	65.3%	54.1%
13.0 - 13.9	4	63,639,365	5.3	$15,909,841	2.44x	4.230%	106.6	59.4%	45.0%
14.0 - 17.6	3	26,487,918	2.2	$8,829,306	2.58x	3.913%	102.6	52.8%	45.0%
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%	$16,760,583	1.73x	4.490%	103.8	66.0%	54.3%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	34	$848,864,932	70.3%
Springing	26	187,673,608	15.6
Soft	3	92,274,563	7.6
None	7	51,318,070	4.3
Soft Springing	2	26,630,772	2.2
Total/Avg./Wtd.Avg.	72	$1,206,761,945	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	67	$1,090,805,734	90.4%
Real Estate Tax	66	$1,086,030,311	90.0%
Insurance	61	$981,217,823	81.3%
TI/LC(2)	26	$559,552,962	77.6%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, industrial and mixed use properties only.

Distribution of Property Types(1)

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(2)	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio(3)	Weighted Average Mortgage Interest Rate(3)	Weighted Average Remaining Terms to Maturity (Mos)(3)	Weighted Average Cut-off Date LTV(3)	Weighted Average Maturity Date LTV(3)
Office	12	$280,529,210	23.2%	$23,377,434	1.87x	4.182%	97.6	65.5%	56.5%
CBD	4	193,387,785	16.0	$48,346,946	1.60x	4.242%	106.7	64.7%	54.3%
Medical	5	51,122,500	4.2	$10,224,500	3.04x	3.800%	57.0	61.7%	61.1%
General Suburban	3	36,018,925	3.0	$12,006,308	1.68x	4.400%	106.7	75.0%	61.7%
Retail	19	$263,515,857	21.8%	$13,869,256	1.52x	4.606%	104.5	69.1%	56.8%
Anchored	9	163,112,815	13.5	$18,123,646	1.59x	4.603%	119.8	68.5%	53.8%
Regional Mall	1	66,500,000	5.5	$66,500,000	1.34x	4.800%	60.0	70.7%	65.0%
Unanchored	6	25,992,518	2.2	$4,332,086	1.61x	4.191%	117.9	67.7%	53.8%
Single Tenant Retail	3	7,910,524	0.7	$2,636,841	1.41x	4.407%	119.0	72.6%	59.6%
Hospitality	16	$257,956,467	21.4%	$16,122,279	1.89x	4.559%	96.2	66.4%	53.0%
Full Service	3	110,904,673	9.2	$36,968,224	1.99x	4.536%	76.6	65.7%	56.3%
Limited Service	9	82,864,523	6.9	$9,207,169	1.77x	4.680%	110.5	67.7%	49.3%
Extended Stay	4	64,187,272	5.3	$16,046,818	1.86x	4.442%	111.6	65.8%	52.3%
Mixed Use	7	$166,139,529	13.8%	$23,734,218	1.62x	4.445%	117.3	56.9%	46.8%
Hotel/Retail	1	70,000,000	5.8	$70,000,000	1.55x	4.570%	117.0	45.8%	36.2%
Retail/Office	3	64,650,000	5.4	$21,550,000	1.70x	4.443%	117.9	64.1%	55.7%
Office/Retail/Garage	1	19,889,529	1.6	$19,889,529	1.73x	4.150%	116.0	67.0%	50.5%
Multifamily/Retail	2	11,600,000	1.0	$5,800,000	1.37x	4.211%	118.1	66.1%	54.8%
Self Storage	21	$88,029,867	7.3%	$4,191,898	1.57x	4.861%	98.8	70.4%	56.1%
Manufactured Housing	33	$71,835,176	6.0%	$2,176,824	1.83x	4.619%	119.0	66.8%	53.5%
Multifamily	26	$63,754,880	5.3%	$2,452,111	1.73x	4.499%	111.2	70.1%	56.6%
Garden	22	58,536,784	4.9	$2,660,763	1.73x	4.483%	110.5	70.6%	56.9%
Student Housing	1	2,871,725	0.2	$2,871,725	1.47x	4.700%	119.0	71.8%	58.5%
Mid-Rise	3	2,346,371	0.2	$782,124	2.00x	4.660%	119.0	57.2%	46.6%
Industrial	2	$11,000,959	0.9%	$5,500,479	1.54x	4.796%	107.7	72.9%	60.8%
Warehouse	1	8,900,959	0.7	$8,900,959	1.56x	4.660%	118.0	74.8%	61.0%
Flex	1	2,100,000	0.2	$2,100,000	1.43x	5.370%	64.0	64.6%	59.9%
Ground Leased Land	1	$4,000,000	0.3%	$4,000,000	1.99x	4.260%	119.0	51.3%	48.8%
Total / Wtd. Avg.	137	$1,206,761,945	100.0%	$8,808,481	1.73x	4.490%	103.8	66.0%	54.3%
(1)  The Empire Hotel & Retail mortgage loan, representing approximately 5.8% of the Initial Pool Balance, is characterized as Mixed Use – Hotel / Retail in the table above.  For informational purposes, if the Empire Hotel & Retail mortgage loan in the trust was divided into two separate mortgage loans (that are not cross-collateralized or cross-defaulted   with each other), one secured by the hotel-related portions of the property and one secured by the retail-related portions of the property, the aggregate percentages of the Initial  Pool Balance attributable to retail, hospitality and mixed use properties would be 24.3%, 24.8% and 8.0%, respectively.
(2)  Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(3)  Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut- off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
New York	10	$236,686,122	19.6%	$23,668,612	1.55x	4.369%	115.7	58.2%	49.3%
California	8	150,558,426	12.5	$18,819,803	1.89x	4.279%	117.8	64.4%	53.0%
Texas	19	98,594,756	8.2	$5,189,198	2.37x	4.194%	76.4	66.7%	60.6%
Nevada	3	77,758,153	6.4	$25,919,384	1.37x	4.935%	119.9	69.1%	52.8%
Arizona	1	66,500,000	5.5	$66,500,000	1.34x	4.800%	60.0	70.7%	65.0%
Florida	6	53,909,655	4.5	$8,984,942	1.63x	4.700%	119.2	71.5%	53.0%
Massachusetts	3	51,193,890	4.2	$17,064,630	1.83x	4.328%	119.0	65.1%	52.7%
Minnesota	1	44,946,246	3.7	$44,946,246	2.01x	4.490%	59.0	69.1%	63.3%
North Carolina	4	41,656,008	3.5	$10,414,002	2.04x	4.203%	118.7	64.0%	50.2%
Hawaii	1	41,440,000	3.4	$41,440,000	1.70x	4.175%	60.0	68.8%	50.0%
Georgia	6	39,444,275	3.3	$6,574,046	1.46x	5.061%	119.0	71.8%	59.0%
Colorado	9	37,110,894	3.1	$4,123,433	1.75x	4.508%	101.2	70.0%	57.2%
New Jersey	6	37,026,231	3.1	$6,171,038	1.60x	4.313%	118.4	69.9%	53.9%
Tennessee	1	34,000,000	2.8	$34,000,000	1.60x	5.000%	60.0	68.5%	59.9%
Pennsylvania	3	23,808,572	2.0	$7,936,191	1.41x	4.202%	119.3	73.0%	54.2%
Louisiana	4	22,711,409	1.9	$5,677,852	1.76x	4.458%	99.2	66.3%	50.6%
Wyoming	12	21,182,006	1.8	$1,765,167	1.89x	4.550%	119.0	65.2%	52.8%
Illinois	20	20,881,890	1.7	$1,044,094	1.81x	4.655%	119.2	63.0%	49.4%
Maryland	1	19,889,529	1.6	$19,889,529	1.73x	4.150%	116.0	67.0%	50.5%
Michigan	4	17,200,361	1.4	$4,300,090	1.88x	4.410%	119.1	74.4%	57.4%
Missouri	3	16,087,586	1.3	$5,362,529	1.43x	6.163%	56.0	74.8%	70.4%
Nebraska	5	12,391,379	1.0	$2,478,276	1.89x	4.550%	119.0	65.2%	52.8%
Alaska	1	10,622,529	0.9	$10,622,529	2.01x	4.700%	117.0	64.6%	42.4%
South Carolina	1	8,685,910	0.7	$8,685,910	1.91x	4.720%	119.0	63.9%	44.7%
Washington	1	6,631,160	0.5	$6,631,160	1.72x	4.350%	118.0	66.3%	53.5%
West Virginia	1	6,100,000	0.5	$6,100,000	1.70x	4.383%	120.0	71.3%	57.4%
Arkansas	1	5,194,251	0.4	$5,194,251	1.86x	4.830%	119.0	63.3%	44.8%
Alabama	1	2,733,850	0.2	$2,733,850	1.36x	4.760%	119.0	73.9%	63.5%
New Mexico	1	1,816,856	0.2	$1,816,856	1.89x	4.550%	119.0	65.2%	52.8%
Total / Wtd. Avg.	137	$1,206,761,945	100.0%	$8,808,481	1.73x	4.490%	103.8	66.0%	54.3%
(1)  Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2)  Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2
	388 Greenwich Street, 19th Floor
	New York City, NY 10013	Distribution Summary (Factors)	3

		Interest Distribution Detail	4
Master Servicer	Wells Fargo Bank, National Association
	550 South Tryon Street	Principal Distribution Detail	5
	14th Floor
	Charlotte, NC 28202	Reconciliation Detail	6

		Stratification Detail	7
Servicer / Special Servicer	LNR Partners, LLC
	730 NW 107th Avenue, Suite 400	Mortgage Loan Detail	11
	Miami, FL 33172
		NOI Detail	12

Trustee	U.S. Bank National Association	Delinquency Loan Detail	13
	190 South LaSalle Street
	7th Floor	Appraisal Reduction Detail	15
	Chicago, IL 60603
		Loan Modification Detail	17

		Specially Serviced Loan Detail	19

		Unscheduled Principal Detail	21

		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

PER $1,000 OF ORIGINAL  BALANCE

Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals	0.00				0.96	0.00	0.00	0.00	0.96	0.00	0.96	0.00

Notional Classes

Totals	0.00				0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Scheduled Principal Distribution (4)	Unscheduled Principal Distribution (5)	Accreted Principal (6)	Current Realized Loss (7)	Current Principal Recoveries (8)	Current Principal Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)	Cumulative Realized Loss (10)	Original Class (%) (11)	Current Class (%) (12)	Original Credit Support (13)	Current Credit Support (14)

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Sub-Servicing Fee
Prepayment Interest Shortfall	Master Servicing Fee
Interest Adjustments	Trustee Fee
Realized Loss in Excess of Principal Balance	Guarantee Fee
Total Interest Funds Available:	Total Scheduled Fees:
Principal Funds Available	Additional Fees, Expenses, etc.
Scheduled Principal	Special Servicing Fee
Curtailments	Workout Fee
Principal Prepayments	Liquidation Fee
Net Liquidation Proceeds	Additional Trust Fund Expenses
Repurchased Principal	Reimbursement for Interest on Advances
Substitution Principal	Other Expenses
Other Principal	Total Additional Fees, Expenses, etc.:
Total Principal Funds Available:	Distribution to Certificateholders
Other Funds Available	Interest Distribution
Yield Maintenance Charges	Principal Distribution
Static Prepayment Premiums	Yield Maintenance Charges Distribution
Other Charges	Static Prepayment Premiums Distribution
Total Other Funds Available:	Total Distribution to Certificateholders:
Total Funds Available	Total Funds Allocated

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11
Stratification Detail

Ending Scheduled Balance							State

Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11
Stratification Detail

Seasoning							Property Type

Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11
Stratification Detail

Debt Service Coverage Ratio							Loan Rate

Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term

Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Mortgage Loan Detail

									Neg	Beginning	Ending	Paid	Apprasial	Apprasial	Payment	Workout	Mod.
		Property			Interest	Principal	Gross	Maturity	Am	Scheduled	Scheduled	Through	Reduction	Reduction	Status of	Strategy	Code
Loan	OMCR	Type	City	State	Payment	Payment	Coupon	Date	Flag	Balance	Balance	Date	Date	Amount	Loan (1)	(2)	(3)

Totals
Payment Status of Loan (1)		Workout Strategy (2)					Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7.	REO	13.	Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9.	Pending Return to Master Servicer			3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10.	Deed In Lieu of Foreclosure			4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11.	Full Payoff			5. Temporary Rate Reduction
		6. DPO	12.	Reps and Warranties			6. Capitalization of Interest

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

NOI Detail

					Ending	Most	Most	Most Recent	Most Recent
Loan					Scheduled	Recent	Recent	NOI	NOI
Number	OMCR	Property Type	City	State	Balance	Fiscal NOI	NOI	Start Date	End Date

Totals

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no historical Appraisal Reduction activity.

Totals

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Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no historical Loan Modification activity.

Totals

Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Specially Serviced Property Detail

		Workout	Most Recent	Most Recent
		Strategy	Inspection	Specially Serviced	Most Recent	Most Recent	Other REO
Loan	OMCR	(1)	Date	Transfer Date	Appraisal Date	Appraisal Value	Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)
1.	Modification	7.	REO	13. Other or TBD
2.	Foreclosure	8.	Resolved	98. Not Provided By Servicer
3.	Bankruptcy	9.	Pending Return to Master Servicer
4.	Extension	10.	Deed In Lieu of Foreclosure
5.	Note Sale	11.	Full Payoff
6.	DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Historical Specially Serviced Property Detail

			Spec. Serviced	Workout	Spec.			Property				Net	Net
Distribution	Loan		Transfer Date	Strategy	Serviced	Scheduled	Actual	Type		Interest	Note Date	Operating	Operating	DSC	DSC Date	Maturity
Date	Number	OMCR		(1)	Loan to MS	Balance	Balance	(2)	State	Rate		Income	Income Date	Ratio		Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)
1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code (1)	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals

Liquidation / Prepayment Code (1)
1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Historical Unscheduled Principal Detail

Distribution	Loan		Liquidation /	Liquidation /	Unscheduled	Unscheduled	Other	Prepayment Interest	Prepayment	Yield Maintenance
Date	Number	OMCR	Prepayment Date	Prepayment Code (1)	Principal Collections	Principal Adjustments	Interest Adjustment	Excess (Shortfall)	Penality	Premium

Totals

Liquidation / Prepayment Code (1)
1.	Partial Liquidation (Curtailment)	7.	Not Used
2.	Payoff Prior To Maturity	8.	Payoff With Penalty
3.	Disposition / Liquidation	9.	Payoff With Yield Maintenance
4.	Repurchase / Substitution	10.	Curtailment With Penalty
5.	Full Payoff At Maturity	11.	Curtailment With Yield
6.	DPO		Maintenance

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Liquidated Loan Detail

Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)
There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2013-GCJ11
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ11

Historical Liquidated Loan Detail

Distribution	Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Gross Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Date	Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, the Series 2013-GC10 Pooling and Servicing Agreement and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any

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such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet

E-1-2

delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No

E-1-3

representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated on the loan schedule to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other

E-1-4

matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse

E-1-5

such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was

E-1-6

originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related

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Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events:  (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan, (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned

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restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a

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controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the real property to be released and (ii) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the

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Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)
Ground Leases.  For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan

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and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

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(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to

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mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import means, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its

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officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

All Representations	Westin Memphis (No. 12)
For purposes of Annex E-1 and E-2, the defined term “Mortgaged Property” with respect to the related Mortgage Loan shall include the related borrower’s right to park in the adjacent parking garage pursuant to and in accordance with the a garage parking lease agreement but does not include any interest in the land or improvements leased thereby.

(16) Insurance	Empire Hotel & Retail (No. 2)	The Mortgage Loan Documents require business interruption insurance coverage for a period of twelve (12) months, rather than eighteen (18) months.
(16) Insurance	Pin Oak Portfolio – North Parcel (No. 10)
The Mortgage Loan Documents provide that the lender is entitled to hold and disburse insurance proceeds in excess of $500,000 per each of three individual Mortgaged Properties (as opposed to 5% of the then outstanding principal loan amount).  Since the Mortgage Loan Documents permit partial prepayment without prepayment premium, under certain circumstances depending on the order of prepayment and release of the parcels, the Mortgage Loan Documents may impose a threshold higher than 5% of the then outstanding principal loan amount to determine when lender can hold and disburse the proceeds.

(16) Insurance	Grand Oaks Apartments (No. 41)
The Mortgage Loan Documents require at least ten (10) days notice to the Mortgagee prior to the termination or cancellation of insurance policies arising from the failure of the related borrower to renew such insurance policies.

(16) Insurance	221-223 East Broadway (No. 47); SST Morgan Hill Self Storage (No. 66)
For each of the Mortgage Loans, the Mortgage Loan Documents permit lender to hold and disburse insurance proceeds in excess of 5% of the original loan amount (as opposed to the then outstanding loan amount).  As the Mortgage Loan amortizes, therefore, the Mortgage Loan Documents impose a threshold higher than 5% of the then outstanding principal loan amount to determine when lender can hold and disburse the proceeds.

(16) Insurance	Glenmont Retail (No. 49)
A parcel within the Mortgaged Property is ground leased by the related Mortgagor, pursuant to an arrangement whereby the Mortgagor owns fee title to the land, and the ground lessee owns and insures the improvements located thereon.  So long as such ground lease remains in full force and effect, and the ground lessee maintains separate casualty insurance covering such ground leased portion of the Mortgaged Property and the improvements thereon, the Mortgagor is not required to maintain insurance on such portion of the Mortgaged Property in accordance with the applicable provisions of the Mortgage Loan Documents.

(16) Insurance	290 West Self Storage (No. 64)
The Mortgage Loan Documents require at least ten (10) days notice to the Mortgagee prior to the termination or cancellation of insurance policies arising from the failure of the related borrower to renew such insurance policies.

E-2-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	CVS – Pleasant Grove, AL (No. 68)
The Mortgage Loan Documents permit the sole tenant at the Mortgaged Property, Alabama CVS Pharmacy, L.L.C., to self-insure for so long as such tenant maintains its status as an entity with a long term unsecured debt rating of at least “BBB-“ (an “Investment Grade Credit Company”) or for so long as 100% of the ownership interests in such tenant are directly or indirectly held by an Investment Grade Credit Company.  Additionally, with respect to business interruption insurance, the Mortgage Loan documents require coverage through the date of completion of restoration, plus an extended period until the earlier of (i) income at the Mortgaged Property returns to its pre-casualty level, and (ii) six months from the date of completion of restoration.

(18) No Encroachments	Westin Memphis (No. 12)	The improvements on the related Mortgaged Property encroach over the Gayoso Bayou Drainage Easement which runs under the hotel located on the related Mortgaged Property.
(24) Local Law Compliance	Empire Hotel & Retail (No. 2)
As of the date of origination of the Mortgage Loan, a temporary certificate of occupancy had lapsed and certain permits were not in full force and effect with respect to the restaurant, bar and pool uses on the penthouse and rooftop of the related Mortgaged Property.  The Mortgage Loan Documents require the related Mortgagor to obtain a valid certificate of occupancy and all required permits for such area on or before January 6, 2014.  In the event the related Mortgagor is unable to obtain such certificate or permits, the Mortgagor is required to terminate operation of the penthouse and rooftop uses.  The Mortgaged Property is additionally lacking place of assembly permits required for certain portions of the Mortgaged Property.  The Mortgage Loan Documents require the related Mortgagor to obtain such permits (i) in the case of place of assembly permits related to the rooftop and penthouse area, by January 6, 2014, and (ii) in the case of place of assembly permits related to other portions of the Mortgaged Property, within ninety (90) days of the date of the origination of the Mortgage Loan.

(24) Local Law Compliance	Bayou Village (No. 70)
The related Mortgaged Property is legal nonconforming with respect to its permitted use, and such non-conformity is not covered by a law and ordinance insurance policy.  The provisions of the zoning code provide, with respect to destruction of a structure with non-conforming use:  “If a structure that contains a nonconforming use is destroyed to the extent of fifty (50) percent or more of its appraised value by fire or natural calamity or is voluntarily razed or is required by law to be razed, the nonconforming use shall not be resumed. The determination of the extent of damage or destruction under this subsection shall be based on the ratio of the estimated cost of restoring the structure to its condition before the damage or destruction to the estimated cost of duplicating the entire structure as it existed prior to the damage or destruction.”

(25) Licenses and Permits	Empire Hotel & Retail (No. 2)
As of the date of origination of the Mortgage Loan, a temporary certificate of occupancy had lapsed and certain permits were not in full force and effect with respect to the restaurant, bar and pool uses on the penthouse and rooftop of the related Mortgaged Property.  The Mortgage Loan Documents require the related Mortgagor to obtain a valid certificate of occupancy and all required permits for such area on or before January 6, 2014.  In the event the related Mortgagor is unable to obtain such certificate or permits, the Mortgagor is required to terminate operation of the penthouse and rooftop uses.  The Mortgaged Property is additionally lacking place of assembly permits required for certain portions of the Mortgaged Property.  The Mortgage Loan Documents require the related Mortgagor to obtain such permits (i) in the case of place of assembly permits related to the rooftop and penthouse area, by January 6, 2014, and (ii) in the case of place of assembly permits related to other portions of the Mortgaged Property, within ninety (90) days of the date of the origination of the Mortgage Loan.

E-2-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(26) Recourse Obligations	Ascentia MHC Portfolio (No. 4)
The Mortgage Loan Documents limit full recourse for transfers of the related Mortgaged Property or equity interests in the related Mortgagor made in violation of the Mortgage Loan Documents to those transfers where (i) such breach was material, (ii) the Mortgagor failed to correct such breach within ten (10) days notice from lender, and (iii) such breach is a violation of the Mortgage Loan Agreement.

(26) Recourse Obligations	Residence Inn Boston Harbor (No. 8); Residence Inn Boston Harbor – fee interest (No. 61)
The Mortgage Loan documents for each Mortgage Loan limit full recourse to Mortgagor and the related guarantor for transfers of the related Mortgaged Property or equity interests in the related Mortgagor made in violation of the related Mortgage Loan Documents to those transfers where (i) such breach was material, (ii) the related Mortgagor failed to correct such breach within thirty (30) days notice from lender, and (iii) such breach is a violation of the related Mortgage Loan Agreement (except for matters related to liens from taxes or labor that are otherwise subject to recourse to Mortgagor and guarantor for losses and damages sustained by lender).  Additionally, for each Mortgage Loan, the related Mortgage Loan Documents require that, in connections with recourse to Mortgagor and guarantor for losses and damages sustained by lender arising out of a violation of the environmental covenants, lender must forego exercising its rights against Mortgagor and guarantor and seek recourse from an environmental insurance policy on the property until the shorter of (1) the expiration of six (6) months after a written claim under such environmental insurance policy, without payment by the insurer, (2) the refusal in writing by the insurer of the defense of any claim or the coverage after a written claim upon the insurer under the environmental insurance policy or (3) such shorter time, if in the sole but commercially reasonable judgment of the lender, any delay shall endanger any tenant or other occupant of the related Mortgaged Property or their guests or the general public or may materially and adversely affect the value of the related Mortgaged Property if not immediately addressed; provided, however, (i) the related Mortgagor and related guarantor are primarily liable for any deductible under such policy, and (ii) the related Mortgagor and guarantor are primarily liable for losses (including any remediation costs) not covered by such policy or losses (including any remediation costs) in excess of the coverage under such policy.

(26) Recourse Obligations	221-223 East Broadway (No. 47)
The Mortgage Loan Documents limit full recourse to Mortgagor and the related guarantor for transfers of the related Mortgaged Property or equity interests in the related Mortgagor made in violation of the Mortgage Loan Documents to those transfers where (i) such breach was material, (ii) the Mortgagor failed to correct such breach within thirty (30) days notice from lender, and (iii) such breach is a violation of the Mortgage Loan Agreement.

(26) Recourse Obligations	CVS – Pleasant Grove, AL (No. 68)
The Mortgage Loan Documents provide recourse to Mortgagor and the related nonrecourse carveout guarantor, limited to losses and damages sustained by lender, arising out of transfers, in violation of the Mortgage Loan Documents, of ownership interests in a non-managing member of Mortgagor over which the related recourse carveout guarantor has no control or consent rights thereto.

(27) Mortgage Releases	Pin Oak Portfolio – North Parcel (No. 10)
The Mortgage Loan Documents permit the Mortgagor, provided certain conditions are satisfied, to subdivide the Mortgaged Property.  Following such subdivision, the Mortgage Loan Documents permit the Mortgagor to release a portion of the Mortgaged Property with prepayment of an amount equal to the allocated loan amount at the origination of the Mortgage Loan.

(28) Financial Reporting and Rent Rolls	Amsdell New Jersey Self Storage Portfolio (No. 30)	The Mortgage Loan Documents do not require annual combined balance sheets for the two (2) joint and several Mortgagors.

E-2-3

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(29) Acts of Terrorism Exclusion	Tower Colorado (No. 43)
If the Mortgagor is required to obtain a stand-alone policy covering acts of terrorism, the related Mortgagor is not required to pay insurance premiums with respect to such policy in excess of an amount equal to 150% of the aggregate insurance premiums payable under the Mortgage Loan Documents with respect to casualty, liability and rent loss/business interruption for the last policy year in which coverage for terrorism was not excluded.  If the insurance premiums for such policy exceed such cap, lender may either (1) purchase such stand-alone terrorism policy (with Mortgagor paying such portion of the premiums with regard thereto equal to such cap) or (2) modify the deductible amounts, policy limits and other required policy terms to reduce such premiums to the cap.

(29) Acts of Terrorism Exclusion	CVS – Pleasant Grove, AL (No. 68)
The Mortgage Loan Documents permit the sole tenant at the Mortgaged Property, Alabama CVS Pharmacy, L.L.C., to provide required coverage for “acts of terrorism” through self-insurance for so long as such tenant maintains its status as an entity with a long term unsecured debt rating of at least “BBB-“ (an “Investment Grade Credit Company”) or for so long as 100% of the ownership interests in such tenant are directly or indirectly held by an Investment Grade Credit Company.

(31) Single-Purpose Entity	Ascentia MHC Portfolio (No. 4)
Certain of the individual Mortgagors are recycled entities that previously owned mobile home units on the Mortgaged Property that were transferred to an affiliate of the Mortgagors prior to the origination of the related Mortgage Loan.

(31) Single-Purpose Entity	Ascentia MHC Portfolio (No. 4)
Certain mobile homes at the individual Mortgaged Properties are owned by an affiliate of the Mortgagor (such affiliate, the “Affiliated Owner”). The occupants of such mobile homes pay a separate rent for (i) the pads (which rents are property of the Mortgagor; such rents, the “Pad Site Rents”) and (ii) the mobile homes (which rents is property of the Affiliated Owner; such rents, the “Mobile Home Rents”).  The Mortgagor, the Affiliated Owner, the borrower-affiliated property manager (“Affiliated Manager”), and lender entered into a four-party agreement (the “Four-Party Agreement”) which provides that, in the event a tenant remits the Pad Site Rents and the Mobile Home Rents in a single payment or into a single account (either, a “Unified Payment”), the Affiliated Manager shall deposit the Unified Payment into its operating account maintained by the Affiliated Manager and the Mortgagor, Affiliated Manager and Affiliated Owner, as applicable, shall (i) account for rents in such a manner such that Pad Sites Rents owed to Mortgagor are readily ascertainable and identifiable as separate and apart from Mobile Home Rents owed to Affiliated Owner; (ii) remit the Pad Site Rents to the Mortgagor’s restricted account within two (2) days of receipt; (iii) during a trigger period under the Mortgage Loan Documents or after the bankruptcy of Affiliated Manager or Affiliated Owner, send written notices to tenants with instructions to remit separate payments for the Mobile Home Rents to Affiliated Owner into a separate account held by Affiliated Owner or Affiliated Manager (such notices are to be sent each time a tenant makes a Unified Payment until such tenant complies).

(31) Single-Purpose Entity	Westin Memphis (No. 12)	The members of the borrower have waived limitations on liability under the limited liability company act and are fully liable for the debts of the borrower.
(31) Single-Purpose Entity	Grand Oaks Apartments (No. 41)	The Mortgagor is a recycled entity that previously owned an unrelated property which such unrelated property was sold by Mortgagor prior to the origination date of the Mortgage Loan.

E-2-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(32) Defeasance	Pin Oak Portfolio – North Parcel (No. 10)
The Mortgage Loan Documents permit the Mortgagor, provided certain conditions are satisfied, to subdivide the Mortgaged Property.  Following such permitted subdivision in accordance with the terms of Mortgage Loan Documents, the Mortgage Loan Documents permit the Mortgagor to defease a portion of the Mortgaged Property in an amount equal to the allocated loan amount of such subdivided parcel at the origination of the Mortgage Loan.

(32) Defeasance	Lakeside Budget Storage (No. 62)
With respect to any Defeasance, the Mortgage Loan Documents require the Mortgagor to provide a certificate from a firm of independent accountants reasonably acceptable to the lender certifying that the total defeasance collateral is sufficient to make all scheduled payments under the related Mortgage Note.

(34) Ground Leases	Residence Inn Boston Harbor (No. 8)
The ground lease constituting collateral for the related Mortgage Loan provides that any assignments following subsequent to first sale following a foreclosure or deed-in-lieu of foreclosure are subject to the related ground lessor’s consent.  Additionally, the related Mortgagor cannot sublet without the ground lessor’s prior written consent, except that the related Mortgagor may enter into subleases for reasonable portions of the Mortgaged Property for services of offices reasonably related to hotel operations, provided that such subleases shall not reduce the number of guest rooms below 168 and, provided, further, that no such sublease extends beyond the term of the ground lease or is for a term in excess of ten (10) years.

(34) Ground Lease	Westin Memphis (No. 12)
The ground lease (the “Westin Ground Lease”) is a sub-sub-ground lease structure creating a triple bankruptcy risk (i.e., the risk that any one or more of (i) The City of Memphis (the “City”), (ii) Beale Street Development Corporation (“Beale Street”) or (iii) Performa Entertainment Real Estate, Inc. (“Performa”) goes bankrupt and rejects its respective ground lease or sub-ground lease).

No representations are made with respect to the leasehold in interest in the parking garage property.

Performa, which is the sub-lessor to the related Mortgagor, is a debtor in an ongoing Chapter 11 Bankruptcy proceeding.

The estoppel provided to lender and borrower (the “Ground Lease Estoppel”) provides that upon the expiration or termination of the prime ground lease or the sub-ground lease including a rejection in bankruptcy, the Westin Ground Lease shall remain in full force and effect, as a direct lease between the borrower and the City or Beale Street, as applicable, and borrower will attorn to the City or Beale as appropriate and neither the City nor Beale will disturb borrower.  The Ground Lease Estoppel has not been approved by the bankruptcy court. In the event the Ground Lease Estoppel is not approved by the bankruptcy court, the agreements contained therein could be determined to be invalid or otherwise non-binding on Performa.

(a)	Westin Memphis (No. 12)
Under the Westin Ground Lease, the Mortgagor can use the leased premises solely for the purpose of an approximately 201 room full, service, first class, upscale hotel with a bar, restaurant and a gift shop, or other uses incidental thereto and customary for the operation of an upscale, first class, full service hotel, and for no other use or purpose whatsoever.

The Westin Ground Lease required the consent of Performa, which shall not be unreasonably withheld, to certain alterations to the hotel, entering into a lease for the restaurant at the hotel and a change in the franchisor.

Performa’s representation regarding amendments is in the Ground Lease Estoppel, which has not been approved by the bankruptcy court.   As a result such provisions may not be binding upon Performa.

E-2-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(b)	Westin Memphis (No. 12)
No exception relating to the requirement of Mortgagee’s prior written consent to any modification or termination of the Westin Ground Lease, as fully set forth in representation 34(b), is required, provided the Ground Lease Estoppel is approved by the bankruptcy court.  In the event the Ground Lease Estoppel is not approved by the bankruptcy court, the provisions thereof may not be binding upon Performa.

(d)	Westin Memphis (No. 12)
No exception relating to the priority of the Westin Ground Lease or the existence of subordination non-disturbance and attornment agreement, as fully set forth in representation 34(d), is required, provided the Ground Lease Estoppel is approved by the bankruptcy court.  In the event the Ground Lease Estoppel is not approved by the bankruptcy court, the provisions thereof may not be binding upon Performa.

(e)	Westin Memphis (No. 12)
No exception relating to the assignee of and assignability of the Westin Ground Lease, as fully set forth in representation 34(e), is required, provided the Ground Lease Estoppel is approved by the bankruptcy court.  In the event the Ground Lease Estoppel is not approved by the bankruptcy court, the provisions thereof may not be binding upon Performa.

(f)	Westin Memphis (No. 12)
No exception relating to existence of material defaults of the Westin Ground Lease, as fully set forth in representation 34(f), is required, provided the Ground Lease Estoppel is approved by the bankruptcy court.  In the event the Ground Lease Estoppel is not approved by the bankruptcy court, the provisions thereof may not be binding upon Performa.

(g)	Westin Memphis (No. 12)
No exception relating to the Mortgagee notice requirements, as fully set forth in representation 34(g), is required, provided the ancillary agreement between Performa and the Mortgagor is approved by the bankruptcy court.  In the event the ancillary agreement is not approved by the bankruptcy court, the provisions thereof may not be binding upon Performa.

(h)	Westin Memphis (No. 12)
No exception relating to the allowance of sufficient time for Mortgagee to gain possession of the Mortgaged Property to cure any default, as fully set forth in representation 34(h), is required, provided the Ground Lease Estoppel is approved by the bankruptcy court.  In the event the Ground Lease Estoppel is not approved by the bankruptcy court, the provisions thereof may not be binding upon Performa.

(l)	Westin Memphis (No. 12)
No exception relating to the obligation of ground lessor to enter into a replacement lease in the event lender cures any defaults susceptible to cure, as fully set forth in representation 34(h), is required, provided the Ground Lease Estoppel is approved by the bankruptcy court.  In the event the Ground Lease Estoppel is not approved by the bankruptcy court, the provisions thereof may not be binding upon Performa..

(34(b)) Ground Leases	Executive Airport Business Center (No. 65)
The related ground lessor under the Ground Lease has not agreed in writing that the Ground Lease may not be amended, modified, terminated or cancelled without the prior written consent of the Mortgagee.

(34(j)) Ground Leases	Executive Airport Business Center (No. 65)	Neither the terms of the Ground Lease nor an estoppel or other agreement provides the Mortgagee with the right to hold and disburse insurance proceeds, as fully set forth in representation 34(j).

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(37) No Material Default; Payment Record	Ascentia MHC Portfolio (No. 4)
The Mortgage Loan Documents require the Mortgagor, within thirty (30) days of the origination of the Mortgage Loan, to deliver to lender evidence satisfactory to lender that certain Promissory Notes dated December 31, 2012 issued by one (1) of the nonrecourse carveout guarantors, in connection with the redemption of certain interests in the related Mortgagors and their affiliates in the total aggregate amount of $7,307,498 (collectively, the “Redemption Notes”) have been paid in full and that there are no outstanding claims and liabilities with respect to such Redemption Notes.

(38) Bankruptcy	Westin Memphis (No. 12)
Performa Entertainment Real Estate, Inc., the lessee under the ground sublease for the Mortgaged Property and the lessor under the ground sub-sublease with the Mortgagor is a debtor in an ongoing Chapter 11 bankruptcy proceeding.

(39) Organization of Mortgagor	Residence Inn Boston Harbor (No. 8); Residence Inn Boston Harbor – fee interest (No. 61)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.
(39) Organization of Mortgagor	Pin Oak Portfolio – North Parcel (No. 10); Pin Oak Portfolio – South Parcel (No. 28)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.
(39) Organization of Mortgagor	Amsdell New Jersey Self Storage Portfolio (No. 30); Amsdell - O’Storage Portfolio (No. 55)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.
(39) Organization of Mortgagor	Stor-All Tchoupitoulas (No. 39); Stor-All Pontchartrain (No. 51)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.
(39) Organization of Mortgagor	Storage Pros Michigan Portfolio (No. 59); Storage Pros Fall River (No. 63)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.
(41) Appraisal	Westin Memphis (No. 12)
The appraisal for the Mortgaged Property did not separately value the parking garage property; however, the income/expenses attributable to the parking garage property were included in net operating income, which was utilized to conclude the appraised value of the collateral.

E-2-7

Jefferies LoanCore LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(7) Junior Liens	Christown Spectrum (No. 3)
Concurrently with the funding of the Christown Spectrum Loan, the Seller funded a mezzanine loan in the amount of $7,700,000 to Phoenix MZ, LLC, as mezzanine borrower, an indirect owner of 79.2% of the equity interests in the borrowers.  The mezzanine loan is secured by a pledge of the mezzanine borrower’s 80% equity interest in Coventry II DDR Phoenix Spectrum LLC, the 99% indirect owner of the equity interests in the borrowers.  The mezzanine loan has an interest rate of 15.3% per annum and is co-terminus with the Christown Spectrum Loan.

In December 2006, the non-recourse carveout guarantors under the Christown Spectrum Loan executed repayment guaranties in connection with a $48,000,000 construction loan (the “Bloomfield Loan”) made by Wells Fargo Bank, N.A. (“Wells”) to Coventry II DDR Harbor Bloomfield Phase 1 LLC and Coventry II DDR Harbor Bloomfield Phase 2 LLC, secured by a mixed-use lifestyle center development project located in Bloomfield Hills, Michigan. The borrowers under the Bloomfield Loan defaulted on the Bloomfield Loan at its maturity date and Wells filed suit to enforce the repayment guaranties.  In 2010, Wells and the non-recourse carveout guarantors entered into a settlement agreement, pursuant to which Wells agrees to forbear exercising its remedies until November 18, 2012 in exchange for the non-recourse carveout guarantors’ pledge of their 79.2% equity interest in the Christown Spectrum Property and another property. Following the $7,500,000 principal paydown of the Bloomfield Loan with cash from a bridge loan funded by the Seller in December 2012, the next payment due under the settlement agreement is in November 2013.  Wells has entered into an intercreditor agreement with the Seller pursuant to which it has subordinated its pledge to the Christown Spectrum loan and the above-referenced mezzanine loan.  Pursuant to this intercreditor agreement, Wells agrees that it will (1) release any overlapping collateral in connection with an assignment or transfer by Wells of its position and (2) cause any transferee to agree to be bound by the terms of the intercreditor agreement.  Prior to a foreclosure (or conveyance in lieu thereof) of the Wells position, any party (other than Wells), is required to put up a replacement guaranty on the same terms as the guaranties delivered under the Christown Spectrum Loan and the mezzanine loan, as applicable (but with a net worth of $20,000,000 and a liquidity of $200,000 until March 27, 2014; and $500,000 thereafter), and retain the existing property manager or appoint a new “qualified manager”.

(7) Junior Liens	1540 2nd Street (No. 13)	There is an existing mezzanine loan in the original principal amount of $4,200,000 held by Jefferies LoanCore LLC. The mezzanine loan was funded on the Mortgage Loan origination date.
(10) Condition of Property	2151 Las Palmas (No. 71)	The Mortgage Loan was originated July 7, 2011. The property condition report is dated June 2, 2011.
(13) Actions Concerning Mortgage Loan	Christown Spectrum (No. 3)
Coventry Real Estate Advisors, LLC, et al., an affiliate of the mortgage borrowers (“Coventry”), filed suit against DDR Corp. (“DDR”) on November 4, 2009 in the Supreme Court of the State of New York, County of New York, alleging principally breaches of contract, violation of fiduciary duties and fraud.  The New York court has dismissed one of Coventry’s claims against DDR, violation of fiduciary duties, but 6 claims remain.  DDR counterclaimed and Coventry moved to have all of DDR’s counterclaims dismissed.  In May 2012, the New York court granted Coventry’s motion to dismiss DDR’s counterclaims asserting breach of fiduciary duty and aiding and abetting breach of fiduciary duty, denied Coventry’s motion to dismiss DDR’s counterclaim for breach of contract and denied Coventry’s motion to dismiss DDR’s counterclaims for tortious interference with business relations and business libel, but granted Coventry leave to renew its motion as to those counterclaims.  Discovery is scheduled to be completed by April 30, 2013, but the New York court may extend discovery past that date.

E-2-8

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

DDR filed a motion for summary judgment on October 10, 2011. Coventry filed its opposition to the motion on December 20, 2011. The court has not yet issued a ruling on DDR’s motion.  Coventry does not anticipate the non-recourse carveout guarantors will suffer any material adverse effect if it does not prevail in this action.

(13) Actions Concerning Mortgage Loan	127 West 25th Street (No. 6)
127 West 25th Street PMLLC v. 127 West 25th Group LLC, Index No. 652974/12:  An action in New York State Supreme Court brought by three members of 127 West 25th LLC, the 100% owner of the borrower, to challenge conveyance of the Mortgaged Property to its subsidiary, the borrower.  In December 2012, the parties in the action signed a stipulation, which the judge so ordered, whereby the plaintiffs agreed that during the pendency of the litigation title could remain in the name of the borrower. At a conference on January 14, 2013, the judge obtained an explicit consent from the plaintiffs to a new mortgage loan in order to refinance the Mortgaged Property and stated that the Mortgaged Property could not be transferred at all during the pendency of the litigation.   There is no restriction on the ability of the lender to foreclose the Mortgage on the Mortgaged Property following any default and acceleration of the Mortgage Loan. At the January 14 conference, the lawyer for the plaintiffs indicated that the plaintiffs may have additional claims, based on their belief that there are unaccounted for funds.

(13) Actions Concerning Mortgage Loan	127 West 25th Street (No. 6)
Nader & Sons, LLC v. Shavolian, Index No. 650046/11:  An action in New York State Supreme Court brought against Daniel Shavolian, the non-recourse carveout guarantor (and managing member of, and owner of a 21.5% membership interest in 127 West 25th LLC), by two individual plaintiffs seeking to enforce a promissory note from Shavolian.   Shavolian appears to have pledged 40% of the membership interests in 127 West 25th LLC as security for the note.  The court granted summary judgment in favor of the noteholders, and entered judgment in the amount of $3,382,530.  In early January 2013, Shavolian obtained a stay of enforcement from the Appellate Division while he pursues an appeal, and posted a bond for $2 million to secure the noteholders during the pendency of the appeal.  If Shavolian does not prevail in his appeal, Shavolian will be required to pay the full amount of the judgment plus interest (which is accruing at a rate of 9% per annum from December 20, 2012), which would result in an event of default under the Loan.

(13) Actions Concerning Mortgage Loan	127 West 25th Street (No. 6)
The Mortgaged Property is also involved in an Article 78 proceeding seeking (i) a preliminary injunction against the conversion of the Mortgaged Property to a homeless shelter and offices contending that the use classifications of the Mortgaged Property as a transient hotel and offices (both uses permitted as of right) rather than certain other uses not permitted as of right was erroneous and (ii) a judgment annulling the determination by the Board of Standards and Appeals (the “BSA”) upholding the NYC Department of Buildings’ (“DOB”) prior approval of that conversion.   In October 2011, the New York State Supreme Court upheld the BSA’s decision to uphold the DOB’s prior approval of the conversion, rejecting all of the arguments made by the plaintiff.  The plaintiff has appealed the New York State Supreme Court’s decision to the Appellate Division, First Department, and the oral arguments in the appeal were heard in January 2013.   The appeal is currently pending.

(16) Insurance	Radisson Bloomington (No. 7)
The insurance company providing the general liability policy covering the water park operations, T.H.E. Insurance Company, is rated A-:VII from A.M. Best Company and is not rated by Moody’s or Standard & Poor’s.

(26) Recourse Obligations.	2151 Las Palmas (No. 71)	There is no recourse for the commission of intentional material physical waste at the Mortgaged Property.
(30) Due on Sale or Encumbrance.	Christown Spectrum (No. 3)	See Exception to Representation (7).

E-2-9

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(30) Due on Sale or Encumbrance.	1540 2nd Street (No. 13)	See Exception to Representation (7).
(34) Ground Leases	9440 Santa Monica (No. 19)
(b) The Ground Lease does not specifically state that the Ground Lease may not be amended or modified without the prior written consent of Mortgagee, however any such amendment or modification without mortgagee consent would trigger recourse liability under the related Loan documents, including the recourse carveout guaranty.

(41) Appraisal.	2151 Las Palmas (No. 71)	The Mortgage File contains an appraisal dated June 15, 2011, which date is within six months of the Mortgage Loan origination date but is more than 12 months from the Closing Date.

E-2-10

Archetype Mortgage Funding I LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

8(Assignment of Leases and Rents)	677 Ala Moana Boulevard (No. 9)
Pursuant to the terms of the related Ground Lease, all sub-rents are assigned to the ground lessor.  Pursuant to a tri-party agreement among the ground lessor, the Mortgagor and the Mortgagee, the ground lessor has waived such assignment in consideration of the Mortgagee’s agreement that all such sub-rents from the Mortgaged Property collected in the required cash management account are to be first applied to the payment of ground rent under the related Ground Lease.

16 (Insurance)	10 Senate Place (No. 37)
The related Mortgagor has a layered property insurance program with ten (10) different insurers.  Two (2) of those insurers do not have a claims-paying or financial strength rating of “A-:VIII” from A.M. Best Company and instead are rated “A-:VII”.  When the property insurance policies with these two (2) insurers are up for renewal the related Loan Documents require the related Mortgagor to obtain insurance from insurance companies whose claims-paying or financial strength rating is at least “A-:VIII” from A.M. Best Company.

24 (Local Law Compliance)	Pangea 5 Multifamily Portfolio (No. 32)
A number of Mortgaged Properties have a legal non-conforming use.  The legal non-conforming use of such Mortgaged Properties lapses if there is a discontinuance of such use for eighteen (18) months.  The related Mortgagor and the related guarantor are required to indemnify the lender for losses resulting from a protracted discontinuance of such legal non-conforming use of the Mortgaged Properties resulting from a casualty or condemnation at the Mortgaged Properties.

30 (Due on Sale or Encumbrance)	Pangea 5 Multifamily Portfolio (No. 32)
100% of the equity interests in each of the related Mortgagors are held by a non-public REIT.  The related Loan Documents provide that a change of control of a related Mortgagor will not be deemed to have occurred so long as (1) the REIT maintains no less than 51% of the equity interests in the related Mortgagor and (2) the REIT controls the day-to-day management of the related Mortgagor and the applicable Mortgaged Properties.  Other than in connection with transfers occurring as a result of death or estate planning, the related Loan Documents prohibit any direct or indirect transfers, in the aggregate, which result in a greater than 49% transfer of direct or indirect interests in a related Mortgagor.

34 (Ground Leases)	Blue Diamond Crossing (No. 5)
34(e):  The Ground Lease is not freely assignable, including in connection with a foreclosure of the Mortgaged Property by the Mortgagee, without the consent of the ground lessor unless the proposed assignee is an institutional investor with a minimum net worth of $20 million or is an entity owned or controlled, directly or indirectly, by such an institutional investor.  In the event that the proposed assignee is required to be approved by the ground lessor, the ground lessor is required to provide such consent if the proposed assignee has demonstrated (i) experience in the management of comparable real estate properties and (ii) financial resources, in the ground lessor’s reasonable business judgment, sufficient to secure the performance of the ground lessee’s obligations under the related Ground Lease.

34(g):  The Ground Lease requires the ground lessor to provide the Mortgagee notice of any default under, or termination of, the Ground Lease and the Mortgagee’s cure period runs from delivery of such notice; however, the Ground Lease does not specifically provide that such default or termination is not effective against the Mortgagee unless such notice is given to the Mortgagee.

34(i):  The Ground Lease provides that any sublease must either be (a) on the standard form of lease attached to the Ground Lease (other than any commercially reasonable revisions that do not result in a material adverse change to the ground lessor) or (b) consented to by the ground lessor.  The ground lessor is required to provide a timely response to any request by ground lessee for approval of a sublease and such approval may not be unreasonably, withheld, conditioned or delayed.

E-2-11

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

34 (Ground Leases)	677 Ala Moana Boulevard (No. 9)
34(e):  Pursuant to the terms of a tri-party agreement among the ground lessor, the Mortgagor and the Mortgagee, the Mortgagee must give the ground lessor notice of its intent to foreclose on the Mortgaged Property and ground lessor has the right, within 30 days of such notice, to purchase Mortgagee’s interest in the Mortgage Loan for a price equal to the sum of the outstanding unpaid principal balance of the Mortgage Loan, together with any other amounts due and unpaid under the Mortgage Loan.

39 (Organization of Mortgagor)	Hyatt House Houston (No. 25) Staybridge Denver (No. 26) Courtyard Miami West (No. 31) Courtyard Chicago Wood Dale (No. 46)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.
39 (Organization of Mortgagor)	Preserve at Cedar River (No. 33) Courtyard on the Green (No. 53)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagor.

E-2-12

Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(10) Condition of the Property	Fairfield Inn - Anchorage (No. 34)	The Mortgaged Property was inspected by the Seller on January 30, 2012, which was more than 6 months before the origination of the Mortgage Loan and more than 12 months before the Cut-off Date.
(16) Insurance	Stonecreek - Robinhood Portfolio (No. 11)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody's, if Moody's rates such insurer and is rating the Certificates, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody's, if Moody's rates such insurer and is rating the Certificates).

With respect to business interruption insurance, the Mortgage Loan documents do not specifically require coverage in an amount equal to not less than twelve months.  However, coverage will be provided up to the date that the property is repaired or replaced and operations are resumed.  There is also an extended period of indemnity endorsement required to cover the six month period commencing on the date on which the Mortgaged Property has been restored.

(16) Insurance	National Harbor (No. 18) Morrison Crossing (No. 35) Fayette Square (No. 52)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody's, if Moody's rates such insurer and is rating the Certificates, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody's, if Moody's rates such insurer and is rating the Certificates).

(16) Insurance	Hilton Checkers (No. 14)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a claims-paying ability of at least “A” by S&P (or “Api” with respect to FM Global companies) and “A3” by Moody’s, if Moody’s rates such insurer and is rating the Certificates (provided that the first layers of coverage are from insurers rated at least “A” by S&P (or “Api” with respect to FM Global companies) and “A3” by Moody's, if Moody's rates such insurer and is rating the Certificates, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody's, if Moody's rates such insurer and is rating the Certificates).  Notwithstanding the foregoing, for no greater than ten percent (10%) of the coverage (other than the primary layer of insurance coverage), if S&P and/or Moody’s do not provide a rating for an insurance company, then an AM Best rating of not less than A-VIII will be permitted.

With respect to business interruption insurance, the Mortgage Loan documents do not specifically require coverage in an amount equal to not less than twelve months.  However, coverage will be provided up to the date that the property is repaired or replaced and operations are resumed.  There is also an extended period of indemnity endorsement required to cover the twelve month period commencing on the date on which the Mortgaged Property has been restored.

(16) Insurance	Aramingo Crossings (No. 20)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and “A3” by Moody’s, if Moody’s rates such insurer and is rating the Certificates (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A3” by Moody's, if Moody's

E-2-13

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

rates such insurer and is rating the Certificates, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody's, if Moody's rates such insurer and is rating the Certificates).

(16) Insurance	Renaissance Center (No. 21)
All policies of insurance required may be issued by a syndicate of primary insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and all such carriers have claims-paying ability ratings of not less than “BBB+” by S&P.

Notwithstanding the foregoing, (i) Pennsylvania Manufacturers’ Association (“PMA”) is deemed to be an acceptable carrier for general liability insurance, provided that PMA maintains a rating of “A3” with Moody’s; (ii) Factory Mutual Insurance Company (“FMIC”) and Affiliated FM Insurance Company (“AFMIC”) are deemed to be acceptable carriers with respect to insurance on the Property level, provided that such companies maintain a minimum rating of “Api” with S&P and “A” with Fitch and (iii) in the event that any of PMA, FMIC or AFMIC is downgraded or withdrawn, the related borrower is required to notify the lender and replace PMA, FMIC or AFMIC, as applicable, with an insurer meeting the lender’s rating requirements set forth in the Mortgage Loan documents. For purposes of determining whether the insurer ratings requirements set forth above have been satisfied, (1) any insurer that is not rated by Fitch will be regarded as having a Fitch rating that is the equivalent of the rating given to such insurer by any of Moody’s and S&P that does rate such insurer (or, if both such rating agencies rate such insurer, the lower of the two ratings), (2) any insurer that is not rated by Moody’s will be regarded as having a Moody’s rating of “Baa1” or better if it is rated “A-” or better by S&P and will be regarded as having a Moody’s rating of “A2” or better if it is rated “A+” or better by S&P and (3) any insurer that is not rated by DBRS will be regarded as having a DBRS rating that is the equivalent of the rating given to such insurer by any of Moody’s and S&P that does rate such insurer (or if both Moody’s and S&P rate such insurer, the lower of the two ratings). If the ratings of any insurer providing the coverages required under the Mortgage Loan documents falls below the ratings required by the lender as described above, the related borrower will be required to replace such insurer with an insurer meeting the lender’s rating requirements reasonably promptly following the related borrower becoming aware of such ratings downgrade.

(16) Insurance	Homewood Suites - Davidson (No. 27)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a rating of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody's, if Moody's rates such insurer and is rating the Certificates, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody's, if Moody's rates such insurer and is rating the Certificates).

Notwithstanding the foregoing, so long as all other insurance related requirements in the Mortgage Loan documents are satisfied, the related borrower may utilize Owners Insurance Company, which currently has a claims paying ability rating of “BBBpi” with S&P and “A++ XV” with AM Best, as the provider of the property insurance required pursuant to the Mortgage Loan documents, provided, if the use of Owners Insurance Company would result in the failure to obtain a rating agency confirmation or the credit rating of such carrier falls below "BBBpi” by S&P or “A++ XV” by AM Best, the related borrower has agreed to immediately replace Owners Insurance Company with an insurer which meets the minimum claims-paying ability rating required under the Mortgage Loan documents; or if the lender receives adverse treatment by the Rating Agencies or any potential investors as part of the Securitization of the Mortgage Loan because of the use of such carrier or if the credit rating falls below "B++ VII" by AM Best, the related borrower has agreed to immediately replace FHM Ins. Co. with an insurer which meets the minimum claims-paying ability rating required under the

E-2-14

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
Mortgage Loan documents.
(16) Insurance	Fairfield Inn - Anchorage (No. 34)
All policies of insurance may be issued by a syndicate of primary insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having a claims-paying ability of at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates (provided that the first layers of coverage are from carriers having such claims-paying ratings and all such carriers have claims-paying ability ratings of not less than “BBB+” by S&P or “Baa1” by Moody's.

Notwithstanding the foregoing, so long as all other insurance related requirements in the Mortgage Loan documents are satisfied, the related borrower may utilize (1) Affiliated FM Insurance Company, which currently has a claims paying ability rating of "AA" with Fitch and "Api" with S&P, as the provider of insurance required under the Mortgage Loan documents, provided, if the credit rating of Affiliated FM Insurance Company falls below "A" by Fitch, S&P or Moody's, the related borrower has agreed to immediately replace Affiliated FM Insurance Company with an insurer which meets the minimum claims-paying ability rating set forth above; and (2) Wausau Business Insurance Company and Wausau Underwriters Insurance Company, which currently has a claims paying ability rating of "A-" with S&P, as the provider of general liability and worker's compensation/employers liability insurance, respectively, required under the Mortgage Loan documents, provided, if the credit rating of either carrier falls below "A-" by S&P, the related borrower has agreed to immediately replace such carrier with an insurer which meets the minimum claims-paying ability rating required by the Mortgage Loan documents.

(17) Access; Utilities; Separate Tax Lots	National Harbor (No. 18)
The leasehold collateral for the Mortgage Loan is in a tax parcel that is shared by a third-party that is not a borrower.  To mitigate any risk of non-payment of taxes, the non recourse carveout guarantor has provided a guaranty for the failure by any person to pay taxes affecting the leasehold collateral (even if such taxes are not allocable or are only partially allocable to the collateral).

(26) Recourse Obligations	Aramingo Crossings (No. 20)
The related non-recourse carveout guaranty terminates in the event the related borrower delivers a deed-in-lieu of foreclosure. In addition, the non-recourse carveout guaranty does not cover bankruptcy damages in excess of uncontested foreclosure.

(31) Single-Purpose Entity	National Harbor (No. 18)
The Mortgage Loan is structured as a Maryland indemnity deed of trust loan, with borrowers that are directly obligated under the note evidencing the Mortgage Loan but which are different from the legal owners (and ground lessee, as applicable) of the Mortgaged Property.  The legal owners (and ground lessee, as applicable) of the Mortgaged Property, although not obligated directly under the note, have guaranteed all amounts payable by the related borrower under the note and executed an indemnity deed of trust in favor of the lender to secure such guaranty.  The borrower is comprised of fifteen single-purpose entities that hold no assets.  Each of the borrowers is owned by a single-purpose entity that also owns the applicable property (and no other assets).

(31) Single-Purpose Entity	Morrison Crossing (No. 35)
The related borrower previously owned the following real property located adjacent to the Mortgaged Property which is part of the Morrison Crossing Shopping Center:

1)     Reserve “B” and Lot 1, Block 1, Morrison Crossing Subdivision, Replat No. 1, City of Brownsville, Cameron County, Texas, according to the map or plat thereof recorded in Cabinet I, Pages 2850-A and 2850-B, Map Records, Cameron County, Texas.

2)     Reserve “G” and Reserve Area “H”, Morrison Crossing Subdivision, City of Brownsville, Cameron County, Texas, according to the map or plat thereof recorded in Cabinet I, Pages 2485-A and 2485-B, Map Records, Cameron County, Texas.

E-2-15

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

As of origination, the interest in this additional property has been conveyed to other entities. The Mortgagor/ guarantor have been provided additional recourse protection against any loss/damages incurred by the Mortgagee as a result of the prior acts of the Mortgagor.

(40) Environmental Conditions	Aramingo Crossings (No. 20)
A 22 acre site (consisting of the Mortgaged Property and an adjacent property improved as a retail center) has three recognized historical environmental conditions (being soil, ground water and free-phase product) due to prior use for industrial purposes.  The 22 acre site is the subject of a Pennsylvania Land Recycling and Environmental Remediation Standards Act (Act 2) plan which is largely complete, except for encapsulation of a 0.5 acre pad site at the Mortgaged Property that is ground leased to TD Bank.  Encapsulation will be completed after TD Bank completes construction of its building and the related parking field is paved. The Act 2 plan imposes no time requirement for completion.

The non-recourse carveout guarantor is fully liable for any breach of applicable environmental laws and regulations and has substantial net worth.

E-2-16

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
5/10/2013	$92,911,000.00	9/10/2018	$83,513,631.94
6/10/2013	$92,911,000.00	10/10/2018	$81,948,757.72
7/10/2013	$92,911,000.00	11/10/2018	$80,478,780.23
8/10/2013	$92,911,000.00	12/10/2018	$78,902,615.81
9/10/2013	$92,911,000.00	1/10/2019	$77,420,933.37
10/10/2013	$92,911,000.00	2/10/2019	$75,933,559.06
11/10/2013	$92,911,000.00	3/10/2019	$74,140,516.28
12/10/2013	$92,911,000.00	4/10/2019	$72,640,528.26
1/10/2014	$92,911,000.00	5/10/2019	$71,035,195.81
2/10/2014	$92,911,000.00	6/10/2019	$69,523,273.47
3/10/2014	$92,911,000.00	7/10/2019	$67,906,341.64
4/10/2014	$92,911,000.00	8/10/2019	$66,382,393.76
5/10/2014	$92,911,000.00	9/10/2019	$64,852,590.18
6/10/2014	$92,911,000.00	10/10/2019	$63,218,278.90
7/10/2014	$92,911,000.00	11/10/2019	$61,676,313.12
8/10/2014	$92,911,000.00	12/10/2019	$60,030,181.01
9/10/2014	$92,911,000.00	1/10/2020	$58,475,960.07
10/10/2014	$92,911,000.00	2/10/2020	$56,915,766.08
11/10/2014	$92,911,000.00	3/10/2020	$55,154,258.74
12/10/2014	$92,911,000.00	4/10/2020	$53,581,291.39
1/10/2015	$92,911,000.00	5/10/2020	$51,905,027.95
2/10/2015	$92,911,000.00	6/10/2020	$50,319,568.42
3/10/2015	$92,911,000.00	7/10/2020	$48,631,163.46
4/10/2015	$92,911,000.00	8/10/2020	$47,033,116.24
5/10/2015	$92,911,000.00	9/10/2020	$45,428,926.04
6/10/2015	$92,911,000.00	10/10/2020	$43,722,316.11
7/10/2015	$92,911,000.00	11/10/2020	$42,105,395.01
8/10/2015	$92,911,000.00	12/10/2020	$40,386,411.55
9/10/2015	$92,911,000.00	1/10/2021	$38,756,662.21
10/10/2015	$92,911,000.00	2/10/2021	$37,120,646.95
11/10/2015	$92,911,000.00	3/10/2021	$35,192,632.82
12/10/2015	$92,911,000.00	4/10/2021	$33,542,904.44
1/10/2016	$92,911,000.00	5/10/2021	$31,792,034.88
2/10/2016	$92,911,000.00	6/10/2021	$30,129,227.32
3/10/2016	$92,911,000.00	7/10/2021	$28,365,645.75
4/10/2016	$92,911,000.00	8/10/2021	$26,689,658.98
5/10/2016	$92,911,000.00	9/10/2021	$25,007,226.93
6/10/2016	$92,911,000.00	10/10/2021	$23,224,571.73
7/10/2016	$92,911,000.00	11/10/2021	$21,528,810.37
8/10/2016	$92,911,000.00	12/10/2021	$19,733,200.07
9/10/2016	$92,911,000.00	1/10/2022	$18,024,007.43
10/10/2016	$92,911,000.00	2/10/2022	$16,308,240.69
11/10/2016	$92,911,000.00	3/10/2022	$14,307,811.08
12/10/2016	$92,911,000.00	4/10/2022	$12,577,741.00
1/10/2017	$92,911,000.00	5/10/2022	$10,748,785.43
2/10/2017	$92,911,000.00	6/10/2022	$9,005,021.57
3/10/2017	$92,911,000.00	7/10/2022	$7,162,756.68
4/10/2017	$92,911,000.00	8/10/2022	$5,405,194.26
5/10/2017	$92,911,000.00	9/10/2022	$3,640,870.04
6/10/2017	$92,911,000.00	10/10/2022	$1,778,622.00
7/10/2017	$92,911,000.00	11/10/2022	$341.90
8/10/2017	$92,911,000.00	12/10/2022	$0
9/10/2017	$92,911,000.00
10/10/2017	$92,911,000.00
11/10/2017	$92,911,000.00
12/10/2017	$92,911,000.00
1/10/2018	$92,911,000.00
2/10/2018	$92,911,000.00
3/10/2018	$92,911,000.00
4/10/2018	$92,910,339.67
5/10/2018	$91,370,143.81
6/10/2018	$89,926,139.24
7/10/2018	$88,374,839.04
8/10/2018	$84,971,993.24

F-1

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PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.  These offers may be made through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Method of Distribution.”

The Offered Certificates:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction.  Each series of offered certificates will—

●            have its own series designation, and
●            consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

The Trust Assets:

The assets of each issuing entity will include—

●             mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

●             mortgage-backed securities that directly or indirectly evidence interests in, or are directly or  indirectly secured by, those types of mortgage loans, or

●             some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation.  We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2013.

TABLE OF CONTENTS

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	22
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	28
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	50
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Changes in Pool Composition Will Change the Nature of Your Investment	53
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	53
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	55
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	56
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	57
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	58
Leased Fee Properties Have Special Risks	60
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	60
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	62
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	62
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.	63
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	64
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	64
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.	65
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	65
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	66
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	66
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	66

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	67
Potential Conflicts of Interest Can Affect a Person’s Performance	67
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	68
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	68
Limited Information Causes Uncertainty	68
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	68
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	69
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	69
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	70
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	71
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	71
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	71
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	72
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	72
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	73
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	73
Problems with Book-Entry Registration	73
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	73
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	74
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	75
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	76
CAPITALIZED TERMS USED IN THIS PROSPECTUS	77
THE TRUST FUND	77
Description of the Trust Assets	77
Mortgage Loans	77
Mortgage-Backed Securities	82
Acquisition, Removal and Substitution of Mortgage Assets	83
Cash, Accounts and Permitted Investments	85
Credit Support	85
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	85
TRANSACTION PARTICIPANTS	86
The Sponsor	86
The Depositor	86
The Issuing Entity	88
The Originators	88
DESCRIPTION OF THE GOVERNING DOCUMENTS	88
General	88
Assignment of Mortgage Assets	89

Representations and Warranties with Respect to Mortgage Assets	89
Collection and Other Servicing Procedures with Respect to Mortgage Loans	90
Servicing Mortgage Loans That Are Part of a Loan Combination	92
Sub-Servicers	93
Collection of Payments on Mortgage-Backed Securities	93
Advances	93
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	94
Termination Events	96
Amendment	97
List of Certificateholders	97
Eligibility Requirements for the Trustee	97
Duties of the Trustee	98
Rights, Protections, Indemnities and Immunities of the Trustee	98
Resignation and Removal of the Trustee	99
DESCRIPTION OF THE CERTIFICATES	100
General	100
Investor Requirements and Transfer Restrictions	102
Payments on the Certificates	102
Allocation of Losses and Shortfalls	107
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	107
Reports to Certificateholders	108
Voting Rights	109
Termination and Redemption	109
Book-Entry Registration	110
YIELD AND MATURITY CONSIDERATIONS	113
General	113
Pass-Through Rate	114
Payment Delays	114
Yield and Prepayment Considerations	114
Weighted Average Life and Maturity	116
Prepayment Models	117
Other Factors Affecting Yield, Weighted Average Life and Maturity	117
DESCRIPTION OF CREDIT SUPPORT	120
General	120
Subordinate Certificates	120
Overcollateralization and Excess Cash Flow	121
Letters of Credit	121
Insurance Policies, Surety Bonds and Guarantees	121
Reserve Funds	122
Credit Support with Respect to MBS	122
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	122
General	122
Types of Mortgage Instruments	123
Installment Contracts	124
Leases and Rents	124
Personalty	125
Foreclosure	125
Bankruptcy Issues	130
Environmental Considerations	136
Due-on-Sale and Due-on-Encumbrance Provisions	139
Junior Liens; Rights of Holders of Senior Liens	139
Subordinate Financing	140
Default Interest and Limitations on Prepayments	140
Applicability of Usury Laws	140
Americans with Disabilities Act	141

Servicemembers Civil Relief Act	141
Anti-Money Laundering, Economic Sanctions and Bribery	142
Potential Forfeiture of Assets	142
Terrorism Insurance Program	143
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	143
General	143
REMICs	144
Grantor Trusts	169
STATE AND OTHER TAX CONSEQUENCES	180
ERISA CONSIDERATIONS	181
General	181
Plan Asset Regulations	181
Prohibited Transaction Exemptions	183
Underwriter’s Exemption	183
Insurance Company General Accounts	184
Ineligible Purchasers	184
Consultation with Counsel	184
Tax Exempt Investors	185
LEGAL INVESTMENT	185
USE OF PROCEEDS	186
METHOD OF DISTRIBUTION	186
LEGAL MATTERS	188
FINANCIAL INFORMATION	188
RATINGS	188
GLOSSARY	190

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

●	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement.  We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.  In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover.  By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus.  The Securities Act registration statement number for that registration statement is 333-166711.  This prospectus is part of that registration statement, but the registration statement contains additional information.  Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsors
Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants— The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants— The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Ratings.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates
We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

	●	the issuance of each series of offered certificates,

	●	the creation of and transfer of assets to the issuing entity, and

	●	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

●
one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

●
one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans.  Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt.  The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties.  In particular, those properties may include:

	●	rental or cooperatively-owned buildings with multiple dwelling units;

	●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	●	office buildings;

	●	hospitality properties;

	●	casino properties;

	●	health care-related facilities;

	●	industrial facilities;

	●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	●	restaurants, taverns and other establishments involved in the food and beverage industry;

	●	manufactured housing communities, mobile home parks and recreational vehicle parks;

	●	recreational and resort properties;

	●	arenas and stadiums;

	●	churches and other religious facilities;

	●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and/or

●	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

●	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	may provide for no accrual of interest;

●
may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

●	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	may permit the negative amortization or deferral of accrued interest;

●	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

●	may permit defeasance and the release of real property collateral in connection with that defeasance;

●	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

●	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.  Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above.  We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

●	the security has been registered under the Securities Act of 1933, as amended, or

●	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets.  However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party  will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement.  If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or mortgage-backed securities that—

		1.	conform to the description of mortgage assets in this prospectus, and

		2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

	●	payments of interest;

	●	payments of principal;

	●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

	●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

See “Description of the Certificates.”

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates

Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support.  The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund.  We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement.  In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

	●	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

	●	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

	●	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related  protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect to the Mortgage Assets

If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement.  That party may also be entitled to receive interest on its advances for a specified period.  See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination

We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates.  In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	●	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	●	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

	●	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

	●	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Material Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended.  See “ERISA Considerations.”

Legal Investment
We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment.”

Ratings
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.  See “Ratings.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the underlying mortgage loans can affect your yield.  In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No

Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.  Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season.  This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Charitable Organizations.  Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution.  Donations may be adversely affected by economic conditions, whether local, regional or national.  A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent.  However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower.  Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity.  Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower

Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

For purposes of each prospectus supplement, unless otherwise indicated therein, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

With respect to certain of the mortgage loans included in one of our trusts, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear.  Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable.  In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” below in this prospectus.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan.  See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Certain Legal Aspects of the Mortgage Loans—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●
grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject underlying mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in an unrelated securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements.  Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  We cannot assure you that a secondary market for your offered certificates will develop.  There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates.  Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class.  Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.  If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of certificates may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act.  If a servicer for any series of certificates were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the related pooling and servicing agreement or similar document provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement or similar document in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement or similar document and give the trust a claim for damages and the ability to appoint a successor servicer.  An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or similar document and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●
any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Material Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986, as Amended.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986, as amended.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986, as amended.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code of 1986, as amended, or

●	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, as amended, unless all of its beneficial owners are U.S. persons, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement.  Such rating will not constitute an assessment of the likelihood that—

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of such prepayments might differ from that originally anticipated; or

●	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.  Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series.  Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans.  However, we cannot assure you that those values will not decline in the future.  As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.  The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.  In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates.  Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates.  If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter.  There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement.  Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus.  Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund.  Each such trust fund will primarily consist of:

●	various types of multifamily and/or commercial mortgage loans;

●
mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

●	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool.  We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts.  Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.  Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt.  That obligation will be evidenced by a promissory note or bond.  In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

●	a fee interest or estate, which consists of ownership of the property for an indefinite period,

●	an estate for years, which consists of ownership of the property for a specified period of years,

●	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

●	shares in a cooperative corporation which owns the property, or

●	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property.  In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination.  A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund.  Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note.  The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.  The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted.  The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document.  Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.  Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.  “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans.  If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.  However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund.  The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full.  In a foreclosure proceeding, the sale proceeds are generally applied—

●	first, to the payment of court costs and fees in connection with the foreclosure,

●	second, to the payment of real estate taxes, and

●	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan.  If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.  If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued.  In those cases, we will describe in the related prospectus supplement—

●	the period of the delinquency,
●	any forbearance arrangement then in effect,
●	the condition of the related real property, and
●	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.  Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.  Each of the mortgage loans included in one of our trusts will have the following features:

●	an original term to maturity of not more than approximately 40 years; and

●	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

●	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	provide for no accrual of interest;

●
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

●	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	permit the negative amortization or deferral of accrued interest;

●	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

●	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.  We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

●	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

●	the type or types of property that provide security for repayment of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

●	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

●	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

●
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

●	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

●
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

●	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

●	more general information in the related prospectus supplement, and

●	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Real Property and Other Collateral.  Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

●
mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

●	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

●	will have been registered under the Securities Act, or

●	will be exempt from the registration requirements of that Act, or

●	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

●	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

●	the initial and outstanding principal amount(s) and type of the securities;

●	the original and remaining term(s) to stated maturity of the securities;

●	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

●	the payment characteristics of the securities;

●	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

●	a description of the related credit support, if any;

●	the type of mortgage loans underlying the securities;

●	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

●	the terms and conditions for substituting mortgage loans backing the securities; and

●	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders.  All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts.  We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments.  In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.  The types of credit support that may benefit the holders of a class of offered certificates include:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	a letter of credit;

●	a surety bond;

●	an insurance policy;

●	a guarantee; and/or

●	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested.  For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

●	interest rate exchange agreements;

●	interest rate cap agreements;

●	interest rate floor agreements; or

●	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.  If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates.  CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

The prospectus supplement for each series of certificates offered by this prospectus will also identify and provide information as to CGMRC, if it acts as sponsor, and any other sponsors for the related securitization transaction.  Such information will include, as to each such sponsor, a description of its securitization program.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus.  We were incorporated in the state of Delaware on July 17, 2003.  We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc.  Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.  Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

●	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

●	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

●
authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

●
acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

●
doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.  We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

●
to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

●	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

●
to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

●
to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

Neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement.  The pooling and servicing agreement for each series will provide that the holders of the certificates for the series will have no rights or remedies against us or any of our affiliates for any losses or other claims in connection with any series of offered certificates or the underlying mortgage loans other than the repurchase or substitution of the mortgage loans by us or one of our affiliates, if and to the extent specifically disclosed in the related prospectus supplement.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued.  Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement.  As described in the related prospectus supplement, the  Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets.  Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.  Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates.  In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts.  Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions.  See “Transaction Participants—The Sponsor.”  We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements.  In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party.  We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets.  The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.  However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets.  The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates.  The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series.  The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement.  We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund.  We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment.  We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.  Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document.  That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

●	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

●	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

●	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

●	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

●	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement.  In most cases, the warranting party will be a prior holder of the particular mortgage assets.  We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts.  The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust.  Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services.  In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.  Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

●	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

●	ensuring that the related properties are properly insured;

●	attempting to collect delinquent payments;

●	supervising foreclosures;

●	negotiating modifications;

●	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

●	protecting the interests of certificateholders with respect to senior lienholders;

●	conducting inspections of the related real properties on a periodic or other basis;

●	collecting and evaluating financial statements for the related real properties;

●	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

●	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer.  In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

●	mortgage loans as to which there is a material non-monetary default;

●	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

●	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer.  When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property.  In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate.  A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives.  The time period within which a special servicer can—

●	make the initial determination of appropriate action,

●	evaluate the success of corrective action,

●	develop additional initiatives,

●	institute foreclosure proceedings and actually foreclose, or

●	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located.  If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

●	performing property inspections and collecting, and

●	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

●	continuing to receive payments on the mortgage loan,

●	making calculations with respect to the mortgage loan, and

●	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.”  With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination.  With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans.  In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts.  See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One

or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers.  In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts.  A sub-servicer engaged by the master servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.  However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document.  Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees.  Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

●	that mortgage-backed security will be registered in the name of the related trustee or its designee;

●	the related trustee will receive payments on that mortgage-backed security; and

●
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

●	delinquent payments of principal and/or interest, other than balloon payments,

●	property protection expenses,

●	other servicing expenses, or

●	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders.  Advances are not a guarantee against losses.  The advancing party will be entitled to recover all of its advances out of—

●	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

●	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement.  That entity may be entitled to payment of interest on its outstanding advances—

●	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

●	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

●
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

●
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.  The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given.  If the duties of the master servicer or the special servicer are transferred to a successor thereto, then (except as otherwise described in the related prospectus supplement) any related master servicing compensation or special servicing compensation, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will generally be payable to such successor.  Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

●	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

●	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective  members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust.  However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

●	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

●	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

●
incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

●	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

●	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document.  In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

●	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

●	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

●	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement.  In general, that compensation will be payable out of the related trust assets.

Termination Events

We will identify in the related prospectus supplement the various events under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.  Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the master servicer, special servicer or manager is terminated as a result of any such event, and if certain specified other parties to that Governing Document actually incur any reasonable third-party costs or expenses in connection with transferring mortgage files, servicing files and related information, records and reports to the successor master servicer, special servicer or manager and amending the related Governing Document to reflect (as well as providing appropriate notices to mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession, then those costs and expenses of such other non-terminated party must be borne by the terminated party, and if not paid by the terminated party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-terminated party will be entitled to indemnification for those costs and expenses from the related trust fund, although the terminated party will not thereby be relieved of its liability for those costs and expenses.

Amendment

Under the circumstances described in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series.

In general, except as otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage or portion specified in the related prospectus supplement, of the voting rights allocated to those classes of that series that are affected by the amendment.

The Governing Document relating to each series of certificates may provide that no amendment to the Governing Document will be made unless there has been delivered in accordance therewith an opinion of counsel to the effect that the amendment will not cause the applicable trust to fail to qualify as a REMIC or grantor trust at any time that any of the related certificates are outstanding or cause a tax to be imposed on the trust under the provisions of the Internal Revenue Code.

The prospectus supplement for a series of certificates may describe other or different provisions concerning the amendment of the related Governing Document.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request.  However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send and may require the requesting certificateholder to cover the expense of the trustee or other certificate registrar providing that list.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, association, corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia.  In addition, the trustee must at all times—

●	be authorized under those laws to exercise trust powers;

●	with limited exception, have a combined capital and surplus of at least $50,000,000; and

●	be subject to supervision or examination by federal or state authority.

If the bank, association, corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, association, corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

In general, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

●	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

●
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys.  However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets.  All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document.  However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document.  Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us.  Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee.  If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

●	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

●
the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing more than 50%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee.  Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:  (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction.  Each series of offered certificates will consist of one or more classes.  Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

●	have the same series designation;

●	were issued under the same Governing Document; and

●	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

●	have the same class designation; and

●	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms.  An offered certificate may entitle the holder to receive:

●	a stated principal amount, which will be represented by its principal balance, if any;

●
interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

●	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

●	payments of principal, with disproportionate, nominal or no payments of interest;

●	payments of interest, with disproportionate, nominal or no payments of principal;

●
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

●
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

●	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

●	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

●	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

●
payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

●
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes.  For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate.  That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate.  In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate.  Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement.  A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company.  Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.  Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates.  If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.  Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval.  Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates.  In the prospectus supplement for each series of offered certificates, we will identify:

●	the frequency of distributions on, and the periodic distribution date for, that series,

●
the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

●	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.  Payments on an offered certificate will be made to the holder entitled thereto either—

●
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

●	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

●
the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

●
any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

●
any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

●
how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

●	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we  will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest.  In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.  However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable.  For example, the pass-through rate for a class of interest-bearing offered certificates may be:

●	a specified fixed rate;

●	a rate based on the interest rate for a particular related mortgage asset;

●
a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

●
a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

●
a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

●
a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

●
a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

●
a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

●
the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

●
a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined.  If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

●	a 360-day year consisting of 12 30-day months,

●	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

●	the actual number of days elapsed during each relevant period in a normal calendar year, or

●	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date.  However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

●	based on the principal balances of some or all of the related mortgage assets; or

●	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.  An offered certificate may or may not have a principal balance.  If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

●	payments of principal actually made to the holders of that class, and

●	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.  Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.  If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets.  Payments of principal on a series of offered certificates may also be made from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets.  Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets.  We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date.  However, if the offered certificates of any particular class or series are not paid in full by a specified date, then,  as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, the allocations may be effected as follows:

●	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

●	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing.  Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

●
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

●
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

●
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  If this is the case, we will identify in the related prospectus supplement the address of that website.  If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.  Unless we state otherwise in the related prospectus supplement, requests for this information should be made to us at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, New York, New York 10013 (phone: 1-877-858-5407).

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement.  In general, that statement will include information regarding—

●	the payments made on that distribution date with respect to the applicable class of offered certificates, and

●	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

●	that calendar year, or

●	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement.  Certificateholders will generally not have a right to vote, except—

●	with respect to certain amendments to the related Governing Document as described under “Description of the Governing Documents—Amendment,” or

●	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a  specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager.  In general, that removal or replacement must be for cause.  We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

●	the final payment or other liquidation of the last mortgage asset in that trust; and

●
the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder.  The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust.  We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust.  Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates.  The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value.  If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

Book-Entry Registration

General.  Any class of offered certificates may be issued in book-entry form through the facilities of DTC.  If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.  DTC is:

●	a limited-purpose trust company organized under the New York Banking Law,

●	a “banking corporation” within the meaning of the New York Banking Law,

●	a member of the Federal Reserve System,

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations  that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC.  The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in a variety of currencies, including United States dollars.  Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships.  Clearstream is registered as a bank in Luxembourg.  It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks.  Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in Euroclear in a variety of currencies, including United States dollars.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section.  Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC.  ECSPLC establishes policy for the Euroclear system on behalf of  member organizations of Euroclear.  Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.  Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions.  The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.  Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.  A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.  DTC has no knowledge of the actual beneficial owners of the book-entry certificates.  DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners.  The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds.  Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable.  These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date.  Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day.  Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC.  The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC.  DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

●	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

●	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee.  Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.”  The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC.  We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants.  DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.  Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

●
we advise the related trustee or other related certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

●
we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates.  Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

●	the price you paid for your offered certificates,

●	the pass-through rate on your offered certificates, and

●	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans.  If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate.  We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors.  That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates.  The rate of principal payments on those mortgage loans will be affected by the following:

●	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

●	the dates on which any balloon payments are due; and

●
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

●	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

●
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

●	be based on the principal balances of some or all of the mortgage assets in the related trust, or

●	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

●	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

●
payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

●	the availability of mortgage credit;

●	the relative economic vitality of the area in which the related real properties are located;

●	the quality of management of the related real properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

In general, those factors that increase—

●	the attractiveness of selling or refinancing a commercial or multifamily property, or

●	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate.  In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

●	prepayment lock-out periods, and

●	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

●	to convert to a fixed rate loan and thereby lock in that rate, or

●	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

●	realize its equity in the property,

●	meet cash flow needs or

●	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

●	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

●	the relative importance of those factors,

●	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

●	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates.  In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

●	scheduled amortization, or

●	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

●	the projected weighted average life of each class of those offered certificates with principal balances, and

●	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans.  Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.  Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans.  It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity.  The ability of a borrower to make a balloon payment typically will depend upon its ability either—

●	to refinance the loan, or

●	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout.  If a borrower defaults, recovery of proceeds may be delayed by—

●	the bankruptcy of the borrower, or

●	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.  The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur.  Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance.  Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

●	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

●	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

●	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.  We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates.  Deferred interest may be added to the total principal balance of a class of offered certificates.  In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  The result is the accelerated amortization of the mortgage loan.  The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by—

●	the number of foreclosures with respect to the underlying mortgage loans; and

●	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.  The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls.  In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by the following:

●	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

●	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.  If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans.  They may also entitle you to payments of principal from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets.  That credit support may be in the form of any of the following:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

●	the establishment of one or more reserve funds; or

●	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates.  If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies.  Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

●	the nature and amount of coverage under that credit support;

●	any conditions to payment not otherwise described in this prospectus;

●	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

●	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series.  If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.  If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls.  In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets.  We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series.  This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series.  As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement.  The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series.  The letter of credit may permit draws only in the event of select types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers.  These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement.  We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees.  If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related  prospectus supplement.  If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.  Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus.  We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States.  Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated.  Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property.  The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located.  Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument.  The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties.  Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note.  In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts.  Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract.  Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser.  During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state.  Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.  The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed.  A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding.  The proceeds of that public sale are used to satisfy the judgment.  The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period.  In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens.  In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption.  In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.  Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly.  In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself.  In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.  Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules.  Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation.  In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).  Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.  Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans.  Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale”  under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In  some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists.  Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale.  In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property.  Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness.  In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease.  Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants.  Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building.  That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative.  The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition.  Often, no interest or principal payments are made during the course of the bankruptcy case.  The delay caused by an automatic stay and its consequences can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.  Under the Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met.  A bankruptcy court may, among other things—

●
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the master servicer or special servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of the master servicer or special servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases.  In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents.  Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.  A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.  These remedies may be insufficient, and any assurances provided to the lessor may be inadequate.  If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease.  The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.  If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation. Although the borrowers under the mortgage loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.  Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.  Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor of a borrower, such sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.  In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.  It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition.  As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the related master servicer or special servicer to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.  Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.  Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition..

CERCLA.  The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower.  Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.  This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks.  The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA.  Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing.  Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.  Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose.  In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often.  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower.  These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard.  However, that individual or entity may be without substantial assets.  Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The related pooling and servicing agreement will provide that the master servicer or the special servicer, if any, acting on behalf of the related trust fund, may not acquire title to, or possession of, a mortgaged property underlying a mortgage loan, take over its operation or take any other action that might subject a given trust fund to liability under CERCLA or comparable laws unless the master servicer or special servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given trust fund to take any actions as are necessary to bring the mortgaged property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement is intended to preclude enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that a given trust fund will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the master servicer or the special servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the  related pooling and servicing agreement, even if fully observed by the master servicer and the special servicer, if any, will in fact insulate a given trust fund from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.  However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the related trust fund, the related master servicer or special servicer, on behalf of the related trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the related pooling and servicing agreement, and may waive or enforce any due on sale clause contained in the related mortgage loan, in each case subject to any consent rights of the special servicer (in the case of an action by the master servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.  Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the mortgage loans underlying a series of offered certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”.  If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge.  Title V of the Depository Institutions Deregulation and Monetary

Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the  altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred.  These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property.  This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates.  In addition, each of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America.  The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●
its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code.  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.  See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●
“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, the interest (including OID) on which will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, a corresponding portion of the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations, the related offered certificates will qualify for the corresponding status in their entirety.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.  Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

The Treasury regulations provide that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.  It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be zero under the de minimis rule if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.  See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire.  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be zero under the de minimis rule if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Deferred Interest.  Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) with respect to one or more adjustable rate mortgage loans.  Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such deferred interest are made.  It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion).  Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

Accrued Interest Certificates. Certain of the REMIC regular certificates (“Payment Lag Certificates”) may provide for payments of interest based on a period that corresponds to the interval between distribute dates but that ends prior to each such distribution date.  The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed such interval.  Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed such interval could pay upon purchase of the REMIC regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date.  If a portion of the initial purchase price of a REMIC regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”) and the REMIC regular certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC regular certificate.  However, it is unclear under this method how the OID regulations treat interest on Payment Lag Certificates.  Therefore, in the case of a Payment Lag Certificate, it is expected that the related trustee will include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held such Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Realized Losses.  Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●
you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  These regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.  See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The REMIC will be allowed a deduction for interest and OID on the REMIC regular certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC regular certificates except that the 0.25% per annum de minimus rule and adjustments for subsequent holders described therein will not apply.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—

REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of

REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded.  These restrictions will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The applicable Treasury regulations (the “Safe Harbor Regulations”) provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

●	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

●
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

●	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

●	80% of the amount of itemized deductions otherwise allowable for such tax year.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:
●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●
U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act and recently issued regulations, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest made on or after January 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.

Recently issued regulations provide that obligations, such as the certificates, issued before, and not subject to a significant modification on or after January 1, 2014, will not be subject to FATCA.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of an amount equal to—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of the existence of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule.  Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.

Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.  See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The OID regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate mortgage loans.  Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues.  Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the

IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

FATCA.  In general, the rules described under “—REMICs—FATCA” above will also apply to grantor trust certificates.

3.8% Medicare Tax on “Net Investment Income”.  In general, the rules described under “—REMICs—3.8% Medicare Tax on “Net Investment Income” above will also apply to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences concerning the offered certificates.  State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan.  For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements.  However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section.  Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.  Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan.  For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons.  In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan.  The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.  One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant.  The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code.  For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.  The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.  Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.  Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates.  Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.  The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc.  Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

●	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

●
the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class.  The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets.  A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets.  That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets.  In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account.  If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates.  Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan.  A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code.  All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that:  (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended SMMEA, the SEC is required to establish new creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  As of the date of this prospectus, however, the SEC has neither proposed nor adopted a rule establishing such new creditworthiness standards for purposes of SMMEA. Nevertheless, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to effectiveness of a new rule (including prior to July 21, 2012) that are specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new rule is effective, and that future classes of offered certificates may not qualify, either.

Further, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.  Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent:  (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates.  We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph.  The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods.  The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates.  Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account.  These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates.  In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

●	the obligations of the underwriters will be subject to various conditions precedent,

●	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

●
in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any third party may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.  This selling certificateholder may then, from time to time, offer and sell, pursuant to this prospectus and a related prospectus supplement, some or all of the offered certificates it purchased in one of the following ways: (i) directly; (ii) through one or more underwriters to be designated at the time of the offering of the certificates; or (iii) through dealers acting as agent and/or principal.  Any of these offerings may be restricted in the matter specified in the related prospectus supplement.  These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the selling certificateholder and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions).  Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Kaye Scholer LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates.  None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates.  Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.  We have determined that our financial statements will not be material to the offering of any offered certificates.

RATINGS

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled.  These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer.  The rating(s) on a class of offered certificates will not represent any assessment of—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the related trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

●
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Bankruptcy Code” means Title 11 of the United States Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

●	the United States,

●	any State or political subdivision of the United States,

●	any foreign government,

●	any international organization,

●	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

●
any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

●	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

“Environmental Condition” means any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

●	regulated investment company,

●	real estate investment trust,

●	trust,

●	partnership, or

●	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

“Treasury Department” means the United States Department of the Treasury.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5.

“U.S. Person” means:

●	a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

●
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

●	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

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          No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement.  You must not rely on any unauthorized information or representations.  This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and prospectus supplement is current only as of its date.

$1,066,475,000
(Approximate)

Citigroup Commercial Mortgage
Trust 2013-GCJ11
(as Issuing Entity)

Citigroup Commercial Mortgage
Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2013-GCJ11

TABLE OF CONTENTS Prospectus Supplement

Certificate Summary	S-12
Summary	S-13
Risk Factors	S-52
Description of the Mortgage Pool	S-94
Transaction Parties	S-155
Description of the Offered Certificates	S-210
Yield, Prepayment and Maturity Considerations	S-233
The Pooling and Servicing Agreement	S-246
Material Federal Income Tax Consequences	S-299
State and Local Tax Considerations	S-302
ERISA Considerations	S-302
Legal Investment	S-306
Certain Legal Aspects of the Mortgage Loans	S-307
Ratings	S-308
Legal Matters	S-309
Index of Significant Definitions	S-312

Annex A	–	Statistical Characteristics of the Mortgage Loans	A-1
Annex B	–	Structural and Collateral Term Sheet	B-1	Class A-1	$75,176,000
Annex C	–	Mortgage Pool Information	C-1	Class A-2	$290,426,000
Annex D	–	Form of Distribution Date Statement	D-1	Class A-3	$150,000,000
Annex E-1	–	Sponsor Representations and Warranties	E-1-1	Class A-4	$236,220,000
Annex E-2	–	Exceptions to Sponsor Representations and Warranties	E-2-1	Class A-AB	$92,911,000
Annex F	–	Class A-AB Scheduled Principal Balance Schedule	F-1	Class X-A	$948,816,000
Class A-S	$104,083,000
Prospectus	Class B	$75,423,000
Class C	$42,236,000
Table of Contents	2	PROSPECTUS SUPPLEMENT Co-Lead Managers and Joint Bookrunners Citigroup Jefferies Goldman, Sachs & Co. Co-Manager RBS April 16, 2013
Important Notice About the Information Presented in this Prospectus and the Related Prospectus Supplement	6
Available Information	6
Summary of Prospectus	7
Risk Factors	19
Capitalized Terms Used in this Prospectus	77
The Trust Fund	77
Transaction Participants	86
Description of the Governing Documents	88
Description of the Certificates	100
Yield and Maturity Considerations	113
Description of Credit Support	120
Certain Legal Aspects of the Mortgage Loans	122
Material Federal Income Tax Consequences	143
State and Other Tax Consequences	180
ERISA Considerations	181
Legal Investment	185
Use of Proceeds	186
Method of Distribution	186
Legal Matters	188
Financial Information	188
Ratings	188
Glossary	190

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to an unsold allotment or subscription.